As filed with the Securities and Exchange Commission on April 1, 2010
Registration No. 333 _____________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Capital Gold Corporation
(Exact name of registrant as specified in its charter)

Delaware	1040	13-3180530
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

76 Beaver Street, 14th Floor
New York, New York 10005
(212) 344-2785
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Brownlie
President and Chief Operating Officer
Capital Gold Corporation
76 Beaver Street, 14th Floor
New York, New York 10005
(212) 344-2785
(212) 344-4537 — Facsimile
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq. Sarah E. Williams, Esq. Kathleen L. Cerveny, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street New York, NY 10017 (212) 370-1300 (212) 370-7889 — Facsimile	Jonathan H. Gardner, Esq. Kavinoky Cook LLP 726 Exchange Street, Suite 800 Buffalo, New York 14210 (716) 845-6000 (716) 845-6474 – Facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective and all other conditions to the transactions contemplated by the Business Combination Agreement described in the included proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐ Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

☐ Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering		Aggregate	Registration
Securities to be Registered	Registered(1)	Price Per Security		Offering Price	Fee(2)
Shares of common stock, par value $0.0001 per share	12,099,135	$3.335	(3)	$40,350,616	$2,877.00
Shares of common stock underlying Warrants exercisable for one share of common stock par value $0.0001 per share	4,830,938	$5.15	(4)	$24,879,331	$1,773.90
Shares of common stock underlying Options exercisable for one share of common stock par value $0.0001 per share	1,218,403	$4.77	(4)	$5,811,783	$414.39
Total	18,148,476	—		$71,041,730	$5,065.29

(1)           In accordance with Rule 416, shares of common stock offered hereby shall also be deemed to cover additional securities to be offered or issued to prevent dilution pursuant to stock splits, stock dividends or similar transactions.

(2)           Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $71.30 per $1,000,000 of the proposed maximum aggregate offering price.

(3)           Estimated pursuant to Rule 457(f)(1) solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices of the shares of common stock, par value $0.0001 per share, Capital Gold Corporation on the NYSE AMEX on March 29, 2010.

(4)           Represents average exercise price of the Warrants or Options, as applicable.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further Amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

PROPOSED BUSINESS COMBINATION – YOUR VOTE IS VERY IMPORTANT

To the Stockholders of Capital Gold Corporation and Nayarit Gold Inc:

The Boards of Directors of Capital Gold Corporation (“Capital Gold”) and Nayarit Gold Inc. (“Nayarit”) each have unanimously approved a business combination agreement, including the annexed amalgamation agreement (the “Business Combination Agreement”) dated February 10, 2010 between Capital Gold and Nayarit pursuant to which Nayarit will become a wholly-owned subsidiary of Capital Gold (the “Business Combination”).

If the Business Combination is completed, all outstanding shares of Nayarit common stock and all outstanding warrants and options to purchase Nayarit common stock will be converted into the right to receive shares of Capital Gold common stock and options to purchase Capital Gold common stock, respectively.  Each outstanding share of Nayarit common stock will be converted into the right to receive 0.134048 shares of Capital Gold common stock, with cash to be paid in lieu of any fractional share.  Based on the number of shares of Nayarit common stock outstanding on February 10, 2010, Capital Gold expects to issue approximately 12,099,135 shares of its common stock in the Business Combination to Nayarit's current stockholders and to reserve for issuance an additional approximately 4,830,938 and 1,218,403 shares of Capital Gold common stock upon the exercise of former Nayarit warrants and options, respectively.  Based on the number of outstanding shares of Nayarit common stock and Capital Gold common stock, after the merger, the current stockholders of Nayarit would own approximately 19.97% of Capital Gold on a non-diluted basis.

Capital Gold common stock is listed on the NYSE AMEX under the symbol “CGC” and closed at $3.52 per share on February 10, 2010, the trading day prior to the announcement of the execution of the Business Combination Agreement. Capital Gold common stock is also listed on the Toronto Stock Exchange (the “TSX”) under the symbol “CGC” and closed at CDN$3.73 per share on February 10, 2010.  Nayarit common stock is listed on the TSX Venture Exchange (the “TSX-V”) under the symbol “NYG” and closed at CDN$0.52 per share on February 10, 2010.  If the Business Combination is completed, Nayarit’s common shares will no longer be traded on the TSX Venture Exchange, but shares of Capital Gold will continue to be traded on the NYSE AMEX and the TSX.

Stockholders of Capital Gold will be asked at a special meeting (the “Capital Gold Special Meeting”) to approve the Business Combination Agreement and the Business Combination, including the issuance and reservation for issuance of shares of Capital Gold common stock in the Business Combination.  The Capital Gold Special Meeting will be held at [             ] on [               ], 2010 at [      ], local time.

Stockholders of Nayarit will be asked at a special meeting (the “Nayarit Special Meeting”) to approve the Business Combination Agreement and the Business Combination.  The Nayarit Special Meeting will be held at 76 Temple Terrace, Lower Sackville, Nova Scotia, B4C 0A7 on [            ], 2010 at 11:00 AM, local time.

This proxy statement/prospectus provides you with detailed information about Capital Gold, Nayarit, the proposed Business Combination and the Capital Gold Special Meeting and the Nayarit Special Meeting.  We encourage you to read and consider carefully this joint proxy statement/prospectus in its entirety, including annexes. For a discussion of significant matters that should be considered before voting at the special meetings, please see the section entitled “Risk Factors.”

The board of directors of Capital Gold has fixed the close of business on [                 ], 2010, as the record date (the “Capital Gold Record Date”) for the determination of stockholders entitled to notice of and to vote at the Capital Gold Special Meeting and at any adjournment thereof.  A list of stockholders as of the Capital Gold Record Date entitled to vote at the Capital Gold Special Meeting will be open to the examination of any Capital Gold stockholder, for any purpose germane to the Capital Gold Special Meeting, during ordinary business hours before the Capital Gold Special Meeting at the Capital Gold executive offices, and at the time and place of the Capital Gold Special Meeting during the duration of the Capital Gold Special Meeting.

The Board of Directors of Nayarit has fixed the close of business on [                  ], 2010, as the record date (the “Nayarit Record Date”) for the determination of stockholders entitled to notice of and to vote at the Nayarit Special Meeting and at any adjournment thereof.  A list of stockholders as of the Nayarit Record Date entitled to vote at the Capital Gold Special Meeting will be open to the examination of any Nayarit stockholder, for any purpose germane to the Nayarit Special Meeting, during ordinary business hours for a period of ten calendar days before the Nayarit Special Meeting at Nayarit’s executive offices in Sackville, Nova Scotia, and at the time and place of the Nayarit Special Meeting during the duration of the Nayarit Special Meeting.

Approval of the Business Combination requires the affirmative vote of a majority of the Capital Gold’s common stock voted at the Capital Gold Special Meeting at which a quorum is present and the affirmative vote of a special two-thirds majority of the Nayarit common stock voted at the Nayarit Special Meeting. See the sections entitled “Special Meeting of Stockholders of Capital Gold” and “Special Meeting of Stockholders of Nayarit,” for additional information.

After careful consideration, the respective boards of directors of each of Capital Gold and Nayarit have unanimously approved the Business Combination Agreement and the Business Combination.  The respective boards of directors of Capital Gold and Nayarit each have concluded that the combination of the two companies may produce more value than either company could achieve individually.

The Board of Directors of Capital Gold recommends that its stockholders vote or give instruction to vote “FOR” the approval of the Business Combination Proposal to be presented at the Capital Gold Special Meeting.

The Board of Directors of Nayarit recommends that its stockholders vote or give instruction to vote “FOR” the approval of the Business Combination Proposal to be presented at the Nayarit Special Meeting.

This joint proxy statement/prospectus describes the proposed Business Combination in more detail.  Capital Gold and Nayarit urge you to read this entire document carefully, including the Business Combination Agreement, which is included as Annex I.  For a discussion of risk factors you should consider in evaluating the Business Combination, see the section entitled “Risk Factors” beginning on page 18.

Your vote is important.  Whether or not you plan to attend the Capital Gold Special Meeting or the Nayarit Special Meeting, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

We strongly support the Business Combination of Capital Gold and Nayarit and recommend that you vote in favor of the proposals presented to you for approval.

John Brownlie	Colin Sutherland
President	President and Chief Executive Officer
Capital Gold Corporation	Nayarit Gold Inc.

CAPITAL GOLD CORPORATION
76 Beaver Street, 14th Floor
New York, NY 10005

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
OF CAPITAL GOLD CORPORATION
TO BE HELD ON [                    ], 2010

To the Stockholders of Capital Gold Corporation:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Capital Gold Special Meeting”) of Capital Gold Corporation (“Capital Gold”), a Delaware corporation, will be held at [                ], local time, on [     ], 2010, at [                    ]. You are cordially invited to attend the Capital Gold Special Meeting, at which meeting stockholders will be asked to consider and vote upon the following proposals, which are more fully described in the accompanying joint proxy statement/prospectus in the section entitled, “Proposals to be Considered by Capital Gold Stockholders.”

(1) The Business Combination Proposal — to adopt the business combination agreement, including the annexed amalgamation agreement (the “Business Combination Agreement”) dated February 10, 2010 between Capital Gold and Nayarit Gold Inc., an Ontario corporation (“Nayarit”)  pursuant to which Nayarit will amalgamate with a to be formed wholly-owned Ontario subsidiary of Capital Gold and Capital Gold will issue approximately 12,099,135 shares of its common stock to stockholders of Nayarit and reserve for issuance an additional approximately 4,830,938 and 1,218,403 shares of Capital Gold pursuant to warrants and options, respectively, of Nayarit.  As a result of the transaction, Nayarit will become a wholly-owned subsidiary of Capital Gold (the “Business Combination”);

(2) The Stockholder Adjournment Proposal — to consider and vote upon the adjournment of the Capital Gold Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, at the time of the Capital Gold Special Meeting, it appears we cannot consummate the transactions contemplated by the Business Combination Agreement and the other proposals to be considered by stockholders (the “Stockholder Adjournment Proposal”); and

(3) Such other procedural matters as may properly come before the Capital Gold Special Meeting or any adjournment or postponement thereof.

After careful consideration, the Board of Directors of Capital Gold has unanimously approved the Business Combination Agreement and the Business Combination and unanimously recommends that you vote or give instruction to vote “FOR” the Business Combination Proposal.

All Capital Gold stockholders are cordially invited to attend the Capital Gold Special Meeting in person.  To ensure your representation at the Capital Gold Special Meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible.  If you are a stockholder of record of Capital Gold common stock, you may also cast your vote in person at the Capital Gold Special Meeting.  If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the Capital Gold Special Meeting and vote in person, you must obtain a proxy from your broker or bank.

The Board of Directors of Capital Gold has fixed the close of business on [          ], 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Capital Gold Special Meeting and at any adjournment or postponement thereof.  As of the record date, there were [            ] shares of Capital Gold common stock issued and outstanding and entitled to vote at the Capital Gold Special Meeting.

Your vote is important.  Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Capital Gold Special Meeting.  If you are a stockholder of record of Capital Gold common stock, you may also cast your vote in person at the Capital Gold Special Meeting.  If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares.

BY ORDER OF THE BOARD OF DIRECTORS,

Christopher Chipman
Secretary

[     ], 2010

ALL PROPERLY SIGNED AND DATED PROXIES THAT CAPITAL GOLD RECEIVES PRIOR TO THE VOTE AT THE CAPITAL GOLD SPECIAL MEETING, AND THAT ARE NOT SUBSEQUENTLY REVOKED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE PROXIES. ALL PROPERLY SIGNED AND DATED PROXIES RECEIVED BY CAPITAL GOLD PRIOR TO THE VOTE AT THE CAPITAL GOLD SPECIAL MEETING THAT DO NOT PROVIDE ANY DIRECTION AS TO HOW TO VOTE IN REGARDS TO THE BUSINESS COMBINATION PROPOSAL WILL BE VOTED FOR APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

NAYARIT GOLD INC.
76 Temple Terrace, Suite 150
Lower Sackville, Nova Scotia
B4C 0A7

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
OF NAYARIT GOLD INC.
TO BE HELD ON [               ], 2010

To the Stockholders of Nayarit Gold Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Nayarit Special Meeting”) of Nayarit Gold Inc. (“Nayarit Gold”), an Ontario corporation, will be held at [              ], local time, on [          ], 2010, at [               ].  You are cordially invited to attend the Nayarit Special Meeting, at which meeting stockholders will be asked to consider and vote upon the following proposal, which is more fully described in this proxy statement/prospectus under the heading, “Proposal to be Considered by Nayarit Stockholders.”

(1) The Business Combination Proposal—to approve by special resolution the business combination agreement (the “Business Combination Agreement”) dated February 10, 2010 between Nayarit and Capital Gold Corporation (“Capital Gold”) pursuant to which Nayarit will amalgamate with a to be formed wholly-owned Ontario subsidiary of Capital Gold and the stockholders of Nayarit and holders of other Nayarit securities will receive securities of Capital Gold in exchange for the securities of Nayarit that they hold as of the record date for the transaction, as more fully described in the joint proxy statement/prospectus that accompanies this Notice (the “Business Combination”); and

(2) Such other procedural matters as may properly come before the Nayarit Special Meeting or any adjournment or postponement thereof.

After careful consideration, the Board of Directors of Nayarit has unanimously approved the Business Combination Agreement and the Business Combination and unanimously recommends that you vote or give instruction to vote “FOR” the Business Combination Proposal.

Stockholders of Nayarit have certain dissenters rights under the Ontario Business Corporations Act. See “Special Meeting of Stockholders of Nayarit – Nayarit Stockholders’ Dissenter Rights” in the enclosed joint proxy statement/prospectus.

All Nayarit stockholders are cordially invited to attend the Nayarit Special Meeting in person.  To ensure your representation at the Nayarit Special Meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible.  If you are a stockholder of record of Nayarit common stock, you may also cast your vote in person at the Nayarit Special Meeting.  If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the Nayarit Special Meeting and vote in person, you must obtain a proxy from your broker or bank.

The Board of Directors of Nayarit has fixed the close of business on [            ], 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Nayarit Special Meeting and at any adjournment or postponement thereof.  As of the record date, there were [             ] shares of Nayarit common stock issued and outstanding and entitled to vote at the Nayarit Special Meeting.

Your vote is important.  Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Nayarit Special Meeting.  If you are a stockholder of record of Nayarit common stock, you may also cast your vote in person at the Nayarit Special Meeting.  If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares.   Registered stockholders of Nayarit have the right to dissent with respect to the Business Combination and, if the Business Combination becomes effective, to be paid the fair value of their shares of Nayarit common stock in accordance with the provisions of Section 185 of the Business Corporations Act (Ontario) (the “Ontario Act”).  A dissenting stockholder must send to Nayarit a written objection to the Business Combination resolution which written objection must be received by the Chief Financial Officer of Nayarit or the Chairman of the Nayarit Special Meeting before the Nayarit Special Meeting.  A Nayarit stockholder's right to dissent is more particularly described in the accompanying joint proxy statement/prospectus and the text of Section 185 of the Ontario Act is set forth as Annex II to the joint proxy statement/prospectus. Failure to strictly comply with the requirements set forth in Section 185 of the Ontario Act may result in the loss of any right of dissent.  Only registered stockholders of Nayarit are entitled to dissent.

BY ORDER OF THE BOARD OF DIRECTORS,

Colin Sutherland
President and Chief Executive Officer

[                ], 2010

ALL PROPERLY SIGNED AND DATED PROXIES THAT NAYARIT RECEIVES PRIOR TO THE VOTE AT THE NAYARIT SPECIAL MEETING, AND THAT ARE NOT SUBSEQUENTLY REVOKED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE PROXIES. ALL PROPERLY SIGNED AND DATED PROXIES RECEIVED BY NAYARIT PRIOR TO THE VOTE AT THE NAYARIT SPECIAL MEETING THAT DO NOT PROVIDE ANY DIRECTION AS TO HOW TO VOTE IN REGARDS TO THE BUSINESS COMBINATION PROPOSAL WILL BE VOTED FOR APPROVAL OF THE BUSINES COMBINATION PROPOSAL.

Nayarit stockholders should return their completed proxy cards to:

Computershare Trust Company of Canada
1969 Upper Water Street
Purdy’s Wharf II
Suite 2008
Halifax, Nova Scotia B3J 3R7

The information in this proxy statement/prospectus is not complete and may be changed.  We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY COPY – SUBJECT TO COMPLETION, DATED April 1, 2010

PROXY STATEMENT/PROSPECTUS

CAPITAL GOLD CORPORATION
AND
NAYARIT GOLD INC.

We are pleased to announce that the Board of Directors of Capital Gold Corporation (“Capital Gold”) and the Board of Directors of Nayarit Gold Inc. (“Nayarit”), have agreed to a Business Combination between Capital Gold and Nayarit pursuant to a business combination agreement dated February 10, 2010, including the annexed amalgamation agreement (the “Business Combination Agreement”).

The Business Combination Agreement is attached as Annex I to this joint proxy statement/prospectus.  We encourage you to read the Business Combination Agreement in its entirety, including all annexes.

Pursuant to the Business Combination Agreement, Nayarit will amalgamate with a corporation to be organized under the Ontario Business Corporation Act (“OBCA”) as a wholly-owned subsidiary of Capital Gold and the Nayarit stockholders will receive 12,099,135 shares of Capital Gold common stock in exchange for each issued and outstanding share of Nayarit common stock.  In addition, holders of Nayarit options and warrants will receive shares of Capital Gold upon the exchange of their options and warrants on the same basis.

Capital Gold common stock is listed on the NYSE AMEX under the symbol “CGC” and closed at USD$3.52 per share on February 10, 2010. Capital Gold common stock is also listed on the Toronto Stock Exchange (the “TSX”) under the symbol “CGC” and closed at CAD$3.73 per share on February 10, 2010. Nayarit common stock is listed on the TSX Venture Exchange (the “TSX-V”) under the symbol “NYG” and closed at CAD$0.52 per share on February 10, 2010.

This joint proxy statement/prospectus provides you with detailed information about the Business Combination.  You are encouraged to carefully read this entire document and the documents annexed hereto, including the Business Combination Agreement.  You will note that sections of this joint proxy statement/prospectus are directed specifically to the stockholders of Capital Gold and sections of this joint proxy statement/prospectus are directed specifically to the stockholders of Nayarit.  Please pay attention to the section headings in this document.

YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 18, TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS JOINT PROXY STATEMENT/PROSPECTUS BEFORE YOU DECIDE WHETHER TO VOTE OR INSTRUCT YOUR VOTE TO BE CAST TO ADOPT THE BUSINESS COMBINATION PROPOSALS SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

Capital Gold and Nayarit are soliciting the enclosed proxy cards on behalf of their respective Boards of Directors, and they will pay all costs of preparing, assembling and mailing their respective proxy materials.  In addition to mailing out proxy materials, Capital Gold’s and Nayarit’s officers may solicit proxies from their respective stockholders by telephone or fax, without receiving any additional compensation for their services.  Capital Gold and Nayarit have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of their common stock.

Neither the Securities and Exchange Commission nor any state securities commission nor any Province of Canada has determined if the attached proxy statement/prospectus is truthful or complete nor has the Securities and Exchange Commission or any state securities commission approved or disapproved the Capital Gold Stock to be issued or issuable in the Business Combination or determined if the information in this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated [           ], 2010 and is first being mailed to the Capital Gold and Nayarit stockholders on or about [           ], 2010.

i

Appraisal/Dissenters Rights	39
Dividends	40
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMNTS	41
SPECIAL MEETING OF STOCKHOLDERS OF CAPITAL GOLD	42
General	42
Date, Time and Place	42
Purpose of the Special Meeting of Stockholders	42
Recommendation of Capital Gold’s Board of Directors to Stockholders	42
Record Date; Who is Entitled to Vote	42
Quorum and Required Vote for Stockholder Proposals	42
Abstentions and Broker Non-Votes	43
Voting Your Shares of Common Stock	43
Revoking Your Proxy	43
No Additional Matters May Be Presented at the Special Meeting	43
Who Can Answer Your Questions About Voting Your Capital Gold Shares	44
Appraisal Rights	44
Proxy Solicitation Costs	44
Vote of Management of Capital Gold	44
PROPOSALS TO BE CONSIDERED BY CAPITAL GOLD STOCKHOLDERS	45
The Business Combination Proposal	45
General Description of the Business Combination	45
Background of the Business Combination	45
Capital Gold’s Board of Directors’ Reasons for Approval of the Business Combination	46
Terms of the Business Combination Agreement	48
Certain Benefits of the Directors and Officers and Others in the Business Combination	48
Contact Information for Capital Gold	48
Required Vote	48
Recommendation of Capital Gold’s Board of Directors	49
The Stockholder Adjournment Proposal	50
Purpose	50
Consequences if the Stockholder Adjournment Proposal is Not Approved	50
Required Vote	50
Recommendation of Capital Gold’s Board of Directors	50
SPECIAL MEETING OF STOCKHOLDERS OF NAYARIT	51
General	51
Date, Time and Place	51
Purpose of the Special Meeting of Stockholders	51
Recommendation of Nayarit’s Board of Directors to Stockholders	51
Nayarit Stockholders’ Dissenter Rights	52
Canadian Federal Income Tax Consequences for Holders of Nayarit Shares, Nayarit Warrants and Nayarit Options	54
Certain Material U.S. Federal Income Tax Considerations	56
U.S. Information Reporting	57
Solicitation of Proxies	57
Voting Common Shares	57
Registered Stockholders	58
Non-Registered/Beneficial Stockholders	58
Appointment of Proxy Holders	58
Revocability of Proxies	58
Voting Shares and Principal Stockholders	59
Additional Information	59
Board of Directors Approval	59
PROPOSAL TO BE CONSIDERED BY NAYARIT STOCKHOLDERS	60
The Business Combination Proposal	60
General Description of the Business Combination	60
Background of the Business Combination	61
Nayarit’s Board of Directors’ Reasons for Approval of the Business Combination	61

ii

Terms of the Business Combination Agreement	63
Fairness Opinion of Blair Franklin Capital Partners Inc.	63
Certain Benefits of the Directors and Officers and Others in the Business Combination	64
Required Vote	64
Recommendation of Nayarit’s Board of Directors	64
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	65
INFORMATION ABOUT CAPITAL GOLD	73
Sonora, Mexico Concessions	73
Properties	73
Other Properties	80
Competition	80
Employees	80
Legal Proceedings	81
Capital Gold’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for Years ended July 31, 2009, 2008 and 2007	81
Overview	81
Results of Operations	82
Liquidity and Capital Resources	87
Recently Issued Accounting Pronouncements	90
Capital Gold’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for Six Months ended January 31, 2010	98
Receipt of Technical Report for Updated Reserves at El Chanate	98
El Oso Project-Saric Properties-Sonora, Mexico	100
Results of Operations	101
Liquidity and Capital Resources	105
Management of Capital Gold	112
Directors and Executive Officers	112
Board Leadership Structure and Role in Risk Oversight	114
Committees	115
Corporate Governance	118
Compliance with Section 16(a) of the Exchange Act	118
Compensation of Directors	118
Executive Compensation of Capital Gold	119
Compensation Discussion and Analysis	119
Compensation Committee Report	133
Audit Committee Report	133
Beneficial Ownership of Capital Gold’s Securities	134
Interest of Capital Gold’s Stockholders in the Transaction	136
Certain Relationships and Related Transactions of Capital Gold	136
Description of Securities of Capital Gold	136
Common Stock	137
Anti-Takeover Provisions	137
Transfer Agent and Warrant Agent	138
Price Range of Capital Gold Shares and Dividend Policy	138
INFORMATION ABOUT NAYARIT	140
Name and Incorporation	140
Intercorporate Relationships	140
Description of Business	140
Property Description and Location	140
Dividends or Distributions	151
Selected Financial Information	151
Nayarit’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Year ended September 30, 2009	151
Results of Operations	151
Capital Resources	152
Off-Balance Sheet Arrangements	152
Transactions with Related Parties	152

iii

Proposed Transactions	152
Critical Accounting Estimates	152
Changes in Accounting Policies and Pronouncements	152
Future Accounting Changes – Canadian GAAP	153
Recently Issued Accounting Pronouncements – U.S. GAAP	154
Management’s Responsibility for Financial Statements	155
Risks and Uncertainties	155
Outstanding Shares	155
Description of Securities	155
Directors and Officers	159
Committees of the Board of Directors	161
Corporate Cease Trade Orders or Bankruptcies	162
Individual Bankruptcies	162
Penalties or Sanctions	162
Executive Compensation	162
Director Compensation	168
Indebtedness of Directors and Executive Officers	170
Statement of Corporate Governance Practices	170
Form 58-101 – Corporate Governance Disclosure (TSX Issuers)	171
Legal Proceedings and Regulatory Actions	175
Conflicts of Interest	175
Interest of Certain Persons in Matters to be Acted Upon	176
Interest of Informed Persons in Material Transactions	176
Non-Arm’s Length Party Transactions	176
Registrar and Transfer Agent	177
Material Contracts	177
Experts and Interests of Experts	177
Other Material Facts	177
Approvals	177
MANAGEMENT OF CAPITAL GOLD FOLLOWING THE BUSINESS COMBINATION	178
Directors and Executive Officers	178
Committees of the Board of Directors	178
Code of Conduct and Ethics	180
Director Compensation	180
Executive Compensation	180
Employment Agreements	180
Corporate Headquarters	180
GLOSSARY OF TERMS	181
Technical Terms	181
Additional Definitions	181
LEGAL MATTERS	183
EXPERTS	183
OTHER MATTERS	183
DEADLINE FOR RECEIPT OF CAPITAL GOLD STOCKHOLDER PROPOSALS	183
DELIVERY OF MATERIALS TO STOCKHOLDERS WITH SHARED ADDRESSES	184
WHERE YOU CAN FIND MORE INFORMATION	184
INDEX TO FINANCIAL STATEMENTS	F-1

ANNEX I – BUSINESS COMBINATION AGREEMENT	I-1
ANNEX II – RIGHTS OF DISSENTING STOCKHOLDERS OF NAYARIT	II-1
ANNEX III – FAIRNESS OPINION OF BLAIR FRANKLIN CAPITAL PARTNERS INC.	III-1

TRADEMARKS, TRADENAMES, SERVICE MARKS AND SERVICE NAMES

This proxy statement/prospectus contains trademarks, tradenames, service marks and service names of Capital Gold Corporation and Nayarit Gold, Inc. and others.that are used in conjunction with the operation of their respective businesses.

iv

QUESTIONS AND ANSWERS FOR ALL STOCKHOLDERS
ABOUT THE BUSINESS COMBINATION PROPOSALS

The following questions and answers briefly address some commonly asked questions about the Business Combination Proposals to be presented at the Capital Gold Special Meeting of Stockholders and the Nayarit Special Meeting of Stockholders. The following questions and answers may not include all the information that is important to stockholders. We urge stockholders to read carefully this entire proxy statement/prospectus, including the annexes and the other documents referred to herein.

Q. Why am I receiving this joint proxy statement/prospectus?
A.   Capital Gold and Nayarit have agreed to a Business Combination under the terms of a Business Combination Agreement that is described in this joint proxy statement/prospectus.  In order to complete the Business Combination the stockholders of both Capital Gold and Nayarit must approve the Business Combination Agreement.

Q. Why is the Business Combination between Capital Gold and Nayarit being proposed?
A.   Both Capital Gold and Nayarit believe that the combined company will create more value than either company could achieve individually. The combined company will have greater assets in Mexico with significant exploration potential, revenues from Capital Gold’s producing mine and greater management depth. As such, management of both companies believe that the combined company will be better positioned to attract additional investment and that the stock of Capital Gold may receive greater investor attention as Capital Gold progresses to become a mid-tier precious metals producer in Latin America.

Stockholders are encouraged to review their respective management’s reasons for the Business Combination in “Proposals to be Considered by Capital Gold Stockholders—The Business Combination Proposal” and “Proposal to be Considered by Nayarit Stockholders—The Business Combination Proposal,” herein.

Q. What will a Nayarit stockholder receive in exchange for Nayarit common stock pursuant to the Business Combination?
A.   All of the Nayarit shares of common stock (the “Nayarit Common Shares”) issued and outstanding immediately prior to the consummation of the Business Combination Agreement (other than Nayarit Common Shares held by dissenting stockholders of Nayarit) shall become exchangeable into the common stock of Capital Gold on the basis of 0.134048 shares of Capital Gold common stock for each one (1) Nayarit Common Share. See “The Business Combination.”

Q. What will a Nayarit option holder receive in exchange for Nayarit options pursuant to the Business Combination?
A.   Upon completion of the merger, each option to purchase Nayarit Common Shares outstanding immediately prior to the effective time of the merger will become an option to purchase, on the same terms, 0.134048 shares of Capital Gold common stock for each Nayarit Common Share for which the option was exercisable. See “The Business Combination.”

Q. What will a Nayarit warrant holder receive in exchange for Nayarit warrants pursuant to the Business Combination?
A.   Upon completion of the merger, each warrant to purchase Nayarit Common Shares outstanding immediately prior to the effective time of the merger will become an option to purchase, on the same terms, 0.134048 shares of Capital Gold common stock for each Nayarit Common Share for which the warrant was exercisable.  See “The Business Combination.”

Q. Who will be the directors of Capital Gold following the Business Combination?
A.   Upon the consummation of the Business Combination, the board of directors will consist of John Brownlie, Stephen Cooper, John Cutler, Leonard Sojka, each a current director of Capital Gold, and Colin Sutherland, a nominee of Nayarit.

Q. When do you expect the Business Combination to be completed?
A.   Capital Gold and Nayarit are working to complete the Business Combination as promptly as possible. The completion of the Business Combination, however, is subject to the satisfaction of a number of conditions.  Assuming the timely satisfaction of these conditions, Capital Gold and Nayarit hope to complete the merger in the second calendar quarter of 2010.

Q. What stockholder approvals are needed to complete the Business Combination?
A.   Holders of a majority of the shares of Capital Gold common stock voted at the Capital Gold special meeting must approve the Business Combination Agreement and the issuance of Capital Gold common stock in connection with the Business Combination.

Holders of a special two-thirds majority of the outstanding Nayarit Common Shares present or represented by proxy at the Nayarit special meeting must approve the Business Combination Agreement.

Q. How does the board of directors of Capital Gold recommend I vote on the proposal?	A. The board of directors of Capital Gold recommends that stockholders vote in favor of the Business Combination Proposal.
Q. How does the board of directors of Nayarit recommend I vote on the proposal?	A. The board of directors of Nayarit recommends that stockholders vote in favor of the applicable Business Combination Proposal.
Q. How will the officers and directors of Capital Gold and Nayarit vote?	A. The officers and directors of each of Capital Gold and Nayarit have indicated that they intend to vote any shares held by them in favor of the respective Business Combination Proposals.
Q. Is there a penalty if the Business Combination Proposal is not approved?
A.   The Business Combination provides that a “break fee” of $1 million (the “Break Fee”) will be payable in the event that the Business Combination is not consummated because (i) either Capital Gold or Nayarit fails to consummate the Business Combination as a result of the decision by one of their boards of directors to change its recommendation to its stockholders to approve the Business Combination; (ii) if Nayarit accepts an acquisition proposal from a third party for its stock or material assets; (iii) if Capital Gold’s or Nayarit’s action or inaction, through no fault of the other party, results in the termination of the Business Combination Agreement, or (iv) if the required stockholder approval is not obtained, then the party that failed to consummate the Business Combination would be obligated to pay the other party the Break Fee.  See “The Business Combination—Break Fee.”

Q. What do I need to do now?
A.   After carefully reading and considering the information contained in and incorporated into this proxy statement/prospectus, please submit your proxy card according to the instructions on the enclosed proxy card as soon as possible. Unless you submit the applicable proxy card or attend the relevant special meeting and vote in person, your shares will not be represented or voted at the applicable special meeting.

Q. How do I vote?
A.   If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares. If you wish to attend the Capital Gold Special Meeting or the Nayarit Special Meeting and vote in person, you must obtain a proxy from your broker, bank or nominee to vote your shares at the relevant special meeting.

Q. What will happen if I sign and return my proxy card without indicating how I wish to vote?
A.   Signed and dated proxies received by Capital Gold or Nayarit without an indication of how the stockholder intends to vote on a proposal will be voted in favor of the relevant Business Combination Proposal and, in the case of Capital Gold, for the Stockholder Adjournment Proposal.

Q. If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?
A.   No. Your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Capital Gold and Nayarit believe the Business Combination Proposals presented to their respective stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instructions.

With respect to Capital Gold stockholders only, if you do not provide instructions with your proxy or sign your proxy card your bank or broker may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank or broker is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will be counted for purposes of determining whether a quorum is present, but will not count for purpose of determining the number of votes cast at the Capital Gold Special Meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q. May I change my vote after I have mailed my signed proxy card?
A.   Yes. You may change your vote by sending a later-dated, signed proxy card to your company’s corporate secretary at the address set forth below so that it is received by your company’s secretary prior to your company’s Special Meeting, or attend your company’s Special Meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to your company’s Secretary, which must be received prior to your company’s Special Meeting or, in the case of Nayarit, provide the instrument of revocation to the chairman of the Nayarit Special Meeting at the time of that meeting.

Q. What should I do if I receive more than one set of voting materials?
A.   You may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. If you hold shares of Capital Gold and Nayarit, you will receive a set of voting materials from both companies.

Q. Who can help answer my questions about the Business Combination?
A.   If you have questions about the Business Combination or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card you should contact the following persons:

Capital Gold stockholders should contact:

Christopher Chipman, Secretary
Capital Gold Corporation
76 Beaver Street, 14th Floor
New York, New York 10005.
Tel: (212) 344-2785
Fax: (212) 344-4537

or

Nayarit stockholders should contact:

Colin Sutherland
Nayarit Gold Inc.
76 Temple Terrace
Suite 150
Lower Sackville, Nova Scotia
B4C 0A7
Tel:  (902) 252-3833
Fax:  (902) 252-3836

QUESTIONS AND ANSWERS FOR CAPITAL GOLD STOCKHOLDERS

Q. Why is Capital Gold proposing the merger?
A.   Capital Gold believes that the proposed Business Combination will provide substantial benefits to Capital Gold stockholders. The Capital Gold board of directors believes the Business Combination provides stockholders with liquidity, capital raising and strategic and growth opportunities that would not have been readily available to Capital Gold on a stand-alone basis. To review the Capital Gold reasons for the transaction in greater detail, see “Proposals to be Considered by Capital Gold Stockholders – The Business Combination Proposal – Capital Gold’s Board of Directors’ Reasons for Approval of the Business Combination.”

Q. What percentage of Capital Gold will the current Capital Gold stockholders own immediately following the Business Combination?
A.   Upon the consummation of the Business Combination, the current Capital Gold stockholders will hold approximately 80.03% of the issued and outstanding shares of Capital Gold common stock on a non-diluted basis.

Q. What will happen if I abstain from voting at the Capital Gold Special Meeting?
A.   If you are a Capital Gold stockholder and you do not submit a proxy card or vote at the Capital Gold Special Meeting of Stockholders, your shares will not be counted as present for purposes of determining a quorum and will have no effect on the outcome of the proposal to approve the issuance of Capital Gold common stock in the Business Combination.  If you submit a proxy card and affirmatively elect to abstain from voting, your proxy will be counted for purposes of determining the presence of a quorum but will not be voted at the special meeting. As a result, your abstention will have the same effect as a vote against the issuance of Capital Gold common stock in the Business Combination.

Q. As a stockholder of Capital Gold, do I have appraisal rights if I object to the Business Combination?	A. No appraisal rights are available to stockholders of Capital Gold under the DGCL in connection with the proposals set forth herein.

Q. If I am not going to attend the Capital Gold Special Meeting in person, should I return my proxy card instead?
A.   Yes. Whether or not you plan to attend the Capital Gold Special Meeting, after carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card. Then return the proxy card in the enclosed return envelope provided in this package as soon as possible, to ensure your shares are represented at the special meeting.

QUESTIONS AND ANSWERS FOR NAYARIT STOCKHOLDERS

Q. Why is Nayarit proposing the merger?
A.   Nayarit believes that the proposed merger will provide substantial benefits to Nayarit stockholders. The Nayarit board of directors believes the merger provides stockholders with liquidity and will make capital and strategic and growth opportunities available to Nayarit that would not be available on a stand-alone basis. To review the Nayarit reasons for the transaction in greater detail, see “Proposal to be Considered by Nayarit Stockholders – The Business Combination Proposal – Nayarit’s Board of Directors Reasons for Approval of the Business Combination.”

Q. What percentage of Capital Gold will the former Nayarit stockholders own immediately following the Business Combination?	A. Upon the consummation of the Business Combination, Nayarit stockholders will hold approximately 19.97% of the issued and outstanding shares of Capital Gold common stock on a non-diluted basis.
Q. If I am not going to attend the Nayarit Special Meeting in person, should I return my proxy card instead?
A.   Yes. Whether or not you plan to attend the Nayarit Special Meeting, after carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card. Then return the proxy card in the enclosed return envelope provided in this package as soon as possible, to ensure your shares are represented at the special meeting.

Nayarit stockholders should return their completed proxy cards to:

Computershare Trust Company of Canada
1969 Upper Water Street
Purdy’s Wharf II
Suite 2008
Halifax, Nova Scotia B3J 3R7

Q. Will Nayarit stockholders be taxed on the Capital Gold securities that they receive in exchange for their Nayarit securities?
A.   For U.S. federal income tax purposes, the Business Combination is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).  Assuming it is so treated, Nayarit stockholders who are U.S. persons should not recognize gain or loss as a result of their receipt of Capital Gold securities that they receive in exchange for their Nayarit securities.  See “The Business Combination—Material U.S. Federal Income Tax Consequences of the Business Combination.”

Q. As a stockholder of Nayarit, do I have dissenters rights if I object to the Business Combination?	A. Stockholders of Nayarit have certain dissenters rights under the Ontario Business Corporations Act. See “Special Meeting of Stockholders of Nayarit – Nayarit Stockholders’ Dissenter Rights” herein.

Q. What will happen if I abstain from voting at the Nayarit Special Meeting?
A.   If you are a Nayarit stockholder and you do not submit a proxy card or vote at the special meeting of Nayarit stockholders, your shares will not be counted as present for purposes of determining a quorum and will not be voted at the special meeting.

Q. What are the federal income tax consequences of exercising my dissenters’ rights?
A.   For U.S. federal income tax purposes, Nayarit stockholders who exercise their dissenters’ rights and receive cash for their Nayarit shares should treat such receipt as a taxable disposition of such shares.  See “The Business Combination—Material U.S. Federal Income Tax Consequences of the Business Combination.”

Q. Should I send in my stock certificates now?
A.   No. You should not send in your stock certificates at this time. Promptly after the effective time of the Business Combination, Nayarit securityholders will receive transmittal materials with instructions for surrendering the Nayarit securities. You should follow the instructions in the post-closing letter of transmittal regarding how and when to surrender your certificates.

SUMMARY

This summary highlights selected information from this proxy joint statement/prospectus and is qualified in its entirety by the more detailed information included elsewhere in this joint proxy statement/prospectus.  Because this is a summary, it may not contain all of the information that is material or important to you.  Accordingly, you should read this entire joint proxy statement/prospectus carefully, including the annexes.  Please also see the section entitled “Where You Can Find More Information.”

Information About the Parties to the Business Combination

Capital Gold Corporation

Capital Gold Corporation (“Capital Gold”) is engaged in the mining, exploration and development of gold properties in Mexico.  Capital Gold’s primary focus is on the operation and development of the El Chanate project, and Capital Gold also conduct gold exploration in other locations in Sonora, Mexico. (The financial data in this discussion is in thousands, except where otherwise specifically noted.)

Capital Gold’s shares of common stock are currently listed on the NYSE AMEX under the symbol “CGC” and on the Toronto Stock Exchange (“TSX”) under the symbol “CGC.” Following the Business Combination, Capital Gold anticipates that the shares of common stock will continue to be listed on the NYSE AMEX and the TSX.

The mailing address of Capital Gold’s principal executive office is 76 Beaver Street, 14th Floor, New York, New York 10005.  Its telephone number is (212) 344-2785.

Nayarit Gold, Inc.

Nayarit Gold Inc. (“Nayarit”) is a development stage company engaged primarily in the acquisition and exploration of mineral properties in Mexico.  Nayarit controls approximately 257,000 acres (104,000 hectares) of mining concessions known as the Orion Project in the State of Nayarit Mexico.  The Orion Project lies in the Sierra Madre Occidental, a prolific mining district in Western Mexico.

Nayarit’s shares of common stock are currently listed on the TSX Venture Exchange (“TSX-V”) under the symbol “NYG”. Following the Business Combination, Nayarit’s shares of common stock will be exchanged for shares of Capital Gold and such shares will continue to be listed on the NYSE AMEX and the TSX under the symbol “CGC.”

The mailing address of Nayarit’s principal executive office is 76 Temple Terrace, Suite 150, Lower Sackville, NS, B4C 0A7, Canada.  Its telephone number is (902) 252-3833.

Summary of the Business Combination

The Business Combination Agreement (page 30)

The respective Boards of Directors of Capital Gold and Nayarit have approved a business combination agreement between Capital Gold and Nayarit dated February 10, 2010 (the “Business Combination Agreement”) that would effect the amalgamation of Nayarit into a to be formed wholly owned Canadian subsidiary of Capital Gold.  In this proxy statement/prospectus, we sometimes refer to the transaction covered by the Business Combination Agreement as the “Business Combination”.  If the Business Combination is approved by the stockholders of both companies, the parties intend to effect an amalgamation (the “Amalgamation”) of Nayarit and a corporation to be organized under the Ontario Business Corporation Act (“OBCA”) as a wholly-owned subsidiary of Capital Gold (“Merger Sub”) in accordance with the terms of the amalgamation agreement annexed to the Business Combination Agreement (the “Amalgamation Agreement”), to form a combined entity (“AmalgSub”).  By virtue of the Amalgamation, the separate existence of each of Nayarit and Merger Sub shall thereupon cease, and AmalgSub, as the surviving company in the Amalgamation, shall continue its corporate existence under the OBCA as a wholly-owned subsidiary of Capital Gold.

Pursuant to the terms of the Amalgamation Agreement, by virtue of the Amalgamation and without any action on the part of Nayarit or the holders of any securities of Nayarit, all of the Nayarit shares of common stock (the “Nayarit Common Shares”) issued and outstanding immediately prior to the consummation of the Amalgamation Agreement (other than Nayarit Common Shares held by dissenting stockholders of Nayarit) shall become exchangeable into the common stock of Capital Gold on the basis of 0.134048 shares of Capital Gold common stock for each one (1) Nayarit Common Share.  Further, upon completion of the Amalgamation, each option and warrant to purchase Nayarit common stock outstanding immediately prior to the effective time of the Amalgamation will become an option or warrant to purchase, on the same terms, 0.134048 shares of Capital Gold common stock for each share of Nayarit common stock for which the option or warrant was exercisable.

The Amalgamation Agreement, which is the legal document that governs the Business Combination, is attached as Exhibit A to the Business Combination Agreement attached as Annex I to this proxy statement/prospectus. We encourage you to read it carefully.  Capital Gold and Nayarit also have provided a more detailed description of the Business Combination below under the caption “The Business Combination.”

Risks Associated with Capital Gold and the Business Combination (page 18)

The Business Combination poses a number of risks to each company and its respective stockholders.  In addition, the shares of Capital Gold common stock to be issued to Nayarit stockholders in connection with the Business Combination will be subject to various risks associated with the combined businesses of Capital Gold and Nayarit.  These risks are discussed in detail under the caption “Risk Factors.”  Capital Gold and Nayarit encourage you to read and consider all of these risks carefully.

Vote of Stockholders Required (pages 48 and 64)

The approval of the Business Combination by Capital Gold, including the issuance of Capital Gold common stock in the Business Combination, requires the affirmative vote of a majority of the shares of Capital Gold common stock voted at the Capital Gold Special Meeting at which a quorum is present.  As of the record date, there were [         ] shares of Capital Gold common stock outstanding and entitled to vote.

The approval of the Business Combination by Nayarit requires the affirmative vote of holders of a special two-thirds majority of the shares of Nayarit common stock represented in person or by proxy and voted at the Nayarit Special Meeting at which a quorum is present to vote for the proposal.  As of the record date, there were [   ] shares of Nayarit common stock outstanding and entitled to vote.

Recommendation of the Respective Board of Directors (pages 49 and 64)

Both of the respective Boards of Directors of Capital Gold has and Nayarit have unanimously determined that the Business Combination, including all of its terms and conditions, is in the best interests of, the stockholders of Capital Gold and the stockholders of Nayarit.  Each Board recommends that their respective stockholders vote FOR approval of the Business Combination.

Interests of Directors and Executive Officers (page s48 and 64)

As you consider the recommendations of the respective Boards of Directors of Capital Gold and Nayarit, you should be aware that certain officers, directors  and other stockholders of both companies have interests regarding the Business Combination that are different from, or in addition to, your interests as stockholders of the respective companies.  See “Proposals to be Considered by Capital Gold Stockholders—The Business Combination Proposal—Certain Benefits of the Directors and Officers and Others in the Business Combination” and “Proposals to be Considered by Nayarit Stockholders—The Business Combination Proposal—Certain Benefits of the Directors and Officers and Others in the Business Combination.”

Conditions to the Completion of the Business Combination (page 31)

Capital Gold and Nayarit's respective obligations to complete the Business Combination are subject to certain conditions described below under “The Business Combination – Conditions to Closing the Amalgamation.”

Completion and Effectiveness of the Business Combination (page 31)

Capital Gold and Nayarit expect to complete the Business Combination when all of the conditions to the completion of the Amalgamation contained in the Business Combination Agreement have been satisfied or waived. The Business Combination will become effective upon the filing of Articles of Amalgamation with the Ontario Ministry of Government Services (Companies and Personal Property Security Branch) and the issuance of a Certificate of Amalgamation therefor.

Capital Gold and Nayarit are working toward satisfying the conditions to the Business Combination, and hope to complete the Business Combination as soon as practicable following the special meetings of their respective stockholders.

Restrictions on Solicitation of Alternative Transactions by Nayarit (page 35)

Under the terms of the Business Combination Agreement, Nayarit may not solicit, initiate or, subject to limited exceptions, engage in discussions or negotiations with, or provide material inside information to, any third party regarding any type of extraordinary transactions, including a merger, Business Combination or sale of a material amount of assets or capital stock.

Termination of the Business Combination Agreement and Payment of Certain Termination Fees (page 35)

Capital Gold and Nayarit may terminate the Business Combination Agreement by mutual agreement and under certain other circumstances.

The Business Combination provides that a “break fee” of $1 million (the “Break Fee”) will be payable in the event that the Business Combination is not consummated because certain specified events have occurred.  Such events that would trigger payment of the Break Fee are as follows.  If either Capital Gold or Nayarit, through no fault of the other party, fails to consummate the Business Combination as a result of the decision by one of their boards of directors to change its recommendation to its stockholders to approve the Business Combination, the party whose board changed its recommendation would be obligated to pay the other party the Break Fee.   If Nayarit accepts an acquisition proposal from a third party for its stock or material assets (an “Acquisition Proposal”), then Nayarit would be obligated to pay the Break Fee.  If Capital Gold’s or Nayarit ’s action or inaction, through no fault of the other party, results in the termination of the Business Combination Agreement by the other party pursuant to termination provisions of the Business Combination Agreement, then the party that failed to so progress and consummate the Business Combination would be obligated to pay the other party the Break Fee.   Finally, if either the required Nayarit stockholder approval vote or the Capital Gold stockholder approval vote is not obtained following the public announcement of an Acquisition Proposal, then the defaulting party would be obligated to pay to the other party the Break Fee.

Material U.S. Federal Income Tax Consequences of the Business Combination (page 56)

For U.S. federal income tax purposes, the business combination is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).  Assuming it is so treated, Nayarit stockholders who are U.S. persons should not recognize gain or loss as a result of their receipt of capital gold securities that they receive in exchange for their Nayarit securities.  See “Special meeting of Stockholders of Nayarit—Material U.S. Federal Income Tax Consequences of The Business Combination.”

Material Canadian Federal Income Tax Consequences (page 54)

The following is a summary of the principal Canadian federal income tax consequences under the Income Tax Act (Canada) (the “Tax Act”) generally applicable in respect of the Business Combination to a holder of Nayarit securities who, for purposes of the Tax Act and at all relevant times, is a resident of Canada, holds Nayarit shares of common stock, Nayarit warrants and/ or Nayarit options to purchase common stock as capital property, deals at arm’s length with Nayarit, is not affiliated with Nayarit or Capital Gold and to whom Nayarit is not is a foreign affiliate.  This summary is not applicable to a holder that is a “financial institution” or a “specified financial institution” as defined in the Tax Act nor to a holder of an interest that is a tax shelter investment.  Generally, securities will be considered to be capital property to the holder thereof unless they are held in the course of carrying on a business of trading or dealing in securities or were acquired in one or more transactions considered to be an adventure in the nature of trade.

This summary does not address the income tax considerations of exercising, cancelling or otherwise disposing of any options or warrants to acquire Capital Gold shares, nor does it address all issues relevant to Nayarit Stockholders who acquired shares on the exercise of options or warrants.  This summary does not address the income tax consequences on the exercise cancellation or disposition of Capital Gold options or warrants.  This summary also does not address the income tax consequences to persons who are not resident of Canada for purposes of the Tax Act or any applicable income tax treaty.  Such security holders should consult their own tax advisors with respect to the Amalgamation.

This summary is based upon the current provisions of the Tax Act, the Regulations thereunder, all proposed amendments to the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance prior to the date hereof (the “Proposed Amendments”) and counsel’s understanding of the administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) publicly available prior to the date of this proxy statement/prospectus.  Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in the law or administrative policies or assessing practices of the CRA, nor does it take into account the tax law of any province, territory or foreign jurisdiction.  There can be no assurance that the Proposed Amendments will be enacted in the form currently proposed or at all.

This summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business or tax advice to any particular holder.  Holders of Nayarit shares and Capital Gold shares should consult their own tax advisers to determine the tax consequences to them of the Business Combination.

The Amalgamation

A holder of Nayarit shares who disposes of Nayarit shares, warrants or options in the Business Combination in exchange for Capital Gold shares, warrants or options, as the case may be, will generally be deemed to have disposed of such shares for proceeds of disposition equal to the fair market value of the Capital Gold shares, warrants, or options, as the case may be, received on the exchange.

Such holder will realize a capital gain to the extent that such proceeds of disposition exceed (or are less than) the adjusted cost base of that holder's Nayarit shares, warrants or options disposed of immediately before the exchange and any reasonable costs of disposition.  A holder of Nayarit shares, warrants or options will acquire the Capital Gold shares, Capital Gold warrants or Capital Gold options, as the case may be, at a cost equal to the fair market value of such Capital Gold shares, Capital Gold warrants or Capital Gold options received on the exchange.  Such capital gain (or capital loss) will be subject to the tax treatment described below under “Capital Gains and Capital Losses.”

Dissenting Nayarit Stockholders

Dissenting stockholders are advised to consult with their own tax advisors with respect to the tax treatment of payments received as a result of the exercise of the dissent rights described herein.  A Nayarit stockholder who dissents from the Business Combination and thereby becomes entitled to a cash payment that is ultimately paid by Capital Gold should generally be considered to have realized a capital gain (or capital loss) equal to the amount, if any, by which the proceeds of disposition of the Nayarit shares (which will be equal to the amount of the cash payment less any portion that is in respect of interest) exceed (or are exceeded by) the aggregate of the adjusted cost base of the Nayarit shares and any reasonable costs of disposition.  Any amount in respect of interest received by a Nayarit dissenting stockholder will be included in such dissenting stockholder’s income in accordance with the provisions of the Tax Act.

The date of disposition of shares disposed of by reason of a stockholder exercising such stockholder’s dissent rights is unclear and dissenting stockholders should consult their tax advisers in this regard.

Dividends on Capital Gold Shares

Capital Gold has stated that it does not intend to pay dividends in the foreseeable future.  Dividends received or deemed to have been received by a holder of Capital Gold shares will be included in computing the stockholder’s income.  In the case of an individual stockholder, such dividends will not be eligible for the gross-up and dividend tax credit treatment normally applicable to dividends received from taxable Canadian corporations and in the case of a corporate holder such dividends will not be deductible in computing taxable income.  A holder that is a Canadian-controlled private corporation may be liable to pay an additional refundable tax of 6 2/3% on such dividends.

Disposition of Capital Gold Shares

On the disposition or deemed disposition of Capital Gold shares, a holder will generally realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition exceed (or are less than) the holder’s adjusted cost base of the Capital Gold shares.

Capital Gains and Capital Losses

Generally, only one-half of any capital gain (a “taxable capital gain”) is required to be included in the holder’s income in the taxation year of disposition, and one-half of any capital loss (an “allowable capital loss”) may be deducted against taxable capital gains realized in the taxation year of disposition.  Allowable capital losses that cannot be deducted from taxable capital gains in the year of disposition can generally be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following year against taxable capital gains realized in such years to the extent and in the circumstances set out in the Tax Act.

Accounting Treatment of the Amalgamation (page 31)

The Capital Gold and Nayarit amalgamation will be accounted for under the acquisition method of accounting.  Capital Gold is the acquirer and will utilize the acquisition method of accounting which is based on Accounting Standards Codification, or ASC, Topic 805, Business Combinations, or ASC 805 and uses the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures.

Nayarit Stockholders’ Dissenter Rights (page 52)

Registered stockholders of Nayarit are entitled to dissent from the Business Combination Proposal in the manner provided in section 185 of the Ontario Business Corporations Act (the “Ontario Act”).  Section 185 of the Ontario Act is reprinted in its entirety and attached to this proxy statement/prospectus as Annex II.  In the event that the Business Combination is approved by the stockholders of Nayarit and the Business Combination is effected, registered stockholders of Nayarit who properly exercise dissent rights will be entitled to be paid the fair value of their Nayarit Shares as of the close of business on the date the Business Combination Proposal is approved.  A registered Nayarit Stockholder who wishes to exercise dissent rights must send a Dissent Notice to Nayarit, such that it is received by Nayarit not later than 4:00 p.m. (Toronto time) on the business day immediately preceding the day of the Nayarit Special Meeting (or any postponement or adjournment thereof), at Nayarit Gold Inc., 76 Temple Terrace, Suite 150, Lower Sackville, Nova Scotia B4C 0A7.  Attention: Megan Spidle.  See “Special Meeting of Stockholders of Nayarit – Nayarit’s Stockholders’ Dissenter Rights” herein.

Regulatory Approvals (page 31)

Capital Gold and Nayarit do not believe that the Business Combination is subject to the reporting obligations, statutory waiting periods or other approvals of any government or regulatory agency or body other than addressing comments raised by the Securities and Exchange Commission, or SEC, with respect to this proxy statement/prospectus and the Toronto Stock Exchange and the TSX Venture Exchange.

Board of Directors and Management of Capital Gold Following the Business Combination (page 178)

Upon the consummation of the Business Combination, the Board of Directors of Capital Gold shall consist of John Brownlie, Stephen M. Cooper, John W. Cutler, Leonard J. Sojka, each a current director of Capital Gold, and Colin Sutherland, a nominee of Nayarit.  John Brownlie will continue to serve as President and COO of Capital Gold and Bradley Langille and Colin Sutherland will join Capital Gold as senior officers.  See “Management of Capital Gold Following the Business Combination”  for more information.

Reasons for Approval of the Business Combination (pages 46 and 61)

In reaching its decision to approve the Business Combination Agreement and recommend the Business Combination Proposal to their respective stockholders, Capital Gold’s board of directors and Nayarit’s board of directors considered a number of factors, including those listed below.

Expected Strategic Benefits of the Business Combination Proposal

•
Exploration and Development.  The Business Combination will enhance the combined company’s ability to grow and secure additional capital resources to continue exploration and development of Nayarit’s Orion Project and Capital Gold’s El Chanate Project, enhancing long term value for stockholders.

•
Visibility as a Mid-Tier Producer.  The combined company has the potential to be recognized as a significant mid-tier producer in Latin America, with the possibility that further growth opportunities will follow.

•
Strong Management Team.  The combination of Capital Gold’s and Nayarit’s management will create a management team with complementary skills in exploration, business and projected development and operations.

•	Potential synergies. The fact that Nayarit’s and Capital Gold’s respective assets and operations in Mexico are a strategic fit and complementary.

•	Market exposure. Nayarit’s investor following in Canada together with Capital Gold’s following as an NYSE AMEX listed issuer will provide enhanced market exposure to the combined company.

•	Stockholder liquidity. Increased market capitalization and a broader stockholder base resulting from the merger should improve trading liquidity for stockholders.

The respective boards of Nayarit and Capital Gold weighed these factors against a number of other factors identified in their respective deliberations as weighing negatively against the Business Combination, including:

•
Fixed exchange rate. The exchange rate is fixed, and as a result, the Capital Gold shares issued on consummation of the Business Combination Agreement may have a market value different than at the time of the announcement of the Business Combination.

•
Conditions to closing. The Business Combination Agreement is subject to several conditions and because there can be no certainty that these conditions may be satisfied or waived, the Business Combination may not be successfully completed, which could negatively impact upon both companies.

•
Termination rights. The Business Combination Agreement may be terminated by either Capital Gold or Nayarit in certain circumstances in which case the market prices for the Capital Gold or Nayarit shares may be adversely affected.

•
Limitations on other opportunities.  The Business Combination Agreement significantly limits the ability of either party to pursue other Business Combination opportunities until the transaction is completed.

 This discussion of the information and factors considered by the board of directors of Capital Gold and Nayarit includes the principal positive and negative factors considered by such boards, but is not intended to be exhaustive and may not include all of the factors considered.  The boards did not quantify or assign any relative or specific weights to the various factors that it considered in reaching their determinations that the Business Combination Agreement and Business Combination Proposals are advisable and in the best interests of their respective stockholders.  Rather, the boards viewed their respective positions and recommendations as being based on the totality of the information presented to them and the factors they considered.  It should be noted that this explanation of the reasoning of the respective boards of directors of Capital Gold and Nayarit and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled “Cautionary Note Regarding Forward-Looking Statements” in this joint proxy statement/prospectus.

SELECTED HISTORICAL FINANCIAL INFORMATION OF CAPITAL GOLD

Capital Gold is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination.

The following selected historical financial information derived from Capital Gold’s audited financial statements as of July 31, 2009 and 2008, and the unaudited financial statements for the six months ended January 31, 2010 and 2009 which are both included elsewhere in this joint proxy statement/prospectus, and Capital Gold’s audited financial statements as of July 31, 2007, 2006 and 2005 which are available at www.sec.gov.  The results of operations for interim periods are not necessarily indicative of the results of operations which might be expected for the entire year.

The following information is only a summary and should be read in conjunction with the unaudited interim financial statements of Capital Gold for the six months ended January 31, 2010 and 2009 and the notes thereto and the audited financial statements of Capital Gold for the year ended July 31, 2009 and 2008 and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Capital Gold” contained elsewhere in this joint proxy statement/prospectus.

	For the Six Months Ended January 31,		Fiscal Year Ended July 31
	2010	2009	2009	2008	2007	2006	2005
	(unaudited)
Statement of Operations data:
Revenues (1)	$24,955	$20,544	$42,757	$33,104	$-	$-	$-
Net Income (loss)	$5,884	$5,133	$10,407	$6,364	$(7,472)	$(4,805)	$(2,006)
Income (loss) per share – Basic (2)	$0.12	$0.11	$0.22	$0.15	$(0.20)	$(0.17)	$(0.11)
Income (loss) per share – Diluted(2)(3)	$0.12	$0.10	$0.21	$0.13	$-	$-	$-
Weighted average shares outstanding – Basic	48,505,818	48,278,255	48,315116	43,760,000	37,452,816	28,051,118	18,780,980
Weighted average shares outstanding – Diluted(3)	49,861,776	49,729,966	49,882,770	48,867,282	37,452,816	28,051,118	18,780,980

Balance Sheet data:
Cash and cash equivalents	$4,943	$8,848	$6,448	$10,992	$2,225	$2,741	$4,282
Inventories	$28,109	$14,720	$21,405	$13,113	$3,171	$—	$--
Property and equipment, net	$24,725	$22,537	$22,417	$20,918	$18,000	$1,036	$651
Total assets	$63,636	$50,965	$54,601	$48,879	$27,551	$9,546	$5,552
Reclamation and remediation liability	$1,854	$1,215	$1,594	$1,666	$1,249	$-	$-
Long-term debt	$2,600	$6,200	$4,400	$8,375	$12,500	$-	$-
Total debt	$6,200	$10,250	$8,000	$12,500	$12,500	$-	$-
Total stockholders’ equity	$45,250	$50,965	$37,882	$28,197	$11,986	$8,930	$5,269

Notes:
(1)There were no revenues for the fiscal years ended July 31, 2007, 2006 and 2005 as Capital Gold’s first gold sale from production was in August 2007.
(2)Amounts were adjusted for retroactive effect of reverse stock split with every four (4) shares of common stock issued and outstanding being converted into one (1) share of common stock.
(3) Because Capital Gold incurred losses for the fiscal years ended July 31, 2007, 2006 and 2005, the effect of stock options and warrants was considered anti-dilutive. Accordingly, Capital Gold's presentation of diluted net loss per share is the same as that of basic net loss per share.

SELECTED HISTORICAL FINANCIAL INFORMATION OF NAYARIT

Nayarit is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination.

The following selected historical financial information was derived from Nayarit’s audited financial statements as of September 30, 2009 and 2008, prepared in accordance with Canadian GAAP, with a reconciliation to U.S. GAAP, the unaudited financial statements for the three months ended December 31, 2009 and 2008, prepared in accordance with Canadian GAAP both of which are included elsewhere in this proxy statement/prospectus and Nayarit’s audited financial statements as of September 30, 2007, 2006 and 2005, prepared in accordance with Canadian GAAP, are available at www.sedar.com.  The results of operations for interim periods are not necessarily indicative of the results of operations which might be expected for the entire year.

The following information is presented in accordance with U.S. GAAP and has been translated from Canadian dollars to U.S. dollars at the period end exchange rate for balance sheet data and at the average annual exchange rate for statement of operations data.

The following information is only a summary and should be read in conjunction with the unaudited interim financial statements of Nayarit for the three months ended December 31, 2009 and 2008 and the notes thereto and the audited financial statements of Nayarit for the year ended September 30, 2009 and the notes thereto and “Nayarit’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this joint proxy statement/prospectus.

	For the Three Months Ended December 31		Fiscal Year Ended September 30
	2009	2008	2009	2008	2007	2006	2005
	(unaudited)
Statement of Operations data:
Revenues (1)	-	-	-	-	-	-	-
Net Loss	$(902,099)	$(2,515,466)	$8,136,340	$(8,264,093)	$(5,366,349)	$(3,840,011)	$(1,830,354)
Loss per share – Basic (2)	$(0.01)	$(0.04)	$(0.10)	$(0.16)	$(0.13)	$(0.12)	$(0.11)
Loss per share – Diluted(2)	$(0.01)	$(0.04)	$(0.10)	$(0.16)	$(0.13)	$(0.12)	$(0.11)
Weighted Average Shares Outstanding – Basic(2)	89,688,896	68,001,769	79,126,397	50,758,673	39,978,939	30,929,315	15,423,436
Weighted Average Shares Outstanding – Diluted(2)	89,688,896	68,001,769	79,126,397	50,758,673	39,978,939	30,929,315	15,423,436

Balance Sheet data:
Cash and cash equivalents	$1,349,955	$1,290,471	$2,285,722	$5,161,202	$1,374,629	$145,991	$701,230
Total Assets	$6,815,777	$4,194,006	$7,039,826	$7,113,098	$2,075,125	$2,151,531	$909,256
Reclamation and Remediation Liability	-	-	-	-	-	-	-
Long-term Debt	-	-	-	-	-	-	-
Total debt	-	-	-	-	-	-	-
Total stockholders’ equity	$6,412,878	$3,549,294	$6,691,074	$6,192,924	$1,756,708	$2,007,996	$839,955

Notes:
(1)  Nayarit has not had revenues since inception.
(2)  Because Nayarit incurred losses for the periods presented, the effect of stock options and warrants was considered anti-dilutive. Accordingly, Nayarit's presentation of diluted net loss per share is the same as that of basic net loss per share.

COMPARATIVE PER SHARE DATA

The following table sets forth selected historical per share information of Capital Gold and Nayarit and unaudited pro forma combined per share information after giving effect to the merger between Capital Gold and Nayarit, under the acquisition method of accounting, assuming that 0.134048 shares of Capital Gold common stock are exchanged into one (1) Nayarit Common Share.  The pro forma shares to be issued assumes the issuance of 12,099,135 common shares, which is calculated by multiplying 0.134048 by 90,259,548, being the number of shares of Nayarit common stock outstanding on February 11, 2010.  Nayarit shareholders will own approximately 19.97% of the issued and outstanding shares of Capital Gold common stock. The acquisition method of accounting is based on Accounting Standards Codification, or ASC, Topic 805, Business Combinations, or ASC 805, and uses the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. The pro forma adjustments reflect the assets and liabilities of Nayarit at their preliminary estimated fair values. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the unaudited pro forma combined per share information set forth in the following table.

In accordance with the requirements of the SEC, the unaudited pro forma combined and unaudited pro forma Capital Gold and Nayarit per share equivalent information gives effect to the merger as if the merger had been effective on August 1, 2008 in the case of income per share data, and January 31, 2010 in the case of book value per share data. You should read this information in conjunction with the selected historical financial information included elsewhere in this proxy statement/prospectus, and the historical financial statements of Capital Gold and Nayarit and related notes that have been filed with the SEC, certain of which are incorporated in this proxy statement/prospectus by reference. See “Selected Consolidated Historical Financial Data of Capital Gold” beginning on page 14, “Selected Consolidated Historical Financial Data of Nayarit” beginning on page 15 and “Where You Can Find More Information” beginning on page 184. The unaudited Capital Gold pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included in this proxy statement/prospectus. See Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 65. The historical per share information of Nayarit below is derived from audited financial statements as of and for the year ended September 30, 2009 and the unaudited financial statements as of and for the three months ended December 31, 2009. The unaudited pro forma Nayarit per share equivalents are calculated by multiplying the unaudited Capital Gold pro forma combined per share amounts by the exchange ratio of 0.134048.

The unaudited pro forma combined per share information below is presented for illustrative purposes only and is not necessarily indicative of the income per share and book value that would have occurred if the merger had been completed as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company.

Comparative per Share Date	As of and for the Six Months Ended January 31, 2010 (unaudited)	As of and for the Twelve Months Ended July 31, 2009
Capital Gold - Historical
Historical per common share:
Earnings per share (basic)	$0.12		$0.22
Earnings per share (diluted)	$0.12		$0.21
Book value per share (1)	$0.93		$0.78

Unaudited Pro Forma Combined (2)
Unaudited pro forma per common share(1)
Earnings per share (basic)	$0.07		$0.04
Earnings per share (diluted)	$0.07		$0.03
Book value per share(1)	$1.42	$	N/A	(4)

Comparative per Share Date	As of and for the Three Months Ended December 31, 2009	As of and for the Twelve Months Ended September 30, 2009
Nayarit – Historical
Historical per common share:
Loss per share (basic)	$(0.01)	$(0.10)
Loss per share (diluted)	$(0.01)	$(0.10)
Book value per share(1)	$0.07	$0.07

Unaudited Pro Forma Combined (2)(3)
Unaudited pro forma per common share:
Earnings per share (basic)	$0.07	$0.03
Earnings per share (diluted)	$0.07	$0.03
Book value per share	$1.42	N/A (4)

(1) The book value per share is computed by dividing total shareholders' equity by the number of shares of common stock issued and outstanding as of December 31, 2009.
(2) The pro forma combined shares outstanding assumes the issuance of 12,099,135 common shares, which is calculated by multiplying 0.134048 by 90,259,548, being the number of shares of Nayarit common stock outstanding on February 10, 2010.
(3) The unaudited pro forma Nayarit per share equivalents are calculated by multiplying the unaudited Capital Gold pro forma combined per share amounts by the exchange ratio of 0.134048.
(4) For the pro forma balance sheet presentation, it was assumed that the merger was completed on January 31, 2010 and, therefore, the pro forma book values for the twelve months ended July 31, 2009 are not presented.

RISK FACTORS

In addition to the other information included in this joint proxy statement/prospectus, Capital Gold and Nayarit stockholders should carefully consider the following risk factors before deciding whether to vote in favor of the matters set forth in this joint proxy statement/prospectus.  If any of the risks described below actually occurs, the respective businesses, operating results, financial condition and/or stock prices of Capital Gold, Nayarit or the combined company could be materially adversely affected.

Risks Related to the Business Combination and the Combined Entity

Completion of the Business Combination is subject to a number of conditions.

The obligations of the parties to consummate the Business Combination are subject to the satisfaction or waiver of specified conditions set forth in the Business Combination Agreement.  Such conditions include satisfaction by all parties of covenants and obligations contained in the Business Combination Agreement, the accuracy in all material respects on the date of the Business Combination Agreement and the closing date of all of the parties’ representations and warranties, obtaining material consents, approval of the regulatory authorities, and stockholder approval, as set forth in the Business Combination Agreement.  It is possible some or all of these conditions will not be satisfied or waived by parties to the Business Combination Agreement, and therefore, the Business Combination may not be consummated.

Inaccuracies in projecting operating costs could hinder exploration activity.

Capital and operating cost estimates made in respect of the combined entity’s mines and development projects may not prove accurate. Capital and operating costs are estimated based on the interpretation of geological data, feasibility studies, anticipated climatic conditions and other factors. Any of the following events, among the other events and uncertainties described in this proxy statement/prospectus, could affect the ultimate accuracy of such estimate; unanticipated changes in grade and tonnage of mineralized material to be mined and processed; incorrect data on which engineering assumptions are made; delay in construction schedules, unanticipated transportation costs; the accuracy of major equipment and construction cost estimates; labor negotiations; changes in government regulation (including regulations regarding prices, cost of consumables, royalties, duties, taxes, permitting and restrictions on production quotas on exportation of minerals) and title claims.  Failure to accurately project such expenses could adversely affect the combined entity’s ability to continue operations.

The exchange ratio is fixed and will not be adjusted in the event of any change in either Capital Gold’s or Nayarit’s stock price.

The aggregate number of shares to be issued to Nayarit stockholders at closing is fixed in the Business Combination Agreement at 0.134048 shares of Capital Gold common stock for each one share of Nayarit common stock.  The exact number of shares of Capital Gold common stock to be issued to holders of Nayarit common stock will be determined immediately prior to the closing, and is currently expected to be 12,099,135.  The exchange ratio will not be adjusted for changes in the market price of either Nayarit common stock or Capital Gold common stock.  Changes in the price of Capital Gold common stock prior to completion of the Business Combination will affect the purchase price and purchase price allocation that Nayarit stockholders will receive on the date of the Business Combination.  Stock price changes may result from a variety of factors (many of which are beyond the control of either Capital Gold or Nayarit), including the following factors:

•	changes in Nayarit’s and Capital Gold’s respective businesses, operations and prospects, or the market assessments thereof;

•	market assessments of the likelihood that the Business Combination will be completed, including related considerations regarding regulatory approvals of the Business Combination; and

•	general market and economic conditions and other factors generally affecting the price of each of Capital Gold’s and Nayarit’s common stock.

The price of Capital Gold common stock at the closing of the Business Combination may vary from its price on the date the Business Combination Agreement was executed, on the date of this proxy statement/prospectus and on the date of the stockholders’ meetings of Nayarit and Capital Gold.  As a result, the market value represented by the exchange ratio will also vary.

Because the date that the Business Combination is completed will be later than the date of the stockholder meetings, at the time of your meeting, you will not know the exact market value of the Capital Gold common stock that Nayarit stockholders will receive upon completion of the Business Combination.

If the price of Capital Gold common stock increases between the date of the stockholder meetings and the effective time of the Business Combination, Nayarit stockholders will receive shares of Capital Gold common stock that have a market value that is greater than the market value of such shares on the date of the stockholders meetings.  On the other hand, if the price of Capital Gold common stock decreases between the date of the stockholder meetings and the effective time of the Business Combination, Nayarit stockholders will receive shares of Capital Gold common stock that have a market value that is less than the market value of such shares on the date of the stockholder meetings.  Therefore, because the exchange ratio is fixed, stockholders cannot be sure at the time of the stockholder meetings of the market value of the consideration that will be paid to Nayarit stockholders upon completion of the Business Combination.

Failure to complete the Business Combination could negatively impact the stock prices and the future business and financial results of Capital Gold and Nayarit.

If the Business Combination is not completed, the ongoing businesses of Capital Gold and Nayarit may be adversely affected.  Additionally, if the Business Combination is not completed for certain specific reasons described under the caption “The Business Combination”, Capital Gold or Nayarit may be required to pay a termination fee under the Business Combination Agreement of $1,000,000, and will have to pay certain costs relating to the Business Combination, such as legal, accounting, financial advisor, filing, printing and mailing fees.  Any of the foregoing, or other risks arising in connection with the failure of the Business Combination, including the diversion of management attention from pursuing other opportunities during the pendency of the Business Combination, may have an adverse effect on the business, financial results and stock prices of Capital Gold and Nayarit.

Whether or not the Business Combination is completed, the announcement and pendency of the Business Combination could cause disruptions in the businesses of Capital Gold and Nayarit, which could have an adverse effect on their respective businesses, financial results and stock prices.

Whether or not the Amalgamation is completed, the announcement and pendency of the Business Combination could cause disruptions in the businesses of Capital Gold and Nayarit.  Specifically, managements’ attention has been focused on the Amalgamation, which may have diverted managements’ attention from the core business of the respective companies and other opportunities that could have been beneficial to the respective companies.  In addition, current and prospective employees of Capital Gold and Nayarit may experience uncertainty about their future roles with Capital Gold following the Business Combination, which may materially and adversely affect the ability of each of Capital Gold and Nayarit to attract and retain key personnel.  These disruptions could be exacerbated by a delay in the completion of the Business Combination or termination of the Business Combination Agreement and could have an adverse effect on the business, financial results or stock prices of Capital Gold or Nayarit if the Business Combination is not completed.

The Business Combination Agreement contains provisions that could discourage a potential competing acquirer of either Capital Gold or Nayarit.

The Business Combination Agreement limits the ability of the parties to solicit or entertain alternative Business Combination proposals from third parties and provides that in some circumstances, upon termination of the Business Combination Agreement one of the parties will be required to pay a “break” fee of $1,000,000 to the other party.  These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Capital Gold or Nayarit from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share cash or market value than the market value proposed to be received or realized in the Business Combination, or might result in a potential competing acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the $1,000,000 break fee that may become payable in certain circumstances.

If the Business Combination Agreement is terminated and either Capital Gold or Nayarit determines to seek another Business Combination, it may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the Business Combination.

The combined company may not realize the benefits currently anticipated due to challenges associated with integrating the operations of Capital Gold and Nayarit.

The success of the combined company will depend in large part on the success of management of the combined company integrating the operations of Nayarit with those of Capital Gold after the completion of the Business Combination.  The failure of the combined company to achieve such integration could result in the failure of the combined company to realize the anticipated benefits of the Business Combination and could impair the results of operations, profitability, and financial results of the combined company.

The overall integration of the operations of Nayarit and Capital Gold may also result in unanticipated operational problems, expenses, liabilities and diversion of management’s time and attention.

There can be no assurance that Capital Gold or Nayarit uncovered every item that could have a material adverse effect on the combined company.

Although Capital Gold and Nayarit each conducted respective business, financial and legal due diligence in connection with the proposed Business Combination, there can be no assurance that due diligence uncovered every item that could have a material adverse effect on the combined company.  Accordingly, there may be matters involving either or both companies and their respective financial statements that were not identified during their due diligence.  Any of these issues could materially and adversely affect the combined company’s financial condition.

If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of Capital Gold’s shares following the Business Combination may decline.

The market price of Capital Gold’s shares following the Business Combination may decline as a result of the transaction if:

•	Capital Gold does not achieve the perceived benefits of the transaction as rapidly, or to the extent anticipated by, financial or industry analysts; or

•	the effect of the Business Combination on Capital Gold’s financial results is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of a decline in the market price of Capital Gold’s shares following the Business Combination.  A decline in the market price of Capital Gold’s shares also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future.

Uncertainties in management’s assessment of Nayarit could cause Capital Gold not to realize the benefits anticipated to result from the Business Combination.

It is possible that, following the Business Combination, uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities of Nayarit could cause Capital Gold not to realize the benefits anticipated to result from the Business Combination.

Fluctuation in the price of gold and base metals could adversely affect the business of the combined entity.

Changes in the market price of gold and base metals, which in the past have fluctuated widely, will affect the profitability of the combined entity’s operations and its financial condition.  The combined company’s profitability and viability will depend on the market price of gold and base metals.  The market price of gold and base metals is set in the world market and is affected by numerous industry factors beyond the combined entity’s control, including the demand for precious metals, expectations with respect to the rate of inflation, interest rates, currency exchange rates, the demand for jewelry and industrial products containing metals, production levels, inventories, costs of substitutes, changes in global or regional investment or consumption patterns, and sales by central banks and other holders, speculators and producers of gold and other metals in response to any of the above factors, and global and regional political and economic factors.  A decline in the market price of gold or other base metals below the combined entity’s anticipated production costs for any sustained period would have a material adverse impact on the profit, cash flow and results of operations of the combined company’s projects and anticipated future operations.  Such a decline also could have a material adverse impact on the ability of the combined company to finance the exploration and development of its existing and future mineral projects, including Nayarit’s exploration stage projects.  A decline in the market price of gold or other base metals may also require the combined company to write-down its mineral reserves which would have a material adverse effect on the value of Capital Gold’s common stock.  Further, if revenue from gold or base metal sales declines, the combined company may experience liquidity difficulties in the future.

Adverse land title claims may affect the combined entity’s ability to operate.

The acquisition of title to mineral properties is a very detailed and time-consuming process.  Title to, and the area of, mineral concessions may be disputed.  Although both Capital Gold and Nayarit believe they have taken reasonable measures to ensure proper title to their properties, it is possible that title defects may be raised by third parties. In particular, the amalgamation pursuant to which Nayarit will become a wholly-owned subsidiary of Capital Gold may be considered a transfer of title to Nayarit’s properties under applicable Mexican law.  When a title transfer (or deemed transfer) takes place, the combined entity’s title may be challenged or impaired.  Third parties may have valid claims underlying portions of Nayarit’s interests, including government licensing requirements or regulations, prior unregistered liens, agreements, transfers or claims, and title may be affected by, among other things, undetected defects.  In addition, the combined entity may be unable to operate its properties as permitted or to enforce its rights with respect to its properties.

The combined entity will be subject to certain mining risks, which may adversely affect the entity’s capital resources.

Mining operations generally involve a high degree of risk.  The combined entity’s operations are subject to all of the hazards and risks normally encountered in the exploration, development and production of gold and base metals, including: unusual and unexpected geologic formations; seismic activity; rock bursts; cave-ins; flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities; damage to life or property; environmental damage and possible legal liability.  Although adequate precautions to minimize risk will be taken, milling operations are subject to hazards such as equipment failure, failure of containment vessels and contamination of the environment by chemical used in processing ore such as cyanide or the failure to retain dams around tailings disposal areas which may result in environmental pollution and consequent liability. The exploration for and development of mineral deposits involves significant risks which even a combination of careful evaluation, experience and knowledge may not eliminate.  Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which are highly cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the combined entity not receiving an adequate return on invested capital.

The combined company’s principal operations will be located in Mexico and are subject to Mexican laws and regulations, and any variation from current regulations or a change in political climate could adversely affect the combined company’s ability to conduct its business.

Capital Gold’s El Chanate open pit gold mine and mining concessions are located in northern Sonora, Mexico.  Capital Gold’s Saric project is also located in Mexico.  Nayarit's Orion Gold Project is located in the State of Nayarit, Mexico.  The combined company’s projects and operations are subject to Mexican laws and regulations.  Investors should assess the political risks of investing in a foreign country and, more particularly, in Mexico.  Variations from the current regulatory, economic and political climate in Mexico could have an adverse effect on the affairs of the combined company.

The combined company’s licenses to operate and conduct exploration in Mexico may not be renewed.

For the combined company to carry out mining activities, exploitation licenses in Mexico must be obtained and kept current.  There is no guarantee that all of the combined company's exploitation licenses will be extended or that new exploitation licenses will be granted.  In addition, such exploitation licenses could be changed and any application to renew any existing licenses may not be approved.  The combined company may be required to contribute to the cost of providing the required infrastructure to facilitate the development of its properties.  The combined company also will have to obtain and comply with permits and licenses which may contain specific conditions concerning operating procedures, water use, waste disposal, spills, environmental studies, abandonment and restoration plans and financial assurances.  The combined company’s failure to comply with such regulations may adversely impact its ability to continue its exploration operations.

Risks Related to Capital Gold

While Capital Gold believes that it will continue to generate positive cash flow and profits from operations, if it encounters unexpected problems, it may need to raise additional capital.   If additional capital is required and Capital Gold is unable to obtain it from outside sources, Capital Gold may be forced to reduce or curtail its operations or its anticipated exploration activities.

Prior to the first fiscal quarter of 2008, Capital Gold was not able to generate cash flow from operations.  While it is now generating positive cash flow and profits, if Capital Gold encounters unexpected problems and it is unable to continue to generate positive cash flow and profits, it may need to raise additional capital.  Capital Gold also may need to raise additional capital for property acquisition and new exploration. To the extent that Capital Gold needs to obtain additional capital, management intends to raise such funds through the sale of its securities and/or joint venturing with one or more strategic partners.  Capital Gold cannot assure that adequate additional funding, if needed, will be available or on terms acceptable to it.  If Capital Gold needs additional capital and it is unable to obtain it from outside sources, Capital Gold may be forced to reduce or curtail its operations or its anticipated exploration activities.

Capital Gold’s Credit Agreement with Standard Bank plc (“Standard Bank”) imposes restrictive covenants on it.

Capital Gold’s Credit Agreement with Standard Bank requires it, among other obligations, to meet certain financial covenants including, but not limited to, (i) a ratio of current assets to current liabilities at all times greater than or equal to 1.20:1.00, (ii) a quarterly minimum tangible net worth at all times of at least U.S. $15,000,000, and (iii) a quarterly average minimum liquidity of U.S. $500,000.  In addition, the Credit Agreement restricts, among other things, Capital Gold’s ability to incur additional debt, create liens on its property, dispose of any assets, merge with other companies, enter into hedge agreements, organize or invest in subsidiaries or make any investments above a certain dollar limit.  A failure to comply with the restrictions contained in the Credit Agreement could lead to an event of default thereunder which could result in an acceleration of such indebtedness. As a condition to closing the Business Combination, Capital Gold must obtain the consent of Standard Bank.

Capital Gold’s mining contractor is using reconditioned equipment which could adversely affect its cost assumptions and its ability to economically and successfully mine the project.

Sinergia Obras Civiles Y Mineras, S.A. de C.V. (“Sinergia”), Capital Gold’s mining contractor, is using fully functioning, but older equipment.  Such equipment is subject to the risk of more frequent breakdowns and need for repair than new equipment.  If the equipment that Capital Gold or Sinergia uses breaks down and needs to be repaired or replaced, Capital Gold will incur additional costs and operations may be delayed, resulting in lower amounts of gold recovered.  In such event, Capital Gold’s capital and operating cost assumptions may be inaccurate and its ability to economically and successfully mine the El Chanate project may be hampered, resulting in decreased revenues and, possibly, a loss from operations.

The gold deposit Capital Gold has identified at El Chanate is relatively low-grade.  If Capital Gold’s estimates and assumptions are inaccurate, its results of operation and financial condition could be materially adversely affected.

The gold deposit Capital Gold is mining at its El Chanate mine is relatively low-grade.  If the estimates of ore grade or recovery rates turn out to be lower than the actual ore grade and recovery rates, if costs are higher than expected, or if Capital Gold experiences problems related to the mining, processing, or recovery of gold from ore at the mine, Capital Gold’s results of operation and financial condition could be materially adversely affected.  Moreover, it is possible that actual costs and economic returns may differ materially from Capital Gold’s best estimates.  There can be no assurance that Capital Gold’s operations at El Chanate will continue to be profitable.

Gold prices can fluctuate on a material and frequent basis due to numerous factors beyond Capital Gold’s control.  Capital Gold’s ability to generate profits from operations could be materially and adversely affected by such fluctuating prices.

The profitability of any gold mining operations in which Capital Gold has an interest will be significantly affected by changes in the market price of gold.  Gold prices fluctuate on a daily basis.  During the six months ended January 31, 2010, the spot price for gold on the London Exchange has fluctuated between $870.25 and $1,212.50 per ounce.  Gold prices are affected by numerous factors beyond Capital Gold’s control, including:

•	industrial and commercial demand for gold,

•	the level of interest rates,

•	the rate of inflation,

•	central bank sales,

•	world supply of gold and

•	stability of exchange rates.

Each of these factors can cause significant fluctuations in gold prices. Such external factors are in turn influenced by changes in international investment patterns and monetary systems and political developments.  The current significant instability in the financial markets heightens these fluctuations.   The price of gold has historically fluctuated widely and, depending on the price of gold, revenues from mining operations may not be sufficient to offset the costs of such operations.

Capital Gold may not be successful in hedging against interest rate fluctuations and may incur mark-to-market losses and lose money through its hedging programs.

Capital Gold has entered into interest rate swap agreements.  The terms of Capital Gold’s Credit Agreement with Standard Bank required that it hedge at least 50% of its outstanding loan balance.  There can be no assurance that Capital Gold will be able to successfully hedge against interest rate fluctuations.

Further, there can be no assurance that the use of hedging techniques will always be to Capital Gold’s benefit.  Hedging instruments that protect against the market price volatility of metals may prevent Capital Gold from realizing the full benefit from subsequent increases in market prices with respect to covered production, which would cause Capital Gold to record a mark-to-market loss, thus decreasing its profits.  Hedging contracts also are subject to the risk that the other party may be unable or unwilling to perform its obligations under these contracts.  Any significant nonperformance could have a material adverse effect on Capital Gold’s financial condition, results of operations and cash flows.

Capital Gold’s material property interests are in Mexico. Risks of doing business in a foreign country could adversely affect its results of operations and financial condition.

Capital Gold faces risks normally associated with any conduct of business in a foreign country with respect to its El Chanate Project in Sonora, Mexico, including various levels of political and economic risk.  The occurrence of one or more of these events could have a material adverse impact on Capital Gold’s efforts or operations which, in turn, could have a material adverse impact on its cash flows, earnings, results of operations and financial condition.  These risks include the following:

•	labor disputes,

•	invalidity of governmental orders,

•	uncertain or unpredictable political, legal and economic environments,

•	war and civil disturbances,

•	changes in laws or policies,

•	taxation,

•	delays in obtaining or the inability to obtain necessary governmental permits,

•	governmental seizure of land or mining claims,

•	limitations on ownership,

•	limitations on the repatriation of earnings,

•	increased financial costs,

•	import and export regulations, including restrictions on the export of gold, and

•	foreign exchange controls.

These risks may limit or disrupt the project, restrict the movement of funds or impair contract rights or result in the taking of property by nationalization or expropriation without fair compensation.

Capital Gold sells gold in U.S. dollars; however, it incurs a significant amount of its expenses in Mexican pesos.  If applicable currency exchange rates fluctuate, Capital Gold’s revenues and results of operations may be materially and adversely affected.

Capital Gold sells gold in U.S. dollars.  It incurs a significant amount of our expenses in Mexican pesos.  As a result, Capital Gold’s financial performance would be affected by fluctuations in the value of the Mexican peso to the U.S. dollar.

Changes in regulatory policy could adversely affect Capital Gold’s exploration and future production activities.

Any changes in government policy may result in changes to laws affecting:

•	ownership of assets,

•	land tenure,

•	mining policies,

•	monetary policies,

•	taxation,

•	rates of exchange,

•	environmental regulations,

•	labor relations,

•	repatriation of income and/or

•	return of capital.

Any such changes may affect Capital Gold’s ability to undertake exploration and development activities in respect of future properties in the manner currently contemplated, as well as its ability to continue to explore, develop and operate those properties in which it has an interest or in respect of which it has obtained exploration and development rights to date. The possibility, particularly in Mexico, that future governments may adopt substantially different policies, which might extend to expropriation of assets, cannot be ruled out.

As Capital Gold currently does not enter into forward sales, commodity, derivatives or hedging arrangements with respect to its future gold production, it is exposed to the impact of any significant decrease in the gold price.

As a general rule, Capital Gold sells its gold at the prevailing market price. Currently, Capital Gold generally does not enter into forward sales, commodity, derivative or hedging arrangements to establish a price in advance for the sale of future gold production, although it may do so in the future. As a result, Capital Gold may realize the benefit of any short-term increase in the gold price, but is not protected against decreases in the gold price, and if the gold price decreases significantly, Capital Gold’s revenues may be materially adversely affected.

Compliance with environmental regulations could adversely affect Capital Gold’s exploration and future production activities.

With respect to environmental regulation, future environmental legislation could require:

•	stricter standards and enforcement,

•	increased fines and penalties for non-compliance,

•	more stringent environmental assessments of proposed projects and

•	a heightened degree of responsibility for companies and their officers, directors and employees.

There can be no assurance that future changes to environmental legislation and related regulations, if any, will not adversely affect Capital Gold’s operations. Capital Gold could be held liable for environmental hazards that exist on the properties in which it holds interests, whether caused by previous or existing owners or operators of the properties. Any such liability could adversely affect its business and financial condition.

Capital Gold has and the combined entity will have insurance against losses or liabilities that could arise from its operations.  If it incurs material losses or liabilities in excess of its insurance coverage, its financial position could be materially and adversely affected.

Mining operations involve a number of risks and hazards, including:

•	environmental hazards,

•	industrial accidents,

•	metallurgical and other processing,

•	acts of God, and/or

•	mechanical equipment and facility performance problems.

Such risks could result in:

•	damage to, or destruction of, mineral properties or production facilities,

•	personal injury or death,

•	environmental damage,

•	delays in mining,

•	monetary losses, and/or

•	possible legal liability.

Industrial accidents could have a material adverse effect on Capital Gold’s future business and operations.  Capital Gold currently maintains general liability, business interruption, auto and property insurance coverage.   Capital Gold cannot be certain that the insurance it has in place will cover all of the risks associated with mining or that it will be able to maintain insurance to cover these risks at economically feasible premiums. Capital Gold also might become subject to liability for pollution or other hazards which it cannot insure against or which it may elect not to insure against because of premium costs or other reasons. Losses from such events may have a material adverse effect on Capital Gold’s financial position.

Calculation of reserves and metal recovery dedicated to future production is not exact, might not be accurate and might not accurately reflect the economic viability of Capital Gold’s properties.

Reserve estimates may not be accurate.  There is a degree of uncertainty attributable to the calculation of reserves, resources and corresponding grades being dedicated to future production.  Until reserves or resources are actually mined and processed, the quantity of reserves or resources and grades must be considered as estimates only. In addition, the quantity of reserves or resources may vary depending on metal prices.  Any material change in the quantity of reserves, resource grade or stripping ratio may affect the economic viability of Capital Gold’s properties. In addition, there can be no assurance that mineral recoveries in small scale laboratory tests will be duplicated in large tests under on-site conditions or during production.

Capital Gold is dependent on the efforts of certain key personnel and contractors to develop Capital Gold’s El Chanate Project.  If Capital Gold loses the services of these persons and contractors and it is unable to replace them, Capital Gold’s operations at its El Chanate Project may be disrupted and/or materially adversely affected.

Capital Gold is dependent on a relatively small number of key personnel, including but not limited to John Brownlie, President and Chief Operating Officer, who, among other duties, oversees the El Chanate Project.  The loss of any one of Capital Gold’s key personnel could have an adverse effect on Capital Gold.  Capital Gold also is dependent upon Sinergia to provide mining services.  Sinergia commenced mining operations on March 25, 2007, and transitioned from the pre-production to production phase of the mining contract in July 2007.  Sinergia’s mining fleet is not new.  If Capital Gold loses the services of its key personnel, or if Sinergia is unable to effectively maintain its fleet, operations at its El Chanate Project may be disrupted and/or materially adversely affected.

There are uncertainties as to title matters in the mining industry.  Capital Gold believes that it has good title to its properties; however, any defects in such title that cause Capital Gold to lose its rights in mineral properties could jeopardize its business operations.

Capital Gold has investigated its rights to explore, exploit and develop its concessions in manners consistent with industry practice and, to the best of Capital Gold’s knowledge, those rights are in good standing.  However, Capital Gold cannot assure that the title to or its rights of ownership in the El Chanate concessions will not be challenged by third parties or governmental agencies.  In addition, there can be no assurance that the concessions in which Capital Gold has an interest are not subject to prior unregistered agreements, transfers or claims and title may be affected by undetected defects.  Any such defects could have a material adverse effect on Capital Gold.

Capital Gold’s ability to maintain long-term profitability eventually will depend on its ability to find, explore and develop additional properties.  Capital Gold’s ability to acquire such additional properties could be hindered by competition. If Capital Gold is unable to acquire, develop and economically mine additional properties, it most likely will not be able to be profitable on a long-term basis.

Gold is a non-renewable resource and gold mines continue to deplete their reserves while in operation.  They eventually become depleted of ore or become uneconomical to sustain mining operations.  The acquisition of gold properties and their exploration and development are subject to intense competition.  Companies with greater financial resources and larger staffs for exploration and development may be in a better position than Capital Gold to compete for such mineral properties.  If Capital Gold is unable to find, develop and economically mine new properties, Capital Gold most likely will not be able to be profitable on a long-term basis.

Capital Gold’s ability on a going forward basis to discover additional viable and economic mineral reserves is subject to numerous factors, most of which are beyond Capital Gold’s control and are not predictable. If Capital Gold is unable to discover such reserves, it most likely will not be able to be profitable on a long-term basis.

Exploration for gold is speculative in nature, involves many risks and is frequently unsuccessful.  Few properties that are explored are ultimately developed into commercially producing mines.  As noted above, Capital Gold’s long-term profitability will be, in part, directly related to the cost and success of exploration programs.  Any gold exploration program entails risks relating to:

•	the location of economic ore bodies,

•	development of appropriate metallurgical processes,

•	receipt of necessary governmental approvals, and

•	construction of mining and processing facilities at any site chosen for mining.

•	the commercial viability of a mineral deposit is dependent on a number of factors including:

•	the price of gold,

•	the particular attributes of the deposit, such as its

o	size

o	Grade, and

o	Proximity to infrastructure,

•	financing costs,

•	taxation,

•	royalties,

•	land use,

•	water use,

•	power use,

•	importing and exporting gold, and

•	environmental protection.

The effect of these factors cannot be accurately predicted.

Risks Related to Ownership of Capital Gold Stock

The issuance of a significant number of Capital Gold shares could adversely affect the market price of Capital Gold shares.

If the Business Combination is completed, a significant number of additional shares of Capital Gold common stock will be available for trading in the public market.  The increase in the number of Capital Gold shares may lead to sales of such shares or the perception that such sales may occur, either of which may adversely affect the market for, and the market price of, Capital Gold shares.

The NYSE AMEX may delist Capital Gold’s securities from its exchange which could limit investors’ ability to make transactions in Capital Gold’s common stock and subject it to additional trading restrictions.

Capital Gold’s common stock is listed on the NYSE AMEX, a national securities exchange.  Although Capital Gold expects to continue to meet the minimum continued listing standards, it cannot assure you that its securities will continue to be listed on the NYSE AMEX in the future.

If the NYSE AMEX delists Capital Gold’s common shares from trading on its exchange, Capital Gold could face significant material adverse consequences, including:

•	a limited availability for market quotations for Capital Gold’s common stock;

•	reduced liquidity with respect to Capital Gold’s common stock;

•
a determination that Capital Gold’s common stock is a “penny stock,” which will require brokers trading in the common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for Capital Gold’s common stock;

•	limited amount of news and analyst coverage for Capital Gold’s common stock; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, Capital Gold would no longer be subject to NYSE AMEX rules, including rules requiring Capital Gold to have a certain number of independent directors and to meet other corporate governance standards.

Capital Gold’s stock price may be adversely affected if a significant amount of shares, including those offered herein, are sold in the public market.

As of the date of this joint proxy statement/prospectus, approximately 2,542,476 shares of Capital Gold’s common stock, constituted "restricted securities" as defined in Rule 144 under the Securities Act of 1933 and could be resold pursuant to an exemption from registration afforded by Rule 144.  In addition, Capital Gold has registered herein 18,148,476 shares of common stock, including common shares issuable upon the exercise of warrants and options of Nayarit.  All of the foregoing shares, assuming exercise of all of the above options and warrants, would represent in excess of 27% of the then outstanding shares of Capital Gold’s common stock.  Registration of the shares permits the sale of the shares in the open market or in privately negotiated transactions without compliance with the requirements of Rule 144.  To the extent the exercise price of the warrants or options is less than the market price of the common stock, the holders of the warrants are likely to exercise them and sell the underlying shares of common stock.  Capital Gold also may issue shares to be used to meet its capital requirements or use shares to compensate employees, consultants and/or directors.  Capital Gold is unable to estimate the amount, timing or nature of future sales of outstanding common stock.  Sales of substantial amounts of Capital Gold’s common stock in the public market could cause the market price for the common stock to decrease.

Furthermore, a decline in the price of Capital Gold’s common stock would likely impede its ability to raise capital through the issuance of additional shares of common stock or other equity securities.

Capital Gold does not intend to pay cash dividends in the near future.

Capital Gold’s board of directors determines whether to pay cash dividends on its issued and outstanding shares.  The declaration of dividends will depend upon Capital Gold’s future earnings, its capital requirements, its financial condition and other relevant factors.  Capital Gold’s board does not intend to declare any dividends on its shares for the foreseeable future.  Capital Gold anticipates that it will retain any earnings to finance the growth of its business and for general corporate purposes.

Capital Gold’s stockholders will experience immediate dilution as a consequence of the issuance of shares of Capital Gold’s common stock as consideration in the Business Combination.  Having a minority share position may reduce the influence that Capital Gold’s current stockholders have on the management of Capital Gold.

Based on the number of shares of Nayarit common stock outstanding on March __, 2010, Capital Gold expects to issue approximately 12,099,135 shares of its common stock in the Business Combination to Nayarit's current stockholders and to assume warrants and options to purchase an additional approximately 4,830,938 and 1,218,403 shares of Capital Gold common stock held by Nayarit's warrant and option holders, respectively.  Based on the number of outstanding shares of Nayarit common stock and Capital Gold common stock, after the merger, the current stockholders of Nayarit would own approximately 19.97% of Capital Gold.  Consequently, the ability of the current stockholders of Capital Gold following the Business Combination to influence management of Capital Gold through the election of directors will be substantially reduced.

If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of Capital Gold’s securities may decline.

The market price of Capital Gold’s securities decline prior to or after the consummation of the Business Combination if:

•	the Company does not achieve the perceived benefits of the Business Combination as rapidly, or to the extent anticipated by, financial or industry analysts; or

•	the effect of the Business Combination on Capital Gold’s financial results is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of a decline in the market price of Capital Gold’s securities. A decline in the market price of Capital Gold’s securities also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future.

THE BUSINESS COMBINATION

The following summary describes the material provisions of the Business Combination Agreement.  The provisions of the Business Combination Agreement are complicated and not easily summarized.  This summary may not contain all of the information about the Business Combination Agreement that is important to you.  The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement.  The Business Combination Agreement is attached to this joint proxy statement/prospectus as Annex I and is incorporated by reference into this joint proxy statement/prospectus, and we encourage you to read it carefully in its entirety for a more complete understanding of the Business Combination Agreement and the Business Combination.

The Business Combination Agreement has been included to provide information regarding the terms of the transaction.  Except for its status as the contractual document that establishes and governs the legal relations among Capital Gold and Nayarit with respect to the Business Combination, the Business Combination Agreement is not intended to be a source of factual, business or operational information about the parties.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination or other specific dates.  The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination.  The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the underlying disclosure schedules, which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders, and were used for the purpose of allocating risk among the parties rather than establishing matters of fact.  The parties do not believe that these schedules contain information that is material to the vote on the proposals at the respective Special Meetings of Capital Gold and Nayarit.

Overview and Structure of the Business Combination

The Business Combination Agreement sets forth, among other things:

•
representation and warranties of the parties as to, among other things, the organization, corporate power and authority, authorization and validity of the Business Combination Agreement and, as relevant, other agreements contemplated therein, the receipt of any necessary consents, approvals and permits, the accuracy of certain information, and other matters;

•	conditions to be satisfied or waived on or before the Business Combination Closing Date, to each party’s obligation to consummate the Business Combination on the Business Combination Closing Date;

•	covenants regarding conduct of business prior to the Business Combination Closing Date and other matters; and

•	circumstances under which the Business Combination Agreement may be terminated prior to closing of the Business Combination on the Business Combination Closing Date.

Forms of the following additional agreements contemplated in connection with the Business Combination are attached to the form of the Business Combination Agreement included in this proxy statement/prospectus:

•	The form of Amalgamation Agreement between Nayarit and “MergerSub” as defined below to form AmalgSub (as defined below) as a wholly owned subsidiary of Capital Gold; and
•
Lock Up Agreements between Capital Gold and each of Colin Sutherland and Bradley Langille pursuant to which they each agree not to sell or otherwise dispose of Capital Gold shares and securities received by them as stockholders and option holders of Nayarit.

Pursuant to the terms of the Business Combination Agreement, Capital Gold and Nayarit agreed to effect an amalgamation (the “Amalgamation”) of Nayarit and a corporation, to be organized under the Ontario Business Corporation Act (“OBCA”) as a wholly-owned subsidiary of Capital Gold (“Merger Sub”), to form a combined entity (“AmalgSub”).  By virtue of the Amalgamation, the separate existence of each of Nayarit and Merger Sub shall cease, and AmalgSub, shall continue its corporate existence under the OBCA as a wholly-owned subsidiary of Capital Gold.  In connection with the Amalgamation, and without any action on the part of Nayarit or the holders of any securities of Nayarit, all of the common shares of Nayarit (the “Nayarit Common Shares”) issued and outstanding immediately prior to the consummation of the Amalgamation (other than Nayarit Common Shares held by dissenting stockholders of Nayarit) shall become exchangeable into the common stock of Capital Gold on the basis of 0.134048 shares of Capital Gold common stock for each one (1) Nayarit Common Share (the “Amalgamation Consideration”).

Accounting Treatment of the Amalgamation (page 31)

The Capital Gold and Nayarit amalgamation will be accounted for under the acquisition method of accounting.  Capital Gold is the acquirer and will utilize the acquisition method of accounting which is based on Accounting Standards Codification, or ASC, Topic 805, Business Combinations, or ASC 805 and uses the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures.

Regulatory Approvals (page 31)

Capital Gold and Nayarit do not believe that the Business Combination is subject to the reporting obligations, statutory waiting periods or other approvals of any government or regulatory agency or body other than addressing comments raised by the Securities and Exchange Commission, or SEC, with respect to this proxy statement/prospectus and the Toronto Stock Exchange and the TSX Venture Exchange.

Closing and Effective Time of the Amalgamation

The Amalgamation is expected to be consummated promptly following the satisfaction or waiver of the conditions described below under the subsection entitled “Conditions to the Closing of the Amalgamation,” unless Capital Gold and Nayarit agree in writing to hold the closing at another time but in no event will such time be later than 120 days after the date of the Business Combination Agreement.

The effective time (the “Effective Time”) of the Amalgamation will occur concurrently with the filing of articles of amalgamation with the Ontario Ministry of Government Services (Companies and Personal Property Security Branch) and the issuance of a certificate of amalgamation therefor.

Conditions to Closing of the Amalgamation

The obligations of the parties to the Business Combination Agreement to consummate the Amalgamation are subject to the satisfaction (or waiver by the other party) of the following specified conditions set forth in the Business Combination Agreement before consummation of the Amalgamation:

(i)	Capital Gold’s stockholders have approved the Business Combination Agreement and the issuance of the Amalgamation Consideration;

(ii)	Nayarit’s stockholders have approved the Business Combination Agreement;

(iii)	If applicable, the required waiting period under any domestic or foreign anti-trust laws has expired or been terminated;

(iv)	All governmental authority approvals and third party consents required in connection with the transactions contemplated by the Business Combination Agreement have been obtained or made;

(v)
A registration statement with respect to the Amalgamation Consideration shall have been declared effective by the SEC and no stop order suspending the effectiveness of such registration statement is in effect;

(vi)
No governmental authority has enacted, issued, promulgated, enforced or entered any law or order that has the effect of making the Amalgamation illegal or otherwise preventing or prohibiting consummation of the Amalgamation;

(vii)	Final versions of Capital Gold’s disclosure schedules and Nayarit’s disclosure schedules have been delivered and are final, true, correct and complete; and

(viii)
No pending action exists against any of the parties to the Business Combination Agreement, or against any of their respective officers, directors, assets or properties, which could be reasonably be expected to have a material adverse effect.

The obligations of Capital Gold to consummate the Amalgamation are subject to various additional closing conditions (unless waived by Capital Gold):

(i)	The accuracy in all respects on the date of the Business Combination Agreement and the Effective Time of all of the representations and warranties of Nayarit;

(ii)	The performance in all material respects of all covenants and obligations required to be performed by or complied with by Nayarit at or prior to the Effective Time;

(iii)
The delivery to Capital Gold by Nayarit of an officer’s certificate evidencing the accuracy of the representations or warranties made by Nayarit and its subsidiaries and certifying the performance of the covenants or obligations required to be performed by Nayarit;

(iv)
The delivery to Capital Gold by Nayarit of a secretary’s certificate certifying the resolutions of the board of directors of Nayarit authorizing the execution of the Business Combination Agreement and the transaction contemplated thereby;

(v)	No material adverse effect with respect to Nayarit’s business shall have occurred since the date of the Business Combination Agreement;

(vi)	The receipt by Capital Gold of a satisfactory opinion from legal counsel to Nayarit;

(vii)	The receipt by Capital Gold of a satisfactory title opinion from mining counsel to Nayarit;

(viii)	The receipt of lockup agreements from Colin Sutherland and Bradley Langille;

(ix)	The filing by Nayarit with the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) all financial statements that are required pursuant to applicable Canadian laws;

(x)	Holders of no more than 5% of the Nayarit common shares vote against the Amalgamation and exercise dissent rights under the OBCA;

(xi)
The receipt by Capital Gold of a final report from SRK Consulting concerning Nayarit’s assets and properties and such final report shall not be materially different from the preliminary SRK Consulting report provided to Capital Gold;

(xii)	The resignation of the respective directors and officers of Nayarit and its subsidiaries except for those directors and officers continuing in their capacities after the Effective Time;

(xiii)
All convertible securities of Nayarit and options to purchase Nayarit common shares outstanding prior to the Effective Time shall provide for the issuance of Capital Gold common stock on the exchange basis set forth in the Business Combination Agreement;

(xiv)
The receipt by Capital Gold of a fairness opinion with respect to the transactions contemplated by the Business Combination Agreement from the advisors to Capital Gold, if deemed necessary by the board of directors of Capital Gold;

(xv)	The receipt by Nayarit of a fairness opinion with respect to the transactions contemplated by the Business Combination Agreement from the advisors to Nayarit;

(xvi)	The termination of the employment agreements between Nayarit and each of Colin Sutherland and Bradley Langille without payment by Nayarit of any change of control payments; and

(xvii)	The receipt by Capital Gold of a certificate from SRK Consulting certifying Nayarit’s representations and warranties regarding Nayarit’s mining properties and assets.

The obligations of Nayarit to consummate the Amalgamation are subject to various additional closing conditions (unless waived by Nayarit):

(i)	The accuracy in all respects on the date of the Business Combination Agreement and the Effective Time of all of representations and warranties of Capital Gold;

(ii)	The performance in all material respects of all covenants and obligations required to be performed by or complied with by Capital Gold at or prior to the Effective Time;

(iii)
The delivery to Nayarit by Capital Gold of an officer’s certificate evidencing the accuracy of the representations or warranties made by Capital Gold and certifying the performance of the covenants or obligations required to be performed by Capital Gold;

(iv)
The delivery to Nayarit by Capital Gold of a secretary’s certificate certifying the resolutions of the board of directors of Capital Gold authorizing the execution of the Business Combination Agreement and the transaction contemplated thereby;

(v)	No material adverse effect with respect to Capital Gold’s business shall have occurred since the date of the Business Combination Agreement;

(vi)	The receipt by Nayarit of a satisfactory opinion from legal counsel to Capital Gold;

(vii)	The resignation of the directors and officers of Capital Gold except for those directors and officers continuing in their capacities after the Effective Time;

(viii)	Capital Gold has entered into an agreement with an exchange agent with respect to the exchange of the certificates evidencing Nayarit Common Shares for the Amalgamation Consideration;

(ix)	The receipt by Nayarit of a satisfactory title opinion from mining counsel to Capital Gold; and

(x)	The receipt of a lockup agreement from John Brownlie.

Representations and Warranties of Capital Gold and Nayarit in the Business Combination Agreement

The Business Combination Agreement contains a number of representations that each of Capital Gold and Nayarit have made to each other.  The representations and warranties contained in the Business Combination Agreement were made for purposes of the Business Combination Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Business Combination Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

Further, the representations and warranties are qualified by information in confidential disclosure schedules delivered by the respective parties together with the Business Combination Agreement.  While Capital Gold and Nayarit do not believe these schedules contain information for which the securities laws require public disclosure, other than information that has already been so disclosed, the disclosure schedules do contain information that modify, qualify and create exceptions to the representations, warranties and covenants set forth in the Business Combination Agreement.

This description of the representations and warranties, and their reproduction in the copy of the Business Combination Agreement attached to this joint proxy statement/prospectus as Annex I, are included solely to provide stockholders with information regarding the terms of the Business Combination Agreement.  Accordingly, the representations and warranties and other provisions of the Business Combination Agreement should not be read alone and should not be relied on as statements of true fact, but instead should only be read together with the information provided elsewhere in this joint proxy statement/prospectus. See “Where You Can Find More Information.”

Covenants of the Parties

Among other covenants, Capital Gold and Nayarit have agreed to during the period from the date of the Business Combination Agreement until the earlier of the termination of the Business Combination Agreement or the closing of the Amalgamation, unless the other party gives written consent to the contrary,

(i)	conduct their respective business in all material respects in the ordinary course of business consistent with past practice;

(ii)
use commercially reasonable efforts to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective and their respective subsidiaries’ managers, directors, officers, key employees and consultants;

(iii)	keep all of their respective mineral rights, permits and contracts in good standing and in full force and effect; and

(iv)	comply with all laws in the conduct of their respective business.

Non-Solicitation

Each of Capital Gold and Nayarit have agreed, from the date of the Business Combination Agreement until the earlier of the Effective Time or termination of the Business Combination Agreement that it shall not, as more specifically set forth in the Business Combination Agreement, solicit, furnish information in connection with or in response to, engage in discussions as to, or take action in furtherance of an Acquisition Proposal (as defined in the Agreement).

Indemnification Provisions

From the date of the Business Combination Agreement through the Effective Time, each of Capital Gold and Nayarit (each of which is referred to as a party and for the purpose of this description of the indemnification provisions, the “indemnifying party”), have agreed to indemnify and hold the other party (and its affiliates, and its or their successors and assigns and respective directors, officers, employees and agents), harmless from and against any liability, claim (including claims by third parties), demand, judgment, loss, cost, damage, or expense whatsoever (including reasonable attorneys’, consultants’ and other professional fees and disbursements of every kind, nature and description) that arise from (i) any breach of any representation, warranty, covenant or agreement of such indemnifying party contained in the Business Combination Agreement and (ii) any negligence, willful misconduct or fraud committed by the indemnifying party in connection with the execution, delivery and performance of the Business Combination Agreement.

Termination

The Business Combination Agreement may be terminated at any time prior to the earlier of the Effective Time, notwithstanding the approval by the stockholders of Capital Gold and Nayarit, as follows:

(i)	by mutual written consent of Capital Gold and Nayarit, as duly authorized by their respective board of directors;

(ii)
by either Capital Gold and Nayarit if (A) the closing conditions in the Business Combination Agreement have not been satisfied by the other party by 120 days after the date of the Business Combination Agreement (the “Completion Deadline”); or (B) any governmental authority shall have enacted, issued, promulgated, enforced or entered any order or law that has the effect of enjoining or otherwise preventing or prohibiting the Amalgamation (unless the foregoing was the result of the prospective terminating party’s breach of the Business Combination Agreement, in which case the prospective terminating party may not terminate pursuant to this provision);

(iii)
by Capital Gold if (A)  there has been a material breach of any representation, warranty, covenant or agreement on the part of Nayarit, or any representation or warranty of Nayarit shall have become untrue or inaccurate, which breach or untrue representation or warranty is incapable of being cured prior to the closing or is not cured within 20 days of notice of such breach or inaccuracy, or (B) any of the conditions to closing are unsatisfied by Nayarit by the Completion Deadline, provided, however that Capital Gold may not terminate pursuant to this provision if it has materially breached the Business Combination Agreement and such breach caused the closing conditions not to be satisfied; or

(iv)
by Nayarit if (A)  there has been a material breach of any representation, warranty, covenant or agreement on the part of Capital Gold, or any representation or warranty of Capital Gold shall have become untrue or inaccurate, which breach or untrue representation or warranty is incapable of being cured prior to the closing or is not cured within 20 days of notice of such breach or inaccuracy, or (B) any of the conditions to closing are unsatisfied by Capital Gold by the Completion Deadline, provided, however Nayarit may not terminate pursuant to this provision if it has materially breached the Business Combination Agreement and such breach caused the closing conditions not to be satisfied.

Effect of Termination

If the Business Combination Agreement is terminated, neither party shall have any liability to the other party except for liability for the Break Fee (as defined below) or fraud or a breach of representation, warranty or covenant prior to termination as specifically set forth in the Business Combination Agreement, and all rights and obligations of the parties pursuant to the Business Combination Agreement shall cease, except as specifically set forth in the Business Combination Agreement.

Break Fee

The Business Combination provides that a “break fee” of $1 million (the “Break Fee”) will be payable in the event that the Business Combination is not consummated because certain specified events have occurred.  Such events that would trigger payment of the Break Fee are as follows.  If either Capital Gold or Nayarit, through no fault of the other party, fails to consummate the Business Combination as a result of the decision by one of their boards of directors to change its recommendation to its stockholders to approve the Business Combination, the party whose board changed its recommendation would be obligated to pay the other party the Break Fee.  If Nayarit accepts an acquisition proposal from a third party for its stock or material assets (an “Acquisition Proposal”), then Nayarit would be obligated to pay the Break Fee.  If Capital Gold’s or Nayarit’s action or inaction, through no fault of the other party, results in the termination of the Business Combination Agreement by the other party pursuant to termination provisions of the Business Combination Agreement, then the party that failed to so progress and consummate the Business Combination would be obligated to pay the other party the Break Fee.  Finally, if either the required Nayarit stockholder approval vote or the Capital Gold stockholder approval vote is not obtained following the public announcement of an Acquisition Proposal, then the defaulting party would be obligated to pay to the other party the Break Fee.

COMPARISON OF RIGHTS OF NAYARIT STOCKHOLDERS
AND CAPITAL GOLD STOCKHOLDERS

Nayarit is incorporated under the laws of the Province of Ontario, Canada.  Capital Gold is incorporated under the laws of Delaware.  As a result of the Business Combination, the stockholders of Nayarit will become stockholders of Capital Gold.  As stockholders of Nayarit, their rights are currently governed by the Ontario Business Corporations Act and by Nayarit’s articles of association, as amended, and its by-laws.  Following the Business Combination, the rights of stockholders of Nayarit will be governed by the Delaware General Corporation Law, or the DGCL, and by Capital Gold’s certificate of incorporation, as amended, and its by-laws.  The following discussion summarizes the material differences between Nayarit’s certificate of incorporation and by-laws, as amended, and Capital Gold’s certificate of incorporation and by-laws, as amended, and between the provisions of Ontario law and Delaware law affecting stockholder rights.  This section does not include a complete description of all differences between the rights of these holders, nor does it include a complete description of the specific rights of these holders.  In addition, the identification of some of the differences in the rights of these holders as material is not intended to indicate that other differences that are equally important do not exist.

Authorized Capital

Nayarit.  The total number of authorized common shares of Nayarit is unlimited no par value.  There are no shares of Nayarit preferred stock authorized or outstanding.

Capital Gold.  The total number of authorized shares of Capital Gold is 75,000,000 shares of common stock, par value $0.0001 per share.  There are no shares of preferred stock authorized or outstanding.

Number and Election of Directors

Nayarit.  The Board of Directors currently consists of five (5) members. Nayarit’s Articles of Organization provide that there shall be a minimum of three (3) and a maximum of ten (10) directors, with the number of directors to be fixed from time to time by resolution of the Board of Directors.

Capital Gold.  The Board of Directors currently consists of four (4) members.  The Capital Gold By-laws provide the number of the directors of the corporation shall be not less than three (3) nor more than ten (10), unless and until otherwise determined by vote of a majority of the entire Board of Directors.

Removal of Directors

Nayarit.  Nayarit’s Articles of Organization provide that any director may be removed before the expiration of his or her term, at any annual or special meeting of stockholders, by the affirmative vote of at least a majority of stockholders entitled to vote in the election of directors.

Capital Gold.  Under Delaware law, any director or the entire board of directors of a Delaware corporation may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors.

Filling Vacancies on the Board of Directors

Nayarit.  Subject to the laws of Ontario,  Nayarit’s bylaws provide that a vacancy on the Board of Directors may be filled by the affirmative vote of the majority of the Board, except in the event a vacancy resulted from an increase in the number of directors, an increase in the maximum number of directors or from a failure of the stockholders to elect the minimum number of Directors.

Capital Gold.  The Capital Gold Bylaws provide that any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the stockholders shall be filled by the stockholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

Stockholder Meetings and Provisions for Notices; Proxies

Nayarit. Pursuant to Nayarit’s bylaws, the annual meeting of its stockholders may be held at any place in or outside of Ontario as the Board of Directors determines, or in the absence of such determination, at the registered office of Nayarit.  The Board of Directors may also determine the date of the annual meeting.  The Board may also, at any time, call a special meeting of the stockholders of Nayarit.  Notice must be given not less than 21 days, and not more than 50 days, in advance.  Notice for a special meeting must include the nature of the business to be transacted and the text of any special resolution to be submitted to the meeting.

Notice may be waived by any stockholder or person entitled to attend the meeting.  Attendance by any person at a meeting shall still constitute waiver unless such person attends a meeting for the express purpose of objecting to the transaction of business on the grounds that the meeting is not lawfully called.  Accidental omission of notice to any individual entitled to attend a meeting shall not invalidate the proceedings taken or resolutions passed at any meeting of the stockholders.

Every Nayarit stockholder entitled to vote at stockholder meetings may appoint a proxyholder to vote, attend and act at stockholder meetings. Proxies are valid for one year.

Capital Gold.  Capital Gold’s bylaws provide that all meetings of the stockholders shall be held at the principal office of the corporation, or at other places as shall be designated in the notices or waivers of notice of such meetings.

Under Capital Gold’s bylaws, written notice stating the time when and place where the meeting is to be held must be served either personally or by mail no less than 10 days and no more than 50 days before the date of such annual or special meeting to each stockholder entitled to vote at the meeting unless otherwise required by law.  For special meetings, the purpose or purposes for such meeting must also be stated in the notice.

Under Delaware law, no proxy shall be valid after three years from the date of its execution, unless the proxy provides for a longer period.

Quorum and Voting by Stockholders

Nayarit.  Nayarit’s bylaws provide that the holders of a majority of the shares entitled to vote at meeting of stockholders, whether present or represented by proxy, constitutes a quorum.

Capital Gold.  Capital Gold’s bylaws provide that the presence at the commencement of the meeting in person or by proxy of stockholders holding of record a majority of the total number of shares then issued and outstanding shall constitute a quorum at any such meeting of stockholders.

Capital Gold’s bylaws provide that directors are elected by a plurality of the votes cast at a meeting by holders of shares, present in person or by proxy, at the meeting and entitled to vote on the election of directors, and except as otherwise required by law, Capital Gold’s certificate of incorporation as amended, or Capital Gold’s bylaws, all other matters shall be determined by a majority of the votes cast, at any meeting at which a quorum is present.

Stockholder Action Without a Meeting

Nayarit.  Nayarit’s bylaws provide that any stockholder action permitted by law, the articles of organization or the bylaws to be taken at a meeting of stockholders may be taken without a meeting, if a unanimous written consent setting forth the action so taken is signed by all of Nayarit’s stockholders entitled to vote.

Capital Gold.  Capital Gold’s bylaws provide that any resolution in writing, signed by all stockholders entitled to vote thereon, shall be and constitute action by the stockholders with the same effect as if it had been duly passed by unanimous vote at a duly called meeting of stockholders.

Amendment of Certificate or Articles of Incorporation

Nayarit.   Under the Ontario Act, any change to the articles of a corporation must be approved by special resolution.  A “special resolution” is a resolution passed by a majority of not less than two-thirds of the votes cast by the stockholders who voted in respect of that resolution, or signed by all the stockholders entitled to vote on that resolution. If a proposed amendment requires approval by special resolution, the holders of shares of a class (or of a series of a class, if the proposed amendment would affect such series differently from the other series of shares of such class) are entitled to vote separately as a class or series if the proposed amendment affects the class or series as specified in the Ontario Act, whether or not the class or series otherwise carries the right to vote.

Capital Gold.   Capital Gold’s certificate of incorporation does not contain any special provisions regarding approval of amendments to the certificate of incorporation.   Under the DGCL, an amendment to the certificate of incorporation requires that the board of directors approve the amendment, declare it advisable and submit it to stockholders for adoption. Such amendment must be adopted by a majority in voting power of all issued and outstanding shares and any greater vote required by the certificate of incorporation. Except in limited circumstances, any proposed amendment to the certificate of incorporation that would increase or decrease the authorized shares of a class of stock, increase or decrease the par value of the shares of a class of stock, or alter or change the powers, preferences or special rights of the shares of a class of stock (so as to affect them adversely) requires approval of the holders of a majority of the outstanding shares of the affected class, voting as a separate class, in addition to the approval of a majority of the shares entitled to vote on that proposed amendment. If any proposed amendment would alter or change the powers, preferences or special rights of any series of a class of stock so as to affect them adversely, but does not affect the entire class, then only the shares of the series affected by the proposed amendment is considered a separate class for purposes of the immediately preceding sentence.

Amendment of Bylaws

Nayarit.  Nayarit’s bylaws may be amended or repealed, or rescinded by either the stockholders or by the Board of Directors. Nayarit’s Board may repeal, alter, alter, amend or rescind it bylaws by a majority vote at a duly called and held Board meeting or by the unanimous written consent of the Board of Directors subject to confirmation by a majority of the votes cast by holders of voting shares at the next meeting of shareholders.

Capital Gold.  Capital Gold’s bylaws provide that the board is expressly authorized to adopt, amend or repeal the bylaws provided however, that the stockholders entitled to vote with respect thereto may alter, amend or repeal bylaws made by the Board of Directors except that the Board of Directors shall have no power to change the quorum for meetings of stockholders or of the Board of Directors or to change any provisions of the bylaws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the stockholders. The Company’s bylaws also provide that all bylaws may be altered or repealed and new by-laws may be made by the affirmative vote of stockholders holding of record at least a majority of the outstanding shares entitled to vote in the election of directors at any annual or special meeting of stockholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

Anti-Takeover Statutes

Nayarit.  Such matters as take-over bids, issuer bids or self tenders, going-private transactions and transactions with directors, officers, significant stockholders and other related parties to which Nayarit is a party are subject to regulation by Canadian provincial securities legislation and administrative policies and rules of Canadian securities administrators. Such legislation and administrative policies and rules will continue to apply to Capital Gold after the Business Combination. Such legislation and administrative policies and rules may impose stockholder approval requirements separate and apart from the Ontario Act.

Capital Gold.  The provisions of Delaware law relating to Business Combinations do not apply to a corporation if, among other things, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders.

Capital Gold has not “opted out” of the Delaware laws relating to Business Combinations.

Under certain provisions of Delaware law, a corporation may not engage in certain transactions with an “interested stockholder.”  For purposes of this provision, an “interested stockholder” generally means any person who, together with its affiliates or associates, directly or indirectly owns 15% or more of the outstanding voting stock of the corporation.  These provisions prohibit certain Business Combinations between an interested stockholder and a corporation for a period of three years following the date that the stockholder acquired its stock unless:

•
prior to the stockholder becoming an interested stockholder, the board of directors of the corporation approved the Business Combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and shares held by certain employee stock plans) in which such stockholder became an interested stockholder; or

•
the Business Combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Limitation of Liability and Indemnification of Directors and Officers

Nayarit.  Nayarit’s bylaws provide that it shall indemnify a director or officer, a former director or officer, or a person who acts or acted at Nayarit’s request as a director or officers of a body corporate of which Nayarit is or was a stockholder or creditor and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Nayarit or such body corporate, if:

•	he acted honestly and in good faith with a view to the best interests of Nayarit; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Capital Gold.  Capital Gold’s certificate of incorporation, as amended, provides that no director of the corporation shall be personally liable to Capital Gold or its stockholders for monetary damages for breach of fiduciary duty as a director, except for a breach of fiduciary duties unless the breach involves:  (1) a director’s duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.  Capital Gold’s certificate of incorporation, as amended also provides that the corporation shall indemnify all persons whom it may indemnify pursuant to Section 145 of the General Corporation Law of Delaware or otherwise.

Appraisal/Dissenter’s Rights

Nayarit.  Registered stockholders of Nayarit are entitled to dissent from the Business Combination Proposal in the manner provided in section 185 of the Ontario Business Corporations Act (the “Ontario Act”).  Section 185 of the Ontario Act is reprinted in its entirety and attached to this proxy statement/prospectus as Annex II.  In the event that the Business Combination is approved by the stockholders of Nayarit and the Business Combination is effected, registered stockholders of Nayarit will be entitled to be paid the fair value of their Nayarit Shares as of the effective time of the closing of the Business Combination.  A registered Nayarit Stockholder who wishes to exercise Dissent Rights must send a Dissent Notice to Nayarit, such that it is received by Nayarit not later than 4:00 p.m. (Toronto time) on the business day immediately preceding the day of the Nayarit Special Meeting (or any postponement or adjournment thereof), at Nayarit Gold Inc., 76 Temple Terrace, Suite 150, Lower Sackville, Nova Scotia B4C 0A7.  Attention: Megan Spidle.  See “Special Meeting of Stockholders of Nayarit – Nayarit’s Stockholders’ Dissenter Rights” herein.

Capital Gold.  Under Delaware law, Capital Gold stockholders do not have appraisal rights with respect to shares of any class or series of stock if such shares are (1) listed on a national securities exchange or (2) held by more than 2,000 stockholders of record, unless the stockholders receive in exchange for their shares anything other than shares of stock of the surviving or acquiring entity, or depository receipts in respect thereof, or shares of stock, or depository receipts in respect of any other entity that is publicly listed or held by more than 2,000 holders, or cash in lieu of fractional shares or fractional depository receipts described above, or a combination of the foregoing.  Since Capital Gold stockholders will not exchange their shares in the Business Combination for any other security, under Delaware law, Capital Gold stockholders are not entitled to appraisal rights in connection with the Business Combination.

Dividends

Neither Capital Gold nor Nayarit currently pays dividends. Under the terms of the Business Combination Agreement, neither Capital Gold nor Nayarit may declare, set aside or pay any dividends with respect to their capital stock prior to the Effective Date of the Amalgamation or the termination of the merger agreement. After completion of the Amalgamation, former Nayarit shareholders who hold the Capital Gold common stock they received as part of the Amalgamation Consideration will receive whatever dividends are declared and paid on Capital Gold common stock following the Amalgamation. There can be no assurance that any dividends will be declared or paid by Capital Gold or as to the amount or timing of such dividends, if any. Any future dividends will be made at the discretion of the Capital Gold Board of Directors. Until Nayarit stockholders have provided to the exchange agent your signed letter of transmittal and any other items specified by the letter of transmittal with respect to their shares of Nayarit common stock, any dividends or other distributions declared after the Effective Time of the Amalgamation with respect to Capital Gold common stock into which the Nayarit common stock may have been converted will accrue but will not be paid with respect to such shares. Capital Gold will pay to former Nayarit shareholders any unpaid dividends or other distributions, without interest, only after they have duly surrendered their Nayarit stock certificates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this proxy statement/prospectus that are not purely historical are forward-looking statements.  The forward-looking statements include, but are not limited to, statements regarding Capital Gold’s, Nayarit’s or their respective management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.  Forward-looking statements in this proxy statement/prospectus may include, for example, statements about Capital Gold’s and Nayarit’s:

•	ability to complete the Business Combination;

•	the benefits of the Business Combination;

•	potential of exploration assets in Mexico;

•	adverse capital and credit market conditions and their impact on our liquidity, access to capital and cost of capital;

•	changes in the combined company’s financial strength and the effect of such changes on our future results of operations and financial condition;

•	general economic conditions or a prolonged economic downturn affecting the mining industry;

•	fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets;

•	the stability of and actions by governments and economies in the markets in which both companies operate;

•	competitive factors and competitors’ responses to our initiatives;

•	the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where Capital Gold operates or does business; and

•
other risks and uncertainties described under the caption “Risk Factors” and in other filings with the SEC in the case of Capital Gold, and with the Ontario Securities Commission in the case of Nayarit.

All forward-looking statements included herein attributable to Capital Gold, Nayarit or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  Except to the extent required by applicable laws and regulations, Capital Gold and Nayarit do not undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the approval of the Business Combination, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this joint proxy statement/prospectus could have a material adverse effect on Capital Gold, Nayarit or the combined entity, now or upon completion of the Business Combination.

SPECIAL MEETING OF STOCKHOLDERS OF CAPITAL GOLD

General

Capital Gold is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by its Board of Directors for use at the Special Meeting of Stockholders of Capital Gold, to be held on [     ], 2010, and at any adjournment or postponement thereof (the “Capital Gold Special Meeting”).  This proxy statement/prospectus is first being furnished to Capital Gold stockholders on or about [     ], 2010. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the Capital Gold Special Meeting.

Date, Time and Place

The Capital Gold Special Meeting will be held at 10:00 a.m., Eastern Time, on [     ], 2010, at [        ], or such other date, time and place to which such meeting may be adjourned or postponed.

Purpose of the Special Meeting of Stockholders

At the Capital Gold Special Meeting, Capital Gold will ask holders of its common stock to consider and vote upon the following proposals:

(1) The Business Combination Proposal—to adopt a business combination agreement (the “Business Combination Agreement”) dated February 10, 2010 by and among the Capital Gold and Nayarit, pursuant to which Capital Gold will issue approximately 12,099,135 shares of its common stock to stockholders of Nayarit and reserve for issuance an additional approximately 4,830,938 and 1,218,403 shares of its common stock for the exercise warrants and options of Nayarit, respectively, and Nayarit will become a wholly-owned subsidiary of Capital Gold (the “Business Combination”); and

(2) The Stockholder Adjournment Proposal —to consider and vote upon the adjournment of the Capital Gold Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, at the time of the special meeting, it appears Capital Gold cannot consummate the transactions contemplated by the Business Combination (the “Stockholder Adjournment Proposal”); and

(3) Such other procedural matters as may properly come before the Capital Gold Special Meeting or any adjournment or postponement thereof.

Recommendation of Capital Gold’s Board of Directors to Stockholders

After careful consideration of each of the proposals, the Company’s Board of Directors has determined unanimously that each of them is fair to, and in the best interests of, Capital Gold and its stockholders and unanimously recommends that the stockholders vote or instruct their vote to be cast “FOR” the Business Combination Proposal and the Stockholder Adjournment Proposal.

Record Date; Who is Entitled to Vote

You will be entitled to vote or direct votes to be cast at the Capital Gold Special Meeting if you owned shares of Capital Gold ’s common stock at the close of business on [     ], 2010, which Capital Gold has fixed as the record date for the Capital Gold Special Meeting.  You are entitled to one vote for each share of common stock of Capital Gold you owned at the close of business on the record date. On the record date, there were [       ] shares of common stock of Capital Gold outstanding.

Quorum and Required Vote for Stockholder Proposals

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at Capital Gold Special Meeting if a majority of the common stock issued and outstanding and entitled to vote at the Capital Gold Special Meeting is represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal requires the affirmative vote of the majority of the common stock of Capital Gold voted at the Capital Gold Special Meeting at which a quorum is present. A quorum for the meeting requires the presence, in person or by proxy, of stockholders holding of record a majority of the total shares issued and outstanding and entitled to vote as of the record date.

The approval of the Stockholder Adjournment Proposal requires the affirmative vote of a majority of the common stock of Capital Gold issued and outstanding as of the record date voted at the Capital Gold Special Meeting.

Abstentions and Broker Non-Votes

Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your warrants or shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Capital Gold believes the proposals presented to stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your broker, bank or nominee may deliver a proxy card expressly indicating that it is NOT voting your shares, as the case may be. This indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.”

Abstentions will have no effect on the Business Combination Proposal or the Stockholder Adjournment Proposal. Broker non-votes, while considered present for the purposes of establishing a quorum, will have no effect on the Business Combination Proposal or the Stockholder Adjournment Proposal.

Voting Your Shares of Common Stock

Each share of Common Stock you own in your name entitles you to one vote on the applicable proposals. Your one or more proxy cards show the number of shares, as the case may be, you own. There are two ways to vote your shares:

•
You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the Capital Gold Board of Directors, “FOR” the Business Combination Proposal” and “FOR” the Stockholder Adjournment Proposal.

•
You can attend the Capital Gold Special Meeting and vote in person. Capital Gold will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee in order to vote your shares, at the Capital Gold Special Meeting. That is the only way Capital Gold can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the Capital Gold Special Meeting, or at the Capital Gold Special Meeting by doing any one of the following:

•	You may send another proxy card with a later date;

•	You may notify Christopher Chipman, Capital Gold’s Secretary, in writing before the Capital Gold Special Meeting, that you have revoked your proxy; or

•	You may attend the Capital Gold Special Meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters May Be Presented at the Special Meeting

The Capital Gold Special Meeting has been called only to consider the Business Combination Proposal and the Stockholder Adjournment Proposal. Under Capital Gold’s bylaws, other than procedural matters incident to the conduct of the Capital Gold Special Meetings, no other matters may be considered if they are not included in the notice of the Capital Gold Special Meeting.

Who Can Answer Your Questions About Voting Your Capital Gold Shares

If you have any questions about how to vote or direct a vote in respect of your Capital Gold shares, you may call Capital Gold’s Chief Financial Officer, Christopher Chipman, at (212) 344-5158.

Appraisal Rights

No appraisal rights are available under the DGCL to the stockholders of Capital Gold in connection with the proposals set forth herein.

Proxy Solicitation Costs

Capital Gold is soliciting proxies on behalf of its Board of Directors. All solicitation costs will be paid by Capital Gold. This solicitation is being made by mail but also may be made by telephone or in person. Capital Gold and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means, including email and facsimile.

Capital Gold will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Capital Gold will reimburse them for their reasonable expenses.

Vote of the Management of Capital Gold

As of the record date for the Capital Gold Special Meeting, Capital Gold’s officers and directors beneficially owned and were entitled to vote an aggregate of 1,908,475 shares of common stock, which means Capital Gold’s officers and directors own an aggregate of approximately 3.8% of the outstanding shares of common stock. The officers and directors of Capital Gold have indicated that they intend to vote such shares in favor of all proposals presented at the Capital Gold Special Meeting.

PROPOSALS TO BE CONSIDERED BY CAPITAL GOLD STOCKHOLDERS

PROPOSAL NO. 1

THE BUSINESS COMBINATION PROPOSAL

The discussion in this joint proxy statement/prospectus of the Business Combination Proposal and the principal terms of the Business Combination Agreement are subject to, and is qualified in its entirety by reference to, the Business Combination Agreement, which is attached as Annex I to this joint proxy statement/prospectus.

General Description of the Transaction

The respective Boards of Directors of Capital Gold and Nayarit have approved a Business Combination agreement between Capital Gold and Nayarit dated February 10, 2010 (the “Business Combination Agreement”) that would effect the amalgamation of Nayarit with a to be formed corporation as a wholly owned Canadian subsidiary of Capital Gold.  If the Business Combination is approved by the stockholders of both companies, the parties intend to effect an amalgamation (the “Amalgamation”) of Nayarit and a corporation, to be organized under the Ontario Business Corporation Act (“OBCA”) as a wholly-owned subsidiary of Capital Gold (“Merger Sub”), to form a combined entity (“AmalgSub”).  By virtue of the Amalgamation, the separate existence of each of Nayarit and Merger Sub shall thereupon cease, and AmalgSub shall continue its corporate existence under the OBCA as a wholly-owned subsidiary of Capital Gold.

The parties to the Business Combination Agreement intend to consummate the Amalgamation as promptly as practicable after the special meetings of the stockholders of Capital Gold and Nayarit, provided that:
 Capital Gold’s stockholders have approved the Business Combination Agreement and the issuance of the Amalgamation Consideration;

Nayarit’s stockholders have adopted the Business Combination Agreement and approved the transactions contemplated thereby, including the Amalgamation;

•	holders of no more than 5% of the Nayarit shares vote against the Amalgamation and exercised dissent rights under the OBCA;

•	the SEC has declared effective Capital Gold’s registration statement of which this proxy statement/prospectus is a part; and

•	the other conditions specified in the Business Combination Agreement have been satisfied or waived.

For more information, see the section entitled “The Business Combination” beginning on page 30. The Business Combination Agreement is included as Annex I to this joint proxy statement/prospectus. You are encouraged to read the Business Combination Agreement in its entirety.

Background of the Business Combination

The terms of the Business Combination are the result of arms-length negotiations between representatives of Capital Gold and Nayarit.  The following is a discussion of the background of these negotiations, the Business Combination and related transactions.

In early December 2008, John Brownlie and Scott Hazlitt, President and Vice President—Mine Development of Capital Gold, respectively, held an initial meeting with Colin Sutherland and Bradley Langille, President and strategic consultant to Nayarit and scheduled a site visit to Nayarit’s properties in Mexico which occurred the same month.

During the ensuing twelve months, Capital Gold explored several other opportunities, two of which proceeded to a confidentiality agreement and a letter of intent but none of which opportunities were pursued or consummated.

On December 10, 2009, Mr. Brownlie, Mr. Sutherland, Mr. Langille and David Badner, an advisor to Nayarit, met in San Francisco, California, to discuss the potential merger of Capital Gold and Nayarit during which management from both companies provided overviews of their respective businesses.  The meeting outlined the process for moving toward a letter of intent, which included discussions around the exchange ratio, management positions, and overall strategy beyond the transaction.  It was discussed that Nayarit should proceed to finalizing the Preliminary Economic Assessment in order to provide the financial basis for the Orion Project.

During the period December 12, 2009 through December 16, 2009 Mr. Brownlie held various telephonic discussions with principals of Nayarit concerning the content of a proposed letter of intent.

On December 17, 2009, Capital Gold and Nayarit executed a letter of intent.

 On January 14, 2010 Capital Gold and its counsel, EG&S, provided a draft Business Combination Agreement to Nayarit and its counsel, Dennis H. Peterson, of Peterson Law Professional Corporation.  Subsequently, Messrs. Brownlie, Langille, Sutherland and Badner held various discussions and conference calls to negotiate the terms of the Business Combination Agreement.

On January 19, 2010, the Capital Gold Board of Directors met to discuss and consider Capital Gold’s acquisition of Nayarit.  Mr. Brownlie provided an overview of the proposed transaction including the material terms.  The Board of Directors discussed the various components of the proposed transaction including the composition of the board and management of Nayarit.  Mr. Barry Grossman and Ms. Sarah Williams, both of Ellenoff Grossman & Schole LLP (“EG&S”), counsel to Capital Gold, discussed certain relevant issues, including the regulatory approval process, the accounting treatment and tax issues with respect to the transaction.  Ms. Williams gave an overview of the stockholder approval requirements.  Senior management and the Board of Directors discussed the benefits and various transaction risks related to the proposed acquisition.  The Board of Directors then resolved to proceed with drafting documents to effect the Nayarit acquisition on the terms set forth in the letter of intent, subject to further input by the Board.

On January 20, 2010 and January 21, 2010, Mr. Brownlie and Mr. Sutherland, Mr. Grossman and Ms. Williams, and Christopher Chipman, Chief Financial Officer of Capital Gold met in New York to discuss the terms and conditions of the definitive agreement and outlined the items which required further negotiation and clarification.

On February 10, 2010 Capital Gold’s Board of Directors met to discuss and approve terms of the proposed Business Combination Agreement.  Jennings Capital, financial advisor to Capital Gold, provided an overview of the proposed transaction. Subsequent to these discussions Capital Gold and Nayarit executed the Business Combination Agreement and an acknowledgement regarding each party’s completion of its due diligence.

Prior to the opening of the financial markets on February 11, 2010, Capital Gold and Nayarit issued a joint press release announcing the execution of the Business Combination Agreement.

On March 8, 2010, Capital Gold announced that it had completed its due diligence regarding the Nayarit Business Combination.

Capital Gold’s Board of Directors’ Reasons for Approval of the Business Combination

Capital Gold’s Board of Directors concluded that the Business Combination is fair to, and in the best interests of, Capital Gold and its stockholders and that the consideration to be paid in the Business Combination is fair to Capital Gold and its stockholders. Capital Gold’s management conducted a due diligence review of Nayarit that included an industry analysis, an evaluation of Nayarit’s existing business, a valuation analysis and financial projections in order to enable the Board of Directors to evaluate Nayarit’s business and financial condition and prospects.

Capital Gold’s Board of Directors considered Nayarit’s properties, various industry and financial data, including certain financial analyses developed by Capital Gold and metrics compiled by Capital Gold’s management in evaluating the consideration to be paid by Capital Gold in the Business Combination.

In considering the Business Combination, Capital Gold’s Board of Directors gave considerable weight to the following favorable factors:

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Exploration and Development.  The Business Combination will enhance the combined company’s ability to grow and secure additional capital resources to continue exploration and development of Nayarit’s Orion Project and Capital Gold’s El Chanate Project, enhancing long term value for stockholders;

•
Visibility as a Mid-Tier Producer.   The combined company has the potential to be recognized as a significant mid-tier producer in Latin America, with the possibility that further growth opportunities will follow;

•
Strong Management Team.  The combination of Capital Gold and Nayarit’s management will create a management team with complementary skills in exploration, business and projected development and operations;

•	Potential synergies. The strategic fit and complementary nature of Nayarit and Capital Gold’s respective assets and operations in Mexico;

•	Market exposure. Nayarit’s investor following in Canada together with Capital Gold’s following as an NYSE AMEX listed issuer will provide enhanced market exposure to the combined company; and

•	Stockholder liquidity. Increased market capitalization and a broader stockholder base resulting from the merger should improve trading liquidity for stockholders.

Capital Gold’s Board of Directors believes the above factors strongly supported its determination and recommendation to approve the Business Combination. Capital Gold’s Board of Directors did, however, consider the following potentially negative factors, among others, including the risk factors set forth elsewhere in this joint proxy statement/prospectus, in its deliberations concerning the Business Combination:

•	Uncertain regulatory environment. The potential for scrutiny or increased regulation by the Government of Mexico;

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Interests of officers and directors.  Interests in the Business Combination that certain officers and directors of Capital Gold may have which are different from, or in addition to, the interests of the Capital Gold stockholders generally, including the matters described under “Proposals to be Considered by Capital Gold Stockholders— The Business Combination Proposal—Certain Benefits of the Directors and Officers and Others in the Transaction”;

•	Limitations on indemnification. The limitations on indemnification set forth in the Business Combination Agreement described in “The Business Combination”;

•	Dilution to interests of stockholders. Control of Nayarit’s current stockholders of a significant percentage of Capital Gold’s issued shares after the Business Combination;

•	Regulatory issues. The impact of changes in or additional licensing or other regulations affecting operations in Mexico and the mining industry generally;

•
Fixed exchange rate.  The exchange rate is fixed, and as a result, the Capital Gold shares issued on consummation of the Business Combination Agreement may have a market value different than at the time of the announcement of the Business Combination;

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Conditions to closing.  The Business Combination Agreement is subject to several conditions and because there can be no certainty that these conditions may be satisfied or waived, the Business Combination may not be successfully completed, which could negatively impact upon both companies;

•
Termination rights.  The Business Combination Agreement may be terminated by either Capital Gold or Nayarit in certain circumstances in which case the market prices for the Capital Gold or Nayarit shares may be adversely affected; and

•
Limitations on other opportunities.   The Business Combination Agreement significantly limits the ability of either party to pursue other Business Combination opportunities until the transaction is completed.

This discussion of the information and factors considered by the Board of Directors of Capital Gold includes the principal positive and negative factors considered by the Board of Directors, but is not intended to be exhaustive and may not include all of the factors considered by the Board of Directors of Capital Gold.  The Board of Directors of Capital Gold did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that Business Combination Agreement and Business Combination proposal are advisable and in the best interests of Capital Gold and its stockholders.  Rather, the Board of Directors of Capital Gold viewed its position and recommendation as being based on the totality of the information presented to it and the factors it considered.  In addition, individual members of the Board of Directors of Capital Gold may have given differing weights to different factors.  It should be noted that this explanation of the reasoning of the Board of Directors of Capital Gold and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled “Cautionary Note Regarding Forward-Looking Statements” in this joint proxy statement/prospectus.

Terms of the Business Combination Agreement

Capital Gold’s Board of Directors believes the terms of the Business Combination, including the closing conditions, are customary and reasonable. It was important to Capital Gold’s Board of Directors that the Business Combination include customary terms and conditions as it believed such terms and conditions would allow for a more efficient closing process and lower transaction expenses.

Certain Benefits of the Directors and Officers and Others in the Business Combination

When you consider the recommendation of the Capital Gold Board of Directors in favor of approval of the Business Combination, you should keep in mind that Capital Gold directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder.  These interests include, among other things:

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It is currently anticipated that Messrs. Brownlie, Cooper, Cutler, Sojka, each a current director of Capital Gold, and Colin Sutherland, a nominee of Nayarit, will serve as directors of Capital Gold following the Business Combination and that John Brownlie will continue to serve as President and Chief Operating Officer of Capital Gold and Bradley Langille and Colin Sutherland will join Capital Gold as senior officers.

•
For a period of thirty-six (36) months following the Effective Time of the Business Combination, Capital Gold and Nayarit have agreed that they shall cause their nominees on the Board of Directors to execute and deliver an undertaking whereby such nominees agree to: (i) nominate the foregoing individuals for re-election at each annual meeting of the stockholders of Capital Gold; and (ii) cause any successors chosen by such nominees to comply with the foregoing provision at each annual meeting of the stockholders of Capital Gold.

•
As a condition to closing the Business Combination, Capital Gold and Nayarit have agreed that the employment agreements between Nayarit, on one hand, and each of Colin Sutherland and Bradley Langille, on the other hand, shall either have been (i) terminated prior to the Effective Date in accordance with the terms thereof, including payment of all termination payments prescribed therein (except for any payments relating to the change of control of Nayarit), or (ii) terminated with no payment of change of control benefits in consideration for the execution of a new employment agreement with Capital Gold on terms comparable to the other senior officers of Capital Gold.

Contact Information for Capital Gold

Any request for information from Capital Gold may be sent to:

Christopher Chipman, Chief Financial Officer & Secretary
Capital Gold Corporation
76 Beaver Street, 14th Floor
New York, New York 10005.
Telephone: (212) 344-2785

Required Vote

The approval of the Business Combination Proposal requires the affirmative vote of the majority of the shares issued and outstanding as of the record date voted at the Capital Gold Special Meeting.

Recommendation of Capital Gold’s Board of Directors

CAPITAL GOLD’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2

THE STOCKHOLDER ADJOURNMENT PROPOSAL
Purpose

The Stockholder Adjournment Proposal, if adopted, will allow Capital Gold’s Board of Directors to adjourn the Capital Gold Special Meeting to a later date or dates to permit further solicitation and vote of proxies if at the time of the Special Meeting it appears that Capital Gold cannot complete the Business Combination.

Consequences if the Stockholder Adjournment Proposal is Not Approved

If the Stockholder Adjournment Proposal is not approved by Capital Gold’s stockholders, the Board of Directors may not be able to adjourn the Capital Gold Special Meeting to a later date even if, based on the tabulated votes, there are not sufficient votes at the time of the Capital Gold Special Meeting to approve the transactions contemplated by the Business Combination or it otherwise appears at the time of the Capital Gold Special Meeting that Capital Gold cannot complete the Business Combination.

Required Vote

Approval of the Stockholder Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Capital Gold Special Meeting.  A broker non-vote will have no effect on the outcome of the Stockholder Adjournment Proposal. An abstention will have the same effect as a vote against the Stockholder Adjournment Proposal.

Approval of the Stockholder Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation of Capital Gold’s Board of Directors

CAPITAL GOLD’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CAPITAL GOLD STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE STOCKHOLDER ADJOURNMENT PROPOSAL.

SPECIAL MEETING OF STOCKHOLDERS OF NAYARIT

General

As described earlier in this joint proxy statement/prospectus, Nayarit is furnishing this joint proxy statement/prospectus to its stockholders as part of the solicitation of proxies by its Board of Directors for use at the Nayarit Special Meeting of Stockholders, to be held on [     ], 2010, and at any adjournment or postponement thereof (the “Nayarit Special Meeting”).  This joint proxy statement/prospectus is first being furnished to Nayarit stockholders on or about [     ], 2010.  This joint proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the Nayarit Special Meeting of Stockholders.

Stockholders of Nayarit should also review the Nayarit Supplement dated March __, 2010 (the “Nayarit Supplement”) that is enclosed with this joint proxy statement/prospectus.

Date, Time and Place

The Nayarit Special Meeting will be held at 10:00 a.m., Eastern time, on [     ], 2010, at 76 Temple Terrace, Lower Sackville, Nova Scotia, B4C 0A7, or such other date, time and place to which such meeting may be adjourned or postponed.

Purpose of the Special Meeting of Stockholders

At the Special Meeting of Stockholders, Nayarit will ask holders of its common stock to consider and vote upon the following proposals:

(1) The Business Combination Proposal—to adopt the business combination agreement, including the amalgamation agreement annexed thereto (the “Business Combination Agreement”) dated February 10, 2010 by and among the Nayarit and Capital Gold, pursuant to which Nayarit will amalgamate with a to be formed wholly-owned subsidiary of Capital Gold and the stockholders and holders of other securities of Nayarit will receive securities of Capital Gold in exchange for the securities of Nayarit that they hold as of the record date for the transaction, as more fully described in this joint proxy statement/prospectus (the “Business Combination”); and

(2) Such other procedural matters as may properly come before the Nayarit Special Meeting of Stockholders or any adjournment or postponement thereof.

The Business Combination Agreement is described in detail in this joint proxy statement/prospectus under the caption “The Business Combination” and the Business Combination is described generally under the captions “Questions and Answers About the Proposals” and “Summary.”  A complete copy of the Business Combination Agreement is included in this proxy statement/prospectus as Annex I.

Recommendation of Nayarit’s Board of Directors to Stockholders

Nayarit’s Board of Directors has unanimously approved the Business Combination Agreement and unanimously recommends that the stockholders vote or instruct their vote to be cast “FOR” the Business Combination Proposal.

In reaching its decision to approve the Business Combination Agreement and recommend the Business Combination Proposal to its stockholders, Nayarit’s Board of Directors consulted with its management, as well as legal and financial advisors, and considered a number of factors, including those listed below.

Expected Strategic Benefits of the Business Combination Proposal

•
Visibility as a Mid-Tier Producer.  The combined company has the potential to be recognized as a significant mid-tier producer in Latin America, with the possibility that further growth opportunities will follow.

•
Exploration and Development.  The Business Combination will enhance the combined company’s ability to grow and secure additional capital resources to continue exploration and development of the Orion Project and Capital Gold’s El Chanate Project, enhancing long term value for Nayarit’s stockholders.

•	Stockholder Liquidity. Increased market capitalization and a broader stockholder base resulting from the Amalgamation should improve trading liquidity for Nayarit stockholders.

•
Mining Operations.  Capital Gold has mining operations at its El Chanate open pit mine in Sonora, Mexico.  As part of the combined company, revenue from operations would reduce Nayarit’s dependency on capital markets for working capital.

•	Market Exposure. Capital Gold is an NYSE AMEX listed issuer and the combination will provide enhanced market exposure to Nayarit’s stockholders.

•
Strong Management Team.  The combination of Capital Gold’s and Nayarit’s management will create a management team with complementary skills in exploration, business and projected development and operations.

•	Potential synergies. The strategic fit and complementary nature of Nayarit’s and Capital Gold’s respective assets in Mexico and the related potential impact on the combined company’s earnings.

The Board of Directors of Nayarit weighed these factors against a number of other factors identified in its deliberation as weighing negatively against the Amalgamation, including:

•
Fixed exchange rate – the currency exchange rate is fixed, and as a result, the Capital Gold shares issued on consummation of the Business Combination Agreement may have a market value different than at the time of the announcement of the Amalgamation.

•
Conditions to closing – the Business Combination Agreement is subject to several conditions and because there can be no certainty that these conditions may be satisfied or waived, the Business Combination may not be successfully completed.

•
Termination rights – the Business Combination Agreement may be terminated by either Nayarit or Capital Gold in certain circumstances, in which case the market prices for Nayarit shares may be adversely affected.

•	Limitations on other opportunities – the Business Combination Agreement substantially limits any outside opportunities Nayarit might otherwise have with other potential combination parties.

This discussion of the information and factors considered by the Board of Directors of Nayarit includes the principal positive and negative factors considered by the Board of Directors, but is not intended to be exhaustive and may not include all of the factors considered by the Board of Directors of Nayarit.  The Board of Directors of Nayarit did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that Business Combination Agreement and Business Combination proposal are advisable and in the best interests of Nayarit and its stockholders.  Rather, the Board of Directors of Nayarit viewed its position and recommendation as being based on the totality of the information presented to it and the factors it considered.  In addition, individual members of the Board of Directors of Nayarit may have given differing weights to different factors.  It should be noted that this explanation of the reasoning of the Board of Directors of Nayarit and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled “Cautionary Note Regarding Forward-Looking Statements” in this joint proxy statement/prospectus.

Nayarit Stockholders’ Dissenter Rights

Registered stockholders of Nayarit are entitled to dissent from the Business Combination Proposal in the manner provided in section 185 of the Ontario Business Corporations Act (the “Ontario Act”).  Section 185 of the Ontario Act is reprinted in its entirety and attached to this proxy statement/prospectus as Annex II.  In the event that the Business Combination is approved by the stockholders of Nayarit and the Business Combination is effected, registered stockholders of Nayarit will be entitled to be paid the fair value of their Nayarit Shares as of the effective time of the closing of the Business Combination.  The following summary is qualified by the provisions of section 185 of the Ontario Act, a copy of which is included in this proxy statement/prospectus as Annex II.

A registered Nayarit Stockholder who wishes to exercise Dissent Rights (a “Dissenting Stockholder”) must send a Dissent Notice to Nayarit, such that it is received by Nayarit not later than 4:00 p.m. (Toronto time) on the business day immediately preceding the day of the Nayarit Special Meeting (or any postponement or adjournment thereof), at Nayarit Gold Inc., 76 Temple Terrace, Suite 150, Lower Sackville, Nova Scotia B4C 0A7.  Attention: Megan Spidle.

Persons who are beneficial owners of the Nayarit shares registered in the name of a broker, custodian nominee or other intermediary who wish to dissent should be aware that only a registered Nayarit  stockholders is entitled to dissent.  A Nayarit stockholder, who beneficially owns the Nayarit shares but is not the registered holder thereof, should contact the registered holder for assistance.

The filing of a Dissent Notice does not deprive a Nayarit stockholder of the right to vote; however, the Ontario Act provides, in effect, that a Nayarit stockholder who has submitted a Dissent Notice and who votes in favor of the Business Combination Proposal will no longer be considered a Dissenting Stockholder with respect to the Nayarit shares voted in favor of the Business Combination Proposal.  Furthermore, the Ontario Act does not provide, and Nayarit will not assume, that a vote against the Business Combination Proposal constitutes a Dissent Notice.  In addition, the execution or exercise of a proxy does not constitute a Dissent Notice.  Under the Ontario Act, there is no right of partial dissent and, accordingly, a Dissenting Stockholder may only dissent with respect to all Nayarit shares held on behalf of any one beneficial owner that are registered in the name of the Dissenting Stockholder.

AmalgSub is required, within 10 days after the Nayarit stockholders adopt the Business Combination Proposal, to send to each registered Nayarit stockholder who has filed a Dissent Notice, notice that the Business Combination Proposal has been adopted, but such notice is not required to be sent to any registered Nayarit stockholder who voted for the Business Combination Proposal or who has withdrawn such Dissent Notice.

A Dissenting Stockholder must then, within 20 days after the Dissenting Stockholder receives notice that the Business Combination Proposal has been adopted or, if the Dissenting Stockholder does not receive such notice, within 20 days after the Dissenting Stockholder learns that the Business Combination Proposal has been adopted, send to Nayarit a written notice (a “Payment Demand”) containing the name and address of the Dissenting Stockholder, the number of Nayarit shares in respect of which the Dissenting Stockholder dissents and a demand for payment of the fair value of such Nayarit shares.  Within 30 days after a Payment Demand, the Dissenting Stockholder must send to Nayarit, the certificates representing the Nayarit shares in respect of which such Payment Demand was made.  A Dissenting Stockholder who fails to send the certificates representing the Nayarit shares in respect of which the Dissent Right has been exercised has no right to make a claim under section 185 of the Ontario Act.  Nayarit will endorse on share certificates received from a Dissenting Stockholder a notice that the holder is a Dissenting Stockholder and will forthwith return the share certificates to the Dissenting Stockholder.

On sending a Payment Demand to Nayarit, a Dissenting Stockholder ceases to have any rights as a Nayarit stockholder, other than the right to be paid the fair value of the Nayarit shares in respect of which such Payment Demand was made, except pursuant to the provisions of section 185 of the Ontario Act.

AmalgSub is required, not later than seven days after the later of the Effective Date of the Amalgamation or the date on which AmalgSub or Nayarit received the Payment Demand of a Dissenting Stockholder, to send to each Dissenting Stockholder who has sent a Payment Demand a written offer to pay (an “Offer to Pay”) for the Nayarit shares in respect of which such Payment Demand was made in an amount considered by the board of directors of AmalgSub to be the fair value thereof, accompanied by a statement showing the manner in which the fair value was determined. Every Offer to Pay must be on the same terms.  AmalgSub is required to pay for the Nayarit shares of a Dissenting Stockholder within 10 days after an Offer to Pay has been accepted by a Dissenting Stockholder, but any such Offer to Pay lapses if AmalgSub does not receive an acceptance thereof within 30 days after the Offer to Pay has been made.

If AmalgSub fails to make an Offer to Pay for the Nayarit shares of a Dissenting Stockholder, or if a Dissenting Stockholder fails to accept an offer that has been made, AmalgSub may, within 50 days after the Effective Date of the Amalgamation or within such further period as the Ontario Court may allow, apply to the Ontario Court to fix a fair value for the Nayarit shares of Dissenting Stockholders.  If AmalgSub fails to apply to the Ontario Court, a Dissenting Stockholder may apply to the Ontario Court for the same purpose within a further period of 20 days or within such further period as the Ontario Court may allow.  A Dissenting Stockholder is not required to give security for costs in such an application.

Upon an application to the Ontario Court, all Dissenting Stockholders whose Nayarit shares have not been purchased by AmalgSub will be joined as parties and bound by the decision of the Ontario Court and AmalgSub will be required to notify each affected Dissenting Stockholder of the date, place and consequences of the application and of the right of such Dissenting Stockholder to appear and be heard in person or by counsel.  Upon any such application to the Ontario Court, the Ontario Court may determine whether any person is a Dissenting Stockholder who should be joined as a party and the Ontario Court will then fix a fair value for the Nayarit shares of all Dissenting Stockholders.  The final order of the Ontario Court will be rendered against AmalgSub in favor of each Dissenting Stockholder and for the amount of the fair value of each Dissenting Stockholder’s Nayarit shares as fixed by the Ontario Court.  The Ontario Superior Court may, in its discretion, allow a reasonable rate of interest on the amount payable to each Dissenting Stockholder from the Effective Date of the Amalgamation until the date of payment.

The foregoing is only a summary of the provisions of section 185 of the Ontario Act, which provisions are technical and complex.  It is suggested that any Nayarit stockholder wishing to exercise Dissent Rights seek legal advice as failure to comply strictly with the provisions of the Ontario Act may prejudice such Stockholder’s Dissent Rights.

Canadian Federal Income Tax Consequences for Holders of Nayarit Shares, Nayarit Warrants and Nayarit Options

The following is a summary of the principal Canadian federal income tax consequences under the Income Tax Act (Canada) (the “Tax Act”) generally applicable in respect of the Business Combination to a holder of Nayarit securities who, for purposes of the Tax Act and at all relevant times, is a resident of Canada, holds Nayarit shares of common stock, Nayarit warrants and/ or Nayarit options to purchase common stock as capital property, deals at arm’s length with Nayarit, is not affiliated with Nayarit or Capital Gold and to whom Nayarit is not is a foreign affiliate.  This summary is not applicable to a holder that is a “financial institution” or a “specified financial institution” as defined in the Tax Act nor to a holder of an interest that is a tax shelter investment.  Generally, securities will be considered to be capital property to the holder thereof unless they are held in the course of carrying on a business of trading or dealing in securities or were acquired in one or more transactions considered to be an adventure in the nature of trade.

This summary does not address the income tax considerations of exercising, cancelling or otherwise disposing of any options or warrants to acquire Nayarit shares, nor does it address all issues relevant to Nayarit Stockholders who acquired shares on the exercise of options or warrants.  This summary does not address the income tax consequences of exchanging Nayarit stock options or warrants for stock options or warrants of Capital Gold.  This summary also does not address the income tax consequences to persons who are not resident of Canada for purposes of the Tax Act or any applicable income tax treaty.  Such security holders should consult their own tax advisors with respect to the Amalgamation.

This summary is based upon the current provisions of the Tax Act, the Regulations thereunder, all proposed amendments to the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance prior to the date hereof (the “Proposed Amendments”) and counsel’s understanding of the administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) publicly available prior to the date of this proxy statement/prospectus.  Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in the law or administrative policies or assessing practices of the CRA, nor does it take into account the tax law of any province, territory or foreign jurisdiction.  There can be no assurance that the Proposed Amendments will be enacted in the form currently proposed or at all.

This summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business or tax advice to any particular holder.  Holders of Nayarit shares and Capital Gold shares should consult their own tax advisers to determine the tax consequences to them of the Business Combination.

The Amalgamation

A holder of Nayarit shares who disposes of Nayarit shares in the Business Combination in exchange for Capital Gold shares will generally be deemed to have disposed of such shares for proceeds of disposition equal to the adjusted cost base of such shares immediately before the Amalgamation, thereby realizing neither a capital gain nor a capital loss by virtue of such disposition.  Such a holder of Nayarit shares will generally be deemed to have acquired the Capital Gold shares at a cost equal to the adjusted cost base to the holder immediately before the Amalgamation.

A holder of Nayarit options or warrants who disposes of Nayarit options or warrants in the Business Combination in exchange for Capital Gold options or warrants will generally be deemed to have disposed of such options or warrants for proceeds of disposition equal to the adjusted cost base of such options or warrants immediately before the Amalgamation, thereby realizing neither a capital gain nor a capital loss by virtue of such disposition.  Such a holder of Nayarit options or warrants will generally be deemed to have acquired the Nayarit options or warrants at a cost equal to the adjusted cost base to the holder immediately before the Amalgamation.

A holder of Nayarit shares, warrants or options may choose to file a tax return recognizing a capital gain or capital loss on the exchange of such securities for Capital Gold shares, warrants or options, as the case may be, under the Amalgamation, in such holder's taxation year which includes the date upon which the Amalgamation took place.  In such event, the holder will be considered to have disposed of such shares, warrants or options for proceeds of disposition equal to the fair market value of the Capital Gold shares, warrants or options, as the case may be, received on the exchange.  Such holder will realize a capital gain to the extent that such proceeds of disposition exceed (or are less than) the adjusted cost base of that holder's Nayarit shares, warrants or options disposed of immediately before the exchange and any reasonable costs of disposition.  Any holder of Nayarit shares, warrants or options that chooses to recognize a capital gain or capital loss will acquire the Capital Gold shares, Capital Gold warrants or Capital Gold options, as the case may be, at a cost equal to the fair market value of such Capital Gold shares, Capital Gold warrants or Capital Gold options received on the exchange.  Such capital gain (or capital loss) will be subject to the tax treatment described below under “Capital Gains and Capital Losses”.  It is not possible for a holder of Nayarit shares, Nayarit warrants or Nayarit options to elect to recognize only a portion of the gain otherwise realized on a disposition of such shares, warrants or options using the mechanism described above.

Dissenting Stockholders

Dissenting Stockholders are advised to consult with their own tax advisors with respect to the tax treatment of payments received as a result of the exercise of the dissent rights described above.  A stockholder who dissents from the Business Combination and thereby becomes entitled to a cash payment that is ultimately paid by Capital Gold should generally be considered to have realized a capital gain (or capital loss) equal to the amount, if any, by which the proceeds of disposition of the Nayarit shares (which will be equal to the amount of the cash payment less any portion that is in respect of interest) exceed (or are exceeded by) the aggregate of the adjusted cost base of the Nayarit shares and any reasonable costs of disposition.  Any amount in respect of interest received by a Dissenting Stockholder will be included in such Dissenting Stockholder’s income in accordance with the provisions of the Tax Act.

The date of disposition of shares disposed of by reason of a stockholder exercising such stockholder’s dissent rights is unclear and Dissenting Stockholders should consult their tax advisers in this regard.

Dividends on Capital Gold Shares

Capital Gold has stated that it does not intend to pay dividends in the foreseeable future.  Dividends received or deemed to have been received by a holder of Capital Gold shares will be included in computing the stockholder’s income.  In the case of an individual stockholder, such dividends will not be eligible for the gross-up and dividend tax credit treatment normally applicable to dividends received from taxable Canadian corporations and in the case of a corporate holder such dividends will not be deductible in computing taxable income.  A holder that is a Canadian-controlled private corporation may be liable to pay an additional refundable tax of 6 2/3% on such dividends.

Disposition of Capital Gold Shares

On the disposition or deemed disposition of Capital Gold shares, a holder will generally realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition exceed (or are less than) the holder’s adjusted cost base of the Capital Gold shares.

Capital Gains and Capital Losses

Generally, only one-half of any capital gain (a “taxable capital gain”) is required to be included in the holder’s income in the taxation year of disposition, and one-half of any capital loss (an “allowable capital loss”) may be deducted against taxable capital gains realized in the taxation year of disposition.  Allowable capital losses that cannot be deducted from taxable capital gains in the year of disposition can generally be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following year against taxable capital gains realized in such years to the extent and in the circumstances set out in the Tax Act.

Certain Material U.S. Federal Income Tax Considerations

The following is a summary of certain material U.S. federal income tax considerations arising from and relating to the Business Combination applicable to “U.S. Holders” (as defined below) of Nayarit common stock that exchange their Nayarit common stock for Capital Gold common stock pursuant to the Business Combination.  This summary also addresses certain material U.S. federal income tax considerations for U.S. Holders and “Non-U.S. Holders” (as defined below) arising from and relating to ownership of the Capital Gold common shares received in exchange for Nayarit common shares pursuant to the Business Combination.  This summary does not address any U.S. federal income tax considerations of U.S. Holders and Non-U.S. Holders of Nayarit or Capital Gold securities (including warrants and options) other than common shares.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences of (i) the Business Combination that may apply to a U.S. Holder, (ii) a U.S. Holder owning Capital Gold common shares, and (iii) a Non-U.S. Holder owning Capital Gold common shares.  In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences of the Business Combination to such U.S. Holder or any particular circumstances of U.S. Holders and Non-U.S. Holders with respect to ownership of the Capital Gold common shares.  Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder or Non-U.S. Holder. This summary does not address U.S. state and local, U.S. federal estate and gift, or foreign tax consequences or the U.S. federal alternative minimum tax. Each U.S. Holder and Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal income, U.S. state and local, U.S. federal estate and gift, and foreign tax consequences arising from and relating to the Business Combination, and the ownership of the Capital Gold common shares.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"); U.S. Treasury Regulations (whether final, temporary, or proposed); Internal Revenue Service (“IRS”) rulings and official pronouncements; and judicial decisions, all as in effect and available, as of the date of this proxy statement/prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation (including, but not limited to, changes in rates of taxation) that, if enacted, could be applied at any time, including on a retroactive basis.

U.S. Holders

For purposes of this summary, a "U.S. Holder" is an owner of Nayarit common shares and Capital Gold common shares received in exchange for Nayarit common shares that, for U.S. federal income tax purposes, is (a) an individual who is a citizen or resident of the U.S., (b) a corporation, or any other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S., any state in the U.S., or the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income, or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

This summary is limited to U.S. Holders who own Nayarit common shares and Capital Gold common shares directly and not through an intermediary entity, such as a corporation, partnership, limited liability company or a trust.

Non-U.S. Holders

A Non-U.S. Holder for purposes of this summary is a beneficial owner of Capital Gold common shares that acquires the Capital Gold common shares in exchange for Nayarit common shares pursuant to the Business Combination who (i) is not a U.S. Holder as defined above, and (ii) is not a partnership or other pass through entity for United States federal income tax purposes.

U.S. Holders and Non-U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax consequences applicable to U.S. Holders and Non-U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) tax exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) financial institutions, insurance companies, real estate investment trusts, or regulated investment companies; (c) dealers in securities or currencies or traders in securities that elect to apply a mark-to-market accounting method; (d) U.S. Holders and Non-U.S. Holders that have a "functional currency" other than the U.S. dollar; (e) U.S. Holders and Non-U.S. Holders that own Nayarit or Capital Gold common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders and Non-U.S. Holders that acquired Nayarit or Capital Gold common shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders and Non-U.S. Holders that hold Nayarit common shares or Capital Gold common shares other than as a capital asset within the meaning of Section 1221 of the Code; or (h) U.S. tax expatriates or former long-term residents of the U.S. U.S. Holders and Non-U.S. Holders that are subject to special provisions under the Code, including U.S. Holders and Non-U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the Business Combination and the ownership and disposition of the Capital Gold common shares.

Controlled Foreign Corporation Status

This discussion assumes that prior to the Business Combination, Nayarit is not a “controlled foreign corporation” (“CFC”) as such term is defined in the Code.

U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders

U.S. Tax Consequences if the Business Combination is a Tax-Free Reorganization

While the Business Combination is intended to qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code, there is no certainty that the IRS would agree with this position, and there could be other sections of the Code that apply to disallow the treatment to U.S. Holders described below that applies to a U.S. Holder who participates in a reorganization.  For example, in addition to meeting all of the requirements of Section 368(a) of the Code, all of the requirements of Section 367 of the Code and Treasury Regulations issued thereunder (some of which have been issued recently and are therefore untested) must also be met.

Assuming the Business Combination is treated as a reorganization under Section 368(a) of the Code, the requirements of Section 367 of the Code are also met, and subject to the discussion of the “passive foreign investment company” (“PFIC”) rules below, the material U.S. federal income tax consequences of the Business Combination should be as follows:

•	none of Capital Gold, Nayarit, Merger Sub or AmalgSub will recognize gain or loss in the Business Combination;

•	U.S. Holders of Nayarit common shares will not recognize gain or loss in the Business Combination;

•
the tax basis of the Capital Gold common shares received in the Business Combination by a U.S. Holder of Nayarit common shares will be the same as the tax basis of the shares of Nayarit common shares exchanged therefor;

•
the holding period for the Capital Gold common shares received in the Business Combination by a U.S. Holder of Nayarit common shares will include the holding period of the Nayarit common shares exchanged therefor; and

•
U.S. Holders who exchange Nayarit common shares for Capital Gold common shares pursuant to the Business Combination may be required to report certain information to the IRS on their U.S. federal income tax returns for the taxable year in which the Business Combination occurs, and to retain certain records related to the Business Combination.  U.S. Holders should consult their own U.S. tax advisors regarding the proper tax reporting of the Business Combination.

The foregoing discussion is not binding on the IRS or any court, and none of Capital Gold, Merger Sub, AmalgSub or Nayarit intends to request a ruling from the IRS or an opinion from counsel regarding the U.S. federal income tax consequences of the Business Combination. The IRS could challenge the conclusions reflected above.

In addition, U.S. Holders who properly exercise their dissenters’ rights and receive cash in exchange for their Nayarit common shares should expect to treat the receipt of such cash as a taxable event.

U.S. Tax Consequences if the Business Combination is not a Tax-Free Reorganization

If the Business Combination does not constitute a tax-free reorganization within the meaning of Section 368(a) of the Code or does not meet any other applicable Code requirements for a tax-free reorganization for U.S. federal income tax purposes, the material U.S. federal income tax consequences of the Business Combination should be as follows:

•
a U.S. Holder will recognize gain or loss in an amount equal to the difference, if any, between: (i) the fair market value of the Capital Gold common shares received in exchange for Nayarit common shares pursuant to the Business Combination; and (ii) the adjusted tax basis of such U.S. Holder in the Nayarit common shares exchanged;

•
the tax basis of a U.S. Holder in the Capital Gold common shares received in exchange for Nayarit common shares pursuant to the Business Combination would be equal to the fair market value of such Capital Gold common shares on the date of receipt; and

•
the holding period of a U.S. Holder for the Capital Gold common shares received in exchange for Nayarit common shares pursuant to the Business Combination will begin on the day after the date of receipt.

U.S. Tax Considerations if Nayarit Is or Was a PFIC

If Nayarit is or has been a PFIC under Section 1297 of the Code, the U.S. federal income tax consequences described above could be materially and adversely different to U.S. Holders.  For example, if Nayarit is or was a PFIC, the Business Combination may be taxable to a U.S. Holder notwithstanding qualifying as an otherwise tax-free reorganization under Section 368(a) of the Code.  Moreover, if Nayarit is or was a PFIC and the Business Combination is taxable to a U.S. Holder, the tax consequences of recognizing a gain or loss under the PFIC regime may be adverse to U.S. Holders.

Nayarit (or certain of its non-U.S. corporate subsidiaries ("Related Entities")) is or was a PFIC in any year if it derives 75% or more of its gross income from certain types of “passive” income that year, or if the average value during the year of Nayarit or the Related Entity’s “passive assets” (generally, assets that generate passive income) is 50% or more of the average value of all assets held by Nayarit or the Related Entity in a taxable year.

The PFIC rules are very complex.  Neither Nayarit nor any Related Entity can give any assurance as to its status as a PFIC for the current or any prior taxable year, and offers no opinion or representation of any kind with respect to the PFIC status of Nayarit or any Related Entity.  U.S. Holders should consult their own tax advisors with respect to the PFIC issue and its applicability to their particular tax situation.

The U.S. federal income tax rules applicable to U.S. Holders who dispose of their stock in a non-U.S. corporation such as Nayarit in a transaction such as the Business Combination are complex, especially in light of the potential application of the PFIC rules.  U.S. Holders should consult their own tax advisors concerning the U.S. federal, state, local and foreign tax treatment to them on the Business Combination.

U.S. Federal Income Tax Considerations of Owning Capital Gold Common Shares

After the Business Combination, the U.S. Holders and Non-U.S. Holders will own common shares of Capital Gold, a U.S. domestic corporation for U.S. federal income tax purposes.  Capital Gold is subject to U.S. federal income tax at the corporate level on its worldwide income.  Moreover, since Capital Gold will be the sole shareholder of Nayarit, Nayarit will be a CFC of Capital Gold under the Code.

U.S. Holders

Distributions on Capital Gold Common Shares

The gross amount of any distribution by Capital Gold with respect to the Capital Gold common shares generally should be included in the gross income of a U.S. Holder as U.S.-source dividend income to the extent such distribution is paid out of current or accumulated earnings and profits of Capital Gold, as determined under United States federal income tax principles.  To the extent that the amount of any distribution exceeds Capital Gold’s current and accumulated earnings and profits for a taxable year, the distribution is treated as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the Capital Gold common shares. Then, to the extent that such distribution exceeds the U.S. Holder’s adjusted tax basis in the Capital Gold common shares, it is treated as gain from the sale or exchange of the U.S. Holder’s Capital Gold common shares (See “Dispositions of Capital Gold Common Shares”, below).  Dividends received by non-corporate U.S. Holders may be subject to United States federal income tax at lower rates (generally 15%) than other types of ordinary income in taxable years beginning on or before December 31, 2010, if certain conditions are met (including a holding period requirement).  This preferential rate is scheduled to expire for tax years beginning on or after January 1, 2011.

Dispositions of Capital Gold Common Shares

Gain or loss, if any, realized by a U.S. Holder on the sale or other disposition of Capital Gold common shares generally is subject to United States federal income taxation as capital gain or loss in an amount equal to the difference between the U.S. Holder’s adjusted tax basis in the Capital Gold common shares and the amount realized on the disposition.  Net capital gain (i.e., capital gain in excess of capital loss) recognized by a non-corporate U.S. Holder upon a sale or other disposition of Capital Gold common shares that have been held for more than one year is generally subject to a maximum United States federal income tax rate of 15% (which is scheduled to increase to a maximum rate of 20% on January 1, 2011).  Deductions for capital losses are subject to limitations.  There is no preferential United States federal capital gains rate for U.S. Holders that are corporations that dispose of Capital Gold common shares.

Backup Withholding and Information Reporting

Noncorporate U.S. Holders are generally subject to certain information reporting requirements, on IRS Form 1099, with respect to (i) dividend payments or other taxable distributions made to such U.S. Holder within the United States, and (ii) the payment of proceeds to such U.S. Holder from the sale of Capital Gold common shares effected at a United States office of a broker.  Corporate U.S. Holders will also be subject to these rules for payments made after December 31, 2011.

Capital Gold may also be required to collect a backup withholding tax, if (i) a U.S. Holder fails to furnish or certify its correct taxpayer identification number to Capital Gold in the manner required, (ii) Capital Gold is notified by the IRS that the U.S. Holder has failed to report payments of dividends and interest properly, or (iii) under certain circumstances, the U.S. Holder fails to certify that the U.S. Holder has not been notified by the IRS that the U.S. Holder is subject to backup withholding for failure to report interest and dividend payments.

Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules may be returned or credited against the U.S. Holder’s United States federal income tax liability, as long as the required information is provided to the IRS.

Non-U.S. Holders

Distributions on Capital Gold Common Shares

After the Business Combination, the Non-U.S. Holders will own common shares of Capital Gold, a U.S. corporation.  The gross amount of any distribution by Capital Gold with respect to the Capital Gold common shares is treated first as dividend income to the extent such distribution is paid out of current or accumulated earnings and profits of Capital Gold, as determined under United States federal income tax principles.  To the extent that the amount of any distribution exceeds Capital Gold’s current and accumulated earnings and profits for a taxable year, the distribution is treated as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in the Capital Gold common shares. Then, to the extent that such distribution exceeds the Non-U.S. Holder’s adjusted tax basis in the Capital Gold common shares, it is taxed as gain from the sale or exchange of the Non-U.S. Holder’s Capital Gold common shares (See “Dispositions of Capital Gold Common Shares”, below). Any such distribution that constitutes a dividend is treated as United States source gross income for Non-U.S. Holders of Capital Gold common shares, and is subject to withholding under Section 1441 of the Code (unless it is treated as “effectively connected” income as described below). The withholding rate under the Code on dividends is generally 30%, but may be reduced pursuant to a treaty.  Any dividend income that is “effectively connected” with a Non-U.S. Holder’s conduct of a U.S. trade or business (and, where a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the Non-U.S Holder) will not be subject to the withholding tax described in this paragraph but instead will be taxed as described in the second bullet point and the remaining discussion under the heading “Dispositions of Capital Gold Common Shares” below. Non U.S. Holders will be required to provide specific documentation to claim a treaty exemption or reduced rate of withholding with respect to the distribution.

Dispositions of Capital Gold Common Shares

A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain recognized upon the disposition of Capital Gold common shares unless:

•
such Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year of disposition and certain other conditions are met;

•
such gain is effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (and, where a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the Non-U.S Holder); or

•	the Capital Gold common shares constitutes a U.S. real property interest by reason of its status as a “United States real property holding corporation” for U.S. federal income tax purposes (“USRPHC”).

A Non-U.S. Holder described in the first bullet above is required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses.  A Non-U.S. Holder described in the second bullet above or if the third bullet applies is required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and corporate Non-U.S. Holders described in the second bullet above may also be subject to branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. You should consult any applicable income tax treaties that may provide for different results.

U.S. Estate and Gift Tax Consequences of Transfers of Capital Gold Common Shares

The U.S. gift, estate, and generation-skipping transfer tax rules generally apply to a Non-U.S. Holder of Capital Gold common shares.  Non-U.S Holders of Capital Gold common shares should consult an independent tax advisor with respect to U.S. gift, estate, and generation-skipping transfer tax consequences applicable to the ownership of Capital Gold common shares.

Backup Withholding and Information Reporting

Generally, Capital Gold must report annually to the IRS and to Non-U.S. Holders the amount of dividends paid and the amount of tax, if any, withheld with respect to those payments. These information reporting requirements apply even if withholding is not required. Pursuant to tax treaties or other agreements, the IRS may make such information available to tax authorities in the Non-U.S. Holder’s country of residence. The payment of proceeds from the sale of Capital Gold common shares by a broker to a Non-U.S. Holder is generally not subject to information reporting if:

•	the Non-U.S. Holder certifies his, her or its non-U.S. status under penalties of perjury by providing a properly executed IRS Form W-8BEN, or otherwise establish an exemption; or

•
the sale of the Capital Gold common shares is effected outside the U.S. by a foreign office of a broker, unless the broker is (1) a U.S. person;  (2) a foreign person that derives 50% or more of its gross income for certain periods from activities that are effectively connected with the conduct of a trade or business in the U.S.; (3) a CFC for U.S. federal income tax purposes; or (4) a foreign partnership more than 50% of the capital or profits interest of which is owned by one or more U.S. persons or which engages in a U.S. trade or business.

 A backup withholding tax may apply to amounts paid to a Non-U.S Holder if the Non-U.S Holder fails to properly establish its foreign status on the applicable IRS Form W-8 or if certain other conditions are met. Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S Holder’s U.S. federal income tax liability, assuming the required information is timely provided to the IRS.

New U.S. legislation signed into law on March 18, 2010 (the Hiring Incentives to Restore Employment (HIRE) Act) substantially change the withholding and reporting rules applicable to Non-U.S. Holders that are not individuals that receive certain U.S.-source income, generally effective for payments made after December 31, 2012.  Certain changes made by the HIRE Act may, depending on how such changes are implemented by the U.S. Treasury, result in different U.S. federal income tax consequences for Non-U.S. Holders that are not individuals than those described above, including with respect to withholding and information reporting, and distributions on and dispositions of Capital Gold common shares.

U.S. Information Reporting

A Nayarit stockholder who receives shares of Capital Gold common stock as a result of the Business Combination will be required to retain records pertaining to the Business Combination. Each Nayarit common stockholder who is a U.S. holder will be required to provide certain information on an attachment to IRS Form 8621 for the taxable year which includes the Business Combination.  The information required includes (i) a complete description of the transfer of Nayarit common stock pursuant to the Business Combination, including a description of the Capital Gold common stock received therefore, (ii) the name, address and taxpayer identification number of the transferor and transferee of the Nayarit common stock and (iii) a statement citing the basis for the U.S. holder’s nonrecognition of gain (which statement should include the fact that the transferee, Capital Gold, will itself be a U.S. holder). In addition, each Nayarit stockholder who is required to file a U.S. federal income tax return and who is a “significant holder” that receives shares of Capital Gold common stock in the Business Combination will be required to file a statement with such U.S. federal income tax return setting forth such stockholder’s basis in the Nayarit common stock surrendered and the fair market value of such stock immediately before the Business Combination. A “significant holder” is a Nayarit stockholder who, immediately before the Business Combination, owned at least 5% of the outstanding stock of Nayarit.

Solicitation of Proxies

The enclosed proxy is being solicited by or on behalf of the management of Nayarit.  The cost of soliciting proxies will be borne by Nayarit.  While most proxies will be solicited by mail only, regular employees of Nayarit may also solicit proxies by telephone or in person.  Such employees will receive no additional compensation for these services other than their regular salaries, but will be reimbursed for their reasonable expenses.

Nayarit will provide proxy materials to brokers, custodians, nominees and fiduciaries and will request that such materials be promptly forwarded to the beneficial owners of common shares registered in the names of such brokers, custodians, nominees and fiduciaries.  Nayarit will reimburse brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses incurred in forwarding proxy materials to beneficial owners of common shares.

Voting Common Shares

The Board of Directors of Nayarit has fixed [       ], 2010 as the record date for the purpose of determining Stockholders entitled to receive Notice of the Meeting (the "Meeting Record Date").

Nayarit will prepare, no later than ten (10) days following the Meeting Record Date, a list of stockholders entitled to vote as of the Meeting Record Date, showing the number of common shares held by each such stockholder.  Each person named on the list of stockholders is entitled to one (1) vote for each common share held, except to the extent that: (i) the stockholder has transferred any common shares after the Meeting Record Date; and (ii) the transferee of those common shares produces properly endorsed share certificates or otherwise establishes ownership of those common shares and requests not later than ten (10) days before the date of the Nayarit Special Meeting that the transferee's name be included on such list before the Nayarit Special Meeting, in which case the transferee is entitled to vote those common shares at the Nayarit Special Meeting.

Registered Stockholders

Registered stockholders are stockholders whose common shares are held in their own name and they will have received a proxy form in their own name.

Non-Registered/Beneficial Stockholders

Beneficial stockholders are stockholders who do not hold their Nayarit common shares in their own name, but rather in the name of a nominee, such as a bank, trust company, securities broker or other financial institution (and is known as holding in "street form").

If you are a non-registered Nayarit stockholder, there are two (2) ways you can vote your Nayarit common shares held by your nominee.  Your nominee is required to seek voting instructions from you in advance of the Nayarit Special Meeting in accordance with securities laws, and so you will receive, or will have already received from your nominee, a request for voting instructions or a proxy form for the number of common shares you hold.  Every nominee has its own mailing procedures and provides its own signing and return instructions.  Therefore, please follow them in order to make sure that your common shares are voted.

Alternatively, if you wish to vote in person at the Nayarit Special Meeting, please insert your own name in the space provided on the "Request for Voting Instructions" or proxy form to appoint yourself as proxy holder and follow the signing and return instructions of your nominee.  Non-registered stockholders who appoint themselves as proxy holders should, at the Nayarit Special Meeting, present themselves to a representative of Computershare Trust Company of Canada.

Appointment of Proxy Holders

The persons named in the enclosed form of proxy are directors and/or officers of Nayarit.  A stockholder has the right to appoint some other person (who need not be a stockholder) to attend and to act for and on behalf of such stockholder at the Nayarit Special Meeting.  To exercise this right, the stockholder must either insert the name of the desired person in the blank space provided in the proxy and strike out the other names or submit another proper form of proxy and, in either case, deliver the completed proxy by post or other form of delivery to the transfer agent for the common shares, Computershare Trust Company of Canada, 1969 Upper Water Street, Purdy’s Wharf II,  Suite 2008, Halifax, Nova Scotia, B3J 3R7 in either case to be received not later than the close of business on [      ], 2010 (i.e. 5:00 pm, Atlantic time) or, in the event of an adjournment, not later than two (2) business days preceding the day to which the Nayarit Special Meeting is adjourned.

All Nayarit Common Shares represented by a properly executed and deposited proxy will be voted or withheld from voting on the matters identified in the Notice of Special Meeting in accordance with the instructions of the stockholder as specified thereon.

If you have appointed a person who was designated by Nayarit to vote on your behalf as provided in the enclosed form of proxy and you do not provide any instructions concerning any matter identified in the Notice of Meeting, the Common Shares represented by such proxy will be voted:

“FOR” the approval of the Business Combination Agreement and the Business Combination.

The enclosed form of proxy, when properly signed, confers discretionary authority on the person or persons named to vote on any amendment to matters identified in the Notice of Meeting and on any other matter properly coming before the Nayarit Special Meeting.  Nayarit management is not aware of any such matter; however, if such matter properly comes before the Special Meeting, the proxies will be voted at the discretion of the person or persons named therein.  The persons named in the form of proxy are either officers or directors of Nayarit.

Revocability of Proxies

A stockholder executing the enclosed form of proxy has the right to revoke it at any time before it is exercised.  Relevant provisions of the Business Corporations Act (Ontario) (the "OBCA") provide that a stockholder may revoke a proxy by depositing an instrument in writing, executed by the stockholder or by an attorney authorized in writing, at, or by transmitting by telephonic or electronic means or any other manner permitted by law, a revocation to, the registered office of Nayarit at 76 Temple Terrace, Suite 150, Lower Sackville, Nova Scotia, B4C 0A7 at any time up to and including the last business day preceding the day of the Nayarit Special Meeting, or any adjournment thereof, or by depositing such instrument with the Chair of the Meeting on the day of the Nayarit Special Meeting, or any adjournment thereof, or in any other manner permitted by law.

Voting Shares and Principal Stockholders

The authorized capital of Nayarit consists of an unlimited number of common shares.  As of March 29, 2010, there were 91,459,665 common shares outstanding.  Each common share carries the right to one (1) vote on any matter properly coming before the Nayarit Special Meeting.  A quorum for the Nayarit Special Meeting of Stockholders requires two (2) persons present in person or by proxy.

To the knowledge of the directors and officers of Nayarit, no person or company beneficially owns, directly or indirectly, or exercises control or direction over, in excess of 10% of the outstanding Nayarit Common Shares.

Additional Information

Nayarit will furnish, without charge, to any stockholder submitting a written request, a copy of Nayarit’s annual report for the year ended September 30, 2009, including the financial statements and schedules thereto.  Such written request should be directed to the attention of Nayarit Gold Inc., 76 Temple Terrace, Suite 150, Lower Sackville, Nova Scotia, B4C 0A7, Canada.

Board of Directors Approval

The contents of this proxy statement/prospectus relating specifically to Nayarit, the Nayarit Supplement and the sending of this joint proxy statement/prospectus to the stockholders of Nayarit have been approved by the Board of Directors of Nayarit.

PROPOSAL TO BE CONSIDERED BY NAYARIT STOCKHOLDERS

PROPOSAL NO. 1

THE BUSINESS COMBINATION PROPOSAL

The discussion in this joint proxy statement/prospectus of the Business Combination Proposal and the principal terms of the Business Combination Agreement are subject to, and is qualified in its entirety by reference to, the Business Combination Agreement, which is attached as Annex I to this proxy statement.

The stockholder resolution submitted to the stockholders of Nayarit is as follows:

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.
The Business Combination Agreement dated February 10, 2010 between Capital Gold Corporation and Nayarit Gold Inc. (the “Business Combination Agreement”), including the execution and performance of such Agreement, is approved; and be it further resolved that

2.
Capital Gold Corporation issue up to 18,148,476 shares of its common stock to the stockholders, warrant holders and option holders of Nayarit Gold Inc., as contemplated in the Business Combination Agreement, as fully paid and non-assessable shares of Capital Gold Corporation; and be it further resolved that

3.	That the officers of Capital Gold Corporation execute such further documents and take further action as, in their discretion, is necessary of desirable to give effect to the forgoing resolutions.

General Description of the Business Combination

The respective Boards of Directors of Capital Gold and Nayarit have approved a Business Combination Agreement between Capital Gold and Nayarit dated February 10, 2010 (the “Business Combination Agreement”) that would effect the Amalgamation of Nayarit with a to be formed corporation as a wholly owned Canadian subsidiary of Capital Gold.  If the Business Combination is approved by the stockholders of both companies, the parties intend to effect an amalgamation (the “Amalgamation”) of Nayarit and a corporation, to be organized under the Ontario Business Corporations Act (“OBCA”) as a wholly-owned subsidiary of Capital Gold (“Merger Sub”), to form a combined entity (“AmalgSub”).  By virtue of the Amalgamation, the separate existence of each of Nayarit and Merger Sub shall thereupon cease, and AmalgSub shall continue its corporate existence under the OBCA as a wholly-owned subsidiary of Capital Gold.

The parties to the Business Combination Agreement intend to consummate the Amalgamation as promptly as practicable after the Special Meetings of the stockholders of Capital Gold and Nayarit, provided that:

•	Capital Gold’s stockholders have approved the Business Combination Agreement and the issuance of the Amalgamation Consideration;

•	Nayarit’s stockholders have adopted the Business Combination Agreement and approved the transactions contemplated thereby, including the Amalgamation;

•	holders of no more than 5% of the Nayarit shares vote against the Amalgamation and exercise dissent rights under the OBCA;

•	the SEC has declared effective Capital Gold’s registration statement of which this proxy statement/prospectus is a part; and

•	the other conditions specified in the Business Combination Agreement have been satisfied or waived.

For more information, see the sections entitled  “The Business Combination” beginning on page 30. The Business Combination Agreement is included as Annex I to this joint proxy statement/prospectus. You are encouraged to read the Business Combination Agreement in its entirety.

Background of the Business Combination

The terms of the Business Combination are the result of arms-length negotiations between representatives of Capital Gold and Nayarit. The following is a discussion of the background of these negotiations, the Business Combination and related transactions.

In December 2008, Colin Sutherland, and Bradley Langille, respectively, President and strategic consultant to Nayarit, had an introductory meeting with John Brownlie, President of Capital Gold, and scheduled a site visit to Nayarit’s properties in Mexico which occurred the same month.

On December 10, 2009, Mr. Sutherland, Mr. Langille and David Badner, respectively President, strategic consultant and advisor of Nayarit, met with Mr. Brownlie in San Francisco, California, to discuss the potential merger of Nayarit and Capital Gold during which management from both companies provided overviews of their respective businesses.  The meeting outlined the process for moving toward a letter of intent, which included discussions around the exchange ratio, management positions, and overall strategy beyond the transaction.  It was discussed that Nayarit should proceed to finalizing the Preliminary Economic Assessment in order to provide the financial basis for the Orion Project.

During the period December 12, 2009 through December 16, 2009, principals of Nayarit and Mr. Brownlie held various telephonic discussions concerning the content of a proposed letter of intent.

On December 17, 2009, the Board of Directors of Nayarit approved the execution of the letter of intent.

On December 17, 2009, Nayarit and an officer of Capital Gold executed a letter of intent.

On January 14, 2010 Nayarit and its counsel, Dennis H. Peterson, of Peterson Law Professional Corporation received from Capital Gold and its counsel, Ellenoff Grossman & Schole LLP, or EG&S, a draft Business Combination Agreement to Nayarit.  Subsequently, Messrs. Langille, Sutherland, Badner and Brownlie held various discussions and conference calls to negotiate the terms of the Business Combination Agreement.

On January 18, 2010, the Nayarit Board of Directors met and approved the execution of the definitive agreement upon final receipt of the document.

On January 20, 2010 and January 21, 2010, Mr. Brownlie, Mr. Sutherland, Mr. Langille, Mr. Badner, Mr. Peterson, EG&S, Lonnie Kirsch, CGC Canadian counsel, and Christopher M. Chipman, Capital Gold CFO, met in New York to discuss the terms and conditions of the definitive agreement and outlined the items which required further negotiation and clarification.

On January 27, 2010, the Nayarit Board of Directors met and approved the execution of the final definitive agreement.

On February 9, 2010, the Nayarit Board of Directors met and approved the execution of the final definitive agreement with adjustment to the exchange ratio.

On February 10, 2010, Nayarit and Capital Gold executed the Business Combination Agreement and an acknowledgement regarding each party’s completion of its due diligence.

Prior to the opening of the financial markets on February 11, 2010, Nayarit and Capital Gold issued a joint press release announcing the execution of the Business Combination Agreement.

Nayarit’s Board of Directors’ Reasons for Approval of the Business Combination

Nayarit’s Board of Directors concluded that the Business Combination is fair to, and in the best interests of, Nayarit and its stockholders and that the consideration to be paid in the Business Combination is fair to Nayarit and its stockholders. Nayarit’s management conducted a due diligence review of Nayarit that included an industry analysis, an evaluation of Nayarit’s existing business, a valuation analysis and financial projections in order to enable the Board of Directors to evaluate Nayarit’s business and financial condition and prospects.

Nayarit’s Board of Directors considered Nayarit’s properties, various industry and financial data, including certain financial analyses developed by Nayarit and metrics compiled by Nayarit’s management in evaluating the consideration to be paid by Nayarit in the Business Combination.

Nayarit’s Board of Directors considered a wide variety of factors in connection with its evaluation of the Business Combination.  In light of the complexity of those factors, the Board of Directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. Furthermore, individual members of the board may have given different weight to different factors.

In considering the Business Combination, Nayarit’s Board of Directors gave considerable weight to the following favorable factors:

•	Market Exposure. Capital Gold is an AMEX listed issuer with a producing mine in Mexico. The Business Combination will provide enhanced exposure to capital markets and greater shareholder liquidity.

•
Visibility as a Mid-Tier Producer.  The combined company has the potential to be recognized as a significant mid-tier producer in Latin America, with the possibility that further growth opportunities will follow.

•
Exploration and Development.  The Business Combination will enhance the combined company’s ability to grow and secure additional capital resources to continue exploration and development of the Orion Project and Capital Gold’s El Chanate Project, enhancing long term value for Nayarit’s stockholders.

•	Stockholder Liquidity. Increased market capitalization and a broader stockholder base resulting from the Amalgamation should improve trading liquidity for Nayarit stockholders.

•
Mining Operations. Capital Gold has mining operations at its El Chanate open pit mine in Sonora, Mexico.  As part of the combined company, revenue from operations would reduce Nayarit’s dependency on capital markets for working capital.

•	Market Exposure. Capital Gold is an NYSE AMEX listed issuer and the combination will provide enhanced market exposure to Nayarit’s stockholders.

•
Strong Management Team.  The combination of Capital Gold’s and Nayarit’s management will create a management team with complementary skills in exploration, business and projected development and operations.

•	Potential synergies. The strategic fit and complementary nature of Nayarit’s and Capital Gold’s respective assets in Mexico and the related potential impact on the combined company’s earnings.

Nayarit’s Board of Directors believes the above factors strongly supported its determination and recommendation to approve the Business Combination. Nayarit’s Board of Directors did, however, consider the following potentially negative factors, among others, including the risk factors set forth elsewhere in this proxy statement, in its deliberations concerning the Business Combination:

•
Fixed exchange rate. The currency exchange rate is fixed, and as a result, the Capital Gold shares issued on consummation of the Business Combination Agreement may have a market value different that at the time of the announcement of the Amalgamation.

•
Conditions to closing.  The Business Combination Agreement is subject to several conditions and because there can be no certainty that these conditions may be satisfied or waived, the Business Combination may not be successfully completed.

•
Termination rights.  The Business Combination Agreement may be terminated by either Nayarit or Capital Gold in certain circumstances, in which case the market prices for Nayarit shares may be adversely affected.

•	Limitations on other opportunities. The Business Combination Agreement substantially limits any outside opportunities Nayarit might otherwise have with other potential combination parties.

Terms of the Business Combination Agreement

Nayarit’s Board of Directors believes the terms of the Business Combination, including the closing conditions, are customary and reasonable. It was important to Nayarit’s Board of Directors that the Business Combination include customary terms and conditions as it believed such terms and conditions would allow for a more efficient closing process and lower transaction expenses.

Fairness Opinion of Blair Franklin Capital Partners Inc.

The Board or Directors of Nayarit retained Blair Franklin Capital Partners Inc. (“Blair Franklin”) to provide its opinion s as to the fairness of the consideration to be offered to the Nayarit shareholders in the Business Combination.  Blair Franklin concluded that the consideration to be offered to the Nayarit shareholders in the Business Combination is fair from a financial point of view.  Blair Franklin’s opinion is qualified by certain conditions and assumptions specified in their opinion letter to the Board of Directors of Nayarit Gold dated March 25, 2010.  A copy of Blair Franklin’s fairness opinion is included with this joint proxy statement/prospectus as Annex III.

Blair Franklin is an independent investment bank based in Toronto, Ontario.  Blair Franklin provides advice on mergers, acquisitions, divestitures, related party transactions, financing, restructurings, risk management and governance issues.  Blair Franklin also provides valuations and fairness opinions to corporate, private, institutional and public sector clients.  Blair Franklin’s engagement by Nayarit provides for payment of their fees upon completion of their work, regardless of the outcome of their conclusion.  Blair Franklin did not provided financial advisory services or participated in a financing for Nayarit or Capital Gold within the twenty-four months preceding the date of their fairness opinion.

Among the qualifications noted in the Blair Franklin fairness opinion is the statement that Blair Franklin was not asked to prepare a formal valuation of Nayarit or Capital Gold, or their respective securities or assets, and that their fairness opinion should not be construed as such.

In preparing its opinion, Blair Franklin reviewed and relied upon, among other things the following documents.

1.	Consolidated financial statements for Nayarit for the years ended September 30, 2009 and 2008;

2.	Consolidated financial statements for Capital Gold for the year ended July 31, 2009 and 2008;

3.	quarterly reports for Nayarit for the three-month periods ended December 31, 2009 and 2008;

4.	quarterly reports for Capital Gold for the six-month periods ended January 31, 2009 and 2008;

5.
Public information relating to the business, operations, financial performance and share price trading history of Nayarit, Capital Gold and other selected public companies whose businesses we believe to be relevant;

6.	Business Combination Agreement by and between Capital Gold and Nayarit dated February 10, 2010;

7.	Draft Form-S4 related to the Transaction;

8.	Certain internal financial analyses and forecasts prepared by the management of Nayarit and Capital;

9.	Preliminary Economic Assessment for Animas/Del Norte deposit (part of the Orion project) dated February 2010;

10.	43-101 resource estimate for the Orion project dated November 2009;

11.	43-101 Technical Report for the El Chanate Gold Mine dated November 2009;

12.	Mine site visit of the El Chanate Gold Mine;

13.	Discussions with Nayarit and Capital Gold management concerning their respective business operations, financial condition, results and prospects;

14.	Comparable trading multiples and comparable transaction multiples for selected companies / businesses considered relevant;

15.	Industry and financial market information;

16.	Other publicly available information considered relevant;

17.	A certificate provided to us by senior officers of Nayarit as to certain factual matters;

18.	A certificate provided to us by senior officers of Capital Gold as to certain factual matters; and

19.	Such other information, documentation, analyses and discussions that we considered relevant in the circumstances.

Blair Franklin has not, to the best of its knowledge, been denied access by Nayarit or Capital Gold to any information that it requested.

Certain Benefits of the Directors and Officers and Others in the Business Combination

When you consider the recommendation of the Nayarit Board of Directors in favor of approval of the Business Combination, you should keep in mind that Nayarit directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder.  These interests include, among other things:

•
It is currently anticipated that Messrs. Brownlie, Cooper, Cutler, Sojka, each a current director of Capital Gold, and Colin Sutherland, a nominee of Nayarit, will serve as directors of Capital Gold following the Business Combination and that John Brownlie will continue to serve as President and Chief Operating Officer of Capital Gold and Bradley Langille and Colin Sutherland will join Capital Gold as senior officers.

•
For a period of thirty-six (36) months following the Effective Time of the Business Combination, Capital Gold and Nayarit have agreed that they shall cause their nominees on the Board of Directors to execute and deliver an undertaking whereby such nominees agree to: (i) nominate the foregoing agreed upon individuals for re-election at each annual meeting of the stockholders of Capital Gold; and (ii) cause any successors chosen by such nominees to comply with the foregoing provision at each annual meeting of the stockholders of Capital Gold.

•
As a condition to closing the Business Combination, Capital Gold and Nayarit have agreed that the employment agreements between Nayarit, on one hand, and each of Colin Sutherland and Bradley Langille, on the other hand, shall either have been (i) terminated prior to the Effective Date in accordance with the terms thereof, including payment of all termination payments prescribed therein (except for any payments relating to the change of control of Nayarit), or (ii) terminated with no payment of change of control benefits in consideration for the execution of a new employment agreement with Capital Gold on terms comparable to the other senior officers of Capital Gold.

Required Vote

The Business Combination Proposal requires the affirmative vote of not less than two-thirds of the Nayarit common shares voted in person or by proxy on the matter.

Recommendation of Nayarit’s Board of Directors

THE BOARD OF DRECTORS OF NAYARIT UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet and statements of operations are presented to give effect to the proposed transaction. The pro forma information was prepared based on the historical financial statements and related notes of Capital Gold and Nayarit after giving effect to the Amalgamation using the acquisition method of accounting. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with:

•
Capital Gold’s historical consolidated financial statements and related notes included  in the Capital Gold Form 10-K for the fiscal year ended July 31, 2009 and the Capital Gold Form 10-Q for the six months ended January 31, 2010, and

•
Nayarit's historical consolidated financial statements and related notes for the fiscal year ended September 30, 2009 prepared in accordance with Canadian GAAP with a reconciliation to accounting principles generally accepted in the United States of American (“U.S. GAAP”) and for the quarterly period ended December 31, 2009 prepared in accordance with Canadian GAAP.

 The unaudited pro forma condensed combined balance sheet is presented as if the transaction occurred on January 31, 2010. The unaudited pro forma condensed combined statements of operations combine the results of operations of Capital Gold and Nayarit for the year ended July 31, 2009 and the six months ended January 31, 2010, and are presented as if the transaction occurred on August 1, 2008. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Amalgamation, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been achieved had Capital Gold and Nayarit been a combined company during the respective periods presented. Certain reclassification adjustments have been made in the presentation of Nayarit’s historical amounts to conform to Capital Gold’s presentation.

The unaudited pro forma condensed combined financial information does not reflect any cost savings or operating synergies that the combined company may achieve as a result of the Amalgamation or the costs to integrate the operations of Nayarit with Capital Gold.

Capital Gold Corporation
Unaudited Pro Forma Condensed Combined Balance Sheet
As of January 31, 2010
(in thousands)
			Pro Forma
	Historical		Adjustments		Combined
	Capital Gold	Nayarit	(Note 5)		Pro Forma

Assets
Current Assets:
Cash and cash equivalents	$4,943	$1,350	$(2,161)	(a)	$4,132
Accounts receivable	2,417	-	-		2,417
Inventories	28,109	-	-		28,109
Other current assets	1,624	1,207	-		2,831
Total current assets	37,093	2,557	(2,161)		37,489
Property and equipment, net	24,725	222	-		24,947
Exploration property interests	-	4,036	44,012	(b)	48,048
Goodwill	—	—	—		—
Intangibles, net	686	-	-		686
Deferred finance costs and other assets	1,132	-	-		1,132
	$63,636	$6,815	$41,851		$112,302
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$5,862	$402	$27	(c)(g)	$6,291
Deferred tax liability	4,279	-	6,088	(d)	10,367
Current portion of long-term debt	3,600	-	-		3,600
Other current liability	112	-	-		112
Total current liabilities	13,853	402	6,115		20,370
Long-term debt	2,600	-	-		2,600
Reclamation and remediation liability and other	1,933	-	-		1,933
Total Liabilities	18,386	402	6,115		24,903
Commitments and Contingencies	$—	$—	$—		$—
Shareholders’ equity:	45,250	6,413	35,736	(e)(g)	87,399
Total Shareholders’ equity	$63,636	$6,815	$41,851		$112,302

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Capital Gold Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Twelve Months Ended July 31, 2009
(in thousands, except per share amounts)
			Pro Forma
	Historical		Adjustments	Combined
	Capital Gold	Nayarit	(Note 5)	Pro Forma

Revenues:
Sales – Gold, net	$42,757	$-	$-	$42,757
Costs and expenses:
Costs applicable to sales	13,883		-	13,883
Depreciation and amortization	3,019	67	-	3,086
General and administrative	5,464	2,211	-	7,675
Exploration	1,600	5,840	-	7,440
Total costs and expenses	23,966	8,118	-	32,084
Income (loss) from operations	18,791	(8,118)	-	10,673
Other income (expense):
Interest income	43	34	-	77
Interest expense	(597)	-	-	(597)
Other income (expense)	(313)	(53)	-	(366)
Loss on change in fair value of derivative	(1,975)	-	-	(1,975)
Total other income (expense)	(2,842)	(19)	-	(2,861)
Income (loss) before taxes	15,949	(8,137)	-	7,812
Income tax expense	(5,542)	-	-	(5,542)
Net income (loss)	$10,407	$(8,137)	$-	2,270

Share Data:
Net income (loss) per common share
Basic	$0.22	$(0.10)		$0.04
Diluted	$0.21	$(0.10)		$0.03

Basic weighted average common shares outstanding(1)	48,315,116	79,126,397		60,414,251
Diluted weighted average common shares outstanding(1)	49,882,769	79,126,397		68,031,246

(1)Pro forma weighted average shares outstanding takes into consideration the additional Capital Gold common stock issued in exchange for Nayarit common stock.  See Note 1. Equivalent common shares of Nayarit, consisting of stock options and warrants are excluded from the calculation of historical diluted net loss per share for the year ended September 30, 2009, since their effect is antidilutive.

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Capital Gold Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended January 31, 2010
(in thousands, except per share amounts)
			Pro Forma
	Historical		Adjustments	Combined
	Capital Gold	Nayarit	(Note 5)	Pro Forma

Revenues:
Sales – Gold, net	$24,955	$-	$-	$24,955
Costs and expenses:
Costs applicable to sales	8,735			8,735
Depreciation and amortization	1,709	24		1,733
General and administrative	3,660	941	(216)	4,385
Exploration	681	960		1,641
Total costs and expenses	14,785	1,925	(216)	16,494
Income (loss) from operations	10,170	(1,925)	216	8,461
Other income (expense):
Interest income	8	8		16
Interest expense	(235)	-		(235)
Other income (expense)	(62)	(133)		(195)
Loss on change in fair value of derivative	-	-		-
Total other income (expense)	(289)	(125)		(414)
Income (loss) before taxes	9,881	(2,050)	216	8,047
Income tax expense	(3,997)	-		(3,997)
Net income (loss)	$5,884	$(2,050)	216	$4,050

Share Data:
Net income (loss) per common share
Basic	$0.12	$(0.02)		$0.07
Diluted	$0.12	$(0.02)		$0.07

Basic weighted average common shares outstanding(1)	48,505,818	89,538,081		60,604,953
Diluted weighted average common shares outstanding(1)	49,861,776	89,538,081		67,941,502

(1)Pro forma weighted average shares outstanding takes into consideration the additional Capital Gold common stock issued in exchange for Nayarit common stock.  See Note 1.  Equivalent common shares of Nayarit, consisting of stock options and warrants are excluded from the calculation of historical diluted net loss per share for the three months ended December 31, 2009, since their effect is antidilutive.

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of the Amalgamation

On February 10, 2010, Capital Gold and Nayarit agreed to effect an amalgamation (the “Amalgamation”) of Nayarit and a corporation, to be organized under the Ontario Business Corporation Act (“OBCA”) as a wholly-owned subsidiary of Capital Gold (“Merger Sub”), to form a combined entity (“AmalgSub”).  By virtue of the Amalgamation, the separate existence of each of Nayarit and Merger Sub shall cease, and AmalgSub, as the surviving company in the Amalgamation, shall continue its corporate existence under the OBCA as a wholly-owned subsidiary of Capital Gold.  In connection with the Amalgamation, and without any action on the part of Nayarit or the holders of any securities of Nayarit, all of the common shares of Nayarit (the “Nayarit Common Shares”) issued and outstanding immediately prior to the consummation of the Amalgamation (other than Nayarit Common Shares held by dissenting stockholders of Nayarit) shall become exchangeable into the common stock of Capital Gold on the basis of 0.134048 shares of Capital Gold common stock for each one (1) Nayarit Common Share (the “Amalgamation Consideration”). Upon the exchange of Nayarit Common Shares for shares of Capital Gold Common Stock, all Nayarit Common Shares shall, by virtue of the Amalgamation and without any action on the part of the Nayarit Stockholders, be automatically cancelled and shall cease to exist, and each Nayarit Stockholder shall cease to have any rights with respect thereto, except the right to receive the Amalgamation Consideration, subject to the terms and conditions of the agreement.  The Nayarit outstanding options and warrants shall be exerciseable for or satisfied with the issuance of (and the holder thereof  shall accept), in lieu of the number of Nayarit Common Shares otherwise issuable thereunder, the number of shares of Capital Gold common stock which the holder would have been entitled to receive as a result of the transactions contemplated by the Amalgamation if, immediately prior to the Effective Time, such holder had been the registered holder of the number of Nayarit common shares to which such holder was theretofore entitled under such Nayarit options and warrants.

The Amalgamation is subject to Capital Gold and Nayarit stockholder approval and other usual and customary closing conditions. The Amalgamation is currently expected to be completed in June 2010, subject to receipt of Capital Gold and Nayarit stockholder approval and other usual and customary closing conditions.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Accounting Standards Codification, or ASC, Topic 805, Business Combinations, or ASC 805, and was based on the historical financial statements of Capital Gold and Nayarit. In Amalgamation transactions in which the consideration is not in the form of cash, measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired whichever is more clearly evident and, thus, more reliably measurable. The acquisition method of accounting is based on ASC 805 and uses the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures.

ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their acquisition date fair values and that the fair value of intangibles are recognized regardless of their intended use. The costs of the acquisition will be expensed.  In addition, ASC 805 establishes that the consideration transferred be measured at the closing date of the Amalgamation at the then-current market price. This particular requirement may result in the equity consideration being valued differently from the amount reflected in these unaudited pro forma condensed combined financial statements. See Note 3 for the estimate of consideration expected to be transferred.

ASC 820 defines the term "fair value" and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as "the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date." This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by market participants. Accordingly, Capital Gold may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Capital Gold's intended use of such assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The unaudited pro forma financial information presented for Capital was prepared based on the historical financial statements of Nayarit prepared and presented in Canadian dollars and were translated from Canadian dollars to U.S. Dollars at the spot rate for the balance sheet data and the average exchange rate for the applicable period for the statement of operations data.   In addition, the historical financial statements for Nayarit used in the preparation of the pro forma financial statements were adjusted to reflect the reconciliation from Canadian GAAP to US GAAP.  The main adjustment to the unaudited pro forma condensed consolidated balance sheet as of January 31, 2010, was a reduction in exploration property interests of $19,328.  The main adjustments to the unaudited pro forma condensed combined statement of operations for the year ended July 31, 2009 and for the six months ended January 31, 2010, resulted in an addition to exploration expense of $5,839 and  $960, respectively.

The unaudited pro forma condensed combined financial information for Capital was based on Nayarit's historical consolidated financial statements for the fiscal year ended September 30, 2009 and for the quarterly period ended December 31, 2009.  The unaudited pro forma condensed consolidated balance sheet as of January 31, 2010, was prepared based on Nayarit’s unaudited historical consolidated balance sheet as of December 31, 2009.  The unaudited pro forma condensed combined statement of operations for the year ended July 31, 2009, was prepared based on Nayarit’s audited statement of operations for the year ended September 30, 2009.  The unaudited pro forma condensed combined statement of operations for the six months ended January 31, 2010, was prepared based on combining Nayarit’s unaudited statement of operations for the three months ended September 30, 2009 as well as the unaudited statement of operations for the three months ended December 31, 2009.

3. Estimate of Consideration Expected to be Transferred

The following is a preliminary estimate of consideration to be transferred to effect the Amalgamation:

	Conversion Calculation	Estimated Fair Value	Form of Consideration
	(In thousands, except per share amounts)

Number of Nayarit shares outstanding as of the Amalgamation date(1)	90,260

Exchange ratio(1)	0.134048

Number of shares to be issued to Nayarit shareholders	12,099

Assumed value of Capital Gold common shares to be issued(1)	$3.52	$42,588	Capital Gold Common stock

Assumed value of Nayarit’s options and warrants to be exchanged for Capital Gold options and warrants		1,749	Capital Gold Options and Warrants

Estimate of consideration expected to be transferred		$44,337

(1) In accordance with ASC 805, the fair value of equity securities issued as part of the consideration transferred will be the closing market price of Capital Gold’s common stock on the effective date of the Amalgamation. For purposes of determining the consideration transferred within these pro forma financial statements, the Capital Gold common share price on February 10, 2010 of $3.52 was used in the calculation. The pro forma shares to be issued assumes the issuance of 12,099,135 common shares, which is calculated by multiplying 0.134048 by 90,259,548, being the number of shares of Nayarit common stock outstanding on February 10, 2010.  Nayarit shareholders will own approximately 19.97% of the issued and outstanding shares of Capital Gold common stock.

(2) The Nayarit outstanding options and warrants shall be exerciseable for or satisfied with the issuance of (and the holder thereof  shall accept), in lieu of the number of Nayarit Common Shares otherwise issuable thereunder, the number of shares of Capital Gold common stock which the holder would have been entitled to receive as a result of the transactions contemplated by the Amalgamation if, immediately prior to the Effective Time, such holder had been the registered holder of the number of Nayarit common shares to which such holder was theretofore entitled under such Nayarit options and warrants.  For these pro forma financial statements and for determining the fair value of consideration paid with regard to Nayarit’s options and warrants, a weighted average exercise price of $0.65 and $0.70 has been used for all options and warrants respectively.

4. Estimate of Assets to be Acquired and Liabilities to be Assumed

The following is a preliminary estimate of the assets to be acquired and the liabilities to be assumed by Capital Gold as a result of the Amalgamation as of January 31, 2010:

(In thousands)
Assets
Current assets(i)	$2,557
Property and equipment, net(ii)	222
Exploration property interests (iii)	48,048
Identifiable intangible assets (iv)	-
Goodwill(v)	-
Total Assets	$50,827

Liabilities
Current liabilities(vi)	$402
Long-term income tax liabilities (vii)	6,088
Total liabilities	$6,490
Estimate of consideration to be transferred	$44,337

(i)  Current assets include $1,350 of cash, $1,200 of prepaid expenses, IVA receivables, and other current assets and $7 in short term investments.

(ii)  Property and equipment is predominately comprised of property, plant and equipment.  For the purpose of determining a preliminary estimate of the assets to be acquired, property and equipment was estimated to be the net book value as of January 31, 2010, as these assets represent 0.5% of the estimated consideration expected to be transferred.

(iii)  Exploration property interests are deferred until such time as the properties are either placed into commercial production, sold, determined not to be economically viable, or abandoned.  Exploration property interests will be amortized on the units-of-production basis over the estimated useful lives of the properties following the commencement of production, or written off if the properties are sold, or abandoned.

(iv)  There were no identifiable intangibles included with this transaction.  All acquisition costs and fair values associated with Nayarit’s properties are included within exploration property interests. There are no customer relationships, trade names, software, etc. identified as intangible assets recognized as part of the Amalgamation.

(v)  Goodwill represents the excess of the preliminary purchase price over the estimated value of assets acquired and liabilities assumed.  Based upon the Company’s preliminary allocation using estimates, assumptions, valuations and other studies, it was determined that there was no goodwill associated with this transaction.

(vi)  Current liabilities include $402 of accounts payable and accrued liabilities.

(vii)  Other long-term liabilities include $6,088 of deferred tax liabilities. The estimated measurement of deferred income tax assets from the acquisition of net operating loss carry forwards of Nayarit was reduced by a valuation allowance for any tax benefits, which are, on a more likely than not basis, not expected to be realized. As of September 30, 2009, Nayarit's deferred tax asset associated with its net operating loss carry forwards was $2.068 which was fully reserved for.

The allocation of the estimated acquisition consideration is preliminary because the proposed Amalgamation has not yet been completed. The preliminary allocation is based on estimates, assumptions, valuations and other studies which have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the acquisition consideration allocation pro forma adjustments will remain preliminary until Capital Gold’s management determines the final acquisition consideration and the fair values of assets acquired and liabilities assumed. The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable after completion of the Amalgamation. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

5. Pro Forma Adjustments and Assumptions

Adjustments included in the "Pro Forma Adjustments" column represent the following:

(In thousands)
(a)	Estimated transaction costs of Capital Gold and Nayarit remaining to be paid	$2,161

(b)
Reflects the pro forma impact of the exploration property interests of Nayarit which have been allocated to exploration property interests. Exploration property interests will be amortized on the units-of-production basis over the estimated useful lives of the properties following the commencement of production, or written off if the properties are sold, or abandoned.

	Estimated Fair Market Value	Estimated Useful Life
	(In thousands, other than useful life estimate)

Exploration property interests	$44,012	(1)

Total	$44,012

(1)
Exploration property interests will be amortized on the units-of-production basis over the estimated useful lives of the properties following the commencement of production, or written off if the properties are sold, or abandoned.

(c)
Reflects the reversal of accounts payable and accrued transaction costs of $193 that were reflected within the companies' historical January 31, 2010 balance sheets. For purposes of these pro forma financial statements, all incurred and estimated remaining transaction costs were treated as reductions in cash and cash equivalents.

(d)
Reflects an estimate of the tax impacts of the acquisition on the balance sheet and income statement, primarily related to estimated fair value adjustments for exploration property interests. The estimated rate is based on the historical effective tax rate for Capital Gold’s wholly-owned subsidiary in Mexico, Minera Santa Rita S. de R.L. de C.V. (“MSR”) which is 28% for the periods ending July 31, 2009 and January 31, 2010, respectively. Capital Gold believes that using the historical effective tax rate for MSR is factually supportable in that it is derived from statutory rates and recognizes that MSR is the only material income tax paying entity within the combined company. The actual effective tax rate of the combined company could be significantly different (either higher or lower) than the estimated tax rate and depends on post-acquisition activities, including repatriation decisions. On January 1, 2010, the Mexican government enacted legislation, which increases the regular income tax rate from 28% to 30%.  The regular income tax rate will decrease to 29% in 2013 and then back to 28% in 2014, according to legislation. The preliminary estimate of the deferred tax liability at January 31, 2010 was computed using a rate of 28% and could be significantly different (either higher or lower) depending upon several factors, including the allocation of Amalgamation consideration by jurisdiction.

		(In thousands)
(e)	Elimination of Nayarit’s historical equity	$(6,413)
	Issuance of Capital Gold’s common stock	44,337
	Estimated transaction costs remaining to be incurred	(2,188)
	Net pro forma adjustment	$35,736

(f)	Reflects the pro forma impact of the reversal of transaction costs incurred through January 31, 2010.

For the six months ended January 31, 2010
(In thousands)

Reversal of Capital Gold and Nayarit transaction costs incurred	$216

Pro Forma Adjustment	$216

(g)	Reflects the pro forma impact of change in control payments to an executive officer of $220.

INFORMATION ABOUT CAPITAL GOLD

Capital Gold Corporation is engaged in the mining, exploration and development of gold properties in Mexico.  Our primary focus is on the operation and development of the El Chanate project, and Capital Gold also conducts gold exploration in other locations in Sonora, Mexico. (The financial data in this discussion is in thousands, except where otherwise specifically noted.)

Sonora, Mexico Concessions

Through wholly-owned subsidiaries, Capital Gold owns 100% of 16 mining concessions located in the Municipality of Altar, State of Sonora, Republic of Mexico totaling approximately 3,544 hectares (8,756 acres or 13.7 square miles).  Capital Gold commenced mining operations on two of these concessions in late March 2007 and achieved gold production and revenue from operations in early August 2007. Capital Gold sometimes refers to the operations on these two concessions as the El Chanate Project.  Capital Gold’s results of operations differ from the fiscal year ended July 31, 2007 because it is now realizing revenue from operations.

In April 2008, Capital Gold leased 12 mining concessions totaling 1,790 hectares located northwest of Saric, Sonora. In addition, Capital Gold owns a claim for approximately 2,304 additional hectares adjacent to this property. The approximate 4,000 hectare area is accessible by paved roads and has cellular phone service from hilltops.  These concessions and this claim are about 60 miles northeast of the El Chanate project. Mineralization is evident throughout the concession group and is hosted by shear zones and stockwork quartz veins in volcanic and intrusive rocks. Capital Gold has completed exploration work consisting of geological mapping, systematic geochemical sampling of rock and soils, geophysical surveys, trenching and 32 reverse circulation drill holes totaling 2,560 meters.  The results of this early work has justified an expanded drill campaign which is currently underway and consists of 23 reverse circulation drill holes between 100 to 150 meters deep totaling 2,100 meters.  All of these holes will be focused on the northern part of the concession group near the Sombreretillo Ranch.  These holes will vary in depth from 40 to 50 meters.  SRK of Lakewood, Colorado has made a site visit and will monitor the quality assurance and quality control during the drilling campaign.  All of the drill hole samples have been and will be assayed by ALS Chemex.  The ALS Chemex facility in Hermosillo does the sample preparation, and the assays are performed at the ALS Chemex’s Vancouver laboratory.  ALS Chemex laboratories provide the highest level of quality and have ISO 9001:2000 certification at all locations.

Properties

El Chanate Properties – Sonora, Mexico

Through Capital Gold’s wholly-owned subsidiary, Oro de Altar S. de R. L. de C.V. (“Oro”), Capital Gold owns 100% of the following 21 mining concessions, all of which are located in the State of Sonora United States of Mexico.

The 21 mining concessions are as follows:

	Lot	Title #	Hectars	Owner
1	SAN JOSE	200718	96.00	Oro
2	LAS DOS VIRGEN	214874	132.235	Oro
3	RONO #1	206408	82.1902	Oro
4	RONO #3	214224	197.218	Oro
5	LA CUCHILLA	211987	143.3481	Oro
6	ELSA	212004	2,035.3997	Oro
7	ELISA	214223	78.4717	Oro
8	ENA	217495	190.00	Oro
9	EVA	212395	416.8963	Oro
10	MIRSA	212082	20.5518	Oro
11	OLGA	212081	60.589	Oro
12	EDNA	219624	24.0431	Oro
13	LA TIRA	219324	1.7975	Oro
14	LA TIRA 1	219623	18.6087	Oro
15	LOS TRES	223634	8.00	Oro

	Lot	Title #	Hectars	Owner
16	EL CHARRO	206404	40.00	Oro
17	SANTA RITA 4 FRACCION I	233574	5.0728	Oro
18	SANTA RITA 4 FRACCION II	233575	4.7786	Oro
19	SANTA RITA 4 FRACCION III	233576	110.2725	Oro
20	SANTA RITA I	231373	3,765.9666	Oro
21	SANTA RITA III	232117	2,233.3163	Oro
		Total	9,664.7559

At the El Chanate Project Capital Gold is mining on two concessions, San Jose and Las Dos Virgens.  Capital Gold is utilizing four other concessions for processing mined ores.  In the future, Capital Gold plans to explore some or all of these concessions to determine whether or not further activity is warranted.

During the fiscal years ended July 31, 2008 and 2009, Capital Gold completed 39 core and reverse circulation drill holes to delineate additional reserves at the El Chanate open pit mine.  These holes totaled approximately 7,800 meters, and were targeted to fill in gaps in the ore body and test the outer limits of the currently known ore zones.   Inclusive of this drilling, the total number of drill holes at the El Chanate mine is currently 367. This combination of reverse circulation and core drilling totals 54,320 meters.  The knowledge obtained about the geology of the deposit during mining, combined with the assays from the samples from this exploration drilling, was used to expand the information in our mine database.  Capital Gold has used this data to re-estimate El Chanate’s mineral reserves. The new mineral reserves are based on an updated block model and an updated mine plan and production schedule developed by IMC (“2009 Report”). The updated pit design for the revised plan is based on a plant recovery of gold that varies by rock types, but is expected to average 64.2% over the mine life.  A gold price of $750 per ounce (SEC three year average as of March 20, 2009) was used to estimate the reserves compared to a gold price of $550 per ounce used in the prior estimate.  The stated proven and probable mineral reserves have been prepared in accordance with the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Definitions..  A technical report supporting this estimate was finalized that complies with Canada’s National Instrument 43-101 Standards of Disclosure for Mineral Projects. These reserves are equivalent to proven and probable reserves as defined by the United States Securities and Exchange Commission (SEC) Industry Guide 7.

According to the 2009 Report, Capital Gold’s proven and probable reserves have increased to 43.1 million metric tonnes with a gold grade of 0.66 grams per tonne (47.6 million U.S. short tons at 0.019 ounces per ton) net of depletion of 5,662,000 tonnes (through the end of December 2008). The open pit stripping ratio is 1.24:1 (1.24 tonnes of waste to one tonne of ore).  The following Summary is extracted from the 2009 Report.   Please note that the reserves as stated are an estimate of what can be economically and legally recovered from the mine and, as such, incorporate losses for dilution and mining recovery.   The 913,400 ounces of contained gold represents ounces of gold contained in ore in the ground, and therefore does not reflect losses in the recovery process.  Total gold produced is estimated to be 586,000 ounces, or approximately 64.2% of the contained gold.   Individual portions of the ore body may experience varying recovery rates ranging from about 73% to 48%.  Oxidized and sandstone ore types may have recoveries of about 73%; fault zone ore type recoveries may be about 64%; siltstone ore types recoveries may be about 48% and latite intrusive ore type recoveries may be about 50%.

El Chanate Mine

Material Reserves and Production Summary:

	Metric	U.S.

Materials
Reserves
Proven	20.9 Million Tonnes @ 0.772 g/t(1)	23.0 Million Tons @ 0.0225 opt(1)
Probable	14.9 Million Tonnes @ 0.702 g/t(1)	16.5 Million Tons @ 0.0205 opt(1)
Low Grade Stockpile (Probable)	7.3 Million Tonnes @ 0.246 g/t(1)	8.1 Million Tons @ 0.0007 opt(1)
Total Reserves(2)	43.1 Million Tonnes @ 0.659 g/t(1)	47.6 Million Tons @ 0.0192 opt(1)
Waste	53.6 Million Tonnes	58.9 Million Tons
Total	96.7 Million Tonnes	106.5 Million tons

Contained Gold	28.41 Million grams	913,400 Oz

Production
Ore Crushed	5.0 Million Tonnes /Year	5.51 Million Tons/Year
	13,699 Mt/d(1)	15,100 t/d(1)

Operating Days/Year	365 Days per year	365 Days per year
Gold Plant Average Recovery	64.20%	64.20%
Average Annual Production	2.21 Million grams	71,079 Oz
Total Gold Produced	18.24 Million grams	586,403 Oz

(1)	“g/t” means grams per metric tonne, “opt” means ounces per ton, “Mt/d” means metric tonnes per day and “t/d” means tons per day.
(2)	The reserve estimates are based on a gold cutoff grade of 0.20 grams per metric tonne.

The 2009 reserve modeling has been modified from previous methodology to closely reconcile with the production results through December 2008.  The 2009 model uses indicator kriging to define mineralized zones followed by block grade estimation utilizing inverse distance estimation.

In the mineral resource block model developed, with blocks 6m (meters) x 6m x 6m high, Measured and Indicated resources (corresponding to Proven and Probable reserves respectively when within the pit design) were classified in accordance with the following scheme:

•
Blocks with 2 or more drill holes within a search radius of 80m x 70m x 15m and with a relative kriging standard deviation less than or equal to 0.45 were classified as Measured (corresponding to Proven);

•
Blocks with 1 hole within the search radius of 80m x 70m x 15m and with a relative kriging standard deviation of 0.60 or less, blocks with 2 holes and a kriging standard deviation of 0.70 or less, blocks with 3 holes and a kriging standard deviation of 0.80 or less, blocks with 4 holes and a relative kriging standard deviation of 0.90 or less and all blocks with 5 or more holes within the search radius were classified as Indicated (corresponding to Probable), unless they met the above criterion for Proven;

•	Blocks with a grade estimate that did not meet the above criteria were classified as Inferred (and which was classed as waste material in the mining reserves estimate); and

•	Blocks outside the above search radii or outside suitable geological zones were not assigned a gold grade or a resource classification.

The mine plan used as the basis for the reserve is based on operating gold cutoff grades of 0.25 to 0.30 grams/tonne, depending on the operating year.  The variation is due to balancing the mine and plant production capacities on a year by year basis for the plan.  The internal (in-pit) and break even cutoff grade calculations are as follows:

Cutoff Grade Calculation	Internal Cutoff Grade	Break Even Cutoff Grade
Basic Parameters
Gold Price	US$750/oz	US$750/oz
Shipping and Refining	US$ 1.00/oz	US$ 1.00/oz
Gold Recovery*	64.2%	64.2%
Royalty	4% of NSR	4% of NSR

Operating Costs per Tonne of Ore	$ per Tonne of Ore	$ per Tonne of Ore
Mining	1.156	1.156
Processing/G&A	2.683	2.683
Total	3.839	3.839

Cutoff Grade	Grams per Tonne	Grams per Tonne
Head Grade Cutoff (64.2% average recov.)	0.19 g/t Au	0.27 g/t Au
Recovered Gold Grade Cutoff	0.12	0.17

* Plant recovery of gold varies by rock type but is expected to average 64.2% based on work done to date.

The following table represents a summary of cumulative activity in connection with Capital Gold’s proven and probable mineral reserves:

Proven and probable mineral reserve (Ktonnes of ore)	July 31, 2009	July 31, 2008	July 31, 2007
Ore	-	-	-
Beginning balance (Ktonnes)	35,417	38,916	19,868
Additions	9,342	-	19,593
Reductions	(3,848)	(3,499)	(545)
Ending Balance	40,911	35,417	38,916

Contained gold
Beginning balance (thousand of ounces)	719	814	490
Additions	239	-	342
Reductions	(99)	(95)	(18)
Ending Balance	859	719	814

During 2009 and subsequent to the fiscal year ended July 31, 2009, Capital Gold conducted exploration activities in the El Chanate pit area including, core drilling at depth to determine the potential of increasing its reserves further. The data obtained from geological mapping of the deposit’s mine pit areas, combined with assays from samples of the exploration drilling therein, were used to expand information in Capital Gold’s mine database. SRK Consulting, Inc. U.S. (SRK) of Lakewood, Colorado, an independent consulting firm, used this data to re-estimate El Chanate’s Mineral Reserves. The table below shows the updated Proven and Probable reserves at El Chanate as of October 2009:

Mineral Reserve Class	Ore (tonnes)	Grade (g/t)	Contained Gold (oz.)

Proven Mineral Reserve	22,401,000	0.70	503,000

Probable Mineral Reserve	48,155,000	0.65	1,001,000

Proven and Probable Mineral Reserve	70,557,000	0.66	1,504,000

The new mineral reserves are based on an updated resource block model and an updated mine plan and mine production schedule both developed by SRK. The updated pit design for the revised plan is based on a plant recovery of gold that varies by rock type, but has a weighted average recovery of 58.25%. A gold price of US$800 per ounce (SEC three year average as of September 2009) was used to estimate the reserves. The stated proven and probable mineral reserves have been prepared in accordance with the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Definitions. A technical report supporting this estimate is being finalized that complies with National Instrument 43-101 Standards of Disclosure for Mineral Projects and will be filed on SEDAR shortly. These reserves are equivalent to proven and probable reserves as defined by the United States Securities and Exchange Commission (SEC) Industry Guide 7.

El Chanate is an open pit heap leach mining and processing operation.  Ore is hauled by truck from the pits to the processing plant.  The recovery of gold from certain gold ores is achieved through the heap leaching process. Under this method, ore is placed on leach pads where it is treated with a cyanide bearing solution, which dissolves gold and silver contained within the ore. The resulting “pregnant” solution is further processed in a plant where the gold is recovered. The mining and other mobile equipment is refurbished as is the smaller of the two ADR processing plants.  All other equipment and infrastructure at the El Chanate mine are new.  Management continuously analyzes production results and considers improvements and modernizations as deemed necessary.

Equipment and infrastructure include: A three stage crushing plant, a fleet of haul trucks, loaders and mining support equipment, a leach pad and solution holding ponds, two ADR processing plants, and a refinery.  In addition, there are numerous ancillary support facilities including warehouses, maintenance shops, roadways, administrative offices, power and water supply systems, and a fully equipped assay and metallurgical laboratory.

During fiscal 2008 and 2009, Capital Gold identified certain restrictions related to its ADR plant capacity which limited the amount of solution that can be processed.  Capital Gold addressed these issues by increasing the installed pumping capacity to increase solution flow to the leach pad.  Capital Gold also purchased and installed an additional set of carbon columns and a strip vessel to process an additional two tonnes of carbon per strip. The installation and commissioning of this new ADR plant was completed at the end of October 2008.  In May 2009, Capital Gold completed the procurement and installation of an additional secondary crusher and tunnel conveyor that allowed it to increase production from 7,500 tonnes per day to 13,000 tonnes per day of crushed ore.  In August 2009, Capital Gold initiated the construction of an additional leach pad.  Permitting and site clearing has been completed and the construction contractor has begun with the site preparation and other earthworks.  Golder Engineering of Tucson, Arizona will oversee construction activities and quality control and quality assurance for the project. The construction schedule anticipates that stacking ore on the new pad will commence in January 2010.  The total cost of the completed leach pad will be approximately $3,300.  In October 2009, Capital Gold committed to the purchase of an additional tertiary crusher and screen module for the El Chanate mine.  The total cost for the module is approximately $1,000 with one-third due upon execution of the sales order, one-third due in 30 days and one-third upon shipment.  Once this equipment is installed and functioning, Capital Gold expects production to increase to approximately 70,000 ounces of gold per annum.

Capital Gold commenced gold production at the El Chanate mine on July 31, 2007.  During the fiscal years ended July 31, 2009 and 2008, Capital Gold sold 48,418 and 39,102 ounces of gold, respectively.  Management has been and anticipates that it will continue to fund expansion costs with its cash flow from operations.

Surface Property Ownership

Anglo Gold purchased surface property ownership, consisting of 466 hectares in Altar, Sonora, on January 27, 1998.  The ownership was conveyed to our subsidiary, Oro de Altar S.A. de C.V., in 2002.  MSR, one of Capital Gold’s wholly-owned Mexican subsidiaries, has a lease on the property for the purpose of mining the Chanate gold deposit.  The purchase transaction was recorded as public deed 19,591 granted by Mr. Jose Maria Morera Gonzalez, Notary Public 102 of the Federal District, registered at the Public Registry of Property of Caborca, Sonora, under number 36026, book one, volume 169 of the real estate registry section on May 7, 1998.

Capital Gold purchased surface property ownership, consisting of 220 hectares in Altar, Sonora, in March 2009, adjacent to the El Chanate mine in order to accommodate future leach pad expansion requirements.  The purchase transaction was recorded as public deed number 18,174, dated March 26, 2009, issued by Mr. José Antonio Dávila Payán, Notary Public number 3 in Caborca, Sonora.

General Information and Location

The El Chanate Project is located in the State of Sonora, Mexico, 37 kilometers northeast of the town of Caborca and nine kilometers from a paved road.  It is accessible by an all weather dirt road.  Driving time from Caborca is approximately 30 minutes.  Access from Caborca to the village of 16 de September (“Ejido”) is over well maintained National highways. Capital Gold acquired rights for service road access from the Ejido, and constructed this road.

The project is situated on the Sonora desert in a hot and windy climate, generally devoid of vegetation with the exception of cactus.  The terrain is generally flat with immense, shallow basins, scattered rock outcropping and low rocky hills and ridges.  The desert floor is covered by shallow, fine sediment, gravel and caliche.  The delineated ore zone and current mine plan covers an area of approximately 5,576 feet long by 2,558 feet wide.  There is evidence of potential additional mineralization within the El Chanate concessions that warrant further exploration.

In 2005, Capital Gold acquired 15 year rights of way to access the El Chanate Project from the Ejido and local ranchers.  Capital Gold subsequently purchased an extension of its rights-of-way from 15 to 30 years.  Capital Gold acquired a water allocation and water well that draws from a large regional aquifer.   The 2005 feasibility study indicated our average life of mine water requirements, at that time, for ore processing only, will be about 94.6 million gallons per year (11.4 liters per second).  The amount of water Capital Gold was permitted to pump from the well was approximately 71.3 million gallons per year (8.6 liters per second).  During the fiscal years ended July 31, 2008 and 2009, on two occasions Capital Gold acquired additional water right permits that allow it to pump up to 149.5 million gallons per year.  Based on current water consumption, Capital Gold has sufficient water to meet its current requirements.

In December 2005, MSR entered into a Mining Contract with Sinergia.  The Mining Contract, as amended, became effective November 1, 2006 and work commenced on March 25, 2007 (the “Commencement Date”).  Pursuant to an amendment to the Mining Contract, the mining rates set forth in that contract are subject to adjustment for the rate of inflation between September 23, 2005 and the Commencement Date.  Pursuant to the Mining Contract, Sinergia, using its mining fleet, is obligated to perform all of the mining, blasting and mine maintenance work at the El Chanate Project for the life of the mine at a predetermined mining rate and fleet size.  Sinergia’s mining rates are subject to escalation on an annual basis.  This escalation is tied to the percentage escalation in Sinergia’s costs for equipment parts, interest rates and labor.  One of the principals of Sinergia (“FG’s Successor”) is one of the former principals of Grupo Minero FG S.A. de C.V. (“FG”).  FG is Capital Gold’s former joint venture partner.

Historical workings suggest that the area has been mined for gold since the early 19th century.  A number of old underground workings exist characterized by narrow shafts, to a depth of several tens of feet and connecting drifts and cross cuts.  The current open pit mine has been developed below the existence of historical small scale mining.

Geology

The project area is underlain by sedimentary rocks of the Late Jurassic – Early Cretaceous Bisbee Group, and the Late Cretaceous Chanate Group, which locally are overlain by andesites of the Cretaceous El Charro volcanic complex.  The sedimentary strata are locally intruded by andesitic sills and dikes, a microporphyritic latite and by a diorite stock.  The sedimentary strata are comprised of mudstone, siltstone, sandstone, conglomerate, shale and limestone.  Within the drilled resource area, a predecessor exploration company differentiated two units on the basis of their position relative to the Chanate fault.  The upper member is an undifferentiated sequence of sandstone, conglomerate and lesser mudstone that lies above the Chanate fault and it is assigned to the Escalante Formation of the Middle Cretaceous Chanate Group.  The lower member is comprised of mudstone with mixed in sandstone lenses and thin limestone interbeds; it lies below the Chanate fault and is assigned to the Arroyo Sasabe Formation of the Lower Cretaceous Bisbee Group.  The Arroyo Sasabe formation overlies the Morita Formation of the Bisbee Group.  Both the Escalante and Arroyo Sasabe formations are significantly mineralized proximal to the Chanate fault, while the Morita Formation is barren.

The main structural feature of the project area is the Chanate fault, a 7 km long (minimum) northwest-striking, variably southwest-dipping structure that has been interpreted to be a thrust fault.  The Chanate fault is overturned (north-dipping) at surface, and is marked by brittle deformation and shearing which has created a pronounced fracture foliation and fissility in the host rocks.  In drill holes the fault is often marked the presence of an andesite dike.  Reports prepared by a predecessor exploration company describe the fault as consisting of a series of thrust ramps and flats; however, geologic cross sections which Capital Gold has reviewed but did not prepare may negate this interpretation.

Alteration/Mineralization

A predecessor exploration company defined a 600 meter long, 300 meter wide, 120 meter thick zone of alteration that is centered about the Chanate fault.  The strata within this zone are silicified and pyritized to varying degrees.  In surface outcrop the mineralized zone is distinguished by its bleached appearance relative to unmineralized rock.  The mineralized zone contains only single digit ppm (parts per million) levels of gold.  Dense swarms of veinlets form thick, mineralized lenses, within a larger area of sub-economic but anomalous gold concentrations.  Drill hole data indicates the mineralized lenses are sub-horizontal to gently southwest-dipping and are generally parallel to the Chanate fault.  The fault zone itself is generally weakly mineralized, while strata in the adjacent hanging and footwalls are well mineralized.

Capital Gold’s Acquisition and Ownership of the El Chanate Project

In June 2001, Capital Gold purchased 100% of the issued and outstanding stock of Minera Chanate, S.A. de C.V. from AngloGold North America Inc. and AngloGold (Jerritt Canyon) Corp.  Minera Chanate’s assets at the time of the closing of the purchase consisted of 106 exploitation and exploration concessions in the States of Sonora, Chihuahua and Guerrero, Mexico. By June 2002, after property reviews and to minimize tax payments, the 106 concessions had been reduced to 12 concessions.  To cover certain non-critical gaps between concessions, four new concessions were acquired, and the number of concessions is now 16.  These concessions are contiguous, totaling approximately 3,543 hectares (8,756 acres or 13.7 square miles).   Although there are 16 concessions, Capital Gold is only mining two of these concessions at the present time.  Capital Gold also owns outright 466 hectares (1,151 acres or 1.8 square miles) of surface rights at El Chanate and no third party ownership or leases exist on this fee land or the El Chanate concessions.  In the future, assuming adequate funding is available, Capital Gold plans to conduct exploration activities on some of the other concessions.

Pursuant to the terms of the agreement with AngloGold, in December 2001, Capital Gold made a $50 payment to Anglo Gold.  Anglo Gold will be entitled to receive the remainder of the purchase price by way of an ongoing percentage of net smelter returns of between 2% and 4% plus a 10% net profits interest (until the total net profits interest payment received by AngloGold equals $1,000).  Anglo Gold's right to a payment of a percentage of net smelter returns and the net profits interest will terminate when they aggregate $18,018.  In accordance with the agreement, the foregoing payments are not to be construed as royalty payments. Should the Mexican government or other jurisdiction determine that such payments are royalties, Capital Gold could be subjected to and would be responsible for any withholding taxes assessed on such payments.   During the first part of calendar 2008, Royal Gold, Inc. acquired from Anglo Gold the right to receive both the net smelter returns of between 2% and 4% plus and the 10% net profits interest which terminates at such point as they aggregate $18,018.  As of July 31, 2009, Capital Gold has incurred approximately $3,082 with regard to the net smelter return.  In addition, in March 2009, Capital Gold paid the total $1,000 net profit interest to Royal Gold.  As of July 31, 2009, Capital Gold has approximately $13,936 remaining to be incurred on the net smelter return.

Under the terms of the agreement, Capital Gold had granted AngloGold the right to designate one of its wholly-owned Mexican subsidiaries to receive a one-time option to purchase 51% of Minera Chanate (or such entity that owns the El Chanate concessions at the time of option exercise).  That option was exercisable over a 180-day period commencing at such time as Capital Gold notified Anglo Gold that Capital Gold had made a good faith determination that it had gold-bearing ore deposits on any one of the identified groups of El Chanate concessions, when aggregated with any ore that Capital Gold has mined, produced and sold from such concessions, in excess of 2,000,000 troy ounces of contained gold.  The exercise price would equal twice Capital Gold’s project costs on the properties during the period commencing on December 15, 2000 and ending on the date of such notice.  In January 2008, Capital Gold made a good faith determination and notified AngloGold that the drill indicated resources at the El Chanate gold mine exceeded two million ounces of contained gold. The term "drill indicated resources" is defined in the agreement.  A drill indicated resource number does not rise to the level of, and should not be considered proven and probable reserves as those terms are defined under guidelines of the Securities Exchange Commission (“SEC”).  On July 1, 2008, AngloGold notified Capital Gold that it would not be exercising its option.

El Oso Project - Saric Properties – Sonora, Mexico

In April 2008, Capital Gold leased 12 mining concessions totaling 1,790 hectares located northwest of Saric, Sonora. In addition, Capital Gold owns a claim for approximately 2,304 additional hectares adjacent to this property. The approximate 4,000 hectare area is accessible by paved roads and has cellular phone service from hilltops.  These concessions and this claim are about 60 miles northeast of the El Chanate project. Mineralization is evident throughout the concession group and is hosted by shear zones and stockwork quartz veins in volcanic and intrusive rocks. Capital Gold has completed exploration work consisting of geological mapping, systematic geochemical sampling of rock and soils, geophysical surveys, trenching and 32 reverse circulation drill holes totaling 2,560 meters.  The results of this work justified an expanded drill campaign which is currently underway and consists of 23 reverse circulation drill holes totaling 2,100 meters.  All of these holes will be focused on the northern part of the concession group near the Sombreretillo Ranch.  These holes will vary in depth from 100 to 150 meters.  SRK of Lakewood, Colorado has made a site visit and will monitor the quality assurance and quality control during the drilling campaign.  All of the drill hole samples have been and will be assayed by ALS Chemex.  The ALS Chemex facility in Hermosillo does the sample preparation, and the assays are performed at the ALS Chemex’s Vancouver laboratory.  ALS Chemex laboratories provide the highest level of quality and have ISO 9001:2000 certification at all locations.

The lease agreement, which allows Capital Gold to explore the property, required an initial payment of $45 upon execution of the lease.  In addition, Capital Gold is required to make ten payments of $25 every four months initiating six months after execution of the lease agreement. The agreement also contains an option to acquire the mining concessions for a cash payment of $1,500 at the end of the term (December 2010).  If Capital Gold elects not to exercise this option, it would have the ability to mine the concessions by paying a 1% net smelter return to the owners of the leased concessions capped at $3,000.  Prior payments made under this lease agreement would be deductible from the $3,000 cap.

Capital Gold continues to investigate other exploration projects in northern Mexico and other locations.

Other Properties

Capital Gold currently leases its headquarters located in New York, New York consisting of a suite of offices of approximately 3,800 square feet.  Capital Gold also leases an administrative office in Caborca, Sonora, Mexico located near its El Chanate mine.

Competition

The acquisition of gold properties and their exploration and development are subject to intense competition. Companies with greater financial resources, larger staffs and more equipment for exploration and development may be in a better position than us to compete for such mineral properties.  Capital Gold’s limited financial resources in relation to companies with greater resources may hinder its ability to compete for and acquire additional mineral properties.

Employees

As of October 7, 2009, Capital Gold had 162 full time and 13 temporary employees working at its El Chanate mine in Sonora, Mexico as well as 7 full time employees in the U.S.  Capital Gold also utilizes a mining contractor at the El Chanate mine which had 55 personnel onsite.

Legal Proceedings

There is no material litigation currently pending against Capital Gold or any members of its management team in their capacity as such.

Capital Gold’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for
Years Ended July 31, 2009, 2008 and 2007

The following discussion relates to the three fiscal years ended July 31, 2009, 2008 and 2007.  As disclosed in greater detail elsewhere in this proxy statement/prospectus, Capital Gold commenced mining operations and began to receive operating revenues in August 2007, shortly after the end of the fiscal year ended July 31, 2007 (the financial data in this discussion is in thousands, except where otherwise specifically noted).

Capital Gold utilizes certain non-GAAP performance measures and ratios in managing the business. Capital Gold believes these measures may provide users with additional meaningful comparisons between current results and results in prior operating periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the reported operating results or cash flow from operations or any other measure of performance prepared in accordance with accounting principles generally accepted in the United States. In addition, the presentation of these measures may not be comparable to similarly titled measures other companies use.  “Cash costs per ounce sold” is a non-GAAP measure which includes all direct mining costs, refining and transportation costs and by-product credits as well as royalties as reported in Capital Gold's financial statements.  “Total cost per ounce sold” is a non-GAAP measure which includes “cash costs per ounce sold” as well as depreciation and amortization as reported in Capital Gold's financial statements.

Overview

You should read the following discussion and analysis of Capital Gold’s financial condition and results of operations in conjunction with Capital Gold’s financial statements and related notes included elsewhere in this proxy statement/prospectus.

Capital Gold’s financial position was as follows:

	For the year	For the year
	ended	ended
	July 31,	July 31,
	2009	2008
Total debt	$8,000	$12,500
Total stockholders’ equity	$37,882	$28,197
Cash and cash equivalents	$6,448	$10,992
Working capital	$20,646	$15,825

During the fiscal year ended July 31, 2009 Capital Gold’s debt and liquidity positions were affected by the following:

•	Net cash provided from operations of $7,536;

•	Capital expenditures of $5,174;

•	Repayments on Credit Facility of $4,500; and

•	Proceeds from the issuance of common stock upon the exercise of warrants of $319;

Looking Forward

Certain key factors will affect Capital Gold’s future financial and operating results. These include, but are not limited to, the following (the financial data in this discussion is in thousands except for ounces and cash cost data):

•	Fluctuations in gold prices;

•	Capital Gold expects fiscal 2010 gold sales of approximately 60,000 ounces and 90,000 ounces of silver;

•	Cash costs per ounce sold for fiscal 2010 are expected to be approximately $330 per ounce;

•
Capital Gold anticipates capital expenditures of approximately $5,000 in fiscal 2010 with approximately $3,300 being allocated to leach pad expansion and approximately $1,000 for the addition of a new tertiary crusher and screening module;

•	Repayments on Credit Facility of $3,600 during fiscal 2010; and

•
Capital Gold’s fiscal year 2010 expectations, particularly with respect to sales volumes and cash costs per ounce sold, may differ significantly from actual quarter and full fiscal year results due to variations in: ore grades and hardness, metal recoveries, waste removed, commodity input prices, foreign currencies and gold sale prices.

Result of Operations

Fiscal year ended July 31, 2009 compared to fiscal year ended July 31, 2008

Net income for the years ended July 31, 2009 and 2008 was approximately $10,407 and $6,364, respectively, representing an increase of approximately 64% over the prior period.  Net income before income taxes was $15,949 and $9,871 for the years ended July 31, 2009 and 2008, respectively, which represented an increase of 62%.  Net income and net income before taxes increased primarily as a result of higher revenues from more ounces of gold being sold during the year ended July 31, 2009, as compared to the same period a year ago. Income tax expense increased in conjunction with the increase in net income before tax, which was anticipated.

Revenues & Costs Applicable to Sales

Gold sales for the fiscal year ended July 31, 2009 totaled approximately $42,757 as compared to $33,104 in the prior period representing an increase of approximately $9,653 or 29%.  Capital Gold sold 48,418 ounces at an average realizable price per ounce of approximately $883 in the current period.  Capital Gold sold 39,102 ounces at an average realizable price per ounce of $847 during the same period last year.

Costs applicable to sales were approximately $13,883 and $10,690, respectively, for the year ended July 31, 2009 and 2008, an increase of approximately $3,193 or 30%, which increased in conjunction with Capital Gold’s increase in revenues.  Cash costs of $271 per ounce of gold sold for the year ended July 31, 2009 was 2% lower than the $276 for the year ended July 31, 2008.   The primary reason for this decrease in cash costs in the current year can be attributed to the 10% net profit interest paid to Royal Gold which was primarily incurred in the prior fiscal year.  This was offset by a higher waste-to-ore strip ratio of 1.12 to 1 experienced during the fiscal year ended July 31, 2009 as compared to the prior fiscal year of 0.75 to 1.  Capital Gold’s increased production profile in the current fiscal year advanced the removal of more waste tonnes than in the prior year.   Total costs of $314 per ounce of gold sold for the year ended July 31, 2009, was 6% lower than the $335 total cost in the prior period.  The primary reason for this decrease in total costs was attributed to higher amortization charges recorded in the prior period related to the repurchase of the 5% net profit interest acquired from FG in 2006 for $500.

Revenues from by-product sales, which consist of silver, are credited to Costs applicable to sales as a by-product credit.  By-product sales amounted to $1,076 and $707 for the year ended July 31, 2009 and 2008, on silver ounces sold of 86,523 and 40,461, respectively.

Depreciation and Amortization

Depreciation and amortization expense during the year ended July 31, 2009 and 2008 was approximately $3,019 and $3,438, respectively.  The primary reason for the decrease of approximately $419, or 12%, was due to amortization charges recorded in the prior period related to the repurchase of the 5% net profit interest acquired from FG in 2006 for $500.  The $500 was fully amortized during the quarterly period ended April 30, 2008.  This was slightly offset by an increase in Units-of-Production depreciation and amortization mainly attributable to additional ounces being produced in the current period versus the same period in the prior year.  Depreciation and amortization also includes deferred financing costs resulting from the credit arrangements entered into with Standard Bank.  This accounted for approximately $934 and $1,088 of depreciation and amortization expense during the year ended July 31, 2009 and 2008, respectively, and also slightly contributed to the decrease in depreciation and amortization noted above.

General and Administration Expense

General and administrative expenses during the year ended July 31, 2009 were approximately $5,464, a decrease of approximately $122, or 2%, from the year ended July 31, 2008. The decrease in general and administrative expenses resulted primarily from: 1) lower salaries and wages primarily due to a decrease in cash bonuses of approximately $345 during the current fiscal year compared to the prior year, 2)  lower equity based compensation of approximately $93 as compared to the prior year, 3) lower investor relations and travel expenses of approximately $87.  Offsetting these decreases were higher legal and financial advisor fees incurred as a result of Amalgamation and acquisition activity during the current year as well as higher audit fees associated with the attestation report issued on the effectiveness of Capital Gold’s internal controls during the current period.

Exploration Expense

Exploration expense during the year ended July 31, 2009 and 2008 was approximately $1,600 and $938, respectively, or an increase of $662, or 71%.  The primary reasons for the increase can be attributed to increased activity during the current period associated with on-going exploration, drilling and geochemical work being conducted on Capital Gold’s leased and owned concessions located northwest of Saric, Sonora.  Exploration expense for the current period also included costs incurred from a 10 hole, deep core drilling campaign at Capital Gold’s El Chanate mine totaling 2,500 meters.  Exploration expense in the prior period included a drilling campaign initiated in December 2007 at El Chanate which consisted of 26 reverse circulation holes amounting to 4,912 meters.  These drill holes were mainly positioned to test the outer limits of the currently known ore zones within the pit.

Other Income and Expense

Capital Gold’s loss on the change in fair value of derivative instruments during the year ended July 31, 2009 and 2008, was approximately $1,975 and $1,356, respectively, and was reflected as Other Expense. The primary reason for the increase can be attributed to the settlement, on March 24, 2009, with Standard Bank, PLC, the remaining 58,233 ounces of gold under the original Gold Price Protection arrangements entered into in March 2006. The purpose of these arrangements at the time was to protect Capital Gold in the event the gold price dropped below $500 per ounce. Total remuneration to unwind these arrangements was approximately $1,906. In conjunction with the settlement of the gold price protection agreements, Capital Gold incurred an Other Expense of approximately $1,391 during the current period.  These contracts were not designated as hedging derivatives; and therefore, special hedge accounting does not apply.

Interest expense was approximately $597 for the year ended July 31, 2009 compared to approximately $1,207 for the same period a year earlier.  This decrease was mainly due to lower interest charges incurred during the current period related to Capital Gold’s credit arrangements with Standard Bank.  As of July 31, 2009, there was $8,000 outstanding on Capital Gold’s term note.

Income Tax Expense

Income tax expense was $5,542 during the fiscal year ended July 31, 2009, compared to $3,507 in 2008 with an effective tax rate of 35% and 35%, respectively.  The factors that most significantly impact Capital Gold’s effective tax rate are valuation allowances related to deferred tax assets offset partially by lower statutory tax rates in Mexico. Current year income tax expense and deferred income tax expense amounted to $3,909 and $1,633 as of July 31, 2009, respectively.  Prior year income tax expense and deferred income tax expense amounted to $2,111 and $1,396 as of July 31, 2008, respectively.

Mining operations are primarily conducted in Mexico. Mexico has tax laws, tax incentives and tax rates that are significantly different than those of the United States.  On October 1, 2007, the Mexican government enacted legislation which introduced certain tax reforms as well as a new minimum flat tax system.  This new flat tax system integrates with the regular income tax system and is based on cash-basis net income that includes only certain receipts and expenditures.  The flat tax is set at 17.5% of cash-basis net income as determined, with transitional rates of 16.5% and 17.0% in 2008 and 2009, respectively.  If the flat tax is positive, it is reduced by the regular income tax and any excess is paid as a supplement to the regular income tax.  If the flat tax is negative, it may serve to reduce the regular income tax payable in that year or can be carried forward for a period of up to ten years to reduce any future flat tax.

Companies are required to prepay income taxes on a monthly basis based on the greater of the flat tax or regular income tax as calculated for each monthly period.  Annualized income projections indicate that Capital Gold will not be liable for any excess flat tax for calendar year 2009 and, accordingly, have recorded a Mexican income tax provision as of July 31, 2009.

As the new legislation was recently enacted, it remains subject to ongoing varying interpretations.  There is the possibility of implementation amendments by the Mexican government and the estimated future income tax liability recorded at the balance sheet date may change.

Deferred income tax assets and liabilities are determined based on differences between the financial statement reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws in effect when the differences are expected to reverse. The measurement of deferred income tax assets is reduced, if necessary, by a valuation allowance for any tax benefits, which, on a more likely than not basis, are not expected to be realized. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted.

During the fiscal years ended July 31, 2009 and 2008, Capital Gold completed a reconciliation of its U.S. book and tax basis assets and liabilities as well as a detailed analysis of its income taxes payable.

Based on the uncertainty and inherent unpredictability of the factors influencing Capital Gold’s effective tax rate and the sensitivity of such factors to gold and other metals prices as discussed above, the effective tax rate is expected to be volatile in future periods.

For more information concerning income taxes, please see Note 21 within the Capital Gold consolidated financial statements contained herein.

Changes in Foreign Exchange Rates

During the years ended July 31, 2009 and 2008, Capital Gold recorded equity adjustments from foreign currency translations of approximately $2,731 and $622, respectively.  These translation adjustments are related to changes in the rates of exchange between the Mexican Peso and the U.S. dollar and are included as a component of other comprehensive income.  The Mexican Peso and the U.S. dollar exchange rate as of July 31, 2009 was 12.9933.  As of July 31, 2008, such exchange rate was 10.0483.

Summary of Annual Results
(000’s except per share data and ounces sold)

	For the year	For the year	For the year
	ended	ended	Ended
	July 31,	July 31,	July 31,
	2009	2008	2007
Revenues	$42,757	$33,104	$-
Net income (loss)	10,407	6,364	(7,472)
Basic net income (loss) per share	0.05	0.04	(0.05)
Diluted net income (loss) per share	0.05	0.03	-
Gold ounces sold	48,418	39,102	-
Average price received	$883	$847	-
Cash cost per ounce sold	$271	$276	-
Total cost per ounce sold	$314	$335	-

Summary of Results of Operations

	For the year	For the year	For the year
	ended	ended	ended
	July 31,	July 31,	July 31,
	2009	2008	2007(1)
Tonnes of ore mined	3,847,883	3,498,612	545,089
Tonnes of waste removed	4,319,949	2,627,318	209,567
Ratio of waste to ore	1.12	0.75	0.38
Tonnes of ore processed	3,999,346	3,529,699	631,530
Grade (grams/tonne)	0.78	0.85	0.88
Gold (ounces)
-Produced(2)	49,921	39,242	578
-Sold	48,418	39,102	-

 (1)  Commercial production at El Chanate commenced on July 31, 2007 and the operation was still in its ramp up phase and production results are not comparable.
(2) Gold produced each year does not necessarily correspond to gold sold during the year, as there is a time delay in the actual sale of the gold.

Fiscal year ended July 31, 2008 compared to fiscal year ended July 31, 2007

Net income for the year ended July 31, 2008 was approximately $6,364 compared to a net loss of approximately $7,472 for the year ended July 31, 2007. The principal reason for this increase was Capital Gold’s transition to an operating company during the year ended July 31, 2008.  Capital Gold’s first gold sale occurred in August 2007.  Net income per common share was $0.15 for the year ended July 31, 2008, on a basic basis and $0.13 on a diluted basis.  The net loss per share for the same period in 2007 was $0.20 on a basic basis. Basic and diluted net loss per share is computed using the weighted average number of shares of common stock outstanding during the period. Equivalent common shares, consisting of stock options and warrants, were excluded from the calculation of diluted net loss per share for the fiscal year ended July 31, 2007 since their effect was anti-dilutive.

Revenues and Costs Applicable to Sales

Gold revenue for the year ended July 31, 2008 totaled approximately $33,104.  Capital Gold sold 39,102 ounces at an average realizable price per ounce of approximately $847.  Costs applicable to sales were approximately $10,690 for the current period.  There were no metal sales for the same period in the prior year as Capital Gold had not yet realized revenue from its operations.  Capital Gold’s cash cost and total cost per ounce sold, excluding Royal Gold’s 10% net profit interest, formerly owned by Anglo Gold, was $257 and $316, respectively, for the year ended July 31, 2008.  If Capital Gold factors in this net profit interest cost for the same period, its cash cost and total cost per ounce sold would be $276 and $335, respectively.  These costs were slightly higher than previous quarter results primarily due to the accrual of this net profit interest which is capped at $1,000.  As of July 31, 2008, Capital Gold had approximately $753 accrued towards this net profits interest.  Capital Gold anticipates accruing the remaining portion of the net profit interest within this calendar year.

Revenues from by-product sales (silver) are credited to Costs applicable to sales as a by-product credit.  Silver sales totaled 40,461 ounces at an average price of $17.48 amounting to approximately $707 for the year ended July 31, 2008.

Depreciation and Amortization

Depreciation and amortization expense during the year ended July 31, 2008 and 2007 was approximately $3,438 and $891, respectively.  The increase of approximately $2,547 was primarily due to a full year of depreciation and amortization charges related to the El Chanate capital costs being incurred during the year ended July 31, 2008.  The charges during the same period in the prior year were significantly lower as most of these assets were placed in service in April 2007.  Depreciation and amortization also represents deferred financing costs resulting from the Credit Agreement Capital Gold entered into with Standard Bank.  This accounted for approximately $1,088 and $876 of the amortization expense during the years ended July 31, 2008 and 2007, respectively.

General and Administration Expense

General and administrative expenses during the year ended July 31, 2008 were approximately $5,586, an increase of approximately $2,693 or 93% from the year ended July 31, 2007.  The increase in general and administrative expenses resulted primarily from: 1) higher salaries and wages for officers and employees including the hiring of a controller and the awarding of cash bonuses of approximately $1,708,  2) the granting of stock options and restricted stock to officers and employees under Capital Gold’s 2006 Equity Incentive Plan amounting to approximately $467,  3) higher investor relations fees and travel fees of approximately $221,  4) higher accounting and consulting fees of approximately $419 versus the same period a year earlier, primarily due to the awarding of a cash bonus to one of Capital Gold’s officers as well as higher consulting fees related to compliance with internal control over financial reporting, and 5) an increase in insurance costs of approximately $116 versus the same period a year earlier as Capital Gold was not yet in full production in the prior period.  The above mentioned increases in compensation, cash bonus awards as well as the stock option and restricted stock awards were granted based upon recommendations from an independent report on executive compensation.  This independent report, requested by the Compensation Committee, was obtained in order to assist Capital Gold in attracting and retaining individuals of experience and ability, to provide incentive to Capital Gold’s employees and directors, to encourage employee and director proprietary interests in Capital Gold’s company, and to encourage employees to remain in Capital Gold’s employ.

Exploration Expense

Exploration expense during the years ended July 31, 2008 and 2007 was approximately $938 and $1,816, respectively, or a decrease of $878 or 48%.  The primary reason for the decrease in exploration expense was the result of higher engineering and planning costs related to the El Chanate Project being expensed in the prior period as well as the costs incurred from the 72-hole reverse circulation drilling campaign targeted to identify additional reserves at the El Chanate Project which was completed in May 2007.  Exploration expense for the year ended July 31, 2008 includes: 1) costs from the completed 26-hole reverse circulation drilling program in December 2007 consisting of 4,912 meters at the El Chanate mine.  The drill holes were targeted to test the outer limits of the existing ore zones, and 2) costs associated with Capital Gold’s leased 12 mining concessions totaling 1,790 hectares located northwest of Saric, Sonora. Capital Gold initiated a drill program as well as geochemical work related to these claims during fiscal 2008.  Also, a claim was filed for approximately 2,200 additional hectares adjacent to this property. These concessions and this claim are approximately sixty miles northeast of the El Chanate project and can be accessed by a paved road.  Surface mineralization is evident throughout the property and is hosted by shear zones and veins in a granite intrusive; follow up exploration is underway.

Other Income and Expense

Capital Gold’s loss on the change in fair value of derivative instruments during the year ended July 31, 2008 and 2007, was approximately $1,356 and $1,226, respectively, and was reflected as another expense. This was primarily due to the change in fair value of two identically structured derivative contracts with Standard Bank which correlates to fluctuations in the gold price.  These contracts were not designated as hedging derivatives; and therefore, special hedge accounting does not apply.

Interest expense was approximately $1,207 for the year ended July 31, 2008 compared to approximately $792 for the same period a year earlier.  This increase was mainly due to higher interest charges incurred during fiscal 2008 related to Capital Gold’s outstanding credit facility with Standard Bank.  As of July 31, 2008 and 2007, there was $12,500 outstanding on this credit facility.

Income Tax Expense

Income tax expense was $3,507 during the fiscal year ended July 31, 2008, compared to $0 in 2007 with an effective tax rate of 35% and 0%, respectively.  The factors that most significantly impact Capital Gold’s effective tax rate are valuation allowances related to deferred tax assets offset partially by lower statutory tax rates in Mexico. Current income tax expense and deferred income tax expense amounted to $2,111 and $1,396 as of July 31, 2008, respectively.

Mining operations are conducted in Mexico. Mexico has tax laws, tax incentives and tax rates that are significantly different than those of the United States.  On October 1, 2007, the Mexican government enacted legislation which introduced certain tax reforms as well as a new minimum flat tax system.  This new flat tax system integrates with the regular income tax system and is based on cash-basis net income that includes only certain receipts and expenditures.  The flat tax is set at 17.5% of cash-basis net income as determined, with transitional rates of 16.5% and 17.0% in 2008 and 2009, respectively.  If the flat tax is positive, it is reduced by the regular income tax and any excess is paid as a supplement to the regular income tax.  If the flat tax is negative, it may serve to reduce the regular income tax payable in that year or can be carried forward for a period of up to ten years to reduce any future flat tax.  Companies are required to prepay income taxes on a monthly basis based on the greater of the flat tax or regular income tax as calculated for each monthly period.  Annualized income projections indicated that Capital Gold would not be liable for any excess flat tax for calendar year 2008 and, accordingly, recorded a Mexican income tax provision as of July 31, 2008.

Deferred income tax assets and liabilities are determined based on differences between the financial statement reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws in effect when the differences are expected to reverse. The measurement of deferred income tax assets is reduced, if necessary, by a valuation allowance for any tax benefits, which, on a more likely than not basis, are not expected to be realized. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted.

During the fiscal year ended 2008, Capital Gold completed a reconciliation of its U.S. book and tax basis assets and liabilities as well as a detailed analysis of Capital Gold’s income taxes payable.

Based on the uncertainty and inherent unpredictability of the factors influencing Capital Gold’s effective tax rate and the sensitivity of such factors to gold and other metals prices as discussed above, the effective tax rate is expected to be volatile in future periods.

For more information concerning income taxes, please see Note 21 within the Capital Gold consolidated financial statements contained herein.

Changes in Foreign Exchange Rates

During the year ended July 31, 2008 and 2007, Capital Gold recorded equity adjustments from foreign currency translations of approximately $622 and $205, respectively.  These translation adjustments are related to changes in the rates of exchange between the Mexican Peso and the US dollar and are included as a component of other comprehensive income.

Liquidity and Capital Resources

Operating activities

Cash provided by operating activities during the year ended July 31, 2009 was approximately $7,536, which primarily represents cash flows resulting from Capital Gold’s realization of revenue from operations during the year ended July 31, 2009.  The increase period-to-period was mainly due to higher net income during the year ended July 31, 2009.  In addition, Capital Gold utilized cash flows from operations to pay the following one time items: 1) 10% net profits interest of $1,000 to Royal Gold, and 2) $1,906 to close out the remaining 58,233 ounces of gold under the original Gold Price Protection arrangements that Capital Gold entered into in March 2006 to Standard Bank.  Cash used in operating activities for the same period a year ago was $6,318, as this was Capital Gold’s first year realizing revenue from operations.

Investing Activities

Cash used in investing activities during the year ended July 31, 2009, amounted to approximately $5,174, primarily from the acquisition of an additional secondary crusher and tunnel conveyor, mobile equipment, conveyors, ADR plant equipment, and a carbon regeneration kiln.  Cash used in investing activities for the same period a year ago was approximately $5,479 which was due to costs incurred for leach pad expansion, conveyors, additional water rights, and original ADR plant equipment for the El Chanate mine.

In August 2009, Capital Gold initiated the construction of an additional leach pad area.  Permitting and site clearing has been completed and the construction has commenced. Golder Engineering of Tucson, Arizona will oversee construction activities and quality control and quality assurance for the project. The construction schedule anticipates that stacking ore on the new pad will commence in January 2010 and will cost approximately $3,300.  In October 2009, Capital Gold committed to the procurement of a new tertiary crusher and screen module for the El Chanate mine.  The cost for this equipment is approximately $1,000 with one-third due upon execution of the sales order, one-third due in 30 days and one-third upon shipment.  This is part of Capital Gold’s ongoing production expansion plan.

Financing Activities

Cash used in financing activities during the year ended July 31, 2009 amounted to approximately $4,175, primarily from the repayment of the Credit Facility in the amount of $4,500.  Capital Gold also received proceeds of approximately $319 in the current period from the issuance of common stock upon the exercising of 213,932 options.  Cash provided by financing activities during the year ended July 31, 2008 amounted to approximately $7,306, primarily from the exercising of 5,748,544 warrants for gross proceeds of approximately $7,474.

Term Loan and Revolving Credit Facility

On July 17, 2008, Capital Gold closed in escrow, pending execution of Mexican collateral documents and certain other ministerial matters, an Amended and Restated Credit Agreement (the “Credit Agreement”) involving Capital Gold’s wholly-owned Mexican subsidiaries MSR and Oro, as borrowers (“Borrowers”), Capital Gold, as guarantor, and Standard Bank PLC (“Standard Bank”), as the lender.  The Mexican collateral documents were executed on September 18, 2008, effectively closing the loan.  The Credit Agreement amends and restates the prior credit agreement between the parties dated August 15, 2006 (the “Original Agreement”). Under the Original Agreement, MSR and Oro could borrow, and did borrow, money in an aggregate principal amount of up to $12,500 (the “Term Loan”) for the purpose of constructing, developing and operating the El Chanate gold mining project in Sonora State, Mexico. Capital Gold guaranteed the repayment of the Term Loan and the performance of the obligations under the Original Agreement.

The Credit Agreement establishes a new senior secured revolving credit facility that permits Borrowers to borrow up to $5,000 during the one year period after the closing of the Credit Agreement. The Borrowers may request a borrowing of the Revolving Commitment from time to time, provided that the Borrowers are not entitled to request a borrowing more than once in any calendar month (each borrowing a “Revolving Loan”). Repayment of the Revolving Loans will be secured and guaranteed in the same manner as the Term Loan. Term Loan principal shall be repaid quarterly commencing on September 30, 2008 and consisting of four payments in the amount of $1,125, followed by eight payments in the amount of $900 and two final payments in the amount of $400. There is no prepayment fee.  Principal under the Term Loan and the Revolving Loans shall bear interest at a rate per annum equal to the LIBO Rate, as defined in the Credit Agreement, for the applicable Interest Period plus the Applicable Margin. An Interest Period can be one, two, three or six months, at the option of the Borrowers. The Applicable Margin for the Term Loan and the Revolving Loans is 2.5% per annum and 2.0% per annum, respectively.  The Borrowers are required to pay a commitment fee in respect of the Revolving Commitment at the rate of 1.5% per annum on the average daily unused portion of the Revolving Commitment.  Pursuant to the terms of the Original Credit Agreement, Standard Bank exercised significant control over the operating accounts of MSR located in Mexico and in the United States. Standard Bank’s control over the accounts has been lifted significantly under the terms of the Credit Agreement, giving the Borrowers authority to exercise primary day-to-day control over the accounts. However, the accounts remain subject to an account pledge agreement between MSR and Standard Bank.

On September 17, 2009, Capital Gold’s ability to borrow under the Revolving Loan expired.  Capital Gold had not drawn on this facility during the term period and determined that it was not cost beneficial to maintain the Revolving Loan on a going forward basis.

Debt Covenants

Capital Gold’s Credit Agreement with Standard Bank requires it, among other obligations, to meet certain financial covenants including, but not limited to, (i) a ratio of current assets to current liabilities at all times greater than or equal to 1.20:1.00, (ii) a quarterly minimum tangible net worth at all times of at least U.S. $15,000,000, and (iii) a quarterly average minimum liquidity of U.S. $500,000. In addition, the Credit Agreement restricts, among other things, Capital Gold’s ability to incur additional debt, create liens on its property, dispose of any assets, merge with other companies, enter into hedge agreements, organize or invest in subsidiaries or make any investments above a certain dollar limit.

As of July 31, 2009, Capital Gold and its related entities were in compliance with all debt covenants and default provisions.  For the purposes of meeting these financial covenants, the accounts of Caborca Industrial are not required to be included in the calculation of these covenants.

Environmental and Permitting Issues

Management does not expect that environmental issues will have an adverse material effect on Capital Gold’s liquidity or earnings.  Capital Gold complies with all laws, rules and regulations concerning mining, environmental, health, zoning and historical preservation issues, Capital Gold is not aware of any environmental concerns or current reclamation requirements at the El Chanate concessions.  Capital Gold has received the required Mexican government permits for operations.  Any revisions to the current mine plan may require Capital Gold to amend the permits.

Capital Gold received the annual extension to the explosive use permit from the relevant authorities.  The permit is valid through December 2009.

Capital Gold includes environmental and reclamation costs on an ongoing basis, in its revenue and cost projections.  No assurance can be given that environmental regulations will not be revised by the Mexican authorities in the future.  As of July 31, 2009, management has estimated the reclamation costs for the El Chanate site to be approximately $2,950.  Reclamation costs are allocated to expense over the life of the related assets and are periodically adjusted to reflect changes in the estimated present value resulting from the passage of time and revisions to the estimates of either the timing or amount of the reclamation and closure costs. The asset retirement obligation is based on when the spending for an existing environmental disturbance and activity to date will occur.  Capital Gold reviews, on an annual basis, unless otherwise deemed necessary, the asset retirement obligation at each mine site.  Capital Gold reviewed the estimated present value of the El Chanate mine reclamation and closure costs as of July 31, 2009.  This resulted in an accrual for reclamation obligations as of July 31, 2009 of $1,594 relating to mineral properties in accordance with ASC guidance for asset retirement and environmental obligations.

Capital Gold own properties in Leadville, Colorado for which it has previously recorded an impairment loss.  Part of the Leadville Mining District has been declared a federal Superfund site under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, and the Superfund Amendments and Reauthorization Act of 1986.  Several mining companies and one individual were declared defendants in a possible lawsuit.  Capital Gold was not named a defendant or Principal Responsible Party.  Capital Gold did respond in full detail to a lengthy questionnaire prepared by the Environmental Protection Agency ("EPA") regarding Capital Gold’s proposed procedures and past activities in November 1990.  To Capital Gold’s knowledge, the EPA has initiated no further comments or questions.  The Division of Reclamation, Mining and Safety of the State of Colorado (the “Division”) conducted its most recent inspection of Capital Gold’s Leadville Mining properties in August 2007.  The Division concluded that based upon 2007 equipment prices and labor costs, an additional $46 was necessary to be bonded with the Division to reclaim the site to achieve the approved post-mining land use.  The total amount of the bond sufficient to perform reclamation as of April 30, 2009, was approximately $82.  Capital Gold met this bonding requirement.  During Capital Gold’s fiscal year ended July 31, 2008, Capital Gold sold two of the Leadville Mining claims and the mill for gross proceeds of $100.  In May 2009, Capital Gold received its bond back from the Division.

Contractual Obligations

Capital Gold’s contractual obligations as of July 31, 2009 are summarized as follows:

	Payments Due by Period
Contractual Obligations(5)	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Debt (1)	$8,650	$3,860	$4,790	$-	$-
Remediation and reclamation obligations(2)	3,741	-	-	-	3,741
Operating leases(3)	760	247	513	-	-
Derivative instruments(4)	184	154	30	-	-
	$13,335	$4,261	$5,333	$-	$3,741

(1)	Amounts represent principal ($8,000) and estimated interest payments ($650) assuming no early extinguishment.
(2)
Mining operations are subject to extensive environmental regulations in the jurisdictions in which they operate. Pursuant to environmental regulations, Capital Gold is required to close its operations and reclaim and remediate the lands that operations have disturbed. The estimated undiscounted cash outflows of these remediation and reclamation obligations are reflected here. For more information regarding remediation and reclamation liabilities, see Note 12 to the Consolidated Financial Statements.

(3)
Amounts represent a non-cancelable operating lease for office space in New York that commenced on September 1, 2007 and terminates on August 31, 2012. In addition to base rent, the lease calls for payment of utilities and other occupancy costs. Also, includes an operating lease for office space in Caborca, Sonora, as well as leased concessions in Saric, Sonora for exploration.

(4)	Amounts represent the net cash settlement of interest rate swap agreement with Standard Bank.
(5)
Contractual obligations do not include the net smelter return payments as this payment is linked to the gold price and cannot be reasonably estimated given variable market conditions.  As of July 31, 2009, the amount remaining in net smelter return payments due to Royal Gold was approximately $13,936.

To date, Capital Gold has not been adversely affected by the recent volatility in the global credit and foreign exchange markets.  To a minor degree Capital Gold has benefited from the devaluation of the Mexican peso compared to the U.S. dollar.

While Capital Gold believes that its available funds in conjunction with anticipated revenues from metal sales will be adequate to cover its cash requirements for the fiscal year ending July 31, 2010, if Capital Gold encounters unexpected problems it may need to raise additional capital.  Capital Gold also may need to raise additional capital for significant property acquisitions and/or exploration activities. To the extent that Capital Gold needs to obtain additional capital, management may raise such funds through the sale of its securities, obtain debt financing, and/or joint venturing with one or more strategic partners.  Capital Gold cannot assure that adequate additional funding, if needed, will be available or on terms acceptable to it.  If Capital Gold needs additional capital and it is unable to obtain it from outside sources, it may be forced to reduce or curtail its operations or its anticipated exploration activities.

Recently Issued Accounting Pronouncements

Fair Value Accounting

In September 2006, the ASC guidance for fair value measurements and disclosure was updated to define fair value, establish a framework for measuring fair value, and expand disclosures about fair value measurements. Capital Gold adopted the updated guidance for assets and liabilities measured at fair value on a recurring basis on January 1, 2008. In February 2008, the FASB staff issued an update to the guidance which delayed the effective date for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. Capital Gold adopted the updated guidance for Capital Gold’s nonfinancial assets and liabilities measured at fair value on a nonrecurring basis on January 1, 2009.

In October 2008, the ASC guidance for fair value measurements was further updated and clarifies the application of ASC guidance for fair value measurements in an inactive market. The intent of this update is to provide guidance on how the fair value of a financial asset is to be determined when the market for that financial asset is inactive. The guidance states that determining fair value in an inactive market depends on the facts and circumstances, requires the use of significant judgment and, in some cases, observable inputs may require significant adjustment based on unobservable data. Regardless of the valuation technique used, an entity must include appropriate risk adjustments that market participants would make for nonperformance and liquidity risks when determining fair value of an asset in an inactive market. The updated guidance was effective upon issuance. Capital Gold has incorporated the principles of this update in determining the fair value of financial assets when the market for those assets is not active.

ASC guidance for fair value measurements establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy in accordance with ASC guidance for fair value measurements are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The following table sets forth Capital Gold’s financial assets and liabilities measured at fair value by level within the fair value hierarchy. As required by ASC guidance for fair value measurements, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	Fair Value at July 31, 2009 (in thousands)
	Total	Level 1	Level 2	Level 3
Assets:
Cash equivalents	$3,334	$3,334	$-	$-
Marketable securities	35	35	-	-
	$3,369	$3,369	$-	$-
Liabilities:
Interest rate swap	193	-	193	-
	$193	$-	$193	$-

Capital Gold’s cash equivalent instruments are classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices. The cash instruments that are valued based on quoted market prices in active markets are primarily money market securities.

Capital Gold’s marketable equity securities are valued using quoted market prices in active markets and as such are classified within Level 1 of the fair value hierarchy. The fair value of the marketable equity securities is calculated as the quoted market price of the marketable equity security multiplied by the quantity of shares held by Capital Gold.

Capital Gold has an interest rate swap contract to hedge a portion of the interest rate risk exposure on its outstanding loan balance. The hedged portion of Capital Gold’s debt is valued using pricing models which require inputs, including risk-free interest rates and credit spreads. Because the inputs are derived from observable market data, the hedged portion of the debt is classified within Level 2 of the fair value hierarchy.

In April 2009, the ASC guidance was further updated to provide additional guidance on determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying circumstances that indicate when a transaction is not orderly. In April 2009, the guidance for investments in debt and equity securities was updated to: (i) clarify the interaction of the factors that should be considered when determining whether a debt security is other than temporarily impaired, (ii) provide guidance on the amount of an other-than-temporary impairment recognized for a debt security in earnings and other comprehensive income and (iii) expand the disclosures required for other-than-temporary impairments for debt and equity securities. Also in April 2009, the guidance for financial instruments was updated to require disclosures about the fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. Capital Gold adopted the updated guidance for the interim period ended April 30, 2009. The adoption of this standard did not have a material impact on the financial condition or the results of Capital Gold’s operations.

Fair Value Option

In March 2007, the ASC guidance for the fair value option for financial assets and liabilities was established, which permits entities to choose to measure many financial instruments and certain other items at fair value with the objective of improving financial reporting by mitigating volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The provisions of this guidance were adopted January 1, 2009. Capital Gold did not elect the Fair Value Option for any of its financial assets or liabilities, and therefore, the adoption of this guidance had no impact on Capital Gold’s consolidated financial position, results of operations or cash flows.

Derivative Instruments

In March 2008, the ASC guidance for derivatives and hedging was updated for enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments and the related hedged items are accounted for, and how derivative instruments and the related hedged items affect an entity’s financial position, financial performance and cash flows. Capital Gold adopted the updated guidance for the fiscal year ended July 31, 2008. The adoption had no impact on Capital Gold’s consolidated financial position, results of operations or cash flows.

Accounting for the Useful Life of Intangibles

In April 2008, the ASC guidance for goodwill and other intangibles was updated to amend the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. The intent of this update is to improve the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset under guidance for business combinations. The updated guidance is effective for Capital Gold’s fiscal year beginning August 1, 2009 and will be applied prospectively to intangible assets acquired after the effective date.  Capital Gold does not expect the adoption to have an impact on Capital Gold’s consolidated financial position, results of operations or cash flows.

Business Combinations

In April 2009, the ASC guidance for business combinations was updated to address application issues on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. This guidance is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after January 1, 2009. Capital Gold will apply the updated guidance to all future business combinations.

Equity Method Investment

In November 2008, the ASC guidance for equity method and joint venture investments was updated to clarify the accounting for certain transactions and impairment considerations involving equity method investments. The intent is to provide guidance on: (i) determining the initial measurement of an equity method investment, (ii) recognizing other-than- temporary impairments of an equity method investment and (iii) accounting for an equity method investee’s issuance of shares. The updated guidance is effective for Capital Gold’s fiscal year beginning August 1, 2009 and will be applied prospectively.  Capital Gold does not expect the adoption to have an impact on Capital Gold’s consolidated financial position or results of operations.

Equity-linked Financial Instruments

In June 2008, the ASC guidance for derivatives and hedging when accounting for contracts in an entity’s own equity was updated to clarify the determination of whether an instrument (or embedded feature) is indexed to an entity’s own stock which would qualify as a scope exception from hedge accounting. The updated guidance is effective for Capital Gold’s fiscal year beginning August 1, 2009. The adoption had no impact on Capital Gold’s consolidated financial position or results of operations.

Subsequent Events

In May 2009, the ASC guidance for subsequent events was updated to establish accounting and reporting standards for events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The update sets forth: (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet in its financial statements, and (iii) the disclosures that an entity should make about events or transactions occurring after the balance sheet date in its financial statements. Capital Gold adopted the updated guidance for the fiscal year ended July 31, 2009. The adoption had no impact on Capital Gold’s consolidated financial position, results of operations or cash flows.

Variable Interest Entities

In June 2009, the ASC guidance for consolidation accounting was updated to require an entity to perform a qualitative analysis to determine whether the enterprise’s variable interest gives it a controlling financial interest in a variable interest entity (“VIE”). This analysis identifies a primary beneficiary of a VIE as the entity that has both of the following characteristics: i) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and ii) the obligation to absorb losses or receive benefits from the entity that could potentially be significant to the VIE. The updated guidance also requires ongoing reassessments of the primary beneficiary of a VIE. The updated guidance is effective for Capital Gold’s fiscal year beginning August 1, 2010. Capital Gold currently accounts for Caborca Industrial (“CI”) as a VIE and is evaluating the potential impact of adopting this statement on Capital Gold’s consolidated financial position, results of operations and cash flows.

The Accounting Standards Codification

In June 2009, the Financial Accounting Standards Board (“FASB”) established the FASB Accounting Standards Codification (“ASC”) as the single source of authoritative GAAP to be applied by nongovernmental entities. The ASC is a new structure which took existing accounting pronouncements and organized them by accounting topic. Relevant authoritative literature issued by the Securities and Exchange Commission (“SEC”) and select SEC staff interpretations and administrative literature was also included in the ASC. All other accounting guidance not included in the ASC is non-authoritative. The ASC is effective for Capital Gold’s interim quarterly period beginning August 1, 2009. The adoption of the ASC did not have an impact on Capital Gold’s consolidated financial position, results of operations or cash flows.

Disclosure About Off-Balance Sheet Arrangements

Capital Gold does not have any transactions, agreements or other contractual arrangements that constitute off-balance sheet arrangements.

Critical Accounting Policies

Capital Gold’s financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.  Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses.  These estimates and assumptions are affected by management’s application of accounting policies.  Critical accounting policies for us include inventory, revenue recognition, property, plant and mine development, impairment of long-lived assets, accounting for equity-based compensation, environmental remediation costs and accounting for derivative and hedging activities.

Ore on Leach Pads and Inventories (“In-Process Inventory”)

Costs that are incurred in or benefit the productive process are accumulated as ore on leach pads and inventories. Ore on leach pads and inventories are carried at the lower of average cost or market. The current portion of ore on leach pads and inventories is determined based on the amounts to be processed within the next 12 months. The major classifications are as follows:

Ore on Leach Pads

The recovery of gold from ore is achieved through the heap leaching process. Under this method, ore is placed on leach pads where it is treated with a chemical solution, which dissolves the gold contained in the ore. The resulting “pregnant” solution is further processed in a processing plant that extracts gold from this solution producing gold dore. Costs are applied to ore on leach pads based on current mining costs, including applicable depreciation, depletion and amortization relating to the mining operation. Costs are removed from ore on leach pads as ounces are recovered based on the average cost per estimated recoverable ounce of gold on the leach pad.

The estimates of recoverable gold on the leach pads are calculated from the quantities of ore placed on the leach pads (measured tonnes added to the leach pads), the grade of ore placed on the leach pads (based on fire assay data) and a recovery percentage (based on ore type and column testwork). It is estimated that Capital Gold’s leach pad at El Chanate will recover all ounces placed within a one year period from date of placement.

Although the quantities of recoverable gold placed on the leach pads are reconciled by comparing the grades of ore placed on pads to the quantities of gold actually recovered (metallurgical balancing), the nature of the leaching process inherently limits the ability to precisely monitor inventory levels. As a result, the metallurgical balancing process needs to be constantly monitored and estimates need to be refined based on actual results over time. Capital Gold’s operating results may be impacted by variations between the estimated and actual recoverable quantities of gold on its leach pads.

In-process Inventory

In-process inventories represent materials that are currently in the process of being converted to a saleable product. Conversion processes vary depending on the nature of the ore and the specific processing facility, but include leach in-circuit, flotation and column cells and carbon in-pulp inventories. In-process material are measured based on assays of the material fed into the process and the projected recoveries of the respective plants. In-process inventories are valued at the average cost of the material fed into the process attributable to the source material coming from the mines and/or leach pads plus the in-process conversion costs, including applicable depreciation relating to the process facilities incurred to that point in the process.

Precious Metals Inventory

Precious metals inventories include gold doré and/or gold bullion. Precious metals that result from Capital Gold’s mining and processing activities are valued at the average cost of the respective in-process inventories incurred prior to the refining process, plus applicable refining costs.

Materials and Supplies

Materials and supplies are valued at the lower of average cost or net realizable value. Cost includes applicable taxes and freight.

Property, Plant and Mine Development

Expenditures for new facilities or equipment and expenditures that extend the useful lives of existing facilities or equipment are capitalized and depreciated using the straight-line method at rates sufficient to depreciate such costs over the estimated productive lives, which do not exceed the related estimated mine lives, of such facilities based on proven and probable reserves.

Mineral exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, costs incurred prospectively to develop the property will be capitalized as incurred and are amortized using the units-of-production (“UOP”) method over the estimated life of the ore body based on estimated recoverable ounces or pounds in proven and probable reserves.

Impairment of Long-Lived Assets

Capital Gold reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any. An impairment loss is measured and recorded based on discounted estimated future cash flows. Future cash flows are estimated based on quantities of recoverable minerals, expected gold and other commodity prices (considering current and historical prices, price trends and related factors), production levels and operating costs of production and capital, all based on life-of-mine plans. Existing proven and probable reserves and value beyond proven and probable reserves, including mineralization other than proven and probable reserves and other material that is not part of the measured, indicated or inferred resource base, are included when determining the fair value of mine site reporting units at acquisition and, subsequently, in determining whether the assets are impaired. The term “recoverable minerals” refers to the estimated amount of gold or other commodities that will be obtained after taking into account losses during ore processing and treatment. Estimates of recoverable minerals from such exploration stage mineral interests are risk adjusted based on management’s relative confidence in such materials. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups. Capital Gold’s estimates of future cash flows are based on numerous assumptions and it is possible that actual future cash flows will be significantly different than the estimates, as actual future quantities of recoverable minerals, gold and other commodity prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

Reclamation and Remediation Costs (Asset Retirement Obligations)

Reclamation costs are allocated to expense over the life of the related assets and are periodically adjusted to reflect changes in the estimated present value resulting from the passage of time and revisions to the estimates of either the timing or amount of the reclamation and closure costs. The asset retirement obligation is based on when the spending for an existing environmental disturbance and activity to date will occur. Capital Gold reviews, on an annual basis, unless otherwise deemed necessary, the asset retirement obligation at its mine site in accordance with ASC guidance for asset retirement and environmental obligations.

Deferred Financing Costs

Deferred financing costs which were included in other assets and a component of stockholders’ equity relate to costs incurred in connection with bank borrowings and are amortized over the term of the related borrowings.

Intangible Assets

Purchased intangible assets consisting of rights of way, easements, net profit interests, etc. are carried at cost less accumulated amortization. Amortization is computed using the straight-line method over the economic lives of the respective assets, generally five years or using the units of production method. It is Capital Gold’s policy to assess periodically the carrying amount of its purchased intangible assets to determine if there has been an impairment to their carrying value. Impairments of other intangible assets are determined in accordance with ASC guidance for accounting for the impairment of disposed of long lived assets.  There was no impairment at July 31, 2009.

Fair Value of Financial Instruments

The carrying value of Capital Gold’s financial instruments, including cash and cash equivalents, loans receivable and accounts payable approximated fair value because of the short maturity of these instruments.

Revenue Recognition

Revenue is recognized from the sale of gold dore when persuasive evidence of an arrangement exists, the price is determinable, the product has been shipped to the refinery, the title has been transferred to the customer and collection of the sales price is reasonably assured from the customer.  Capital Gold sells its precious metal content to a financial institution. Revenues are determined by selling the precious metal content at the spot price. Sales are calculated based upon assay of the dore’s precious metal content and its weight.  Capital Gold sells approximately 95% of the precious metal content contained within the dore from the refinery based upon the preliminary assay of Capital Gold. The residual ounces are sold upon obtaining the final assay and settlement for the shipment. Capital Gold forwards an irrevocable transfer letter to the refinery to authorize the transfer of the precious metal content to the customer.  The sale is recorded by Capital Gold upon the refinery pledging the precious metal content to the customer.  Capital Gold waits until the dore precious metal content is pledged to the customer at the refinery to recognize the sale because collectability is not ensured until the dore precious metal content is pledged.  The sale price is not subject to change subsequent to the initial revenue recognition date.

Revenues from by-product sales, which consists of silver, will be credited to Costs applicable to sales as a by-product credit.  By-product sales amounted to $1,076, $707 and $0 for the fiscal years ended July 31, 2009, 2008 and 2007, respectively.

Foreign Currency Translation

Assets and liabilities of Capital Gold's Mexican subsidiaries are translated to US dollars using the current exchange rate for assets and liabilities. Amounts on the statement of operations are translated at the average exchange rates during the year. Gains or losses resulting from foreign currency translation are included as a component of other comprehensive income (loss).

Comprehensive Income (Loss)

Comprehensive income (loss) which is reported on the accompanying consolidated statement of stockholders' equity as a component of accumulated other comprehensive income (loss) consists of accumulated foreign translation gains and losses, the fair value change in Capital Gold’s interest rate swap agreement and net unrealized gains and losses on available-for-sale securities.

Income Taxes

On October 1, 2007, the Mexican government enacted legislation which introduces certain tax reforms as well as a new minimum flat tax system.  This new flat tax system integrates with the regular income tax system and is based on cash-basis net income that includes only certain receipts and expenditures.  The flat tax is set at 17.5% of cash-basis net income as determined, with transitional rates of 16.5% and 17.0% in 2008 and 2009, respectively.  If the flat tax is positive, it is reduced by the regular income tax and any excess is paid as a supplement to the regular income tax.  If the flat tax is negative, it may serve to reduce the regular income tax payable in that year or can be carried forward for a period of up to ten years to reduce any future flat tax.

Companies are required to prepay income taxes on a monthly basis based on the greater of the flat tax or regular income tax as calculated for each monthly period.  This legislation remains subject to ongoing varying interpretations.  There is the possibility of implementation amendments by the Mexican government and the estimated future income tax liability recorded at the balance sheet date may change.

Deferred income tax assets and liabilities are determined based on differences between the financial statement reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws in effect when the differences are expected to reverse.  In accordance with ASC guidance for income taxes, the measurement of deferred income tax assets is reduced, if necessary, by a valuation allowance for any tax benefits, which are not expected to be realized. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted.

Equity Based Compensation

In connection with offers of employment to Capital Gold’s executives as well as in consideration for agreements with certain consultants, Capital Gold issues options and warrants to acquire its common stock. Employee and non-employee awards are made in the discretion of the Board of Directors.

Capital Gold accounts for stock compensation under ASC guidance for compensation – stock compensation, which was adopted March 1, 2006. In accordance with this guidance, share-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the requisite service period. Capital Gold adopted the provisions of this guidance using a modified prospective application. Under this method, compensation cost is recognized for all share-based payments granted, modified or settled after the date of adoption, as well as for any unvested awards that were granted prior to the date of adoption. Prior periods are not revised for comparative purposes. Because Capital Gold previously adopted only the pro forma disclosure provisions, it will recognize compensation cost relating to the unvested portion of awards granted prior to the date of adoption, using the same estimate of the grant-date fair value and the same attribution method used to determine the pro forma disclosures under ASC guidance for compensation – stock compensation, except that forfeitures rates will be estimated for all options, as required by the guidance.

Accounting for Derivatives and Hedging Activities

On October 11, 2006, prior to the initial draw on the Credit Facility, Capital Gold entered into interest rate swap agreements in accordance with the terms of the Credit Facility, which requires that Capital Gold hedges at least 50% of its outstanding debt under this facility.  The agreements entered into cover $9,375 or 75% of the outstanding debt. Both swaps covered this same notional amount of $9,375, but over different time horizons.  The first covered the six months that commenced on October 11, 2006 and terminated on March 31, 2007 and the second covers the period from March 30, 2007 through December 31, 2010. Capital Gold intends to use discretion in managing this risk as market conditions vary over time, allowing for the possibility of adjusting the degree of hedge coverage as it deems appropriate.  However, any use of interest rate derivatives will be restricted to use for risk management purposes.

Capital Gold used variable-rate debt to finance a portion of the El Chanate Project. Variable-rate debt obligations expose Capital Gold to variability in interest payments due to changes in interest rates.  As a result of these arrangements, Capital Gold will continuously monitor changes in interest rate exposures and evaluate hedging opportunities. Capital Gold’s risk management policy permits it to use any combination of interest rate swaps, futures, options, caps and similar instruments, for the purpose of fixing interest rates on all or a portion of variable rate debt, establishing caps or maximum effective interest rates, or otherwise constraining interest expenses to minimize the variability of these effects.

The interest rate swap agreements will be accounted for as cash flow hedges, whereby “effective” hedge gains or losses are initially recorded in other comprehensive income and later reclassified to the interest expense component of earnings coincidently with the earnings impact of the interest expenses being hedged. “Ineffective” hedge results are immediately recorded in earnings also under interest expense.  No component of hedge results will be excluded from the assessment of hedge effectiveness.

Capital Gold is exposed to credit losses in the event of non-performance by counterparties to these interest rate swap agreements, but it does not expect any of the counterparties to fail to meet their obligations. To manage credit risks, Capital Gold selects counterparties based on credit ratings, limit its exposure to a single counterparty under defined guidelines, and monitor the market position with each counterparty in accordance with ASC guidance for derivatives and hedging.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Management’s Discussion and Analysis of Financial Condition and Results of Operation
for the Six Months Ended January 31, 2010

Receipt of Technical Report for Updated Reserves at El Chanate

As previously announced, during 2009 and subsequent to the fiscal year ended July 31, 2009, Capital Gold conducted exploration activities in the El Chanate pit area including, core drilling at depth to determine the potential of increasing its reserves further. The data obtained from geological mapping of the deposit’s mine pit areas, combined with assays from samples of the exploration drilling therein, were used to expand information in our mine database. SRK Consulting (U.S.), Inc. (“SRK”) of Lakewood, Colorado, an independent consulting firm, used this data to re-estimate El Chanate’s Mineral Reserves. These efforts resulted in a significant expansion of our reserve estimates, which Capital Gold reported in its Form 10-K for the year ended July 31, 2009.  With the receipt of SRK’s technical report titled NI 43-101 Technical Report, Capital Gold Corporation, El Chanate Gold Mine, Sonora, Mexico and dated November 27, 2009 (the “SRK Report”), with respect to the updated reserve estimation and the updated mine plan and mine production schedule, current as of October 1, 2009, Capital Gold is re-publishing its previously announced reserve estimates along with additional information. The SRK Report complies with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”). Both Bart A. Stryhas PhD., Principal Resource Geologist, and Bret C. Swanson, BE(Mining), MAusIMM, are “Qualified Persons” as defined by NI 43-101.

Capital Gold’s proven and probable reserve tonnage has increased to 70.6 million metric tonnes with an average gold grade of 0.66 grams per tonne (77.8 million US short tons at 0.0193 ounces per ton). The proven and probable reserve has 1,504,000 contained ounces of gold. The open pit strip ratio for the life of mine is 2.88:1 (2.88 tonnes of waste to one tonne of ore).  For the next three years, Capital Gold anticipates the open pit strip ratio will be consistent with our strip ratio experienced for the fiscal year ended July 31, 2009 (1.12:1). Determination of operational pre-stripping (increase in strip ratio) will be made after further geological drilling and determination of corporate strategy within the three year window of opportunity. There is also the potential to improve the life of mine strip ratio as the report identifies material within the pit design classified as waste that with additional drilling could be reclassified as ore. The updated pit design for the revised mine plan is based on a plant recovery of gold that varies by rock types, but is expected to average 58.25%. A gold price of US$800 (SEC three year average as of October 1, 2009) per ounce was used to re-estimate the reserves compared with a gold price of $750 per ounce used in the previous reserve estimate.  The stated proven and probable mineral reserves have been prepared in accordance with the Canadian Institute of Mining, Metallurgy and Petroleum (CIM).  CIM definitions for proven and probable reserves convert directly from measured and indicated mineral resources with the application of appropriate economic parameters. These reserves are equivalent to proven and probable reserves as defined by the United States Securities and Exchange Commission (SEC) Industry Guide 7.

The following summary is extracted from the SRK Report.   Please note that the reserves as stated are an estimate of what can be economically and legally recovered from the mine and, as such, incorporate losses for dilution and mining recovery.   The 1,504,000 ounces of contained gold represents ounces of gold contained in ore in the ground, and therefore does not reflect losses in the recovery process.  Total gold produced is estimated to be 876,000 ounces, or approximately 58.25% of the contained gold. The gold recovery rate is expected to average approximately 58.25% for the entire ore body.  Individual portions of the ore body may experience varying recovery rates ranging from about 48% to 65%.  Oxidized and sandstone ore types may have recoveries of about 65%; siltstone ore types recoveries may be about 48% and latite intrusive ore type recoveries may be about 50%.

Material Reserves and Production Summary

	Metric	U.S.
Materials
Reserves
Proven	22.4 Million Tonnes @ 0.70 g/t(1)	24.7 Million Tons @ 0.0204 opt(1)
Probable	48.2 Million Tonnes @ 0.65 g/t(1)	53.0 Million Tons @ 0.0189 opt(1)
Total Reserves(2)	70.6 Million Tonnes @ 0.66 g/t(1)	77.7 Million Tons @ 0.0193 opt(1)
Waste	203.5 Million Tonnes	224.3 Million Tons
Total Ore/Waste	274.1 Million Tonnes	302.0 Million tons

Contained Gold	46.78 Million grams	1,504,000 Oz

Production
Ore Crushed	5.4 Million Tonnes /Year	6.0 Million Tons/Year
	14,868 Mt/d(1)	16,390 t/d(1)

Operating Days/Year	365 Days per year	365 Days per year
Gold Plant Average Recovery	58.25%	58.25%
Average Annual Production	2.1 Million grams	67,391 Oz
Total Gold Produced	27.25 Million grams	876,080 Oz

(1)	“g/t” means grams per metric tonne, “opt” means ounces per ton, “Mt/d” means metric tonnes per day and “t/d” means tons per day.
(2)	The reserve estimates are mainly based on a gold cutoff grade of 0.15 g/t for sandstone and 0.19 grams for siltstone and latite within the pit design.

The SRK resource estimation is based on information from 371 holes for a total of 55,294 meters of drilling.  There are 333 reverse circulation holes and 38 core holes.  The drill holes were carefully logged, sampled and tested with gold fire assay (industry standard).  A geological model was constructed based on four general rock groups which are cut by thrust faults and normal faults.  The mineral resource model blocks are 6m (meters) x 6m x 6m. All block grade estimates were made using 6m bench composites.  An ordinary Kriging algorithm was employed to generate a categorical indicator grade shell based on a 0.1ppm gold threshold.  An inverse distance cubed algorithm was used for the gold grade estimation within the grade shells.

The life of mine plan used as the basis for the reserve is based on operating gold cutoff grades of 0.15 to 0.19 g/t, depending on the ore type to be processed.  The internal (in-pit) and break even cutoff grade calculations are as follows:

Cutoff Grade Calculation	Internal Cutoff Grade	Break Even Cutoff Grade
Basic Parameters
Gold Price	US$800/oz	US$800/oz
Gold Selling Cost (4% Royalty, Refining, Transport, Silver Credit, etc)	$ 25.258/oz	$ 25.258/oz
Gold Recovery*	58.25%	58.25%

Operating Costs per Tonne of Ore
Mining		$ 1.08/tonne
Processing – Heap leach	$ 2.357/tonne	$ 2.357/tonne

Total	$ 2.357/tonne	$ 3.44/tonne

Cutoff Grade	Grams per Tonne	Grams per Tonne
Head Grade Cutoff (58.25% average recovery)	0.15 g/t gold	0.24 g/t gold
Recovered Gold Grade Cutoff	0.09 g/t gold	0.14 g/t gold

* Plant recovery of gold varies by rock type but weighted average gold recovery is expected to average 58.25% based on work done to date.

In August 2009, Capital Gold initiated the construction of an additional leach pad area with capacity for eight million tonnes of ore, at a cost of approximately $3,300.  Permitting and site clearing has been completed, the construction contractor has completed the earthworks and the geomembrane liners have been applied to nearly all of the new leach pad area.  Capital Gold initiated leaching of ore on the new leach pad as of December 31, 2009.  Golder Engineering of Tucson, Arizona is overseeing construction activities and quality control and assurance for the project. The construction schedule anticipates that construction will be complete in March 2010.  As of January 31, 2010, approximately half of these construction costs have been incurred.

In December 2009, Capital Gold completed the procurement and commissioning of a new tertiary crusher for the El Chanate mine.  The cost for this equipment was approximately $1,075.

The following table represents a summary of our proven and probable mineral reserves.

Proven and probable mineral reserve (Ktonnes of ore)	January 31, 2010	July 31, 2009
Ore	-	-
Beginning balance (Ktonnes)	40,911	35,417
Additions	30,388	9,342
Reductions	(2,234)	(3,848)
Ending Balance	69,065	40,911

Contained gold
Beginning balance (thousand of ounces)	859	719
Additions	662	239
Reductions	(54)	(99)
Ending Balance	1,467	859

El Oso Project - Saric Properties – Sonora, Mexico

In April 2008, Capital Gold leased 12 mining concessions totaling 1,789 hectares located northwest of Saric, Sonora. In addition, Capital Gold owns a claim for approximately 2,233 additional hectares adjacent to this property. The approximate 4,022 hectare area is accessible by paved roads and has cellular phone service from hilltops.  These concessions and this claim are about 60 miles northeast of the El Chanate project. Mineralization is evident throughout the concession group and is hosted by shear zones and stockwork quartz veins in volcanic and intrusive rocks. Capital Gold has completed exploration work consisting of geological mapping, systematic geochemical sampling of rock and soils, geophysical surveys, trenching and 73 reverse circulation drill holes totaling 6,121 meters and more recently a one meter interval topographic survey over the concession area.  SRK of Lakewood, Colorado has visited the site and has monitored the quality assurance and quality control during these drill campaigns.  SRK will also assist on the next phase of the exploration program.  All of the drill hole samples have been assayed by ALS Chemex.  The ALS Chemex facility in Hermosillo does the sample preparation, and the assays are performed at the ALS Chemex’s Vancouver laboratory.

In January 2010, Capital Gold initiated an additional drill campaign at Saric that consisted of 13 core holes totaling approximately 1,100 meters.  The drilling was completed on February 23, 2010 and targeted the existing mineralized structure to confirm the geologic interpretation and confirm the accuracy of previous reverse circulation drilling. The drill hole samples are being assayed by ALS Chemex.

The lease agreement required an initial payment of $45 upon execution of the lease.  Capital Gold is required to pay an additional $250, consisting of ten payments of $25 every four months beginning six months after execution of the lease agreement. The agreement also contains an option to acquire the mining concessions for a cash payment of $1,500 at the end of the term (December 2010).  If Capital Gold elects not to exercise this option, it would have the ability to mine the concessions by paying a 1% net smelter return to the owners of the leased concessions, capped at $3,000.  Prior payments made under this lease agreement would be deductible from the $3,000 cap.

Capital Gold continues to investigate other exploration projects in northern Mexico and other locations.

Result of Operations

As discussed more fully in Note 1 to the accompanying condensed consolidated financial statements, the financial information as of the fiscal year ended July 31, 2009 and for the three and six months ended January 31, 2009 has been recast so that the basis of presentation is consistent with that of the financial information as of January 31, 2010 and for the three and six months ended January 31, 2010. This recast reflects a 1-for-4 reverse stock split of the Company’s common stock that became effective on January 25, 2010.

Three months ended January 31, 2010 compared to three months ended January 31, 2009

Net income for the three months ended January 31, 2010 and 2009 was approximately $2,944 and $3,196, respectively, representing a decrease of approximately $252 or 8% over the prior period.  Income before taxes was $5,222 and $4,978 for the three months ended January 31, 2010 and 2009, respectively, which represented an increase of 5%.  Income before taxes increased primarily as a result of higher revenues from a higher gold price being realized from ounces sold during the three months ended January 31, 2010, as compared to the same period a year ago.

Revenues & Costs Applicable to Sales

Gold sales for the three months ended January 31, 2010 totaled approximately $13,228 as compared to $11,369 in the prior period representing an increase of approximately $1,859 or 16%.  Capital Gold sold 11,816 ounces at an average realizable price per ounce of approximately $1,119 in the current period.  Capital Gold sold 13,277 ounces at an average realizable price per ounce of $856 during the same period last year.

Costs applicable to sales were approximately $4,625 and $3,655, respectively, for the three months ended January 31, 2010 and 2009, an increase of approximately $970 or 27%.  Cash costs were $372 per ounce of gold sold for the three months ended January 31, 2010 as compared to $251 for the three months ended January 31, 2009.   The primary reasons for this increase in cash cost per ounce sold in the current period is attributable to: 1) higher mining costs primarily due to an increase in tonnage mined, higher diesel fuel consumption and explosive costs as well as the impact of a price escalation within our mining contract with Sinergia, 2) higher leaching and ADR plant costs mainly due to an increase in consumption of certain chemicals, water and electricity as well as a price increase in cost of lime.  This increased consumption was mainly the result of increasing the solution flow through to the leach pad as Capital Gold increased the level of lifts or height of the leach pad, 3) higher crushing costs due to an increased consumption of crushing supplies and parts.  This resulted from the addition of the new crushers as well as the increased tonnage put through the circuit, and 4) higher heavy equipment maintenance due to an increase in wear parts and tires for our equipment during the current quarter.  Total costs were $425 per ounce of gold sold for the three months ended January 31, 2010 as compared to $290 total cost in the prior period.  The primary reason for this increase in total costs was attributed to the same reason as detailed above for the increase in cash costs per ounce sold.

Revenues from by-product sales, which consist of silver, are credited to Costs applicable to sales as a by-product credit. By-product sales amounted to $290 and $225 for the three months ended January 31, 2010 and 2009, on silver ounces sold of 16,400 and 20,000, respectively.

Depreciation and Amortization

Depreciation and amortization expense during the three months ended January 31, 2010 and 2009 was approximately $866 and $755, respectively.  The primary reason for the increase of approximately $111, or 15%, in the current period was due to an increase in depreciation and amortization charges related to property, plant and equipment additions. Depreciation and amortization also includes amortization of deferred financing costs resulting from the credit arrangements entered into with Standard Bank.  This accounted for approximately $233 and $247 of depreciation and amortization expense during the three months ended January 31, 2010 and 2009, respectively.

General and Administration Expense

General and administrative expenses during the three months ended January 31, 2010 were approximately $2,031, an increase of approximately $970, or 91%, from the three months ended January 31, 2009. This increase resulted primarily from: 1) higher salaries and wages mainly due to a bonus payment during the current quarter to a Company executive, 2) higher legal fees in conjunction with the Nayarit transaction, and 3) higher equity compensation expense in the current period in conjunction with the issuance of stock options.

On January 19, 2010, at the recommendation of the Compensation Committee of the Board of Directors, our Board of Directors approved the issuance of 500,000, 50,000, 50,000, 50,000 and 37,500 options to John Brownlie, Leonard J. Sojka, John Cutler Steven Cooper and Trey Wasser, respectively, aggregating 687,500 stock options under our 2006 Equity Incentive Plan. The stock options for John Brownlie and Trey Wasser have a term of five years and vest as follows: one-third vested upon issuance and the balance vests on a one-third basis annually thereafter. The stock options for Leonard J. Sojka, John Cutler, and Steven Cooper have a term of five years and vest 25,000 on January 19, 2010, 12,500 on January 19, 2011 and 12,500 on January 19, 2012.  The exercise price of the stock options is $3.60 per share (per the Plan, the closing price on the Toronto Stock Exchange on the trading day immediately prior to the day of determination converted to U.S. Dollars). In the event of a termination of continuous service (other than as a result of a change of control, as defined in the Plan), unvested stock options shall terminate and, with regard to vested stock options, the exercise period shall be the lesser of the original expiration date or one year from the date continuous service terminates. Upon a change of control, all unvested stock options and unvested restricted stock grants immediately vest.  Capital Gold utilized the Black-Scholes method to fair value the 687,500 options received by these individuals totaling $1,486.  For the three months ended January 31, 2010, Capital Gold recorded approximately $566 in equity compensation expense on the vested portion of these stock options. The grant date fair value of each stock option was $2.16.

Exploration Expense

Exploration expense during the three months ended January 31, 2010 and 2009 was approximately $349 and $406, respectively, or a decrease of $57, or 14%.  The primary reason for the decrease can be attributed to the prior year containing exploration expense associated with a 10 hole, deep core drilling campaign at our El Chanate mine totaling 2,500 meters.  Both periods presented include activity associated with on-going exploration, drilling and geochemical work being conducted on our leased and owned concessions located northwest of Saric, Sonora.

Other Income and Expense

Our loss on the change in fair value of derivative instruments during the three months ended January 31, 2010 and 2009, was approximately $0 and $274, respectively, and was reflected as Other Expense. The primary reason for the decrease can be attributed to the close out, on February 24, 2009, with Standard Bank, Plc., of the remaining 58,233 ounces of gold hedged under the original Gold Price Protection arrangements originally entered into in March 2006.

Interest expense was approximately $102 for the three months ended January 31, 2010 compared to approximately $227 for the same period a year earlier.  This decrease was due to lower interest charges incurred during the current period, based on a lower average debt balance compared to the prior period.  As of January 31, 2010 and 2009, there was $6,200 and $10,250, respectively, outstanding on our term note with Standard Bank.

Six months ended January 31, 2010 compared to six months ended January 31, 2009

Net income for the six months ended January 31, 2010 and 2009 was approximately $5,884 and $5,133, respectively, representing an increase of approximately 15% over the prior period.  Income before taxes was $9,881 and $7,842 for the six months ended January 31, 2010 and 2009, respectively, which represented an increase of 26%.  Income before taxes increased primarily as a result of higher revenues from a higher gold price being realized from ounces sold during the six months ended January 31, 2010, as compared to the same period a year ago. Income tax expense increased in conjunction with the increase in net income before tax, which was anticipated.

Revenues & Costs Applicable to Sales

Gold sales for the six months ended January 31, 2010 totaled approximately $24,955 as compared to $20,544 in the prior period representing an increase of approximately $4,411 or 21%.  Capital Gold sold 23,549 ounces at an average realizable price per ounce of approximately $1,060 in the current period.  Capital Gold sold 24,690 ounces at an average realizable price per ounce of $832 during the same period last year.

Costs applicable to sales were approximately $8,735 and $6,697, respectively, for the six months ended January 31, 2010 and 2009, an increase of approximately $2,038 or 30%.  Cash costs were $355 per ounce of gold sold for the six months ended January 31, 2010 as compared to $260 for the six months ended January 31, 2009.   The primary reasons for this increase in cash cost per ounce sold in the current period is attributable to: 1)  higher leaching and ADR plant costs mainly due to an increase in consumption of certain chemicals, water and electricity as well as an increase in the price of lime.  This increased consumption was mainly the result of increasing the solution flow through to the leach pad as Capital Gold increased the level of lifts or height of the leach pad, 2) higher mining costs primarily due to an increase in tonnage mined, higher diesel fuel consumption and explosive costs as well as the impact of a price escalation within our mining contract with Sinergia , and 3) higher crushing costs due to an increased consumption of crushing supplies and parts.  This resulted from the addition of the new crushers as well as the increased tonnage put through the circuit.  Total costs were $407 per ounce of gold sold for the six months ended January 31, 2010 as compared to $299 total cost in the prior period.  The primary reason for this increase in total costs was attributed to the same reason as detailed above for the increase in cash costs per ounce sold.

Revenues from by-product sales, which consist of silver, are credited to Costs applicable to sales as a by-product credit. By-product sales amounted to $544 and $524 for the six months ended January 31, 2010 and 2009, on silver ounces sold of 32,160 and 45,334, respectively.

Depreciation and Amortization

Depreciation and amortization expense during the six months ended January 31, 2010 and 2009 was approximately $1,709 and $1,458, respectively.  The primary reason for the increase of approximately $251, or 17%, in the current period was due to an increase in depreciation and amortization charges related to property, plant and equipment additions. Depreciation and amortization also includes amortization of deferred financing costs resulting from the credit arrangements entered into with Standard Bank.  This accounted for approximately $467 and $484 of depreciation and amortization expense during the six months ended January 31, 2010 and 2009, respectively.

General and Administration Expense

General and administrative expenses during the six months ended January 31, 2010 were approximately $3,660, an increase of approximately $1,222, or 50%, from the six months ended January 31, 2009. This increase resulted primarily from: 1) a one-time charge of $426 related to the termination of an employment agreement of an executive officer without cause pursuant to a restructuring of our corporate investor relations function, 2) higher salaries and wages mainly due to a bonus payment during the current quarter to a Company executive of $375, and 3) higher equity compensation expense of $260 as compared to prior period due primarily from the issuance of stock options to officers and directors.

On January 19, 2010, at the recommendation of the Compensation Committee of the Board of Directors, our Board of Directors approved the issuance of 500,000, 50,000, 50,000, 50,000 and 37,500 options to John Brownlie, Leonard J. Sojka, John Cutler Steven Cooper and Trey Wasser, respectively, aggregating 687,500 stock options under our 2006 Equity Incentive Plan. The stock options for John Brownlie and Trey Wasser have a term of five years and vest as follows: one-third vested upon issuance and the balance vests on a one-third basis annually thereafter. The stock options for Leonard J. Sojka, John Cutler, and Steven Cooper have a term of five years and vest 25,000 on January 19, 2010, 12,500 on January 19, 2011 and 12,500 on January 19, 2012.  The exercise price of the stock options is $3.60 per share (per the Plan, the closing price on the Toronto Stock Exchange on the trading day immediately prior to the day of determination converted to U.S. Dollars). In the event of a termination of continuous service (other than as a result of a change of control, as defined in the Plan), unvested stock options shall terminate and, with regard to vested stock options, the exercise period shall be the lesser of the original expiration date or one year from the date continuous service terminates. Upon a change of control, all unvested stock options and unvested restricted stock grants immediately vest.  Capital Gold utilized the Black-Scholes method to fair value the 687,500 options received by these individuals totaling $1,486.  For the six months ended January 31, 2010, Capital Gold recorded approximately $566 in equity compensation expense on the vested portion of these stock options. The grant date fair value of each stock option was $2.16.

Exploration Expense

Exploration expense during the six months ended January 31, 2010 and 2009 was approximately $681 and $896, respectively, or a decrease of $215, or 24%.  The primary reason for the decrease can be attributed to the prior year containing exploration expense associated with a 10 hole, deep core drilling campaign at our El Chanate mine totaling 2,500 meters.  Both periods presented include activity associated with on-going exploration, drilling and geochemical work being conducted on our leased and owned concessions located northwest of Saric, Sonora.

Other Income and Expense

Our loss on the change in fair value of derivative instruments during the six months ended January 31, 2010 and 2009, was approximately $0 and $578, respectively, and was reflected as Other Expense. The primary reason for the decrease can be attributed to the close out, on February 24, 2009, with Standard Bank, Plc., of the remaining 58,233 ounces of gold hedged under the original Gold Price Protection arrangements originally entered into in March 2006.

Interest expense was approximately $235 for the six months ended January 31, 2010 compared to approximately $427 for the same period a year earlier.  This decrease was due to lower interest charges incurred during the current period, based on a lower average debt balance compared to the prior period.  As of January 31, 2010 and 2009, there was $6,200 and $10,250, respectively, outstanding on our term note with Standard Bank.

Changes in Foreign Exchange Rates

During the six months ended January 31, 2010 and 2009, Capital Gold recorded equity adjustments from foreign currency translations of approximately $100 and $3,530, respectively.  These translation adjustments are related to changes in the rates of exchange between the Mexican Peso and the U.S. dollar and are included as a component of other comprehensive income.  The Mexican Peso and the U.S. dollar exchange rate as of January 31, 2010 was 13.1154.  As of July 31, 2009, such exchange rate was 12.9933.

Summary of Quarterly Results

(000’s except per share data)
	For the three	For the three	For the six	For the six
	months ended	months ended	months ended	months ended
	January 31, 2010	January 31, 2009	January 31, 2010	January 31, 2009

Revenues	13,228	11,369	24,955	20,544
Net Income	2,944	3,196	5,884	5,133
Basic net income per share	0.06	0.07	0.12	0.11
Diluted net income per share	0.06	0.06	0.12	0.10
Gold ounces sold	11,816	13,277	23,549	24,690
Average price received	$1,119	$856	$1,060	$832
Cash cost per ounce sold(1)	$372	$251	$355	$260
Total cost per ounce sold(1)	$425	$290	$407	$299

(1)
"Cash costs per ounce sold" is a Non-GAAP measure, which includes all direct mining costs, refining and transportation costs, by-product credits and royalties as reported in the Company's financial statements.  It also excludes intercompany management fees.  “Total cost per ounce sold” is a Non-GAAP measure which includes “cash costs per ounce sold” as well as depreciation and amortization as reported in the Company's financial statements.

Summary of Results of Operations

	For the three months ended January 31, 2010	For the three months ended January 31, 2009	For the six months ended January 31, 2010	For the six months ended January 31, 2009
Tonnes of ore mined	1,097,645	879,584	2,233,537	1,904,680
Tonnes of waste removed	1,113,353	1,040,942	2,326,179	2,254,382
Ratio of waste to ore	1.03	1.18	1.04	1.18
Tonnes of ore processed	1,090,184	946,445	2,212,367	1,954,126
Grade (grams/tonne)	0.74	0.90	0.72	0.88
Gold (ounces)
- Produced(1)	12,045	13,646	23,953	25,534
- Sold	11,816	13,277	23,549	24,690

(1)	Gold produced each year does not necessarily correspond to gold sold during the year, as there is a time delay in the actual sale of the gold.

Liquidity and Capital Resources

Operating activities

Cash provided by operating activities during the six months ended January 31, 2010 and 2009 was $5,210 and $7,014, respectively.  Cash provided by operating activities decreased $1,804 as compared to the six months ended January 31, 2009, primarily due to higher net income resulting from an increase in the average gold price received for ounces sold, an increase in inventory balances during the current period of $5,323, and an increase in accounts payable and accrued expenses of $1,580.

Investing Activities

Cash used in investing activities during the six months ended January 31, 2010, amounted to approximately $4,922, primarily for the acquisition of an additional tertiary crusher and screen plant, additional water rights, as well as costs incurred for leach pad expansion.  In August 2009, Capital Gold initiated the construction of an additional leach pad area with capacity for an additional eight million tonnes of ore at an approximate cost of $3,300.  Permitting and site clearing has been completed. The construction contractor has completed the earthworks and the application of the geomembrane liners is nearly complete.  Golder Engineering of Tucson, Arizona is overseeing construction activities and quality control and assurance for the project. Capital Gold initiated leaching of ore on the new pad as of December 31, 2009.  As of January 31, 2010, approximately half of these construction costs have been incurred.

In addition, on January 25, 2010, the Company entered into a Collateral Agreement (the “Collateral Agreement”) with Metal Recovery Solutions, LLC (“MRS”), a privately-held Nevada company, in which it is proposed that the Company will acquire twenty-five percent of all of the issued and outstanding equity of MRS for aggregate investment of $2,000.  The Collateral Agreement required the Company to promptly pay $500 to MRS, with the Company’s intention to invest the remaining $1,500 being set forth in a letter of intent (the “LOI”) entered into on January 25, 2010, the material terms of which are non-binding. The Company’s obligation to invest the remaining $1,500 will only arise if the Company and MRS sign a definitive Investment Agreement (the “Investment Agreement”) pursuant to which it is contemplated that such remaining funds will be invested in stages, according to milestones that MRS is expected to reach in the deployment of a gold recovery technology pilot program at the Company’s El Chanate mine. The consummation of the Investment Agreement is contingent upon MRS meeting certain requirements, including requirements with respect to its budget, business plan, securing the employment of its founders and securing rights to certain technology. In the event that the Investment Agreement is not consummated, the Collateral Agreement provides that the $500 payment to MRS will be repaid with interest. Such repayment is secured by cash flows from MRS’s Consulting / Services Agreement with a third-party gold mining company, the expected value of which is $1,275 to MRS.  The Investment Agreement is also subject to final approval by the Board of Directors of the Company and the managers of MRS.  On March 25, 2010, the Company elected not to pursue the implementation of the MRS technology at its El Chanate mine.  Accordingly, the Company has demanded repayment of the amounts paid to MRS in accordance with the letter agreement between MRS and the Company.

Cash used in investing activities during the six months ended January 31, 2009, amounted to approximately $3,503, primarily from the acquisition of mobile equipment, conveyors and ADR plant equipment, including the carbon regeneration kiln.

Financing Activities

Cash used in financing activities during the six months ended January 31, 2010 amounted to approximately $1,893, primarily from the repayment of our term loan of $1,800.  Capital Gold also received proceeds of approximately $53 in the current period from the issuance of common stock upon the exercising of 125,000 options.  In addition, Capital Gold incurred $150 in finance costs to amend our Amended and Restated Credit Agreement with Standard Bank (See “Term loan and Revolving Credit Facility” section below).  Cash used in financing activities during the six months ended January 31, 2009 amounted to approximately $2,125, primarily from the repayment of the term loan of $2,250.

Business Combination Agreement

On February 10, 2010, Capital Gold Corporation (the “Company”) entered into a business  combination agreement (the “Business Combination Agreement”) with Nayarit Gold Inc., (“Nayarit”), a corporation organized under the Ontario Business Corporation Act (“OBCA”).  Pursuant to the terms of the Business Combination Agreement, the Company and Nayarit intend to effect an amalgamation (the “Amalgamation”) of Nayarit and a corporation, to be organized under the OBCA as a wholly-owned subsidiary of the Company (“Merger Sub”), to form a combined entity (“AmalgSub” or “Surviving Company”), with AmalgSub continuing as the surviving entity following the Amalgamation.  By virtue of the Amalgamation, the separate existence of each of Nayarit and Merger Sub shall thereupon cease, and AmalgSub, as the surviving company in the Amalgamation, shall continue its corporate existence under the OBCA as a wholly-owned subsidiary of the Company. Pursuant to the terms of the Business Combination Agreement, by virtue of the Amalgamation and without any action on the part of Nayarit or the holders of any securities of Nayarit, all of the Nayarit shares of common stock (the “Nayarit Common Shares”) issued and outstanding immediately prior to the consummation of the Business Combination Agreement (other than Nayarit Common Shares held by dissenting stockholders of Nayarit) shall become exchangeable into the Company’s common stock on the basis of 0.134048 shares of Company common stock for each one (1) Nayarit Common Share (the “Amalgamation Consideration”).  The Company anticipates closing this transaction in May 2010.

Term loan and Revolving Credit Facility

In September 2008, Capital Gold closed an Amended And Restated Credit Agreement (the “Credit Agreement”) involving our wholly-owned Mexican subsidiaries MSR and Oro, as borrowers (“Borrowers”), us, as guarantor, and Standard Bank PLC (“Standard Bank”), as the lender.  The Credit Agreement amends and restates the prior credit agreement between the parties dated August 15, 2006.  Under the Credit Agreement, MSR and Oro borrowed money in an aggregate principal amount of up to $12,500 (the “Term Loan”) for the purpose of constructing, developing and operating the El Chanate gold mining project in Sonora State, Mexico.  Capital Gold guaranteed the repayment of the Term Loan and the performance of the obligations under the Credit Agreement.  As of January 31, 2010, the outstanding amount on the term note was $6,200 and accrued interest on this agreement was approximately $14.

Term Loan principal shall be repaid quarterly and commenced on September 30, 2008 and consisted of four payments in the amount of $1,125, followed by eight payments in the amount of $900 and two final payments in the amount of $400. There is no prepayment fee.  Principal under the Term Loan shall bear interest at a rate per annum equal to the LIBOR Rate, as defined in the Credit Agreement, for the applicable Interest Period plus the Applicable Margin. An Interest Period can be one, two, three or six months, at the option of the Borrowers. The Applicable Margin for the Term Loan is 2.5% per annum. Pursuant to the terms of the Credit Agreement, operating accounts remain subject to an account pledge agreement between MSR and Standard Bank.

The Loan is secured by all of the tangible and intangible assets and property owned by MSR and Oro.  As additional collateral for the Loan, the Company, together with its subsidiary, Leadville Mining & Milling Holding Corporation, pledged all of its ownership interest in MSR and Oro.

On September 17, 2009, our $5,000 revolving loan contained within the Credit Agreement expired. The Company had not drawn on this facility during the term period.

In December 2009, the Company executed a mandate letter from Standard Bank which set forth terms and conditions for amending the Credit Agreement to add a revolving loan of $15,000 to the existing Term Loan.  The revolving loan would have a term of one year and shall bear interest at a rate per annum equal to the LIBOR Rate, as defined in the Credit Agreement, for the applicable Interest Period plus the Applicable Margin. The Applicable Margin for the revolving loan is 3.0% per annum. There were no significant changes to the existing Term Loan. The revolving loan is subject to credit and regulatory approval as well as legal, regulatory, technical and financial due diligence.  Capital Gold incurred an arrangement fee of $150 in connection with the mandate letter which will be amortized over the term of the revolving loan as, deferred financing costs, upon closing.

Debt Covenants

Our Credit Agreement with Standard Bank requires us, among other obligations, to meet certain financial covenants including (i) a ratio of current assets to current liabilities at all times greater than or equal to 1.20:1.00, (ii) a quarterly minimum tangible net worth at all times of at least $15,000, and (iii) a quarterly average minimum liquidity of $500. In addition, the Credit Agreement restricts, among other things, our ability to incur additional debt, create liens on our property, dispose of any assets, merge with other companies, enter into hedge agreements, organize or invest in subsidiaries or make any investments above a certain dollar limit.  A failure to comply with the restrictions contained in the Credit Agreement could lead to an event of default thereunder which could result in an acceleration of such indebtedness.

As of January 31, 2010, Capital Gold and its related entities were in compliance with all debt covenants and default provisions.

Environmental and Permitting Issues

Management does not expect that environmental issues will have an adverse material effect on our liquidity or earnings.  The Company complies with all laws, rules and regulations concerning mining, environmental, health, zoning and historical preservation issues and Capital Gold is not aware of any environmental at the El Chanate concessions.  Capital Gold has received the required Mexican government permits for operations.  Any revisions to our mine plan may require us to amend the permits.

Capital Gold received the annual extension to the explosive use permit from the relevant authorities.  The permit is valid through December 2010.

Capital Gold includes environmental and reclamation costs on an ongoing basis, in its revenue and cost projections.  No assurance can be given that environmental regulations will not be revised by the Mexican authorities in the future.  As of January 31, 2010, Capital Gold has estimated the reclamation costs for the El Chanate site to be approximately $3,766.  Reclamation costs are allocated to expense over the life of the related assets and are periodically adjusted to reflect changes in the estimated present value resulting from the passage of time and revisions to the estimates of either the timing or amount of the reclamation and closure costs. The asset retirement obligation is based on when the spending for an existing environmental disturbance and activity to date will occur. Capital Gold reviews, on an annual basis, unless otherwise deemed necessary, the asset retirement obligation at each mine site.  Capital Gold reviewed the estimated present value of the El Chanate mine reclamation and closure costs as of January 31, 2010 primarily due to the addition of the new leach pad in accordance with ASC guidance for asset retirement and environmental obligations.  As of January 31, 2010,  Capital Gold’s reclamation and remediation liability was $1,854.

Recently Issued Accounting Pronouncements

See Note 2 to the Capital Gold Condensed Consolidated Financial Statements contained herein.

Disclosure About Off-Balance Sheet Arrangements

Capital Gold does not have any transactions, agreements or other contractual arrangements that constitute off-balance sheet arrangements.

Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.  Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses.  These estimates and assumptions are affected by management’s application of accounting policies.  Critical accounting policies for us include inventory, revenue recognition, property, plant and mine development, impairment of long-lived assets, accounting for equity-based compensation, environmental remediation costs and accounting for derivative and hedging activities.

Ore on Leach Pads and Inventories (“In-Process Inventory”)

Costs that are incurred in or benefit the productive process are accumulated as ore on leach pads and inventories. Ore on leach pads and inventories are carried at the lower of average cost or market. The current portion of ore on leach pads and inventories is determined based on the amounts to be processed within the next 12 months. The major classifications are as follows:

Ore on Leach Pads

The recovery of gold from ore is achieved through the heap leaching process. Under this method, ore is placed on leach pads where it is treated with a chemical solution, which dissolves the gold contained in the ore. The resulting “pregnant” solution is further processed in a processing plant that extracts gold from this solution producing gold doré. Costs are applied to ore on leach pads based on current mining costs, including applicable depreciation, depletion and amortization relating to the mining operation. Costs are removed from ore on leach pads as ounces are recovered based on the average cost per estimated recoverable ounce of gold on the leach pad.

The estimates of recoverable gold on the leach pads are calculated from the quantities of ore placed on the leach pads (measured tonnes added to the leach pads), the grade of ore placed on the leach pads (based on fire assay data) and a recovery percentage (based on ore type and column testwork). It is estimated that the Company’s leach pad at El Chanate will recover all ounces placed within a one year period from date of placement.

Although the quantities of recoverable gold placed on the leach pads are reconciled by comparing the grades of ore placed on pads to the quantities of gold actually recovered (metallurgical balancing), the nature of the leaching process inherently limits the ability to precisely monitor inventory levels. As a result, the metallurgical balancing process needs to be constantly monitored and estimates need to be refined based on actual results over time. The Company’s operating results may be impacted by variations between the estimated and actual recoverable quantities of gold on its leach pads.

In-process Inventory

In-process inventories represent materials that are currently in the process of being converted to a saleable product. Conversion processes vary depending on the nature of the ore and the specific processing facility, but include leach in-circuit, flotation and column cells and carbon in-pulp inventories. In-process material are measured based on assays of the material fed into the process and the projected recoveries of the respective plants. In-process inventories are valued at the average cost of the material fed into the process attributable to the source material coming from the mines and/or leach pads plus the in-process conversion costs, including applicable depreciation relating to the process facilities incurred to that point in the process.

Materials and Supplies

Materials and supplies are valued at the lower of average cost or net realizable value. Cost includes applicable taxes and freight.

Mineral Reserves

Critical estimates are inherent in the process of determining our reserves. Capital Gold’s reserves are affected largely by our assessment of future metals prices, as well as by engineering and geological estimates of ore grade, accessibility and production cost. Metals prices are estimated at long-term averages. Capital Gold’s assessment of reserves occurs periodically and Capital Gold utilizes external firms to conduct such reserve estimates.

Reserves are a key component in valuation of our properties, plants and equipment. Reserve estimates are used in determining appropriate rates of units-of-production depreciation, with net book value of many assets depreciated over remaining estimated reserves.  Reserves are also a key component in forecasts, with which Capital Gold compares future cash flows to current asset values to ensure that carrying values are reported appropriately. Reserves also play a key role in the valuation of certain assets in the determination of the purchase price allocations for our acquisitions.  Reserves are a culmination of many estimates and are not guarantees that Capital Gold will recover the indicated quantities of metals.

Property, Plant and Mine Development

Expenditures for new facilities or equipment and expenditures that extend the useful lives of existing facilities or equipment are capitalized and depreciated using the straight-line method at rates sufficient to depreciate such costs over the estimated productive lives, which do not exceed the related estimated mine lives, of such facilities based on proven and probable reserves.

Mineral exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, costs incurred prospectively to develop the property will be capitalized as incurred and are amortized using the units-of-production (“UOP”) method over the estimated life of the ore body based on estimated recoverable ounces or pounds in proven and probable reserves.

Impairment of Long-Lived Assets

Capital Gold reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any. An impairment loss is measured and recorded based on discounted estimated future cash flows. Future cash flows are estimated based on quantities of recoverable minerals, expected gold and other commodity prices (considering current and historical prices, price trends and related factors), production levels and operating costs of production and capital, all based on life-of-mine plans. Existing proven and probable reserves and value beyond proven and probable reserves, including mineralization other than proven and probable reserves and other material that is not part of the measured, indicated or inferred resource base, are included when determining the fair value of mine site reporting units at acquisition and, subsequently, in determining whether the assets are impaired. The term “recoverable minerals” refers to the estimated amount of gold or other commodities that will be obtained after taking into account losses during ore processing and treatment. Estimates of recoverable minerals from such exploration stage mineral interests are risk adjusted based on management’s relative confidence in such materials. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups. Our estimates of future cash flows are based on numerous assumptions and it is possible that actual future cash flows will be significantly different than the estimates, as actual future quantities of recoverable minerals, gold and other commodity prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

Reclamation and Remediation Costs (Asset Retirement Obligations)

Reclamation costs are allocated to expense over the life of the related assets and are periodically adjusted to reflect changes in the estimated present value resulting from the passage of time and revisions to the estimates of either the timing or amount of the reclamation and closure costs. The asset retirement obligation is based on when the spending for an existing environmental disturbance and activity to date will occur. Capital Gold reviews, on an annual basis, unless otherwise deemed necessary, the asset retirement obligation at our mine site in accordance with ASC guidance for asset retirement and environmental obligations.

Deferred Financing Costs

Deferred financing costs which were included in other assets and a component of stockholders’ equity relate to costs incurred in connection with bank borrowings and are amortized over the term of the related borrowings.

Intangible Assets

Purchased intangible assets consisting of rights of way, easements, net profit interests, etc. are carried at cost less accumulated amortization. Amortization is computed using the straight-line method over the economic lives of the respective assets, generally five years or using the units of production method. It is our policy to assess periodically the carrying amount of our purchased intangible assets to determine if there has been an impairment to their carrying value. Impairments of other intangible assets are determined in accordance with ASC guidance for goodwill and other intangibles. There was no impairment at January 31, 2010.

Fair Value of Financial Instruments

The carrying value of our financial instruments, including cash and cash equivalents, loans receivable and accounts payable approximated fair value because of the short maturity of these instruments.  The carrying value of long term debt approximates fair value due to the variable nature of the debt’s interest rates.

Revenue Recognition

Revenue is recognized from the sale of gold doré when persuasive evidence of an arrangement exists, the price is determinable, the product has been shipped to the refinery, the title has been transferred to the customer and collection of the sales price is reasonably assured from the customer.  The Company sells its precious metal content to a financial institution. Revenues are determined by selling the precious metal content at the spot price. Sales are calculated based upon assay of the doré’s precious metal content and its weight.  The Company sells approximately 95% of the precious metal content contained within the doré from the refinery based upon the preliminary assay of the Company. The residual ounces are sold upon obtaining the final assay and settlement for the shipment. The Company forwards an irrevocable transfer letter to the refinery to authorize the transfer of the precious metal content to the customer.  The sale is recorded by the Company upon the refinery pledging the precious metal content to the customer.  The Company waits until the doré precious metal content is pledged to the customer at the refinery to recognize the sale because collectability is not ensured until the doré precious metal content is pledged.  The sale price is not subject to change subsequent to the initial revenue recognition date.

Revenues from by-product sales, which consist of silver, are credited to Costs applicable to sales as a by-product credit. By-product sales amounted to $544 and $524 for the six months ended January 31, 2010 and 2009, on silver ounces sold of 32,160 and 45,334, respectively.

Foreign Currency Translation

Assets and liabilities of the Company's Mexican subsidiaries are translated to US dollars using the current exchange rate for assets and liabilities. Amounts on the statement of operations are translated at the average exchange rates during the year. Gains or losses resulting from foreign currency translation are included as a component of other comprehensive income (loss).

Comprehensive Income (Loss)

Comprehensive income (loss) which is reported on the accompanying consolidated statement of stockholders' equity as a component of accumulated other comprehensive income (loss) consists of accumulated foreign translation gains and losses, the fair value change in our interest rate swap agreement and net unrealized gains and losses on available-for-sale securities.

Income Taxes

On October 1, 2007, the Mexican Government enacted legislation which introduces certain tax reforms as well as a new minimum flat tax system, which was effective for tax year 2008.  This new flat tax system integrates with the regular income tax system and is based on cash-basis net income that includes only certain receipts and expenditures.  The flat tax is set at 17.5% of cash-basis net income for tax year 2010, which increased from 17% for tax year 2009.  If the flat tax is positive, it is reduced by the regular income tax and any excess is paid as a supplement to the regular income tax.  For the tax year 2010, the Mexican Government introduced a reform where if the flat tax is negative, companies will not be permitted to reduce the income tax, as it may only serve to reduce the regular flat tax payable in that year or can be carried forward for a period of up to ten years to reduce any future flat tax.

On January 1, 2010, the Mexican government enacted legislation, which increases the regular income tax rate from 28% to 30%.  The regular income tax rate will decrease to 29% in 2013 and then back to 28% in 2014, according to legislation.

Companies are required to prepay income taxes on a monthly basis based on the greater of the flat tax or regular income tax as calculated for each monthly period.  This legislation remains subject to ongoing varying interpretations.  There is the possibility of implementation amendments by the Mexican government and the estimated future income tax liability recorded at the balance sheet date may change.

Deferred income tax assets and liabilities are determined based on differences between the financial statement reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws in effect when the differences are expected to reverse. In accordance with ASC guidance for income taxes, the measurement of deferred income tax assets is reduced, if necessary, by a valuation allowance for any tax benefits, which are, on a more likely than not basis, not expected to be realized. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted.

Equity Based Compensation

In connection with offers of employment to our executives as well as in consideration for agreements with certain consultants, Capital Gold issues options and warrants to acquire its common stock. Employee and non-employee awards are made in the discretion of the Board of Directors.

Capital Gold account for stock compensation under ASC guidance for compensation – stock compensation, which requires the Company to expense the cost of employees services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This expense must be recognized ratably over the requisite service period following the date of grant.

Accounting for Derivatives and Hedging Activities

On October 11, 2006, prior to our initial draw on the Credit Agreement, Capital Gold entered into interest rate swap agreements in accordance with the terms of the Credit Agreement, which requires that Capital Gold hedge at least 50% of our outstanding debt under this agreement.  The agreements entered into cover $9,375 or 75% of the outstanding debt. Both swaps covered this same notional amount of $9,375, but over different time horizons.  The first covered the six months that commenced on October 11, 2006 and terminated on March 31, 2007 and the second covers the period from March 30, 2007 through December 31, 2010. Capital Gold intends to use discretion in managing this risk as market conditions vary over time, allowing for the possibility of adjusting the degree of hedge coverage as it deems appropriate.  However, any use of interest rate derivatives will be restricted to use for risk management purposes.

Capital Gold used variable-rate debt to finance a portion of the El Chanate Project. Variable-rate debt obligations expose us to variability in interest payments due to changes in interest rates.  As a result of these arrangements, Capital Gold will continuously monitor changes in interest rate exposures and evaluate hedging opportunities. Capital Gold’s risk management policy permits us to use any combination of interest rate swaps, futures, options, caps and similar instruments, for the purpose of fixing interest rates on all or a portion of variable rate debt, establishing caps or maximum effective interest rates, or otherwise constraining interest expenses to minimize the variability of these effects.

The interest rate swap agreements are accounted for as cash flow hedges, whereby “effective” hedge gains or losses are initially recorded in other comprehensive income and later reclassified to the interest expense component of earnings coincidently with the earnings impact of the interest expenses being hedged. “Ineffective” hedge results are immediately recorded in earnings also under interest expense.  No component of hedge results is excluded from the assessment of hedge effectiveness.

Capital Gold is exposed to credit losses in the event of non-performance by counterparties to these interest rate swap agreements, but we do not expect any of the counterparties to fail to meet their obligations. To manage credit risks, Capital Gold selects counterparties based on credit ratings, limit our exposure to a single counterparty under defined guidelines, and monitor the market position with each counterparty as required by ASC guidance for derivatives and hedging.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Management of Capital Gold

Directors and Executive Officers

Capital Gold’s current directors and executive officers are as follows:

Name	Age	Position

Stephen M. Cooper	46	Chairman of the Board

John Brownlie	59	President, Chief Operating Officer, Director

Leonard J. Sojka	53	Director

John W. Cutler	60	Director

Christopher M. Chipman	37	Chief Financial Officer

J. Scott Hazlitt	57	Vice President – Mine Development

Directors are elected at the meeting of stockholders called for that purpose and hold office until the next stockholders meeting called for that purpose or until their resignation or death. Officers of Capital Gold are elected by the directors at meetings called by the directors for its purpose.

STEPHEN M. COOPER has been a Director since October 2009 and was named Chairman of the Board in March 2010. Mr. Cooper has over 20 years of experience in the energy technology industry. He is has served since 2008 as the President of EnergyIQ, a Denver based exploration and production data management group for the oil and gas industry. Previously, he worked for over 14 years with IHS Energy, a technical information and decision making tools provider, holding the position of CTO. Mr. Cooper has a Ph.D. in Mining and a bachelor’s degree in Mining Engineering, both from Nottingham University. Dr. Cooper not only brings advanced degrees in mining and mining engineering as well as practical experience in management of an exploration and production company.

JOHN BROWNLIE is Capital Gold’s President, Chief Operating Officer and Director. He has been with Capital Gold since May 2006 and was instrumental in the development of the El Chanate mine. Mr. Brownlie was appointed President in September 2009. He currently oversees the operations and exploration activities in Mexico and represents the company in investing activities. Mr. Brownlie provided team management for mining projects requiring technical, administrative, political and cultural experience over his 35 year mining career. From 2000 to 2006, Mr. Brownlie was a consultant providing mining and mineral related services to various companies including SRK, Oxus Mining plc and Cemco Inc, a manufacturing services company. From 1995 to 2000, he was the General Manager for the Zarafshan-Newmont Joint Venture in Uzbekistan, a one-million tonne per month heap leach operation that produced over 450,000 ounces of gold annually. From 1988 to 1995, Mr. Brownlie served as the Chief Engineer and General Manager for Monarch Resources in Venezuela, at both the El Callao Revemin Mill and La Camorra gold mine. Before that, Mr. Brownlie was a resident of South Africa and was associated with numerous mineral processing and mining projects throughout Africa. He is a mechanical engineer and fluent in Spanish. Mr. Brownlie is also a director of Palladon Ventures, Ltd., a publicly traded mineral-related company.

As one of the two management representatives on Capital Gold’s Board, Mr. Brownlie provides an insider’s perspective in Board discussions about the operational and strategic direction of Capital Gold. In addition, he has experience in all aspects of Capital Gold’s business as well as over 35 years experience in mining operations.

LEONARD J. SOJKA has been a Director since September 2009. Mr. Sojka has served as an investment advisor to institutional investors at SVR Capital LLC since September 2002, where his primary industry focus is on the metals and mining sector. Since September 2008, Mr. Sojka has also served as a director and the corporate secretary for Palladon Ventures, Ltd., an exploration and development company which is developing the Iron Mountain Project in southwest Utah. He was appointed Palladon CFO in October 2009. He previously occupied positions as an analyst or portfolio manager at a variety of firms, including Whitebox Long/Short Fund, Bighorn Capital LLC, and Deephaven Capital LLC.

Mr. Sojka brings over 7 years knowledge of the metals and mining section through his positions as advisor to and analyst applying fundamental, technical and arbitrage analysis for institutional investors or in his role as a director of an exploration and development company. His finance experience qualifies him to serve as chair of the Audit Committee.

JOHN W. CUTLER has been a Director since September 2009. Mr. Cutler has over 35 years of experience in the investment management and securities industries. He is has served since 19__ as the President, Chief Executive Officer and a director of Palladon Ventures, Ltd. Mr. Cutler is also currently serving as the Managing General Partner of Par Associates, an investment partnership which he organized in 1988. Previously, from 2005 to 2009, Mr. Cutler served as a strategist at Swank Capital, LLC, a multi-fund manager specializing in energy and natural resource investments. Mr. Cutler also previously held positions with John S. Herold, Inc., SmithBarney, Inc., and First Boston Corporation.

Mr. Cutler brings over 35 years experience in investment management and securities focusing on energy and natural resources. He also brings practical experience in developing natural resources through his current position as chief executive officer of an exploration and development company. His experience in finance qualifies him to serve on the Audit Committee and enable him to bring a investor-centric perspective to the board discussions.

CHRISTOPHER M. CHIPMAN is Capital Gold’s Chief Financial Officer. Mr. Chipman has been Capital Gold’s Chief Financial Officer since March 1, 2006. Since November 2000, Mr. Chipman has been a managing member of Chipman & Chipman, LLC, a consulting firm that assists public companies with the preparation of periodic reports required to be filed with the Securities and Exchange Commission and compliance with Section 404 of the Sarbanes Oxley Act of 2002. The firm also provides outsourced financial resources to clients assisting in financial reporting, forecasting and accounting services. Mr. Chipman is a CPA and, from 1996 to 1998, he was a senior accountant with the accounting firm of Grant Thornton LLP. Mr. Chipman was the Controller of Frontline Solutions, Inc., a software company (March 2000 to November 2000); a Senior Financial Analyst for GlaxoSmithKline (1998-2000); and an Audit Examiner for Wachovia Corporation (1994-1996). He received a B.A. in Economics from Ursinus College in 1994 and is a Certified Public Accountant. He is a member of the American and Pennsylvania Institute of Certified Public Accountants.

J. SCOTT HAZLITT is Capital Gold’s Vice President of Mine Development, has been in the mining business since 1974. Since 2001, he has focused on development of our El Chanate concessions. Currently, he is involved in mine expansion plans and corporate development. He has worked primarily in reserves, feasibility, development and mine operations. His work experience has included precious metals, base metals, uranium, and oil shale. Mr. Hazlitt served as mine manager at Capital Gold’s Hopemore Mine in Leadville, Colorado from November 1999 until 2001. He was Mine Operations Chief Geologist for Getchell Gold from 1995 to 1999. From 1992 to 1995, he was self-employed as a consulting mining geologist in California and Nevada. From 1988 to 1992, Mr. Hazlitt was a project geologist and Mine Superintendent for the Lincoln development project. He served as Vice President of Exploration for Mallon Minerals from 1984 to 1988. He was a mine geologist for Cotter Corporation in 1978 and 1979, and was a mine geologist for ASARCO from 1979 to 1984. He was a contract geologist for Pioneer Uravan and others from 1975 to 1977. Mr. Hazlitt was a field geologist for ARCO Syncrude Division at their CB oil Shale project in 1974 and 1975. His highest educational degree is Master of Science from Colorado State University. He is a registered geologist in the state of California.

Capital Gold’s Board of Directors is responsible for the management and direction of our company and for establishing broad corporate policies. A primary responsibility of the Board is to provide effective governance over our affairs for the benefit of our stockholders. In all actions taken by the Board, the Directors are expected to exercise their business judgment in what they reasonably believe to be the best interests of our company. In discharging that obligation, Directors may rely on the honesty and integrity of our senior executives and our outside advisors and auditors.

On November 18, 2009, the Board of Directors determined that Leonard Sojka, John Cutler and Stephen Cooper are “independent directors” under Section 121B(2)(a) of the NYSE Amex Company Guide.

The Board of Directors met six times during fiscal 2009 and acted by unanimous written consent on eight occasions. Each of the directors attended at least 83% of the aggregate of the total number of meetings of the Board of Directors they were eligible to attend and the total number of meetings held by all committees on which they served.

Recognizing that director attendance at Capital Gold’s annual meetings of stockholders can provide stockholders with an opportunity to communicate with members of the Board, Capital Gold strongly encourages (but does not require) members of the Board to attend such meetings.

On March 18, 2010, Gifford A. Dieterle resigned as a Chairman of the Board and Chief Executive Officer of Capital Gold.

The Board of Directors currently has three standing committees: an Audit Committee, a Corporate Governance and Nominating Committee and a Compensation Committee. In addition to the descriptions below, please refer to the “Report of the Compensation Committee” and “Report of the Audit Committee” included in this joint proxy statement/prospectus.

Board Leadership Structure and Role in Risk Oversight

The Capital Gold Board of Directors does not have a policy, one way or the other, on whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The board may appoint a Lead Director who shall: (i) preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; (ii) serve as liaison between the Chairman and the independent directors; (iii) approve information sent to the Board; (iv) approve meeting agendas for the Board; (v) approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vi) have the authority to call meetings of the independent directors; and (vii) if requested by major stockholders, ensure that he or she is available for consultation and direct communication. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for Capital Gold at that time. Due to the resignation of Gifford A. Dieterle on March 18, 2010, the Board has taken steps to assign his various duties to other senior executives of Capital Gold. The Board believes that a leadership structure, whereby an individual serves as both chief executive officer and board chairman, is appropriate given the efficiencies of having the chief executive officer also serve in the role of chairman and Capital Gold’s strong corporate governance structure.

The Capital Gold Board, either as a whole or through its committees, regularly discusses with management strategic and financial risks and exposures associated with Capital Gold’s annual operating budget, their potential impact on Capital Gold and the steps taken to manage them. While the Board of Directors is ultimately responsible for risk oversight at Capital Gold, the Board’s committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures and discusses with management, the internal auditors, and the independent registered public accountants Capital Gold’s policies with respect to risk assessment and risk management, including risks related to financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies and credit and liquidity matters. The Corporate Governance and Nominating Committee assists the Board of Directors in fulfilling its duties and oversight responsibilities relating to Capital Gold’s compliance and ethics programs, including compliance with legal and regulatory requirements. The Corporate Governance and Nominating Committee also annually review Capital Gold’s corporate governance guidelines. Finally, the Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from Capital Gold’s compensation policies and programs and focuses on succession planning for the executive officers.

Committees

Audit Committee

The Audit Committee currently consists of Leonard J. Sojka, Committee Chairman, John W. Cutler and Stephen M. Cooper, the non-employee members of the Board.  The Board of Directors has determined that all three members satisfy the definition of “independent directors” in Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee met on four occasions in fiscal 2009. All committee members were present at the meetings. Representatives of our independent auditor were in attendance at one meeting without management present.

The Board has determined that Mr. Sojka qualifies as an “audit committee financial expert” as that term is defined by the rules and regulations of the SEC.

The Audit Committee acts pursuant to the Audit Committee Charter as adopted by the Board. The charter is available on our website at www.capitalgoldcorp.com, and can be found under the Corporate Info; Corporate Governance tab. The Audit Committee reviews and evaluates the charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation and reporting the results of the evaluation to the full Board.

The Audit Committee is directly responsible for the appointment, retention and termination, and for determining the compensation of, the Company's independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Audit Committee is also directly responsible for oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Audit Committee reviews the overall audit plan (both internal and external) with the independent auditor and the members of management who are responsible for preparing the Company's financial statements, including the Company's Chief Financial Officer, all critical accounting policies and practices used or to be used by the Company, the Company's disclosures under "Management's Discussion and Analysis of Financial Conditions and Results of Operations" prior to the filing of the Company's Annual Report on Form10-K, and significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements.

The Audit Committee also reviews any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative Generally Accepted Accounting Principles methods on the financial statements, major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; major issues regarding accounting principles and procedures and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles; and the effects of regulatory and accounting initiatives, as well as off-balance sheet transactions and structures, on the financial statements of the Company.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of Stephen M. Cooper, Committee Chair, John W. Cutler and Leonard J. Sojka. The Corporate Governance and Nominating Committee, consisting entirely of independent directors, proposes to the Board of Directors slates of directors to be recommended for election at the Annual Meeting of Stockholders (and any directors to be elected by the Board of Directors to fill vacancies) and slates of officers to be elected by the Company’s Board of Directors. It also advises the Board of Directors on various corporate governance issues, and leads the Board of Directors in its annual review of the Board’s performance. The Corporate Governance and Nominating Committee also is responsible for recommending to the Board amounts of director compensation. Our Board of Directors had nominated all directors for election in prior years as the Company had not yet established a Corporate Governance and Nominating Committee.

Capital Gold has established a process for identifying and nominating director candidates. The following is an outline of the process for nomination of candidates for election to the Board: (a) the Chief Executive Officer, President, the Corporate Governance and Nominating Committee or other members of the Board of Directors identify the need to add new Board members, with careful consideration of the mix of qualifications, skills and experience represented on the Board of Directors; (b) the Chairman of the Corporate Governance and Nominating Committee coordinates the search for qualified candidates with input from management and other Board members; (c) the Corporate Governance and Nominating Committee engages a candidate search firm to assist in identifying potential nominees, if it deems such engagement necessary and appropriate; (d) selected members of management and the Board of Directors interview prospective candidates; and (e) the Corporate Governance and Nominating Committee recommends a nominee and seeks full Board endorsement of the selected candidate, based on its judgment as to which candidate will best serve the interests of Capital Gold’s stockholders.

Although the Capital Gold Board does not have a formal diversity policy, the Corporate Governance and Nominating Committee and the board will consider such factors as it deems appropriate to assist in developing a board of directors and committees that are diverse in nature and comprised of experienced and seasoned advisors.

The Board of Directors has determined that directors should possess the following minimum qualifications: (a) the highest personal and professional ethics, integrity and values; (b) commitment to representing the long-term interest of the stockholders; (c) broad experience at the policy-making level in business and ability to exercise sound judgment in matters that relate to our industry; and (d) sufficient time to effectively fulfill duties as a Board member. The Corporate Governance and Nominating Committee consider any candidates submitted by stockholders on the same basis as any other candidate. Any stockholder proposing a nomination should submit such candidate’s name, along with a curriculum vitae or other summary of qualifications, experience and skills to the Secretary, Capital Gold Corporation, 76 Beaver Street, 14th Floor, New York, New York 10005. The request to nominate a director must be made within the timeframe specified under “Deadline for Receipt of Stockholder Proposals” below and accompanied by a statement by the nominee acknowledging that he or she is willing to serve and, if elected, will owe a fiduciary obligation to the Company and its stockholders.

The Corporate Governance and Nominating Committee acts pursuant to the Corporate Governance and Nominating Committee Charter as adopted by the Board. The charter is available on our website at www.capitalgoldcorp.com, and can be found under the Corporate Info; Corporate Governance tab. The Corporate Governance and Nominating Committee reviews and evaluates the charter annually to ensure its adequacy and accuracy.

Compensation Committee

The Compensation Committee currently consists of John W. Cutler, Chairman, Leonard J. Sojka and Stephen M. Cooper. Each is a “non-employee director,” as defined in Rule 16b-3 of the Exchange Act and an “outside director,” as defined in Section 162(m) of the Internal Revenue Code, as amended. The Compensation Committee met on three occasions in fiscal 2009. All committee members were present at the meetings.

The Compensation Committee acts pursuant to the Compensation Committee Charter as adopted by the Board. The charter is available on our website at www.capitalgoldcorp.com, and can be found under the Corporate Info; Corporate Governance tab. The Compensation Committee reviews and evaluates the charter annually to ensure its adequacy and accuracy.

The Compensation Committee is responsible for determining the compensation for the Chairman and Chief Executive Officer (“CEO”), the President and Chief Operating Officer (“COO”) and Chief Financial Officer (“CFO”) as well as approving the compensation structure for other executives of the Company. Further, the Compensation Committee approves broad-based and special compensation plans across the Company.

As set forth in its charter, the Compensation Committee’s authority and responsibility include but are not limited to:

•
Review executive officer compensation for compliance with Section 16 of the Securities Exchange Act and Section 162(m) of the Internal Revenue Code, as each may be amended from time to time, and any other applicable laws, rules and regulations.

•	In consultation with the CEO, the COO and the CFO, review the talent development process within the Company to ensure it is effectively managed.

•	Annually review employee compensation strategies, benefits and equity programs.

•	Annually review the share usage, dilution and proxy disclosures.

•	Review and approve employment agreements, severance arrangements and change in control agreements and provisions when, and if, appropriate, as well as any special supplemental benefits.

•	Annually review the Company’s progress in meeting diversity goals with respect to the employee population

The Compensation Committee has the authority to engage independent compensation consultants or advisors, as it may deem appropriate in its sole discretion, and to approve related fees and retention terms of such consultants or advisors. In 2007, the Compensation Committee engaged Mosteller & Associates, Inc. (“Mosteller”) as its independent executive compensation consulting firm. Mosteller conducted a review of the total compensation of Capital Gold’s executive officers and prepared reports for the review of the Compensation Committee that were subsequently used in determining the appropriate levels of compensation for each executive officer. In April 2009, the Compensation Committee engaged the Hay Group as its independent executive compensation consulting firm for the purpose of helping the Compensation Committee evaluate its current compensation programs. The Hay Group conducted its review of the total compensation of Capital Gold’s executive officers and presented its results for the review of the Compensation Committee. The Compensation Committee will use these results in assisting in determining the appropriate levels of compensation for each executive officer on a going forward basis.

The Chief Executive Officer attends the Compensation Committee meetings as management’s representative. No other executives participate in the compensation process or attend the Compensation Committee meetings. The CEO evaluates and provides performance assessments and compensation recommendations for each of the executive officers other than himself to the Compensation Committee. The Compensation Committee considers these recommendations in its deliberations to set executive compensation. The Compensation Committee reviews the compensation package of the CEO and determines the compensation package of the CEO in an executive session that the CEO does not attend. The CEO does not engage in discussions with the Compensation Committee or the Compensation Committee’s independent compensation consulting firm regarding his compensation package.

Compensation Committee Interlocks and Insider Participation

Throughout fiscal 2009, Mr. Shaw, Mr. Postle and Mr. Nesbitt served on the Compensation Committee. None of the members of the Compensation Committee was at any time during fiscal 2009 an officer or employee of the Company.

No executive officer of Capital Gold during fiscal 2009 served as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Our President and COO, John Brownlie, currently serves on the board of directors of Palladon Ventures Ltd., a mining exploration and development company. John W. Cutler is currently serving as the President, Chief Executive Officer and a director of Palladon Ventures Ltd. and Leonard J. Sojka serves as a director, corporate secretary and chief financial officer for Palladon Ventures Ltd.

Compensation Risks

Capital Gold believes that risks arising from its compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on it. In addition, the Compensation Committee believes that the mix and design of the elements of compensation do not encourage employees to assume excessive risks because (1) as a mining business, Capital Gold does not face the same level of risks associated with compensation for employees at financial services (traders and instruments with a high degree of risk) or technology companies (rapidly changing markets) and (2) the Compensation Committee’s compensation decisions include subjective considerations, which restrain the influence of formulae or objective factors on excessive risk taking.

Corporate Governance

The Company has adopted the independence definitions and requirements of the NYSE AMEX. The discussion below reflects such standards of independence. In addition, the Company has adopted Corporate Governance Guidelines that outline important policies and practices regarding the governance of the Company. Each of the committees has also adopted a charter outlining responsibilities and operations. The Corporate Governance Guidelines and the charters are available at www.capitalgoldcorp.com and are available in print upon request to the Investor Relations Department, Capital Gold Corporation, 76 Beaver Street, 14th Floor New York, NY 10005.

Communication with the Board of Directors

Interested parties wishing to contact the Board of Directors of the Company may do so by writing to the following address: Board of Directors, Capital Gold Corporation, 76 Beaver Street, 14th Floor, New York, NY 10005, Attn: Christopher M. Chipman, Secretary. All letters received will be categorized and processed by Mr. Chipman and then forwarded to the Company’s Board of Directors.

Code of Ethics and Business Conduct

Capital Gold adopted a Code of Ethics that applies to its officers, directors and employees, including its principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is publicly available on Capital Gold’s website at www.capitalgoldcorp.com, where it may be found under the Corporate Info; Corporate Governance tab. You also may obtain a copy of this code by written request to Capital Gold’s Office Manager at 76 Beaver Street, 14th Floor, New York, NY 10005. Capital Gold’s Board of Directors is required to approve any substantive amendments to this code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to its chief executive officer, principal financial officer or principal accounting officer and it will disclose the nature of such amendment or waiver in a report on Form 8-K within four business days.

Compliance with Section 16(a) of the Exchange Act

To Capital Gold’s knowledge, during the fiscal year ended July 31, 2009, based solely on a review of such materials as are required by the Securities and Exchange Commission, no officer, director or beneficial holder of more than ten percent of its issued and outstanding shares of Common Stock failed to timely file with the Securities and Exchange Commission any form or report required to be so filed pursuant to Section 16(a) of the Securities Exchange Act of 1934.

Compensation of Directors

During the fiscal year ended July 31, 2009, Capital Gold’s independent directors, Ian Shaw, John Postle and Mark Nesbitt, each received a fee of $2,000 per month. Non-independent directors, Robert Roningen and Roger Newell, each received $1,000 per month. Directors are reimbursed for their accountable expenses incurred in attending meetings and conducting their duties.

On January 20, 2009, at the recommendation of the Compensation Committee and on the approval by the Board of Directors, the Company’s non-executive directors were granted 275,000 stock options under its 2006 Equity Incentive Plan as incentive compensation. The stock options were awarded as follows: Ian Shaw – 75,000, John Postle – 50,000, Mark T. Nesbitt – 50,000, Roger Newell -50,000 and Robert Roningen – 50,000. The stock options have a term of five years and vest as follows: one-third vested upon issuance and the balance vest on a one-third basis annually thereafter. The exercise price of the stock options is $0.49 per share (per the Plan, the closing price on the Toronto Stock Exchange on the trading day immediately prior to the day of determination converted to U.S. Dollars). In the event of a termination of continuous service (other than as a result of a change of control, as defined in the Plan), unvested stock options shall terminate and, with regard to vested stock options, the exercise period shall be the lesser of the original expiration date or one year from the date continuous service terminates. Upon a change of control, all unvested stock options and unvested restricted stock grants immediately vest. The Company utilized the Black-Scholes method to fair value the 275,000 options received by these individuals. The grant date fair value of each stock option was $0.28.

The following tables set forth the compensation paid to our directors for the fiscal year ended July 31, 2009:

	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation ($)	Total
Ian A. Shaw	76,000	-	21,000	-	97,000
John Postle	54,000	-	14,000	-	68,000
Mark T. Nesbitt	66,000	-	14,000	-	80,000
Roger Newell	51,000	-	14,000	-	65,000
Robert Roningen(3)	12,000	-	14,000	8,000	34,000

(1)
Amounts shown reflect the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model and include amounts from stock option awards granted in fiscal 2009. Refer to Note 15 to Capital Gold’s Consolidated Financial Statements for a discussion of assumptions made in the valuation of option awards. During fiscal 2009, option awards were comprised of: 1) 75,000 stock options issued to Ian Shaw at an exercise price of $0.49, 2) 50,000 stock options each issued to John Postle, Mark T. Nesbitt, Roger Newell and Robert Roningen at an exercise price of $0.49.

(2)
Amounts shown for Ian Shaw, John Postle, Mark Nesbitt and Roger Newell also includes committee fees earned with respect to Amalgamation and acquisition activity during the fiscal year ended July 31, 2009. Ian Shaw acted as committee chair. Fees earned were $52,000, $30,000, $42,000 and $39,000 for Mr. Shaw, Mr. Postle, Mr. Nesbitt and Mr. Newell, respectively.

(3)	Amount shown for Robert Roningen represents fees for legal and consulting services provided.

On January 19, 2010, at the recommendation of the Compensation Committee of the Board of Directors, Capital Gold’s Board of Directors approved the issuance of 50,000 options each to Leonard J. Sojka, John Cutler and Steven Cooper, respectively, aggregating 150,000 stock options under our 2006 Equity Incentive Plan. The stock options for Leonard J. Sojka, John Cutler, and Steven Cooper have a term of five years and vest 25,000 on January 19, 2010, 12,500 on January 19, 2011 and 12,500 on January 19, 2012. The exercise price of the stock options is $3.60 per share (per the Plan, the closing price on the Toronto Stock Exchange on the trading day immediately prior to the day of determination converted to U.S. Dollars). In the event of a termination of continuous service (other than as a result of a change of control, as defined in the Plan), unvested stock options shall terminate and, with regard to vested stock options, the exercise period shall be the lesser of the original expiration date or one year from the date continuous service terminates. Upon a change of control, all unvested stock options and unvested restricted stock grants immediately vest. Capital Gold utilized the Black-Scholes method to fair value the 150,000 options received by this individual totaling $324. The grant date fair value of each stock option was $2.16.

Executive Compensation of Capital Gold

Compensation Discussion and Analysis

The Compensation Discussion and Analysis (the “CD&A”) discusses the compensation of our named executive officers for the fiscal year ended July 31, 2009. The named executive officers are Gifford A. Dieterle, Chief Executive Officer, Director, Chairman and Treasurer, John Brownlie, President, Chief Operating Officer and Director, Christopher Chipman, Secretary and Chief Financial Officer, Jeffrey Pritchard, former Executive Vice President and J. Scott Hazlitt, Vice President – Mine Development (collectively, the “named executive officers”).

Objectives and Philosophy of Executive Compensation

The primary objectives of the Compensation Committee with respect to executive compensation are to attract and retain the most talented and dedicated executives possible, to tie annual and long-term cash and stock incentives to achievement of measurable performance objectives, and to align executives' incentives with stockholder value creation. To achieve these objectives, the Compensation Committee strives to implement and maintain compensation plans that tie a substantial portion of executives' overall compensation to the experience level of the executive or employee, the complexity and amount of responsibility of the employee’s job, key strategic financial and operational goals such as the establishment and maintenance of key strategic relationships, the development and operation of our mining projects, the identification and possible development of additional mining properties and the performance of our common stock price. The Compensation Committee evaluates individual executive performance with the goal of setting compensation at levels the Compensation Committee believes are comparable with executives in other companies of similar size and stage of development operating in the mining industry while taking into account our relative performance and our own strategic goals.

The Compensation Committee engaged Mosteller & Associates, Inc. (“Mosteller”), an independent executive compensation consulting firm, to provide advice and assistance in the area of executive and director compensation. Mosteller conducted a review of the total compensation of the Company’s named executive officers and prepared reports for the review of the Compensation Committee that were subsequently used in determining the appropriate levels of compensation for each executive officer. Specifically, in accordance with the scope directed by the Compensation Committee, Mosteller reviewed the compensation packages paid to the Company’s executives in 2006 and 2007, selected peer sources against which to compare the data and analyzed comparable compensation packages using appropriate regression analyses.

To evaluate the Company’s compensation packages, Mosteller identified four sources of comparison: (1) mining companies with revenues less than $10 million and less than 100 employees that are headquartered in the northeastern United States; (2) mining and natural resources divisions of utility companies with revenues less than $50 million and less than 100 employees that are headquartered in the States; (3) energy companies with revenues less than $50 million that are headquartered in the United States; and (4) a custom peer group of mining companies that included Golden Star Resources, LTD, Miramar, Northgate, Royal Gold, Inc., Coeur d’Alene Mines Corp., and Meridian Gold. The Company believes that the companies in this custom peer group provide a good basis of comparison because, similar to the Company, they are operational, are producing product and have sizable assets and revenue streams.

In April 2009, the Compensation Committee engaged the Hay Group as its independent executive compensation consulting firm for the purpose of helping the Compensation Committee evaluate its current compensation programs. The Hay Group conducted its review of the total compensation of the Company’s executive officers and presented its results for the review of the Compensation Committee. The Compensation Committee will use these results in assisting in determining the appropriate levels of compensation for each executive officer on a going forward basis.

The Chief Executive Officer attends the Compensation Committee meetings as management’s representative. No other executives participate in the compensation process or attend the Compensation Committee meetings. The CEO evaluates and provides performance assessments and compensation recommendations for each of the executive officers other than himself to the Compensation Committee. The Compensation Committee considers these recommendations in its deliberations to set executive compensation. The Compensation Committee reviews the compensation package of the CEO and determines the compensation package of the CEO in an executive session that the CEO does not attend. The CEO does not engage in discussions with the Compensation Committee or the Compensation Committee’s independent compensation consulting firm regarding his compensation package.

Elements of Executive Compensation

Over the past two years, the Company was able to successfully develop and build the El Chanate mine on time and within budget. In addition, during the first year of operations, the Company maintained operating costs significantly below the industry average disclosing positive cash flow from operations and net earnings per share. Also, the Company funded all capital expenditures during fiscal 2008 and 2009 from operating cash flow generated at the mine. As a result of these accomplishments, the Compensation Committee seeks to target a total compensation program (including base salary, annual bonus, and the grant value of equity incentives) at the 75% percentile of comparable market practices. In the view of the Compensation Committee, this is the proper level to target because the market for executive talent in the mining industry is exceptionally competitive. In addition, other natural resource and materials companies are typically more diverse than the Company and therefore face lower potential volatility in performance results. The Compensation Committee believes that an above market pay positioning strategy is appropriate to compensate for the additional performance risk of being tied exclusively to gold.

Regular Compensation

Regular compensation, or base salary, is reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. This review will occur in the fourth fiscal quarter of each year. The target base pay positioning of the 75% percentile of the applicable benchmark as stated above for each position is intended to be a guideline, and the Compensation Committee makes its decisions within the context of market practices. However, this is not intended to be an exact science. Other factors such as an individual’s performance, tenure and experience, the performance of the Company overall, any retention concerns and the individual’s historical compensation and comparisons to peers at the Company impact the decision-making process. The Compensation Committee does not weigh any of these factors more heavily than others and does not use any formula to assess these factors, but rather considers each factor in its judgment and at its discretion.

On July 23, 2009, our named executive officers salaries were reviewed by the Compensation Committee. It was determined that the salary levels were consistent with the target pay positioning as stated above. The base pay for the named executives is at the following levels:

Name	Base Pay
Gifford A. Dieterle	$287,500

John Brownlie	$258,750

Jeffrey Pritchard	$224,250

Christopher M. Chipman	$201,250

J. Scott Hazlitt	$155,250

Annual Bonus

The compensation program for named executive officers includes eligibility for both an annual performance-based cash bonus and equity incentive award. The Company did not formally establish corporate or individual performance targets prior to, or at the beginning of, fiscal year 2009. At the conclusion of fiscal 2009, the Compensation Committee reviewed the performance of the Company and each executive during fiscal 2009. The Compensation Committee noted several achievements, including, but not limited to, the increase in ore mined, the increase in ounces produced, the increase in the proceeds from sales of gold and silver, the increase in gold reserves, and the completion of certain capital and plant upgrades.

On January 20, 2009, at the recommendation of the Compensation Committee and on the approval by the Board of Directors, the Company’s executive officers and directors were granted 2,000,000 stock options under our 2006 Equity Incentive Plan as incentive compensation. The stock options have a term of five years and vest as follows: one-third vested upon issuance and the balance vest on a one-third basis annually thereafter. The exercise price of the stock options is $0.49 per share (per the Plan, the closing price on the Toronto Stock Exchange on the trading day immediately prior to the day of determination converted to U.S. Dollars). In the event of a termination of continuous service (other than as a result of a change of control, as defined in the Plan), unvested stock options shall terminate and, with regard to vested stock options, the exercise period shall be the lesser of the original expiration date or one year from the date continuous service terminates. Upon a change of control, all unvested stock options and unvested restricted stock grants immediately vest. The Company utilized the Black-Scholes method to fair value the 2,000,000 options received by these individuals totaling $569,000. The grant date fair value of each stock option was $0.29.

Executive Officers	Stock Options

Gifford Dieterle	500,000
John Brownlie	500,000
Jeff Pritchard	500,000
Christopher Chipman	250,000
Scott Hazlitt	250,000

On July 23, 2009, at the recommendation of the Compensation Committee and upon approval by the Board of Directors, Capital Gold’s executive officers were awarded cash bonuses. The specific cash bonuses and awards are set forth below.

Executive Officers	Cash Bonus

Gifford Dieterle	187,500
John Brownlie	187,500
Jeff Pritchard	168,750
Christopher Chipman	168,750
Scott Hazlitt	75,000

The stock options awarded on January 20, 2009 were granted as a method to provide incentive compensation to the Company’s named executive officers. The Compensation Committee believes that the recipients are motivated by the potential appreciation of the stock price over time and will remain committed to the Company while the grants vest.

On January 19, 2010, at the recommendation of the Compensation Committee of the Board of Directors, Capital Gold’s Board of Directors approved the issuance of 500,000 options to John Brownlie under the 2006 Equity Incentive Plan. The stock options for John Brownlie have a term of five years and vest as follows: one-third vested upon issuance and the balance vests on a one-third basis annually thereafter. The exercise price of the stock options is $3.60 per share (per the Plan, the closing price on the Toronto Stock Exchange on the trading day immediately prior to the day of determination converted to U.S. Dollars). In the event of a termination of continuous service (other than as a result of a change of control, as defined in the Plan), unvested stock options shall terminate and, with regard to vested stock options, the exercise period shall be the lesser of the original expiration date or one year from the date continuous service terminates. Upon a change of control, all unvested stock options and unvested restricted stock grants immediately vest. Capital Gold utilized the Black-Scholes method to fair value the 500,000 options received by these individuals totaling $1,081. The grant date fair value of each stock option was $2.16.

The stock options awarded on January 19, 2010 were granted as a method to provide incentive compensation to Capital Gold’s named executive officers. The Compensation Committee believes that the recipients are motivated by the potential appreciation of the stock price over time and will remain committed to Capital Gold while the grants vest.

On a going forward basis, the Compensation Committee will determine the cash bonus and/or equity incentive award based on the level of achievement of the financial and operational goals of the Company and for the level of achievement of annual performance objectives of each individual named executive officer. These objectives may vary depending on the individual executive, but will relate generally to strategic factors such as establishment and maintenance of key strategic relationships, the development and operation of our mining projects, the identification and possible development of additional mining properties, and to financial factors such as raising capital and improving our results of operations. Bonuses, if awarded, are determined at the sole discretion of the Board of Directors as recommended by the Compensation Committee.

2006 Equity Incentive Plan

The 2006 Equity Incentive Plan (the “Plan”) is intended to attract and retain individuals of experience and ability, to provide incentive to our employees, consultants, and non-employee directors, to encourage employee and director proprietary interests in us, and to encourage employees to remain in our employ. Each of the named executive officers is eligible for annual equity awards, which are granted pursuant to the Plan.

The Plan authorizes the grant of non-qualified and incentive stock options, stock appreciation rights and restricted stock awards (each, an “Award”). A maximum of 10,000,000 shares of common stock are reserved for potential issuance pursuant to Awards under the Plan. Unless sooner terminated, the Plan will continue in effect for a period of 10 years from its effective date.

The Plan is administered by our Board of Directors which has delegated the administration to our Compensation Committee. The Plan provides for Awards to be made to such of our employees, directors and consultants and our affiliates as the Board may select.

Stock options awarded under the Plan may vest and be exercisable at such times (not later than 10 years after the date of grant) and at such exercise prices (not less than Fair Market Value at the date of grant) as the Board may determine. Unless otherwise determined by the Board, stock options shall not be transferable except by will or by the laws of descent and distribution. The Board may provide for options to become immediately exercisable upon a “change in control,” as defined in the Plan. We believe this single-trigger is appropriate to ensure that continuing employees are treated the same as terminated employees with respect to outstanding equity grants. No options may be granted under the Plan after the tenth anniversary of its effective date. Unless the Board determines otherwise, there are certain continuous service requirements and the options are not transferable. On July 23, 2009, at the recommendation of the Compensation Committee and upon approval by the Board of Directors, the Company amended the 2006 Equity Incentive Plan to provide for cashless exercises of options by participants under the Plan. Payment of the option exercise price may be made (i) in cash or by check payable to the Company, (ii) in shares of Common Stock duly owned by the optionholder (and for which the optionholder has good title free and clear of any liens and encumbrances), valued at the Fair Market Value on the date of exercise, or (iii) by delivery back to the Company from the shares acquired on exercise of the number of shares of Common Stock equal to the exercise price, valued at the Fair Market Value on the date of exercise.

The Plan provides the Board with the general power to amend the Plan, or any portion thereof at any time in any respect without the approval of our stockholders, provided however, that the stockholders must approve any amendment which increases the fixed maximum percentage of shares of common stock issuable pursuant to the Plan, reduces the exercise price of an Award held by a director, officer or ten percent stockholder or extends the term of an Award held by a director, officer or ten percent stockholder. Notwithstanding the foregoing, stockholder approval may still be necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 of the Exchange Act or any applicable stock exchange listing requirements. The Board may amend the Plan in any respect it deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith. Rights under any Award granted before amendment of the Plan cannot be impaired by any amendment of the Plan unless the Participant consents in writing. The Board is empowered to amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the applicable Participant consents in writing and further provided that the Board cannot amend the exercise price of an option, the Fair Market Value of an Award or extend the term of an option or Award without obtaining the approval of the stockholders if required by the rules of the TSX or any stock exchange upon which the common stock is listed.

Although non-cash compensation is utilized by us to prevent placing strains on liquidity, care is taken by management to avoid materially diluting investors.

In the event of a termination of continuous service (other than as a result of a change of control, as defined in the Plan), unvested stock options shall terminate and, with regard to vested stock options, the exercise period shall end on the earlier of the original expiration date or one year from the date continuous service terminates. Upon a change of control, all unvested stock options and unvested restricted stock grants immediately vest.

Employment Agreements

Capital Gold has entered into employment or engagements agreements with each of its named executive officers. The agreements provide for certain payments if the named executive officers are terminated without cause or leave Capital Gold due to a material breach of the employment agreement by Capital Gold. In connection with the employment/engagement agreements, Capital Gold also entered into change of control agreements with each of the named executive officers, which provides for certain payments upon a termination in connection with a change in control. Capital Gold believes this is in the best interest of the stockholders because it encourages the continued attention and dedication of the named executive officers during a change in control. These agreements are described in greater detail in the section entitled “Employment Agreements and Change in Control Agreements.”

On January 19, 2010, the Compensation Committee of the Board of Directors of Capital Gold approved a new employment agreement (the “Agreement”) for John Brownlie, its President, Chief Operating Officer and a Director. The term of the agreement is for three years commencing January 19, 2010, and will automatically extend for consecutive one-year terms unless Mr. Brownlie or we notify the other party that it does not wish to extend the Agreement. The Agreement provides for an initial base salary to Mr. Brownlie of $275 plus an immediate payment of $375 for reaching certain milestones. The Agreement provides for an additional payment of $375 upon the accomplishment of other goals. The Agreement also grants Mr. Brownlie 500,000 stock options. The exercise price of the stock options is $3.60 per share (per the Plan, the closing price on the Toronto Stock Exchange on the trading day immediately prior to the day of determination converted to U.S. Dollars). In the event of a termination of continuous service (other than as a result of a change of control, as defined in the Plan), unvested stock options shall terminate and, with regard to vested stock options, the exercise period shall be the lesser of the original expiration date or one year from the date continuous service terminates. Upon a change of control, all unvested stock options and unvested restricted stock grants immediately vest. Capital Gold utilized the Black-Scholes method to fair value the 500,000 options. For the six months ended January 31, 2010, Capital Gold recorded approximately $373 in equity compensation expense on the vested portion of these stock options. The grant date fair value of each stock option was $2.16. The stock options have a term of five years and vest as follows: one-third vested upon issuance and the balance vests on a one-third basis annually thereafter.

Tax and Accounting Implications

As part of its role, the Compensation Committee considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that Capital Gold may not deduct non-performance based compensation of more than $1 million that is paid to certain executives. The Compensation Committee has considered the $1 million limit for federal income tax purposes on deductible executive compensation that is not performance based and believes that the compensation paid is generally fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for Capital Gold’s executive officers.

Summary Compensation Table

The following tables set forth the total compensation paid to or earned by Capital Gold’s named executive officers for fiscal years ended July 31, 2009, 2008 and 2007, respectively (in thousands):

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compen- sation	Non- qualified Deferred Compen- sation Earnings	All Other Compen- sation ($)	Total ($)
Gifford A. Dieterle,	2009	$288	$188	$-	$142	$-	$-	$-	$618
Director, Chairman,	2008	$244	$325	$228	$168	$-	$-	$-	$965
Treasurer and CEO	2007	$180	$-	$-	$-	$-	$-	$-	$180

John Brownlie,	2009	$259	$188	$-	$142	$-	$-	$-	$589
Director, President	2008	$275	$318	$228	$168	$-	$-	$-	$989
and COO	2007	$150	$-	$225	$34	$-	$-	$-	$409

Jeffrey Pritchard,	2009	$224	$169	$-	$142	$-	$-	$-	$535
Executive Vice	2008	$189	$284	$228	$168	$-	$-	$-	$869
President (3)	2007	$120	$-	$-	$-	$-	$-	$-	$120

Christopher M.	2009	$201	$169	$-	$71	$-	$-	$-	$441
Chipman, CFO	2008	$189	$278	$228	$168	$-	$-	$-	$863
	2007	$118	$-	$-	$79	$-	$-	$-	$197

J. Scott Hazlitt,	2009	$155	$75	$-	$71	$-	$-	$-	$301
Vice President –	2008	$134	$141	$82	$118	$-	$-	$-	$475
Mine Development	2007	$105	$-	$-	$-	$-	$-	$-	$105

(1)
Amounts shown represent the fair value of Capital Gold’s stock on the date of grant and include amounts from restricted stock awards granted in fiscal 2008. Refer to Note 15 to Capital Gold’s Consolidated Financial Statements for a discussion of assumptions made in the valuation of restricted stock awards. During 2009, Stock Awards comprised of the vested portion of restricted stock awards issued during fiscal 2008. During fiscal 2008, restricted stock awards were comprised of: 1) 250,000 shares of restricted stock issued each to Gifford A. Dieterle, John Brownlie, Jeffrey Pritchard and Christopher M. Chipman as well as 75,000 shares of restricted stock issued to J. Scott Hazlitt at the fair value of Capital Gold’s stock on the date of grant of $0.63, 2) 100,000 shares of restricted stock issued each to Gifford A. Dieterle, John Brownlie, Jeffrey Pritchard and Christopher M. Chipman as well as 50,000 shares of restricted stock to J. Scott Hazlitt at the fair value of Capital Gold’s stock on the date of grant of $0.70. During fiscal 2007, restricted stock awards were comprised of 500,000 shares of restricted stock issued to John Brownlie at the fair value of Capital Gold’s stock on the date of grant of $0.45.

(2)
Amounts shown reflect amounts of option awards recognized for financial statement reporting purposes in accordance with ASC guidance for compensation—stock compensation, using the Black-Scholes option-pricing model and include amounts from stock option awards granted in fiscal 2008 and 2009. Refer to Note 15 to the Company’s Consolidated Financial Statements in Capital Gold’s annual report on Form 10-K filed with the SEC on October 14, 2009 for a discussion of assumptions made in the valuation of option awards. During fiscal 2009, option awards were comprised of: 1) 500,000 stock options issued each to Gifford A. Dieterle, John Brownlie and Jeffrey Pritchard at an exercise price of $0.49; and 2) 250,000 stock options issued to Christopher M. Chipman and J. Scott Hazlitt at an exercise price of $0.49 that vested during the period. During fiscal 2008, option awards were comprised of: 1) 500,000 stock options issued each to Gifford A. Dieterle, John Brownlie, Christopher M. Chipman and Jeffrey Pritchard at an exercise price of $0.63; 350,000 options issued to J. Scott Hazlitt at an exercise price of $0.63, 2) 150,000 stock options issued to John Brownlie at an exercise price of $0.34 that vested during the period. During fiscal 2007, option awards were comprised of: 1) 250,000 and 100,000 stock options issued to John Brownlie and Christopher M. Chipman, respectively, at an exercise price of $0.36, 2) 500,000 stock options issued to Christopher M. Chipman at an exercise price of $0.38.

(3)
On September 17, 2009, Capital Gold terminated Jeffrey W. Pritchard as Executive Vice President and Secretary without cause pursuant to a restructuring of its corporate investor relations functions. The termination was effective September 15, 2009. Mr. Pritchard also resigned as a Director effective September 29, 2009.

Grant of Plan Based Awards Table

The following table sets forth information with respect to option awards and restricted stock awards during the fiscal year ended July 31, 2009 to Capital Gold’s named executive officers:

Name	Grant Date	All Other Stock Awards(1) (#)	All Other Option Awards: Number Of Securities Underlying Options(1) (# )	Exercise or base price of award(2) ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3) ($)

Gifford A.	12/20/07	-	500,000	0.63	168,000
Dieterle	12/20/07	250,000	-	0.63	158,000
	7/17/08	100,000	-	0.70	70,000
	1/20/09	-	500,000	0.49	142,000

John	12/20/07	-	500,000	0.63	168,000
Brownlie	12/20/07	250,000	-	0.63	158,000
	7/17/08	100,000	-	0.70	70,000
	1/20/09	-	500,000	0.49	142,000

Jeffrey	12/20/07	-	500,000	0.63	168,000
Pritchard	12/20/07	250,000	-	0.63	158,000
	7/17/08	100,000	-	0.70	70,000
	1/20/09	-	500,000	0.49	142,000

Christopher	12/20/07	-	500,000	0.63	168,000
Chipman	12/20/07	250,000	-	0.63	158,000
	7/17/08	100,000	-	0.70	70,000
	1/20/09	-	250,000	0.49	71,000

J. Scott	12/20/07	-	350,000	0.63	118,000
Hazlitt	12/20/07	75,000	-	0.63	47,000
	7/17/08	50,000	-	0.70	35,000
	1/20/09	-	250,000	0.49	71,000

(1)	Refer to the Compensation Discussion and Analysis beginning on page 23 for a description of the terms of and criteria for making these awards.

(2)
Exercise price or base price of the awards (per the 2006 Equity Incentive Plan) are based upon the closing price on the Toronto Stock Exchange on the trading day immediately prior to the day of determination converted to U.S. Dollars.

(3)
Reflects the dollar amount Capital Gold would expense in its financial statements over the award vesting schedule recognized for financial reporting purposes in accordance with ASC guidance for compensation—stock compensation.  Assumptions used in the calculation of these amounts are included in Note 2 to Capital Gold’s Annual Report on Form 10-K, filed with the Securities Exchange Commission on October 14, 2009.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to outstanding options and restricted stock previously awarded to Capital Gold’s named executive officers as of July 31, 2009.

	Option Awards					Stock Awards
							Market
	Number of					Number of	Value of
	Securities	Number of				Shares or	Shares or
	Underlying	Securities				Units of	Units of
	Unexercised	Underlying	Option			Stock That	Stock That
	Options(1)	Unexercised	Exercise	Option	Option	Have	Have
	(#)	Options(2) (#)	Price	Grant	Expiration	Not Vested(3)	Not Vested
Name	Exercisable	Unexercisable	($)	Date	Date	(#)	($)(4)

Gifford A. Dieterle	250,000	250,000	$0.63	12/20/2007	12/20/2014
	250,000	250,000	$0.49	01/20/2009	01/20/2014
						115,525	$70,000

John Brownlie	250,000	250,000	$0.63	12/20/2007	12/20/2014
	250,000	250,000	$0.49	01/20/2009	01/20/2014
						115,525	$70,000

Jeffrey Pritchard	250,000	250,000	$0.63	12/20/2007	12/20/2014
	250,000	250,000	$0.49	01/20/2009	01/20/2014
						115,525	$70,000

Christopher M. Chipman	250,000	250,000	$0.63	12/20/2007	12/20/2014
	125,000	125,000	$0.49	01/20/2009	01/20/2014
						115,525	$70,000

J. Scott Hazlitt	175,000	175,000	$0.63	12/20/2007	12/20/2014
	125,000	125,000	$0.49	01/20/2009	01/20/2014
						34,658	$21,000

(1)	Stock options are generally granted one time per year.

(2)
Stock options issued on 12/20/07 vest at the rate of 20% upon grant date and 20% per year thereafter. Stock options issued on 1/20/09 vest at the rate of one-third upon issuance and the balance vest on a one-third basis annually thereafter.

(3)	Restricted stock vests equally over a three year period.

(4)	Assumes stock price of $0.61 the closing price on July 31, 2009.

Option Exercised and Stock Vested Table

The following table sets forth certain information concerning options exercised and the vesting of Capital Gold’s common stock during the fiscal year ended July 31, 2009.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value of Realized on Vesting ($) (e)
Gifford A. Dieterle, Director, Chairman, Treasurer and CEO	-	$-	83,333	$51,000
John Brownlie, Director, President and COO	100,000	$1,000	83,333	$51,000
Jeffrey Pritchard, Director and Executive Vice President	-	$-	83,333	$51,000
Christopher M. Chipman, CFO	555,729	$114,000	83,333	$51,000
J. Scott Hazlitt, Vice President – Mine Development	-	$-	25,000	$15,000

Employment Agreements and Change in Control Agreements

Capital Gold entered into employment agreements with Mr. Gifford Dieterle and engagement agreements with Mr. Christopher Chipman, Mr. John Brownlie and Mr. Scott Hazlitt. Capital Gold amended and restated each of the agreements effective January 1, 2009 to provide that each of the agreements expire on December 31, 2011 and automatically renew for successive one-year periods unless either party provides written notice of its intent not to review at least 30 days prior to the expiration of the then-current term, to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

Each of the agreements provide that the named executive officer is entitled to a base salary or base fee, payable in monthly installments, and to participate in any annual incentive bonus opportunity offered by Capital Gold. If Capital Gold awards bonuses, it must be paid within 90 days of the end of Capital Gold’s fiscal year for which the bonus is earned. If the named executive officer is terminated without cause, or terminates employment because of a material, uncured breach of the agreement by Capital Gold, the named executive officer is entitled to a pro rata portion of any bonus.

Each of the named executive officers has agreed to maintain the confidentiality of Capital Gold’s proprietary information. In addition, for 180 days following termination of employment (regardless of the reason for termination), each of the named executive officers has agreed not to compete with Capital Gold, solicit Capital Gold’s suppliers, vendors, business associates, independent consultants or employees, or make any disparaging remarks about Capital Gold.

If the named executive officer is terminated for “cause,” or the executive resigns, dies or becomes disabled, the executive is entitled only to the fees and reasonable and necessary business expenses incurred by him in connection with the agreement. Cause includes the failure or refusal to perform the services required under the agreement, a material breach by the executive of any term of the agreement, or the conviction of a crime that results in imprisonment or involves embezzlement, dishonesty, or activities injurious to Capital Gold or its reputation.

If the named executive officer is terminated without “cause” or leaves Capital Gold due to a material, uncured breach by Capital Gold of the agreement, the named executive officer is entitled a cash payment equal to the greater of the executive’s base salary or base rate in effect on the date of termination or the balance of the base salary or base rate remaining in the then current term of the agreement, payable in equal monthly installments. These payments will terminate if the executive breaches the confidentiality and non-competition provisions of the agreement.

On September 17, 2009, Capital Gold terminated Jeffrey W. Pritchard as Executive Vice President and Secretary of the Company without cause pursuant to a restructuring of its corporate investor relations functions. The termination was effective September 15, 2009. Mr. Pritchard also resigned as a Director effective September 29, 2009. As part of the settlement, Mr. Pritchard received a lump sum payment of approximately $426,000, and will receive an additional payment of approximately $65,000, if Mr. Pritchard fulfills certain terms of the termination agreement. Mr. Pritchard was entitled to change in control benefits should Capital Gold enter into a transaction as of December 31, 2009 with certain entities that would result in a “Change in Control” as defined in his Change in Control Agreement with Capital Gold. There was no such transaction as of this date.

On March 11, 2010, Capital Gold entered into an agreement with Gifford A. Dieterle, the Chief Executive Officer (“CEO”) of Capital Gold and Chairman of the Board, pursuant to which Mr. Dieterle resigned his position as CEO and Chairman of the Board, effective March 18, 2010. Pursuant to the agreement, Mr. Dieterle is to receive lump sum payments totaling approximately $376 in September 2010, and additional payments totaling approximately $288 during 2011. In addition, Mr. Dieterle will receive $100 in shares of Capital Gold's common stock in September 2010.

Change in Control Agreements

Capital Gold has entered into an Agreement Regarding Change in Control with each of the named executive officers. Capital Gold amended and restated each of the change in control agreements effective January 1, 2009 to provide that each of the agreements expire on December 31, 2011 and automatically renew for successive one-year periods unless Capital Gold provides written notice of its intent not to renew. However, if a change in control occurs during the term of the change in control agreements, the term shall continue through and terminate on the first anniversary of the date on which the change in control occurs. In addition, Capital Gold removed a provision that provided that, upon a change in control, the exercise of all outstanding options would decrease to $0.01.

Capital Gold believes it is essential to the best interests of the shareholders to foster the continuous efforts of its key management team during significant transactions such as a change in control. Capital Gold believes that there will likely be consolidation within its industry and believes it is important to incent its executives to remain with Capital Gold during any potential corporate transaction.

Each of the named executive officers are entitled to change in control benefits if their employment is terminated after a change in control either (1) by Capital Gold for any reason other than permanent disability or cause, as defined in the agreement, (2) by the executive for good reason, as defined in the agreement or, (3) by the executive for any reason during the 30 day period commencing on the first date which is six months after the date of the change in control. The named executive officers are also entitled to change in control benefits if a potential change in control (as defined below) occurs and Capital Gold terminates the executive’s employment for any reason other than due to permanent disability or cause.

The change in control benefits include a lump sum payment in an amount equal to three times (1) the executive’s base salary in effect on the date of the change in control, or, if greater, as in effect immediately prior to the change in control; and (2) the executive’s bonus award for the year immediately preceding the change in control. All unvested options immediately become vested. In addition, Capital Gold will pay for outplacement services and tax and financial counseling services through the end of the second tax year following termination. Each agreement also provides that the executive is entitled to a payment to make him whole for any federal excise tax imposed on change in control or severance payments received by him.

A “change of control” is deemed to occur on the earlier of (1) the date any person is or becomes the beneficial owner of securities representing 30% or more of the voting power of Capital Gold’s then outstanding securities; (2) the date on which the following individuals cease for any reason to constitute a majority of the number of directors then serving: (i) individuals who, as of the date of the change in control agreement, constitute the Board and (ii) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Capital Gold) whose appointment or election by the Board or nomination for election by Capital Gold’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date of the change of control agreement or whose appointment, election or nomination for election was previously so approved or recommended; (3) the consummation of a Amalgamation or consolidation of Capital Gold or any direct or indirect subsidiary with another entity, other than a transaction where the individuals serving on the board of directors constitute at least a majority of the combined entity and the outstanding securities continue to represent at least 50% of the combined voting power of the combined entity or a transaction to effect a recapitalization of Capital Gold where no person is or becomes the holder of securities representing 30% or more of the combined voting power; (4) the approval by the stockholders of Capital Gold or a plan of complete liquidation or dissolution of Capital Gold; or (5) the sale or disposition or all or substantially all of Capital Gold’s assets, other than a sale or disposition to an entity of which 50% the combined voting power is held by Capital Gold’s stockholders.

However, a change in control will not be deemed to occur if the record holders of Capital Gold’s stock continue to have substantially the same proportionate ownership of Capital Gold following such transaction or series of transactions.

A “potential change in control” occurs when (1) Capital Gold enters into an agreement, the consummation of which would result in a change in control; (2) a person publicly announces an intention to take or to consider taking actions, the consummation of which would result in a change in control, which announcement has not been rescinded; (3) a person becomes the beneficial owner of securities representing 20% or more of outstanding shares of common stock of Capital Gold or the combined voting power of its then outstanding securities; or (4) the Board adopts a resolution that a potential change in control exists, which resolution has not been modified.

Potential Payments upon Termination

The table at the end of this section describes the estimated potential payments upon termination or change in control of Capital Gold for the Named Executive Officers based upon the agreements that were then in effect. The table assumes that the termination or change in control occurred on July 31, 2009. Capital Gold amended and restated each of the executive’s agreements effective January 1, 2009 to provide that each of the agreements expire on December 31, 2011. The following disclosure information reflects the terms of our agreements with the Named Executive Officers currently in effect rather than those in effect on July 31, 2009 which the table is based upon. Please refer to “Employment Agreements and Change in Control Agreements” section above for more details on the provisions within these agreements. The actual amounts to be paid can only be determined at the time of such executive’s separation from Capital Gold.

Retirement Benefits

Capital Gold currently does not offer any employee benefit plans to all employees.

Voluntary Termination or Expiration of Agreement

A Named Executive Officer would receive no payments or other benefits upon voluntary termination or the expiration of his agreement, except for accrued base salary or fees, vacation time or any reasonable and necessary business expenses incurred in connection with his duties prior to termination.

Termination Without Cause

Capital Gold provides for benefits in the case of termination without cause based upon an amount equal to the greater of a Named Executive Officer’s base annual salary or fees in effect upon the date of termination or the balance of the base salary or fees remaining in the then current term of the Named Executive Officer’s agreement. Please see the Employment Agreements and Change of Control Agreement section above beginning on page 33 for a description of the terms of these agreements. Each Named Executive Officer also is entitled to accrued base salary or fees, vacation time or any reasonable and necessary business expenses incurred in connection with his duties prior to termination. In the event that a Named Executive Officer’s employment terminates without cause prior to the last day of the fiscal year for which the bonus applies, he will be entitled to a bonus prorated for the period from the beginning of that fiscal year to the date of termination.

Termination for Cause

No additional benefits are payable to any Named Executive Officer in any case of termination for cause other than accrued base salary or fees, vacation time and any reasonable and necessary business expenses incurred in connection with his duties prior to termination. Capital Gold generally defines cause as: (a) failure or refusal to perform the services required; (b) a material breach by the Named Executive Officer of any of the terms of their applicable agreement; or (c) conviction of a crime that either results in imprisonment or involves embezzlement, dishonesty, or activities injurious to Capital Gold or its reputation.

Change in Control

Capital Gold’s 2006 Equity Incentive Plan provides for immediate vesting of unvested restricted stock and stock options upon a change in control of Capital Gold. Capital Gold also provides change of control benefits to its Named Executive Officers pursuant to Change in Control agreements. These Agreements run through December 31, 2011 and automatically renew for one year periods thereafter, unless Capital Gold notifies the executive prior to any extension date that the agreement term is not being extended. A change of control is generally defined as:

1)	The date any person acquires beneficial ownership of 30% or more, directly or indirectly, of the combined voting power of the then outstanding securities of Capital Gold entitled to vote; or

2)
The date on which the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date of the Change In Control Agreement, constitute the Board and any new director (other than one whose initial assumption of office in connection with an actual or threatened election contest) whose appointment or election by the Board or nomination for election by Capital Gold’s stockholders was approved or recommended by a vote of at least 2/3 of the directors then still in office who either were directors on the date of the Change In Control Agreement or whose appointment, election or nomination for election was previously so approved or recommended; or

3)
The date on which there is consummated a merger or consolidation of Capital Gold or any direct or indirect subsidiary of it with any other corporation or other entity, other than (i) a merger or consolidation (A) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of Capital Gold, the entity surviving such merger or consolidation or, if Capital Gold or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof and (B) which results in the voting securities of Capital Gold outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Capital Gold or any subsidiary of it, at least 50% of the combined voting power of the securities of Capital Gold or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Capital Gold (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Capital Gold representing 30% or more of the combined voting power of Capital Gold’s then outstanding securities; or

4)
The date on which the stockholders of Capital Gold approve a plan of complete liquidation or dissolution of it or there is consummated an agreement for the sale or disposition by Capital Gold of all or substantially all of its assets, other than a sale or disposition by Capital Gold of all or substantially all of its assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of Capital Gold, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Capital Gold or any subsidiary of it, in substantially the same proportions as their ownership of Capital Gold immediately prior to such sale.

Change of Control Benefits

The Named Executive Officers shall be entitled to change in control benefits if their engagement by Capital Gold is terminated during their applicable agreement term but after a Change in Control (i) by Capital Gold for any reason other than permanent disability or cause, (ii) by the Named Executive Officer for good reason or (iii) by the Named Executive Officer for any reason during the 30-day period commencing on the first date which is six months after the date of the Change in Control. Capital Gold defines good reason as any of the following without the executive’s prior consent: (a) a significant adverse change in the nature, scope or status of the executive’s position, authorities or services from those in effect immediately prior to the Change in Control; (b) the failure by Capital Gold to pay the executive any portion of the executive’s current compensation; (c) a reduction in the executive’s annual base compensation (or a material change in the frequency of payment) as in effect immediately prior to the Change in Control; (d) the failure by Capital Gold to award the Executive an annual bonus in any year which is at least equal to the annual bonus awarded to the Executive for the year immediately preceding the year of the Change in Control; (e) the failure by Capital Gold to award the Executive equity-based incentive compensation (such as stock options, shares of restricted stock, or other equity-based compensation) on a periodic basis consistent with Capital Gold’s practices with respect to timing, value and terms prior to the Change in Control; (f) the failure of Capital Gold to award the Executive incentive compensation of any nature based on attained milestones when such milestones are attained; or (g) the failure of Capital Gold to obtain a satisfactory agreement from any successor to it to assume and agree to perform the Change In Control agreement.

If an executive is eligible for termination benefits under the Change of Control provisions within such executive’s agreement, the executive is entitled to, in addition to any amounts he is entitled to under his employment agreement:

•	an amount equal to three times the executive’s base salary or fees in effect on the date of the Change in Control or, if greater, as in effect immediately prior to the date of termination;

•	an amount equal to three times the executive’s bonus award for the year immediately preceding the year of the Change in Control;

•	all unvested Capital Gold options shall immediately become vested, and any exercise must occur no later than March 15 of the calendar year after the date of termination;

•
outplacement services and tax and financial counseling suitable to such executive’s position through the end of the second taxable year after the taxable year of his or her separation from service with Capital Gold (or earlier if such executive gains employment); and

•	certain gross-up payments for excise taxes on the change of control payment.

Death

Upon the death of a Named Executive Officer, his agreement terminates. Capital Gold will pay the executive’s estate or beneficiary, as applicable, all accrued base salary, all accrued vacation time and any reasonable and necessary business expenses incurred by executive in connection with his duties, all to the date of termination.

Disability

Capital Gold can terminate a Named Executive Officer’s employment if such executive is disabled, generally upon at least thirty 30 days’ written notice. For most of the Named Executive Officers, disability means that he is prevented by illness, accident or other disability (mental or physical) from performing the essential functions of the position for one or more periods cumulatively totaling three months during any consecutive 12 month period. For Messrs. Brownlie and Chipman, disability means either executive’s inability effectively to substantially provide their services by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. In the event the executive’s agreement is terminated, Capital Gold shall pay to the executive all accrued base salary or fees, all accrued vacation time and any reasonable and necessary business expenses incurred by him in connection with his duties, all to the date of termination. In addition, if Messrs. Dieterle, Pritchard or Hazlitt is terminated due to their disability, Capital Gold shall pay to them severance payments in an amount equal to one month of their respective base annual salaries.

Termination by the Named Executive Officer Due to Material Breach by Company

The Named Executive Officer can terminate his agreement due to a material breach of such agreement by Capital Gold upon 30 days written notice specifying the breach, and failure of Capital Gold to either (i) cure or diligently commence to cure the breach within the 30-day notice period, or (ii) dispute in good faith the existence of the material breach. In the event of such a termination, the Named Executive Officer is entitled to the same termination benefits described in “Termination Without Cause” above.

Accelerated Vesting of Restricted Stock and Stock Options

The amounts shown below assume vesting as of July 31, 2009 of restricted stock or stock options at the year-end closing price of $0.61.

280G Tax Gross-Up

Upon a change in control of Capital Gold, our executives may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. Capital Gold has agreed to reimburse our executives for all excise taxes that are imposed on the executive under Section 280G. Any 280G tax gross-up amounts reflected in the tables below assume that such executive is entitled to a full reimbursement by Capital Gold of any (a) excise taxes that are imposed on the executive as a result of the change in control, (b) any income and excise taxes imposed on the executive as a result of Capital Gold’s reimbursement of the excise tax amount, and (c) any additional income taxes and excise taxes that are imposed on the executive as a result of Capital Gold’s reimbursement of the executive for any excise or income taxes. The calculation of the 280G gross-up amount in the tables below is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 6.85% state income tax rate.

For purposes of the Section 280G calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a non-competition agreement.

Name	Termination WithoutCause (1) ($)	Change in Control ($)	Death ($)	Disability ($)

Gifford A. Dieterle (2)
Base Benefit	694,792	-	-	-
Bonus	-	-	-	-
Change in Control Payment	-	1,425,000	-	-
Accelerated Vesting of Restricted Stock	-	70,000	-	-
Accelerated Vesting of Stock Options	-	25,000	-	-
Disability Coverage	-	-	-	23,958
Outplacement Services	-	10,000	-	-
280G Tax Gross-Up	-	698,458	-	-

Total	694,792	2,228,458	-	23,958

John Brownlie
Base Benefit	625,313	-	-	-
Bonus	-	-	-	-
Change in Control Payment	-	1,338,750	-	-
Accelerated Vesting of Restricted Stock	-	70,000	-	-
Accelerated Vesting of Stock Options	-	25,000	-	-
Disability Coverage	-	-	-	-
Outplacement Services	-	10,000	-	-
280G Tax Gross-Up	-	588,033	-	-

Total	625,313	2,031,783	-	-

Christopher M. Chipman
Base Benefit	486,354	-	-	-
Bonus	-	-	-	-
Change in Control Payment	-	1,110,000	-	-
Accelerated Vesting of Restricted Stock	-	70,000	-	-
Accelerated Vesting of Stock Options	-	10,000	-	-
Disability Coverage	-	-	-	-
Outplacement Services	-	10,000	-	-
280G Tax Gross-Up	-	475,543	-	-

Total	486,354	1,675,543	-	-

J. Scott Hazlitt
Base Benefit	375,188	-	-	-
Bonus	-	-	-	-
Change in Control Payment	-	690,750	-	-
Accelerated Vesting of Restricted Stock	-	21,000	-	-
Accelerated Vesting of Stock Options	-	11,500	-	-
Disability Coverage	-	-	-	12,938
Outplacement Services	-	10,000	-	-
280G Tax Gross-Up	-	303,256	-	-

Total	375,188	1,036,506	-	12,938

(1)
Termination without cause payments for Named Executives Officers were based upon employment and engagement agreements in effect as of July 31, 2009.  All Named Executive Officers were eligible to receive a cash payment equal to the greater of (i) the executive’s base salary or base rate in effect on the date of termination or (ii) the balance of the base salary or base rate remaining in the then current term of the agreement.

(2)	On March 18, 2010, Gifford A. Dieterle resigned as a Chairman of the Board and CEO, and therefore, no longer subject to change of control benefits.

Compensation Committee Report

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Annual Report with management.  Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the our Annual Report on Form 10-K for the fiscal year ended July 31, 2009 for filing with the SEC.

COMPENSATION COMMITTEE
John W. Cutler, Committee Chairman
Leonard J. Sojka
Stephen M. Cooper

The foregoing Compensation Committee report shall not be deemed incorporated by reference into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate this report by reference into such filings.

Audit Committee Report

The primary responsibility of the Audit Committee (the “Committee”) is to assist the Board of Directors in discharging its oversight responsibilities with respect to financial matters and compliance with laws and regulations. The primary methods used by the Committee to fulfill its responsibility with respect to financial matters are:

•	To appoint, evaluate, and, as the Committee may deem appropriate, terminate and replace Capital Gold’s independent registered public accountants;

•	To monitor the independence of Capital Gold’s independent registered public accountants;

•	To determine the compensation of Capital Gold’s independent registered public accountants;

•	To pre-approve any audit services, and any non-audit services permitted under applicable law, to be performed by Capital Gold’s independent registered public accountants;

•	To review Capital Gold’s risk exposures, the adequacy of related controls and policies with respect to risk assessment and risk management;

•	To monitor the integrity of Capital Gold’s financial reporting processes and systems of control regarding finance, accounting, legal compliance and information systems; and

•	To facilitate and maintain an open avenue of communication among the Board of Directors, management and Capital Gold’s independent registered public accountants.

In discharging its responsibilities relating to internal controls, accounting and financial reporting policies and auditing practices, the Committee discussed with Capital Gold’s independent registered public accountants, Wolinetz, Lafazan & Company, P.C., the overall scope and process for its audit. The Committee has met with Wolinetz, Lafazan & Company, P.C., with and without management present, to discuss the results of its examinations and the overall quality of Capital Gold’s financial reporting.

The Committee has discussed with Wolinetz, Lafazan & Company, P.C. its judgments about the quality, in addition to the acceptability, of the Capital Gold’s accounting principles as applied in Capital Gold’s financial reporting, as required by Statement on Auditing Standards No. 90 “Communications with Audit Committees.”

The Committee also has received a letter from Wolinetz, Lafazan & Company, P.C. that is required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Wolinetz, Lafazan & Company, P.C. their independence.

The Committee has met and held discussions with management. The Committee has reviewed and discussed with management Capital Gold’s audited consolidated financial statements as of and for the fiscal years ended July 31, 2009 and 2008.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Capital Gold’s Annual Report for the year ended July 31, 2009.

This report is respectfully submitted by the members of the Audit Committee of the Board of Directors.

AUDIT COMMITTEE
Leonard J. Sojka, Committee Chairman
John W. Cutler
Stephen M. Cooper

Change of Auditors

As a result of a review process undertaken by the Audit Committee of the Board of Directors (the “Audit Committee”) of Capital Gold Corporation (the “Company”), on January 19, 2010, the Company notified Wolinetz, Lafazan & Company, P.C. (“Wolinetz”) that it was dismissed as the Company’s independent registered public accounting firm. The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by Wolinetz.

The reports of Wolinetz on the Company’s financial statements for the fiscal years ended July 31, 2009 and 2008 contained no adverse opinion or disclaimer of opinion, were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended July 31, 2009 and 2008, and through January 19, 2010, there have been no disagreements with Wolinetz on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of Wolinetz, would have caused Wolinetz to make reference thereto in its reports on the financial statements.

The Company has engaged BDO Seidman, LLP (“BDO”) as its new independent registered public accounting firm as of January 22, 2010. During the fiscal years ended July 31, 2009 and 2008, and through January 22, 2010, the Company did not consult with BDO regarding any of the matters described in Item 304(a)(2)(i) and (ii) of Regulation S-K. In deciding to select BDO, the Audit Committee reviewed auditor independence issues and existing commercial relationships with BDO and concluded that BDO has no commercial relationship with the Company that would impair its independence.

Beneficial Ownership of Capital Gold’s Securities

The following table sets forth as of March 29, 2010, the number and percentage of outstanding shares of Common Stock beneficially owned by:

•	Each person, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of our issued and outstanding Common Stock;
•	Each of our Directors and the Named Executives; and
•	All of our officers and Directors as a group.

As of the foregoing date, there were no other persons, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of the issued and outstanding Common Stock.

This table is based upon information supplied by Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission, and information obtained from our directors and named executives. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days of March 29, 2010. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named in the table, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, Capital Gold believes, based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares Common Stock which they beneficially own. Unless otherwise noted, the address of each of the principal stockholders is care of us at 76 Beaver Street, 14th floor, New York, NY10005.

	Pre-Transaction			Post-Transaction
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Approximate Percentage Beneficial Ownership (1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Beneficial Ownership

Sprott Asset Management, Inc.	7,534,250		15.5%	7,534,250	12.4%
Suite 2700, South Tower
Royal Bank Plaza
Toronto, ON M5J 2J1
Canada

Van Eck Associates Corporation	4,193,000	(2)	8.6%	4,193,000	6.9%
335 Madison Ave., 19th Flr
New York, NY 10017

Sprott Canadian Equity Fund	2,884,275		5.9%	2,884,275	4.8%
Suite 2700, South Tower
Royal Bank Plaza
Toronto, ON M5J 2J1
Canada

John Brownlie*	981,125	(3)	2.0%	981,125	1.6%
6040 Puma Ridge
Littleton, CO 80124

Christopher M. Chipman*	312,500	(3)	**	312,500	**
826 Fayette Street
Conshohocken, PA 19428

Scott Hazlitt*	437,500	(3)	**	437,500	**
9428 W. Highway 50
Salida, CO 81201

Leonard J. Sojka*	56,585	(3)	**	56,585	**
1460 Spring Valley Road
Golden Valley, MN 55422

John W. Cutler*	68,950	(3)	**	68,950	**
4190 Lively Lane
Dallas, TX

Stephen M. Cooper*	51,815	(3)	**	51,815	**
10475 Park Meadows Drive
Suite 600
Lone Tree, CO 80124

All Officers and Directors as a Group (6 persons)	1,908,475	(3)	3.8%	1,908,475	3.1%
* Officer and/or Director of Capital Gold Corporation
** Less than 1%

(1)	Based upon 48,497,173 shares issued and outstanding as of March 29, 2010.
(2)	Represents shares held within mutual funds and other client accounts managed by Van Eck Associates Corporation, none of which owns more than 5% of Capital Gold’s outstanding shares of Common Stock.
(3)
For Messrs. Brownlie, Chipman and Hazlitt includes, respectively, 750,000 shares, 187,500 shares and 150,000 shares issuable upon exercise of options. For Messrs. Sojka, Cutler and Cooper includes 50,000 shares each issuable upon exercise of options.

(4)	Based upon 60,596,308 shares issued and outstanding post-transaction shares issued upon consummation of the business combination with Nayarit.

Interest of Capital Gold’s Stockholders in the Transaction

Upon consummation of the Business Combination, the current holders of Capital Gold common stock will hold approximately 80.03% of Capital Gold’s common stock assuming (i) no holders of Nayarit common stock exercise their dissenters’ rights; and (ii) no holder of Capital Gold or Nayarit stock options or warrants exercise any of such options or warrants.

Certain Relationships and Related Transactions of Capital Gold

In August 2002, Capital Gold purchased marketable equity securities of a related company. Capital Gold recorded approximately $6,000, $6,000 and $9,000 in expense reimbursements including office rent from this entity for the years ended July 31, 2009, 2008 and 2007, respectively (see Notes 3 and 11 to the Notes to the Consolidated Financial Statements of Capital Gold).

Capital Gold utilizes Caborca Industrial, a Mexican corporation that is 100% owned by Gifford A. Dieterle, Capital Gold’s Chief Executive Officer, and Jeffrey W. Pritchard, Capital Gold’s former Executive Vice President, for mining support services. These services include but are not limited to the payment of mining salaries and related costs. Caborca Industrial bills us for these services at slightly above cost. Mining expenses charged by Caborca Industrial and eliminated upon consolidation amounted to approximately $4,767,000, $3,775,000 and $702,000 for the years ended July 31, 2009, 2008 and 2007, respectively.

During the years ended July 31, 2009, 2008 and 2007, Capital Gold paid Jack Everett, its former Vice President, Exploration and Director, consulting fees of $0, $100,000 and $0, respectively. In addition, this individual earned wages of $120,000 during the year ended July 31, 2007. During the years ended July 31, 2009, 2008 and 2007, Capital Gold paid Robert Roningen, a director, legal and consulting fees of $8,000, $35,000 and $24,000, respectively.

Certain Relationships and Related Transactions with Nayarit

None.

Description of Securities of Capital Gold

Capital Gold’s authorized capital stock consists of 75,000,000 shares of stock, $.0001 par value. 48,497,173 shares of common stock were issued and outstanding as of the date of this joint proxy statement/prospectus. The following description summarizes the material terms of Capital Gold’s share capital. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our certificate of incorporation, as amended, which are exhibits to the registration statement of which this joint proxy statement/prospectus is a part, and to the applicable provisions of the DGCL.

On January 25, 2010, Capital Gold effected a reverse stock split, with every four (4) shares of common stock issued and outstanding being converted into one (1) share of common stock to meet minimum share price requirements in connection with its NYSE AMEX listing application. The reverse split was originally approved by stockholders at the Annual Meeting of Stockholders held on October 31, 2008 and subsequently ratified by stockholders at the recent Annual Meeting of Stockholders held on January 19, 2010. No fractional common shares were issued in connection with the reverse split. A holder of Capital Gold common stock, who otherwise would have been entitled to receive a fractional share as a result of the reverse split, will receive an amount in cash equal to US$ multiplied by such fractional entitlement.

Common Stock

Shares of Capital Gold’s common stock are entitled to one vote per share, either in person or by proxy, on all matters that may be voted upon by the owners of Capital Gold’s shares at meetings of its stockholders. There is no provision for cumulative voting with respect to the election of directors by the holders of common stock. Therefore, the holders of more than 50% of Capital Gold’s shares of outstanding common stock can, if they choose to do so, elect all of Capital Gold’s directors. In this event, the holders of the remaining shares of common stock will not be able to elect any directors.

The holders of Capital Gold common stock:

•	have equal rights to dividends from funds legally available therefore, when and if declared by Capital Gold’s Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of Capital Gold’s affairs; and

•	do not have preemptive rights, conversion rights, or redemption of sinking fund provisions.

Anti-Takeover Provisions

Capital Gold is subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to exceptions, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “Business Combination” with an “interested stockholder” for a period of three years from the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained this status with the approval of the board of directors or unless the Business Combination is approved in a prescribed manner. A “Business Combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Provisions of Capital Gold’s certificate of incorporation and bylaws also may make it more difficult to acquire control of Capital Gold.

Capital Gold’s amended by-laws: (i) require stockholders that seek to bring business before a meeting of stockholders, including nominations of candidates for election as directors, to provide notice of such business to Capital Gold, and certain other information, within a specified period prior to the meeting; (ii) authorize the Board of Directors to determine the record date applicable to any proposed stockholder action to be taken by written consent without a meeting, and require Capital Gold to appoint an independent inspector to the review the validity and sufficiency of any consents received in connection with any such proposed action; and (iii) do not permit stockholders to call special stockholders' meetings.

These provisions may make it more difficult for someone to acquire control of Capital Gold or for Capital Gold’s stockholders to remove existing management, and might discourage a third party from offering to acquire Capital Gold, even if a change in control or in management would be beneficial to Capital Gold’s stockholders. In addition, the foregoing provisions could deprive stockholders of the opportunity to realize a premium on the shares of common stock owned by them.

Transfer Agent and Warrant Agent

The transfer agent for Capital Gold’s shares is American Stock Transfer & Trust Company. The address of the transfer agent is 59 Maiden Lane, Plaza Level, New York, New York 10038.

Price Range of Capital Gold Shares and Dividend Policy

Shares of Capital Gold’s common stock have been listed for trading on the NYSE AMEX since February 2, 2010 under the symbol “CGC.” Prior to that date the common stock was quoted on the OTC Bulletin Board under the symbol “CGLD.”

The table below sets forth, for the fiscal quarters indicated, the high and low closing prices of Capital Gold’s shares of common stock as reported on the NYSE AMEX or the OTCBB, as applicable. All prices have been adjusted to reflect the 4 for 1 reverse stock split Capital Gold effected on January 25, 2010.

	Common Stock
Quarter Ended	High	Low
	USD$	USD$
January 31, 2010	$4.24	$2.94
October 31, 2009	3.12	2.36
July 31, 2009	2.88	2.12
April 30, 2009	2.84	2.08
January 31, 2009	2.52	1.20
October 31, 2008	2.60	1.08
July 31, 2008	2.80	1.08
April 30, 2008	3.12	2.48

Capital Gold’s common stock also trades on the Toronto Stock Exchange under the symbol “CGC.”  All share prices have been reflected in Canadian dollars as the Toronto Stock Exchange is quoted in Canadian dollars. The high and low closing prices for its common stock for the fiscal quarters indicated below, adjusted for the reverse stock split are as follows:

	Common Stock
Quarter Ended	High	Low
	CDN$	CDN$
January 31, 2010	$4.40	$3.12
October 31, 2009	3.32	2.56
July 31, 2009	3.16	2.48
April 30, 2009	3.60	2.52
January 31, 2009	3.04	1.40
October 31, 2008	2.72	1.28
July 31, 2008	2.84	2.40
April 30, 2008	3.32	2.48

On February 10, 2010, the business day before the public announcement of the execution of the Business Combination Agreement, the high and low sale prices of shares of Capital Gold’s common stock reported on the NYSE AMEX were USD $3.70 and USD $3.48, respectively. On the same trading day, the high and low sale prices of shares of Capital Gold common stock as reported on the Toronto Stock Exchange were CDN $3.74 and CDN $3.71, respectively. On the record date, Capital Gold’s common stock closed at $[     ] on the NYSE AMEX and CDN $[      ] on the TSX. Capital Gold and Nayarit stockholders are advised to obtain current market quotations for Capital Gold common stock as well as Nayarit common stock.  The market price of Capital Gold common stock and Nayarit common stock will fluctuate between the date of this joint proxy statement/prospectus and the completion of the Business Combination.  No assurance can be given relating to the market price of Capital Gold common stock before or after the effective time of the Business Combination.

As of the record date, there were [     ] holders of record of Capital Gold’s common stock.

Dividend Policy

Capital Gold has not paid any dividends on its common stock to date. The payment of dividends in the future will depend on Capital Gold’s financial status and contemplated financial requirements. The payment of any dividends will be within the discretion of Capital Gold’s Board of Directors. It is the present intention of the board of directors to retain any earnings for use in business operations and, accordingly, Capital Gold does not anticipate the board of directors declaring any dividends in the foreseeable future.

INFORMATION ABOUT NAYARIT

Name and Incorporation

Nayarit Gold Inc. (“Nayarit”) was amalgamated pursuant to the laws of Ontario on May 2, 2005. Its business as currently constituted, began as of that date.

The registered office of Nayarit is located at 76 Temple Terrace, Suite 150, Lower Sackville, Nova Scotia B4C 0A7. The principal office of Nayarit Gold is located at 76 Temple Terrace, Suite 150, Lower Sackville, Nova Scotia B4C 0A7.

Intercorporate Relationships

Nayarit has one wholly-owned subsidiary, being Nayarit Gold de Mexico S.A. de C.V., a private Mexican company incorporated on April 1, 2004. The following diagram illustrates the inter-corporate relationships of Nayarit:

Description of Business

Nayarit is a junior mineral exploration company that was incorporated in November, 2003 and became a public company by virtue of its amalgamation with Canhorn Chemical Corporation on May 2, 2005. Management's strategy for building Nayarit into a profitable resource company and maximizing stockholder value is through successful exploration, focusing on cost-effective examination and early drill testing of high quality precious metal targets within prolific mining districts in Mexico.

Nayarit is exploring its Orion Gold Project in the State of Nayarit, Mexico. The original exploration focus was on the known mineralization of the La Estrella property, one of the original properties making up the Orion Gold Project. With expansion of the property area by almost 1200% in 2005 and 2006, other targets were identified and the strategy has taken on more of a district approach. A reconnaissance drill program initiated in 2007 throughout a small portion of the northern area in the concession resulted in the discovery of the Animas System, which was the focus of Nayarit's diamond drill program.

Property Description and Location

The Orion Project lies in the prolific Sierra Madre Occidental, which hosts numerous multi-million ounce gold-silver deposits. The Orion Project is one of the larger contiguous concessions in the Sierra Madre, composed of 104,500ha. The Orion Project is located on the SE flank of the Sierra Madre, about 125km south of the famous Tayoltita district which has reserves reported to be +20 million gold equivalent ounces.

The concessions are located approximately 110km north–northwest of Tepic, state capital of Nayarit, México, 150km southeast of Mazatlan, Sinaloa. The Orion Project is located 13 km south–southeast of the town of Acaponeta, Nayarit, in the Motaje Mining District as identified by the Servicio Geologico Mexicano (formerly the Consejo de Recursos Minerales).

Figure 1. Concessions outlined on Nayarit State.

Royalties, Agreements and Encumbrances

Nayarit Gold de Mexico, S.A. de C.V. (“Nayarit Mexico”) has the exclusive right to explore and, as the case may be, exploit the “La Estrella” (title 196009) mining concession, in accordance with the terms of an exploration agreement (the “Exploration Agreement”) dated November 28, 2003 which was entered into by and between Mr. Adrian Evodio Prado Gomez and Minera Portree de Zacatecas, S.A. de C.V., which conveyed its rights to Nayarit Mexico in accordance with the terms of a Conveyance Agreement dated May 20, 2004 (the “Conveyance Agreement”) and amendments thereto dated May 17, 2004, July 29, 2004, November 28, 2007, November 28, 2008 and a letter of intent for a new amendment dated December 4, 2009 (the “Estrella Amendments”).

For the exploration rights of La Estrella as described above, Nayarit Mexico has paid up to date the amount of US$525,000 plus applicable Value Added Tax, and shall pay the following amounts in the dates indicated below, after which payment, Nayarit Mexico will acquire 100% interest to La Estrella concession:

(i)	US$25,000 plus applicable Value Added Tax, in June 8, 2010;

(ii)	US$100,000 plus applicable Value Added Tax, in December 8, 2010;

(iii)	US$100,000 plus applicable Value Added Tax, in June 8, 2011;

(iv)	US$175,000 plus applicable Value Added Tax, in December 8; 2011

(v)	US$175,000 plus applicable Value Added Tax, in June 8, 2012; and

(vi)	US$350,000 plus applicable Value Added Tax, in December 8, 2012.

The Exploration Agreement and Amendments thereto may be terminated by Nayarit Mexico at any time through a written communication addressed to Prado.

Nayarit Mexico has the unlimited right to explore the following mining concessions (“Huajicari Concessions”), in accordance with the terms of and Exploration and Assignment Option Agreement of Mining Concessions (the “Option Agreement”) dated May 8, 2008, which was entered into by and between Compañía Minera Huajicari, S.A. de C.V. (“Huajicari”) and Nayarit Mexico and amendment thereto, dated December 10, 2009:
CLAIM	TITLE NUMBER
“San Juan Fracc. I”	205392
“San Juan Fracc. II”	205393
“San Francisco Tres”	203136
“San Juan I”	221365
“Isis”	214395
“San Miguel”	224392
The term granted to Nayarit Mexico for the exploration of the abovementioned mining is of 2 years commencing as of the date of execution of the Option Agreement but Nayarit Mexico may terminate the agreement at any time through a written communication addressed to Huajicari.
Nayarit Mexico has the option to acquire 100% interest to the Huajicari Concessions at any time as of the date of execution of the Option Agreement, provided it complies with the obligations set forth in the Option Agreement. Nayarit Gold Inc. purchased the Orion Concession by Asset Purchase Agreement dated January 30, 2004. With respect to the Orión concession, Nayarit has granted a 3.5 percent net smelter return royalty payable to Belitung Limited, an Ontario incorporated company. Nayarit may purchase the royalty outright at any time for CDN$250,000 in cash or non-assessable common shares. In addition, Nayarit is also subject to a net profits interest on Orión of 10% payable to a previous property owner.

All of the mining concessions owned by Nayarit are in full force and effect, and free of any liens or encumbrances whatsoever.

Table: Mining Concessions Controlled by Nayarit Gold de Mexico, SA de CV

Concession Name	Title	File No.	Owner	Surface (ha)
BONANZA I	227603	6923	NAYARIT GOLD DE MÉXICO SA de CV	200.00
EL DORADO	228887	7013	NAYARIT GOLD DE MÉXICO SA de CV	23,001.85
EL MAGNIFICO	221592	6758	NAYARIT GOLD DE MÉXICO SA de CV	7,595.74
EL MAGNIFICO F-I	221588	6758	NAYARIT GOLD DE MÉXICO SA de CV	6.90
EL MAGNIFICO F-II	221589	6758	NAYARIT GOLD DE MÉXICO SA de CV	32.00
EL MAGNIFICO F-III	221590	6758	NAYARIT GOLD DE MÉXICO SA de CV	6.96
EL MAGNIFICO F-IV	221591	6758	NAYARIT GOLD DE MÉXICO SA de CV	8.84
GROSS F I	228826	7002	NAYARIT GOLD DE MÉXICO SA de CV	67,148.77
GROSS F- II	228827	7002	NAYARIT GOLD DE MÉXICO SA de CV	16.00
ORION	205616	6253	NAYARIT GOLD DE MÉXICO SA de CV	527.50
REESE	227775	6980	NAYARIT GOLD DE MÉXICO SA de CV	3,104.29
SAN JUAN I	221365	3/1/639	COMPAÑIA MINERA HUAJICARI SA de CV	45.63
SAN FRANCISCO 3	203136	3/1.3/243	COMPAÑIA MINERA HUAJICARI SA de CV	32.75
SAN JUAN F - II	205393	6250	COMPAÑIA MINERA HUAJICARI SA de CV	0.81
ISIS	214395	6617	COMPAÑIA MINERA HUAJICARI SA de CV	101.34
SAN JUAN F-I	205392	6250	COMPAÑIA MINERA HUAJICARI SA de CV	1,339.01
SAN MIGUEL	224392	3/1/723	COMPAÑIA MINERA HUAJICARI SA de CV	1,177.38
LA ESTRELLA	196009	3/1.3/232	ADRIAN EVODIO PRADO GÓMEZ	146.35

Environmental Liabilities and Permitting

Nayarit Gold has initiated the generation of an environmental impact assessment (the “EIA”) which is substantially complete. There are no known environmental liabilities on the Concession.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

Access to Property

Access to the Orion Project site is from Tepic, state capital of Nayarit, Mexico via 220km of multi-lane paved toll road to Acaponeta near the Nayarit–Sinaloa state border. Primary access to the Orion Project is located 10km to the east, towards the El Motaje ranch, where a secondary dirt road passes northward towards the La Estrella mineralized area. A second access road connecting the Motaje ranch and the La Estrella zone has been maintained by Nayarit Gold since 2005. A 1,000m long, unpaved fixed wing airstrip and two bus depots for local and external transportation are also available in Acoponeta.

Power and Water Supplies

Low voltage residential electrical power services are available at El Resbalón, Motaje and El Carrizo, while a major 115kV line which is part of the interconnected National Power line Net crosses the El Magnífico claim 2 km west of the La Estrella zone. Water for industrial purposes has not been adequately investigated in the region, however surface water is abundant.

Climate and Length of Operating Season

The general climate in the region is warm and sub-humid with a well-defined primary rainy season between June and September, and which commonly extends through October. Average annual rainfall is in the order of 1,307mm, of which 92% falls from July to September. The annual mean temperature is 26.7°C. Exploration work can be carried out year round at the Orion Project.

Surface Rights

According to Mexican legislation, surface rights are not part of mining concessions and require that specific purchase or rental agreements with property owners must be fulfilled. At Animas/Del Norte, La Estrella, San Francisco and most of the northern exploration targets within the Orion Project surface rights are held by the Indigenous Community of San Blasito and annexes of the Acaponeta municipality based in the village of Motaje, southeast of La Estrella. Nayarit Gold has established private agreements with local communities to obtain permission for exploration activities. In all cases, the main responsibility agreed to by Nayarit Gold is to give priority to the local population for the non-specialized jobs created by the advancement of the Orion Project, provide them with mandatory Social Security registration and assist with mobile equipment support for improvement of access roads to the neighboring communities.

Topography, Elevation and Vegetation

Topography at the Motate Carrizo is characterized by moderate relief, with elevations ranging between 60m to a maximum of 620m above sea level (masl). In the area of the concessions, more than 40 different species of plants have been identified and can be generally grouped as oak tree forests and sub-caducifolia and sub-perennifolia scrub trees and bush forest. The main use of vegetation in the region is for human consumption, wood for fuel, fence poles, furniture making and a few edibles. It has been observed in some reports that local vegetation has partially been altered due to forest fires, as well as deforestation resulting from agriculture and the raising of cattle.

Physiography

The Orion project is located on the western flank of the Sierra Madre Occidental, a mountain range that comprises the central spine of northern Mexico. The north-northwest-trending Sierra Madre Occidental is composed of a relatively flat-lying sequence of Tertiary volcanic rocks that forms a volcanic plateau. The Sierra Madre Occidental gives way to the west to an extensional terrane that represents the southward continuation of the Basin and Range Province of the western United States, and then further west to the coastal plain of western Mexico. The property lies at the boundary of the Mexican Basin and Range Province and the coastal plain. The Orion project area is hilly, but not mountainous, with densely vegetated, steep-sided slopes. The hills are cut by a number of intermittent streams that flood in the June – September rainy season.

The area is sparsely populated and cattle raising, and cultivation of market crops, are the main district land use.  Agricultural produced from the area includes corn, beans, nuts, sorghum, avocados and a variety of other fruits and vegetables.  Local activities in the municipality of Acaponeta include agriculture with 18,000ha of corn, beans, sorghum, chili pepper, avocado and mango production, cattle raising (32,000ha) and forestry (7,000ha) with minor artisanal mining activities.

History

Past Exploration and Development

The Orion project area lies within the Motaje mining district in the Municipality of Acaponeta, Nayarit, Mexico.  The district is reported to have had moderate but unknown quantities of gold and silver production dating from Spanish colonial times, possibly as early as the late 1500’s.  Many small adits and superficial workings along the district’s two main mineralized structural trends, the La Estrella – Animas - Pantaleona and the El Rey - La Escondida - Bonanza trends, attest to past mining activity.

A small, 5t/d, operation was carried out between 1955 and 1970 at La Estrella. In 1973 a total of 15,000 tons was produced from the Bonanza Mine, 4.7 km east of La Estrella, while the Las Animas Mine was operated around 1998. Currently, Minerales Vane , S.A. de C.V. is carrying out small scale mining of 1500 TPM at the Diablito high grade mine in the neighboring Las Lumbres District, located 16km southwest of La Estrella.

Mineral exploration was carried out at La Estrella Concession area by Lac Minerals (USA) in 1993 – 1994 including the completion of 21 drill holes. Prior to that in 1986-1987 exploration was carried out on San Francisco - La Sebastaina mine areas, just south of La Estrella, when 21 drill holes were completed by Minas Caopas.

Geologic Setting

Regional Geology

The Sierra Madre Occidental metallogenic province, in which the Orión Gold Project is located, is one of the world’s largest epithermal precious metal terrains and hosts most of Mexico’s gold and silver deposits.  The general geology of the Orión Gold Project area is characterized by Early to Mid-Tertiary volcanic rocks, which can be divided geologically into two main units referred to as the Upper and Lower Volcanic Groups.  The Lower Volcanic Group is of a generally andesitic composition and hosts most of the mineral deposits.  The Upper Volcanic Group is of a generally dacitic to rhyolitic composition and covers the Lower Volcanic Groups except where erosion has removed it entirely, or deep river valleys have cut down to expose the underlying lower volcanics. Between the time of deposition of the Upper and Lower volcanics, the rocks were intruded by shallow, fine-grained to porphyritic igneous rocks of a generally felsic composition. This assemblage is typical and extends through the Sierra Madre Occidental in eastern Sonora, western Chihuahua, Durango, Sinaloa and Nayarit states.

Figure 2. Regional geologic map illustrating geology, the Animas/Del Norte Resource area and various targets throughout the concession. A more detailed view of the Animas/Del Norte area is illustrated in Figure 3.

Local and Property Geology

The northern portion of Nayarit Gold’s concessions includes a number of epithermal veins which are developed along east-west fracture systems. Mineralized veins form two discrete mineralized corridors separated by about 2km from one another. Animas/Del Norte is the southernmost of two major mineralized corridors defined at the project, each more than 4 kilometers long. The southern mineralized corridor includes the Animas/Del Norte veins and the Pantaleona, San Francisco and La Estrella veins, which generally dip to the north and is more than 4 km long, as is the northern vein.  The La Estrella structure is a northwest striking splay off the Del Norte vein.  The northern corridor includes the El Rey, La Escondida, El Carmen, Bonanza 1 veins, which generally dip to the south and includes the previously producing Bonanza mine, which is in a competitor owned mining concession internal to Nayarit Gold’s land package.

Figure 3. Northern portion of the concession where most of the exploration has been carried out to date. The mapped veins are illustrated in red with the various targets.

Exploration

Nayarit Gold has been exploring the Orion Project since 2004.  Exploration to date has focused in the northern portion of the concession where the company has identified two +4km parallel vein sets, which hosts most of the known mineral zones to date (see above image). Most of the focus has been on the Las Animas/Del Norte system, in the southern vein, which hosts the majority of mineral resources found to date. Exploration was initiated by underground and surface sampling and mapping of the Las Animas structure. Rock and soil programs over the area were carried out which was followed by a series of drill hole programs. All mapping and sampling was carried out by company personnel while drilling was contracted to HD Drilling.

To the east and west Animas/Del Norte the company has also explored several known zones and advanced exploration to an initial drill phase. These zones include San Francisco and San Sebastiana to the west and Pantaleona to the east. Drilling has identified mineral zones in all locations, although not as prominent as that at Animas/Del Norte. More work is necessary especially at San Sebastiana and Pantaleona areas.

The northern vein set which is host to El Rey, Escondida, Bonanza, El Carmen, Bonanza 1 has also been explored by surface and underground sampling and mapping, and drilling. Surface samples have shown promise in the area, however, drilling to date has been less consistent. More exploration is necessary to determine the best drill targets.

Nayarit has also completed exploration on select targets throughout the southern portion of its Orion Concession (see Figure 2 for locations of the following targets). At Lazaro Cardenas, 22 km S-SE of Animas/Del Norte and Rosa Amarilla, 19 km south of Animas/Del Norte, the company has completed surface work and drilling, with drill results showing promise. Both areas show considerable promise and further exploration and drilling is needed.

At El Frontal, 22 km southeast of Animas/Del Norte, the company has carried out a surface and minor underground sampling program. This target is a historic mine which according to COREMI, 1994, has 1.5 km of underground development. As with other targets, this one is an epithermal gold-silver prospect and needs additional exploration followed by drilling to assess its potential. Grab samples in the underground workings collected by Nayarit geologists assayed up to 6.18 g/t gold and 179 g/t silver.

Other targets that have been sampled but not drilled throughout the southern concession include El Chinacate (28 km southeast of the Animas/Del Norte), Las Camillas (22.5 km south from the Las Animas/Del Norte) and La Paloma (16 km south of the Animas/Del Norte). All zones have shown gold and silver grades from surface veins.

In general, the company has not completed any significant exploration throughout the southern concession area, expect for the known historic target zones listed above.

All sampling and drilling has been carried out in such a manner that its reliability is high. A QA/QC program for sampling including rocks, soils and drill core samples are submitted with commercial standards for assay check as well as blanks and duplicates.

Mineralization

The mineralized zones at Animas/Del Norte are composed of a series of 2 to 4m wide discrete quartz veins within a zone of dense quartz stockwork and breccias, averaging 12m wide and reaching widths greater than 25m, generally enveloped in andesites of the lower volcanic series. Epithermal textures ranging from colloform banding in chalcedonic quartz to cockade texture in crystalline quartz are common.  Nayarit Gold personnel have observed that two different mineral assemblages occur in the veins and that one assemblage is more favorable for high-grade mineralization.  An early district wide event resulted in the formation of crystalline quartz and pyrite, observed in all the known veins in the district.  This event is characterized by well crystallized pyrite and low silver: gold ratios.  The event is gold dominant and does have potentially economically mineable grades in several drillholes in the La Estrella area.  A later event, characterized by very finely crystalline to chalcedonic quartz, is accompanied by very fine pyrite, acanthite/argentite, light colored sphalerite and very minor chalcopyrite and galena.  Dark, sulphide rich bands (ginguro bands) and breccia fragments containing remnants of such bands are common.  This event has high silver: gold ratios and is the dominant style of mineralization observed in the Del Norte and Pantaleona areas, and is less well developed in the San Francisco area.  Only traces of the younger fine-grained quartz/argentite event have been observed at La Estrella.  The more favorable silver rich event is present along the northern mineralized corridor, but has not been identified in significant volumes along at El Rey, La Escondida and Bonanza 1.  It is noted that along the northern vein system, the Bonanza mine appears to have this mineral assemblage well developed on rocks taken from the dumps.

Relevant Geological Controls

The principal geologic controls to mineralization at Animas/Del Norte are a favorable, dilatant structural flexure and favorable host rocks.  The highest-grade mineralization for gold and silver in the Animas/Del Norte veins is localized in a 200m vertical range from 100m above sea level to 100m below sea level. A mineral assemblage including argentite/ginguro, light colored sphalerite and low temperature quartz locally alternates with a mineral assemblage including hypogene hematite (evidence of an oxidizing fluid) and kaolinite.  The hematite and kaolinite are best developed in zones with very high gold and silver grades.

A major bend in the mapped veins crossing the Animas hill is known as the Animas/Del Norte Flexure.  Most movement on the faults hosting the veins was normal dip slip movement, but a small component of left lateral movement formed a dilatant, permeable zone.  The widest and highest grade portions of the Animas/Del Norte deposit are in and adjacent to this structural flexure.

The andesite crystal-lithic tuff unit is an andesite lithic tuff with a sufficiently competent matrix to fracture well, and is favorable for mineralization.  This rock occurs in the hangingwall of the Del Norte vein throughout the vertical extent of the favorable horizon.  The rock unit is also present in the hangingwall at Pantaleona and is likely to occur at depth at La Estrella.

Drilling

Type and Extent of Drilling

Two hundred sixty-four diamond core holes, ten reverse circulation holes and eight holes started with reverse circulation and finished with core have been drilled by Nayarit Gold on the Orion Project.  A total of 51,927m of core have been drilled and a total of 11,860m of reverse circulation have been drilled.  Nayarit Gold’s database maintains information on hole diameter indicating which portions of each hole were drilled by reverse circulation, HQ diameter core or NQ diameter core.  Of the total meters drilled, 55,782m were included in the resource model and 8,005m were drilled on targets outside of the resource area.

Procedures

All drill sites were pre-selected by Nayarit Gold management before drilling.  Sites were located in the field by handheld GPS units and drill pads constructed using a D-7 Caterpillar tractor.  Drill alignment was established on the drill pads by handheld Brunton compass before the rig was moved onto the pad and alignment and inclination checked by the rig geologist before drilling commenced.  For diamond core drilling, all drill operations were carried out by the drill contractor’s personnel.  Rig geologists visited the drill a minimum of two times per day and were required to be present at the rig when difficult drilling or bad ground conditions were encountered.  Core is retrieved from the drill string using conventional wireline techniques.  Core is removed from the core tube by HD drilling personnel and carefully placed in plastic core boxes.  Filled core boxes are removed from the drill site twice daily (early morning and evening) by Nayarit Gold personnel to the secure core logging facility in Acaponeta, Nayarit, 40 km from the Orion Project site.  For reverse circulation drilling, the rig geologist was present at the drill during all drilling operations.  All drillhole collars have been surveyed with differential GPS for location and have down hole surveys to measure hole deviation at approximately 50m intervals taken with a Reflex EZ Shot digital survey tool.  All project coordinates are maintained in WGS 84 UTM zone 13R.

At the core logging facility, the core is cleaned and the broken core pieces reassembled to a best fit.  For logging and sample interval marking, the core is laid out on workbenches.  A technician, under supervision of the drill geologist, completes a hardcopy geotechnical log of the core including recovery and RQD.  The drill geologist then logs the core and creates a hardcopy geologic log including a graphic representation of rock type, vein orientation, and mineralized zones and a detailed descriptive log including rock type, alteration, structure, mineralization and vein density/percentage.  Digital photographs are taken of all cores.

Interpretation of Results

Drilling has confirmed what surface exploration has determined, which is the project is host to a series of epithermal gold-silver veins. These veins have been traded for lengths up to +4 km in length along surface, with deeper drilling showing the veins consistently present up to 400 metres below surface. Mineralization is not ubiquitous throughout the veins and structural and geochemical parameters play an important part in the deposition of metals at levels considered to be potentially economic. Of the rock types observed in drill core, the andesite crystal-lithic tuff illustrates the tendency for fracturing and thus prime target for mineralization, especially where the unit shows dilatant flexure.

Sampling and Analysis

Sample Methods and Location

Core is transported from the drill site to Nayarit Gold’s secure core logging facility in Acaponeta by company personnel.  Core box numbers are checked and core is cleaned and re-assembled by technicians prior to measurement of total core recovery. Technicians measure total core recovery, RQD, fracture characteristics and rock strength as estimated using the method from as 1726 geotechnical site investigation code 1993.  After re-assembly and geotechnical logging geologists make a geological log of the core and mark the sample intervals directly on the core.  Geologists are instructed to collect sample lengths with a minimum length of 0.5m and a maximum length of 1.5m sample with a nominal 1m interval adjusting based on rock type changes so that wall rock is not mixed with vein material except in cases of small, isolated veins.  Sample intervals are adjusted to vein and breccia zone boundaries and rock type changes.  Sample intervals are marked on the core and adjacent to the core in the box.  A cut line is drawn along the length of the core by the geologists.  All sampled core is sawn in half and returned to the box.  After sawing core samples were collected by technicians always taking the left hand side of the core and leaving the right hand side in the box.  Samples have an approximate 4kg weight.  Samples were shipped to ALS Chemex using a commercial freight service contracted by ALS Chemex.  All core handling from retrieval from the core tube through washing, re-assembly, geotechnical and geologic logging and sampling is done under the supervision of Nayarit Gold’s geologists.  Nayarit Gold has implemented a QA-QC procedure as described below.

Factors Impacting Accuracy of Results

As with all drill programs recovery issues can impact accuracy of results. Drilling of mineralized zones, such as the Del Norte zone, which is clay altered in places can result in loss of heavier fractions and lower percentage core recoveries, which can affect the obtained results. Generally, Nayarit has not observed such recovery issues that would raise concern except for several drill holes at Lazaro where core recoveries through what was believed a mineralized zone were low.

Sample Quality, Parameters, geologic controls and cut-off grades

It is the company’s belief that the parameters for sampling and the quality of the samples collected were done so with diligence to include known mineralized zones and with care that the quality of the sampling program is very high. To eliminate sampling biases especially through the mineral zones, geologists were instructed to sample along mineral features versus sticking to a particular width. Geologists were also instructed to ‘sample-break’ at geologic rock type, and alteration changes. Cut-off grades are not determinable at the sampling stage, so geologists were instructed to sample mineralized zones accordingly, and then complete sampling beyond the zone of interest to what was believed to be barren rock.

Quality Controls and Quality Assurance

Prior to May 2008, Nayarit Gold’s Quality Assurance/Quality Control (QA/QC) sample program consisted of blank and duplicate samples.  After this date Nayarit Gold implemented a program that included blank, duplicate and standard samples.  Approximately 10% of all samples submitted to the primary assay laboratory are for QA/QC purposes.

The QA/QC program includes insertion of commercially prepared gold and silver pulp standards at a frequency of 4 per 100 samples.  Standards used cover a range of gold and silver concentrations.  The standard samples have color-coded tags which are placed in the core boxes and in the sample number booklets which can be used to confirm which standard was submitted for any specific sample number.

Security of Samples

Samples are shipped from Nayarit Gold’s core processing facility in Acaponeta, Nayarit to ALS Laboratory Group (ALS) located in Hermosillo, Sonora Mexico.  Sample shipment from the Orion Project to this facility is part of the service provided by ALS and is contracted by ALS to a third party shipping company.  At ALS Hermosillo, samples are entered into the Laboratory Information Management System (LIMS) and prepared for analysis.  Once sample preparation is completed, the sample pulps are shipped on to ALS Vancouver for analysis by Fire Assay and inductively coupled atomic emission spectrometry (ICP-AES).

ALS Hermosillo and ALS Vancouver are in compliance for the requirements of ISO 9001:2000 through February 12, 2011 (ALS Laboratory Group, 2009).  ALS Vancouver is accredited through the Standards Council of Canada (SCC) for Metallic Ores and Products Mineral Analysis testing for several techniques including Fire Assay with an Atomic Absorption (AA) finish, Fire Assay with a gravimetric finish and ICP-AES using a four acid digestion.  This is under CAN-P-1579 Guidelines for the Accreditation of Mineral Analysis Testing Laboratories and CAN-P-4E (ISO/IEC 17025) General Requirements for the Competence of Testing and Calibration Laboratories.  This accreditation is valid through May 18, 2013 (Standards Council of Canada, 2009).

Samples are in the custody and control of Nayarit Gold, the shipping contractor or ALS at all times.

On arrival at ALS Hermosillo, samples are inventoried, weighed, assigned a barcode and entered into the LIMS.  Once these activities are completed the samples are prepared for as follows: 1. Samples are dried in a drying oven, 2. The entire sample is crushed to 90% passing -2mm;  3. A 1,000g split is pulverized to 85% -75 microns; and 4. This pulp is sent to ALS Vancouver for analysis.

ALS Chemex returns all pulps and coarse rejects to Nayarit Gold.  Pulps and rejects are stored in the company warehouse in Acaponeta, Nayarit.  It is Nayarit Gold’s intention to discard all coarse rejects collected through the end of 2008 upon completion of preliminary metallurgical studies and publication of this technical report.

Mineral Resources and Mineral Reserve Estimates

SRK Consulting (U.S.), Inc (“SRK”) was contracted by the Company to complete a Canadian National Instrument (“NI”) 43-101 compliant Preliminary Economic Assessment (“PEA”) for the Company's Animas/Del Norte Deposit.

This study is based extraction of indicated and inferred resources using underground mining methods with milling and tank leaching for processing. The Orion Resource Statement (using an underground extraction based assessment with a 2.0 g/t gold equivalent cutoff) as estimated by SRK is 1.107 million tonnes with a gold grade of 3.66 g/t and silver grade of 309 g/t in the Indicated category, and an additional 0.181 million tonnes with a gold grade of 3.33 g/t and silver grade of 95 g/t in the Inferred category.
The results of the PEA have identified the underground mining of 1.182 million tonnes with a gold grade of 2.79 g/t and silver grade of 267 g/t.
Assuming 100% equity financing, the PEA indicates a pre-tax Internal Rate of Return (“IRR”) of 38%. The estimated payback period is approximately 2.3 years (Base Case).
The following table illustrates the Base Case data and NPVs at various discount rates.
PEA base data:
Base Case
Life-of-Mine Mill Recovered Equivalent Gold Ounces*	246k oz AuEq
Production Rate	750 tpd	20k oz Au/yr	1.785M oz Ag/yr
Development Timeline	2 Years
Initial Capital	US$35 Million
Cash Costs	US$320/gold equivalent ounce
Payback Period (NPV 8% Case)	2.3 years
Mine Life	5 years
Gold Price	US$900/oz
Silver Price	US$15/oz
NPV’s and IRR
Pre-tax NPV 0%	US$71.3 million
Pre-tax NPV 3%	US$55.3 million
Pre-tax NPV 5%	US$46.5 million
Pre-tax NPV 8%	US$35.4 million
Pre-tax IRR	38%
*Gold Equivalent Values were calculated based on 60 ounces of silver = 1 ounce of gold. Metallurgical recoveries for mill processing are based on previous metallurgical analysis and are 92% for gold and 88% for silver.

The PEA is founded on underground resources at the Animas/Del Norte Deposit. SRK examined different mining and procession options, and trade-off scenarios to identify the optimum mining scenario. This examination determined that an underground bulk mining method as the optimized mining method for the Animas/Del Norte Deposit. The deposit has an Indicated resource of 967,000 tonnes with a gold grade of 3.63 g/t and a silver grade of 347 g/t (or 9.42 g/t gold equivalent) containing 113,000 ounces of gold and 10.79M ounces of silver (or 293,000 gold equivalent ounces). An additional Inferred resource contains 39,000 tonnes with 3.74 g/t Au and 349 g/t silver (or 9.55 g/t gold equivalent) containing 5,000 ounces of gold and 436,000 ounces of silver (or 12,000 gold equivalent ounces). These resources are based on a 2.0 g/t gold equivalent cutoff and a gold price of US$850/oz and a silver price of US$13/oz.
 The Deposit is located within and surrounded by high-priority exploration targets, where the company believes additional mineralization will be discovered which could enhance the project economics. The Deposit is in a very favorable location with excellent infrastructure with access to industrial power, roads and a skilled work force.

Mining Operations
There are no mining operations on the Orion Project.

Exploration and Development

The Orion Project remains virtually unexplored outside of the main showings brought to the company’s attention by the Nayarit Mining Monograph (COREMI, 1994) and local prospectors. The exploration potential to discover other mineralized zones similar to those observed at Animas/Del Norte is considered excellent. Future work will focus on examining and documenting known prospects, with concurrent work focused on systematic, district-wide exploration. Regionally, as stream sediment program has started and will continue until all the watersheds in the concession have been sampled.

On a target level, the company has already identified a series of targets within a 4 to 5 km radius of the Animas/Del Norte Deposit. These targets will be further advanced with mapping, soil and rock sampling prior to drilling. Crews will rotate from target to target, building a docket of high priority targets for drilling.

Dividends or Distributions

Nayarit has never declared or paid cash dividends or distributions on its common shares. If the Business Combination is not consummated, Nayarit intends to retain any future earnings to fund the development and growth of its business and will pay dividends and/or distributions in the future, if any, as the directors see fit.

Selected Financial Information

The consolidated financial statements of Nayarit are prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”). The following table sets out selected financial data of Nayarit in U.S. dollars and U.S. GAAP derived from the audited financial statements for the years ended September 30, 2009 and 2008, and the unaudited interim financial statements for the three months ended December 31, 2009. This summary of financial data should be read together with “Nayarit Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements of Nayarit and notes thereto contained in this joint proxy statement/prospectus.

	For Three Months Ended December 31, 2009	Fiscal Year Ended September 30, 2009	Fiscal Year Ended September 30, 2008
Revenue	$0	$0	$0
Current Assets	$2,557,266	$3,411,793	$5,454,359
Total Assets	$6,815,777	$7,039,826	$7,113,098
Current Liabilities	$402,898	$348,752	$920,173
Total Liabilities	$402,898	$348,752	$920,173
Other income (expense)	$2,394	$49,646	$44,087
Net Loss	$(902,099)	$(8,136,340)	$(8,264,093)
Net loss per Nayarit Gold Share (basic and diluted)	$(0.01)	$(0.10)	$(0.16)

Nayarit Management's Discussion and Analysis of Financial Condition and Results of Operations for the Year Ended September 30, 2009

The following discussion and analysis which has been prepared is based on information available to Nayarit as at September 30, 2009, discloses the results of operations of Nayarit Gold for the twelve-month period ended on September 30, 2009 (audited), the twelve month period ended September 30, 2008 (audited) and the three month interim period ended December 31, 2009 (unaudited). This discussion should be read in conjunction with the financial statements of Nayarit for such periods, together with the accompanying notes, contained in this joint proxy statement/prospectus.

The following discussion and analysis provides a summary of the audited financial information of Nayarit contained elsewhere herein. This discussion contains forward looking statements that involve risks and uncertainties. See "Cautionary Note Regarding Forward Looking Statements."

Results of Operations

Nayarit is engaged in the acquisition and exploration of precious and base metal properties. Nayarit has the rights to explore and develop three precious and base metal exploration projects in the State of Nayarit on the Pacific coast of the Republic of Mexico totaling approximately 257,000 acres (104,000 hectares) herein referred to as the “Orion Gold Project.” See “Risk Factors.” As is typical with such companies, losses are incurred in the exploration stages, which are typically funded through equity financing.

Capital Resources

As the Orion Gold Project is at the exploration stage, Nayarit has no sources of revenue. The availability of equity capital, and the price at which additional equity could be issued, is dependent upon the success of Nayarit's exploration activities, and upon the state of the capital markets generally. Additional financing may not be available on terms favourable to Nayarit or at all.

If the Business Combination is not consummated and if Nayarit does not receive future financing, it may not be possible for Nayarit to advance the exploration and development of the Orion Gold Project. If Nayarit is not able to fund the minimum expenditures, its interest in the Orion Gold Project may be diluted.

Off-Balance Sheet Arrangements

Nayarit does not have any off-balance sheet arrangements.

Transactions with Related Parties

Transactions with related parties are discussed under “Information About Nayarit – Interest of Informed Persons in Material Transactions.”

Proposed Transactions

Nayarit has not entered into, and has no plans to enter into, any asset or business acquisitions or dispositions other than the Business Combination.

Critical Accounting Estimates

Critical accounting estimates used in the preparation of the financial statements include Nayarit’s estimate of recoverable value of its mineral properties and related deferred expenses as well as the value of stock-based compensation. Both of these estimates involve considerable judgment and are, or could be, affected by significant factors that are out of Nayarit’s control.

The factors affecting stock-based compensation include estimates of when stock options and compensation warrants might be exercised and stock price volatility. The timing for exercise of options is out of Nayarit’s control and will depend on a variety of factors, including the market value of Nayarit’s shares and financial objectives of the stock-based instrument holders. Nayarit used historical data to determine volatility in accordance with the Black-Scholes model. However, the future volatility is uncertain and the model has its limitations.

Nayarit’s recoverability of its recorded value of its mineral properties and associated deferred expenses is based on current market conditions for minerals, underlying mineral resources associated with the properties and future costs that may be required for ultimate realization through mining operations or by sale. Nayarit operates in an industry that is dependent on a number of factors including environmental, legal and political risks, the existence of economically recoverable reserves, the ability of Nayarit to obtain necessary financing to complete the development, and future profitable production or the proceeds of disposition thereof.

Changes in Accounting Policies and Recent Pronouncements – Canadian GAAP

Recently Adopted Accounting Pronouncements

General Standards of Financial Statements Presentation

In June 2007, the CICA amended Handbook Section 1400, “General Standards of Financial Statement Presentation”, to assess an entity’s ability to continue as a going concern and disclose any material uncertainties that cast doubt on its ability to continue as a going concern. Section 1400 is effective for interim and annual reporting periods beginning on or after January 1, 2008. Such disclosure is contained in Note 1 to the consolidated financial statements.

Mining Exploration Costs

In March 2009, the Emerging Issues Committee of the CICA issued EIC-174, “Mining Exploration Costs”. This abstract provides additional guidance on determining when exploration costs related to mining properties can be capitalized as well as clarification on impairment indicators for exploration costs that have previously been capitalized. The adoption of this standard did not have any effect on Nayarit's consolidated financial statements.

Goodwill and Intangible Assets

In February 2008, the Accounting Standards Board ("AcSB") issued Section 3064, “Goodwill and Intangible Assets”, to replace Section 3062, “Goodwill and Other Intangible Assets”. This new section establishes standards for the recognition, measurement, presentation and disclosure of goodwill and intangible assets by profit-oriented enterprises. The adoption of this new section on October 1, 2008 had no impact on Nayarit’s financial statements.

Credit Risk and the Fair Value of Financial Assets and Financial Liabilities

In January 2009, the Emerging Issues Committee of the CICA issued EIC-173, Credit Risk and the Fair Value of Financial Assets and Financial Liabilities. This abstract requires that credit risk be taken into account in determining the fair value of financial instruments and financial liabilities, including derivative instruments. The adoption of this standard did not have an impact on Nayarit’s financial statements.

Future Accounting Changes – Canadian GAAP

Financial Instruments

In June 2009, the Canadian Accounting Standards Board issued amendments to Section 3862, Financial Instruments - Disclosures, to improve disclosure requirements on fair value measurement and liquidity risk. The amendments are effective for Nayarit's September 30, 2010 annual financial statements. As the amendments only concern disclosure requirements, they will not have a significant impact on results or financial position.

Business Combinations, Consolidated Financial Statements and Non-controlling Interests

In January 2009, the CICA issued Section 1582, Business Combinations, Section 1601, Consolidated Financial Statements, and Section 1602, Non-controlling interests which replace Section 1581, Business Combinations and Section 1600, Consolidated Financial Statements. Section 1582 establishes standards for the accounting for business combinations that is equivalent to the business combination accounting standard under International Financial Reporting Standards (“IFRS”). Section 1582 is applicable for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2011. Early adoption of this section is permitted. Section 1601 together with Section 1602 establishes standards for the preparation of consolidated financial statements. Section 1601 is applicable for Nayarit’s interim and annual consolidated financial statements for fiscal years beginning on or after January 1, 2011. Early adoption of this section is permitted. If Nayarit chooses to early adopt any one of these sections, the other two sections must also be adopted at the same time.

International Financial Reporting Standards (“IFRS”)

In 2006, the Canadian Accounting Standards Board (“AcSB”) published a new strategic plan that will significantly affect financial reporting requirements for Canadian companies. The AcSB strategic plan outlines the convergence of Canadian GAAP with IFRS over an expected five year transitional period. In February 2008, the AcSB announced that the changeover date for publicly-listed companies to use IFRS, replacing Canada’s own GAAP is for interim and annual financial statements relating to the fiscal year beginning on or after January 1, 2011. Accordingly, Nayarit will begin reporting under IFRS for its interim and annual periods for the year ended September 30, 2012. Nayarit’s transition date will be October 1, 2010, which will require restatement for comparative purposes of amounts reported by Nayarit for the year ended September 30, 2011.

Nayarit is currently completing a preliminary diagnostic and will develop an IFRS conversion implementation plan, which will include a detailed assessment of the impact of the conversion on the consolidated financial statements and related disclosures. The plan will also consider the impact of the conversion of Nayarit’s information technology systems, internal controls over financial reporting, disclosure controls and procedures and other business activities that may be influenced by GAAP measurements.

Recently Issued Accounting Pronouncements – U.S. GAAP

The Accounting Standards Codification

In June 2009, the Financial Accounting Standards Board (“FASB”) established the FASB Accounting Standards Codification (“ASC”) as the single source of authoritative GAAP to be applied by nongovernmental entities. The ASC is a new structure which took existing accounting pronouncements and organized them by accounting topic. Relevant authoritative literature issued by the Securities and Exchange Commission (“SEC”) and select SEC staff interpretations and administrative literature was also included in the ASC. All other accounting guidance not included in the ASC is non-authoritative. The ASC is effective for annual or interim periods ending after September 15, 2009. The adoption of the ASC did not have an impact on Nayarit’s consolidated financial position, results of operations or cash flows.

Fair Value Accounting

In September 2006, the ASC guidance for fair value measurements and disclosure was updated to define fair value, establish a framework for measuring fair value, and expand disclosures about fair value measurements. This guidance does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. The provisions of the updated guidance were adopted October 1, 2008. In February 2008, the FASB staff issued an update to the guidance which delayed the effective date for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. The adoption of guidance is not expected to have a significant impact on Nayarit.

In October 2008, the guidance was further updated to provide guidance on how the fair value of a financial asset is to be determined when the market for that financial asset is inactive. The guidance states that determining fair value in an inactive market depends on the facts and circumstances, requires the use of significant judgment and, in some cases, observable inputs may require significant adjustment based on unobservable data. Regardless of the valuation technique used, an entity must include appropriate risk adjustments that market participants would make for nonperformance and liquidity risks when determining fair value of an asset in an inactive market. The guidance was effective upon issuance. The adoption of guidance did not have a significant impact on Nayarit

Fair Value Option

In February 2007, the ASC issued guidance that permits entities to choose to measure many financial instruments and certain other items at fair value, with the objective of improving financial reporting by mitigating volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The guidance was adopted October 1, 2008. Nayarit did not elect the Fair Value Option for any of its financial assets or liabilities, and therefore, the adoption of the guidance had no impact on Nayarit’s consolidated financial position, results of operations or cash flows.

Accounting for the Useful Life of Intangibles

In April 2008, the ASC updated guidance on the determination of the useful life of intangible assets which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. The guidance is effective for Nayarit’s fiscal year beginning October 1, 2009 and will be applied prospectively to intangible assets acquired after the effective date. Nayarit does not expect the adoption of the guidance to have a material impact on Nayarit’s consolidated financial position, results of operations or cash flows.

Business Combinations

In December 2007, the ASC guidance for business combinations was updated to provide new guidance for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any non-controlling interest in the acquiree. The updated guidance also provides disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The provisions of the updated guidance is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after October 1, 2009. Nayarit will apply the guidance to all future business combinations.

Equity Method Investment

In November 2008, the ASC updated guidance which clarifies the accounting for certain transactions and impairment considerations involving equity method investments. The intent of the changes is to provide guidance on (i) determining the initial measurement of an equity method investment, (ii) recognizing other-than-temporary impairments of an equity method investment and (iii) accounting for an equity method investee’s issuance of shares. The updated guidance will be effective for Nayarit’s fiscal year beginning October 1, 2009 and is not expected to have an impact on Nayarit’s consolidated financial position or results of operations.

Variable Interest Entities

In June 2009, the ASC guidance for consolidation accounting was updated to require an entity to perform a qualitative analysis to determine whether the enterprise’s variable interest gives it a controlling financial interest in a variable interest entity (“VIE”). This analysis identifies a primary beneficiary of a VIE as the entity that has both of the following characteristics: i) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and ii) the obligation to absorb losses or receive benefits from the entity that could potentially be significant to the VIE. The updated guidance also requires ongoing reassessments of the primary beneficiary of a VIE. The provisions of the updated guidance are effective for Nayarit’s fiscal year beginning October 1, 2010. Nayarit does not expect the adoption of this guidance to have an impact on consolidated financial position, results of operations or cash flows.

Management’s Responsibility for Financial Statements

The information provided in this proxy statement/prospectus, including the financial statements, is the responsibility of management. In the preparation of these statements, estimates are sometimes necessary to make a determination of future values for certain assets or liabilities. Management believes such estimates have been based on careful judgments and have been properly reflected in the financial statements.

Management maintains a system of internal controls to provide reasonable assurance that Nayarit’s assets are safeguarded and to facilitate the preparation of relevant and timely information.

Risks and Uncertainties

Nayarit does not have any policies for controlling risks associated with its financial instruments.

The principal activity of Nayarit is mineral exploration, which is inherently risky. Exploration is also capital intensive and Nayarit currently has no source of income other than the sale of gold from small scale mine pre-production. Only the skills of its management and staff in mineral exploration and exploration financing serve to mitigate these risks and therefore are one of the main assets of Nayarit. See "Risk Factors."

Outstanding Shares

Nayarit has an authorized share capital of an unlimited number of Nayarit Shares, of which 90,259,548 Nayarit Gold Shares are issued and outstanding as fully paid and non-assessable as of February 11, 2010. See “Information About Nayarit – Capitalization”.

Description of Securities

Share Capital

Nayarit stockholders are entitled to receive notice of any meetings of stockholders of Nayarit, and to attend and to cast one vote per Nayarit Share at all such meetings. Nayarit Stockholders do not have cumulative voting rights with respect to the election of directors and, accordingly, a majority of the Nayarit Stockholders entitled to vote in any election of directors may elect all directors standing for election. Nayarit Stockholders are entitled to receive on a pro rata basis such dividends, if any, as and when declared by Nayarit's board of directors at its discretion from funds legally available therefor, and upon the liquidation, dissolution or winding up of Nayarit are entitled to receive on a pro rata basis the net assets of Nayarit after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of Nayarit Shares with respect to dividends or liquidation. The Nayarit Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

Capitalization

The following table sets forth the capitalization of Nayarit derived from the unaudited financial statements of Nayarit for the three months ended December 31, 2009 and as at September 30, 2009 (audited).

Designation of Security	Amount Authorized or to be Authorized	Amount Outstanding as at December 31, 2009	Amount Outstanding as at September 30, 2009
Nayarit Gold Shares	Unlimited	90,259,548	89,509,548
Nayarit Gold Warrants	Unlimited	33,564,800	33,564,800
Nayarit Gold Stock Options	11,300,000	9,089,286	9,089,286
Nayarit Gold Financing Compensation Options	Unlimited	2,474,000	2,474,000
Debt	Unlimited	$0	$0

Fully Diluted Share Capital

The following table states the diluted share capital of Nayarit before giving effect to the Business Combination:

Description	Number of Issued and Outstanding as of March 29, 2010
Nayarit Gold Shares issued and outstanding	91,459,665
Nayarit Gold Shares reserved for issuance pursuant to Nayarit Gold Warrants(1)	36,011,500
Nayarit Gold Shares reserved for issuance pursuant to Nayarit Gold Stock Options(2)	7,769,286
Fully Diluted Nayarit Gold Shares	135,240,451

(1)	See “Information About Nayarit – Prior Sales.”

(2)	See “Information About Nayarit - Executive Compensation – Stock Option Grants.”

Options to Subscribe for Securities

The following table sets out details of outstanding Nayarit Stock Options as of December 31, 2009 all of which are held by executive officers, directors and consultants and all of which were granted pursuant to the Stock Option Plan (see “Information About Nayarit - Executive Compensation – Stock Option Grants.”):

Holder	Number of Nayarit Gold Shares Under Option (1) (3)		Date of Grant	Expiry Date	Exercise Price (CAD)	Market Value of Nayarit Gold Shares on Date of Grant (2) (CAD)
All (3) executive officers and past executive officers of Nayarit as a group	2,010,000	(1)	May 17, 2007 to August 29, 2008	May 17, 2012 to August 29, 2013	$0.50 - $0.98	$0.48 - $1.00
All (5) directors and past directors of Nayarit who are not also executive officers as a group	1,550,000	(1)	May 18, 2005 to February 10, 2009	May 18, 2010 to February 10, 2014	$0.35 - $1.30	$0.35 - $1.33
All (3) employees and past employees of Nayarit as a group	465,000	(1)	September 7, 2007 to April 25, 2008	September 7, 2012 to April 25, 2013	$0.44 - $0.60	$0.44 - $0.60
All (16) consultants and past consultants of Nayarit as a group	5,064,286	(1)	May 18, 2005 to April 6, 2009	May 18, 2010 to April 6, 2014	$0.35 - $1.33	$0.35 - $1.43
	9,089,286		May 18, 2005 to April 6, 2009	May 18, 2010 to April 6, 2014	$0.35 - $1.33	$0.35 - $1.43

(1)
Stock options are granted with an exercise price determined by the Board of Directors. Options shall not be granted for a term exceeding five years. Options vest over a period of at least 18 months and must be released in equal stages on a quarterly basis and options issued to Investor Relations Consultants must vest in stages of not less than twelve months with no more than one-quarter of the options vesting in any three month period.

(2)	The market value was determined on the basis of closing share price on the date of grant.

(3)	Each of these Nayarit Stock Options entitles the holder thereof to purchase one (1) Nayarit Gold Share at any time for a period of five years from the date of grant.

Prior Sales

The following table contains details of the prior sales of securities by Nayarit from the date of its original amalgamation (May 2, 2005) to December 31, 2009:

Date	Number and Type of Securities	Consideration	Price (CAD)		Gross Proceeds /Total Value (CAD)
May 2, 2005	9,500,001 common shares (1)	Cash		$0.08		$780,001
May 2, 2005	9,479,073common shares (2)	$Nil	$	Nil	$	Nil
May 2, 2005	6,428,567 common shares (3)	Cash		$0.35		$2,250,000
March 20, 2006	4,056,000 common shares (4)	Cash		$0.75		$3,042,000
January 1, 2006 to March 31, 2006	4,897,002 common shares (5)	Cash		$0.15		$743,001
January 1, 2006 to March 31, 2006	133,332 common shares (6)	Cash		$0.35		$46,666
April 1, 2006 to June 30, 2006	1,271,431 common shares (5)	Cash		$0.39		$491,522
April 1, 2006 to June 30, 2006	50,000 common shares(6)	Cash		$0.38		$19,000
October 1, 2006 to December 31, 2006	577,856 common shares (5)	Cash		$0.27		$155,036
February 22, 2007	2,811,500 common shares (7)	Cash		$0.70		$1,968,050
February 22, 2007	70,000 common shares (8)	Finder’s fee		$0.70		$49,000
January 1, 2007 to March 31, 2007	750,000 common shares (5)	Cash		$0.25		$187,500

Date	Number and Type of Securities	Consideration	Price (CAD)	Gross Proceeds /Total Value (CAD)
January 1, 2007 to March 31, 2007	75,000 common shares(6)	Cash	$0.35	$26,250
April 1, 2007 to June 30, 2007	2,203,000 common shares (5)	Cash	$0.41	$927,964
April 1, 2007 to June 30, 2007	775,000 common shares(6)	Cash	$0.35	$272,750
July 1, 2007 to September 30, 2007	115,000 common shares(6)	Cash	$0.38	$43,700
January 11, 2008	5,682,500 common shares (9)	Cash	$0.40	$2,273,000
April 1, 2008 to June 30, 2008	125,000 common shares(6)	Cash	$0.35	$43,750
July 25, 2008	17,900,000 common shares (10)	Cash	$0.56	$10,024,000
July 25, 2008	500,000 common shares (11)	Property	$0.61	$305,000
July 1, 2008 to September 30, 2008	45,000 common shares(5)	Cash	$0.60	$27,000
July 1, 2008 to September 30, 2008	425,000 common shares(6)	Cash	$0.35	$148,750
December 16, 2008	750,000 common shares (11)	Property	$0.45	$337,500
March 24, 2009	20,000,000 common shares (12)	Cash	$0.50	$10,000,000
January 1, 2009 to March 31, 2009	139,286 common shares(6)	Cash	$0.48	$67,500
July 15, 2009	750,000 common shares (11)	Property	$0.45	$337,500
December 9, 2009	750,000 common shares (11)	Property	$0.48	$360,000

(1)	Opening balance of common shares upon amalgamation of Canhorn Chemical Corporation with Nayarit Gold Inc.

(2)	Shares issued upon consummation of reverse takeover.

(3)
Private placement in conjunction with amalgamation of Canhorn Chemical Corporation with Nayarit Gold Inc.   Units consisted of one common share and one-half of one warrant.  Each whole common share purchase warrant entitled the holder to acquire one common share for $0.40 until April 30, 2006 and $0.45 until April 30, 2007.

(4)	Units consisted of one common share and one-half of one common share purchase warrant. Each whole warrant entitled the holder to acquire one common share for $1.25 until March 20, 2007.

(5)	Common shares issued upon exercise of warrants.

(6)	Common shares issued upon exercise of stock options.

(7)	Units consisted of one common share and one-half of one common share purchase warrant. Each whole warrant entitled the holder to acquire one common share for $1.00 until January 29, 2008.

(8)	70,000 common shares were issued as finder’s fees in conjunction with the February 22, 2007 private placement valued at $0.70 for a deemed total of $49,000.

(9)
Units consisted on one common share and one common share purchase warrant.  Each whole warrant entitled the holder to acquire one common share for $0.60 until January 11, 2009 and for $0.70 until January 11, 2010.  The term of these warrants was extended by six months; accordingly, the new expiry date is now July 11, 2010.

(10)	Units consisted on one common share and one common share purchase warrant. Each whole warrant entitles the holder to acquire one common share for $0.75 until July 25, 2010.

(11)
On July 25, 2008, Nayarit entered into an option agreement with Compania Minera Huajicari, S.A. de D.V. to acquire six additional mining concessions.  Consideration included aggregate payments of USD$2,500,000 and the issuance of 3,500,000 common shares of Nayarit Gold Inc., of which 500,000 was due upon closing (issued), 750,000 was due six months from closing (issued), 750,000 was due twelve months from closing (issued), 750,000 are due eighteen months from closing (issued), and 750,000 are due twenty-four months from closing.  Compania Minera Hujicari has the option to acquire an additional 500,000 common shares of the Company by foregoing and in lieu of receiving the final cash payment of USD$500,000.

(12)	Units consisted on one common share and one-half of one common share purchase warrant. Each whole warrant entitles the holder to acquire one common share for $0.65 until March 24, 2011.

Escrowed Securities

To the knowledge of Nayarit, there are no securities of Nayarit which are subject to escrow or other pooling arrangements.  If the Amalgamation becomes effective, Amalco Shares will be subject to escrow as described in “Part V – Information Concerning the Resulting Issuer – Escrowed Securities”.

Principal Holders of Securities

As of March 29, 2010, to the knowledge of the directors and officers of Nayarit there are no persons who beneficially own, or control or direct, directly or indirectly, Nayarit Shares carrying more than 10% of the voting rights attached to the Nayarit Shares.

Directors and Officers

The following table sets forth the name and municipality of residence of each director and executive officer of Nayarit, as well as such individual's age, position with Nayarit, principal occupation within the five preceding years and period of service as a director (if applicable).  Each of the directors of Nayarit will hold office until completion of the Business Combination or the next annual meeting of stockholders and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal.  For information relating to the directors of Capital Gold upon completion of the Business Combination, see “Management of Capital Gold Following the Business Combination.”

Name and Municipality of Residence	Age	Position with Nayarit	Principal Occupation for Five Preceding Years	Director / Officer Since	Number of Nayarit Shares Held (%)
Colin Sutherland Halifax, NS	39	President, Chief Executive Officer and Director	President, Chief Executive Officer and Director of Nayarit since 2007; Chief Financial Officer and director of Gammon Gold Inc. from 2004 to 2007. Chief Financial Officer and director of Mexgold Resources Inc. from 2004 to 2006.	2007	0.1%

Paul F. Saxton (3) Furry Creek, BC	63	Chairman and Director	Chairman and Director of Nayarit since 2007. Chief Executive Officer and President of Lincoln Gold Corp. since 2007 and Chairman and Chief Operating Officer of Pinnacle Mines Ltd. since 2003.	2007	0%

Megan Spidle Halifax, NS	33	Chief Financial Officer	Chief Financial Officer of Nayarit since 2008. Senior Manager – Assurance & Advisory of Deloitte & Touche, LLP from 2007 to 2008. Manager – Financial Accounting and Reporting of Duke Energy from 2004 to 2006.	2008	0%

Name and Municipality of Residence	Age	Position with Nayarit	Principal Occupation for Five Preceding Years	Director / Officer Since	Number of Nayarit Shares Held (%)
J. Trevor Eyton(1)(2)(3)(4) Caledon, ON	75	Director	Member of the Senate of Canada and a director of Brookfield Asset Management Inc. and Coca-Cola Enterprises Inc. Chairman of Canada's Sports Hall of Fame and a Governor of the Canadian Olympic Foundation and Junior Achievement of Canada. Co-Founder and Co-Chairman of the Canada/Mexico Retreat.	2005	0%

R. Glen MacMullin(1)(2)(4)(5) Ottawa, ON	40	Director	Vice-President, Finance for Minto Commercial Properties Inc. Managing Director of Xavier Sussex, LLC from 2004 to 2007.	2007	0%

Donald F. Flemming(1)(2)(3)(4) Halifax, NS	69	Director	Director and Special Committee member of Mexgold Resources Inc. from 2005 to 2006. President of Don Flemming Insurance since 1980.	2007	0%

(1)	Independent Director.
(2)	Member of the Corporate Governance & Nominating Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Audit Committee.
(5)	Chairman of the Audit Committee

The directors and executive officers of Nayarit, as a group, beneficially own, directly and indirectly, and exercise control or direction over, a total of 121,200 Nayarit Shares, representing 0.1% of all issued and outstanding Nayarit Shares as of the date of March 22, 2010.

Profiles of each of the executive officers and directors of Nayarit (including details with regard to their principal occupations for the last five years) are set forth below:

Colin Sutherland, C.A., President, Chief Executive Officer and Director

Prior to joining Nayarit, Mr. Sutherland was a Director and Chief Financial Officer of Gammon Gold Inc. ("Gammon") from 2004 to 2007, where he was involved in Gammon's growth from an exploration stage company to a producing mining company with a market capitalization of over Cdn $2 billion.  Mr. Sutherland also was a Director and Chief Financial Officer of Mexgold Resources Inc. from 2004 to 2006.  Mr. Sutherland has extensive experience in financing mineral exploration.  Mr. Sutherland is a Chartered Accountant and a graduate of Saint Francis Xavier University in Antigonish, Nova Scotia.

Paul F. Saxton, B.Sc. (Engineering), M.B.A., Chairman and Director

Mr. Saxton is a mining engineer and has been active in the mining industry since 1969.  He began his career with Cominco Ltd. and since then has held senior management positions with a number of Canadian mining companies, including Lincoln Gold Corp. (President and Director), Pinnacle Mines Ltd. (Chief Operating Officer and Director), Zazu Metals Corporation (Director), Mascot Gold Mines Ltd. (President), Corona Corporation (Vice-President), Viceroy Resource Corporation (Senior Vice President), Standard Mining Corp. (President until it merged with Doublestar Resources Ltd. in 2001), Loki Gold Corporation (President), Baja Gold Inc. (President), Goldcliff Resource Corporation (Director) and 0373849 B.C. Ltd. (Director).  In addition to holding a B.Sc. (Engineering) degree from Queen's University, in Kingston, Ontario, Mr. Saxton also earned an M.B.A. from the University of Western Ontario in London, Ontario.

Megan Spidle, C.A., Chief Financial Officer

Ms. Spidle is a Chartered Accountant with over 10 years experience in public practice, most recently as a Senior Manager of Assurance and Advisory Services at Deloitte & Touche, LLP.  Ms Spidle also worked as Manager of Financing Reporting for Duke Energy, and was responsible for the financial accounting and reporting including the oversight of the quarterly and annual financial statements.  Ms. Spidle is a David Hope Honour Role Recipient and was the Nova Scotia Bronze medalist for the Canadian Institute of Chartered Accountants Uniform Final Examination.

J. Trevor Eyton, B.A., S.J.D. (Law), Director

Mr. Eyton is a Member of the Senate of Canada and a director of Brookfield Asset Management Inc., Brookfield Infrastructure Partners L.P., Tudorcroft Investments Inc., Ivernia Inc., Silver Bear Resources Inc. and Coca-Cola Enterprises Inc.  He is also Chairman of Canada's Sports Hall of Fame and a Governor of the Canadian Olympic Foundation and Junior Achievement of Canada.  In 2002 he was awarded Mexico's Aguila Azteca – the highest award given to foreigners by the government of Mexico.  Senator Eyton is also the co-founder and co-chairman of the Canada/Mexico Retreat, an organization formed in 1990 around the NAFTA discussions and now dedicated to promoting two-way trade and investment at the most senior levels in the two countries.  Senator Eyton earned a B.A. from the University of Toronto in 1957 and a S.J.D. from the University of Toronto, School of Law in 1960.

R. Glen MacMullin, B.A. (Business Administration), Director

R. Glen MacMullin is currently a Vice President with the Minto Group, an integrated real estate development, construction and management company.  Prior to his current position, Mr. MacMullin was a Managing Director with Xavier Sussex, LLC, a private investment firm he co-founded in 2004.  Prior to 2004, he was a Director and Chief Operating Officer with the proprietary trading division of Deutsche Bank in New York.  He previously served in various positions with Deutsche Bank Offshore in the Cayman Islands including Head of Investment Funds.  Mr. MacMullin began his career in public accounting with Coopers & Lybrand in Ottawa, Canada and KPMG in the Cayman Islands.  He holds a Bachelor of Business Administration degree from Saint Francis Xavier University in Antigonish, Nova Scotia and is a member of the Canadian Institute of Chartered Accountants.

Donald F. Flemming, B.A., Director

Mr. Flemming was previously a director and special committee member of Mexgold Resources Inc.  He has been the President of Don Flemming Insurance since 1980.  From 1970 to 1980 he served in different capacities for John Deere.  He is a graduate of St. Mary's University of Halifax, Nova Scotia.

Committees of the Board of Directors

The board of directors has established an Audit Committee to oversee the retention, performance and compensation of Nayarit’s independent auditors, and to oversee and establish procedures concerning systems of internal accounting and control.  The Audit Committee is currently comprised of Messrs. J. Trevor Eyton, R. Glen MacMullin (Chairman) and Donald F. Flemming.

The board of directors of Nayarit has also established a Compensation Committee to assist the board in settling the compensation of directors and senior executives, and developing and submitting to the board recommendations with regard to other employee benefits.  The Compensation Committee is currently comprised of Messrs. J. Trevor Eyton, Paul Saxton and Donald F. Flemming (Chairman).

The board of directors has established a Corporate Governance & Nominating Committee which is charged with performing an annual evaluation of the effectiveness of the board of directors as a whole, the committees of the board and the contributions of individual directors.  The Corporate Governance & Nominating Committee is currently comprised of Messrs. J. Trevor Eyton (Chairman), R. Glen MacMullin and Donald F. Flemming.

Corporate Cease Trade Orders or Bankruptcies

Except as disclosed elsewhere herein (see below, “Penalties or Sanctions”), no director, officer, promoter or principal stockholder of Nayarit is, or has been within the past ten years, a director, officer or promoter of any person or company that, while such person was acting in that capacity: (i) was the subject of a cease trade order or similar order or an order that denied the company access to any exemptions under securities legislation for a period of more than 30 consecutive days; or (ii) became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Individual Bankruptcies

No director, officer, promoter or principal stockholder of Nayarit is or has, within ten years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Penalties or Sanctions

No director, officer, promoter or principal stockholder of Nayarit has: (i) been the subject of any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or has entered a settlement agreement with a Canadian securities regulatory authority; or (ii) been the subject of any other penalties or sanctions imposed by a court or regulatory body, including a self-regulatory body, that would be likely to be considered to be important to a reasonable investor making a decision about the Business Decision.

Executive Compensation

Named Executive Officers

For the purposes of this joint proxy statement/prospectus, a Named Executive Officer (“NEO”) of Nayarit means each of the following individuals:

(a)	a chief executive officer (“CEO”) of Nayarit;

(b)	a chief financial officer (“CFO”) of Nayarit;

(c)
each of Nayarit’s three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was, individually, more than CDN$150,000, for that financial year; and

(d)
each individual who would be a NEO under paragraph (c) above but for the fact that the individual was neither an executive officer of Nayarit Gold, nor acting in a similar capacity, at the end of that financial year.

Nayarit currently has the following two NEO’s:  Colin Sutherland (President and Chief Executive Officer) and Megan Spidle (Chief Financial Officer).

Compensation Discussion and Analysis

The Compensation Committee of Nayarit’s board is responsible for ensuring that Nayarit has in place an appropriate plan for executive compensation and for making recommendations to the board with respect to the compensation of Nayarit’s executive officers.  The Compensation Committee ensures that total compensation paid to all NEO’s is fair and reasonable and is consistent with Nayarit’s compensation philosophy.

Compensation plays an important role in achieving short and long-term business objectives that ultimately drive business success. Nayarit’s compensation philosophy is to foster entrepreneurship at all levels of the organization through, among other things, the granting of stock options, a significant component of executive compensation. This approach is based on the assumption that the performance of Nayarit’s common share price over the long term is an important indicator of long term performance.

Nayarit’s compensation philosophy is based on the following fundamental principles:

1. Compensation programs align with stockholder interests – Nayarit aligns the goals of executives with maximizing long term stockholder value;

2. Performance sensitive – compensation for executive officers should be linked to operating and market performance of Nayarit and fluctuate with the performance; and

3. Offer market competitive compensation to attract and retain talent – the compensation program should provide market competitive pay in terms of value and structure in order to retain existing employees who are performing according to their objectives and to attract new individuals of the highest caliber.

The objectives of the compensation program in compensating all NEO’s were developed based on the above-mentioned compensation philosophy and are as follows:

•	to attract and retain highly qualified executive officers;

•	to align the interests of executive officers with stockholders’ interests and with the execution of Nayarit’s business strategy;

•	to evaluate executive performance on the basis of key measurements of exploration management and business plan implementation that correlate to long-term stockholder value; and

•	to tie compensation directly to those measurements and rewards based on achieving and exceeding predetermined objectives.

Competitive Compensation

Aggregate compensation for each NEO is designed to be competitive.  The Compensation Committee reviews compensation practices of similarly situated companies in determining appropriate compensation. Although the Compensation Committee reviews each element of compensation for market competitiveness, and it may weigh a particular element more heavily based on the NEO’s role within Nayarit, it is primarily focused on remaining competitive in the market with respect to total compensation.

The Compensation Committee reviews data related to compensation levels and programs of various companies that are similar in size to Nayarit and operate within the mining exploration and development industry, prior to making its decisions.  Examples of these companies are Ventana Gold Corp., Greystar Resources Ltd. and Colombian Mines Corporation.  These companies are used as Nayarit’s primary peer group because they have similar business characteristics or because they compete with Nayarit for employees and investors. The Compensation Committee also relies on the experience of its members as officers and/or directors at other companies in similar lines of business as Nayarit in assessing compensation levels.

The purpose of this process is to:

•	understand the competitiveness of current pay levels for each executive position relative to companies with similar revenues and business characteristics;

•	identify and understand any gaps that may exist between actual compensation levels and market compensation levels; and

•	establish a basis for developing salary adjustments and short-term and long-term incentive awards for the Compensation Committee’s approval.

Aligning the Interests of the NEO’s with the Interests of Nayarit’s Stockholders

Nayarit believes that transparent, objective and easily verified corporate goals, combined with individual performance goals, play an important role in creating and maintaining an effective compensation strategy for the NEO’s.  Nayarit’s objective is to establish benchmarks and targets for its NEO’s which, if achieved, will enhance stockholder value.  These benchmarks relate to completion of exploration programs on the basis of pre-established budgets and exploration success, as well as completion of equity financings on terms beneficial to Nayarit.

A combination of fixed and variable compensation is used to motivate executives to achieve overall corporate goals. For the 2009 financial year, the three basic components of executive officer compensation program were:

•	fixed salary;

•	annual incentives (cash bonus); and

•	option based compensation.

Fixed salary comprises a portion of the total cash-based compensation; however, annual incentives and option based compensation represent compensation that is “at risk” and thus may or may not be paid to the respective executive officer depending on: (i) whether the executive officer is able to meet or exceed his or her applicable performance targets; and (ii) success in financing Nayarit and market performance of Nayarit Shares.  To date, no specific formulae have been developed to assign a specific weighting to each of these components.  Instead, the board considers each performance target and Nayarit’s performance and assigns compensation based on this assessment and the recommendations of the Compensation Committee.

Base Salary

The Compensation Committee and the board approve the salary ranges for the NEO’s.  The base salary review for each NEO is based on an assessment of factors such as current competitive market conditions, compensation levels within the peer group and particular skills, such as leadership ability and management effectiveness, experience, responsibility and proven or expected performance of the particular individual.  Comparative data for Nayarit’s peer group is also accumulated from a number of external sources including independent consultants.  Nayarit’s policy for determining salary for executive officers is consistent with the administration of salaries for all other employees.

Annual Incentives

Nayarit, in its discretion, may award annual incentives by way of cash bonuses in order to motivate executives to achieve short-term corporate goals. The Compensation Committee and the board approve annual incentives.

The success of NEO’s in achieving their individual objectives and their contribution to Nayarit in reaching its overall goals are factors in the determination of their annual bonus.  The Compensation Committee assesses each NEO's performance on the basis of his or her respective contribution to the achievement of the predetermined corporate objectives, as well as to needs of Nayarit that arise on a day to day basis.  This assessment is used by the Compensation Committee in developing its recommendations to the Board with respect to the determination of annual bonuses for the NEO’s.  Where the Compensation Committee cannot unanimously agree, the matter is referred to the full board for decision.  The board relies heavily on the recommendations of the Compensation Committee in granting annual incentives.

Compensation and Measurements of Performance

The Board approves targeted amounts of annual incentives for each NEO at the beginning of each financial year.  The targeted amounts are determined by the Compensation Committee based on a number of factors, including comparable compensation of similar companies.

Achieving predetermined individual and/or corporate targets and objectives, as well as general performance in day to day corporate activities, will trigger the award of a bonus payment to the NEO.  The NEO will receive a partial or full incentive payment depending on the number of the predetermined targets met and the Compensation Committee’s and the board’s assessment of overall performance.  The determination as to whether a target has been met is ultimately made by the board and the board reserves the right to make positive or negative adjustments to any bonus payment if they consider them to be appropriate.

Long Term Compensation

Nayarit currently has no long-term incentive plans, other than stock options granted from time to time by the Board under the provisions of Nayarit’s Stock Option Plan.

Compensation Summary

The table below sets forth information concerning the compensation paid, awarded or earned by each of the NEO’s for services rendered in all capacities to Nayarit during the fiscal years ended September 30, 2009, September 30, 2008 and September 30, 2007.

					Non-Equity Incentive Plan Compensation ($)
Name of NEO and Principal Position	Year	Salary ($)(1)	Share-Based Awards ($)	Option- Based Awards(2) ($)	Annual Incentive Plans	Long-Term Incentive Plans	Pension Value ($)	All Other Compen- sation ($)	Total Compen- sation ($)
Colin	2009	$250,000	N/A	Nil	$41,917	N/A	N/A	$12,274	$304,191
Sutherland	2008	$184,589	N/A	$380,000	Nil	N/A	N/A	$3,069	$567,658
CEO(3)	2007	$51,923	N/A	$408,000	Nil	N/A	N/A	Nil	$459,923

Paul F.	2009	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Saxton	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
CEO(3)	2007	$6,844	N/A	$163,200	Nil	N/A	N/A	Nil	$170,044

Michael A.	2009	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Dehn(3)	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
CEO	2007	$48,000	N/A	N/A	Nil	NA	N/A	Nil	$48,000

Megan Spidle (4)	2009	$100,000	N/A	Nil	$4,167	N/A	N/A	Nil	$104,167
CFO	2008	$37,149	N/A	$57,000	Nil	N/A	N/A	Nil	$94,149
	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Dennis H.	2009	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Waddington (4)	2008	$38,660	N/A	N/A	Nil	N/A	N/A	Nil	$38,660
CFO	2007	$64,880	N/A	N/A	Nil	N/A	N/A	Nil	$64,880

Hall Stewart,	2009	$177,010	N/A	Nil	$42,105	N/A	N/A	Nil	$219,115
Vice-President of	2008	$4,344	N/A	$194,400	Nil	N/A	N/A	Nil	$198,744
Exploration	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Messrs. Saxton, Dehn and Waddington were engaged as consultants rather than employees. The amounts listed here reflect consulting fees received in accordance with their respective contracts.

(2)	Options to purchase common shares of Nayarit granted pursuant to Nayarit's Stock Option Plan.

(3)
Mr. Sutherland was appointed Chief Executive Officer of Nayarit and a member of the Board of Directors on September 21, 2005, serving in the first capacity until April 22, 2007 until Mr. Sutherland took over on June 6, 2007.  Mr. Dehn was appointed as Chief Executive Officer and a member of the Board of Directors until September 21, 2005.

(4)	Ms. Spidle was appointed Chief Financial Officer of Nayarit on May 12, 2008. Mr. Waddington served as Chief Financial Officer until May 12, 2008.

(5)	Mr. Stewart served as Vice-President of Exploration of Nayarit from October 6, 2008 until February 15, 2010.

Incentive Plan Awards

Stock Option Plan

On April 7, 2005, the stockholders of Nayarit adopted a stock option plan which provided for 4,938,000 shares to be issued under the Plan.  The stock option plan was further amended on June 23, 2006 to increase the number of shares to 7,160,000, on April 17, 2008 to increase the number of shares to 9,775,000 and on March 31, 2009 to increase the number of shares to 11,300,000.

The purpose of the plan is to encourage ownership of the Nayarit shares by the persons who are primarily responsible for the management and profitable growth of Nayarit’s business, as well as provide additional incentive for superior performance by such persons and attract and retain valued personnel.  The plan provides that eligible persons thereunder include any director, senior officer, consultant or employee of Nayarit.  A consultant is defined as an individual who is engaged by Nayarit, under a written contract, to provide services on an ongoing basis and spends a significant amount of time on Nayarit’s business and affairs.  The definition of consultant also includes an individual whose services are engaged through a personal holding corporation.

The plan is administered by the board of directors of Nayarit, who have the authority to determine, among other things, subject to the terms of the plan and the requirements of regulatory authorities having jurisdiction, the terms, limitations, restrictions and conditions respecting the grant of options and issuance of Nayarit Shares thereunder.

The maximum number of Nayarit shares reserved for issuance under the plan from time to time must not exceed the amount equal to 5% of Nayarit’s issued and outstanding shares at the time of grant.  The maximum number of Nayarit shares that may be reserved for issuance to any one insider under the plan and any other share compensation arrangement may not exceed 5% of the issued and outstanding Nayarit shares at the time of grant (on a non-diluted basis).  The plan also provides that the maximum number of Nayarit shares that may be reserved for issuance to insiders under the plan and any other share compensation arrangement shall not exceed 20% of the Nayarit shares outstanding at the time of grant (on a non-diluted basis) and the maximum number of Nayarit shares that may be issued to insiders under the plan or any other share compensation arrangement within a one-year period shall not exceed 10% of the Nayarit shares outstanding at the time of grant.

The board of directors of Nayarit has the authority under the plan to establish the option price at the time each option is granted, which price shall not be less than the market price of the Nayarit shares at the time of grant.  Options granted under the stock option plan are exercisable over a period not exceeding five (5) years from the date of grant, subject to earlier termination if the optionee ceases to be an eligible person by reason of termination of employment, retirement, disability or death.  The options granted under the plan are not transferable or assignable other than by will or the laws of descent and distribution.  Options will be subject to such vesting schedule as determined by the board of directors and any applicable regulatory requirements.

Outstanding Option-Based and Share-based Awards

The following table sets out for each NEO, the incentive stock options (option-based awards) and share-based awards outstanding as at September 30, 2009.

	Option-based Awards(1)
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)
Colin Sutherland	500,000 1,000,000	0.98 0.50	May 17, 2012 April 25, 2013	- 50,000
Hall Stewart	360,000	0.68	August 29, 2013	-
Megan Spidle	150,000	0.50	April 25, 2013	7,500

(1)
The Stock Option Plan is a “rolling” stock option plan whereby the maximum number of common shares that may be reserved for issuance pursuant to the Stock Option Plan will not exceed 5% of the issued common shares at the time of grant.  As at the date hereof 11,300,000 Nayarit shares may be reserved for issuance pursuant to the Stock Option Plan.

The following table sets forth, as at September 30, 2009, aggregate information in respect to compensation plans of Nayarit under which equity securities of Nayarit are authorized for issuance.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan Category(1)	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (the only such plan is the Nayarit Gold stock option plan)	9,089,286	$0.65	2,210,714
Equity compensation plans not approved by security holders (Nayarit Gold does not have any such plan)	N/A	N/A	N/A

(1)	The only equity compensation plan of Nayarit is the Nayarit stock option plan, which has been approved by the Nayarit Stockholders.

Value Vested or Earned During the Year

The following table sets forth, for each NEO, the value of all incentive plan awards that vested during the year ended September 30, 2009.

Name	Option-based awards-Value vested during the year(1) (2) ($)	Share-based awards-Value vested during the year ($)	Non-equity incentive plan compensation- Value earned during the year ($)
Colin Sutherland	Nil	N/A	N/A

Hall Stewart	Nil	N/A	N/A

Megan Spidle	Nil	N/A	N/A

(1)
Summarizes for each of the NEO’s the aggregate value that would have been realized if the options had been exercised on the vesting date during the financial year ended September 30, 2009.  As these options were not necessarily exercised, or exercised on such vesting date, by the NEO’s, these amounts do not necessarily reflect amounts realized by the NEO’s during the year ended September 30, 2009.

(2)
On each date during the year in which the stock options vested, the closing prices of Nayarit’s shares were lower than the option exercise prices. Therefore, the options which had vested were not-in-the-money.

Employment Agreements – Termination and Change of Control Benefits

Colin Sutherland

Effective July 1, 2008, Nayarit entered into an Employment Agreement with Colin Sutherland, the President and Chief Executive Officer of Nayarit Gold, which provides, among other things, for a base salary of Cdn $250,000 per annum.  Mr. Sutherland dedicates 100% of his time to Nayarit and has not entered into a non-competition or non-disclosure agreement with Nayarit Gold.  Mr. Sutherland shall be eligible for consideration of an annual bonus (up to 150% of his base salary).  Mr. Sutherland shall also be eligible to receive stock options at the discretion of the Board of Directors of Nayarit.  In the event of a change of control of Nayarit, Mr. Sutherland may within 90 days of learning about the change of control give notice to Nayarit and such leaving shall be treated for all purposes as a termination by Nayarit.  The employment agreement may be terminated by either party upon 90 days' written notice, and Mr. Sutherland (or his representatives, as applicable) shall be entitled to receive all accrued and unpaid salary and bonuses, and a lump sum payment equal to 3.0 times his annual salary and bonus, less any statutorily required deductions.  In the event of termination by Nayarit Gold by reason of death or incapacity prior to the initial term, Mr. Sutherland shall be entitled to receive the balance of the unpaid compensation (including any incentive compensation) not covered by insurance.  Mr. Sutherland has agreed with Nayarit that the Business Combination will not trigger the termination payment associated with a change in control.

Megan Spidle

Effective October 17, 2008, Nayarit entered into am Employment Agreement with Megan Spidle, the Chief Financial Officer of Nayarit, which provides, among other things, for a base fee of CDN$100,000 per annum.  Ms. Spidle dedicates 100% of her time to Nayarit and has not entered into a non-competition or non-disclosure agreement with Nayarit.  Ms. Spidle shall be eligible for consideration of an annual bonus (up to 150% of her base salary).  Ms. Spidle shall also be eligible to receive stock options at the discretion of Nayarit.  In the event of a change of control of Nayarit, Ms. Spidle may within 90 days of learning about the change of control give notice to Nayarit and such leaving shall be treated for all purposes as a termination by Nayarit.  The employment agreement may be terminated by either party upon 90 days' written notice, and Ms. Spidle (or her representatives, as applicable) shall be entitled to receive all accrued and unpaid salary and bonuses, and a lump sum payment equal to 2.0 times her annual salary and bonus, less any statutorily required deductions.  In the event of termination by Nayarit by reason of death or incapacity prior to the initial term, Ms. Spidle shall be entitled to receive the balance of the unpaid compensation (including any incentive compensation) not covered by insurance. Pursuant to the Business Combination Agreement Ms. Spidle will be entitled to the termination payment associated with a change in control if her employment agreement is terminated pursuant the terms of the Business Combination Agreement.

Pension Plan Benefits

Nayarit does not have a pension plan or deferred compensation plan.

Director Compensation

The following table sets out, for each director (other than Colin Sutherland who is an NEO) compensation received for the fiscal year ended September 30, 2009.

Name	Fees Earned ($)	Option-Based Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Pension Value ($)	All Other Compensation ($)	Total ($)
Paul F. Saxton	Nil	Nil	N/A	N/A	N/A	Nil
J. Trevor Eyton	Nil	Nil	N/A	N/A	N/A	Nil
R. Glen MacMullin	Nil	$9,250	N/A	N/A	N/A	$9,250
Donald F. Flemming	Nil	$9,250	N/A	N/A	N/A	$9,250

(1)
The fair value of share-based awards is calculated as at the date of grant using the Black-Scholes Option Pricing Model.  Option-pricing models require the use of highly subjective estimates and assumptions including the expected stock price volatility.  Changes in the underlying assumptions can materially affect the fair value estimates and therefore, in management’s opinion, existing models do not necessarily provide a reliable measure of the fair value of Nayarit’s share and option-based awards.

Directors of Nayarit (other than Colin Sutherland who is an NEO) are remunerated for their services as follows:

	Annual fee per director	Aggregate annual fee
Annual fee paid to each director	Nil	Nil

Vice-Chairman of the board of directors	N/A	N/A

Chairman of audit committee	Nil	Nil

Chairmen of other committees	Nil	Nil

Directors may also be compensated for services provided to Nayarit as consultants or experts on the same basis and at the same rate as would be payable if such services were provided by a third party, arm's length service provider.  To date, no such services have been provided to Nayarit by any of its directors.

Directors and Officers Liability Insurance

Nayarit maintains directors’ and officers’ liability insurance.

Outstanding Option-Based and Share-Based Awards

The following table sets out, for each director (other than Colin Sutherland who is an NEO) the stock options (option-based awards) outstanding as at September 30, 2009.

Name	Number of Securities Underlying Unexercised Options	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-The-Money Options ($)(1)
Paul F. Saxton	200,000	$0.98	May 17, 2012	Nil
J. Trevor Eyton	400,000	$0.35	May 18, 2010	$80,000
	250,000	$1.30	May 3, 2011	Nil
R. Glen MacMullin	50,000	0.90	June 6, 2012	Nil
	25,000	0.50	February 10,2014	1,250
Donald F. Flemming	50,000	0.90	August 1, 2012	Nil

Name	Number of Securities Underlying Unexercised Options	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-The-Money Options ($)(1)
	25,000	0.50	February 10,2014	1,250

(1)	Calculated as the closing price of the Company's shares on the Toronto Stock Exchange Venture Exchange at September 30, 2009.

Value Vested or Earned During the Year

The following table sets forth, for each director (other than Colin Sutherland who is an NEO) the value of all incentive plan awards that vested during the year ended September 30, 2009.

Name	Option-based awards-Value vested during the year(1) ($)	Share-based awards-Value vested during the year(1) ($)	Non-equity incentive plan compensation- Value earned during the year ($)
Paul F. Saxton	Nil	N/A	N/A

J. Trevor Eyton	Nil	N/A	N/A

R. Glen MacMullin	$3,750	N/A	N/A

Donald F. Flemming	$3,750	N/A	N/A

(1)
Summarizes for each of the directors who is not a NEO the aggregate value that would have been realized if the options had been exercised on the vesting date during the financial year ended September 30, 2009.  As these options were not necessarily exercised, or exercised on such vesting date, by such directors, these amounts do not necessarily reflect amounts realized by such directors during the year ended September 30, 2009.

Indebtedness of Directors and Executive Officers

None of the directors, executive officers or employees of Nayarit or any of its subsidiaries and former directors, executive officers and employees of Nayarit or any of its subsidiaries had any indebtedness outstanding to Nayarit or any of its subsidiaries as at the date hereof except as disclosed below.  In addition, no indebtedness of these individuals to another entity has been the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding of Nayarit or any of its subsidiaries.

Statement of Corporate Governance Practices

Board and senior management consider good corporate governance to be central to the effective and efficient operation of Nayarit.  The Board has confirmed the strategic objective of Nayarit is seeking out and exploring mineral bearing deposits with the intention of developing and mining the deposit or proving the feasibility of mining the deposit for others.

Canadian National Instrument 58-101 - Disclosure of Corporate Governance Practices (“NI 58-101”) requires Nayarit to disclose its corporate governance practices by providing in this document the disclosure required by Form 58-101F1.  Canadian National Instrument 58-201 – Corporate Governance Guidelines (“NI 58-201”) establishes corporate governance guidelines which apply to all public companies. Nayarit has reviewed its own corporate governance practices in light of these guidelines. In certain cases, Nayarit’s practices comply with the guidelines; however, the Board considers that some of the guidelines are not suitable for Nayarit at its current stage of development and therefore these guidelines have not been adopted.  If the Business Combination is not consummated, Nayarit will continue to review and implement corporate governance guidelines as the business of Nayarit progresses and becomes more active in operations.

Form 58-101 F1 – Corporate Governance Disclosure (TSX Issuers)

Board of Directors

The Board is currently composed of five (5) directors.  Form 58-101F1 suggests that the board of directors of every listed company should be constituted with a majority of individuals who qualify as "independent" directors under Canadian Multilateral Instrument 52-110 - Audit Committees (“MI 52-110),” which provides that a director is independent if he or she has no direct or indirect “material relationship” with the company.  “Material relationship” is defined as a relationship which could, in the view of the company’s board of directors, be reasonably expected to interfere with the exercise of a director’s independent judgment and, specifically in addition to other circumstances, excludes “independence” where the individual has received more than $75,000 in direct compensation during a twelve month period in the prior three years.

Colin Sutherland (President and Chief Executive Officer) and Paul Saxton (Chairman) are not “independent” under MI 52-110 because they are "insider" or management directors and accordingly are not considered “independent" as a result of this relationship.

The remaining three (3) directors, J. Trevor Eyton, R. Glen MacMullin and Donald F. Flemming, are considered by the Board to be "independent", within the meaning of MI 52-110.  In assessing Form 58-101F1 and making the foregoing determinations, the circumstances of each director has been examined in relation to a number of factors as noted above.

A majority of the directors are independent, as three of the five directors are independent as noted above.  To facilitate the functioning of the board of directors independently of management, the following structures and processes are in place:

•
when appropriate, members of management, are not present for the discussion and determination of certain matters at meetings of the board of directors. During the most recently completed financial year, one meeting of the independent directors was held, and it is Nayarit’s policy to hold at least one meeting of the independent board of directors during each financial year;

•	under the by-laws of Nayarit, any two directors may call a meeting of the board of directors;

•	the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee consist of a majority of independent directors who meet independent of management directors; and

•	in addition to the above standing Committees of the board of directors, independent committees are appointed from time to time, when appropriate.

Each of the directors of Nayarit attended each meeting of the board of directors held since May 2, 2005, with the exception of directors who are not independent in the case of meetings of the independent directors.  The following table sets forth the directors of Nayarit who currently hold directorships and/or are officers with other reporting issuers:

Name of Director	Reporting Issuer

Colin Sutherland	Not Applicable.

Paul F. Saxton	Goldcliff Resource Corporation, Zazu Metals Corporation, Lincoln Gold Corporation, 0373849 B.C. Ltd., Pinnacle Mines Ltd.

J. Trevor Eyton	Richview Resources Inc., Brookfield Asset Management Inc., Ivernia Inc., Silver Bear Resources Inc., Brookfield Infrastructure Partners L.P.

R. Glen MacMullin	Silver Dragon Resources Inc.

Donald F. Flemming	Not Applicable.

Mandate of the Board of Directors

The duties and responsibilities of the board of directors are:

•	to supervise the management of the business and affairs of Nayarit; and

•	to act with a view towards the best interests of Nayarit.

In discharging its mandate, the Board of Directors is responsible for the oversight and review of the development of, among other things, the following matters:

•	the strategic planning process of Nayarit;

•	identifying the principal risks of Nayarit’s business and ensuring the implementation of appropriate systems to manage these risks;

•	succession planning, including appointing, training and monitoring senior management;

•	a communications policy for Nayarit to facilitate communications with investors and other interested parties; and

•	the integrity of Nayarit’s internal control and management information systems.

The Board of Directors also has the mandate to assess the effectiveness of the Board of Directors as a whole, its committees and the contribution of individual directors.

Position Descriptions

The Board of Directors of Nayarit has developed written position descriptions for the Chairman, the Chairman of each Board Committee, the Chief Executive Officer, the President and the Chief Financial Officer.

Orientation and Continuing Education

When new directors are appointed, they receive an orientation on the role of the board, its Committees and its directors, and the nature and operation of Nayarit’s business, which consists of the following:

•	an orientation session with senior officers to overview Nayarit’s business and affairs;

•	an orientation session with the Chairman and the Chairperson of each standing Committee; and

•	an orientation session with legal counsel and the representatives of Nayarit’s auditors.

Continuing education is provided to directors through provision of literature regarding current developments.  Additionally, historically board members have been nominated who are familiar with Nayarit and the nature of its business.  The Corporate Governance & Nominating Committee take primary responsibility for the orientation and continuing education of directors and officers.

Ethical Business Conduct

The board of directors of Nayarit has adopted a written code for the directors, officers and employees of Nayarit.  Copies of the code of conduct are available upon written request from the Chief Financial Officer of Nayarit.  The Audit Committee is responsible for ensuring compliance with Nayarit’s code of conduct. There have been no departures from Nayarit’s code of conduct during the most recently completely financial year.

In addition to those matters which, by law, must be approved by the board of directors, the approval of the board of directors is required for:

•	Nayarit’s annual business plan and budget;

•	major acquisitions or dispositions by Nayarit; and

•	transactions which are outside of Nayarit’s existing business.

To ensure the directors exercise independent judgment in considering transactions and agreements in which a director or officer has a material interest, all such matters are considered and approved by the independent directors.

Nayarit believes that it has adopted corporate governance procedures and policies which encourage ethical behavior by Nayarit’s directors, officers and employees.

Nomination of Directors

The Corporate Governance & Nominating Committee has oversight of all board corporate governance matters, and undertakes the process for recruitment and review of nominees for the board of directors.  The recruitment of new directors has generally resulted from recommendations made by directors and stockholders in a process which is managed by the Corporate Governance & Nominating Committee.  The assessment of the contributions of individual directors has principally been the responsibility of the board. Prior to standing for election, new nominees to the board are reviewed by the entire board based on recommendations formulated by the Corporate Governance & Nominating Committee.

Other Board Committees

There are no board committees other than the Audit Committee, the Corporate Governance & Nominating Committee and a Compensation Committee and the Compensation Committee.

Assessments

Currently the board takes responsibility for monitoring and assessing its effectiveness and the performance of individual directors, its committees, including reviewing the board’s decision-making processes and the quality of information provided by management, and among other things:

•	overseeing strategic planning;
•	monitoring the performance of Nayarit’s assets;
•	evaluating the principal risks and opportunities associated with Nayarit’s business and overseeing the implementation of appropriate systems to manage these risks;
•	approving specific acquisitions and divestitures;
•	evaluating senior management; and
•	overseeing Nayarit’s internal control and management information systems.

Audit Committee Information

The Audit Committee of Nayarit’s board of directors is principally responsible for:

•
recommending to Nayarit’s board of directors the external auditor to be nominated for election by Nayarit’s stockholders at each annual meeting and negotiating the compensation of such external auditor;

•	overseeing the work of the external auditor;

•
reviewing Nayarit’s annual and interim financial statements, Management’s Discussion and Analysis and press releases regarding earnings before they are reviewed and approved by the board of directors and publicly disseminated by Nayarit; and

•
reviewing Nayarit’s financial reporting procedures to ensure adequate procedures are in place for Nayarit’s public disclosure of financial information extracted or derived from its financial statements, other than disclosure described in the previous paragraph.

Canadian Multilateral Instrument 52-110 – Audit Committees (“MI 52-110”) requires that certain information regarding the Audit Committee be included in the management information circular sent to stockholders in connection with the issuer’s annual meeting.

Audit Committee Charter

The full text of the charter of Nayarit’s Audit Committee is available upon request and may be downloaded from the Ontario Securities Commission’s SEDAR web site.

Composition of the Audit Committee

The Audit Committee members are J. Trevor Eyton, R. Glen MacMullin and Donald F. Flemmings, each of whom is a director and considered “financially literate” and “independent” in accordance with MI 52-110.  Mr. MacMullin is the Chairman of the Audit Committee.

Relevant Education and Experience

The relevant education and/or experience of each member of the Audit Committee are as follows:

Name of Member	Education	Experience
J. Trevor Eyton	Mr. Eyton earned a B.A. from the University of Toronto and a S.J.D. from the University of Toronto School of Law.
Mr. Eyton is a Member of Senate of Canada.  He is also Chairman of Canada's Sports Hall of Fame and a Governor of the Canadian Olympic Foundation and Junior Achievement of Canada.  Senator Eyton is also the co-founder and co-chairman of the Canada/Mexico Retreat, an organization form in 1990 around the NAFTA which promotes two-way trade and investment at the most senior levels in the two countries.

R. Glen MacMullin	Mr. MacMullin holds a Bachelor of Business Administration degree from Saint Francis Xavier University of Antigonish, Nova Scotia and is a member of the Canadian Institute of Chartered Accountants.
R. Glen MacMullin is currently a Vice President with the Minto Group, an integrated real estate development, construction and management company.  Prior to his current position, Mr. MacMullin was a Managing Director with Xavier Sussex, LLC, a private investment firm he co-founded in 2004.  Prior to 2004, he was a Director and Chief Operating Officer with the proprietary trading division of Deutsche Bank in New York.  He previously served in various positions with Deutsche Bank Offshore in the Cayman Islands including Head of Investment Funds.  Mr. MacMullin began his career in public accounting with Coopers & Lybrand in Ottawa, Canada and KPMG in the Cayman Islands

Donald F. Flemming	Mr. Flemming is a graduate of St. Mary's University in Halifax, Nova Scotia.	Mr. Flemming has been the President of Don Flemming Insurance since 1980.

Reliance on Exemptions in MI 52-110

Since the commencement of Nayarit’s most recently completed financial year, Nayarit Gold has not relied on an exemption from MI 52-110.

Audit Committee Oversight

Since the commencement of Nayarit’s most recently completed financial year, there has not been a recommendation of the Audit Committee to nominate or compensate an external auditor which was not adopted by Nayarit’s Board.

Pre-Approval Policies and Procedures

The Audit Committee has adopted specific policies and procedures for the engagement of non-audit services as described in the Charter. Pursuant to the Charter for the Audit Committee, the Audit Committee has the responsibility to review and approve the fees charged by the external auditors for audit services, and to review and approve all services other than audit services to be provided by the external auditors, and associated fees.

Audit Fees

The following table provides detail in respect of audit, audit related, tax and other fees paid by Nayarit to the external auditor for professional services:

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
Year ended September 30, 2009	$45,000	Nil	$5,000	Nil
Year ended September 30, 2008	$59,000	Nil	$5,000	Nil

Audit Fees – Audit fees were paid for professional services rendered by the auditor for the audit of Nayarit’s annual financial statements as well as services provided in connection with statutory and regulatory filings.

Audit-Related Fees – Audit-related fees were paid for professional services rendered by the auditor and consisted primarily of file quality review fees and fees for the review of quarterly financial statements and related documents.

Tax Fees – Tax fees were paid for tax compliance, tax advice and tax planning professional services. These services included reviewing tax returns and assisting in responses to government tax authorities.

All Other Fees – No other fees were billed by the auditor of Nayarit.

Legal Proceedings and Regulatory Actions

Nayarit is not a party to and none of its property is the subject of any legal proceedings as at the date of this joint proxy statement/prospectus and Nayarit knows of no such legal proceedings currently contemplated.

Nayarit is not the subject of any penalties or sanctions imposed against it by a court relating to provincial and territorial securities legislation or by a securities regulatory authority as at the date of this joint proxy statement/prospectus or from the date of incorporation.  Nayarit Gold is not the subject of any other penalties or sanctions imposed by a court or regulatory body against it necessary for the joint proxy statement/prospectus to contain full, true and plain disclosure of all material facts relating to Nayarit.  Nayarit has not entered into any settlement agreements before a court relating to provincial and territorial securities legislation or with a securities regulatory authority as at the date of this joint proxy statement/prospectus or from the date of incorporation.

Conflicts of Interest

Certain directors and officers of Nayarit may serve from time to time as directors, officers, promoters and members of management of other public companies and therefore it is possible that a conflict may arise between their duties as a director or officer of Nayarit and their duties as a director, officer, promoter or member of management of such other companies.  In accordance with the Business Corporations Act (Ontario), directors must keep the board of Nayarit advised, on an ongoing basis, of any interest that could potentially conflict with those of Nayarit.  Nayarit has also established protocols setting out:

•
the structures and procedures which are in place to ensure that the consideration by the Board and management of Nayarit’s business and the business of its subsidiaries is undertaken free from any actual, or the appearance of any, conflict of interest; and

•	the requirement and process for each director to declare any interest he or she has in the matter being considered by the board of Nayarit and appropriate measures to be taken upon that declaration.

Where the board of Nayarit believes a significant conflict exists, the director concerned does not receive the relevant board of Nayarit documentation and is not present at the Nayarit board of directors meeting whilst the item is considered.

Other than as set out herein, to the best of its respective knowledge, Nayarit is not aware of the existence of any existing or potential material conflicts of interest between Nayarit and any of its directors.

Interest of Certain Persons in Matters to be Acted Upon

Other than as described herein, Nayarit is not aware of any material interest, direct or indirect, in any matter to be acted upon at the Nayarit Special Meeting, by way of beneficial ownership of securities or otherwise, of any director or executive officer (or any associated or affiliate thereof) of Nayarit.

Interest of Informed Persons in Material Transactions

No Informed Person of Nayarit, or any associate or affiliate of any of the foregoing person has any material interest, direct or indirect, in any transaction which has occurred since the amalgamation of Nayarit, or in any proposed transaction that has materially affected or would materially affect Nayarit, except for the following:

(a)
It is currently anticipated that Colin Sutherland, a nominee of Nayarit, will serve as director of Capital Gold following the Business Combination and that Bradley Langille and Colin Sutherland will join Capital Gold as senior officers.

(b)
For a period of thirty-six (36) months following the Effective Time of the Business Combination, Capital Gold and Nayarit have agreed that they shall cause their nominees on the Board of Directors to execute and deliver an undertaking whereby such nominees agree to: (i) nominate the agreed upon individuals for re-election at each annual meeting of the stockholders of Capital Gold; and (ii) cause any successors chosen by such nominees to comply with the foregoing provision at each annual meeting of the stockholders of Capital Gold.

(c)
As a condition to closing the Business Combination, Capital Gold and Nayarit have agreed that the employment agreements between Nayarit, on one hand, and each of Colin Sutherland and Bradley Langille, on the other hand, shall either have been (i) terminated prior to the Effective Date in accordance with the terms thereof, including payment of all termination payments prescribed therein (except for any payments relating to the change of control of Nayarit), or (ii) terminated with no payment of change of control benefits in consideration for the execution of a new employment agreement with Parent on terms comparable to the other senior officers of Parent.

Non-Arm's Length Party Transactions

Other than as disclosed in this joint proxy statement/prospectus, in connection with any transaction completed within the previous two years prior to the date hereof, Nayarit has not provided or proposed to provide any assets or services to or obtained or proposed to obtain any assets or services from any director or officer of Nayarit, any principal security holder disclosed elsewhere in this joint proxy statement/prospectus, or any associates or affiliates of the foregoing.

Registrar and Transfer Agent

The registrar and transfer agent of Nayarit is Computershare Trust Company of Canada at 1969 Upper Water Street, Purdy’s Wharf II, Suite 2008, Halifax, NS B3J 3R7.

Material Contracts

The only material contracts entered into by Nayarit, other than in the ordinary course of business, since the date of incorporation are as follows:

(a)	Letter of Intent dated December 17, 2009, 2010 between Nayarit and Capital Gold respecting the Business Combination of Nayarit and Capital Gold;

(b)	Amalgamation Agreement dated February 10, 2010 between Nayarit and Capital Gold;

(c)
N143-101 Preliminary Assessment Nayarit Gold Inc., Orion Project, Del Norte Zone, State of Nayarit, Mexico dated January 25, 2010, prepared by SRK Consulting, Engineers and Scientists (the "Orion Project Report");

(d)	the 10% net profits interest with respect to the Orion Concession held by Portree Inc. dated November 30, 1999;

(e)	the 3.5% net smelter return royalty with respect to the Orion Concession held by Belitung Limited dated January 30, 2004;

(f)	the Option Agreement with respect to the La Estrella Property dated November 28, 2003; and

(g)	the Option Agreement with respect to the Huajicari Property dated May 8, 2008.

Experts and Interests of Experts

Certain legal matters relating to the securities offered hereby will be passed upon on behalf of Nayarit by Peterson Law Professional Corporation, Barristers & Solicitors, Toronto, Ontario.  The foregoing professional firm, its partners, employees and associates, as a group, own beneficially, directly or indirectly, less than one percent of the securities of Nayarit.

Technical information concerning the Orion Gold Project is based on the Orion Project Report which provides an independent technical review of this project.  The Orion Project Report was prepared by SRK Consulting.  Peter Clarke, B.Sc., MBA, P.Eng., is a “Qualified Person” as such term is defined in NI 43-101.  SRK Consulting and Peter Clarke are independent of Nayarit Gold within the meaning of NI 43-101.  Peter Clarke and the directors, officers and employees of SRK Consulting, do not own any securities of Nayarit.

Other Material Facts

Other than as set forth below and as disclosed elsewhere in this joint proxy statement/prospectus regarding Nayarit, there are no material facts about the Business Combination that are necessary to be disclosed in order for this joint proxy statement/prospectus to contain full, true and plain disclosure of all material facts relating to the Business Combination.

Approvals

The contents relating to Nayarit only and the sending of this joint proxy statement/prospectus to Nayarit stockholders has been approved by the board of directors of Nayarit.

MANAGEMENT OF CAPITAL GOLD FOLLOWING THE BUSINESS COMBINATION

Directors and Executive Officers

Pursuant to the terms of the Business Combination Agreement, the board of directors of Capital Gold shall consist of either five (5) or seven (7) directors, in either event to include  John Brownlie, Stephen M. Cooper, John W. Cutler, Leonard J. Sojka, each a current director of Capital Gold, and Colin Sutherland, a nominee of Nayarit.  John Brownlie will continue to serve as President and Chief Operating Officer of Capital Gold and Bradley Langille and Colin Sutherland will join Capital Gold as senior officers. For a period of thirty-six (36) months following the Effective Time, Capital Gold and Nayarit have agreed that they shall cause their nominees on the board of directors to execute and deliver an undertaking whereby such nominees agree to: (i) nominate the foregoing individuals for re-election at each annual meeting of the stockholders of Capital Gold; and (ii) cause any successors chosen by such nominees to comply with the foregoing provision at each annual meeting of the stockholders of Capital Gold.   Capital Gold and Nayarit intend to appoint an independent director as chair of the board of directors of Capital Gold.  Immediately following the Business Combination, Capital Gold’s directors and executive officers will be as follows:

Name	Age	Position

John Brownlie	59	President, Chief Operating Officer

Leonard J. Sojka	53	Director

John W. Cutler	60	Director

Stephen M. Cooper	46	Director

Christopher Chipman	37	Chief Financial Officer

J. Scott Hazlitt	57	Vice President – Mine Development

Bradley Langille	49	Senior Vice President, Business Development

Colin Sutherland	39	Director and Senior Vice President, Finance & Corporate Development

See “Information About Capital Gold—Management of Capital Gold” for biographical information of Messrs. Brownlie, Cooper, Cutler, Sojka, Chipman and Hazlitt.  See “Information About Nayarit—Directors and Officers” for biographical information of Mr. Sutherland.  Mr. Langille’s biographical information follows:

BRADLEY LANGILLE.   Mr. Langille is the co-founder of both Gammon Gold Inc. and Mexgold Resources Inc., both of which are gold and silver producers in Mexico.  Mr. Langille served as a Director and Chief Executive Officer of both companies from 2003 to 2006, and successfully built both companies from its grass roots state to commercial production, raising in excess of $500 million for the development and construction of both mines. Mr. Langille has been an integral part of the growth and success of Gammon Gold Inc., and has directed the growth and development of the properties since 1997.

Committees of the Board of Directors

The members of the committees of Capital Gold’s board of directors will not be appointed until Capital Gold’s board of directors is fully constituted and holds its initial meeting. At that time, Capital Gold’s board of directors will make determinations with respect to each committee member’s independence in accordance with the NYSE Amex listing standards and SEC rules and regulations and each committee will adopt its committee charter.

Following the Business Combination, Capital Gold intends to post any amendments or revisions to the committee charters on its website at www.capitalgoldcorp.com.

Audit Committee

The audit committee will at all times be composed of exclusively independent directors who are “financially literate,” meaning they are able to read and understand fundamental financial statements, including Capital Gold’s balance sheet, income statement and cash flow statement.  In addition, the committee will have at least one member who qualifies as an “audit committee financial expert” as defined in rules and regulations of the SEC. Immediately prior to the Business Combination, Capital Gold’s board of directors will also make determinations regarding the financial literacy and financial expertise of each member of the audit committee in accordance with the NYSE Amex listing standards and SEC Rule 10A-3.

The principal duties and responsibilities of Capital Gold’s audit committee will be to engage Capital Gold’s independent auditors, oversee the quality and integrity of Capital Gold’s financial reporting and the audit of Capital Gold’s financial statements by its independent auditors and in fulfilling its obligations, Capital Gold’s audit committee will review with Capital Gold’s management and independent auditors the scope and result of the annual audit, the auditors’ independence and Capital Gold’s accounting policies.

The audit committee will be required to report regularly to Capital Gold’s board of directors to discuss any issues that arise with respect to the quality or integrity of Capital Gold’s financial statements, its compliance with legal or regulatory requirements, the performance and independence of Capital Gold’s independent auditors, or the performance of the internal audit function.

Once the board holds its initial meeting, Capital Gold will identify which members of the Board of Directors will serve on the audit committee and which member of the audit committee will be designated as the audit committee financial expert.

Compensation Committee

The compensation committee will at all times be composed of exclusively independent directors.  Among other functions, the compensation committee will oversee the compensation of Capital Gold’s chief executive officer and other executive officers and senior management, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites and administers any such plans or programs as required by the terms thereof.

Compensation Committee Interlocks and Insider Participation

Once the board holds its initial meeting, Capital Gold will identify which, if any, members of the compensation committee have had any relationships with Capital Gold of the type required to be disclosed by Item 404 of Regulation S-K of the SEC rules and regulations. None of the individuals who will be an executive officer of Capital Gold following the Business Combination has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who will serve on Capital Gold’s board of directors immediately following the Business Combination.

Our President and COO, John Brownlie, currently serves on the board of directors of Palladon Ventures Ltd., a mining exploration and development company.  John W. Cutler is currently serving as the President, Chief Executive Officer and a director of Palladon Ventures Ltd. and Leonard J. Sojka serves as a director, corporate secretary and chief financial officer for Palladon Ventures Ltd.

Corporate Governance Committee

The corporate governance committee will at all times be composed of exclusively independent directors.  The principal duties and responsibilities of Capital Gold’s corporate governance committee will be to identify qualified individuals to become board members, recommend to the board of directors individuals to be designated as nominees for election as directors at the annual meetings of stockholders, and develop and recommend to the board of directors Capital Gold’s corporate governance guidelines.

Once the board holds its initial meeting, Capital Gold will identify which members of the Board of Directors will serve on the corporate governance committee.

Code of Conduct and Ethics

Capital Gold’s Board of Directors adopted a Code of Ethics that applies to our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is publicly available on Capital Gold’s website at www.capitalgoldcorp.com, where it may be found under the Corporate Info; Corporate Governance tab. You also may obtain a copy of this code by written request to our Office Manager at 76 Beaver Street, 14th Floor, New York, NY 10005. Capital Gold’s Board of Directors is required to approve any substantive amendments to this code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to its chief executive officer, principal financial officer or principal accounting officer and Capital Gold will disclose the nature of such amendment or waiver in a report on Form 8-K within four business days.

Director Compensation

Capital Gold’s independent directors each receive a fee of $2,000 per month.  Non-independent directors each receive $1,000 per month.  Directors are reimbursed for their accountable expenses incurred in attending meetings and conducting their duties.  Independent directors can earn additional committee fees if serving on a form of sub-committee of the board of directors.

Executive Compensation

Capital Gold is currently reevaluating the executive compensation structures and systems that Capital Gold will provide for its named executive officers, with attention to instituting equity awards under the equity incentive plan with attention to encouraging long-term sustained performance.

Employment Agreements

In connection with the consummation of the Business Combination and as a condition to closing, Capital Gold intends to negotiate new employment agreements with Colin Sutherland and Bradley Langille.

Corporate Headquarters

The corporate headquarters of the combined company following consummation of the Business Combination will be located in Denver, Colorado.  Capital Gold will maintain a satellite office in Halifax, Canada and corporate financial offices in Philadelphia, Pennsylvania.

GLOSSARY OF TERMS
Technical Terms

Reserve:
That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves must be supported by a feasibility study done to bankable standards that demonstrates the economic extraction ("Bankable standards" implies that the confidence attached to the costs and achievements developed in the study is sufficient for the project to be eligible for external debt financing.) A reserve includes adjustments to the in-situ tonnes and grade to include diluting materials and allowances for losses that might occur when the material is mined.

Proven Reserve:
Reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape depth and mineral content of reserves are well-established.

Probable Reserve:
Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

Mineralized Material:	The term “mineralized material” refers to material that is not included in the reserve as it does not meet all of the criteria for adequate demonstration for economic or legal extraction.

Non-reserves:	The term “non-reserves” refers to mineralized material that is not included in the reserve as it does not meet all of the criteria for adequate demonstration for economic or legal extraction.

Exploration Stage:	An “exploration stage” prospect is one which is not in either the development or production stage.

Development Stage:
A “development stage” project is one which is undergoing preparation of an established commercially mineable deposit for its extraction but which is not yet in production.  This stage occurs after completion of a feasibility study.

Production Stage:	A “production stage” project is actively engaged in the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product.

Additional Definitions

Caliche:	Sediment cemented by calcium carbonate near surface.

Diorite:	Igneous Rock (Rock formed from magma or molten rock).

Dore:	Bars of low purity precious metal (Gold & Silver) which represents final product of a gold mine typically weighing 25 kg per bar.

Dikes:	Tabular, vertical bodies of igneous rock.

Fissility:	Shattered, broken nature of rock.

Fracture Foliations:	Fracture pattern in rock, parallel orientation, resulting from pressure.

Heap Leaching:	Broken and crushed ore on a pile subjected to dissolution of metals by leach solution.

Hydrometallurgical Plant:	A metallurgical mineral processing plant that uses water to leach or separate and concentrate elements or minerals.

Intercalated:	Mixed in.

Lithostatic Pressure:	Pressure brought on by weight of overlaying rocks.

Major Intrusive Center:	An area where large bodies of intrusive igneous rock exist and through which large amounts of mineralizing fluids rose.

Mesothermal:	A class of hydrothermal ore deposit formed at medium temperatures and a depth over one mile in the earth’s crust.

Microporphyritic Latite:	Extremely fine grained siliceous igneous rock with a distribution of larger crystals within.

Mudstone:	Sedimentary bed composed primarily of fine grained material such as clay and silt.

PPM:	Part per million.

Pyritized:	Partly replaced by the mineral pyrite.

Reverse Circulation Drilling (or R.C. Drilling):	Type of drilling using air to recover cuttings for sampling through the middle of the drilling rods rather than the outside of the drill rods, resulting in less contamination of the sampled interval.

Sericitized:	Rocks altered by heat, pressure and solutions resulting in formation of the mineral sericite, a very fine grained mica.

Siltstone:	A sedimentary rock composed of clay and silt sized particles.

Silicified:	Partly replaced by silica.

Stockwork Breccia:	Earth's crust broken by two or more sets of parallel faults converging from different directions.

Stockwork:	Ore, when not in strata or in veins but in large masses, so as to be worked in chambers or in large blocks.

Surface Mine:	Surface mining by way of an open pit without shafts or underground working.

LEGAL MATTERS

The validity of the shares of Capital Gold common stock to be issued in connection with the Business Combination will be passed upon for Capital Gold by Ellenoff Grossman & Schole, LLP, 150 East 42nd Street, New York, New York.  Kavinoky Cook LLP, 726 Exchange Street, Buffalo, New York, 14210 serves as counsel for Nayarit.

EXPERTS

The financial statements of Capital Gold for the years ended July 31, 2009, 2008 and 2007, appearing in this joint proxy statement/prospectus and in the registration statement have been included herein in reliance upon the report of Wolinetz, Lafazan & Company, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

The financial statements of Nayarit as at September 30, 2009 and for the year ended September 30, 2009 included in this joint proxy statement/prospectus and in the registration statement have been so included in reliance upon the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Nayarit as at September 30, 2008 and for the year ended September 30, 2008 included in this joint proxy statement/prospectus and in the registration statement have been so included in reliance upon the report of McGovern, Hurley, Cunningham, LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

OTHER MATTERS

Neither the Capital Gold board of directors nor the Nayarit board of directors know of any matters to be presented at their respective special meetings other than the proposals described in this joint proxy statement/prospectus. If any other matters are properly brought before either special meeting or any adjournment of either meeting, the enclosed proxy will be deemed to confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxy as to any such matters.

DEADLINE FOR RECEIPT OF CAPITAL GOLD STOCKHOLDER PROPOSALS

Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy card for Capital Gold’s 2010 Annual Meeting of Stockholders must be received by Capital Gold’s Secretary, at Capital Gold Corporation, 76 Beaver Street, 14th Floor, New York, NY 10005 no later than August 17, 2010, which is 120 days prior to the first anniversary of the mailing date of the proxy statement.

Pursuant to Capital Gold’s Amended and Restated By-laws, all stockholder proposals may be brought before an annual meeting of stockholders only upon timely notice thereof in writing having been given to the Secretary of Capital Gold.  To be timely, a stockholder’s notice, for all stockholder proposals shall be delivered to the Secretary at Capital Gold’s principal executive offices not less than ninety (90) nor more than one hundred twenty (120) days prior to the date of the meeting; provided, however, that in the event that the annual meeting date is publicly disclosed less than one hundred twenty (120) days prior to the date of the meeting, the stockholders’ notice, in order to be timely, must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was publicly disclosed. All such stockholders must be stockholders of record on both the date such stockholders provide notice of their proposals and on the record date for the determination of stockholders entitled to vote at such meeting. In addition, all stockholder proposals must contain all of the information required under our Amended and Restated By-laws, a copy of which is available upon written request, at no charge, from the Secretary at our New York office. Capital Gold reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

DELIVERY OF MATERIALS TO STOCKHOLDERS WITH SHARED ADDRESSES

Stockholders who own their shares through a broker, bank or other nominee and who share an address with another such beneficial owner are only being sent one set of proxy materials, unless such holders have provided contrary instructions. If you wish to receive a separate copy of these materials or if you are receiving multiple copies and would like to receive a single copy, please contact investor relations by phone at (212) 344-2785 or write to us at Capital Gold Corporation, 76 Beaver Street, 14th floor, New York, New York 10005.

WHERE YOU CAN FIND MORE INFORMATION

This joint proxy statement/prospectus forms part of a registration statement on Form S-4 filed by Capital Gold with the U.S. Securities and Exchange Commission (the “SEC”).  It constitutes a prospectus of Capital Gold under Section 5 of the Securities Act or 1933, as amended (the “Securities Act”) and the rules thereunder, with respect to the common stock and convertible securities of Capital Gold to be issued or issuable to holders of securities of Nayarit in the Business Combination.  In addition, it constitutes a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder, and a notice of special meeting, with respect to a meeting of the stockholders of Capital Gold to consider and vote upon the Business Combination.  It also constitutes proxy statement of Nayarit in compliance with the rules of the Ontario Business Corporations Act and a notice of special meeting, with respect to a meeting of the stockholders of Nayarit to consider and vote upon the Business Combination.

Capital Gold has supplied all information contained in or incorporated by reference into this joint proxy statement/prospectus relating to Capital Gold, all pro forma financial information and all information related to the operation of the combined company following the merger.  Nayarit has supplied all information contained in this joint proxy statement/prospectus relating to Nayarit and its properties.

Capital Gold files reports, proxy statements, and other information with the SEC. You may inspect or copy these materials at the Public Reference Room at the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC public reference room.  Capital Gold’s public filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov.

Nayarit’s public filings are available at www.sedar.com.

When deciding how to cast your vote, you should rely only on the information contained in this joint proxy statement/prospectus and, if you are a Nayarit stockholder, the Nayarit Supplement which will accompany this joint proxy statement/prospectus.  We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated [              ], 2010. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this joint proxy statement/prospectus to stockholders nor the issuance of Capital Gold’s common stock shall create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities pursuant to this joint proxy statement/prospectus, under any circumstances, creates any implication that there has been no change in the information set forth or incorporated into this joint proxy statement/prospectus by reference or in our affairs since the date of this joint proxy statement/prospectus. The information contained in this joint proxy statement/prospectus with respect to Capital Gold was provided by Capital Gold and the information contained in this joint proxy statement/prospectus with respect to Nayarit was provided by Nayarit.

You can obtain additional information about Capital Gold or Nayarit by requesting such information from the appropriate company at the following addresses and telephone numbers:

CAPITAL GOLD CORPORATION	NAYARIT GOLD INC.
76 Beaver Street, 14th Floor	76 Temple Terrace, Suite 150
New York, NY 10005	Lower Sackville, Nova Scotia B4C 0A7
Tel: (212) 344-2785	Tel: 902 252-3833
Attn: Investor Relations	Attn: Investor Relations

INDEX TO FINANCIAL STATEMENTS

CAPITAL GOLD CORPORATION

Page
Report of Independent Registered Public Accounting Firm	F1-1
Consolidated Balance Sheets at July 31, 2009 and 2008	F1-2
Consolidated Statement of Operations for the year ended July 31, 2009, 2008 and 2007	F1-3
Consolidated Statement of Stockholders’ Equity for the period from July 31, 2006 through July 31, 2009	F1-4
Consolidated Statement of Cash Flows for the year ended July 31, 2009, 2008 and 2007	F1-7
Notes to Consolidated Financial Statements	F1-9-F1-47
Condensed Consolidated Balance Sheet at January 31, 2010 (unaudited) and Consolidated Balance Sheet at July 31, 2009	F1-48
Condensed Consolidated Statement of Operations (unaudited) for the six months ended January 31, 2010 and 2009	F1-49
Condensed Consolidated Statement of Stockholders’ Equity (unaudited) for the period from July 31, 2009 through January 31, 2010	F1-51
Condensed Consolidated Statement of Cash Flows (unaudited) for the six months ended January 31, 2009 and 2009	F1-52
Notes to Unaudited Condensed Financial Statements	F1-54-F1-74

NAYARIT GOLD INC.

Page
Reports of Independent Auditors	F2-3
Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Difference	F2-3
Consolidated Balance Sheets as of September 30, 2009 and 2008	F2-4
Consolidated Statements of Loss, Comprehensive Loss, and Deficit for the years ended September 30, 2009 and 2008	F2-5
Consolidated Statements of Cash Flows for the years ended September 30, 2009 and 2008	F2-6
Consolidated Statement of Changes in Shareholders’ Equity for the years ended September 30, 2009 and 2008	F2-7
Notes to Consolidated Financial Statements	F2-8-F2-32
Interim Consolidated Balance Sheets as of December 31, 2009 (unaudited) and September 30, 2009	F2-36
Interim Consolidated Statements of Loss, Comprehensive Loss, and Deficit (unaudited) for the three months ended December 31, 2009 and 2008	F2-37
Interim Consolidated Statements of Cash Flows (unaudited) for the three months ended December 31, 2009 and 2008	F2-38
Interim Consolidated Statements of Shareholders’ Equity (unaudited) for the period from September 30, 2008 through December 31, 2009	F2-39
Notes to Unaudited Interim Consolidated Financial Statements	F2-40-F2-54

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Capital Gold Corporation:

We have audited the accompanying consolidated balance sheets of Capital Gold Corporation and Subsidiaries ("the Company") as of July 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended July 31, 2009.  We also have audited Capital Gold Corporation and Subsidiaries' internal control over financial reporting as of July 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).  The Company's management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying "Management's Annual Report on Internal Control over Financial Reporting".  Our responsibility is to express an opinion on these consolidated financial statements and an opinion on the Company’s internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of  Capital Gold Corporation and Subsidiaries as of July 31, 2009 and 2008, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended July 31, 2009 in conformity with accounting principles generally accepted in the United States of America.  Also in our opinion, Capital Gold Corporation and Subsidiaries maintained, in all material respects, effective internal control over financial reporting as of July 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
October 12, 2009

F1-1

CAPITAL GOLD CORPORATION
CONSOLIDATED BALANCE SHEET
(in thousands, except for share and per share amounts)

	July 31, 2009	July 31, 2008
ASSETS
Current Assets:
Cash and Cash Equivalents (Note 2)	$6,448	$10,992
Accounts Receivable (Note 2)	2,027	1,477
Stockpiles and Ore on Leach Pads (Note 5)	20,024	12,176
Material and Supply Inventories (Note 4)	1,381	937
Deposits (Note 6)	26	9
Marketable Securities (Note 3)	35	65
Prepaid Expenses	277	219
Loans Receivable – Affiliate (Note 11 and 13)	33	39
Other Current Assets (Note 7)	1,042	490
Total Current Assets	31,293	26,404

Mining Concessions (Note 10)	51	59
Property & Equipment – net (Note 8)	22,417	20,918
Intangible Assets – net (Note 9)	318	181

Other Assets:
Deferred Financing Costs (Note 16)	424	599
Mining Reclamation Bonds	-	82
Deferred Tax Asset (Note 21)	32	573
Security Deposits	66	63
Total Other Assets	522	1,317
Total Assets	$54,601	$48,879
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$988	$788
Accrued Expenses (Note 20)	1,633	2,673
Derivative Contracts (Note 19)	193	930
Deferred Tax Liability (Note 21)	4,233	2,063
Current Portion of Long-term Debt (Note 16)	3,600	4,125
Total Current Liabilities	10,647	10,579

Reclamation and Remediation Liabilities (Note 12)	1,594	1,666
Other liabilities	78	62
Long-term Debt (Note 16)	4,400	8,375
Total Long-term Liabilities	6,072	10,103

Commitments and Contingencies (Note 22)	-	-

Stockholders’ Equity:
Common Stock, Par Value $.0001 Per Share; Authorized 300,000,000 shares; Issued and Outstanding 193,855,555 and 192,777,326 shares, respectively	19	19
Additional Paid-In Capital	64,057	63,074
Accumulated Deficit	(22,089)	(32,496)
Deferred Financing Costs (Note 16)	(1,808)	(2,611)
Deferred Compensation	(319)	(549)
Accumulated Other Comprehensive Income (Note 13)	(1,978)	760
Total Stockholders’ Equity	37,882	28,197
Total Liabilities and Stockholders’ Equity	$54,601	$48,879
The accompanying notes are an integral part of the financial statements.

F1-2

CAPITAL GOLD CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except for share and per share amounts)

	For The Year Ended
	July 31,
	2009	2008	2007
Revenues
Sales – Gold, net	$42,757	$33,104	$-
Costs and Expenses:
Costs Applicable to Sales	13,883	10,690	-
Depreciation and Amortization	3,019	3,438	891
General and Administrative	5,464	5,586	2,893
Exploration	1,600	938	1,816
Total Costs and Expenses	23,966	20,652	5,600
Income (Loss) from Operations	18,791	12,452	(5,600)

Other Income (Expense):
Interest Income	43	77	146
Interest Expense	(597)	(1,207)	(792)
Other Income (Expense)	(313)	(95)	-
Loss on change in fair value of derivative	(1,975)	(1,356)	(1,226)
Total Other Income (Expense)	(2,842)	(2,581)	(1,872)

Income (Loss) before Income Taxes	15,949	9,871	(7,472)

Income Tax Expense (Note 21)	(5,542)	(3,507)	-

Net Income (Loss)	$10,407	$6,364	$(7,472)

Income (Loss) Per Common Share
Basic	$0.05	$0.04	$(0.05)
Diluted	$0.05	$0.03	$-

Basic Weighted Average Common Shares Outstanding	193,260,465	175,039,996	149,811,266
Diluted Weighted Average Common Shares Outstanding	199,531,079	195,469,129	-

The accompanying notes are an integral part of the financial statements.

F1-3

CAPITAL GOLD CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(in thousands, except for share and per share amounts)

	Common Stock		Additional paid-in-	Accumulated	Accumulated Other Comprehensive	Deferred Financing	Deferred	Total Stockholders’
	Shares	Amount	capital	Deficit	Income/(Loss)	Costs	Compensation	Equity

Balance at July 31, 2006	131,635,129	13	40,734	(31,388)	146	(523)	(52)	8,930

Deferred financing costs	1,150,000	-	351	-	-	(351)	-	-

Deferred financing costs	-	-	3,314	-	-	(3,314)	-	-
Amortization of deferred finance costs	-	-	-	-	-	750	-	750
Options and warrants issued for services	-	-	216	-	-	-	-	216
Private placement, net	12,561,667	2	3,484					3,486
Common stock issued for services provided	622,443	-	276	-	-	-	-	276
Common stock issued upon the exercising of options and warrants	22,203,909	2	5,641					5,643
Net loss for the year ended July 31, 2007	-	-	-	(7,472)	-	-	-	(7,472)
Change in fair value on interest rate swaps	-	-	-	-	(47)	-	-	(47)
Equity adjustment from foreign currency translation	-	-	-	-	205	-	-	205
Total comprehensive loss	-	-	-	-	-	-	-	(7,314)

Balance at July 31, 2007	168,173,148	$17	$54,016	$(38,860)	$304	$(3,438)	$(52)	$11,987

The accompanying notes are an integral part of the financial statements.

F1-4

CAPITAL GOLD CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY – CONTINUED
(in thousands, except for share and per share amounts)

	Common Stock		Additional paid-in-	Accumulated	Accumulated Other Comprehensive	Deferred Financing	Deferred	Total Stockholders’
	Shares	Amount	capital	Deficit	Income/(Loss)	Costs	Compensation	Equity

Balance at July 31, 2007	168,173,148	$17	$54,016	$(38,860)	$304	$(3,438)	$(52)	$11,987
Amortization of deferred finance costs	-	-	-	-	-	930	-	930
Equity based compensation	-	-	433	-	-	-	194	627
Common stock issued upon the exercising of options and warrants	22,994,178	2	7,471					7,473
Issuance of restricted common stock	1,610,000	-	1,051				(691)	360
Deferred finance costs	-	-	103	-	-	(103)	-	-
Net income for the year ended July 31, 2008	-	-	-	6,364	-	-	-	6,364
Change in fair value on interest rate swaps	-	-	-	-	(141)	-	-	(141)
Unrealized loss on marketable securities	-	-	-	-	(25)	-	-	(25)
Equity adjustment from foreign currency translation	-	-	-	-	622	-	-	622
Total comprehensive income	-	-	-	-	-	-	-	6,820

Balance at July 31, 2008	192,777,326	$19	$63,074	$(32,496)	$760	$(2,611)	$(549)	$28,197

The accompanying notes are an integral part of the financial statements.

F1-5

CAPITAL GOLD CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY – CONTINUED
(in thousands, except for share and per share amounts)

	Common Stock		Additional paid-in-	Accumulated	Accumulated Other Comprehensive	Deferred Financing	Deferred	Total Stockholders’
	Shares	Amount	capital	Deficit	Income/(Loss)	Costs	Compensation	Equity

Balance at July 31, 2008	192,777,326	$19	$63,074	$(32,496)	$760	$(2,611)	$(549)	$28,197
Amortization of deferred finance costs	-	-	-	-	-	803	-	803
Equity based compensation	-	-	551	-	-	-	230	781
Common stock issued upon the exercising of options and warrants	855,729	-	319	-	-	-	-	319
Issuance of restricted common stock	222,500	-	113				-	113
Net income for the year ended July 31, 2009	-	-	-	10,407	-	-	-	10,407
Change in fair value on interest rate swaps	-	-	-	-	23	-	-	23
Unrealized loss on marketable securities	-	-	-	-	(30)	-	-	(30)
Equity adjustment from foreign currency translation	-	-	-	-	(2,731)	-	-	(2,731)
Total comprehensive income	-	-	-	-	-	-	-	7,670

Balance at July 31, 2009	193,855,555	$19	$64,057	$(22,089)	$(1,978)	$(1,808)	$(319)	$37,882

The accompanying notes are an integral part of the financial statements.

F1-6

CAPITAL GOLD CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands, except for share and per share amounts)

	For The
	Year Ended
	July 31,
	2009	2008	2007
Cash Flow From Operating Activities:
Net Income (Loss)	$10,407	$6,364	$(7,472)
Adjustments to Reconcile Net Loss to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	3,019	3,388	891
Accretion of Reclamation and Remediation	156	124	31
Loss on change in fair value of derivative	1,975	1,356	1,226
Equity Based Compensation	894	987	492
Changes in Operating Assets and Liabilities:
Increase in Accounts Receivable	(550)	(1,477)	-
Increase in Prepaid Expenses	(58)	(146)	(32)
Increase in Inventory	(6,786)	(8,913)	(2,458)
Decrease (Increase) in Other Current Assets	(553)	1,185	2,975
Decrease (Increase) in Other Deposits	(17)	870	(629)
Increase in Other Assets	(3)	-	(50)
Decrease (Increase) in Mining Reclamation Bond	82	(46)	-
Decrease (Increase) in Deferred Tax Asset	541	(573)	-
Increase in Accounts Payable	200	171	358
Decrease in Derivative Liability	(2,689)	(1,166)	(460)
Increase (Decrease) in Reclamation and Remediation	(228)	-	1,218
Increase in Other Liability	16	62
Increase in Deferred Tax Liability	2,170	2,063
Increase (Decrease) in Accrued Expenses	(1,040)	2,069	247

Net Cash Provided By (Used in) Operating Activities	7,536	6,318	(3,663)

Cash Flow From Investing Activities:
Decrease (Increase) in Other Investments	-	28	(4)
Purchase of Mining, Milling and Other Property and Equipment	(4,994)	(5,417)	(17,851)
Purchase of Intangibles	(180)	(90)	(570)

Net Cash Used in Investing Activities	(5,174)	(5,479)	(18,425)

The accompanying notes are an integral part of the financial statements.

F1-7

CAPITAL GOLD CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS – CONTINUED
(in thousands, except for share and per share amounts)

	For The
	Year Ended
	July 31,
	2009	2008	2007

Cash Flow From Financing Activities:
Proceeds from (Advances) to Affiliate, net	$6	$7	$(5)
Proceeds from Borrowing on Credit Facility	-	-	12,500
Repayments on Credit Facility	(4,500)	-	-
Proceeds From Issuance of Common Stock	319	7,474	9,129
Deferred Finance Costs	-	(175)	(257)
Net Cash (Used in)Provided By Financing Activities	(4,175)	7,306	21,367
Effect of Exchange Rate Changes	(2,731)	622	205
Increase (Decrease) In Cash and Cash Equivalents	(4,544)	8,767	(516)
Cash and Cash Equivalents - Beginning	10,992	2,225	2,741
Cash and Cash Equivalents – Ending	$6,448	$10,992	$2,225

Supplemental Cash Flow Information:
Cash Paid For Interest	$647	$1,235	$879
Cash Paid For Income Taxes	$4,213	$1,373	$23
Non-Cash Financing Activities:
Issuance of common stock and warrants as payment of financing costs	$-	$103	$3,665
Change in Fair Value of Derivative Instrument	$23	$141	$47
Change in Fair Value of Asset Retirement Cost	$222	$293	$-

The accompanying notes are an integral part of the financial statements.

F1-8

CAPITAL GOLD CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2008
(in thousands, except for per share and ounce amounts)

NOTE 1 - Basis of Presentation

Capital Gold Corporation ("Capital Gold", "the Company", "we" or "us") was incorporated in February 1982 in the State of Nevada. During March 2003, the Company's stockholders approved an amendment to the Articles of Incorporation to change its name from Leadville Mining and Milling Corp. to Capital Gold Corporation. In November 2005, the Company reincorporated in Delaware.  The Company owns rights to property located in the State of Sonora, Mexico and the California Mining District, Lake County, Colorado. The Company is engaged in the exploration, development and production for gold and other minerals from its properties in Mexico. All of the Company's mining activities are being performed in Mexico.

On June 29, 2001, the Company exercised an option and purchased from AngloGold North America Inc. and AngloGold (Jerritt Canyon) Corp. (“AngloGold”) 100% of the issued and outstanding stock of Minera Chanate, S.A. de C.V., a subsidiary of those two companies (“Minera Chanate”). Minera Chanate's assets consisted of certain exploitation and exploration concessions in the States of Sonora, Chihuahua and Guerrero, Mexico. These concessions are sometimes referred to as the El Chanate Concessions.

Pursuant to the terms of the agreement, on December 15, 2001, the Company made a $50 payment to AngloGold. AngloGold is entitled to receive the remainder of the purchase price by way of an ongoing percentage of net smelter returns of between 2% and 4% plus 10% net profits interest (until the total net profits interest payment received by AngloGold equals $1,000). AngloGold's right to a payment of a percentage of net smelter returns and the net profits interest will terminate at such point as they aggregate $18,018. In accordance with the agreement, the foregoing payments are not to be construed as royalty payments. Should the Mexican government or other jurisdiction determine that such payments are royalties, the Company could be subject to and would be responsible for any withholding taxes assessed on such payments.

Under the terms of the agreement, the Company had granted AngloGold the right to designate one of its wholly-owned Mexican subsidiaries to receive a one time option (the “Option”) to purchase 51% of Minera Chanate (or such entity that owns the Minera Chanate concessions at the time of option exercise) (the “Back-In Right”). That Option was exercisable over a 180 day period commencing at such time as the Company notifies AngloGold that it has made a good faith determination that it has gold-bearing ore deposits on any one of the identified group of El Chanate Concessions, when aggregated with any ore that the Company has mined, produced and sold from such concessions, of in excess of two million ounces of contained gold. The exercise price would equal twice the Company's project costs on the properties during the period commencing on December 15, 2000 and ending on the date of such notice.

In January 2008, pursuant to the terms of the agreement, the Company made a good faith determination and notified AngloGold that the drill indicated resources at the El Chanate gold mine exceeded two million ounces of contained gold. The term "drill indicated resources" is defined in the agreement.  A drill indicated resource number does not rise to the level of, and should not be considered proven and probable reserves as those terms are defined under SEC guidelines.   AngloGold had 180 days from the date of notification, or July 28, 2008, to determine whether or not it would choose to exercise the Option for the Back-In Right. On July 1, 2008, AngloGold notified the Company that it would not be exercising the Back-In Right.

F1-9

During the fiscal year ended July 31, 2007, the Company exited the development stage since principal operations commenced.

NOTE 2 - Summary of Significant Accounting Policies

Principals of Consolidation

The consolidated financial statements include the accounts of Capital Gold Corporation and its wholly owned and majority owned subsidiaries, Leadville Mining and Milling Holding Corporation, Minera Santa Rita, S.A de R.L. de C.V. (“MSR”) and Oro de Altar S. de R. L. de C.V. (“Oro”) as well as the accounts within Caborca Industrial S.A. de C.V. (“Caborca Industrial”), a Mexican corporation 100% owned by two of the Company’s officers and directors for mining support services. These services include, but are not limited to, the payment of mining salaries and related costs. Caborca Industrial bills the Company for these services at slightly above cost.  This entity is considered a variable interest entity under accounting rules provided under FIN 46, “Consolidation of Variable Interest Entities.”  All significant intercompany accounts and transactions are eliminated in consolidation.

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of three months or less from the date of purchase to be cash equivalents. Cash and cash equivalents include money market accounts.

Accounts Receivable

Accounts receivable represents amounts due but not yet received from customers upon sales of precious metals.  The carrying amount of the Company’s accounts receivable balances approximate fair value.

Marketable Securities

The Company accounts for its investments in marketable securities in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

Management determines the appropriate classification of all securities at the time of purchase and re-evaluates such designation as of each balance sheet date. The Company has classified its marketable equity securities as available for sale securities and has recorded such securities at fair value using the closing quoted market price on the exchange the securities are traded as of the balance sheet date. The Company uses the specific identification method to determine realized gains and losses. Unrealized holding gains and losses are excluded from earnings and, until realized, are reported as a separate component of stockholders' equity.

Ore on Leach Pads and Inventories (“In-Process Inventory”)

Costs that are incurred in or benefit the productive process are accumulated as ore on leach pads and inventories. Ore on leach pads and inventories are carried at the lower of average cost or market. The current portion of ore on leach pads and inventories is determined based on the amounts to be processed within the next 12 months. The major classifications are as follows:

F1-10

Ore on Leach Pads

The recovery of gold from certain gold ores is achieved through the heap leaching process. Under this method, oxide ore is placed on leach pads where it is treated with a chemical solution, which dissolves the gold contained in the ore. The resulting “pregnant” solution is further processed in a plant where the gold is recovered. Costs are added to ore on leach pads based on current mining costs, including applicable depreciation, depletion and amortization relating to mining operations. Costs are removed from ore on leach pads as ounces are recovered based on the average cost per estimated recoverable ounce of gold on the leach pad.

The estimates of recoverable gold on the leach pads are calculated from the quantities of ore placed on the leach pads (measured tonnes added to the leach pads), the grade of ore placed on the leach pads (based on fire assay data) and a recovery percentage (based on ore type and column testwork). It is estimated that the Company’s leach pad at El Chanate will recover all ounces placed within a one year period from date of placement.

Although the quantities of recoverable gold placed on the leach pads are reconciled by comparing the grades of ore placed on pads to the quantities of gold actually recovered (metallurgical balancing), the nature of the leaching process inherently limits the ability to precisely monitor inventory levels. As a result, the metallurgical balancing process needs to be constantly monitored and estimates need to be refined based on actual results over time. The Company’s operating results may be impacted by variations between the estimated and actual recoverable quantities of gold on its leach pads.

In-process Inventory

In-process inventories represent materials that are currently in the process of being converted to a saleable product. Conversion processes vary depending on the nature of the ore and the specific processing facility, but include leach in-circuit, flotation and column cells and carbon in-pulp inventories. In-process material are measured based on assays of the material fed into the process and the projected recoveries of the respective plants. In-process inventories are valued at the average cost of the material fed into the process attributable to the source material coming from the mines and/or leach pads plus the in-process conversion costs, including applicable depreciation relating to the process facilities incurred to that point in the process.

Precious Metals Inventory

Precious metals inventories include gold doré and/or gold bullion. Precious metals that result from the Company’s mining and processing activities are valued at the average cost of the respective in-process inventories incurred prior to the refining process, plus applicable refining costs.

Materials and Supplies

Materials and supplies are valued at the lower of average cost or net realizable value. Cost includes applicable taxes and freight.

Property, Plant and Mine Development

Expenditures for new facilities or equipment and expenditures that extend the useful lives of existing facilities or equipment are capitalized and depreciated using the straight-line method at rates sufficient to depreciate such costs over the estimated productive lives, which do not exceed the related estimated mine lives, of such facilities based on proven and probable reserves.

F1-11

Mineral exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, costs incurred prospectively to develop the property are capitalized as incurred and are amortized using the units-of-production (“UOP”) method over the estimated life of the ore body based on estimated recoverable ounces or pounds in proven and probable reserves.

Impairment of Long-Lived Assets

The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any. An impairment loss is measured and recorded based on discounted estimated future cash flows. Future cash flows are estimated based on quantities of recoverable minerals, expected gold and other commodity prices (considering current and historical prices, price trends and related factors), production levels and operating costs of production and capital, all based on life-of-mine plans. Existing proven and probable reserves and value beyond proven and probable reserves, including mineralization other than proven and probable reserves and other material that is not part of the resource base, are included when determining the fair value of mine site reporting units at acquisition and, subsequently, in determining whether the assets are impaired. The term “recoverable minerals” refers to the estimated amount of gold or other commodities that will be obtained after taking into account losses during ore processing and treatment. Estimates of recoverable minerals from exploration stage mineral interests are risk adjusted based on management’s relative confidence in such materials. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups. The Company’s estimates of future cash flows are based on numerous assumptions and it is possible that actual future cash flows will be significantly different than the estimates, as actual future quantities of recoverable minerals, gold and other commodity prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

Reclamation and Remediation Costs (“Asset Retirement Obligations”)

Reclamation costs are allocated to expense over the life of the related assets and are periodically adjusted to reflect changes in the estimated present value resulting from the passage of time and revisions to the estimates of either the timing or amount of the reclamation and closure costs. The Asset Retirement Obligation is based on when the spending for an existing environmental disturbance and activity to date will occur. The Company reviews, on an annual basis, unless otherwise deemed necessary, the Asset Retirement Obligation at its mine site in accordance with Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”).

Deferred Financing Costs

Deferred financing costs which were included in other assets and a component of stockholders’ equity relate to costs incurred in connection with bank borrowings and are amortized over the term of the related borrowings.

Intangible Assets

Purchased intangible assets consisting of rights of way, easements, net profit interests, etc. are carried at cost less accumulated amortization. Amortization is computed using the straight-line method over the economic lives of the respective assets, generally five years or using the units of production method. It is the Company’s policy to assess periodically the carrying amount of its purchased intangible assets to determine if there has been an impairment to their carrying value. Impairments of other intangible assets are determined in accordance with SFAS 144. There was no impairment at July 31, 2009.

F1-12

Fair Value of Financial Instruments

The carrying value of the Company's financial instruments, including cash and cash equivalents and accounts payable approximated fair value because of the short maturity of these instruments.

Long-term Debt

The carrying value of the Company’s long-term debt approximates fair value.

Revenue Recognition

Revenue is recognized from the sale of gold dore when persuasive evidence of an arrangement exists, the price is determinable, the product has been shipped to the refinery, the title has been transferred to the customer and collection of the sales price is reasonably assured from the customer.  The Company sells its precious metal content to a financial institution. Revenues are determined by selling the precious metal content at the spot price. Sales are calculated based upon assay of the dore’s precious metal content and its weight.  The Company sells approximately 95% of the precious metal content contained within the dore from the refinery based upon the preliminary assay of the Company. The residual ounces are sold upon obtaining the final assay and settlement for the shipment. The Company forwards an irrevocable transfer letter to the refinery to authorize the transfer of the precious metal content to the customer.  The sale is recorded by the Company upon the refinery pledging the precious metal content to the customer.  The Company waits until the dore precious metal content is pledged to the customer at the refinery to recognize the sale because collectibility is not ensured until the dore precious metal content is pledged.  The sale price is not subject to change subsequent to the initial revenue recognition date.

Revenues from by-product sales, which consists of silver, will be credited to Costs applicable to sales as a by-product credit.  By-product sales amounted to $1,076, $707 and $0 for the fiscal years ended July 31, 2009, 2008 and 2007, respectively.

Foreign Currency Translation

Assets and liabilities of the Company's Mexican subsidiaries are translated to US dollars using the current exchange rate for assets and liabilities. Amounts on the statement of operations are translated at the average exchange rates during the year. Gains or losses resulting from foreign currency translation are included as a component of other comprehensive income (loss).

Comprehensive Income (Loss)

Comprehensive income (loss) which is reported on the accompanying consolidated statement of stockholders' equity as a component of accumulated other comprehensive income (loss) consists of accumulated foreign translation gains and losses, the fair value change in our interest rate swap agreement and net unrealized gains and losses on available-for-sale securities.

Income Taxes

The Company adopted the provisions of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48") effective January 1, 2007. The purpose of FIN 48 is to clarify and set forth consistent rules for accounting for uncertain tax positions in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (“SFAS 109”).  The cumulative effect of applying the provisions of this interpretation are required to be reported separately as an adjustment to the opening balance of retained earnings in the year of adoption.  The adoption of this standard did not have an impact on the financial condition or the results of the Company’s operations.

F1-13

On October 1, 2007, the Mexican government enacted legislation which introduces certain tax reforms as well as a new minimum flat tax system.  This new flat tax system integrates with the regular income tax system and is based on cash-basis net income that includes only certain receipts and expenditures.  The flat tax is set at 17.5% of cash-basis net income as determined, with transitional rates of 16.5% and 17.0% in 2008 and 2009, respectively.  If the flat tax is positive, it is reduced by the regular income tax and any excess is paid as a supplement to the regular income tax.  If the flat tax is negative, it may serve to reduce the regular income tax payable in that year or can be carried forward for a period of up to ten years to reduce any future flat tax.

Companies are required to prepay income taxes on a monthly basis based on the greater of the flat tax or regular income tax as calculated for each monthly period.  As the new legislation was recently enacted, it remains subject to ongoing varying interpretations.  There is the possibility of implementation amendments by the Mexican Government and the estimated future income tax liability recorded at the balance sheet date may change.

Deferred income tax assets and liabilities are determined based on differences between the financial statement reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws in effect when the differences are expected to reverse. The measurement of deferred income tax assets is reduced, if necessary, by a valuation allowance for any tax benefits, which are not expected to be realized. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted.

Equity Based Compensation

In connection with offers of employment to the Company’s executives as well as in consideration for agreements with certain consultants, the Company issues options and warrants to acquire its common stock. Employee and non-employee awards are made at the discretion of the Board of Directors.

Such options and warrants may be exercisable at varying exercise prices currently ranging from $0.35 to $0.85 per share of common stock. Certain of these grants are exercisable immediately upon grant while others vest. Certain grants have vested or are vesting over a period of five years. Also, certain grants contain a provision whereby they become immediately exercisable upon a change of control.

Effective February 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123R “Accounting for Stock Based Compensation” (“SFAS 123R”). Under SFAS 123R, share-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the requisite service period. The Company adopted the provisions of SFAS 123R using a modified prospective application. Under this method, compensation cost is recognized for all share-based payments granted, modified or settled after the date of adoption, as well as for any unvested awards that were granted prior to the date of adoption. Prior periods are not revised for comparative purposes. Because the Company previously adopted only the pro forma disclosure provisions of SFAS 123, it will recognize compensation cost relating to the unvested portion of awards granted prior to the date of adoption, using the same estimate of the grant-date fair value and the same attribution method used to determine the pro forma disclosures under SFAS 123, except that forfeitures rates will be estimated for all options, as required by SFAS 123R.

The cumulative effect of applying the forfeiture rates is not material. SFAS 123R requires that excess tax benefits related to stock option exercises be reflected as financing cash inflows instead of operating cash inflows.

The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model. Expected volatility is based on the historical volatility of the price of the Company stock. The risk-free interest rate is based on U.S. Treasury issues with a term equal to the expected life of the option. The Company uses historical data to estimate expected dividend yield, expected life and forfeiture rates. The estimated per share weighted average grant-date fair values of stock options and warrants granted during the fiscal years ended July 31, 2009, 2008 and 2007 were $0.29,  $0.34 and $0.33, respectively. The fair values of the options and warrants granted were estimated based on the following weighted average assumptions:

F1-14

	Year ended July 31,
	2009	2008	2007

Expected volatility	69.98 – 79.72%	47.60 – 60.88%	73%
Risk-free interest rate	0.86 – 1.56%	4.61%	5.75%
Expected dividend yield	-	-	-
Expected life	2 - 5 years	5.5 years	2.4 years

Stock option and activity for employees during the fiscal years ended July 31, 2009, 2008 and 2007 are as follows (all tables in thousands, except for option, price and term data):

	Number of Options	Weighted average exercise price	Weighted average remaining contracted term (years)	Aggregate intrinsic value

Outstanding at July 31, 2006	5,570,454	$.16	-	$702
Options granted	1,050,000	.36	-	-
Options exercised	(3,570,909)	.08	-	-
Options expired	(549,545)	.22	-	-
Outstanding at July 31, 2007	2,500,000	$.34	1.20	$255

Options granted*	2,500,000	.63	-	-
Options exercised	(1,450,000)	.32	-	-
Options expired	-	-	-	-
Outstanding at July 31, 2008	3,550,000	$.55	4.00	$334

Options granted*	1,000,000	.49	-	-
Options exercised	(705,729)	.37	-	-
Options expired	(344,271)	.35	-	-
Options outstanding at July 31, 2009	3,500,000	$.59	5.18	$70
Options exercisable at July 31, 2009	1,750,000	$.59	2.18	$35

* Issuances under 2006 Equity Incentive Plan.

F1-15

Unvested stock option balances for employees at July 31, 2009, 2008 and 2007 are as follows:

	Number of Options	Weighted average exercise price	Weighted average remaining contracted term (years)	Aggregate Intrinsic value

Outstanding at July 31, 2006	150,000	$.32	1.67	17
Options granted	-	-	-	-

Outstanding at July 31, 2007	150,000	$.32	1.67	$17
Options granted	2,500,000	.63	-	-
Options vested	(900,000)	.58	-	-
Unvested Options Outstanding at July 31, 2008	1,750,000	$.63	4.49	$8
Options granted	1,000,000	.49	-	-
Options vested	(1,000,000)	.56	-	-
Unvested Options outstanding at July 31, 2009	1,750,000	$.59	5.18	$35

F1-16

Stock option and warrant activity for non-employees during the years ended July 31, 2009, 2008 and 2007 are as follows:

	Number of options	Weighted average exercise price	Weighted average remaining contracted term (years)	Aggregate Intrinsic value
Warrants and options outstanding at July 31, 2006	25,561,000	$.29	1.33	$1,940
Options granted	16,982,542	.33
Options exercised	(18,633,000)	.29	-	-
Options expired	(1,375,000)	.31	-	-
Warrants and options outstanding at July 31, 2007	22,535,542	$.33	1.48	$2,578
Options granted*	1,715,000	.66
Options exercised	(21,555,542)	.33	-	-
Options expired	(680,000)	.30	-	-
Warrants and options outstanding at July 31, 2008	2,015,000	$.62	3.54	$54
Options granted	1,400,000	.50	-	-
Options exercised	(150,000)	.39	-	-
Options expired	(150,000)	.39	-	-
Warrants and options outstanding at July 31, 2009	3,115,000	$.59	3.36	$73
Warrants and options exercisable at July 31, 2009	2,152,500	$.61	1.41	$3

* 1,115,000 issued under 2006 Equity Incentive Plan.

F1-17

Unvested stock option balances for non-employees at July 31, 2009, 2008 and 2007 are as follows:

	Number of	Weighted Average Exercise	Weighted average remaining contracted	Aggregate Intrinsic
	Options	price	term (years)	value
Outstanding at July 31, 2006	-	$-	-	$-
Options granted	-	-	-	-
Options vested	-	-	-	-
Outstanding at July 31, 2007	-	$-	-	$-
Options granted	650,000	.63	-	-
Options vested	(195,000)	.63	-	-
Unvested options outstanding at July 31, 2008	455,000	.63	4.49	$3
Options granted	1,275,000	.49
Options vested	(767,500)	.51	-	-
Unvested options outstanding at July 31, 2009	962,500	$.54	4.88	$70

The impact on the Company’s results of operations of recording equity based compensation for the fiscal years ended July 31, 2009, 2008 and 2007, for employees and non-employees was approximately $894, $987 and $492 and reduced earnings per share by $0.01, $0.01 and $0.00 per basic and diluted share, respectively.  The Company has not recognized any tax benefit or expense for the fiscal years ended July 31, 2009, 2008 and 2007, related to these items due to the Company’s net operating losses and corresponding valuation allowance within the U.S. (See Note 22).

As of July 31, 2009, 2008 and 2007, there was approximately $792, $686 and $53, respectively, of unrecognized equity based compensation cost related to options granted to executives and employees which have not yet vested.

Reclassifications

Certain items in these financial statements have been reclassified to conform to the current period presentation. These reclassifications had no impact on the Company’s results of operations, stockholders’ equity or cash flows.

Net Loss Per Common Share

Basic and diluted net loss per share is computed using the weighted average number of shares of common stock outstanding during the period. Equivalent common shares, consisting of stock options and warrants, which amounted to 25,035,542 shares, is excluded from the calculation of diluted net loss per share for the fiscal year ended July 31, 2007 since its effect would be anti-dilutive.

F1-18

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and marketable securities. The Company maintains cash balances at financial institutions which exceed the current Federal Deposit Insurance Corporation limit of $200,000 at times during the year.

Accounting for Derivatives and Hedging Activities

The Company entered into two identically structured derivative contracts with Standard Bank in March 2006.  Each derivative consisted of a series of forward sales of gold and a purchase gold cap.  The Company agreed to sell a total volume of 121,927 ounces of gold forward to Standard Bank at a price of $500 per ounce on a quarterly basis during the period from March 2007 to September 2010.  The Company also agreed to a purchase gold cap on a quarterly basis during this same period and at identical volumes covering a total volume of 121,927 ounces of gold at a price of $535 per ounce.  Although these contracts were not designated as hedging derivatives, they served an economic purpose of protecting the company from the effects of a decline in gold prices.  Because they were not designated as hedges, however, special hedge accounting does not apply.  Derivative results were simply marked to market through earnings, with these effects recorded in other income or other expense, as appropriate under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”).

On February 24, 2009, the Company settled with Standard Bank, Plc., the remaining 58,233 ounces of gold under the original Gold Price Protection arrangements entered into in March 2006. The purpose of these arrangements at the time was to protect the Company in the event the gold price dropped below $500 per ounce. Total remuneration to unwind these arrangements was approximately $1,906. In conjunction with the settlement of the gold price protection agreement, the Company incurred an Other Expense of approximately $1,391 during the fiscal quarter ended April 30, 2009.

The Company entered into interest rate swap agreements in accordance with the terms of its credit facility, which requires that the Company hedge at least 50 percent of the Company’s outstanding debt under this facility.  The agreements entered into cover $9,375 or 75% of the outstanding debt. Both swaps covered this same notional amount of $9,375, but over different time horizons.  The first covered the six months commencing October 11, 2006 and terminated on March 31, 2007 and the second covering the period from March 30, 2007 with a termination date of December 31, 2010.  The interest rate swap agreements are accounted for as cash flow hedges, whereby “effective” hedge gains or losses are initially recorded in other comprehensive income and later reclassified to the interest expense component of earnings coincidently with the earnings impact of the interest expenses being hedged. “Ineffective” hedge results are immediately recorded in earnings also under interest expense.  No component of hedge results will be excluded from the assessment of hedge effectiveness.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

F1-19

Recently Issued Accounting Pronouncements

Fair Value Accounting

In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements” (“FAS 157”). FAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. The provisions of FAS 157 were adopted January 1, 2009. In February 2008, the FASB staff issued FSP No. 157-2 “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”). FSP FAS 157-2 delayed the effective date of FAS 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The provisions of FSP FAS 157-2 are effective for companies beginning January 1, 2009, and are not expected to have a significant impact on the Company.

In October 2008, the FASB issued FSP No. FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP FAS 157-3”), which clarifies the application of FAS 157 in an inactive market. The intent of FSP FAS 157-3 is to provide guidance on how the fair value of a financial asset is to be determined when the market for that financial asset is inactive. FSP FAS 157-3 states that determining fair value in an inactive market depends on the facts and circumstances requires the use of significant judgment and, in some cases, observable inputs may require significant adjustment based on unobservable data. Regardless of the valuation technique used, an entity must include appropriate risk adjustments that market participants would make for nonperformance and liquidity risks when determining fair value of an asset in an inactive market. FSP FAS 157-3 was effective upon issuance. The Company has incorporated the principles of FSP FAS 157-3 in determining the fair value of financial assets when the market for those assets is not active.

FAS 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under FAS 157 are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The following table sets forth the Company’s financial assets and liabilities measured at fair value by level within the fair value hierarchy. As required by FAS 157, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	Fair Value at July 31, 2009 (in thousands)
	Total	Level 1	Level 2	Level 3
Assets:
Cash equivalents	$3,334	$3,334	$-	$-
Marketable securities	35	35	-	-
	$3,369	$3,369	$-	$-
Liabilities:
Interest rate swap	193	-	193	-
	$193	$-	$193	$-

The Company’s cash equivalent instruments are classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices. The cash instruments that are valued based on quoted market prices in active markets are primarily money market securities.

F1-20

The Company’s marketable equity securities are valued using quoted market prices in active markets and as such are classified within Level 1 of the fair value hierarchy. The fair value of the marketable equity securities is calculated as the quoted market price of the marketable equity security multiplied by the quantity of shares held by the Company.

The Company has an interest rate swap contract to hedge a portion of the interest rate risk exposure on its outstanding loan balance. The hedged portion of the Company’s debt is valued using pricing models which require inputs, including risk-free interest rates and credit spreads. Because the inputs are derived from observable market data, the hedged portion of the debt is classified within Level 2 of the fair value hierarchy.

In April 2009, the FASB issued Staff Position No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”), which provides additional guidance on determining fair value when the volume and level of activity for an asset or liability have significantly decreased and includes guidance on identifying circumstances that indicate when a transaction is not orderly. In April 2009, the FASB issued Staff Position No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments” (“FSP FAS 115-2 and FAS 124-2”), which: 1) clarifies the interaction of the factors that should be considered when determining whether a debt security is other than temporarily impaired, 2) provides guidance on the amount of an other-than-temporary impairment recognized in earnings and other comprehensive income and 3) expands the disclosures required for other-than-temporary impairments for debt and equity securities. Also in April 2009, the FASB issued Staff Position No. 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“FSP FAS 107-1 and APB 28-1”), which requires disclosures about the fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. Adoption of these Staff Positions is required for the Company’s interim reporting period beginning April 1, 2009 with early adoption permitted. The Company adopted the provisions of FSP FAS 157-4, FSP FAS 115-2 and FAS 124-2, and FSP FAS 107-1 and APB 28-1 for the interim period ended April 30, 2009. The adoption of this standard did not have a material impact on the financial condition or the results of the Company’s operations.

Fair Value Option

In February 2007, the FASB issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“FAS 159”). FAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value, with the objective of improving financial reporting by mitigating volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The provisions of FAS 159 were adopted January 1, 2009. The Company did not elect the Fair Value Option for any of its financial assets or liabilities, and therefore, the adoption of FAS 159 had no impact on the Company’s consolidated financial position, results of operations or cash flows.

Derivative Instruments

In March 2008, the FASB issued FASB Statement No. 161, “Disclosure about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133” (“FAS 161”) which provides revised guidance for enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments and the related hedged items are accounted for under FAS 133, and how derivative instruments and the related hedged items affect an entity’s financial position, financial performance and cash flows. FAS 161 is effective and was adopted for the Company’s fiscal year ended July 31, 2008.

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Accounting for the Useful Life of Intangibles

In April 2008, the FASB issued FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”) which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets” (“FAS 142”).  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under FAS 142 and the period of expected cash flows used to measure the fair value of the asset under FASB Statement No. 141, “Business Combinations” (“FAS 141”). FSP 142-3 is effective for the Company’s fiscal year beginning August 1, 2009 and will be applied prospectively to intangible assets acquired after the effective date. The Company does not expect the adoption of FSP 142-3 to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

Business Combinations

In April 2009, the FASB issued FSP No. FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies” (“FSP FAS 141(R)-1”), which amends and clarifies FAS 141(R). The intent of FSP FAS 141(R)-1 is to address application issues on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. This FSP is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after January 1, 2009. The Company will apply the provisions of FSP FAS 141(R)-1 to all future business combinations.

Equity Method Investment

In November 2008, the Emerging Issues Task Force (“EITF”) reached consensus on Issue No. 08-6, “Equity Method Investment Accounting Considerations” (“EITF 08-6”), which clarifies the accounting for certain transactions and impairment considerations involving equity method investments. The intent of EITF 08-6 is to provide guidance on (i) determining the initial measurement of an equity method investment, (ii) recognizing other-than-temporary impairments of an equity method investment and (iii) accounting for an equity method investee’s issuance of shares. EITF 08-6 was effective for the Company’s fiscal year beginning August 1, 2009 and has been applied prospectively. The adoption of EITF 08-6 had no impact on the Company’s consolidated financial position or results of operations.

Equity-linked Financial Instruments

In June 2008, the EITF reached consensus on Issue No. 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-5”). EITF 07-5 clarifies the determination of whether an instrument (or an embedded feature) is indexed to an entity’s own stock, which would qualify as a scope exception under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS 133”). EITF 07-5 was effective for the Company’s fiscal year beginning August 1, 2009. The adoption of EITF 07-5 had no impact on the Company’s consolidated financial position or results of operations.

Subsequent Events

In May 2009, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 165 “Subsequent Events” (“FAS 165”) which establishes accounting and reporting standards for events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The statement sets forth (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet in its financial statements, and (iii) the disclosures that an entity should make about events or transactions occurring after the balance sheet date in its financial statements. The Company adopted the provisions of FAS 165 for the interim period ended June 30, 2009. The adoption of FAS 165 had no impact on the Company’s consolidated financial position, results of operations or cash flows.

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Variable Interest Entities

In June 2009, the FASB issued FASB Statement No. 167, “Amendments to FASB Interpretation No. 46(R)” (“FAS 167”), which requires an entity to perform a qualitative analysis to determine whether the enterprise’s variable interest gives it a controlling financial interest in a variable interest entity (“VIE”). This analysis identifies a primary beneficiary of a VIE as the entity that has both of the following characteristics: i) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and ii) the obligation to absorb losses or receive benefits from the entity that could potentially be significant to the VIE. FAS 167 also amends FIN 46(R) to require ongoing reassessments of the primary beneficiary of a VIE. The provisions of FAS 167 are effective for the Company’s fiscal year beginning January 1, 2010. The Company currently accounts for Caborca Industrial (“CI”) as a VIE and is evaluating the potential impact of adopting this statement on the Company’s consolidated financial position, results of operations and cash flows.

The Accounting Standards Codification

In June 2009, the FASB issued FASB Statement No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162” (“FAS 168” or “the Codification”).  FAS 168 will become the source of authoritative U.S. GAAP to be applied by nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification will supersede all non-SEC accounting and reporting standards.  All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative.  FAS 168 is effective for the Company’s interim quarterly period beginning after September 15, 2009. The Company does not expect the adoption of FAS 168 to have an impact on the Company’s consolidated financial position, results of operations or cash flows.

NOTE 3 - Marketable Securities

Marketable securities are classified as current assets and are summarized as follows:

	(in thousands)
	July 31, 2009	July 31, 2008
Marketable equity securities, at cost	$50	$50
Marketable equity securities, at fair value (See Notes 12 & 14)	$35	$65

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NOTE 4 – Material and Supplies Inventories

	(in thousands)
	July 31, 2009	July 31, 2008
Materials, supplies and other	$1,381	$937
Total	$1,381	$937

NOTE 5 - Ore on Leach Pads and Inventories (“In-Process Inventory”)

	(in thousands)
	July 31, 2009	July 31, 2008
Ore on leach pads	$20,024	$12,176
Total	$20,024	$12,176

Costs that are incurred in or benefit the productive process are accumulated as ore on leach pads and inventories. Ore on leach pads and inventories are carried at the lower of average cost or market. The current portion of ore on leach pads and inventories is determined based on the amounts to be processed within the next 12 months.

In-process inventories represent materials that are currently in the process of being converted to a saleable product. Conversion processes vary depending on the nature of the ore and the specific processing facility, but include leach in-circuit, flotation and column cells and carbon in-pulp inventories. In-process material are measured based on assays of the material fed into the process and the projected recoveries of the respective plants. In-process inventories are valued at the average cost of the material fed into the process attributable to the source material coming from the mines and/or leach pads plus the in-process conversion costs, including applicable depreciation relating to the process facilities incurred to that point in the process.

NOTE 6 – Deposits

Deposits are classified as current assets and represent payments made on mining equipment for the Company’s El Chanate Project in Sonora, Mexico. Deposits are summarized as follows:

	(in thousands)
	July 31, 2009	July 31, 2008
Equipment deposits	$26	$9
Total Deposits	$26	$9

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NOTE 7 – Other Current Assets

Other current assets consist of the following:

	(in thousands)
	July 31, 2009	July 31, 2008
Value added tax to be refunded	$1,032	$425
Other	10	65
Total Other Current Assets	$1,042	$490

NOTE 8 – Property and Equipment

Property and Equipment consist of the following:

	(in thousands)
	July 31, 2009	July 31, 2008
Process equipment and facilities	$26,477	$21,693
Mining equipment	2,248	974
Mineral properties	175	141
Construction in progress	70	1,277
Computer and office equipment	389	316
Improvements	16	16
Furniture	47	38
Total	29,422	24,455
Less: accumulated depreciation	(7,005)	(3,537)
Property and equipment, net	$22,417	$20,918

Depreciation expense for the fiscal years ended July 31, 2009, 2008 and 2007 was approximately $3,468, $2,779 and $720, respectively.

NOTE 9 - Intangible Assets

Intangible assets consist of the following:

	(in thousands)
	July 31, 2009	July 31, 2008
Repurchase of Net Profits Interest	$500	$500
Water Rights	241	134
Reforestation fee	73	-
Mobilization Payment to Mineral Contractor	70	70
Investment in Right of Way	18	18
Total	902	722
Accumulated Amortization	(584)	(541)
Intangible assets, net	$318	$181

Purchased intangible assets consisting of rights of way, water rights, easements, net profit interests, etc. are carried at cost less accumulated amortization. Amortization is computed using the straight-line method over the economic lives of the respective assets, generally five years or using the UOP method. It is the Company’s policy to assess periodically the carrying amount of its purchased intangible assets to determine if there has been an impairment to their carrying value. Impairments of other intangible assets are determined in accordance with SFAS 144. There was no impairment at July 31, 2009.

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On September 13, 2006, the Company repurchased the 5% net profits interest formerly held by Grupo Minera FG (“FG”), and subsequently acquired by Daniel Gutierrez Cibrian, with respect to the operations at the El Chanate mine. That net profits interest had originally been granted to FG in connection with the April 2004 termination of the joint venture agreement between FG and MSR, the Company’s wholly owned Mexican subsidiary.  FG also received a right of first refusal to carry out the work and render construction services required to effectuate the El Chanate Project.  This right of first refusal is not applicable where a funding source for the project determines that others should render such works or services.  FG has assigned or otherwise transferred to MSR all permits, licenses, consents and authorizations (collectively, “authorizations”) for which FG had obtained in its name in connection with the development of the El Chanate Project to the extent that the authorizations are assignable.  To the extent that the authorizations are not assignable or otherwise transferable, FG has given its consent for the authorizations to be cancelled so that they can be re-issued or re-granted in MSR’s name.  The foregoing has been completed.  The purchase price for the buyback of the net profits interest was $500, and was structured as part of the project costs financed by the loan agreement with Standard Bank. (See Note 17). Mr. Cibrian retained a 1% net profits interest in MSR, payable only after a total US $20 million in net profits has been generated from operations at El Chanate.  The Company recorded this transaction on its balance sheet as an intangible asset under guidance provided by FAS 142 – Goodwill and Other Intangible Assets to be amortized over the period of which the asset is expected to contribute directly or indirectly to the Company’s cash flow.  On March 23, 2007, the Company reacquired the remaining 1% net profits interest (see Note 18).

The Right of Way, Water Rights, Reforestation Fee and the Mobilization Payment were recorded at cost and are being amortized using the units of production method.  Amortization expense for the year ended July 31, 2009, 2008 and 2007 was approximately $43, $530 and $7, respectively.  The net profits interest from FG was fully amortized as of July 31, 2008.

NOTE 10 - Mining Concessions

Mining concessions consists of the following:

	(in thousands)
	July 31, 2009	July 31, 2008
El Chanate	$45	$45
El Charro	25	25
Total	70	70
Less: accumulated amortization	(19)	(11)
Total	$51	$59

The El Chanate concessions are carried at historical cost and are being amortized using the units of production method. They were acquired in connection with the purchase of the stock of Minera Chanate (see Note 1).   Amortization expense for the years ended July 31, 2009, 2008 and 2007 was approximately $8, $8 and $3, respectively.

MSR acquired an additional mining concession – El Charro. El Charro lies within the current El Chanate property boundaries. MSR is required to pay 1 1/2% net smelter royalty in connection with the El Charro concession.

NOTE 11 - Loans Receivable - Affiliate

Loans receivable - affiliate consist of expense reimbursements due from a publicly-owned corporation in which the Company has an investment. The Company's chairman of the board of directors and chief executive officer was an officer and director of that corporation. On March 10, 2008, the Company’s chairman of the board of directors resigned as both an officer and director of this corporation.  These loans are non-interest bearing and due on demand (see Note 3 & 14).

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NOTE 12 - Reclamations and Remediation Liabilities (“Asset Retirement Obligations”)

The Company includes environmental and reclamation costs on an ongoing basis, in our internal revenue and cost projections.  No assurance can be given that environmental regulations will not be changed in a manner that would adversely affect the Company’s planned operations.  As of July 31, 2009, we estimated the reclamation costs for the El Chanate site to be approximately $2,950.  Reclamation costs are allocated to expense over the life of the related assets and are periodically adjusted to reflect changes in the estimated present value resulting from the passage of time and revisions to the estimates of either the timing or amount of the reclamation and abandonment costs.  The Asset Retirement Obligation is based on when the spending for an existing environmental disturbance and activity to date will occur. The Company reviews, on an annual basis, unless otherwise deemed necessary, the Asset Retirement Obligation at each mine site.  The Company reviewed the estimated present value of the El Chanate mine reclamation and closure costs as of July 31, 2009.  As of July 31, 2009 and 2008, approximately $1,594 and $1,666, respectively, was accrued for reclamation obligations relating to mineral properties in accordance with SFAS No. 143, “Accounting for Asset Retirement Obligations.”

The following is a reconciliation of the liability for long-term Asset Retirement Obligations for the years ended July 31, 2009 and 2008:

(in thousands)

Balance as of July 31, 2007	$1,249
Additions, changes in estimates and other	293
Liabilities settled	-
Accretion expense	124
Balance as of July 31, 2008	$1,666
Additions, changes in estimates and other	(184)
Liabilities settled	(44)
Accretion expense	156
Balance as of July 31, 2009	$1,594

NOTE 13 – Accumulated Other Comprehensive Income

Accumulated other comprehensive income (loss) consists of foreign translation gains and losses, unrealized gains and losses on marketable securities and fair value changes on derivative instruments and is summarized as follows:

	Foreign currency items	Unrealized gain (loss) on securities	Change in fair value on interest rate swaps	Accumulated other comprehensive income

Balance as of July 31, 2006	$106	$40	$-	$146
Income (loss)	(47)	-	205	158
Balance as of July 31, 2007	$59	$40	$205	$304
Income (loss)	622	(25)	(141)	456
Balance as of July 31, 2008	681	15	64	760
Income (loss)	(2,731)	(30)	23	(2,738)
Balance as of July 31, 2009	$(2,050)	$(15)	$87	$(1,978)

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The Company has not recognized any income tax benefit or expense associated with other comprehensive income items for the years ended July 31, 2009, 2008 and 2007.

NOTE 14 - Related Party Transactions

In August 2002, the Company purchased marketable equity securities of a related company. The Company recorded approximately $6, $6 and $9 in expense reimbursements including office rent from this entity for the years ended July 31, 2009, 2008 and 2007, respectively (see Notes 3 and 11).

The Company utilizes Caborca Industrial, a Mexican corporation that is 100% owned by Gifford A. Dieterle, the Company’s Chief Executive Officer, and Jeffrey W. Pritchard, the Company’s former Executive Vice President, for mining support services. These services include but are not limited to the payment of mining salaries and related costs. Caborca Industrial bills the Company for these services at slightly above cost. Mining expenses charged by Caborca Industrial and eliminated upon consolidation amounted to approximately $4,767, $3,775 and $702 for the year ended July 31, 2009, 2008 and 2007, respectively.

During the years ended July 31, 2009, 2008 and 2007, the Company paid Jack Everett, its former Vice President Exploration and Director, consulting fees of $0, $100 and $0, respectively.  In addition, this individual earned wages of $120 during the years ended July 31, 2007.  During the years ended July 31, 2009, 2008 and 2007, the Company paid Robert Roningen, a director, legal and consulting fees of $8, $35 and $24, respectively.

NOTE 15 - Stockholders' Equity

Common Stock

At various stages in the Company’s development, shares of the Company’s common stock has been issued at fair market value in exchange for services or property received with a corresponding charge to operations, property and equipment or additional paid-in capital depending on the nature of services provided or property received.

The Company issued 1,150,000 shares of common stock and 12,600,000 common stock purchase warrants to Standard Bank as part of a commitment fee to entering into the credit facility on August 15, 2006, with its wholly-owned subsidiaries MSR and Oro.  The Company recorded the issuance of the 1,150,000 shares of common stock and 12,600,000 warrants as deferred financing costs of approximately $351 and $3,314, respectively, as a reduction of stockholders' equity on the Company's balance sheet. The issuance of 1,150,000 shares was recorded at the fair market value of the Company's common stock at the closing date or $0.305 per share.  The warrants were valued at approximately $3,314 using the Black-Scholes option pricing model and were reflected as deferred financing costs as a reduction of stockholders' equity on the Company’s balance sheet (See Note 17).  The balance of deferred financing costs, net of amortization, as of July 31, 2009 and 2008, as a reduction of stockholders' equity, was approximately $1,808 and $2,611.  Amortization expense for the years ended July 31, 2009, 2008 and 2007, was approximately $803, $930 and $750, respectively.

The Company closed two private placements in January 2007 pursuant to which it issued an aggregate of 12,561,667 units, each unit consisting of one share of its common stock and a warrant to purchase ¼ of a share of its common stock at $0.30 per unit for proceeds of approximately $3,486, net of commissions of approximately $283.  Each warrant issued  in the January 2007 placements is exercisable for ¼ of a share of common stock, at an exercise price equal to $0.40 per share.  Thus, a holder must exercise four warrants to purchase one share of common stock.  Each warrant has a term of eighteen months and is fully exercisable from the date of issuance.  The Company issued to the placement agents eighteen month warrants to purchase up to an aggregate of 942,125 shares of common stock at an exercise price of $0.30 per share.  Such placement agent warrants are valued at approximately $142 using the Black-Scholes option pricing method.

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The Company also received proceeds of approximately $319, $7,473 and $5,643 during the years ended July 31, 2009, 2008 and 2007, from the exercising of an aggregate of 855,729, 22,994,178 and 22,203,909 of warrants and options, respectively, issued to investors in past private placements, to officers and directors as well as to outside parties for services rendered.

On March 22, 2007, the Company issued 500,000 shares of common stock to John Brownlie, the Company’s Chief Operating Officer under the Company’s 2006 Equity Incentive Plan. The fair value of the shares issued in March 2007 amounted to $225 or $0.45 per share.  The shares, which were granted to Mr. Brownlie as compensation for services already provided to the Company, vested immediately.  The compensation expense was fully recognized on the date of the grant.

In March 2007, the Company issued 65,625 shares of common stock to an independent contractor for services provided related to the Company’s El Chanate project. The fair value of the services provided amounted to $26 or $0.40 per share. In April 2007, this independent contractor was engaged as the general manager of the Company’s El Chanate project for a six month term with an option for an additional six month term, if mutually agreed upon by both parties. Pursuant to the agreement, the Company issued 113,636 shares of common stock with a fair value of $50 or $0.44 per share at the fair market value of the Company’s common stock on the date of the agreement. The issuance of these shares vest over the six-month term.  The independent contractor and the Company mutually agreed to terminate the contractor after three months as construction was complete.  The Company issued 56,818 shares of the Company’s common stock on the vested portion of the 113,636 shares or 50%.

On December 20, 2007, at the recommendation of the Compensation Committee of the Board of Directors, the Company’s executive officers, directors and employees were granted 1,095,000 restricted shares under our 2006 Equity Incentive Plan (the “Plan”).   The restricted shares granted vest equally over three years from the date of grant.  The fair value of the Company’s stock was $0.63 on the date of grant resulting in the Company recording approximately $690 in deferred compensation cost.  For the year ended July 31, 2008, the Company has recorded approximately $194 in equity compensation expense upon the vesting of a portion of restricted shares.

On July 17, 2008, at the recommendation of the Compensation Committee of the Board of Directors, the Company’s executive officers and directors were granted 515,000 shares under our 2006 Equity Incentive Plan. The restricted shares granted vested immediately.  The fair value of the Company’s stock was $0.70 on the date of grant resulting in the Company recording approximately $361 in equity compensation expense.

During the year ended July 31, 2009, the Company issued 222,500 restricted shares to employees  under its 2006 Equity Incentive Plan. The restricted shares granted vested immediately.  The fair value of the Company’s stock ranged from $0.34 to $0.52 on the date of grant resulting in the Company recording approximately $113 in equity compensation expense.

Recapitalization

In February 2007, the Company's Certificate of Incorporation was amended to increase the Company's authorized shares of capital stock from 200,000,000 to 250,000,000 shares.  In January 2008, the Company amended its Certificate of Incorporation to increase the Company’s authorized shares of capital stock from 250,000,000 to 300,000,000 shares.

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Stock Split

In September 2008, our Board of Directors (the "Board") recommended to our stockholders a proposal to effect a reverse stock split of all outstanding shares of our Common Stock in an amount which our Board of Directors deems appropriate to result in a sustained per share market price above $2.00 per share, to be at a ratio of not less than one-for-four and not more than one-for-six (the "Reverse Stock Split").  In conjunction with the Reverse Stock Split, our Board has approved and is recommending to our stockholders a proposal to effect a reduction in the number of shares of Common Stock authorized for issuance and an increase in the par value thereof in proportion to the Reverse Stock Split.  Our stockholders subsequently approved the reverse stock split in October 2008.  We will not issue fractional shares in connection with the Reverse Stock Split. Any fractional shares that result from the Reverse Stock Split will be rounded up to the next whole share.  However, if the Board determines that effecting these capitalization changes would not be in the best interests of our stockholders, the Board can determine not to effect any or all of the changes.  As of July 31, 2009, the board of directors has not affected a capitalization change.

Warrants and Options

The fair value of each warrant and option award is estimated on the date of grant using a Black-Scholes option valuation model.  The Company issues warrants and options to purchase common stock with an exercise price of no less than fair market value of the underlying stock at the date of grant.

On November 30, 2006, the Company’s board of directors granted 100,000 common stock options to each of John Postle, Ian A. Shaw and Mark T. Nesbitt, the Company’s independent directors. The options are to purchase shares of the Company’s common stock at an exercise price of $0.33 per share (the closing price of its common stock on that date) for a period of two years. The Company utilized the Black-Scholes Method to fair value the 300,000 options received by the directors and recorded approximately $40 as equity based compensation expense.  The grant date fair value of each stock option was $0.13.

On December 13, 2006, the Company issued two year options to purchase the Company’s common stock at an exercise price of $0.36 per share to its Chief Operating Officer, Chief Financial Officer and the Company’s Canadian counsel.  These options are for the purchase of 250,000 shares, 100,000 shares and 100,000 shares, respectively.  The Company utilized the Black-Scholes Method to fair value the 450,000 options received by these individuals and recorded approximately $61 as stock based compensation expense.  The grant date fair value of each stock option was $0.14.

On March 22, 2007, the Company issued two year options to purchase the Company’s common stock at an exercise price of $0.45 per share to the Company’s then SEC Counsel.  These options are for the purchase of 100,000 shares and were issued under the 2006 Equity-Incentive Plan.  The Company utilized the Black-Scholes Method to fair value these options and recorded approximately $15 as equity based compensation expense.  The grant date fair value of each stock option was $0.15.

On June 13, 2007, the Company issued two year options to purchase the Company’s common stock at an exercise price of $0.384 per share to the Company’s CFO.  These options are for the purchase of 500,000 shares and were issued under the 2006 Equity Incentive Plan.  The Company utilized the Black-Scholes Method to fair value these options and recorded approximately $65 as equity based compensation expense.  The grant date fair value of each stock option was $0.13.

On August 13, 2007, the Company issued two year options to purchase the Company’s common stock at an exercise price ranging from $0.43 to $0.50 per share to outside parties for services provided.  These options are for the purchase of 465,000 shares and were issued under the 2006 Equity-Incentive Plan.  The Company utilized the Black-Scholes Method to fair value these options and recorded approximately $58 as equity based compensation expense.  The average grant date fair value of each stock option was $0.12 with an exercise price of no less than fair market value of the underlying stock at the date of grant.

F1-30

On December 20 2007,  at the recommendation of the Compensation Committee of the Board of Directors, the Company’s executive officers, directors and employees, Gifford Dieterle, John Brownlie, Christopher Chipman, Jeffrey Pritchard, Scott Hazlitt, Ian Shaw, John Postle, Mark Nesbitt, Roger Newell, Robert Roningen, and employees were granted 500,000, 500,000, 500,000, 500,000, 350,000, 150,000, 150,000, 150,000, 100,000, 100,000 and 150,000 stock options, respectively, aggregating 3,150,000 stock options under our 2006 Equity Incentive Plan. The stock options have a term of seven years and vest as follows: 20% vested upon issuance and the balance vest 20% annually thereafter. The exercise price of the stock options is $0.63 per share (per the Plan, the closing price on the Toronto Stock Exchange on the trading day immediately prior to the day of determination converted to U.S. Dollars). In the event of a termination of continuous service (other than as a result of a change of control, as defined in the Plan), unvested stock options shall terminate and, with regard to vested stock options, the exercise period shall be the lesser of the original expiration date or one year from the date continuous service terminates. Upon a change of control, all unvested stock options and unvested restricted stock grants immediately vest.  The Company utilized the Black-Scholes method to fair value the 3,150,000 options received by these individuals totaling $1,060.  For the fiscal year ended July 31, 2008, the Company recorded approximately $375 in equity compensation expense on the vested portion of these stock options. The grant date fair value of each stock option was $0.34.

On July 17, 2008, the Company closed in escrow pending execution of Mexican collateral documents and certain other ministerial matters an Amended And Restated Credit Agreement (the “Credit Agreement”) involving our wholly-owned Mexican subsidiaries Minera Santa Rita S. de R.L. de C.V. (“MSR”) and Oro de Altar S. de R.L. de C.V. (“Oro”), as borrowers (“Borrowers”), the Company, as guarantor, and Standard Bank, as the lender. Pursuant to the Credit Agreement, the Company agreed to issue to Standard Bank a two year warrant to purchase an aggregate of 600,000 shares of our common stock at an exercise price of $0.852 per share.  The warrants were valued at approximately $103 using the Black-Scholes option pricing model and were reflected as deferred financing costs as a reduction of stockholders' equity on the Company’s balance sheet as of July 31, 2008 (See Note 17).  The grant date fair value of each stock warrant was $0.17.

On November 1, 2008, the Company issued stock options with a two year term to purchase the Company’s common stock at an exercise price of $0.65 per share to an investor relations firm for services provided.  These options are for the purchase of 100,000 shares.  The Company utilized the Black-Scholes Method to fair value the 100,000 options received by this firm and recorded approximately $6 as equity based compensation expense.  The grant date fair value of each stock option was $0.06.

On December 3, 2008, the Company issued stock options with a two year term to purchase the Company’s common stock at an exercise price of $0.35 per share to its then securities counsel.  These options are for the purchase of 25,000 shares.  The Company utilized the Black-Scholes Method to fair value the 25,000 options received by these individuals and recorded approximately $4 as equity based compensation expense.  The grant date fair value of each stock option was $0.16.

On January 20, 2009, at the recommendation of the Compensation Committee and on the approval by the Board of Directors, the Company’s executive officers and directors were granted 2,275,000 stock options under our 2006 Equity Incentive Plan as incentive compensation. The stock options were awarded as follows:  Gifford Dieterle – 500,000, John Brownlie – 500,000, Jeffrey Pritchard – 500,000, Christopher Chipman – 250,000, Scott Hazlitt – 250,000, Ian Shaw – 75,000, John Postle – 50,000, Mark T. Nesbitt – 50,000, Roger Newell -50,000 and Robert Roningen – 50,000.  The stock options have a term of five years and vest as follows: one-third vested upon issuance and the balance vest on a one-third basis annually thereafter. The exercise price of the stock options is $0.49 per share (per the Plan, the closing price on the Toronto Stock Exchange on the trading day immediately prior to the day of determination converted to U.S. Dollars). In the event of a termination of continuous service (other than as a result of a change of control, as defined in the Plan), unvested stock options shall terminate and, with regard to vested stock options, the exercise period shall be the lesser of the original expiration date or one year from the date continuous service terminates. Upon a change of control, all unvested stock options and unvested restricted stock grants immediately vest.  The Company utilized the Black-Scholes method to fair value the 2,275,000 options received by these individuals totaling $647.  The grant date fair value of each stock option was $0.29.

F1-31

2006 Equity Incentive Plan

The 2006 Equity Incentive Plan (the “Plan”), approved by stockholders on February 21, 2007, is intended to attract and retain individuals of experience and ability, to provide incentive to the Company’s employees, consultants, and non-employee directors, to encourage employee and director proprietary interests in the Company, and to encourage employees to remain in the Company’s employ.

The Plan authorizes the grant of non-qualified and incentive stock options, stock appreciation rights and restricted stock awards (each, an “Award”). A maximum of 10,000,000 shares of common stock are reserved for potential issuance pursuant to Awards under the Plan.  Unless sooner terminated, the Plan will continue in effect for a period of 10 years from its effective date.

The Plan is administered by the Company’s Board of Directors which has delegated the administration to the Company’s Compensation Committee.  The Plan provides for Awards to be made to such of the Company’s employees, directors and consultants and its affiliates as the Board may select.

Stock options awarded under the Plan may vest and be exercisable at such times (not later than 10 years after the date of grant) and at such exercise prices (not less than Fair Market Value at the date of grant) as the Board may determine.  Unless otherwise determined by the Board, stock options shall not be transferable except by will or by the laws of descent and distribution. The Board may provide for options to become immediately exercisable upon a "change in control," as defined in the Plan.

On July 23, 2009, at the recommendation of the Compensation Committee and upon approval by the Board of Directors, the Company amended the 2006 Equity Incentive Plan to provide for cashless exercises of options by participants under the Plan.  Payment of the option exercise price may now be made (i) in cash or by check payable to the Company, (ii) in shares of Common Stock duly owned by the option holder (and for which the option holder has good title free and clear of any liens and encumbrances), valued at the fair market value on the date of exercise, or (iii) by delivery back to the Company from the shares acquired on exercise of the number of shares of common stock equal to the exercise price, valued at the fair market value on the date of exercise. Previously, the exercise price of an option must have been paid in cash.  No options may be granted under the Plan after the tenth anniversary of its effective date.  Unless the Board determines otherwise, there are certain continuous service requirements and the options are not transferable.

The Plan provides the Board with the general power to amend the Plan, or any portion thereof at any time in any respect without the approval of the Company’s stockholders, provided however, that the stockholders must approve any amendment which increases the fixed maximum percentage of shares of common stock issuable pursuant to the Plan, reduces the exercise price of an Award held by a director, officer or ten percent stockholder or extends the term of an Award held by a director, officer or ten percent stockholder.  Notwithstanding the foregoing, stockholder approval may still be necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 of the Securities Exchange Act of 1934, as amended or any applicable stock exchange listing requirements. The Board may amend the Plan in any respect it deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.  Rights under any Award granted before amendment of the Plan cannot be impaired by any amendment of the Plan unless the Participant consents in writing.  The Board is empowered to amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the applicable Participant consents in writing and further provided that the Board cannot amend the exercise price of an option, the Fair Market Value of an Award or extend the term of an option or Award without obtaining the approval of the stockholders if required by the rules of the Toronto Stock Exchange or any stock exchange upon which the common stock is listed.

F1-32

Information  regarding the options approved by the Compensation Committee under the Equity Incentive Plan for the fiscal years ended July 31, 2009, 2008 and 2007 is summarized below:

	2007			2008			2009
	Shares	Option Price	Weighted Average Exercise Price	Shares	Option Price	Weighted Average Exercise Price	Shares	Option Price	Weighted Average Exercise Price
Outstanding beginning at year	-	$-	$-	1,050,000	$0.36-0.45	$0.38	4,665,000	$0.36-0.45	$0.38
Granted	1,050,000	0.36-0.45	$0.38	3,615,000	0.38-0.63	$0.61	2,400,000	0.35-0.65	$0.50
Canceled	-	-	-	-	-	-	(344,271)	-	-
Exercised	-	-	-	-	-	-	(705,729)	-	-
Outstanding end of year	1,050,000	$0.36-0.45	$0.38	4,665,000	$0.36-0.63	$0.56	6,015,000	$0.35-0.65	$0.56
Exercisable	1,050,000	$0.36-0.45	$0.38	3,360,000	$0.36-0.63	$0.54	3,902,500	$0.35-0.65	$0.60
Weighted average remaining contractual life (years)	1-2 years	-	-	5-6 years	-	-	4-5 years	-	-
Available for future grants	8,450,000	-	-	3,225,000	-	-	602,500	-	-

Restricted stock awards granted by the Compensation Committee under the Equity Incentive Plan for the fiscal years ended July 31, 2009, 2008 and 2007, were 222,500, 500,000 and 1,610,000 shares, respectively.

NOTE 16 - Debt

Long term debt consists of the following:	(in thousands)

	July 31, 2009	July 31, 2008

Total long-term debt	$8,000	$12,500

Less current portion	3,600	4,125

Long-term debt	$4,400	$8,375

F1-33

In September 2008, the Company entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) involving our wholly owned Mexican subsidiaries MSR and Oro, as borrowers (“Borrowers”), the Company, as guarantor, and Standard Bank, as the lender. The Credit Agreement amends and restates the prior credit agreement between the parties dated August 15, 2006 (the “Original Agreement”).  Under the Original Agreement, MSR and Oro borrowed money in an aggregate principal amount of up to US$12,500 (the “Term Loan”) for the purpose of constructing, developing and operating the El Chanate gold mining project in Sonora State, Mexico.  The Company guaranteed the repayment of the Term Loan and the performance of the obligations under the Credit Agreement.  As of July 31, 2009 and 2008, the accrued interest on this facility was approximately $21 and $72, respectively.

The Credit Agreement also established a new senior secured revolving credit facility that permits the Borrowers to borrow up to $5,000 during the one year period after the closing of the Credit Agreement.  Term Loan principal shall be repaid quarterly commencing on September 30, 2008 and consists of four payments in the amount of $1,125, followed by eight payments in the amount of $900 and two final payments in the amount of $400.  There is no prepayment fee.  There was no amount outstanding on the revolving credit facility as of July 31, 2009.  Principal under the Term Loan and the credit facility shall bear interest at a rate per annum equal to the LIBO Rate plus 2.5% and 2.0% per annum, respectively.

The Credit Facility contains covenants customary for a term note, including but not limited to restrictions (subject to certain exceptions) on incurring additional debt, creating liens on its property, declaring or paying dividends, disposing of any assets, merging with other companies and making any investments.  The Company is required to meet and maintain certain financial covenants, including (i) a ratio of current assets to current liabilities at all times greater than or equal to 1.20:1.00, (ii) a quarterly minimum tangible net worth at all times of at least U.S.$15,000, and (iii) a quarterly average minimum liquidity of U.S.$500.

As of July 31, 2009, the Company and its related entities were in compliance with all debt covenants and default provisions.  The accounts of Caborca Industrial are not subject to the debt covenants and default provisions.

The Term Loan and credit facility is secured by all of the tangible and intangible assets and property owned by MSR and Oro.  As additional collateral for the Loan, the Company, together with its subsidiary, Leadville Mining & Milling Holding Corporation, has pledged all of its ownership interest in MSR and Oro.

In March 2006, the Company entered into a gold price protection arrangement to protect it against future fluctuations in the price of gold and interest rate swap agreements in October 2006 in accordance with the terms of the credit arrangements with Standard Bank (See Note 19 for more details on these transactions).

Future principal payments on the term loan are as follows (in thousands):

Fiscal Years Ending July 31,

2010	$3,600
2011	3,600
2012	800
$8,000

NOTE 17 – Mining, Engineering and Supply Contracts

In early December 2005, the Company’s wholly-owned Mexican subsidiary, MSR, which holds the rights to develop and mine El Chanate Project, entered into a Mining Contract with a Mexican mining contractor, Sinergia Obras Civiles y Mineras, S.A. de C.V, ("Sinergia"). The Mining Contract becomes effective if and when MSR sends the Contractor a formal "Notice of Award".

F1-34

On August 2, 2006, the Company amended the November 24, 2005 Mining Contract between its subsidiary, MSR, and Sinergia. Pursuant to the amendment, MSR's right to deliver the notice to Proceed to Sinergia was extended to November 1, 2006. Provided that this Notice was delivered to Sinergia on or before that date, with a specified date of commencement of the Work (as defined in the contract) not later than February 1, 2007, the mining rates set forth in the Mining Contract would still apply; subject to adjustment for the rate of inflation between September 23, 2005 and the date of commencement of the work.  As consideration for these changes, the Company paid Sinergia $200 of the requisite advance payment discussed below.  On November 1, 2006, MSR delivered the Notice of Award specifying January 25, 2007, as the date of commencement of Work.   Based on a revised crushing and stacking plan and since MSR is placing the leach pad overliner material both Sinergia and MSR mutually agreed to delay mining until the end of March 2007. Mining of the El Chanate Project initiated on March 25, 2007.

Pursuant to the Mining Contract, Sinergia, using its own equipment, generally is performing all of the mining work (other than crushing) at the El Chanate Project for the life of the mine.  MSR delivered to the Contractor a mobilization payment of $70 and the advance payment of $520.  The advance payments are recoverable by MSR out of 100% of subsequent payments due to Sinergia under the Mining Contract.  Pursuant to the Mining Contract, upon termination, Sinergia would be obligated to repay any portion of the advance payment that had not yet been recouped.  Sinergia’s mining rates are subject to escalation on an annual basis.  This escalation is tied to the percentage escalation in Sinergia’s costs for various parts for its equipment, interest rates and labor.  One of the principals of Sinergia is one of the former principals of FG.  FG was the Company’s former joint venture partner.  As of July 31, 2008, the entire advance payment was recovered by MSR.

On March 23, 2007, the Company reacquired the remaining 1% net profits interest in its Mexican affiliate, MSR from one of the successors to FG (“FG’s Successor”). When the joint venture was terminated in March 2004, FG received, among other things, a participation certificate entitling it to receive 5% of the annual dividends of MSR, when declared. The participation certificate also gave FG the right to participate, but not to vote, in the meetings of MSR’s Board of Managers, Technical Committee and Partners. In August 2006, the Company repurchased the participation certificate from FG’s Successor for $500 with FG’s Successor retaining a 1% net profits interest in MSR, payable only after a total $20 million in net profits has been generated from operations at El Chanate. The Company reacquired the remaining 1% net profits interest in consideration of its advancing $319 to Sinergia under the Mining Contract. FG’s Successor is a principal of Sinergia.  As of July 31, 2008, the entire advance was recovered.

NOTE 18 - Employee and Consulting Agreements

The Company entered into employment agreements, effective July 31, 2006, with the following executive officers: Gifford A. Dieterle, President and Treasurer, Roger A. Newell, Vice President of Development, Jack V. Everett, Vice President of Exploration, and Jeffrey W. Pritchard, Vice President of Investor Relations.  On December 5, 2006, effective January 1, 2007, the Company entered into an employment agreement with J. Scott Hazlitt, Vice President of Mine Development.

Mr. Dieterle is entitled to a base annual salary of at least $180, Mr. Hazlitt is entitled to a base annual salary of at least $125 and each of the other executives is entitled to a base annual salary of at least $120.  Each executive is entitled to a bonus or salary increase in the sole discretion of the board of directors.  In addition, Messrs. Dieterle, Newell, Everett and Pritchard each received two year options to purchase an aggregate of 250,000 shares of the Company’s common stock at an exercise price of $0.32 per share (the closing price on July 31, 2006).  These options have all been exercised.

F1-35

On September 14, 2007, the Company entered into a Second Amended Engagement Agreement (the “Agreement”) with Christopher Chipman, the Company’s Chief Financial Officer, effective May 1, 2007.  The Agreement supersedes and replaces Mr. Chipman’s prior agreement that expired on August 31, 2007.  He receives an annual fee of $175.  Mr. Chipman can terminate the Agreement on 60 days prior notice.  The Company can terminate the Agreement without cause on 30 days prior notice and for cause (as defined in the Agreement).  The Agreement also terminates upon Mr. Chipman’s disability (as defined in the Agreement) or death. In the event that the Company terminates the Agreement without cause, Mr. Chipman will be entitled to a cash termination payment equal to his Annual Fee in effect upon the date of termination, payable in equal monthly installments beginning in the month following his termination.  In the event the Agreement is terminated by Mr. Chipman at his election or due to his death or disability, Mr. Chipman will be entitled to the fees otherwise due and payable to him through the last day of the month in which such termination occurs.  In conjunction with Agreement, the Company entered into a change of control agreement similar to the agreements entered into with the Company’s other executive officers.    In connection with the original engagement agreement with Mr. Chipman in March 2006, Mr. Chipman received a two year option to purchase an aggregate of 50,000 shares of Company Common Stock at an exercise price of $.34 per share.  This option has been exercised in full.

On May 12, 2006, the Company entered into an employment agreement with John Brownlie, pursuant to which Mr. Brownlie originally served as Vice President Operations.  Mr. Brownlie became our Chief Operating Officer in February 2007.  Mr. Brownlie serves as Vice President Operations. Mr. Brownlie receives a base annual salary of $150 and is entitled to annual bonuses. Upon his employment, he received options to purchase an aggregate of 200,000 shares of the Company’s common stock at an exercise price of $.32 per share. 50,000 options vested immediately and the balance vest upon the Company achieving "Economic Completion" as that term is defined in the Standard Bank Credit Facility (when the Company has commenced mining operations and has been operating at anticipated capacity for 60 to 90 days). The term of the options is two years from the date of vesting. The agreement runs for an initial two year period, and automatically renews thereafter for additional one year periods unless terminated by either party within 30 days of a renewal date. The Company can terminate the agreement for cause or upon 30 days notice without cause. Mr. Brownlie can terminate the agreement upon 60 days notice without cause or, if there is a breach of the agreement by the Company that is not timely cured, upon 30 days notice. In the event that the Company terminates him without cause or he terminates due to the Company’s breach, he will be entitled to certain severance payments. The Company utilized the Black-Scholes method to fair value the 200,000 options received by Mr. Brownlie. The Company recorded approximately $70 as deferred compensation expense as of the date of the agreement and recorded the vested portion or $18 as stock based compensation expense for the year ended July 31, 2006.

As discussed below, these agreements have been amended to provide for salary increases and other items.

On June 6, 2007, Jack V. Everett resigned as Vice President of Exploration and a Director of the Company and entered into a consulting agreement with the Company to provide mining and mineral exploration consultation services.

On September 10, 2007, Roger A. Newell resigned as Vice President of Development. He will continue to serve as a member of the Company’s Board of Directors.

On August 29, 2007, at the recommendation of the Compensation Committee, the Board increased the salaries of the Company’s executive officers to be commensurate with industry standards and amended their respective agreements accordingly. The new salaries were as follows: Gifford A. Dieterle, President, Treasurer and Chairman of the Board, $250; John Brownlie, Chief Operating Officer, $225; Christopher Chipman, Chief Financial Officer, $175 (consulting fee); Jeffrey W. Pritchard, Vice President - Investor Relations and Secretary, $195; Roger A. Newell, Vice President - Development, $135; and J. Scott Hazlitt, Vice President - Mine Development, $135. The salary increase for Mr. Brownlie and the consulting fee increase for Mr. Chipman were retroactive to May 1, 2007 and the salary increase for Mr. Pritchard is retroactive to August 1, 2007.

On July 17, 2008, at the recommendation of the Compensation Committee of our Board of Directors, our executive officers were awarded salary increases effective August 1, 2008. The new salaries were as follows: Gifford A. Dieterle, President, Treasurer and Chairman of the Board, $288; John Brownlie, Chief Operating Officer, $259; Christopher Chipman, Chief Financial Officer, $201 (consulting fee); Jeffrey W. Pritchard, Vice President - Investor Relations and Secretary, $224; and J. Scott Hazlitt, Vice President - Mine Development, $155.

F1-36

On October 28, 2008, we entered into an Engagement Agreement with John Brownlie, our Chief Operating Officer.  The agreement supersedes a May 12, 2006 employment agreement between us and Mr. Brownlie.  Pursuant to the Engagement Agreement, Mr. Brownlie serves as our Chief Operating Officer and receives a base annual fee of at least $259 and is entitled to annual bonuses.  The Engagement Agreement runs through August 31, 2009, and automatically renews thereafter for additional one year periods unless terminated by either party within 30 days of a renewal date. We can terminate the agreement for cause or upon 30 days notice without cause. Mr. Brownlie can terminate the agreement upon 60 days notice without cause or, if there is a breach of the agreement by us that is not timely cured, upon 30 days notice. In the event that we terminate him without cause or he terminates due to our breach, he will be entitled to certain severance payments. We previously entered into a change of control agreement with Mr. Brownlie similar to the agreements entered into with our other executive officers.

On November 1, 2008, The Company entered into an Engagement Agreement with J. Scott Hazlitt, our Vice President of Mine Development.  The agreement supersedes a January 1, 2007 employment agreement between us and Mr. Hazlitt.  Pursuant to the Engagement Agreement, Mr. Hazlitt serves as our Vice President of Mine Development and receives a base annual fee of at least $155 and is entitled to annual bonuses.  The Engagement Agreement runs through August 31, 2009, and automatically renews thereafter for additional one year periods unless terminated by either party within 30 days of a renewal date. The Company can terminate the agreement for cause or upon 30 days notice without cause. Mr. Hazlitt can terminate the agreement upon 60 days notice without cause or, if there is a breach of the agreement by us that is not timely cured, upon 30 days notice. In the event that the Company terminates him without cause or he terminates due to our breach, he will be entitled to certain termination payments. The Company previously entered into a change of control agreement with Mr. Hazlitt similar to the agreements entered into with our other executive officers.

On January 20, 2009, at the recommendation of the Compensation Committee and upon approval by the Board of Directors, effective as of January 1, 2009, the Company entered into (i) amended and restated employment agreements with Gifford Dieterle, President and Treasurer, and Jeffrey Pritchard, Executive Vice President and (ii) amended and restated engagement agreements with Christopher Chipman, Chief Financial Officer, John Brownlie, Chief Operating Officer, and Scott Hazlitt, Vice President of Mine Development (collectively, the “Amended Agreements”).

Each of the Amended Agreements modify the previous employment agreement or engagement agreement in three ways.  First, the Company removed a provision from the Agreement Regarding Change in Control, which is attached as an exhibit to each of the Amended Agreements, that provided that, upon a change in control of the Company, the exercise price of all issued and outstanding options would decrease to $0.01. Second, the Company made the terms of each of the Amended Agreements consistent so that each Amended Agreement expires on December 31, 2011.  Finally, the Amended Agreements incorporate amendments made in December 2008 to the employment agreements and engagement agreements to bring such agreements into documentary compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

The Company has the right to terminate any executive’s employment for cause or on 30 days’ prior written notice without cause or in the event of the executive’s disability (as defined in the agreements).  The agreements automatically terminate upon an executive’s death.  “Cause” is defined in the agreements as (1) a failure or refusal to perform the services required under the agreement; (2) a material breach by executive of any of the terms of the agreement; or (3) executive’s conviction of a crime that either results in imprisonment or involves embezzlement, dishonesty, or activities injurious to the Company’s reputation. In the event that the Company terminates an executive’s employment without cause or due to the disability of the executive, the executive will be entitled to a lump sum severance payment equal to one month’s salary, in the case of termination for disability, and up to 12 month’s salary (depending upon years of service), in the case of termination without cause.

F1-37

Each executive has the right to terminate his employment agreement on 60 days’ prior written notice or, in the event of a material breach by the Company of any of the terms of the agreement, upon 30 days’ prior written notice.  In the event of a claim of material breach by the Company of the agreement, the executive must specify the breach and its failure to either (i) cure or diligently commence to cure the breach within the 30 day notice period, or (ii) dispute in good faith the existence of the material breach.   In the event that an agreement terminates due to the Company’s breach, the executive is entitled to severance payments in equal monthly installments beginning in the month following the executive’s termination equal to three month’ salary plus one additional month’s salary for each year of service to the Company.  Severance payments cannot exceed 12 month’s salary.

In conjunction with the employment agreements, the Company’s board of directors deeming it essential to the best interests of its stockholders to foster the continuous engagement of key management personnel and recognizing that, as is the case with many publicly held corporations, a change of control might occur and that such possibility, and the uncertainty and questions which it might raise among management, might result in the departure or distraction of management personnel to the detriment of the company and its stockholders, determined to reinforce and encourage the continued attention and dedication of members of the Company’s management to their engagement without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the company, it entered into identical agreements regarding change in control with the executives.  Each of the agreements regarding change in control continues through December 31, 2009 (December 31, 2010 for Mr. Hazlitt) and extends automatically to the third anniversary thereof unless the Company gives notice to the executive prior to the date of such extension that the agreement term will not be extended. Notwithstanding the foregoing, if a change in control occurs during the term of the agreements, the term of the agreements will continue through the second anniversary of the date on which the change in control occurred.  Each of the agreements entitles the executive to change of control benefits, as defined in the agreements and summarized below, upon his termination of employment with the Company during a potential change in control, as defined in the agreements, or after a change in control, as defined in the agreements, when his termination is caused (1) by the Company for any reason other than permanent disability or cause, as defined in the agreement (2) by the executive for good reason as defined in the agreements or, (3) by the executive for any reason during the 30 day period commencing on the first date which is six months after the date of the change in control.  Each executive would receive a lump sum cash payment of three times his base salary and three times his bonus award from the prior year, as well as outplacement benefits.  Each agreement also provides that the executive is entitled to a payment to make him whole for any federal excise tax imposed on change of control or severance payments received by him.

A “Change of Control” is deemed to occur on the earlier of (1) the date any person is or becomes the beneficial owner of securities representing 30% or more of the voting power of the Company’s then outstanding securities; (2) the date on which the following individuals cease for any reason to constitute a majority of the number of directors then serving: (i)individuals who, as of the date of the Change of Control Agreement, constitute the Board and (ii) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date of the Change of Control Agreement or whose appointment, election or nomination for election was previously so approved or recommended; (3) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary with another entity, other than a transaction where the individuals serving on the board of directors constitute at least a majority of the combined entity and the outstanding securities continue to represent at least 50% of the combined voting power of the combined entity or a transaction to effect a recapitalization of the Company where no person is or becomes the holder of securities representing 30% or more of the combined voting power; (4) the approval by the stockholders of the Company or a plan of complete liquidation or dissolution of the Company; or (5) the sale or disposition or all or substantially all of the Company’s assets, other than a sale or disposition to an entity of which 50% the combined voting power is held by the Company’s stockholders.

F1-38

However, a Change in Control will not be deemed to occur if the record holders of the Company’s stock continue to have substantially the same proportionate ownership of the Company following such transaction or series of transactions.

A “Potential Change of Control” occurs when (1) the Company enters into an agreement, the consummation of which would result in a Change in Control; (2) a person publicly announces an intention to take or to consider taking actions, the consummation of which would result in a Change in Control, which announcement has not been rescinded; (3) a person becomes the beneficial owner of securities representing 20% or more of outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or (4) the Board adopts a resolution that a Potential Change of Control exists, which resolution has not been modified.

NOTE 19 - Sales Contracts, Commodity and Financial Instruments

Gold Price Protection Agreement

In March 2006, in conjunction with the Company’s credit facility, the Company entered into two identically structured derivative contracts with Standard Bank (See Note 16).  Both derivatives consisted of a series of forward sales of gold and a purchase gold cap.  Under these contracts, the Company agreed to sell a total volume of 121,927 ounces of gold forward to Standard Bank at a price of $500 per ounce on a quarterly basis during the period from March 2007 to September 2010.  The Company also agreed to purchase gold caps.  The caps allow the Company to buy gold at a price of $535 per ounce covering the same volume and horizon as the forward sales.  This combination of forward sales with purchased call options synthesizes a put position, which, in turn, serves to put a floor on the Company’s sales price.

On February 24, 2009, the Company settled with Standard Bank, the remaining 58,233 ounces of gold under the original Gold Price Protection arrangements entered into in March 2006. The purpose of these arrangements at the time was to protect the Company in the event the gold price dropped below $500 per ounce. Total remuneration to unwind these arrangements was approximately $1,906. In conjunction with the settlement of the gold price protection agreement, the Company incurred an Other Expense of approximately $1,391 during the year ended July 31, 2009.

Prior to unwinding these arrangements, the volume of these derivative positions represented about 44% and 86% of sales during the year ended July 31, 2009 and 2008, respectively, such that these derivative positions mitigate the Company’s gold price risk, rather than eliminate or reverse the natural exposure of the Company.

Under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), these contracts must be carried on the balance sheet at their fair value.  The Company records these changes in fair value and any cash settlements within Other Income or Expense. The contracts were not designated as hedging derivatives, and therefore special hedge accounting is not applied.

The following is a reconciliation of the derivative contracts regarding the Company’s Gold Price Protection agreement:

(in thousands)
Asset balance as of July 31, 2006	$(218)
Loss on change in fair value of derivative	1,226
Net cash settlements	(460)
Liability balance as of July 31, 2007	$548
Loss on change in fair value of derivative	1,356
Net cash settlements	(1,166)
Liability balance as of July 31, 2008	$738
Loss on change in fair value of derivative	1,975
Net cash settlements	(2,713)
Liability balance as of July 31, 2009	$-

F1-39

Rather than modifying the original Gold Price Protection agreement with Standard Bank to satisfy these forward sale obligations, the Company opted for a net cash settlement between the call option purchase price of $535 and the forward sale price of $500, or $35.00 per ounce.

Interest Rate Swap Agreement

On October 11, 2006, prior to our initial draw on the Credit Facility, the Company entered into an interest rate swap agreement covering about 75% of the expected variable rate debt exposure.  Only 50% coverage is required under the Credit Facility.  The termination date on this swap position is December 31, 2010.  However, the Company intends to use discretion in managing this risk as market conditions vary over time, allowing for the possibility of adjusting the degree of hedge coverage as it deems appropriate.  In any case, the Company’s use of interest rate derivatives will be restricted to use for risk management purposes.

The Company uses variable-rate debt to finance a portion of the El Chanate Project.  Variable-rate debt obligations expose the Company to variability in interest payments due to changes in interest rates.  As a result of these arrangements, the Company will continuously monitor changes in interest rate exposures and evaluate hedging opportunities.  The Company’s risk management policy permits it to use any combination of interest rate swaps, futures, options, caps and similar instruments, for the purpose of fixing interest rates on all or a portion of variable rate debt, establishing caps or maximum effective interest rates, or otherwise constraining interest expenses to minimize the variability of these effects.

The interest rate swap agreements are accounted for as cash flow hedges, whereby “effective” hedge gains or losses are initially recorded in other comprehensive income (“OCI”) and later reclassified to the interest expense component of earnings coincidently with the earnings impact of the interest expenses being hedged.  “Ineffective” hedge results are immediately recorded in earnings also under interest expense.  No component of hedge results will be excluded from the assessment of hedge effectiveness.  The amount expected to be reclassified from other comprehensive income to earnings during the year ending July 31, 2010 from these two swaps was determined to be immaterial.

The following is a reconciliation of the derivative contract regarding the Company’s Interest Rate Swap agreement:

(in thousands)
Balance as of July 31, 2006	$-
Change in fair value of swap agreement	48
Interest expense (income)	-
Net cash settlements	-
Liability balance as of July 31, 2007	$48
Change in fair value of swap agreement	141
Interest expense (income)	78
Net cash settlements	(75)
Liability balance as of July 31, 2008	$192
Change in fair value of swap agreement	130
Interest expense (income)	50
Net cash settlements	(179)
Liability balance as of July 31, 2009	$193

F1-40

The Company is exposed to credit losses in the event of non-performance by counterparties to these interest rate swap agreements, but the Company does not expect any of the counterparties to fail to meet their obligations. To manage credit risks, the Company selects counterparties based on credit ratings, limits its exposure to a single counterparty under defined guidelines, and monitors the market position with each counterparty as required by SFAS 133.

The Effect of Derivative Instruments on the Statement of Financial Performance (in thousands):

Quarter Ended	Derivatives in Cash Flow Hedging Relationships	Effective Results Recognized in OCI	Location of Results Reclassifed from AOCI to Earnings	Amount Reclassified from AOCI to Income	Ineffective Results Recognized in Earnings	Location of Ineffective Results
10/31/07	Interest Rate contracts	$(66)	Interest Income (Expense)	-		N/A
1/31/08	Interest Rate contracts	$(201)	Interest Income (Expense)	(5)	-	N/A
4/30/08	Interest Rate contracts	$28	Interest Income (Expense)	(24)	-	N/A
7/31/08	Interest Rate contracts	$19	Interest Income (Expense)	(49)	-	N/A
10/31/08	Interest Rate contracts	$(38)	Interest Income (Expense)	(38)	-	N/A
1/31/09	Interest Rate contracts	$(95)	Interest Income (Expense)	(35)	-	N/A
4/30/09	Interest Rate contracts	$(16)	Interest Income (Expense)	(55)	-	N/A
7/31/09	Interest Rate contracts	$(19)	Interest Income (Expense)	(55)	-	N/A

Quarter Ended	Derivatives Not Designated in Hedging Relationships	Location of Results	Amount of Gain (Loss)
10/31/07	Gold contracts	Other Income (Expense)	$(358)
1/31/08	Gold contracts	Other Income (Expense)	$(345)
4/30/08	Gold contracts	Other Income (Expense)	$(337)
7/31/08	Gold contracts	Other Income (Expense)	$(319)
10/31/08	Gold contracts	Other Income (Expense)	$(304)
1/31/09	Gold contracts	Other Income (Expense)	$(274)
4/30/09	Gold contracts	Other Income (Expense)	$-
7/31/09	Gold contracts	Other Income (Expense)	$-

F1-41

Fair Value of Derivative Instruments in a Statement of Financial Position and the Effect of Derivative Instruments on the Statement of Financial Performance (in thousands):

	Liability Derivatives
	Balance Sheet Location	Fair Values
October 31, 2007
Derivatives designated as hedging instruments
Interest rate derivatives	Other Liabilities	$115
Derivatives designated as non-hedging instruments
Gold derivatives	Other Liabilities	$613

January 31, 2008	Balance Sheet Location	Fair Values
Derivatives designated as hedging instruments
Interest rate derivatives	Other Liabilities	$313
Derivatives designated as non-hedging instruments
Gold derivatives	Other Liabilities	$660

April 30, 2008	Balance Sheet Location	Fair Values
Derivatives designated as hedging instruments
Interest rate derivatives	Other Liabilities	$274
Derivatives designated as non-hedging instruments
Gold derivatives	Other Liabilities	$702

July 31, 2008	Balance Sheet Location	Fair Values
Derivatives designated as hedging instruments
Interest rate derivatives	Other Liabilities	$192
Derivatives designated as non-hedging instruments
Gold derivatives	Other Liabilities	$738

	Liability Derivatives
October 31, 2008	Balance Sheet Location	Fair Values
Derivatives designated as hedging instruments
Interest rate derivatives	Current Liabilities	$199
Derivatives designated as non- hedging instruments
Gold derivatives	Current Liabilities	$734

	Liability Derivatives
January 31, 2009	Balance Sheet Location	Fair Values
Derivatives designated as hedging instruments
Interest rate derivatives	Current Liabilities	$268
Derivatives designated as non-hedging instruments
Gold derivatives	Current Liabilities	$719

	Liability Derivatives
April 30, 2009	Balance Sheet Location	Fair Values
Derivatives designated as hedging instruments
Interest rate derivatives	Current Liabilities	$228

	Liability Derivatives
July 31, 2009	Balance Sheet Location	Fair Values
Derivatives designated as hedging instruments
Interest rate derivatives	Current Liabilities	$193

F1-42

NOTE 20 – Accrued Expenses

Accrued expenses at July 31, 2009 and 2008 consists of the following:

	(in thousands)
	July 31,
	2009	2008
Net profit interest	$-	$753
Net smelter return	212	189
Mining contract	30	193
Income tax payable	507	777
Utilities	128	110
Interest	21	72
Legal and professional	125	80
Salaries, wages and related benefits (Mexico)	533	334
Other liabilities	77	165
	$1,633	$2,673

NOTE 21 - Income Taxes

The Company’s income tax (expense) benefit consisted of:

	(in thousands)
	July 31, 2009	July 31, 2008	July 31, 2007
Current:
United States	$-	$-	$-
Foreign	(3,909)	(2,111)	-
	(3,909)	(2,111)	-
Deferred:
United States	-	-	-
Foreign	(1,633)	(1,396)	-
	(1,633)	(1,396)	-
Total	$(5,542)	$(3,507)	$-

The Company’s income (loss) from operations before income tax consisted of:

	(in thousands)
	July 31, 2009	July 31, 2008	July 31, 2007

United States	$(6,631)	$(6,556)	$(5,514)
Foreign	22,580	16,427	(1,958)
Total	$15,949	$9,871	$(7,472)

The Company’s income tax expense differed from the amounts computed by applying the United States statutory corporate income tax rate for the following reasons:

	(in thousands)
	July 31, 2009	July 31, 2008	July 31, 2007

Income (loss) before income tax	$15,949	$9,871	$(7,472)
US statutory corporate income tax rate	34%	34%	34%
Income tax (expense) benefit computed at US statutory corporate income tax rate	(5,423)	(3,356)	2,540
Reconciling items:
Change in valuation allowance on deferred tax assets	(1,474)	(1,137)	(2,540)
Difference in foreign tax	1,355	986	-
Income tax expense	$(5,542)	$(3,507)	$-

F1-43

Components of the Company’s deferred income tax assets (liabilities) are as follows:

	(in thousands)
	July 31, 2009	July 31, 2008	July 31, 2007
Net deferred income tax assets, non current:
Remediation and reclamation costs	$(44)	$(29)	$-
Net operating losses	11,888	9,334	8,197
Depreciation and amortization	76	602	-
	$11,920	$9,907	$8,197
Valuation allowances	(11,888)	(9,334)	(8,197)
	$32	$573	$-

Net deferred income tax liabilities, current:
Depreciation and amortization	$-	$12	$-
Foreign currency exchange	(5)	2	-
Inventory valuation	(3,846)	(1,925)	-
Accounts receivable	(567)	(413)	-
Other	185	261	-
	$(4,233)	$(2,063)	$-

The Company adopted the provisions of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48") effective January 1, 2007. The purpose of FIN 48 is to clarify and set forth consistent rules for accounting for uncertain tax positions in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".  The cumulative effect of applying the provisions of this interpretation are required to be reported separately as an adjustment to the opening balance of retained earnings in the year of adoption.  The adoption of this standard did not have an impact on the financial condition or the results of the Company’s operations.

On October 1, 2007, the Mexican government enacted legislation which introduces certain tax reforms as well as a new minimum flat tax system.  This new flat tax system integrates with the regular income tax system and is based on cash-basis net income that includes only certain receipts and expenditures.  The flat tax is set at 17.5% of cash-basis net income as determined, with transitional rates of 16.5% and 17.0% in 2008 and 2009, respectively.  If the flat tax is positive, it is reduced by the regular income tax and any excess is paid as a supplement to the regular income tax.  If the flat tax is negative, it may serve to reduce the regular income tax payable in that year or can be carried forward for a period of up to ten years to reduce any future flat tax.

Companies are required to prepay income taxes on a monthly basis based on the greater of the flat tax or regular income tax as calculated for each monthly period.  Annualized income projections indicate that the Company will not be liable for any excess flat tax for calendar year 2009 and, accordingly, has recorded a Mexican income tax provision as of July 31, 2009.

As the new legislation was recently enacted, it remains subject to ongoing varying interpretations.  There is the possibility of implementation amendments by the Mexican Government and the estimated future income tax liability recorded at the balance sheet date may change.

Deferred income tax assets and liabilities are determined based on differences between the financial statement reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws in effect when the differences are expected to reverse. The measurement of deferred income tax assets is reduced, if necessary, by a valuation allowance for any tax benefits, which are, on a more likely than not basis,  not expected to be realized. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted.

F1-44

For income tax purposes in the United States, the Company had available net operating loss carryforwards ("NOL") as of July 31, 2009, 2008 and 2007 of approximately $27,912, $22,179 and $17,464, respectively to reduce future federal taxable income. If any of the NOL's are not utilized, they will expire at various dates through 2028. There may be certain limitations as to the future annual use of the NOLs due to certain changes in the Company's ownership.

NOTE 22 - Commitments and Contingencies

Lease Commitments

The Company occupies office space in New York City under a non-cancelable escalating operating lease that commenced on September 1, 2007 and terminates on August 31, 2012. In addition to base rent, the lease calls for payment of utilities and other occupancy costs.  The Company also occupies office space in Caborca, Sonora, Mexico that commenced on March 2, 2009 and terminates on March 1, 2013. The Company leased 12 mining concessions totaling 1,790 hectares located northwest of Saric, Sonora, Mexico.  These concessions are about a sixty mile drive northeast of the El Chanate project.  The lease agreement, which allows us to explore the property,  required an initial payment of $45 upon execution of the lease.  In addition, we are required to make ten payments of $25 every four months beginning six months after execution of the lease agreement. The agreement also contains an option for us to acquire the mining concessions for a cash payment of $1,500 at the end of the term or December 2010.  If we elect not to exercise this option, we would have the ability to mine the concessions but pay a 1% net smelter return capped at $3,000.  Prior payments made under this lease agreement would be deductible from the $3,000 cap.

Approximate future minimum payments under these operating leases are as follows (in thousands):

Fiscal Years Ending July 31,

2010	$247
2011	252
2012	231
2013	30
$760

Rent expense was approximately $155, $107 and $66 for the years ended July 31, 2009, 2008 and 2007, respectively.

Land Easement

On May 25, 2005, MSR entered into an agreement for an irrevocable access easement and an irrevocable fluids (electricity, gas, water and others) easement to land located at Altar, Sonora, Mexico. The term of the agreement is five years, extendable for 1-year additional terms, upon MSR’s request. The agreement would be suspended only by force majeure; and extendable for the duration of the suspension.  In consideration for these easements, $18 was paid upon the signing of the agreement and yearly advance payments equal to two annualized general minimum wages (365 X 2 general minimum wages) in force in Altar, Sonora, Mexico, are required. These yearly payments are to be made on September 1 of each year, using the minimum wage in effect on that day for the calculation of the amount payable. These payments are to be made for as long as the construction and production mining works and activities of MSR are being carried out, and are to cease as soon as such works and activities are permanently stopped.

F1-45

El Charro

In May 2005, the Company acquired rights to the El Charro concession for approximately $20 and a royalty of 1.5% of net smelter return.  The Company acquired the El Charro concession because it contains a known gold occurance and is surrounded entirely by the Company’s other concessions.

NOTE 23 – Unaudited Supplementary Data

The following is a summary of selected fiscal quarterly financial information (unaudited and 000’s except per share data and price):

	2009
	Three Months Ended
	October 31	January 31	April 30	July 31
Revenues	$9,175	$11,369	$12,395	$9,818
Costs applicable to sales	$3,042	$3,655	$3,698	$3,488
Net income applicable to common shares	$1,936	$3,196	$2,554	$2,721
Net income per common share, basic	$0.01	$0.02	$0.01	$0.01
Net income per common share, diluted	$0.01	$0.02	$0.01	$0.01
Basic weighted-average shares outstanding	192,844	193,195	193,363	193,578
Diluted weighted-average shares outstanding	198,342	198,706	200,827	200,818
Closing price of common stock	$0.29	$0.63	$0.54	$0.61

	2008
	Three Months Ended
	October 31	January 31	April 30	July 31
Revenues	$6,526	$8,043	$8,730	$9,805
Costs applicable to sales	$2,204	$2,419	$2,717	$3,350
Net income applicable to common shares	$1,747	$2,126	$2,740	$(249)
Net income per common share, basic	$0.01	$0.01	$0.02	$0.00
Net income per common share, diluted	$0.01	$0.01	$0.01	$0.00
Basic weighted-average shares outstanding	170,855	174,765	175,645	175,040
Diluted weighted-average shares outstanding	192,998	196,191	197,239	195,469
Closing price of common stock	$0.63	$0.70	$0.65	$0.65

F1-46

	2007
	Three Months Ended
	October 31	January 31	April 30	July 31
Revenues	$-	$-	$-	$-
Costs applicable to sales	$-	$-	$-	$-
Net loss applicable to common shares	$(1,161)	$(1,673)	$(2,649)	$(1,989)
Net loss per common share, basic	$(0.01)	$(0.01)	$(0.02)	$(0.01)
Net income loss per common share, diluted(1)	$-	$-	$-	$-
Basic weighted-average shares outstanding	132,598	138,074	164,582	149,811
Diluted weighted-average shares outstanding(1)	-	-	-	-
Closing price of common stock	$0.31	$0.40	$0.41	$0.44
(1)	Net loss per common share, diluted and computation of diluted weighted average common shares was not included as their effect would have been anti-dilutive.

NOTE 24 – Subsequent Events

In August 2009, we initiated the construction of an additional leach pad area.  Permitting and site clearing has been completed and the construction contractor has begun earthworks. Golder Engineering of Tucson, Arizona will oversee construction activities and quality control and assurance for the project. The construction schedule anticipates that stacking ore on the new pad will commence in January 2010 and will cost approximately $3,300.  On October 1, 2009, the Company committed to the procurement of a new secondary crusher for the El Chanate mine.  The cost for this equipment is approximately $1,000 with one-third due upon execution of the sales order, one-third due in 30 days and one-third upon shipment.

On September 17, 2009, the Company’s senior secured revolving credit facility that permits the Borrowers to borrow up to $5,000 during the one year period after the closing of the Credit Agreement expired.  The Company had not drawn on this facility during the term period and determined that it was not cost beneficial to maintain the credit facility on a going forward basis.

On September 17, 2009, the Company terminated Jeffrey W. Pritchard as Executive Vice President and Secretary of the Company without cause pursuant to a restructuring of its corporate investor relations functions.  The termination was effective September 15, 2009.  Mr. Pritchard also resigned as a Director of the Company effective September 29, 2009.  As part of the settlement, Mr. Pritchard is to receive a lump sum payment of approximately $426, and an additional payment of approximately $65, if Mr. Pritchard fulfills certain terms of the termination agreement. Mr. Pritchard will be entitled to change in control benefits should the Company enter into a transaction on or before December 31, 2009 with certain entities that would result in a “Change in Control” as defined in his Change In Control Agreement with the Company. In addition, on September 17, 2009, the Company appointed Robert Roningen Secretary of the Company.  Mr. Roningen previously was Secretary of the Company from 2000 to February, 2007.

F1-47

CAPITAL GOLD CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except for share and per share amounts)

	January 31, 2010 (unaudited)	July 31, 2009
ASSETS
Current Assets:
Cash and Cash Equivalents	$4,943	$6,448
Accounts Receivable	2,417	2,027
Ore on Leach Pads (Note 6)	26,397	20,024
Material and Supply Inventories (Note 5)	1,712	1,381
Deposits (Note 7)	129	26
Marketable Securities (Note 4)	35	35
Prepaid Expenses	380	277
Loans Receivable – Affiliate (Note 12 and 16)	30	33
Other Current Assets (Note 8)	1,050	1,042
Total Current Assets	37,093	31,293

Mining Concessions (Note 11)	52	51
Property & Equipment – net (Note 9)	24,725	22,417
Intangible Assets – net (Note 10)	686	318
Other Assets:
Investment (Note 13)	500	-
Deferred Financing Costs	482	424
Deferred Tax Asset (Note 21)	32	32
Security Deposits	66	66
Total Other Assets	1,080	522
Total Assets	$63,636	$54,601
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$1,427	$988
Accrued Expenses (Note 20)	4,435	1,633
Derivative Contracts (Note 19)	112	193
Deferred Tax Liability (Note 21)	4,279	4,233
Current Portion of Long-term Debt (Note 18)	3,600	3,600
Total Current Liabilities	13,853	10,647

Reclamation and Remediation Liabilities (Note 14)	1,854	1,594
Other liabilities	79	78
Long-term Debt (Note 18)	2,600	4,400
Total Long-term Liabilities	4,533	6,072

Commitments and Contingencies

Stockholders’ Equity:
Common Stock, Par Value $.0001 Per Share; Authorized 75,000,000 shares; Issued and Outstanding 48,497,173 and 48,463,406 shares, respectively	5	5
Additional Paid-In Capital	64,810	64,071
Accumulated Deficit	(16,205)	(22,089)
Deferred Financing Costs	(1,406)	(1,808)
Deferred Compensation	(157)	(319)
Accumulated Other Comprehensive Income (Note 15)	(1,797)	(1,978)
Total Stockholders’ Equity	45,250	37,882
Total Liabilities and Stockholders’ Equity	$63,636	$54,601

The accompanying notes are an integral part of the financial statements.

F1-48

CAPITAL GOLD CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
(in thousands, except for share and per share amounts)

	For The Three Months Ended
	January 31,
	2010	2009
Revenues
Sales – Gold, net	$13,228	$11,369
Costs and Expenses:
Costs Applicable to Sales	4,625	3,655
Depreciation and Amortization	866	755
General and Administrative	2,031	1,061
Exploration	349	406
Total Costs and Expenses	7,871	5,877
Income from Operations	5,357	5,492

Other Income (Expense):
Interest Income	4	11
Interest Expense	(102)	(227)
Other Expense	(37)	(24)
Loss on change in fair value of derivative	-	(274)
Total Other Expense	(135)	(514)

Income before Income Taxes	5,222	4,978

Income Tax Expense	(2,278)	(1,782)

Net Income	$2,944	$3,196

Income Per Common Share
Basic	$0.06	$0.07
Diluted	$0.06	$0.06

Basic Weighted Average Common Shares Outstanding	48,494,297	48,298,870
Diluted Weighted Average Common Shares Outstanding	49,976,904	49,676,532

The accompanying notes are an integral part of the financial statements.

F1-49

CAPITAL GOLD CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
(in thousands, except for share and per share amounts)

	For The Six Months Ended
	January 31,
	2010	2009
Revenues
Sales – Gold, net	$24,955	$20,544
Costs and Expenses:
Costs Applicable to Sales	8,735	6,697
Depreciation and Amortization	1,709	1,458
General and Administrative	3,660	2,438
Exploration	681	896
Total Costs and Expenses	14,785	11,489
Income from Operations	10,170	9,055

Other Income (Expense):
Interest Income	8	24
Interest Expense	(235)	(427)
Other Expense	(62)	(232)
Loss on change in fair value of derivative	-	(578)
Total Other Expense	(289)	(1,213)

Income before Income Taxes	9,881	7,842

Income Tax Expense	(3,997)	(2,709)

Net Income	$5,884	$5,133

Income Per Common Share
Basic	$0.12	$0.11
Diluted	$0.12	$0.10

Basic Weighted Average Common Shares Outstanding	48,505,818	48,278,255
Diluted Weighted Average Common Shares Outstanding	49,861,776	49,729,966

The accompanying notes are an integral part of the financial statements.

F1-50

CAPITAL GOLD CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(UNAUDITED)
(in thousands, except for share and per share amounts)

					Accumulated
			Additional		Other	Deferred		Total
	Common Stock		paid-in-	Accumulated	Comprehensive	Financing	Deferred	Stockholders’
	Shares	Amount	Capital	Deficit	Income/(Loss)	Costs	Compensation	Equity

Balance at July 31, 2009	48,463,406	$5	$64,071	$(22,089)	$(1,978)	$(1,808)	$(319)	$37,882
Amortization of deferred finance costs	-	-	-	-	-	402	-	402
Equity based compensation	(41,667)	-	686	-	-	-	162	848
Common stock issued upon the exercising of options and warrants	75,434	-	53	-	-	-	-	53
Net income for the six months ended January 31, 2010	-	-	-	5,884	-		-	5,884
Change in fair value on interest rate swaps	-	-	-	-	81	-	-	81
Equity adjustment from foreign currency translation	-	-	-	-	100	-	-	100
Total comprehensive income	-	-	-	-	-	-	-	6,065
Balance at January 31, 2010	48,497,173	$5	$64,810	$(16,205)	$(1,797)	$(1,406)	$(157)	$45,250
The accompanying notes are an integral part of the financial statements.

F1-51

CAPITAL GOLD CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)
(in thousands, except for share and per share amounts)

	For The
	Six Months Ended
	January 31,
	2010	2009
Cash Flow From Operating Activities:
Net Income	$5,884	$5,133
Adjustments to Reconcile Net Income to
Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,709	1,458
Accretion of Reclamation and Remediation	76	75
Loss on change in fair value of derivative	-	578
Equity Based Compensation	848	588
Changes in Operating Assets and Liabilities:
Decrease (increase) in Accounts Receivable	(390)	276
Decrease (increase) in Prepaid Expenses	(103)	22
Increase in Inventory	(6,175)	(852)
Increase in Other Current Assets	(8)	(709)
Increase in Deposits	(103)	(334)
Increase in Deferred Tax Asset	-	(195)
Increase (decrease) in Accounts Payable	439	(2)
Decrease in Derivative Liability	-	(572)
Increase (decrease) in Other Liability	1	(18)
Increase (decrease) in Reclamation and Remediation	184	(526)
Increase in Deferred Tax Liability	46	429
Increase in Accrued Expenses	2,802	1,663
Net Cash Provided By Operating Activities	5,210	7,014

Cash Flow From Investing Activities:
Purchase of Mining, Milling and Other Property and Equipment	(4,031)	(3,323)
Purchase of Intangibles	(391)	(180)
Investment in Privately Held Company	(500)	-
Net Cash Used in Investing Activities	(4,922)	(3,503)

The accompanying notes are an integral part of the financial statements.

F1-52

CAPITAL GOLD CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS – CONTINUED
(UNAUDITED)
(in thousands, except for share and per share amounts)

	For The
	Six Months Ended
	January 31,
	2010	2009

Cash Flow From Financing Activities:
Repayments from Affiliate, net	4	4
Payment of Deferred Finance Costs	(150)	-
Repayments on Notes Payable	(1,800)	(2,250)
Proceeds From Issuance of Common Stock	53	121
Net Cash Used in Financing Activities	(1,893)	(2,125)
Effect of Exchange Rate Changes	100	(3,530)
(Decrease) Increase In Cash and Cash Equivalents	(1,505)	(2,144)
Cash and Cash Equivalents - Beginning	6,448	10,992
Cash and Cash Equivalents – Ending	4,943	$8,848

Supplemental Cash Flow Information:
Cash Paid For Interest	$242	$465
Cash Paid For Income Taxes	$2,156	$1,569
Non-Cash Financing Activities:
Change in Fair Value of Derivative Instrument	$81	$51

The accompanying notes are an integral part of the financial statements.

F1-53

CAPITAL GOLD CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(in thousands, except for per share and ounce amounts)

NOTE 1 - Basis of Presentation

Capital Gold Corporation (“Capital Gold” or, the “Company”) owns rights to property located in the State of Sonora, Mexico. The Company is engaged in the production of gold and silver from its properties in Mexico as well as exploration for additional mineral properties. All of the Company's mining activities are in Mexico.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of the Company’s management, the accompanying condensed consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the condensed consolidated financial position and results of operations and cash flows for the periods presented. They include the accounts of Capital Gold Corporation and its wholly owned and majority owned subsidiaries, Leadville Mining and Milling Holding Corporation, Minera Santa Rita, S.A de R.L. de C.V.(“MSR”) and Oro de Altar S. de R. L. de C.V. (“Oro”) as well as the accounts within Caborca Industrial S.A. de C.V. (“Caborca Industrial”), a Mexican corporation that is 100% owned by two of the Company’s officers and directors for mining support services. These services include, but are not limited to, the payment of mining salaries and related costs. Caborca Industrial bills the Company for these services at slightly above cost.  This entity is considered a variable interest entity in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") guidance for consolidation accounting.

All significant intercompany accounts and transactions are eliminated in consolidation.  Certain items in these financial statements have been reclassified to conform to the current period presentation. These reclassifications had no impact on the Company’s balance sheet, results of operations, stockholders’ equity or cash flows.

The financial information in the accompanying condensed consolidated financial statements as of the fiscal year ended July 31, 2009 and for the three and six months ended January 31, 2009 has been recast so that the basis of presentation is consistent with that of the financial information as of January 31, 2010 and for the three and six months ended January 31, 2010. This recast reflects a 1-for-4 reverse stock split of the Company’s common stock that became effective on January 25, 2010.

The notes to the consolidated financial statements contained in the Annual Report on Form 10-K for the year ended July 31, 2009 should be read in conjunction with these condensed consolidated financial statements.  Results of operations for interim periods are not necessarily indicative of the results of operations for a full year.

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NOTE 2 – Summary of Significant Accounting Policies

Recently Issued Accounting Pronouncements

The Accounting Standards Codification

In June 2009, the Financial Accounting Standards Board (“FASB”) established the FASB Accounting Standards Codification (“ASC”) as the single source of authoritative GAAP to be applied by nongovernmental entities. The ASC is a new structure which took existing accounting pronouncements and organized them by accounting topic. Relevant authoritative literature issued by the Securities and Exchange Commission (“SEC”) and select SEC staff interpretations and administrative literature was also included in the ASC. All other accounting guidance not included in the ASC is non-authoritative. The ASC was effective for the Company’s interim quarterly period beginning August 1, 2009. The adoption of the ASC did not have an impact on the Company’s consolidated financial position, results of operations or cash flows.

Share-Based Payment Transactions

Effective August 1, 2009, the Company adopted a provision in accordance with ASC guidance for earnings per share (originally issued as FASB Staff Position No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”).  This guidance establishes that unvested share-based payment awards that contain nonforfeitable rights to dividends are participating securities and shall be included in the computation of earnings per share under the two-class method. The adoption of the ASC did not have a material effect on the Company’s Condensed Consolidated Financial Statements.

Fair Value Measurements

In January 2010, the ASC guidance for fair value measurements and disclosure was updated to require additional disclosures related to: i) transfers in and out of level 1 and 2 fair value measurements and ii) enhanced detail in the level 3 reconciliation. The guidance was amended to provide clarity about: i) the level of disaggregation required for assets and liabilities and ii) the disclosures required for inputs and valuation techniques used to measure fair value for both recurring and nonrecurring measurements that fall in either level 2 or level 3. The updated guidance is effective for the Company’s interim reporting period beginning February 1, 2010, with the exception of the Level 3 disaggregation, which is effective for the fiscal years beginning August 1, 2011. The Company is evaluating the potential impact of adopting this guidance on the Company’s consolidated financial position, results of operations and cash flows.

Variable Interest Entities

In June 2009, the ASC guidance for consolidation accounting was updated to require an entity to perform a qualitative analysis to determine whether the enterprise’s variable interest gives it a controlling financial interest in a variable interest entity (“VIE”). This analysis identifies a primary beneficiary of a VIE as the entity that has both of the following characteristics: i) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and ii) the obligation to absorb losses or receive benefits from the entity that could potentially be significant to the VIE. The updated guidance also requires ongoing reassessments of the primary beneficiary of a VIE. The updated guidance is effective for the Company’s fiscal year beginning August 1, 2010. The Company currently accounts for Caborca Industrial (“CI”) as a VIE and is evaluating the potential impact of adopting this statement on the Company’s consolidated financial position, results of operations and cash flows.

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Equity Method Investment

In November 2008, the ASC guidance for equity method and joint venture investments was updated to clarify the accounting for certain transactions and impairment considerations involving equity method investments. The intent is to provide guidance on: (i) determining the initial measurement of an equity method investment, (ii) recognizing other-than-temporary impairments of an equity method investment and (iii) accounting for an equity method investee’s issuance of shares. The updated guidance was effective for the Company’s fiscal year beginning August 1, 2009 and was applied prospectively. The Company will apply the updated guidance to the Company’s investments prospectively.

Equity-linked Financial Instruments

In June 2008, the ASC guidance for derivatives and hedging when accounting for contracts in an entity’s own equity was updated to clarify the determination of whether an instrument (or embedded feature) is indexed to an entity’s own stock which would qualify as a scope exception from hedge accounting. The updated guidance was effective for the Company’s fiscal year beginning August 1, 2009. The adoption had no impact on the Company’s consolidated financial position or results of operations.

Accounting for the Useful Life of Intangibles

In April 2008, the ASC guidance for goodwill and other intangibles was updated to amend the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. The intent of this update is to improve the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset under guidance for business combinations. The updated guidance was effective for the Company’s fiscal year beginning August 1, 2009 and was applied prospectively to intangible assets acquired after the effective date. The adoption had no impact on the Company’s consolidated financial position, results of operations or cash flows.

NOTE 3 - Equity Based Compensation

In connection with offers of employment to the Company’s executives as well as in consideration for agreements with certain consultants, the Company issues options and warrants to acquire its common stock. Employee and non-employee awards are made at the discretion of the Board of Directors.

Such options and warrants may be exercisable at varying exercise prices currently ranging from $1.40 to $3.60 per share of common stock. Certain of these grants are exercisable immediately upon grant while others vest. Certain grants have vested or are vesting over a period of between three to five years. Also, certain grants contain a provision whereby they become immediately exercisable upon a change of control.

The Company accounts for stock compensation under ASC guidance for compensation – stock compensation, which requires the Company to expense the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This expense must be recognized over the requisite service period following the date of grant.

The Company accounts for non-employee equity based awards in which goods or services are the consideration received for the equity instruments issued at their fair value.

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The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model. Expected volatility is based on the historical volatility of the price of the Company stock. The risk-free interest rate is based on U.S. Treasury issues with a term equal to the expected life of the option. The Company uses historical data to estimate expected dividend yield and expected life. The estimate of the number of forfeitures considers historical employee turnover rates and expectations about the future. The estimated per share weighted average grant-date fair values of stock options and warrants granted during the six months ended January 31, 2010, and 2009 were $2.16 and $1.10. The fair values of the options and warrants granted were estimated based on the following weighted average assumptions:

	Six months ended January 31,
	2010	2009

Expected volatility	71.25%	79.72%
Risk-free interest rate	2.48%	0.86-1.56%
Expected dividend yield	-	-
Expected life	5.0 years	2.0 – 5.0 years
Forfeiture rate	-	-

Stock option activity for employees during the fiscal years ended July 31, 2009 and 2008, and six months ended January 31, 2010 are as follows (all tables in thousands, except for option, price and term data):

	Number of Options	Weighted average exercise price	Weighted average remaining contracted term (years)	Aggregate intrinsic value

Outstanding at July 31, 2007	625,000	$1.36	1.20	$255
Options granted*	625,000	2.52	-	-
Options exercised	(362,500)	1.28	-	-
Options expired	-	-	-	-
Outstanding at July 31, 2008	887,500	$2.20	4.00	$334
Options granted*	250,000	1.96	-	-
Options exercised	(176,432)	1.48	-	-
Options expired	(86,068)	1.40	-	-
Options outstanding at July 31, 2009	875,000	$2.36	5.18	$70
Options granted*	500,000	$3.60	-	-
Options exercised	(26,932)	2.18	-	-
Options expired	(223,068)	2.25	-	-
Options outstanding at January 31, 2010	1,125,000	$2.94	4.83	$3
Options exercisable at January 31, 2010	550,014	$2.76	4.78	$98

* Issuances under 2006 Equity Incentive Plan.

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Unvested stock option balances for employees at January 31, 2010 are as follows:

	Number of Options	Weighted average exercise price	Weighted average remaining contracted term (years)	Aggregate Intrinsic value

Outstanding at July 31, 2007	37,500	$1.28	1.67	$17
Options granted	625,000	2.52	-	-
Options vested	(225,000)	2.32	-	-
Unvested Options Outstanding at July 31, 2008	437,500	$2.52	4.49	$8
Options granted	250,000	1.96	-	-
Options vested	(250,000)	2.24	-	-
Unvested Options outstanding at July 31, 2009	437,500	$2.36	5.18	$35
Options granted	500,000	3.60	-	-
Options vested	(237,515)	3.23	-	-
Options expired	(125,000)	2.24	-	-
Unvested Options outstanding at January 31, 2010	574,985	$3.11	4.88	$-

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Stock option and warrant activity for non-employees during the years ended July 31, 2009 and 2008, and six months ended January 31, 2010 are as follows:

	Number of options	Weighted average exercise price	Weighted average remaining contracted term (years)	Aggregate Intrinsic value
Warrants and options outstanding at July 31, 2007	5,633,886	$1.32	1.48	$2,578
Options granted*	428,750	2.64
Options exercised	(5,388,886)	1.32	-	-
Options expired	(170,000)	1.20	-	-
Warrants and options outstanding at July 31, 2008	503,750	$2.48	3.54	$54
Options granted	350,000	2.00	-	-
Options exercised	(37,500)	1.56	-	-
Options expired	(37,500)	1.56	-	-
Warrants and options outstanding at July 31, 2009	778,750	$2.36	3.36	$73
Options granted	187,500	3.60	-	-
Options exercised	(48,502)	1.77	-	-
Options expired	(266,916)	2.18	-	-
Warrants and options outstanding at January 31, 2010	650,832	$2.82	3.12	$204
Warrants and options exercisable at January 31, 2010	467,482	$2.80	1.84	$65

* 278,750 issued under 2006 Equity Incentive Plan.

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Unvested stock option balances for non-employees at January 31, 2010 are as follows:

	Number of Options	Weighted Average Exercise Price	Weighted average remaining contracted term (years)	Aggregate Intrinsic value
Outstanding at July 31, 2007	-	-	-	-
Options granted	162,500	2.52	-	-
Options vested	(48,750)	2.52	-	-
Outstanding at July 31, 2008	113,750	$2.52	4.49	$3
Options granted	318,750	1.96	-	-
Options vested	(191,875)	2.04	-	-
Outstanding at July 31, 2009	240,625	$2.16	4.88	$70
Options granted	187,500	3.60	-	-
Options vested	(129,152)	3.07	-	-
Options expired	(115,625)	2.35	-	-
Unvested options outstanding at January 31, 2010	183,348	$2.85	4.55	$16

The impact on the Company’s results of operations of recording equity based compensation for the six months ended January 31, 2010 and 2009, for employees and non-employees was approximately $848 and $588 and reduced earnings per share by $0.02 and $0.01 per basic and diluted share, for each period, respectively.  The Company has not recognized any tax benefit or expense for the six months ended January 31, 2010 and 2009, related to these items due to the Company’s net operating losses and corresponding valuation allowance within the U.S. (See Note 21).

As of January 31, 2010, there was approximately $1,167 of unrecognized equity based compensation cost related to options granted which have not yet vested.

NOTE 4 - Marketable Securities

Marketable securities are classified as current assets and are summarized as follows:

	(in thousands)
	January 31, 2010	July 31, 2009
Marketable equity securities, at cost	$50	$50
Marketable equity securities, at fair value (See Notes 12 & 14)	$35	$35

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NOTE 5 – Material and Supplies Inventories

	(in thousands)
	January 31, 2010	July 31, 2009
Materials, supplies and other	$1,712	$1,381
Total	$1,712	$1,381

NOTE 6 - Ore on Leach Pads and Inventories (“In-Process Inventory”)

	(in thousands)
	January 31, 2010	July 31, 2009
Ore on leach pads	$26,397	$20,024
Total	$26,397	$20,024

Costs that are incurred in or benefit the productive process are accumulated as ore on leach pads and inventories. Ore on leach pads and inventories are carried at the lower of average cost or market. The current portion of ore on leach pads and inventories is determined based on the amounts to be processed within the next 12 months.

In-process inventories represent materials that are currently in the process of being converted to a saleable product. Conversion processes vary depending on the nature of the ore and the specific processing facility. In-process material are measured based on assays of the material fed into the process and the projected recoveries of the respective plants. In-process inventories are valued at the average cost of the material fed into the process attributable to the source material coming from the mines and/or leach pads plus the in-process conversion costs, including applicable depreciation relating to the process facilities incurred to that point in the process.

NOTE 7 – Deposits

Deposits are classified as current assets and represent payments made on mining equipment for the Company’s El Chanate Project in Sonora, Mexico. Deposits are summarized as follows:

	(in thousands)
	January 31, 2010	July 31, 2009
Equipment deposits	$129	$26
Total Deposits	$129	$26

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NOTE 8 – Other Current Assets

Other current assets consist of the following:

	(in thousands)
	January 31, 2010	July 31, 2009
Value added tax to be refunded	$1,050	$1,032
Other	-	10
Total Other Current Assets	$1,050	$1,042

NOTE 9 – Property and Equipment

Property and Equipment consist of the following:

	(in thousands)
	January 31, 2010	July 31, 2009
Process equipment and facilities	$29,825	$26,477
Mining equipment	2,494	2,248
Mineral properties	175	175
Construction in progress	492	70
Computer and office equipment	397	389
Improvements	16	16
Furniture	47	47
Total	33,446	29,422
Less: accumulated depreciation	(8,721)	(7,005)
Property and equipment, net	$24,725	$22,417

Depreciation expense for the six months ended January 31, 2010 and 2009 was approximately $1,716 and $1,681, respectively.

NOTE 10 - Intangible Assets

Intangible assets consist of the following:

	(in thousands)
	January 31, 2010	July 31, 2009
Water Rights	510	241
Reforestation fee	195	73
Mobilization Payment to Mineral Contractor	70	70
Investment in Right of Way	18	18
Total	793	402
Accumulated Amortization	(107)	(84)
Intangible assets, net	$686	$318

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Purchased intangible assets consisting of rights of way, water rights, easements, net profit interests, etc. are carried at cost less accumulated amortization. Amortization is computed using the straight-line method over the economic lives of the respective assets, generally five years or using the Units of Production (“UOP”) method. It is the Company’s policy to assess periodically the carrying amount of its purchased intangible assets to determine if there has been an impairment to their carrying value. Impairments of other intangible assets are determined in accordance with ASC guidance for goodwill and other intangibles. There was no impairment at January 31, 2010.

Amortization expense for the six months ended January 31, 2010 and 2009 was approximately $23 and $19, respectively.

NOTE 11 - Mining Concessions

Mining concessions consists of the following:

	(in thousands)
	January 31, 2010	July 31, 2009
El Chanate	$49	$45
El Charro	25	25
Total	74	70
Less: accumulated amortization	(22)	(19)
Total	$52	$51

The El Chanate concessions are carried at historical cost and are being amortized using the UOP method. Amortization expense for the six months ended January 31, 2010 and 2009 was approximately $3 and $5, respectively.

NOTE 12 - Loans Receivable - Affiliate

Loans receivable - affiliate consist of expense reimbursements due from a publicly-owned corporation in which the Company has an investment. The Company's chairman of the board of directors and chief executive officer was an officer and director of that corporation. On March 10, 2008, the Company’s chairman of the board of directors resigned as both an officer and director of this corporation.  These loans are non-interest bearing and due on demand (see Note 4 & 15).

NOTE 13 - Investment

On January 25, 2010, the Company entered into a Collateral Agreement (the “Collateral Agreement”) with Metal Recovery Solutions, LLC (“MRS”), a privately-held Nevada company, in which it is proposed that the Company will acquire twenty-five percent of all of the issued and outstanding equity of MRS for aggregate investment of $2,000.

The Collateral Agreement required the Company to promptly pay $500 to MRS, with the Company’s intention to invest the remaining $1,500 being set forth in a letter of intent (the “LOI”) entered into on January 25, 2010, the material terms of which are non-binding. The Company’s obligation to invest the remaining $1,500 will only arise if the Company and MRS sign a definitive Investment Agreement (the “Investment Agreement”) pursuant to which it is contemplated that such remaining funds will be invested in stages, according to milestones that MRS is expected to reach in the deployment of a gold recovery technology pilot program at the Company’s El Chanate mine.

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The consummation of the Investment Agreement is contingent upon MRS meeting certain requirements, including requirements with respect to its budget, business plan, securing the employment of its founders and securing rights to certain technology. The Investment Agreement is also subject to final approval by the Board of Directors of the Company and the managers of MRS.  The Company expects to consummate the Investment Agreement in March 2010; however, no assurance can be given that the Investment Agreement will be consummated, and if it is, the final terms may differ from that of the LOI.

In the event that the Investment Agreement is not consummated, the Collateral Agreement provides that the $500 payment to MRS will be repaid with interest. Such repayment is secured by cash flows from MRS’s Consulting / Services Agreement with a third-party gold mining company, the expected value of which is $1,275 to MRS (see Note 16).

NOTE 14 - Reclamations and Remediation Liabilities (“Asset Retirement Obligations”)

The Company includes environmental and reclamation costs on an ongoing basis, in our internal revenue and cost projections.  No assurance can be given that environmental regulations will not be changed in a manner that would adversely affect the Company’s planned operations.  As of January 31, 2010, we estimated the reclamation costs for the El Chanate site to be approximately $3,766.  Reclamation costs are allocated to expense over the life of the related assets and are periodically adjusted to reflect changes in the estimated present value resulting from the passage of time and revisions to the estimates of either the timing or amount of the reclamation and abandonment costs.  The Asset Retirement Obligation is based on when the spending for an existing environmental disturbance and activity to date will occur. The Company reviews, on an annual basis, unless otherwise deemed necessary, the Asset Retirement Obligation at each mine site.  The Company reviewed the estimated present value of the El Chanate mine reclamation and closure costs as of January 31, 2010 primarily due to the addition of the new leach pad.  As of January 31, 2010, approximately $1,854 was accrued for reclamation obligations relating to mineral properties in accordance with ASC guidance for asset retirement and environmental obligations.

The following is a reconciliation of the liability for long-term Asset Retirement Obligations for the six months ended January 31, 2010:

(in thousands)

Balance as of July 31, 2009	$1,594
Additions, changes in estimates and other	299
Liabilities settled	(115)
Accretion expense	76
Balance as of January 31, 2010	$1,854

NOTE 15 – Accumulated Other Comprehensive Income

Accumulated other comprehensive income (loss) consists of foreign currency translation gains and losses, unrealized gains and losses on marketable securities and fair value changes on derivative instruments and is summarized as follows:

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	Foreign currency items	Unrealized gain (loss) on securities	Change in fair value of interest rate swaps	Accumulated other comprehensive income

Balance as of July 31, 2009	$(2,050)	$(15)	$87	$(1,978)
Income (loss)	100	-	81	181
Balance as of January 31, 2010	$(1,950)	$(15)	$168	$(1,797)

The Company has not recognized any income tax benefit or expense associated with other comprehensive income items for the year ended July 31, 2009 and the six months ended January 31, 2010 due to the existence of net operating losses.

NOTE 16 - Related Party Transactions

In August 2002, the Company purchased marketable equity securities of a related company. The Company recorded approximately $4 and $4 in expense reimbursements including office rent from this entity for the six months ended January 31, 2010, and 2009, respectively (see Notes 4 and 12).

The Company utilizes Caborca Industrial, a Mexican corporation that is 100% owned by Gifford A. Dieterle, the Company’s Chief Executive Officer, and another officer and director of the Company. These services include but are not limited to the payment of mining salaries and related costs. Caborca Industrial bills the Company for these services at slightly above cost. Mining expenses charged by Caborca Industrial and eliminated upon consolidation amounted to approximately $2,578 and $2,387 for the six months ended January 31, 2010 and 2009, respectively.

The Company incurred approximately $6 and $11 during the six months ended January 31, 2010 and 2009, respectively, for services provided related to marketing materials. The firm providing the services is owned and operated by relatives of the Company’s President and COO, John Brownlie.

On January 19, 2010, the Compensation Committee of the Board of Directors of the Company approved a new employment agreement (the “Agreement”) for John Brownlie, the Company’s President, Chief Operating Officer and a Director of the Company. The term of the agreement is for three years commencing January 19, 2010, and will automatically extend for consecutive one-year terms unless Mr. Brownlie or the Company notifies the other party that it does not wish to extend the Agreement. The Agreement provides for an initial base salary to Mr. Brownlie of $275 plus an immediate payment of $375 for reaching certain milestones. The Agreement provides for an additional payment upon the accomplishment of other goals. The Agreement also grants Mr. Brownlie 500,000 stock options.  The exercise price of the stock options is $3.60 per share (per the Plan, the closing price on the Toronto Stock Exchange on the trading day immediately prior to the day of determination converted to U.S. Dollars). In the event of a termination of continuous service (other than as a result of a change of control, as defined in the Plan), unvested stock options shall terminate and, with regard to vested stock options, the exercise period shall be the lesser of the original expiration date or one year from the date continuous service terminates. Upon a change of control, all unvested stock options and unvested restricted stock grants immediately vest.  The Company utilized the Black-Scholes method to fair value the 500,000 options.  For the six months ended January 31, 2010, the Company recorded approximately $373 in equity compensation expense on the vested portion of these stock options.  The grant date fair value of each stock option was $2.16.  The stock options have a term of five years and vest as follows: one-third vested upon issuance and the balance vests on a one-third basis annually thereafter.

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On January 25, 2010, the Company entered into a Collateral Agreement (the “Collateral Agreement”) with Metal Recovery Solutions, LLC (“MRS”), a privately-held Nevada company, in which it is proposed that the Company will acquire twenty-five percent of all of the issued and outstanding equity of MRS for aggregate investment of $2,000. The Collateral Agreement required the Company to promptly pay $500 to MRS, with the Company’s intention to invest the remaining $1,500 being set forth in a letter of intent (the “LOI”) entered into on January 25, 2010, the material terms of which are non-binding. As part of the agreement ORO Recovery Solutions (“ORO Solutions”) will receive a grant of ten percent of all of the issued and outstanding equity of MRS.

NOTE 17 - Stockholders' Equity

Common Stock

The Company received proceeds of approximately $53 during the six months ended January 31, 2010 from the exercising of an aggregate of 31,250 options issued to officers and directors. The Company also issued 44,184 shares upon the cashless exercising of options during the six months ended January 31, 2010.

As part of the settlement agreement with the Company’s former Executive Vice-President, upon his termination without cause, the unvested portion of a previous restricted share grant of 41,667 shares was forfeited.

During the six months ended January 31, 2010 and 2009, the Company recorded approximately $848 and $588 in equity compensation expense related to the vesting of restricted stock grants and stock options, respectively.  As of January 31, 2010, the total compensation cost related to unvested restricted stock granted, but not yet recognized, was $157.

The Company accounts for non-employee equity based awards in which goods or services are the consideration received for the equity instruments issued at their fair value.

Stock Split

On January 25, 2010, the Company announced that, to meet minimum share price requirements in connection with its NYSE Amex listing, it effected a reverse stock split, with every four (4) shares of common stock of the Company issued and outstanding being converted into one (1) share of common stock. The reverse split was originally approved by shareholders at the Annual Shareholders Meeting held on October 31, 2008 and subsequently ratified by shareholders at the recent Annual Shareholders Meeting held on January 19, 2010.    No fractional common shares will be issued in connection with the reverse split. A holder of common shares, who otherwise would have been entitled to receive a fractional share as a result of the reverse split, will receive an amount in cash equal to the dollar amount multiplied by such fractional entitlement.

On February 1, 2010, the securities of Capital Gold Corporation were approved by the NYSE Amex LLC (the “Exchange”) for listing and registration.

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2006 Equity Incentive Plan

The 2006 Equity Incentive Plan (the “Plan”), approved by stockholders on February 21, 2007, is intended to attract and retain individuals of experience and ability, to provide incentive to the Company’s employees, consultants, and non-employee directors, to encourage employee and director proprietary interests in the Company, and to encourage employees to remain in the Company’s employ.

The Plan authorizes the grant of non-qualified and incentive stock options, stock appreciation rights and restricted stock awards (each, an “Award”). A maximum of 4,375,000 shares of common stock are reserved for potential issuance pursuant to Awards under the Plan.  Unless sooner terminated, the Plan will continue in effect for a period of 10 years from its effective date.

The Plan is administered by the Company’s Board of Directors which has delegated the administration to the Company’s Compensation Committee.  The Plan provides for Awards to be made to such of the Company’s employees, directors and consultants and its affiliates as the Board may select.

Stock options awarded under the Plan may vest and be exercisable at such times (not later than 10 years after the date of grant) and at such exercise prices (not less than Fair Market Value at the date of grant) as the Board may determine.  Unless otherwise determined by the Board, stock options shall not be transferable except by will or by the laws of descent and distribution. The Board may provide for options to become immediately exercisable upon a "change in control," as defined in the Plan.

On July 23, 2009, at the recommendation of the Compensation Committee and upon approval by the Board of Directors, the Company amended the 2006 Equity Incentive Plan to provide for cashless exercises of options by participants under the Plan.  Payment of the option exercise price may now be made (i) in cash or by check payable to the Company, (ii) in shares of Common Stock duly owned by the option holder (and for which the option holder has good title free and clear of any liens and encumbrances), valued at the fair market value on the date of exercise, or (iii) by delivery back to the Company from the shares acquired on exercise of the number of shares of common stock equal to the exercise price, valued at the fair market value on the date of exercise. Previously, the exercise price of an option must have been paid in cash.  No options may be granted under the Plan after the tenth anniversary of its effective date.  Unless the Board determines otherwise, there are certain continuous service requirements.

On January 19, 2010, at the recommendation of the Compensation Committee of the Board of Directors, the Company’s Board of Directors approved the issuance of 500,000, 50,000, 50,000, 50,000 and 37,500 options to John Brownlie, Leonard J. Sojka, John Cutler Steven Cooper and Trey Wasser, respectively, aggregating 687,500 stock options under our 2006 Equity Incentive Plan. The stock options for John Brownlie and Trey Wasser have a term of five years and vest as follows: one-third vested upon issuance and the balance vests on a one-third basis annually thereafter. The stock options for Leonard J. Sojka, John Cutler, and Steven Cooper have a term of five years and vest 25,000 on January 19, 2010, 12,500 on January 19, 2011 and 12,500 on January 19, 2012.  The exercise price of the stock options is $3.60 per share (per the Plan, the closing price on the Toronto Stock Exchange on the trading day immediately prior to the day of determination converted to U.S. Dollars). In the event of a termination of continuous service (other than as a result of a change of control, as defined in the Plan), unvested stock options shall terminate and, with regard to vested stock options, the exercise period shall be the lesser of the original expiration date or one year from the date continuous service terminates. Upon a change of control, all unvested stock options and unvested restricted stock grants immediately vest.  The Company utilized the Black-Scholes method to fair value the 687,500 options received by these individuals totaling $1,486.  For the six months ended January 31, 2010, the Company recorded approximately $566 in equity compensation expense on the vested portion of these stock options. The grant date fair value of each stock option was $2.16.

F1-67

The Plan provides the Board with the general power to amend the Plan, or any portion thereof at any time in any respect without the approval of the Company’s stockholders, provided however, that the stockholders must approve any amendment which increases the fixed maximum percentage of shares of common stock issuable pursuant to the Plan, reduces the exercise price of an Award held by a director, officer or ten percent stockholder or extends the term of an Award held by a director, officer or ten percent stockholder.  Notwithstanding the foregoing, stockholder approval may still be necessary to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), Rule 16b-3 of the Securities Exchange Act of 1934, as amended or any applicable stock exchange listing requirements. The Board may amend the Plan in any respect it deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.  Rights under any Award granted before amendment of the Plan cannot be impaired by any amendment of the Plan unless the Participant consents in writing.  The Board is empowered to amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the applicable Participant consents in writing and further provided that the Board cannot amend the exercise price of an option, the Fair Market Value of an Award or extend the term of an option or Award without obtaining the approval of the stockholders if required by the rules of the Toronto Stock Exchange or any stock exchange upon which the common stock is listed.

NOTE 18 - Debt

Long term debt consists of the following:	(in thousands)
	January 31, 2010	July 31, 2009

Total long-term debt	$6,200	$8,000

Less current portion	3,600	3,600

Long-term debt	$2,600	$4,400

In September 2008, the Company entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) involving our wholly owned Mexican subsidiaries MSR and Oro, as borrowers (“Borrowers”), the Company, as guarantor, and Standard Bank, as the lender. The Credit Agreement amends and restates the prior credit agreement between the parties dated August 15, 2006.  Under the Credit Agreement, MSR and Oro borrowed money in an aggregate principal amount of up to US$12,500 (the “Term Loan”) for the purpose of constructing, developing and operating the El Chanate gold mining project in Sonora State, Mexico.  The Company guaranteed the repayment of the Term Loan and the performance of the obligations under the Credit Agreement.  As of January 31, 2010 and 2009, the accrued interest on the Term Loan was approximately $14 and $34, respectively.

F1-68

Term Loan principal shall be repaid quarterly. Payments commenced on September 30, 2008 and consisted of four payments in the amount of $1,125, followed by eight payments in the amount of $900 and two final payments in the amount of $400.  There is no prepayment fee.  Principal under the Term Loan shall bear interest at a rate per annum equal to the LIBOR Rate plus 2.5% per annum.

The Credit Agreement contains covenants customary for a term note, including but not limited to restrictions (subject to certain exceptions) on incurring additional debt, creating liens on its property, declaring or paying dividends, disposing of any assets, merging with other companies and making any investments.  The Company is required to meet and maintain certain financial covenants, including (i) a ratio of current assets to current liabilities at all times greater than or equal to 1.20:1.00, (ii) a quarterly minimum tangible net worth at all times of at least U.S.$15,000, and (iii) a quarterly average minimum liquidity of U.S.$500.

As of January 31, 2010, the Company and its related entities were in compliance with all debt covenants and default provisions.  The accounts of Caborca Industrial are not subject to the debt covenants and default provisions.

The Term Loan is secured by all of the tangible and intangible assets and property owned by MSR and Oro.  As additional collateral for the Loan, the Company, together with its subsidiary, Leadville Mining & Milling Holding Corporation, has pledged all of its ownership interest in MSR and Oro.

On September 17, 2009, our $5,000 revolving loan contained within the Credit Agreement expired. The Company had not drawn on this facility during the term period.

In December 2009, the Company executed a mandate letter with Standard Bank which set forth terms and conditions for amending the Credit Agreement to add a revolving loan of $15,000 to the existing Term Loan.  The revolving loan would have a term of one year and shall bear interest at a rate per annum equal to the LIBOR Rate, as defined in the Credit Agreement, for the applicable Interest Period plus the Applicable Margin. The Applicable Margin for the revolving loan is 3.0% per annum. There were no significant changes to the existing Term Loan. The revolving loan is subject to credit and regulatory approval as well as legal, regulatory, technical and financial due diligence.  We incurred an arrangement fee of $150 in connection with executing the mandate letter which will be amortized over the term of the revolving loan.

Future principal payments on the term loan are as follows (in thousands):

Fiscal Years Ending July 31,

2010	$1,800
2011	3,600
2012	800
$6,200

NOTE 19 - Sales Contracts, Commodity and Financial Instruments

Interest Rate Swap Agreements

On October 11, 2006, prior to our initial draw on the Credit Agreement, the Company entered into interest rate swap agreements covering about 75% of the expected variable rate debt exposure.  Only 50% coverage is required under the Credit Agreement.  The termination date on this swap position is December 31, 2010.  However, the Company intends to use discretion in managing this risk as market conditions vary over time, allowing for the possibility of adjusting the degree of hedge coverage as it deems appropriate.  In any case, the Company’s use of interest rate derivatives will be restricted to use for risk management purposes.

F1-69

The Company uses variable-rate debt to finance a portion of the El Chanate Project.  Variable-rate debt obligations expose the Company to variability in interest payments due to changes in interest rates.  As a result of these arrangements, the Company will continuously monitor changes in interest rate exposures and evaluate hedging opportunities.  The Company’s risk management policy permits it to use any combination of interest rate swaps, futures, options, caps and similar instruments, for the purpose of fixing interest rates on all or a portion of variable rate debt, establishing caps or maximum effective interest rates, or otherwise constraining interest expenses to minimize the variability of these effects.

The interest rate swap agreements are accounted for as cash flow hedges, whereby “effective” hedge gains or losses are initially recorded in other comprehensive income and later reclassified to the interest expense component of earnings coincidently with the earnings impact of the interest expenses being hedged.  “Ineffective” hedge results are immediately recorded in earnings also under interest expense.  No component of hedge results will be excluded from the assessment of hedge effectiveness.  The amount expected to be reclassified from other comprehensive income to earnings during the year ending July 31, 2010 from these two swaps was determined to be immaterial.

The following is a reconciliation of the derivative contract regarding the Company’s Interest Rate Swap agreements:

(in thousands)
Liability balance as of July 31, 2009	$193
Change in fair value of swap agreement	25
Net cash settlements	(106)
Liability balance as of January 31, 2010	$112

The Company is exposed to credit losses in the event of non-performance by counterparties to these interest rate swap agreements, but the Company does not expect any of the counterparties to fail to meet their obligations. To manage credit risks, the Company selects counterparties based on credit ratings, limits its exposure to a single counterparty under defined guidelines, and monitors the market position with each counterparty as required by ASC guidance for derivatives and hedging.

The Effect of Derivative Instruments on the Statement of Operations (in thousands):

Quarter Ended	Derivatives in Cash Flow Hedging Relationships	Effective Results Recognized in OCI	Location of Results Reclassified from AOCI to Earnings	Amount Reclassified from AOCI to Income	Ineffective Results Recognized in Earnings	Location of Ineffective Results
7/31/08	Interest Rate contracts	$19	Interest Income (Expense)	(49)	-	N/A
10/31/08	Interest Rate contracts	$(38)	Interest Income (Expense)	(38)	-	N/A
1/31/09	Interest Rate contracts	$(95)	Interest Income (Expense)	(35)	-	N/A
4/30/09	Interest Rate contracts	$(16)	Interest Income (Expense)	(55)	-	N/A
7/31/09	Interest Rate contracts	$(19)	Interest Income (Expense)	(55)	-	N/A
10/31/09	Interest Rate contracts	$(53)	Interest Income (Expense)	(53)	-	N/A
1/31/10	Interest Rate contracts	$(8)	Interest Income (Expense)	(48)	-	N/A

F1-70

Fair Value of Derivative Instruments in a Statement of Financial Position and the Effect of Derivative Instruments on the Statement of Financial Performance (in thousands):

	Liability Derivatives
July 31, 2008	Balance Sheet Location	Fair Values
Derivatives designated as hedging instruments
Interest rate derivatives	Current Liabilities	$192
Derivatives designated as non-hedging instruments
Gold derivatives	Current Liabilities	$738

	Liability Derivatives
October 31, 2008	Balance Sheet Location	Fair Values
Derivatives designated as hedging instruments
Interest rate derivatives	Current Liabilities	$199
Derivatives designated as non- hedging instruments
Gold derivatives	Current Liabilities	$734

	Liability Derivatives
January 31, 2009	Balance Sheet Location	Fair Values
Derivatives designated as hedging instruments
Interest rate derivatives	Current Liabilities	$268
Derivatives designated as non-hedging instruments
Gold derivatives	Current Liabilities	$719

	Liability Derivatives
April 30, 2009	Balance Sheet Location	Fair Values
Derivatives designated as hedging instruments
Interest rate derivatives	Current Liabilities	$228

	Liability Derivatives
July 31, 2009	Balance Sheet Location	Fair Values
Derivatives designated as hedging instruments
Interest rate derivatives	Current Liabilities	$193
	Liability Derivatives
October 31, 2009	Balance Sheet Location	Fair Values
Derivatives designated as hedging instruments
Interest rate derivatives	Current Liabilities	$154
January 31, 2010	Balance Sheet Location	Fair Values
Derivatives designated as hedging instruments
Interest rate derivatives	Current Liabilities	$112

F1-71

NOTE 20 – Accrued Expenses

Accrued expenses consist of the following:
	(in thousands)
	January 31, 2010	July 31, 2009
Net smelter return	$204	$212
Mining contract	280	30
Income tax payable	2,348	507
Utilities	141	128
Interest	14	21
Legal and professional	100	125
Salaries, wages and related benefits	756	533
Leach pad expansion	375	-
Deferred Financing Costs	150	-
Other liabilities	67	77
	$4,435	$1,633

NOTE 21 - Income Taxes

The Company’s Income tax (expense) benefit for the six months ended consisted of:

	(in thousands)		(in thousands)
	For The Three Months Ended		For The Six Months Ended
	January 31, 2010	January 31, 2009	January 31, 2010	January 31, 2009
Current:
United States	$-	$-	$-	$-
Foreign	(2,278)	(997)	(3,997)	(1,924)
	(2,278)	(997)	(3,997)	(1,924)
Deferred:
United States	-	-	-	-
Foreign	-	(785)	-	(785)
	-	(785)	-	(785)
Total	$(2,278)	$(1,782)	$(3,997)	$(2,709)

The Company’s Income (loss) before income tax for the six months ended consisted of:

	(in thousands)		(in thousands)
	For The Three Months Ended		For The Six Months Ended
	January 31, 2010	January 31, 2009	January 31, 2010	January 31, 2009

United States	$(2,317)	$(1,442)	$(4,224)	$(2,965)
Foreign	7,539	6,420	14,105	10,807
Total	$5,222	$4,978	$9,881	$7,842

F1-72

The Company’s current intent is to permanently reinvest its foreign affiliate’s earnings; accordingly, no U.S. income taxes have been provided for the unremitted earnings of the Company’s foreign affiliate.

On October 1, 2007, the Mexican Government enacted legislation which introduces certain tax reforms as well as a new minimum flat tax system, which was effective for tax year 2008.  This new flat tax system integrates with the regular income tax system and is based on cash-basis net income that includes only certain receipts and expenditures.  The flat tax is set at 17.5% of cash-basis net income for tax year 2010, which increased from 17% for tax year 2009.  If the flat tax is positive, it is reduced by the regular income tax and any excess is paid as a supplement to the regular income tax.  For the tax year 2010, the Mexican Government introduced a reform where if the flat tax is negative, companies will not be permitted to reduce the income tax, as it may only serve to reduce the regular flat tax payable in that year or can be carried forward for a period of up to ten years to reduce any future flat tax.

On January 1, 2010, the Mexican government enacted legislation, which increases the regular income tax rate from 28% to 30%.  The regular income tax rate will decrease to 29% in 2013 and then back to 28% in 2014, according to legislation.

Companies are required to prepay income taxes on a monthly basis based on the greater of the flat tax or regular income tax as calculated for each monthly period.  There is the possibility of implementation amendments by the Mexican Government and the estimated future income tax liability recorded at the balance sheet date may change.

Deferred income tax assets and liabilities are determined based on differences between the financial statement reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws in effect when the differences are expected to reverse. The measurement of deferred income tax assets is reduced, if necessary, by a valuation allowance for any tax benefits, which are, on a more likely than not basis, not expected to be realized; in accordance with ASC guidance for income taxes. Net deferred tax benefits related to the U.S. operations have been fully reserved. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted.

NOTE 22 - Fair Value Measurements

ASC guidance for fair value measurements and disclosures establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

F1-73

The following table sets forth the Company’s financial assets and liabilities measured at fair value by level within the fair value hierarchy. As required by ASC guidance, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	Fair Value at January 31, 2010 (in thousands)
	Total	Level 1	Level 2	Level 3
Assets:
Cash equivalents	$2,792	$2,792	$-	$-
Marketable securities	35	35	-	-
	$2,827	$2,827	$-	$-
Liabilities:
Interest rate swap	112	-	112	-
	$112	$-	$112	$-

The Company’s cash equivalent instruments are classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices. The cash instruments that are valued based on quoted market prices in active markets are primarily money market securities.

The Company’s marketable equity securities are valued using quoted market prices in active markets and as such are classified within Level 1 of the fair value hierarchy. The fair value of the marketable equity securities is calculated as the quoted market price of the marketable equity security multiplied by the quantity of shares held by the Company.

The Company has an interest rate swap contract to hedge a portion of the interest rate risk exposure on its outstanding loan balance. The interest rate swap related to the hedged portion of the Company’s debt is valued using pricing models which require inputs, including risk-free interest rates and credit spreads. Because the inputs are derived from observable market data, the hedged portion of the debt is classified within Level 2 of the fair value hierarchy.

NOTE 23 – Subsequent Events

On February 10, 2010, Capital Gold Corporation (the “Company”) entered into a business combination agreement (the “Business Combination Agreement”) with Nayarit Gold Inc., (“Nayarit”), a corporation organized under the Ontario Business Corporation Act (“OBCA”).  Pursuant to the terms of the Business Combination Agreement, the Company and Nayarit intend to effect an amalgamation (the “Amalgamation”) of Nayarit and a corporation, to be organized under the OBCA as a wholly-owned subsidiary of the Company (“Merger Sub”), to form a combined entity (“AmalgSub” or “Surviving Company”), with AmalgSub continuing as the surviving entity following the Amalgamation.  By virtue of the Amalgamation, the separate existence of each of Nayarit and Merger Sub shall thereupon cease, and AmalgSub, as the surviving company in the Amalgamation, shall continue its corporate existence under the OBCA as a wholly-owned subsidiary of the Company. Pursuant to the terms of the Business Combination Agreement, by virtue of the Amalgamation and without any action on the part of Nayarit or the holders of any securities of Nayarit, all of the Nayarit shares of common stock (the “Nayarit Common Shares”) issued and outstanding immediately prior to the consummation of the Business Combination Agreement (other than Nayarit Common Shares held by dissenting stockholders of Nayarit) shall become exchangeable into the Company’s common stock on the basis of 0.134048 shares of Company common stock for each one (1) Nayarit Common Share (the “Amalgamation Consideration”).  The Company anticipates closing this transaction in May 2010; however, no assurance can be given that the transaction will be consummated.

On February 1, 2010, the securities of Capital Gold Corporation were approved by the NYSE Amex LLC for listing and registration.

On March 11, 2010, the Company entered into an agreement with Gifford A. Dieterle , the Chief Executive Officer (“CEO”) of the Company  and Chairman of the Board, pursuant to which Mr. Dieterle resigned his position as CEO and Chairman of the Board, effective March 18, 2010. Pursuant to the agreement, Mr. Dieterle is to receive lump sum payments totaling approximately $376 in September 2010, and additional payments totaling approximately $288 during 2011. In addition, Mr. Dieterle will receive $100 in shares of the Company's common stock in September 2010.

F1-74

Nayarit Gold Inc.
(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED
SEPTEMBER 30, 2009 AND 2008

(Expressed in Canadian Dollars)

F2-1

Nayarit Gold Inc. (An Exploration Stage Company)
Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

Report of Independent Registered Public Accounting Firm	F2-3

Report of Independent Auditors	F2-4

Comments by Auditors for U.S. readers on Canada-U.S. Reporting Difference	F2-5

Consolidated Balance Sheets	F2-6

Consolidated Statements of Loss, Comprehensive Loss and Deficit	F2-7

Consolidated Statements of Cash Flows	F2-8

Consolidated Statements of Changes in Shareholders’ Equity	F2-9

Notes to the Consolidated Financial Statements	F2-10-F2-34

F2-3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of
Nayarit Gold Inc. (an exploration stage company)

We have audited the accompanying consolidated balance sheet of Nayarit Gold Inc. (an exploration stage company) as at September 30, 2008 and the related consolidated statements of loss, comprehensive loss and deficit, cash flows and changes in shareholders’ equity for the year then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at September 30, 2008 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

(signed) “McGOVERN, HURLEY, CUNNINGHAM, LLP”
Chartered Accountants
Licensed Public Accountants
Toronto, Ontario
December 22, 2008, except for Note 16,
which is as at January 5, 2009

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA - U.S. REPORTING CONFLICT

Reporting standards of the Public Company Accounting Oversight Board (United States) require the addition of an explanatory paragraph following the opinion paragraph when the financial statements are affected by conditions and events that raise substantial doubt about the Company’s ability to continue as a going concern, such as those described in Note 1 to the consolidated financial statements.  Generally accepted auditing standards in Canada do not permit a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the financial statements.

(signed) “McGOVERN, HURLEY, CUNNINGHAM, LLP”
Chartered Accountants
Licensed Public Accountants
Toronto, Ontario
December 22, 2008, except for Note 16,
which is as at January 5, 2009

F2-4

Report of Independent Auditors

To the Board of Directors and Shareholders of Nayarit Gold Inc.

We have audited the accompanying consolidated balance sheet of Nayarit Gold Inc. and its subsidiaries as of September 30, 2009, and the related consolidated statements of loss, comprehensive loss and deficit, cash flows and changes in shareholders’ equity for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of the Company as of September 30, 2008 and for the year then ended were audited by other auditors whose report dated December 22, 2008, except for Note 16, which was as of January 5, 2009, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the 2009 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nayarit Gold Inc. and its subsidiaries at September 30, 2009, and the results of their operations and their cash flows for the year then ended in conformity with Canadian generally accepted accounting principles.

(signed) “PricewaterhouseCoopers LLP”

Chartered Accountants
Halifax, Nova Scotia
March 29, 2010

Comments by Auditors for U.S. Readers on Canada – U.S. Reporting Difference

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in Note 1 to the consolidated financial statements. Our report to the Board of Directors and shareholders dated March 29, 2010 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the financial statements.

(signed) “PricewaterhouseCoopers LLP”

Chartered Accountants
Halifax, Nova Scotia
March 29, 2010

F2-5

Nayarit Gold Inc. (An Exploration Stage Company)
Consolidated Balance Sheets
(Expressed in Canadian Dollars)

As at September 30,	2009	2008

Assets

Current assets
Cash and cash equivalents	$2,481,433	$5,356,166
Short-term investments	8,614	5,046
Prepaids and sundry receivables (Note 7)	53,618	299,185

	2,543,665	5,660,397

Property, plant and equipment (Note 5)	244,463	293,294

Exploration property interests (Note 6)	22,408,137	12,118,796

	$25,196,265	$18,072,487
Liabilities

Current liabilities
Accounts payable and accrued liabilities (Note 7)	$378,613	$954,933

Shareholders' Equity

Share capital (Note 8)	26,272,181	18,969,087
Warrants (Note 9)	5,325,976	3,283,451
Contributed surplus (Note 10)	6,838,609	5,783,716
Deficit	(13,619,114)	(10,918,700)

	24,817,652	17,117,554

	$25,196,265	$18,072,487

Going Concern (Note 1)
Commitments and Contingencies (Note 12)
Subsequent Events (Note 15)

Approved on behalf of the Board:

Signed  "R. Glen MacMullin" , Director
Signed  "Donald Flemming", Director

The accompanying notes are an integral part of these consolidated financial statements.

F2-6

Nayarit Gold Inc. (An Exploration Stage Company)
Consolidated Statements of Loss, Comprehensive Loss and Deficit
(Expressed in Canadian dollars)

For the years ended September 30,	2009	2008

Operating Expenses
Management and consulting fees	$869,236	$530,458
Stock-based compensation (Note 8(c))	535,008	1,456,930
Investor relations	367,728	332,755
Travel & entertainment	310,487	235,377
Professional fees	279,134	258,340
Amortization	78,580	47,909
Communications	55,602	34,608
Insurance expense	46,777	59,963
Office and general	40,899	72,066
Occupancy cost	40,251	37,205
Transfer agent, listing and filing fees	33,588	88,726
Interest and bank charges	19,633	11,843
General exploration expense	1,984	22,929
Foreign exchange loss (gain)	79,860	(9,889)

	2,758,767	3,179,220

Loss before the undernoted	(2,758,767)	(3,179,220)

Other Income (Expense)
Gain on disposal of asset	15,153	-
Unrealized gain in market value of investments	3,491	-
Write-off of exploration property interests (Note 6)	-	(143,131)
Interest income	39,709	44,423

Net Loss and Comprehensive Loss	$(2,700,414)	$(3,277,928)

Deficit, beginning	(10,918,700)	(7,640,772)

Deficit, ending	$(13,619,114)	$(10,918,700)

Loss Per Share - basic and diluted	$(0.03)	$(0.06)

Weighted Average Outstanding Shares
‑ basic and diluted	79,126,397	50,758,673

The accompanying notes are an integral part of these consolidated financial statements.

F2-7

Nayarit Gold Inc. (An Exploration Stage Company)
Consolidated Statements of Cash Flows
(Expressed in Canadian dollars)

For the years ended September 30,	2009	2008

Cash (Used In) Provided By:

Operating Activities
Net loss for the period	$(2,700,414)	$(3,277,928)
Items not involving cash
Stock-based compensation	535,008	1,456,930
Amortization	78,580	47,909
Gain on disposal of asset	(15,153)	-
Unrealized gain in market value of investments	(3,491)	-
Write-off of exploration property interests	-	143,131
Accrued interest income	(77)	(46)
Change in non‑cash operating working capital
Prepaids and sundry receivables	245,568	(216,264)
Accounts payable and accrued liabilities	(140,574)	85,504
	(2,000,553)	(1,760,764)
Financing Activities
Issuance of private placement units, net of costs	8,995,803	11,332,135
Exercise of warrants	-	27,000
Exercise of options	17,500	192,500
	9,013,303	11,551,635

Investing Activities
Short term investments	-	52,013
Purchase (sale) of property, plant and equipment	(14,596)	(152,310)
Exploration property expenditures	(9,872,887)	(5,697,938)
	(9,887,483)	(5,798,235)

Change in cash and cash equivalents	(2,874,733)	3,992,636

Cash and cash equivalents, opening	$5,356,166	$1,363,530

Cash and cash equivalents, closing	$2,481,433	$5,356,166

Cash and cash equivalents consist of:
Cash on hand and balances with banks	$267,468	$328,550
Investments	2,213,965	5,027,616

	$2,481,433	$5,356,166

Supplemental Cash Flow Information (Note 13)

The accompanying notes form an integral part of these consolidated financial statements.

F2-8

Nayarit Gold Inc. (An Exploration Stage Company)
Consolidated Statements of Changes in Shareholders' Equity
(Expressed in Canadian dollars)

	Common Shares			Contributed	Accumulated
	Number	Amount	Warrants	Surplus	Deficit	Total

Balance, September 30, 2007	43,192,762	$10,251,307	$375,204	$4,096,178	$(7,640,772)	$7,081,917
Private placements	23,582,500	12,297,000				12,297,000
Warrant valuation	-	(3,322,974)	3,326,030	-	-	3,056
Finders' fees	-	-	311,460	-	-	311,460
Exercise of warrants	45,000	37,800	(10,800)	-	-	27,000
Expiry of warrants	-	-	(375,204)	375,204	-	-
Cost of issue	-	(936,142)	(343,239)	-	-	(1,279,381)
Shares issued for
acquisition of property	500,000	305,000	-	-	-	305,000
Stock-based compensation	-	-	-	1,456,930	-	1,456,930
Exercise of stock options	550,000	337,096	-	(144,596)	-	192,500
Net loss for the year	-	-	-	-	(3,277,928)	(3,277,928)

Balance, September 30, 2008	67,870,262	$18,969,087	$3,283,451	$5,783,716	$(10,918,700)	$17,117,554
Private placements	20,000,000	10,000,000	-	-	-	10,000,000
Warrant valuation	-	(1,789,000)	1,789,000	-	-	-
Finders' fees	-	-	622,000	-	-	622,000
Cost of issue	-	(1,677,722)	(368,475)	-	-	(2,046,197)
Shares issued for
acquisition of property	1,500,000	675,000	-	-	-	675,000
Stock-based compensation	-	-	-	535,008	-	535,008
Stock-based compensation recorded as
share and warrant issue costs	-	-	-	420,000	-	420,000
Stock-based compensation recorded as
exploration property interests	-	-	-	126,423	-	126,423
Exercise of stock options	139,286	94,816	-	(26,538)	-	68,278
Net loss for the period	-	-	-	-	(2,700,414)	(2,700,414)

Balance, September 30, 2009	89,509,548	$26,272,181	$5,325,976	$6,838,609	$(13,619,114)	$24,817,652

F2-9

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

1.	Nature of Business and Going Concern

Nature of Business

Nayarit Gold Inc. (the "Company" or "Nayarit") is a Canadian mineral exploration company engaged in locating, acquiring and exploring for gold, silver and base metals primarily in Mexico and has not yet determined whether its exploration property interests contain mineral reserves that are economically recoverable. The Company's continuing operations and the underlying value and recoverability of the amounts shown for exploration property interests are dependent upon the existence of economically recoverable mineral reserves, the ability of the Company to obtain the necessary financing to complete the exploration and development of its exploration property interests, and on future profitable production or proceeds from the disposition of the exploration property interests.  The Company was incorporated pursuant to the laws of Ontario on November 27, 2003. To date, the Company has not earned any revenue and is considered to be in the development stage as defined by the Canadian Institute of Chartered Accountants (“CICA”) Accounting Guideline 11 "Enterprises in the Development Stage".

The Company's operations comprise a single reporting operating segment engaged in mineral exploration in Mexico (2008 – same). As the operations comprise a single reporting segment, amounts disclosed in the consolidated statements of loss for the period also represent segment amounts.  At September 30, 2009 (2008 – same), all of the Company's mineral properties are located in Mexico and substantially all cash is on deposit with Canadian chartered banks.

All of the Company’s mining assets are located outside of Canada and are subject to the risk of foreign investments, including increase in taxes and royalties, renegotiation of contracts, currency exchange fluctuations and political uncertainty.

Although the Company has taken steps to verify title to the properties on which it is conducting exploration and in which it has an interest, in accordance with industry standards for the current stage of exploration of such properties, these procedures do not guarantee the Company’s title.  Property title may be subject to unregistered prior agreements and non-compliance with regulatory requirements.

Going Concern

These consolidated financial statements have been prepared using Canadian generally accepted accounting principles (“Canadian GAAP”) applicable to a going concern, which assumes continuity of operations and realization of assets and settlement of liabilities and commitments in the normal course of business. In assessing whether the going concern assumption is appropriate, management takes into account all available information about the future, which is at least, but is not limited to, twelve months from the end of the reporting period. Management is aware, in making its assessment, of material uncertainties related to events or conditions that cast substantial doubt on the Company’s ability to continue as a going concern, as described in the following paragraph. These consolidated financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and balance sheet classifications that would be necessary were the going concern assumption inappropriate. These adjustments could be material.

F2-10

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

1.	Nature of Business and Going Concern (continued)

The Company is in the exploration stage and is subject to the risks and challenges similar to other companies in a comparable stage of exploration. These risks include, but are not limited to, dependence on key individuals, successful exploration results and the ability to secure adequate financing to meet the minimum capital required to successfully complete the project and continue as a going concern.  As at September 30, 2009, the Company had positive working capital of approximately $2.2 million, including cash and cash equivalents of approximately $2.5 million; however, management estimates that these funds may not be sufficient to meet the Company's obligations and budgeted expenditures through September 30, 2010. Any funding shortfall may be met in the future in a number of ways including, but not limited to, the sale of equity or debt securities, further expenditure reductions, renegotiation of the amount and timing of exploration property payments and/or the introduction of joint venture partners. There is, however, no assurance that these sources of funding or initiatives will be available to the Company, or that they will be available on terms which are acceptable to the Company.

2.	Summary of Significant Accounting Policies

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles and their basis of application is consistent with that of the previous year, except as disclosed below, and reflect the following significant accounting policies:

(a) Recently Adopted Accounting Pronouncements

General Standards of Financial Statements Presentation

In June 2007, the CICA amended Handbook Section 1400, “General Standards of Financial Statement Presentation”, to assess an entity’s ability to continue as a going concern and disclose any material uncertainties that cast doubt on its ability to continue as a going concern. Section 1400 is effective for interim and annual reporting periods beginning on or after January 1, 2008. Such disclosure is contained in Note 1 to the consolidated financial statements.

Mining Exploration Costs

In March 2009, the Emerging Issues Committee of the CICA issued EIC-174, “Mining Exploration Costs”. This abstract provides additional guidance on determining when exploration costs related to mining properties can be capitalized as well as clarification on impairment indicators for exploration costs that have previously been capitalized. The adoption of this standard did not have any effect on the Company's consolidated financial statements.

Goodwill and Intangible Assets

In February 2008, the Accounting Standards Board ("AcSB") issued Section 3064, “Goodwill and Intangible Assets”, to replace Section 3062, “Goodwill and Other Intangible Assets”.  This new section establishes standards for the recognition, measurement, presentation and disclosure of goodwill and intangible assets by profit-oriented enterprises. The adoption of this new section on October 1, 2008 had no impact on the Company’s consolidated financial statements.

Credit Risk and the Fair Value of Financial Assets and Financial Liabilities

In January 2009, the Emerging Issues Committee of the CICA issued EIC-173, “Credit Risk and the Fair Value of Financial Assets and Financial Liabilities”. This abstract requires that credit risk be taken into account in determining the fair value of financial instruments and financial liabilities, including derivative instruments. The adoption of this standard did not have an impact on the Company’s financial statements.

F2-11

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

2.	Summary of Significant Accounting Policies (continued)

(b) Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Nayarit Gold De Mexico, S.A. de C.V. All material inter-company balances and transactions have been eliminated. All references to the Company should be treated as references to the Company and its subsidiary.

(c) Cash and Cash Equivalents

Cash and equivalents include cash on hand, balances with banks and highly liquid investments with original maturities of three months or less. The Company invests cash in term deposits maintained in high credit quality institutions.  As at September 30, 2009, cash equivalents consisted of cashable Canadian GICs held with a major Canadian banking institution with an average interest rate of 0.8% (2008 – 3.2%).

(d) Short-Term Investments

Short-term investments are highly liquid investments with an original maturity greater than three months and less than twelve months. These investments qualify as held for trading and are measured at fair value with change in fair values recorded in the Consolidated Statement of Loss.  As at September 30, 2009, short-term investments consisted of Canadian GICs held with a major Canadian banking institution with an average interest rate of 0.5% (2008 – 2.05%).

(e) Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated amortization. Amortization is being provided for on the declining balance basis at an annual rate of 30% on computer equipment, 20% on furniture and equipment, 100% on software, 30% on vehicles and 5% on building.  Leasehold improvements are being amortized on a straight-line basis over the lesser of their useful lives or the term of the lease.

(f) Exploration Property Interests

Property acquisition costs and related direct exploration costs, less recoveries, are deferred until such time as the properties are either placed into commercial production, sold, determined not to be economically viable, or abandoned. General exploration expenditures, which do not relate to specific resource properties, are written off in the year incurred. These deferred costs will be amortized on the unit-of-production basis over the estimated useful lives of the properties following the commencement of production, or written-off if the properties are sold, allowed to lapse or abandoned.

The cost of exploration properties includes cash consideration paid, and the fair market value of shares issued, if any, on the acquisition of property interests. Acquisition costs of properties acquired under option agreements, whereby payments are made at the discretion of the Company, are recorded in the accounts when the payments are made. The recorded amounts of property claim acquisition costs and their related deferred exploration costs represent actual expenditures incurred and are not intended to reflect present or future values.

F2-12

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

2.	Summary of Significant Accounting Policies (continued)

(g) Impairment of Long Lived Assets

The Company assesses the impairment of long-lived assets, which consist primarily of exploration property interests and property, plant and equipment, whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss will be recognized if the carrying amount of a long-lived asset is not recoverable. The carrying amount of a long-lived asset is not recoverable if the carrying amount exceeds the sum of the undiscounted cash flows expected to result from its use and eventual disposition. The impairment loss to be recognized is measured as the amount by which the carrying amount of the long-lived asset exceeds its fair value.

Annually, or when events or circumstances indicate that the carrying amount may not be recoverable, the Company reviews the carrying value of its mining interests. The recoverability of the book value of each property is assessed for indicators of impairment such as adverse changes to the estimated recoverable ounces of gold, estimated future commodity prices, and estimated expected future operating costs, capital expenditures and reclamation expenditures. If it is determined that the deferred costs related to a property are not recoverable over its productive life, those costs will be written down to fair value as a charge to operations in the period in which the determination is made. The amounts at which mining interests and the related deferred costs are recorded do not necessarily reflect present or future values.

(h) Asset Retirement Obligations

The fair values of asset retirement obligations are recorded as liabilities on a discounted basis when they are incurred. Amounts recorded for the related assets are increased by the amount of these obligations. Over time, the liabilities will be accreted for the change in their present value and the initial capitalized costs will be depleted and amortized over the useful lives of the related assets. As of September 30, 2009 and 2008, there were no asset retirement obligations.

(i) Income Taxes

The Company follows the asset and liability method of accounting for income taxes in accordance with the recommendations of the CICA. Future income taxes are recorded to reflect the expected consequences of differences between the carrying amounts of balance sheet items and their corresponding tax values. Future tax assets are recognized only to the extent that, in the opinion of management, it is more likely than not that the future income tax assets will be realized. Future income tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of substantive enactment.

(j) Stock Based Compensation

The Company records compensation cost based on the fair value method of accounting for stock based compensation. The fair value of stock options is determined using the Black-Scholes option pricing model. The fair value of the options is recognized over the vesting period as compensation and contributed surplus. When options are exercised, the proceeds received, together with any related amount in contributed surplus, will be credited to capital stock. The Company's stock-based compensation plan is described in Note 8(c).

F2-13

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

2.	Summary of Significant Accounting Policies (continued)

(k) Loss per Share (“LPS”)

Basic loss per share is computed by dividing the loss for the period by the weighted average number of common shares outstanding during the period, including contingently issuable shares, which are included when the conditions necessary for issuance have been met. Diluted loss per share is calculated in a similar manner, except that the weighted average number of common shares outstanding is increased to include potentially issuable common shares from the assumed exercise of stock options and warrants, if dilutive. The number of additional shares included in the calculation is based on the treasury stock method for stock options and warrants. The effect of potential issuances of shares under stock options and warrants would be anti-dilutive, and accordingly basic and diluted LPS are the same. See Notes 8(c) and 9 for potentially dilutive securities.

(l) Translation of Foreign Currencies

The functional currency of the Company is the Canadian dollar (“CAD”). Monetary assets and liabilities of the Company’s integrated foreign operations are translated into Canadian dollars at the rate of exchange in effect at the balance sheet date, and non-monetary assets, and liabilities are translated at the historical rate of exchange. Expenses are translated at the average exchange rates for the period. Foreign currency gains and losses arising from the translation of integrated foreign operations as well as foreign currency transactions within the Company are included in the determination of results of operations.

(m) Measurement Uncertainty

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates are related to the recoverability of exploration property interests, valuation of stock-based compensation, and valuation of future tax assets and liabilities. Included in exploration property interests as of September 30, 2009 are Mexican input tax credits (“IVA”) of $1,043,579 (September 30, 2008 - $944,527), which management believes are fully recoverable. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

(n) Capital Disclosures

Handbook Section 1535 specifies the disclosure of (i) an entity’s objectives, policies and processes for managing capital; (ii) quantitative data about what the entity regards as capital; (iii) whether the entity has complied with any capital requirements; and (iv) if it has not complied, the consequences of such noncompliance. The Company adopted Section 1535 effective October 1, 2007 and has included disclosures recommended by the new Handbook section in Note 3 to these consolidated financial statements.

(o) Financial Instruments, Comprehensive Income and Hedges

Effective October 1, 2006, the Company adopted four new accounting standards issued by the CICA: (i) Section 3855, “Financial Instruments – Recognition and Measurement”, (ii) Section 1530, “Comprehensive Income”, (iii) Section 3861 "Financial Instruments - Disclosure and Presentation" and, (iv) Section 3865, “Hedges”.

Effective October 1, 2007, the Company adopted Section 3862, Financial Instruments – Disclosures, and Section 3863, Financial Instruments – Presentation. These sections replaced existing Section 3861, Financial Instruments – Disclosure and Presentation.

F2-14

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

2.	Summary of Significant Accounting Policies (continued)

(o) Financial Instruments, Comprehensive Income and Hedges (continued)

Section 3855 prescribes when a financial instrument is to be recognized on the balance sheet and at what amount. It also specifies how financial instrument gains and losses are to be presented. This Section requires that:
•	All financial assets be measured at fair value on initial recognition and certain financial assets are measured at fair value subsequent to initial recognition;
•
All financial liabilities are measured at fair value if they are classified as held for trading purposes. Other financial liabilities are measured at amortized cost using the effective interest method; and

•	All derivative financial instruments be measured at fair value on the balance sheet, even when they are part of an effective hedging relationship.

Section 1530 requires that certain gains and losses from changes in fair value be temporarily presented outside net income. It includes unrealized gains and losses, such as: changes in the currency translation adjustment relating to self-sustaining foreign operations; unrealized gains or losses on available-for-sale investments; and the effective portion of gains or losses on derivatives designated as cash flow hedges or hedges of the net investment in self-sustaining foreign operations.  The Company does not currently have self-sustaining foreign operations, available-for-sale investments or hedges.

Sections 3862 establishes standards of presentation which carried forward from Section 3861 unchanged. Section 3863 introduces new disclosures to improve the information about financial instruments. This standard requires the disclosure of qualitative and quantitative information about the exposure to risks arising from financial instruments, including a sensitivity analysis for market risk. The adoption of these standards did not have any effect on the financial position or performance of the Company. See Note 4 for further information.

Under adoption of these new standards, the Company designated its cash equivalents and short-term investments as held-for-trading, which are measured at fair value. Sundry receivables are classified as loans and receivables, which are measured at amortized cost. Accounts payable and accrued liabilities are classified as other financial liabilities, which are measured at amortized cost. The Company evaluated the impact of these new standards on its consolidated financial statements and determined that no adjustments were required at the time of adoption.

(p) Future Accounting Changes

Financial Instruments

In June 2009, the Canadian Accounting Standards Board issued amendments to Section 3862, “Financial Instruments – Disclosures”, to improve disclosure requirements on fair value measurement and liquidity risk. The amendments are effective for the Company's September 30, 2010 annual financial statements. As the amendments only concern disclosure requirements, they will not have a significant impact on results or financial position.

F2-15

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

2.	Summary of Significant Accounting Policies (continued)

(p) Future Accounting Changes (continued)

Business Combinations, Consolidated Financial Statements and Non-controlling Interests

In January 2009, the CICA issued Section 1582, “Business Combinations”, Section 1601, “Consolidated Financial Statements”, and Section 1602, “Non-controlling Interests” which replace Section 1581, “Business Combinations” and Section 1600, “Consolidated Financial Statements".  Section 1582 establishes standards for the accounting for business combinations that is equivalent to the business combination accounting standard under International Financial Reporting Standards (“IFRS”). Section 1582 is applicable for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2011. Early adoption of this section is permitted. Section 1601 together with Section 1602 establishes standards for the preparation of consolidated financial statements. Section 1601 is applicable for the Company’s interim and annual consolidated financial statements for fiscal years beginning on or after January 1, 2011. Early adoption of this section is permitted. If the Company chooses to early adopt any one of these sections, the other two sections must also be adopted at the same time.

International Financial Reporting Standards (“IFRS”)

In 2006, the Canadian Accounting Standards Board (“AcSB”) published a new strategic plan that will significantly affect financial reporting requirements for Canadian companies.  The AcSB strategic plan outlines the convergence of Canadian GAAP with IFRS over an expected five year transitional period.  In February 2008, the AcSB announced that the changeover date for publicly-listed companies to use IFRS, replacing Canada’s own GAAP is for interim and annual financial statements relating to the fiscal year beginning on or after January 1, 2011.  Accordingly, the Company will begin reporting under IFRS for its interim and annual periods for the year ended September 30, 2012.  The Company’s transition date will be October 1, 2010, which will require restatement for comparative purposes of amounts reported by the Company for the year ended September 30, 2011.  While the Company has begun assessing the adoption of IFRS, the financial reporting impact of the transition to IFRS cannot be reasonably estimated at this time.

3.	Capital Management

The Company considers the items included in consolidated Shareholders’ Equity as capital.  Accordingly, the capital of the Company is $24.8 million and $17.1 million as at September 30, 2009 and 2008, respectively.  The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to support the acquisition, exploration and development of mineral properties. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company's management to sustain future development of the business.

The properties in which the Company currently has an interest are in the exploration stage; as such the Company is dependent on external financing to fund its activities. In order to carry out the planned exploration and pay for administrative costs, the Company will spend its existing working capital and raise additional amounts as needed. The Company will continue to assess new properties and seek to acquire an interest in additional properties if it feels there is sufficient geologic or economic potential and if it has adequate financial resources to do so.

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

There were no changes in the Company's approach to capital management during the year ended September 30, 2009. Neither the Company nor its subsidiary is subject to externally imposed capital requirements.

F2-16

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

4.	Financial Risk Factors

The Company's risk exposures and the impact on the Company's consolidated financial instruments are summarized below:

Credit Risk

The Company's credit risk is primarily attributable to short-term investments and receivables. The Company has no significant concentration of credit risk arising from operations. Short-term investments consist of guaranteed investment certificates, which have been invested with reputable financial institutions, from which management believes the risk of loss to be remote. Financial instruments included in prepaids and sundry receivables are comprised of goods and services tax due from the Federal Government of Canada and receivables from unrelated companies.  Financial instruments included in exploration property interests consist of estimated IVA amounts recoverable. Management believes that the credit risk concentration with respect to financial instruments in these areas is remote.

Liquidity Risk

The Company's approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. As at September 30, 2009, the Company had a cash and cash equivalents balance of $2,481,433 (September 30, 2008 - $5,356,166) to settle current liabilities of $378,613 (September 30, 2008 - $954,933).  All of the Company's accounts payable and accrued liabilities have contractual maturities of less than 30 days and are subject to normal trade terms.

Market Risk

(a)	Interest Rate Risk

The Company has cash and cash equivalents. The Company's current policy is to invest excess cash in investment grade short-term deposit certificates issued by its banking institutions. The Company periodically monitors the investments it makes and is satisfied with the credit ratings of its banks.

(b)	Foreign Currency Risk

The Company's functional currency is the Canadian dollar and major purchases are transacted in Canadian dollars. The Company funds certain operations, exploration and administrative expenses in Mexican Pesos (MXN) or US Dollars (USD) on a cash call basis using MXN or USD currencies converted from its Canadian dollar bank accounts held in Canada. Financial instruments included in exploration property interests consist of estimated IVA amounts recoverable which are recoverable in Mexican Pesos.  The estimated IVA amounts recoverable balance was $1,043,579CAD ($13,005,720MXN) and $944,527CAD ($12,029,156 MXN) as at September 30, 2009 and 2008, respectively.  Management believes the foreign exchange risk derived from currency conversions is slight and therefore does not hedge its foreign exchange risk.

(c)	Price Risk

The Company is exposed to price risk with respect to commodity prices. The Company closely monitors commodity prices to determine the appropriate course of action to be taken by the Company.

(d)	Property Risk

See Note 1.

F2-17

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

4.	Financial Risk Factors (continued)

Sensitivity Analysis

The Company has designated its cash and cash equivalents and short term investments as held-for-trading, and measured them at fair value. Financial instruments included in prepaids and sundry receivables are classified as loans and receivables, which are measured at amortized cost. Accounts payable and accrued liabilities are classified as other financial liabilities, which are measured at amortized cost.

As at September 30, 2009, the carrying and fair value amounts of the Company's financial instruments are approximately the same.  Based on management's knowledge and experience of the financial markets, the Company believes movements in interest rates, foreign exchange, and commodity prices are reasonably possible over a three month period.

Short term investments include deposits at call which are at variable rates. Sensitivity to a plus or minus 1% change in rates would affect net loss by $nil.

The Company has IVA amounts recoverable in Mexican Pesos that give rise to exposure to foreign exchange risk.  The impact of a 10% increase in the Mexican Peso relative to the Canadian Dollar is an increase in the consolidated net loss and other comprehensive loss of $94,871CAD.  The impact of a 10% decrease in the Mexican Peso relative to the Canadian Dollar is a decrease in the consolidated net loss and other comprehensive loss of $115,953CAD.

Price risk is remote at this time since the Company is not a producing entity.

5.	Property, Plant and Equipment

	September 30, 2009
	Cost	Accumulated Amortization	Net
	$	$	$
Computer equipment	43,362	19,215	24,147
Furniture and equipment	15,000	6,360	8,640
Software	136,127	115,157	20,970
Vehicle	68,800	27,864	40,936
Leasehold improvements	34,448	12,169	22,279
Building	99,860	13,009	86,851
Land	40,640	-	40,640
	438,237	193,774	244,463

	September 30, 2008
	Cost	Accumulated Amortization	Net
	$	$	$
Computer equipment	50,996	14,283	36,713
Furniture and equipment	45,614	12,279	33,335
Software	117,294	109,630	7,664
Vehicle	68,800	10,320	58,480
Leasehold improvements	28,880	2,888	25,992
Building	99,860	9,390	90,470
Land	40,640	-	40,640
	452,084	158,790	293,294

F2-18

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

6.	Exploration Property Interests

	September 30, 2009
	Orion	IVA	Advances	Total
	$	$	$	$
Beginning balance	11,110,355	944,527	63,914	12,118,796

Additions during the year
Acquisition costs	1,964,012	-	-	1,964,012
Assays and analysis	863,120	-	-	863,120
Environmental	50,943	-	-	50,943
Drilling	4,956,907	-	-	4,956,907
Exploration support	430,006	-	-	430,006
Field supplies & equipment	114,328	-	-	114,328
Geological	242,983	-	-	242,983
Mapping & surveying	11,144	-	-	11,144
Metallurgical	46,499	-	-	46,499
Mining duties, permits and fees	213,506	-	-	213,506
Transportation	93,843	-	-	93,843
Wages and consulting fees	1,215,294	-	-	1,215,294
	10,202,585	-	-	10,202,585

Collected during the year	-	(1,009,585)	(12,296)	(1,021,881)
Increase during the year	-	1,108,637	-	1,108,637

Ending balance	21,312,940	1,043,579	51,618	22,408,137

	September 30, 2008
	Orion	Evaristo	IVA	Advances	Total
	$	$	$	$	$
Beginning balance	4,847,029	128,037	473,293	257,046	5,705,405

Additions during the year
Acquisition costs	1,364,190	-	-	-	1,364,190
Assays and analysis	576,662	-	-	-	576,662
Drilling	2,664,364	-	-	-	2,664,364
Exploration support	236,537	-	-	-	236,537
Field supplies & equipment	87,036	-	-	-	87,036
Geological	39,764	-	-	-	39,764
Mining duties, permits and fees	142,481	15,094	-	-	157,575
Transportation	257,066	-	-	-	257,066
Wages and consulting fees	895,226	-	-	-	895,226
Write-off	-	(143,131)	-	-	(143,131)
	6,263,326	(128,037)			6,135,289

Collected during the year	-	-	-	(193,132)	(193,132)
Increase during the year	-	-	471,234	-	471,234

Ending balance	11,110,355	-	944,527	63,914	12,118,796

F2-19

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

6.	Exploration Property Interests (continued)

Orion

The Orion Gold Project consists of several mineral concessions containing a total area of approximately 105,000 hectares located in the state of Nayarit, on the Pacific coast of the Republic of Mexico.

The El Magnifico concession, which formed part of the Company’s initial land holdings, was staked for the Company and is not subject to any royalty or other agreements. The Bonanza I, Reese, Gross and El Dorado concessions, staked at various times since September, 2005 by the Company, are likewise not subject to any royalty or other agreements.

The following concessions are subject to a royalty or option agreement:

(a)	Orion

The Orion concession is made up of one concession comprising approximately 528 hectares. The Orion concession is subject to a 3.5% net smelter royalty, which may be purchased at any time for $250,000 and a 10% net profits interest.

(b)	La Estrella

Pursuant to an option agreement dated November 28, 2003, the Company can acquire a 100% interest in the La Estrella concession.  The La Estrella concession is made up of one claim comprising approximately 146 hectares.  Consideration for the acquisition of the concessions is as follows:

▪
Aggregate payments of USD$1,450,000 (CAD$1,527,984) over six years with an initial payment of USD$25,000 (CAD$24,870) (paid) and payments in year one - USD$50,000 (CAD$49,740) (paid); year two - USD$75,000 (CAD$74,610) (paid); year three - USD$100,000 (CAD$134,628) (paid); year four - USD$100,000 (CAD$102,072) (paid); year five - US$100,000 (CDN$115,420) (paid); year six - US$1,000,000 (CDN$1,156,000).

On May 22, 2004, an amending agreement was entered into with the owner of La Estrella concession whereby the option payments due to the owner in November 2004 and 2005 were reduced by the amount paid by the Company to settle outstanding mining taxes and to discharge a lien registered against the property. The Company settled approximately US$20,000 (CDN$19,896) of mining taxes during June 2004 and negotiated a settlement of a lien against the property of approximately US$40,000 (CDN$39,792).

Refer to Note 15 Subsequent Events for renegotiated terms of the La Estrella option agreement.

(c)	San Juan, San Francisco, San Miguel and Isis (collectively known as Huajicari concessions)

On July 25, 2008, the Company entered into a definitive option agreement with Compania Minera Huajicari, S.A. de D.V. (“Compania Minera Huajicari”) to acquire six additional mining concessions totaling 2,730 hectares in the Orion Silver-Gold Mining District in the State of Nayarit, Mexico.  Consideration for the acquisition of the concessions is as follows:

▪
Aggregate payments of USD$2,500,000 (CAD$2,588,130) with an initial payment of USD$500,000 (CAD$511,650) (paid), and payments six months from closing - USD$500,000 (CAD$601,900) (paid), twelve months from closing - USD$500,000 (CAD$567,408), eighteen months from closing - USD$500,000 (CAD$543,035) and twenty-four months from closing - USD$500,000 (CAD$543,035.

F2-20

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

6.	Exploration Property Interests (continued)

(c)	San Juan, San Francisco, San Miguel and Isis (collectively known as Huajicari concessions) (continued)

▪
3,500,000 common shares of Nayarit Gold Inc., of which 500,000 was due upon closing (issued), 750,000 was due six months from closing (issued), 750,000 was due twelve months from closing (issued), 750,000 are due eighteen months from closing, and 750,000 are due twenty-four months from closing.

▪	Compania Minera Hujicari has the option to acquire an additional 500,000 common shares of the Company by foregoing and in lieu of receiving the USD$500,000 (CAD$543,035) payment due by May 8, 2010.

▪	The Company commits to exploration expenditures of USD$3,000,000 (CAD$3,258,210) over the next two years on the acquired concessions.

▪	3% Net Smelter Royalty (“NSR”) on production from the acquired concessions, however, the Company has the option to purchase the NSR for US$3,000,000 (CAD$3,258,210).

▪	The Company may early terminate the agreement without further responsibility upon payment of 20% of the total remaining cash payments at the time of termination.

Refer to Note 15 Subsequent Events for renegotiated terms of the Huajicari option agreement.

Evaristo

During the year ended September 30, 2007, the Company staked the Evaristo concession, adjacent to the optioned Dorosa property, and registered the staking application with the Department of Mines.  During the year-ended September 30, 2008, after performing initial exploration of this area, the Company made the decision to abandon the concession; accordingly, total costs of $143,131 related to the property have been written off. During the year ended, September 30, 2009, the Company received approval from the Department of Mines to cancel the concession.

7.	Related Party Transactions

(a)
During the year ended September 30, 2009, the Company paid or accrued $219,116 (2008 - $148,273) consulting fees to an officer of the Company.  For the year ended September 30, 2009, $187,679 were recorded as exploration property interests and $31,438 were recorded as share issue costs.  For the year ended September 30, 2008, $148,273 was recorded as exploration property interests.

(b)
During the year ended September 30, 2009, the Company paid or accrued $nil (2008 - $41,743) of consulting fees to one officer of the Company.  The fees were recorded as management and consulting fees on the Interim Consolidated Statements of Loss and Comprehensive Loss.

(c)
Included in accounts payable and accrued liabilities at September 30, 2009 is $16,586 (September 30, 2008 - $21,560) owing to one officer of the Company for management fees and expenses incurred on behalf of the Company.  These amounts are unsecured, non-interest bearing with no fixed terms of repayment.

(d)	Included in prepaids and sundry receivables at September 30, 2009 is $885 (September 30, 2008 - $nil) as an advance for travel costs to an officer of the Company.

The above related party transactions occurred in the normal course of operations and were measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

F2-21

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

8.	Share Capital

(a)	Authorized

Unlimited number of common shares

(b)	Issued

	Number	Amount
	#	$

Balance at September 30, 2007	43,192,762	10,251,307

Private placement at $0.40 per share (i)	5,682,500	2,273,000
Warrant valuation (i)	-	(637,974)
Private placement at $0.56 per share (ii)	17,900,000	10,024,000
Warrant valuation (ii)	-	(2,685,000)
Exercise of warrants	45,000	37,800
Exercise of stock options	550,000	337,096
Issue of shares for
acquisition of property (Note 6 (c))	500,000	305,000
Share issue costs (i & ii)	-	(936,142)

Balance at September 30, 2008	67,870,262	18,969,087

Private placement at $0.50 per share (iii)	20,000,000	10,000,000
Warrant valuation (iii)	-	(1,789,000)
Exercise of stock options	139,286	94,816
Issue of shares for
acquisition of property (Note 6 (c))	1,500,000	675,000
Share issue costs (iii)	-	(1,677,722)

Balance at September 30, 2009	89,509,548	26,272,181

(i)
On January 11, 2008, the Company completed a non-brokered private placement financing of $2,273,000 comprising the sale of 5,682,500 units, sold at $0.40 per Unit. Each Unit consisted of one common share and one common share purchase warrant. Each whole warrant entitles the holder to acquire one common share for $0.60 until January 11, 2009 and for $0.70 until January 11, 2010.

Share issue costs related to the financing consisted of a cash payment of $9,100 and a total of 27,300 warrants of Nayarit with the same terms of the private placement warrants above. Other costs associated with the private placement amounted to $31,106.  Issue costs of $12,136 were allocated to warrants.

The fair value of the warrants issued was determined to be $0.11 per warrant or $641,030 in the aggregate using the Black-Scholes option pricing model.  The following weighted average assumptions were used: risk-free interest rate of 2.25%, expected dividend yield of 0%, expected stock volatility of 105% and an expected life of 2 years.

F2-22

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

8.	Share Capital (continued)

(b)	Issued (continued)

(ii)
On July 25, 2008, the Company completed a brokered private placement consisting of 17,900,000 units (the “Units”) in the Company at a price of $0.56 per Unit for gross proceeds of $10,024,000. Each Unit is comprised of one common share and one common share purchase warrant. Each warrant entitles the holder to purchase one additional common share (“Warrant Share”) of the Company at an exercise price of $0.75 per Warrant Share at any time within two years from the date of closing. BMO Capital Markets acted as lead agent in an investment dealer syndicate which also included Evergreen Capital Partners Inc. and GMP Securities L.P.

The agents for the private placement were paid a cash commission of $501,200 and were issued 1,074,000 warrants (the “Broker Warrants”). Each Broker Warrant is exercisable for one Unit at $0.56 per Unit at any time within 24 months of closing.  The fair value of the Broker Warrants issued was determined to be $0.29 per warrant or $311,460 in the aggregate using the Black-Scholes option pricing model and was charged to share issue costs.  The following weighted average assumptions were used: risk-free interest rate of 3%, expected dividend yield of 0%, expected stock volatility of 97% and an expected life of 2 years.  Other share issue costs totaled $423,458.  Issue costs of $331,103 were allocated to warrants.

The fair value of the private placement warrants issued was determined to be $0.15 per warrant or $2,685,000 in the aggregate using the Black-Scholes option pricing model.  The following weighted average assumptions were used: risk-free interest rate of 3%, expected dividend yield of 0%, expected stock volatility of 97% and an expected life of 2 years.

(iii)
On March 24, 2009, the Company completed a brokered private placement consisting of 20,000,000 units (the “Units”) in the Company at a price of $0.50 per Unit for gross proceeds of $10,000,000. Each Unit is comprised of one common share and one-half of one common share purchase warrant. Each warrant entitles the holder to purchase one additional common share (“Warrant Share”) of the Company at an exercise price of $0.65 per Warrant Share at any time within two years from the date of closing. Jennings Capital Inc. and BMO Capital Markets acted as co-lead agents in an investment dealer syndicate which included Wolverton Securities Inc.

The agents were paid a cash commission of $700,000 and were issued a total of 1,400,000 warrants (the “Broker Warrants”). Each Broker Warrant is exercisable for one Unit at $0.50 per Unit at any time within 24 months of closing.  The fair value of the Broker Warrants issued was determined to be $0.44 per warrant or $622,000 in the aggregate using the Black-Scholes option pricing model and was charged to share issue costs.  The following weighted average assumptions were used: risk-free interest rate of 1.07%, expected dividend yield of 0%, expected stock volatility of 84% and an expected life of 2 years.

Other consultants were issued a total of 1,000,000 stock options related to the successful completion of the financing.  The fair value of the stock options issued was determined to be $0.42 per stock options or $420,000 in the aggregate using the Black-Scholes option pricing model and was charged to share issue costs.  The following weighted average assumptions were used: risk-free interest rate of 2.535%, expected dividend yield of 0%, expected stock volatility of 84% and an expected life of 5 years.  Other share issue costs totaled $305,084.  Issue costs of $368,475 were allocated to warrants.

F2-23

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

8.	Share Capital (continued)

(b)	Issued (continued)

The fair value of the private placement warrants issued was determined to be $0.18 per warrant or $1,789,000 in the aggregate using the Black-Scholes option pricing model.  The following weighted average assumptions were used: risk-free interest rate of 1.07%, expected dividend yield of 0%, expected stock volatility of 84% and an expected life of 2 years.

(c)	Stock Options

The Company has a stock option plan (the “Plan”) providing the Board of Directors with the discretion to issue stock options to its directors, officers and certain consultants of the Company.  Previously, the aggregate number of shares of the Company which could be issued and sold under the Plan should not exceed 9,775,000.  At the annual general meeting of the shareholders in March 2009, an amendment to the Plan was approved whereby the aggregate number of shares of the Company which may be issued and sold under the Plan was increased to 11,300,000.  Stock options are granted with an exercise price determined by the Board of Directors.   Options shall not be granted for a term exceeding five years.  Options vest over a period of at least 18 months and must be released in equal stages on a quarterly basis and options issued to Investor Relations Consultants must vest in stages of not less than twelve months with no more than one-quarter of the options vesting in any three month period.

The following is a summary of stock option activity for the years ended September 30, 2009 and 2008:

	2009		2008
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
	#	$	#	$
Beginning Balance	7,795,000	0.65	5,985,000	0.75
Granted	1,978,572	0.58	3,140,000	0.52
Forfeited	(545,000)	0.51	(780,000)	1.04
Exercised	(139,286)	0.48	(550,000)	0.35

Ending Balance	9,089,286	0.65	7,795,000	0.65

The estimated fair value of options has been estimated at the grant date using the Black-Scholes option pricing model.  The weighted average assumptions used in the pricing model to assign value to the options granted during the period are as follows:

	2009	2008

Risk free interest rate	2.17%	3.04%
Expected life	4.3 years	5.0 years
Expected volatility	86%	112%
Expected dividend yield	-	-

F2-24

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

8.	Share Capital (continued)

(c)	Stock Options (continued)

The weighted average fair value of options granted whose exercise price at grant date was greater than the market price on the grant date during the year ended September 30, 2009 is $0.26 (year ended September 30, 2008 – $0.39). The weighted average fair value of options granted whose exercise price at grant date was less than the market price on the grant date during the year ended September 30, 2009 is $0.39 (year ended September 30, 2008 – nil).

As at September 30, 2009, the Company has outstanding stock options entitling the holders to acquire common shares as follows:

Weighted Average Exercise Price	Number Outstanding	Number Exercisable	Weighted Average Remaining Contractual Life
$	#	#	Years
0.35	1,900,000	1,900,000	0.6
0.75	89,286	89,286	0.8
1.30	700,000	700,000	1.6
1.33	75,000	75,000	1.6
0.98	1,550,000	1,550,000	2.6
0.90	50,000	50,000	2.7
0.90	50,000	50,000	2.8
0.80	100,000	100,000	2.8
0.60	10,000	10,000	2.9
0.49	100,000	100,000	3.3
0.44	140,000	140,000	3.2
0.50	2,315,000	1,945,833	3.6
0.50	100,000	100,000	3.6
0.68	360,000	156,000	3.9
0.70	500,000	125,000	4.3
0.50	50,000	50,000	4.4
0.55	1,000,000	166,667	4.5
0.65	9,089,286	7,307,786	2.7

As at September 30, 2009, 2,210,714 options remained available for future grants under the plan.  Options vested and exercisable at September 30, 2009 totaled 7,307,786 at an average exercise price of $0.67 per share.

F2-25

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

9.	Warrants

The following is a summary of warrant activity for the years ended September 30, 2009 and 2008:

	2009			2008
	Number	Amount	Weighted Average Exercise Price	Number	Amount	Weighted Average Exercise Price
	#	$	$	#	$	$
Beginning Balance	24,638,800	3,283,451	0.73	1,405,750	375,204	1.00
Granted	11,400,000	2,411,000	0.63	24,683,800	3,637,490	0.73
Cost of issue	-	(368,475)	-	-	(343,239)	-
Exercised	-	-	-	(45,000)	(10,800)	0.60
Expired	-	-	-	(1,405,750)	(375,204)	1.00
Ending Balance	36,038,800	5,325,976	0.70	24,638,800	3,283,451	0.73

The following warrants are outstanding as at September 30, 2009:

Number of warrants	Value	Exercise Price	Expiry Date
#	$	$
5,664,800	639,033	0.70	January 11, 2010
17,900,000	2,685,000	0.75	July 25, 2010
1,074,000	311,460	0.56	July 25, 2010 (1)
10,000,000	1,789,000	0.65	March 24, 2011
1,400,000	622,000	0.50	March 24, 2011 (2)
36,038,800	6,046,493

(1)	Each whole warrant entitles the holder to acquire one unit comprised of one common share and one warrant to acquire one additional common share for $0.75 for a period of two years.
(2)	Each whole warrant entitles the holder to acquire one unit comprised of one common share and one warrant to acquire one additional common share for $0.65 for a period of two years.

10.	Contributed Surplus

	For the year ended September 30,
	2009	2008
	$	$
Beginning Balance	5,783,716	4,096,178
Stock-based compensation expense	535,008	1,456,930
Stock-based compensation recorded as share and warrant issue costs	420,000	-
Stock-based compensation recorded as exploration property interests	126,423	-
Exercise of stock options	(26,538)	(144,596)
Expiration of warrants	-	375,204
Ending Balance	6,838,609	5,783,716

F2-26

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

11.	Income Taxes

(a)	Provision for Income Taxes

Major items causing the Company’s income tax rate to differ from the federal statutory rate of 33% (2008 – 33.5%) were as follows:

	2009	2008
	$	$
(Loss) before income taxes	(2,700,414)	(3,277,928)

Expected income tax recovery based on statutory rate	(874,900)	(1,085,300)
Adjustment to expected income tax benefit
Stock-based compensation	176,600	488,100
Non-deductible costs	10,800	14,700
Share issue costs	(586,800)	(323,200)
Expiration of non-capital losses	29,200	33,000
Change in statutory rate	121,000	95,000
Other	48,100	17,600
Change in valuation allowance	1,076,000	760,100
	-	-

(b)	Future Income Tax Balances

The tax effects of temporary differences that give rise to future income tax assets and liabilities at September 30, 2009 and 2008 were as follows:

	2009	2008
	$	$
Future income tax assets (liabilities):
Non-capital loss carry-forwards	2,068,100	1,359,200
Share issue costs	598,000	251,700
Exploration property interests	163,800	164,100
Other temporary differences	159,700	138,600
	2,989,600	1,913,600
Valuation allowance	(2,989,600)	(1,913,600)
	-	-

Taxable income for the year ended September 30, 2009 is $Nil (2008 - $Nil).  Based on the lack of historical taxable income it is not more likely than not that the Company will realize the benefits from future income tax assets; consequently, the future recovery of losses arising from differences in tax values and accounting values have been reduced by an equivalent valuation allowance.  The valuation allowance will be adjusted in the period that it is determined that it is more likely than not that some portion or all of the future tax assets will be realized.

F2-27

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

11.	Income Taxes (continued)

The Company has non-capital losses of approximately $7,043,000, which may be utilized to reduce future taxable income in Canada.  The non-capital losses in Canada will expire as follows:

$
2010	127,300
2014	215,700
2015	432,100
2026	999,900
2027	1,030,400
2028	1,793,100
2029	2,444,500
7,043,000

The Company has tax losses in Mexico that may be carried forward to offset future taxable income.  A full valuation allowance has been recorded to offset the related future tax asset as realization is not considered more likely than not.

12.	Commitments and Contingencies

On October 1, 2007, the Company entered into a lease for office space for a term of five years ending September 30, 2012.  Minimum lease commitments for successive fiscal years ending September 30 are approximated as follows:

$
2010	22,940
2011	22,940
2012	23,680
69,560

The Company has an employment agreement with the Chief Executive Officer that contains change of control, change of location and termination clauses under which the Chief Executive Officer would be entitled to three times his annual salary of $250,000 and bonus (determined by the compensation committee on an annual basis with the bonus amount not to exceed 150% of the annual salary) and his listed benefits would continue for a period of three years.

The Company has an employment agreement with the Chief Financial Officer that contains change of control, change of location and termination clauses under which the Chief Financial Officer would be entitled to two times her annual salary of $100,000 and bonus (determined by the compensation committee on an annual basis with the bonus amount not to exceed 150% of the annual salary) and her listed benefits would continue for a period of three years.

The Company has a consulting agreement with the Vice President of Exploration that contains change of control and termination clauses under which the Vice President of Exploration would be entitled to one times his annual base consulting fees of $150,000 and bonus (determined by the compensation committee on an annual basis with the bonus amount not to exceed 150% of the annual salary) and his listed benefits would continue for a period of six months.

See also Note 6(c) regarding the early termination clause with respect to the Huajicari concessions.

F2-28

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

13.	Supplemental Cash Flow Information

	For the year ended September 30,
	2009	2008
	$	$

Interest paid	-	-
Income taxes paid	-	-

Non-cash investing and financing transactions:
Acquisition of exploration property interests for share consideration (Note 6(b))	675,000	305,000
Change in exploration property interests payable	384,969	553,583
Reallocation of IVA balance to Exploration support within Exploration Property Interests	162,000	-
Value of brokers' warrants included in share and warrant issue costs	622,000	311,460
Value of stock options included in share and warrant issue costs	420,000	-
Stock-based compensation recorded as exploration property interests	126,423	-
Proceeds from exercise of options previously recorded as accounts payable	50,778	-
Fair value of options exercised	26,538	144,595
Fair value of warrants exercised	-	10,800
Expiry of warrants	-	375,204

14.	Segmented Information

The Company’s operations comprise of a single reporting operating segment engaged in mineral exploration in Mexico.  As the operations comprise a single reporting segment, amounts disclosed in the consolidated financial statements of loss for the year also represent segment amounts.

As at September 30, 2009 and, 2008, all of the Company’s exploration property interests are located in Mexico and substantially all cash and cash equivalents are on deposit with Canadian chartered banks.

15.	Subsequent Events

Subsequent to September 30, 2009, the Company renegotiated the property payments on the La Estrella concession as described in Note 6 (b).  The original agreement provided for a US$1 million payment to be made on November 28, 2009; however, the Company has restructured the payments as follows: December 8, 2009 US$75,000 (paid), June 8, 2010 US$25,000, December 8, 2010 US$100,000, June 8, 2011 US$100,000, December 8, 2011 US$175,000, June 8, 2012 US$175,000 and December 8, 2012 US$350,000.

Subsequent to September 30, 2009, the Company renegotiated the property payments on the Huajicari concession as described in Note 6 (c).  The original agreement provided for a US$500,000 payment to be made on November 8, 2009; however, the Company has restructured the payment as follows: January 31, 2010 US$250,000 and April 30, 2010 US$250,000.

F2-29

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

15.	Subsequent Events (continued)

Subsequent to September 30, 2009, the Company issued 750,000 shares of the Company pursuant to the Huajicari option agreement as described in Note 6 (c).

Subsequent to September 30, 2009, the Company obtained approval from the TSX Venture Exchange to amend the 5,682,500 share purchase warrants which are currently outstanding.  Each share purchase warrant formerly entitled the purchaser to acquire one common share for $0.60 until January 11, 2009 and $0.70 thereafter until January 11, 2010. These warrants were amended such that each common share purchase warrant entitles the holder to acquire one common share for $0.70 until July 11, 2010.

Subsequent to September 30, 2009, the Company paid USD$250,000 pursuant to the Huajicari option agreement as described in Note 6 (c).

Subsequent to September 30, 2009, the Company jointly announced with Capital Gold Corporation (“Capital Gold”) that they have entered into an agreement (the "Agreement") with respect to a proposed business combination in an all-share transaction subject to the completion of satisfactory due diligence, receipt of Nayarit and Capital Gold shareholder approval, receipt by Nayarit of a fairness opinion, regulatory approvals and the satisfaction of certain other conditions.  Pursuant to the terms of the Agreement, subject to the satisfaction or waiver of all conditions, all of the Nayarit common shares issued and outstanding immediately prior to the consummation of the business combination (other than Nayarit Common Shares held by dissenting stockholders of Nayarit) shall become exchangeable into the common stock of Capital Gold on the basis of 0.134048 shares of Capital Gold’s Company common stock for each one (1) Nayarit Common Share.  Following the business combination, the surviving entity (the "Combined Entity") will be a wholly-owned subsidiary of Capital Gold.

16.	Differences Between Canadian and U.S. Generally Accepted Accounting Principles

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada (“Canadian GAAP”).  The following represents material adjustments to the consolidated financial statements as at September 30, 2009 and September 30, 2008 and for the years ended September 30, 2009 and 2008 in order to conform to accounting principles generally accepted in the United States (“US GAAP”).

	September 30,
	2009	2008
	$	$
Assets
Canadian GAAP	25,196,265	18,072,487
Exploration properties and deferred exploration expenditures (a)	(17,553,717)	(10,690,692)
US GAAP	7,642,548	7,381,795

Future Income Taxes
Canadian GAAP	-	-
Deferred exploration expenditures expensed (a)	4,915,000	2,993,400
Increase in valuation allowance	(4,915,000)	(2,993,400)
US GAAP	-	-

Deficit
Canadian GAAP	(13,619,114)	(10,918,700)
Cumulative exploration properties adjustment (a)	(17,553,717)	(10,690,692)
US GAAP	(31,172,831)	(21,609,392)

F2-30

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

16.	Differences Between Canadian and U.S. Generally Accepted Accounting Principles (continued)

	For the year ended September 30,
	2009	2008
	$	$
Statement of Operations
Net loss under Canadian GAAP	(2,700,414)	(3,277,928)
Exploration properties and deferred exploration expenditures (a)	(6,862,974)	(5,049,201)
Net loss and comprehensive loss under US GAAP	(9,563,388)	(8,327,129)

Basic and diluted loss per share - US GAAP	(0.12)	(0.16)

Statement of Cash Flows
Cash flows from operating activities under
Canadian GAAP	(2,000,553)	(1,760,764)
Exploration properties and deferred exploration expenditures (a)	(6,862,974)	(4,673,748)
Cash flows from operating activities under US GAAP	(8,863,527)	(6,434,512)

Cash flows from investing activities under Canadian GAAP	(9,887,483)	(5,798,235)
Exploration properties and deferred exploration expenditures (a)	6,862,974	4,673,748
Cash flows from investing activities under US GAAP	(3,024,509)	(1,124,487)

(a)	Exploration Expenditures

Under Canadian GAAP, exploration expenditures may be capitalized during the search for a commercially mineable body of ore and amortized later during commercial production.  Under US GAAP, exploration expenditures can only be deferred subsequent to the determination that proven or probable mineral reserves exist at which time costs incurred to bring the mine into production are capitalized as development costs. Capitalized costs are then amortized on a unit of production basis based on proven and probable reserves.

For the purposes of the consolidated statements of cash flows, these costs are classified as cash used in investing activities under Canadian GAAP and cash used in operations under US GAAP.

(b)	Income Taxes

Under Canadian GAAP, future income taxes are calculated based on enacted or substantively enacted tax rates applicable to future years. Under US GAAP, only enacted rates are used in the calculation of future income taxes. This difference in GAAP did not result in a difference in the financial position, results of operations or cash flows of the Company for the years ended September 30, 2009 and 2008.

F2-31

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

16.	Differences Between Canadian and U.S. Generally Accepted Accounting Principles (continued)

(c)	Stock Based Employee Compensation

On November 27, 2003 (date of incorporation), the Company prospectively adopted the fair value based method for its employee options. Consequently, there were no differences between Canadian and US GAAP with respect to options granted since inception.  Canadian GAAP permits a choice which allows companies to estimate forfeitures at the grant date or recognize forfeitures as they occur.  US GAAP requires forfeitures to be estimated at the grant date.  Management has evaluated the impact of estimating forfeitures at the grant date for the purposes of this reconciliation and determined that the impact is not material.

(d)	Uncertainty in Income Taxes

In July 2006, the ASC issued guidance for Accounting for Uncertainty in Income Taxes. The guidance prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements, uncertain tax positions that the Company has taken or expects to take on a tax return (including a decision whether to file or not file a return in a particular jurisdiction). Under the guidance, the financial statements will reflect expected future tax consequences of such positions presuming the taxing authorities’ full knowledge of the position and all relevant facts, but without considering time value. The guidance also revises disclosure requirements and introduces a prescriptive, annual, tabular roll-forward of the unrecognized tax benefits. It is effective for fiscal years beginning after December 15, 2006. Management has evaluated the adoption of the guidance for purposes of this reconciliation and has determined there is no impact.

(e)	Recently Issued Accounting Pronouncements

The Accounting Standards Codification

In June 2009, the Financial Accounting Standards Board (“FASB”) established the FASB Accounting Standards Codification (“ASC”) as the single source of authoritative GAAP to be applied by nongovernmental entities. The ASC is a new structure which took existing accounting pronouncements and organized them by accounting topic. Relevant authoritative literature issued by the Securities and Exchange Commission (“SEC”) and select SEC staff interpretations and administrative literature was also included in the ASC. All other accounting guidance not included in the ASC is non-authoritative. The ASC is effective for annual or interim periods ending after September 15, 2009.  The adoption of the ASC did not have an impact on the Company’s consolidated financial position, results of operations or cash flows.

Fair Value Accounting

In September 2006, the ASC guidance for fair value measurements and disclosure was updated to define fair value, establish a framework for measuring fair value, and expand disclosures about fair value measurements. This guidance does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. The provisions of the updated guidance were adopted October 1, 2008. In February 2008, the FASB staff issued an update to the guidance which delayed the effective date for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. The adoption of guidance is not expected to have a significant impact on the Company.

F2-32

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

16.	Differences Between Canadian and U.S. Generally Accepted Accounting Principles (continued)

(e)	Recently Issued Accounting Pronouncements (continued)

Fair Value Accounting (continued)

In October 2008, the guidance was further updated to provide guidance on how the fair value of a financial asset is to be determined when the market for that financial asset is inactive. The guidance states that determining fair value in an inactive market depends on the facts and circumstances, requires the use of significant judgment and, in some cases, observable inputs may require significant adjustment based on unobservable data. Regardless of the valuation technique used, an entity must include appropriate risk adjustments that market participants would make for nonperformance and liquidity risks when determining fair value of an asset in an inactive market. The guidance was effective upon issuance. The adoption of guidance did not have a significant impact on the Company

Fair Value Option

In February 2007, the ASC issued guidance that permits entities to choose to measure many financial instruments and certain other items at fair value, with the objective of improving financial reporting by mitigating volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The guidance was adopted October 1, 2008. The Company did not elect the Fair Value Option for any of its financial assets or liabilities, and therefore, the adoption of the guidance had no impact on the Company’s consolidated financial position, results of operations or cash flows.

Accounting for the Useful Life of Intangibles

In April 2008, the ASC updated guidance on the determination of the useful life of intangible assets which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset.  The guidance is effective for the Company’s fiscal year beginning October 1, 2009 and will be applied prospectively to intangible assets acquired after the effective date.  The Company does not expect the adoption of the guidance to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

Business Combinations

In December 2007, the ASC guidance for business combinations was updated to provide new guidance for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any non-controlling interest in the acquiree. The updated guidance also provides disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The provisions of the updated guidance is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after October 1, 2009. The Company will apply the guidance to all future business combinations.

Equity Method Investment

In November 2008, the ASC updated guidance which clarifies the accounting for certain transactions and impairment considerations involving equity method investments. The intent of the changes is to provide guidance on (i) determining the initial measurement of an equity method investment, (ii) recognizing other-than-temporary impairments of an equity method investment and (iii) accounting for an equity method investee’s issuance of shares. The updated guidance will be effective for the Company’s fiscal year beginning October 1, 2009 and is not expected to have an impact on the Company’s consolidated financial position or results of operations.

F2-33

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
(Expressed in Canadian Dollars)

16.	Differences Between Canadian and U.S. Generally Accepted Accounting Principles (continued)

(e)	Recently Issued Accounting Pronouncements (continued)

Variable Interest Entities

In June 2009, the ASC guidance for consolidation accounting was updated to require an entity to perform a qualitative analysis to determine whether the enterprise’s variable interest gives it a controlling financial interest in a variable interest entity (“VIE”). This analysis identifies a primary beneficiary of a VIE as the entity that has both of the following characteristics: i) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and ii) the obligation to absorb losses or receive benefits from the entity that could potentially be significant to the VIE. The updated guidance also requires ongoing reassessments of the primary beneficiary of a VIE. The provisions of the updated guidance are effective for the Company’s fiscal year beginning October 1, 2010. The Company does not expect the adoption of this guidance to have an impact on consolidated financial position, results of operations or cash flows.

F2-34

Nayarit Gold Inc.
(AN EXPLORATION STAGE COMPANY)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED
DECEMBER 31, 2009 AND 2008

(UNAUDITED)
(Expressed in Canadian Dollars)

F2-35

Nayarit Gold Inc. (An Exploration Stage Company)
Interim Consolidated Financial Statements
For the Three Months Ended December 31, 2009 and 2008
(Unaudited)
(Expressed in Canadian Dollars)

Managements’ Responsibility for Financial Reporting	F2-37

Interim Consolidated Balance Sheets	F2-38

Interim Consolidated Statements of Loss, Comprehensive Loss and Deficit	F2-39

Interim Consolidated Statements of Cash Flows	F2-40

Interim Consolidated Statements of Changes in Shareholders’ Equity	F2-41

Notes to the Unaudited Interim Consolidated Financial Statements	F2-42-F2-56

F2-36

February 17, 2010

Managements’ Responsibility for Financial Reporting

The accompanying unaudited interim consolidated financial statements of Nayarit Gold Inc. (the “Company”) are the responsibility of management and have been approved by the Board of Directors. The unaudited interim consolidated financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles. The unaudited interim consolidated financial statements include some amounts and assumptions based on management’s best estimates which have been derived with careful judgment.

In fulfilling its responsibilities, management has developed and maintains a system of internal accounting controls. These controls are designed to ensure that the financial records are reliable for preparation of the financial statements. The Audit Committee of the Board of Directors reviewed and approved the Company’s unaudited interim consolidated financial statements, and recommended their approval by the Board of Directors.

(signed) “Colin Sutherland”	(signed) “Megan Spidle”
President & Chief Executive Officer	Chief Financial Officer

F2-37

Nayarit Gold Inc. (An Exploration Stage Company)
Interim Consolidated Balance Sheets
(Unaudited)
(Expressed in Canadian Dollars)

	December 31,	September 30,
	2009	2009

Assets

Current assets
Cash and cash equivalents	$1,416,250	$2,481,433
Short-term investments	7,620	8,614
Prepaids and sundry receivables (Note 7)	43,475	53,618

	1,467,345	2,543,665

Property, plant and equipment (Note 5)	232,968	244,463

Exploration property interests (Note 6)	23,363,902	22,408,137

	$25,064,215	$25,196,265
Liabilities

Current liabilities
Accounts payable and accrued liabilities (Note 7)	$422,684	$378,613

Shareholders' Equity

Share capital (Note 8)	26,434,868	26,272,181
Warrants (Note 9)	5,523,289	5,325,976
Contributed surplus (Note 10)	6,896,185	6,838,609
Deficit	(14,212,811)	(13,619,114)

	24,641,531	24,817,652

	$25,064,215	$25,196,265

Going Concern (Note 1)
Commitments and Contingencies (Note 11)
Subsequent Events (Note 14)

Approved on behalf of the Board:

Signed "R. Glen MacMullin" , Director
Signed "Donald Flemming", Director

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

F2-38

Nayarit Gold Inc. (An Exploration Stage Company)
Interim Consolidated Statements of Loss, Comprehensive Loss and Deficit
(Unaudited)
(Expressed in Canadian dollars)

For the three months ended December 31,	2009	2008

Operating Expenses
Management and consulting fees	$337,306	$229,804
Travel & entertainment	86,362	72,239
Investor relations	48,831	100,083
Stock‑based compensation (Note 8(c))	43,093	305,937
Professional fees	23,328	33,741
Communications	15,122	16,648
Amortization	12,677	39,625
Insurance expense	11,560	9,565
Occupancy cost	9,900	8,565
Office and general	7,874	12,480
Transfer agent, listing and filing fees	4,506	6,143
Interest and bank charges	1,290	2,036
Foreign exchange loss (gain)	(5,621)	(73,498)

	596,228	763,368

Loss before the undernoted	(596,228)	(763,368)

Other Income (Expense)
Gain on disposal of asset	-	14,702
(Loss) gain in market value of investments	(1,000)	-
Interest income	3,531	23,519

Net Loss and Comprehensive Loss	$(593,697)	$(725,147)

Deficit, beginning	(13,619,114)	(10,918,700)

Deficit, ending	$(14,212,811)	$(11,643,847)

Loss Per Share - basic and diluted	$(0.01)	$(0.01)

Weighted Average Outstanding Shares
‑ basic and diluted	89,688,896	68,001,769

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

F2-39

Nayarit Gold Inc. (An Exploration Stage Company)
Interim Consolidated Statements of Cash Flows
(Unaudited)
(Expressed in Canadian dollars)

For the three months ended December 31,	2009	2008

Cash (Used In) Provided By:

Operating Activities
Net loss for the period	$(593,697)	$(725,147)
Items not involving cash
Stock-based compensation	43,093	305,937
Amortization	12,677	39,625
Gain on disposal of asset	-	(14,702)
Loss (gain) in market value of investments	1,000	-
Accrued interest income	(6)	(26)
Change in non‑cash operating working capital
Prepaids and sundry receivables	10,143	213,326
Accounts payable and accrued liabilities	(30,223)	(138,628)
	(557,013)	(319,615)

Investing Activities
Purchase of property, plant and equipment	(1,182)	(525)
Exploration property expenditures	(506,988)	(3,459,011)
	(508,170)	(3,459,536)

Change in cash and cash equivalents	(1,065,183)	(3,779,151)

Cash and cash equivalents, opening	$2,481,433	$5,356,166

Cash and cash equivalents, closing	$1,416,250	$1,577,015

Cash and cash equivalents consist of:
Cash on hand and balances with banks	$298,761	$425,910
Cashable GICs	1,117,489	1,151,105

	$1,416,250	$1,577,015

Supplemental Cash Flow Information (Note 12)

The accompanying notes form an integral part of these unaudited interim consolidated financial statements.

F2-40

Nayarit Gold Inc. (An Exploration Stage Company)
Interim Consolidated Statements of Changes in Shareholders' Equity
(Unaudited)
(Expressed in Canadian dollars)

	Common Shares			Contributed	Accumulated
	Number	Amount	Warrants	Surplus	Deficit	Total

Balance, September 30, 2008	67,870,262	$18,969,087	$3,283,451	$5,783,716	$(10,918,700)	$17,117,554
Private placements	20,000,000	10,000,000	-	-	-	10,000,000
Warrant valuation	-	(1,789,000)	1,789,000	-	-	-
Finders' fees	-	-	622,000	-	-	622,000
Cost of issue	-	(1,677,722)	(368,475)	-	-	(2,046,197)
Shares issued for
acquisition of property	1,500,000	675,000	-	-	-	675,000
Stock-based compensation	-	-	-	535,008	-	535,008
Stock-based compensation recorded as
share and warrant issue costs	-	-	-	420,000	-	420,000
Stock-based compensation recorded as
exploration property interests	-	-	-	126,423	-	126,423
Exercise of stock options	139,286	94,816	-	(26,538)	-	68,278
Net loss for the period	-	-	-	-	(2,700,414)	(2,700,414)

Balance, September 30, 2009	89,509,548	$26,272,181	$5,325,976	$6,838,609	$(13,619,114)	$24,817,652
Warrant valuation	-	(197,313)	197,313	-	-	-
Shares issued for
acquisition of property	750,000	360,000	-	-	-	360,000
Stock-based compensation	-	-	-	43,093	-	43,093
Stock-based compensation recorded as
exploration property interests	-	-	-	14,483	-	14,483
Net loss for the period	-	-	-	-	(593,697)	(593,697)

Balance, December 31, 2009	90,259,548	$26,434,868	$5,523,289	$6,896,185	$(14,212,811)	$24,641,531

The accompanying notes form an integral part of these unaudited interim consolidated financial statements.

F2-41

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Unaudited Interim Consolidated Financial Statements
For the Three Months Ended December 31, 2009 and 2008
(Expressed in Canadian Dollars)

1.	Nature of Business and Going Concern

Nature of Business

Nayarit Gold Inc. (the "Company" or "Nayarit") is a Canadian mineral exploration company engaged in locating, acquiring and exploring for gold, silver and base metals primarily in Mexico and has not yet determined whether its exploration property interests contain mineral reserves that are economically recoverable. The Company's continuing operations and the underlying value and recoverability of the amounts shown for exploration property interests are dependent upon the existence of economically recoverable mineral reserves, the ability of the Company to obtain the necessary financing to complete the exploration and development of its exploration property interests, and on future profitable production or proceeds from the disposition of the exploration property interests.  The Company was incorporated pursuant to the laws of Ontario on November 27, 2003. To date, the Company has not earned any revenue and is considered to be in the development stage as defined by the Canadian Institute of Chartered Accountants (“CICA”) Accounting Guideline 11 "Enterprises in the Development Stage".

The Company's operations comprise a single reporting operating segment engaged in mineral exploration in Mexico (2008 – same). As the operations comprise a single reporting segment, amounts disclosed in the consolidated statements of loss for the period also represent segment amounts.  At December 31, 2009 (2008 – same), all of the Company's mineral properties are located in Mexico and substantially all cash is on deposit with Canadian chartered banks.

All of the Company’s mining assets are located outside of Canada and are subject to the risk of foreign investments, including increase in taxes and royalties, renegotiation of contracts, currency exchange fluctuations and political uncertainty.

Although the Company has taken steps to verify title to the properties on which it is conducting exploration and in which it has an interest, in accordance with industry standards for the current stage of exploration of such properties, these procedures do not guarantee the Company’s title.  Property title may be subject to unregistered prior agreements and non-compliance with regulatory requirements.

Going Concern

These unaudited interim consolidated financial statements have been prepared using Canadian generally accepted accounting principles (“Canadian GAAP”) applicable to a going concern, which assumes continuity of operations and realization of assets and settlement of liabilities and commitments in the normal course of business. In assessing whether the going concern assumption is appropriate, management takes into account all available information about the future, which is at least, but is not limited to, twelve months from the end of the reporting period. Management is aware, in making its assessment, of material uncertainties related to events or conditions that may cast significant doubt upon the entity’s ability to continue as a going concern, as described in the following paragraph. These unaudited interim consolidated financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and balance sheet classifications that would be necessary were the going concern assumption inappropriate. These adjustments could be material.

F2-42

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Unaudited Interim Consolidated Financial Statements
For the Three Months Ended December 31, 2009 and 2008
(Expressed in Canadian Dollars)

1.	Nature of Business and Going Concern (continued)

The Company is in the exploration stage and is subject to the risks and challenges similar to other companies in a comparable stage of exploration. These risks include, but are not limited to, dependence on key individuals, successful exploration results and the ability to secure adequate financing to meet the minimum capital required to successfully complete the project and continue as a going concern.  As at December 31, 2009, the Company had positive working capital of approximately $1.04 million, including cash and cash equivalents of approximately $1.4 million; however, management estimates that these funds will not be sufficient to meet the Company's obligations and budgeted expenditures through December 31, 2010. Any funding shortfall may be met in the future in a number of ways including, but not limited to, the sale of equity or debt securities, further expenditure reductions, renegotiation of the amount and timing of exploration property payments, the introduction of joint venture partners, and/or a business combination (see Note 14). There is, however, no assurance that these sources of funding or initiatives will be available to the Company, or that they will be available on terms which are acceptable to the Company.

2.	Summary of Significant Accounting Policies

The unaudited interim consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles for interim financial statements. Accordingly, they do not include all of the information and notes to the consolidated financial statements required by Canadian generally accepted accounting principles for annual consolidated financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the three months ended December 31, 2009 may not necessarily be indicative of the results that may be expected for the year ending September 30, 2010.

The consolidated balance sheet at September 30, 2009 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by Canadian generally accepted accounting principles for complete consolidated financial statements. The unaudited interim consolidated financial statements have been prepared by management in accordance with the accounting policies described in the Company's annual audited consolidated financial statements for the year ended September 30, 2009. For further information, refer to the audited consolidated financial statements and notes thereto for the year ended September 30, 2009.

(a)	Recently Adopted Accounting Policies

Financial Instruments

In June 2009, the AcSB issued amendments to Section 3862, “Financial Instruments – Disclosures”, to require enhanced disclosures about the relative reliability of the data, or “inputs”, that an entity uses in measuring the fair values of its financial instruments. The new requirements are effective for annual financial statements for fiscal years ending after September 30, 2009. The additional disclosures will be included in the Company’s annual financial statements for the year ending September 30, 2010.

F2-43

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Unaudited Interim Consolidated Financial Statements
For the Three Months Ended December 31, 2009 and 2008
(Expressed in Canadian Dollars)

2.	Summary of Significant Accounting Policies

(b)	Future Accounting Changes

Business Combinations, Consolidated Financial Statements and Non-controlling Interests

In January 2009, the CICA issued Section 1582, “Business Combinations”, Section 1601, “Consolidated Financial Statements”, and Section 1602, “Non-controlling Interests” which replace Section 1581, “Business Combinations” and Section 1600, “Consolidated Financial Statements".  Section 1582 establishes standards for the accounting for business combinations that is equivalent to the business combination accounting standard under International Financial Reporting Standards (“IFRS”). Section 1582 is applicable for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2011. Early adoption of this section is permitted. Section 1601 together with Section 1602 establishes standards for the preparation of consolidated financial statements. Section 1601 is applicable for the Company’s interim and annual consolidated financial statements for fiscal years beginning on or after January 1, 2011. Early adoption of this section is permitted. If the Company chooses to early adopt any one of these sections, the other two sections must also be adopted at the same time.

International Financial Reporting Standards (“IFRS”)

In 2006, the Canadian Accounting Standards Board (“AcSB”) published a new strategic plan that will significantly affect financial reporting requirements for Canadian companies.  The AcSB strategic plan outlines the convergence of Canadian GAAP with IFRS over an expected five year transitional period.  In February 2008, the AcSB announced that the changeover date for publicly-listed companies to use IFRS, replacing Canada’s own GAAP is for interim and annual financial statements relating to the fiscal year beginning on or after January 1, 2011.  Accordingly, the Company will begin reporting under IFRS for its interim and annual periods for the year ended September 30, 2012.  The Company’s transition date will be October 1, 2010, which will require restatement for comparative purposes of amounts reported by the Company for the year ended September 30, 2011.  While the Company has begun assessing the adoption of IFRS, the financial reporting impact of the transition to IFRS cannot be reasonably estimated at this time.

3.	Capital Management

The Company considers the items included in consolidated Shareholders’ Equity as capital.  Accordingly, the capital of the Company is $24.6 million and $24.8 million as at December 31, 2009 and September 30, 2009, respectively.  The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to support the acquisition, exploration and development of mineral properties. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company's management to sustain future development of the business.

The properties in which the Company currently has an interest are in the exploration stage; as such the Company is dependent on external financing to fund its activities. In order to carry out the planned exploration and pay for administrative costs, the Company will spend its existing working capital and raise additional amounts as needed. The Company will continue to assess new properties and seek to acquire an interest in additional properties if it feels there is sufficient geologic or economic potential and if it has adequate financial resources to do so.

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

There were no changes in the Company's approach to capital management during the period ended December 31, 2009. Neither the Company nor its subsidiary is subject to externally imposed capital requirements.

F2-44

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Unaudited Interim Consolidated Financial Statements
For the Three Months Ended December 31, 2009 and 2008
(Expressed in Canadian Dollars)

4.	Financial Risk Factors

The Company's risk exposures and the impact on the Company's unaudited interim consolidated financial instruments are summarized below:

Credit Risk

The Company's credit risk is primarily attributable to short-term investments and receivables. The Company has no significant concentration of credit risk arising from operations. Short-term investments consist of guaranteed investment certificates, which have been invested with reputable financial institutions, from which management believes the risk of loss to be remote.  Management believes that the credit risk concentration with respect to financial instruments in these areas is remote.

Liquidity Risk

The Company's approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. As at December 31, 2009, the Company had a cash and cash equivalents balance of $1,416,250 (September 30, 2009 - $2,481,433) to settle current liabilities of $422,684 (September 30, 2009 - $378,613).  All of the Company's accounts payable and accrued liabilities have contractual maturities of less than 30 days and are subject to normal trade terms.

Market Risk

(a)	Interest Rate Risk

The Company has cash and cash equivalents. The Company's current policy is to invest excess cash in investment grade short-term deposit certificates issued by its banking institutions. The Company periodically monitors the investments it makes and is satisfied with the credit ratings of its banks.

(b)	Foreign Currency Risk

The Company's functional currency is the Canadian dollar and major purchases are transacted in Canadian dollars. The Company funds certain operations, exploration and administrative expenses in Mexican Pesos (MXN) or US Dollars (USD) on a cash call basis using MXN or USD currencies converted from its Canadian dollar bank accounts held in Canada. Financial instruments included in exploration property interests consist of estimated IVA amounts recoverable which are recoverable in Mexican Pesos.  The estimated IVA amounts recoverable balance was $1,089,973CAD ($13,519,893MXN) and $1,043,579CAD ($13,005,720 MXN) as at December 31, 2009 and September 30, 2009, respectively.  Management believes the foreign exchange risk derived from currency conversions is insignificant and therefore does not hedge its foreign exchange risk.

F2-45

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Unaudited Interim Consolidated Financial Statements
For the Three Months Ended December 31, 2009 and 2008
(Expressed in Canadian Dollars)

4.	Financial Risk Factors (continued)

Market Risk (continued)

(c)	Price Risk

  The Company is exposed to price risk with respect to commodity prices. The Company closely monitors commodity prices to determine the appropriate course of action to be taken by the Company.

(d)	Property Risk

See Note 1.

Sensitivity Analysis

The Company has designated its cash and cash equivalents and short term investments as held-for-trading, and measured them at fair value. Financial instruments included in prepaids and sundry receivables are classified as loans and receivables, which are measured at amortized cost. Accounts payable and accrued liabilities are classified as other financial liabilities, which are measured at amortized cost.

As at December 31, 2009, the carrying and fair value amounts of the Company's financial instruments are approximately the same.  Based on management's knowledge and experience of the financial markets, the Company believes movements in interest rates, foreign exchange, and commodity prices are reasonably possible over a three month period.

Short term investments include deposits at call which are at variable rates. Sensitivity to a plus or minus 1% change in rates would affect net loss by $nil.

The Company has IVA amounts recoverable in Mexican Pesos that give rise to exposure to foreign exchange risk.  The impact of a 10% increase in the Mexican Peso relative to the Canadian Dollar is an increase in the consolidated net loss and other comprehensive loss of $99,000CAD.  The impact of a 10% decrease in the Mexican Peso relative to the Canadian Dollar is a decrease in the consolidated net loss and other comprehensive loss of $121,000CAD.

Price risk is remote at this time since the Company is not a producing entity.

5.	Property, Plant and Equipment

	December 31, 2009
	Cost	Accumulated Amortization	Net
	$	$	$
Computer equipment	44,544	20,728	23,816
Furniture and equipment	15,000	6,360	8,640
Software	136,127	120,660	15,467
Vehicle	68,800	30,934	37,866
Leasehold improvements	34,448	13,891	20,557
Building	99,860	13,878	85,982
Land	40,640	-	40,640
	439,419	206,451	232,968

F2-46

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Unaudited Interim Consolidated Financial Statements
For the Three Months Ended December 31, 2009 and 2008
(Expressed in Canadian Dollars)

5.	Property, Plant and Equipment (continued)

	September 30, 2009
	Cost	Accumulated Amortization	Net
	$	$	$
Computer equipment	43,362	19,215	24,147
Furniture and equipment	15,000	6,360	8,640
Software	136,127	115,157	20,970
Vehicle	68,800	27,864	40,936
Leasehold improvements	34,448	12,169	22,279
Building	99,860	13,009	86,851
Land	40,640	-	40,640
	438,237	193,774	244,463

6.	Exploration Property Interests

	December 31, 2009
	Orion	IVA	Advances	Total
	$	$	$	$
Beginning balance	21,312,940	1,043,579	51,618	22,408,137

Additions during the year
Acquisition costs	540,458	-	-	540,458
Assays and analysis	-	-	-	-
Environmental	52,465			52,465
Drilling	-	-	-	-
Exploration support	18,811	-	-	18,811
Field supplies & equipment	-	-	-	-
Geological	87,066	-	-	87,066
Mapping & surveying	-			-
Metallurgical	73,182			73,182
Mining duties, permits and fees	596	-	-	596
Transportation	9,264	-	-	9,264
Wages and consulting fees	118,623	-	-	118,623
	900,465	-	-	900,465

Collected during the period	-	-	-	-
Increase during the period	-	46,154	9,146	55,300

Ending balance	22,213,405	1,089,733	60,764	23,363,902

F2-47

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Unaudited Interim Consolidated Financial Statements
For the Three Months Ended December 31, 2009 and 2008
(Expressed in Canadian Dollars)

6.	Exploration Property Interests (continued)

	September 30, 2009
	Orion	IVA	Advances	Total
	$	$	$	$
Beginning balance	11,110,355	944,527	63,914	12,118,796

Additions during the year
Acquisition costs	1,964,012	-	-	1,964,012
Assays and analysis	863,120	-	-	863,120
Environmental	50,943	-	-	50,943
Drilling	4,956,907	-	-	4,956,907
Exploration support	430,006	-	-	430,006
Field supplies & equipment	114,328	-	-	114,328
Geological	242,983	-	-	242,983
Mapping & surveying	11,144	-	-	11,144
Metallurgical	46,499	-	-	46,499
Mining duties, permits and fees	213,506	-	-	213,506
Transportation	93,843	-	-	93,843
Wages and consulting fees	1,215,294	-	-	1,215,294
	10,202,585	-	-	10,202,585

Collected during the year	-	(1,009,585)	(12,296)	(1,021,881)
Increase during the year	-	1,108,637	-	1,108,637

Ending balance	21,312,940	1,043,579	51,618	22,408,137

Orion

The Orion Gold Project consists of several mineral concessions containing a total area of approximately 105,000 hectares located in the state of Nayarit, on the Pacific coast of the Republic of Mexico.

The El Magnifico concession, which formed part of the Company’s initial land holdings, was staked for the Company and is not subject to any royalty or other agreements. The Bonanza I, Reese, Gross and El Dorado concessions, staked at various times since September, 2005 by the Company, are likewise not subject to any royalty or other agreements.

The following concessions are subject to a royalty or option agreement:

(a)	Orion

The Orion concession is made up of one concession comprising approximately 528 hectares. The Orion concession is subject to a 3.5% net smelter royalty, which may be purchased at any time for $250,000 and a 10% net profits interest.

F2-48

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Unaudited Interim Consolidated Financial Statements
For the Three Months Ended December 31, 2009 and 2008
(Expressed in Canadian Dollars)

6.	Exploration Property Interests (continued)

(b)	La Estrella

Pursuant to an option agreement dated November 28, 2003, the Company can acquire a 100% interest in the La Estrella concession.  The La Estrella concession is made up of one claim comprising approximately 146 hectares.  Consideration for the acquisition of the concessions is as follows:

▪
Aggregate payments of USD$1,450,000 (CAD$1,527,984) over six years with an initial payment of USD$25,000 (CAD$24,870) (paid) and payments in year one - USD$50,000 (CAD$49,740) (paid); year two - USD$75,000 (CAD$74,610) (paid); year three - USD$100,000 (CAD$134,628) (paid); year four - USD$100,000 (CAD$102,072) (paid); year five - US$100,000 (CDN$115,420) (paid); year six - US$1,000,000 (CDN$1,049,390).

▪
On December 8, 2009, the Company renegotiated the property payments on the La Estrella concession.  The original agreement provided for a USD$1,000,000 (CAD$1,049,390) payment to be made on November 28, 2009; however, the Company has restructured the payment as follows: December 8, 2009 USD$75,000 (CAD$79,240) (paid), June 8, 2010 USD$25,000 (CAD $26,235), December 8, 2010 USD$100,000 (CAD$104,939), June 8, 2011 USD$100,000 (CAD$104,939), December 8, 2011 USD$175,000 (CAD$183,643), June 8, 2012 USD$175,000 (CAD$183,643) and December 8, 2012 USD$350,000 (CAD$367,286).

(c)	San Juan, San Francisco, San Miguel and Isis (collectively known as Huajicari concessions)

On July 25, 2008, the Company entered into a definitive option agreement with Compania Minera Huajicari, S.A. de D.V. (“Compania Minera Huajicari”) to acquire six additional mining concessions totaling 2,730 hectares in the Orion Silver-Gold Mining District in the State of Nayarit, Mexico.  Consideration for the acquisition of the concessions is as follows:

▪
Aggregate payments of USD$2,500,000 (CAD$2,588,130) with an initial payment of USD$500,000 (CAD$511,650) (paid), and payments six months from closing - USD$500,000 (CAD$601,900) (paid), twelve months from closing - USD$500,000 (CAD$567,408) (paid), eighteen months from closing - USD$500,000 (CAD$524,695) and twenty-four months from closing - USD$500,000 (CAD$524,695).

▪
One December 10, 2009, the Company renegotiated the property payments on the Huajicari concession.  The original agreement provided for a USD$500,000 payment to be made on November 8, 2009; however, the Company has restructured the payment as follows: January 31, 2010 USD$250,000 (CAD$262,348) and April 30, 2010 USD$250,000 (CAD$262,348).

▪
3,500,000 common shares of Nayarit Gold Inc., of which 500,000 was due upon closing (issued), 750,000 was due six months from closing (issued), 750,000 was due twelve months from closing (issued), 750,000 are due eighteen months from closing (issued), and 750,000 are due twenty-four months from closing.

▪	Compania Minera Hujicari has the option to acquire an additional 500,000 common shares of the Company by foregoing and in lieu of receiving the USD$500,000 (CAD$524,695) payment due by May 8, 2010.

▪	The Company commits to exploration expenditures of USD$3,000,000 (CAD$3,148,170) over the first two years on the acquired concessions.

▪	3% Net Smelter Royalty (“NSR”) on production from the acquired concessions, however, the Company has the option to purchase the NSR for US$3,000,000 (CAD$3,148,170).

F2-49

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Unaudited Interim Consolidated Financial Statements
For the Three Months Ended December 31, 2009 and 2008
(Expressed in Canadian Dollars)

6.	Exploration Property Interests (continued)

(c)	San Juan, San Francisco, San Miguel and Isis (collectively known as Huajicari concessions) (continued)

▪	The Company may early terminate the agreement without further responsibility upon payment of 20% of the total remaining cash payments at the time of termination.

7.	Related Party Transactions

(a)
During the three months ended December 31, 2009, the Company paid or accrued $39,674 (2008 - $45,828) consulting fees to an officer of the Company.  The fees were recorded as exploration property interests.  In addition, for the three months ended December 31, 2009, the Company recorded $14,483 of stock based compensation cost as exploration property interests.

(b)
Included in accounts payable and accrued liabilities at December 31, 2009 is $14,991 (September 30, 2009 - $16,586) owing to one officer of the Company for management fees and expenses incurred on behalf of the Company.  These amounts are unsecured, non-interest bearing with no fixed terms of repayment.

(c)	Included in prepaids and sundry receivables at December 31, 2009 is $885 (September 30, 2009 - $885) as an advance for travel costs to an officer of the Company.

The above related party transactions occurred in the normal course of operations and were measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

8.	Share Capital

(a)	Authorized

Unlimited number of common shares

(b)	Issued

	Number	Amount
	#	$

Balance at September 30, 2008	67,870,262	18,969,087

Private placement at $0.50 per share (i)	20,000,000	10,000,000
Warrant valuation (i)	-	(1,789,000)
Exercise of stock options	139,286	94,816
Issue of shares for acquisition of property (Note 6 (c))	1,500,000	675,000
Share issue costs (i)	-	(1,677,722)

Balance at September 30, 2009	89,509,548	26,272,181

Warrant valuation (ii)	-	(197,313)
Issue of shares for acquisition of property (Note 6 (c))	750,000	360,000

Balance at December 31, 2009	90,398,834	26,434,868

F2-50

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Unaudited Interim Consolidated Financial Statements
For the Three Months Ended December 31, 2009 and 2008
(Expressed in Canadian Dollars)

8.	Share Capital (continued)

(b)	Issued (continued)

(i)
On March 24, 2009, the Company completed a brokered private placement consisting of 20,000,000 units (the “Units”) in the Company at a price of $0.50 per Unit for gross proceeds of $10,000,000. Each Unit is comprised of one common share and one-half of one common share purchase warrant. Each warrant entitles the holder to purchase one additional common share (“Warrant Share”) of the Company at an exercise price of $0.65 per Warrant Share at any time within two years from the date of closing. Jennings Capital Inc. and BMO Capital Markets acted as co-lead agents in an investment dealer syndicate which included Wolverton Securities Inc.

The agents were paid a cash commission of $700,000 and were issued a total of 1,400,000 warrants (the “Broker Warrants”). Each Broker Warrant is exercisable for one Unit at $0.50 per Unit at any time within 24 months of closing.  The fair value of the Broker Warrants issued was determined to be $0.44 per warrant or $622,000 in the aggregate using the Black-Scholes option pricing model and was charged to share issue costs.  The following weighted average assumptions were used: risk-free interest rate of 1.07%, expected dividend yield of 0%, expected stock volatility of 84% and an expected life of 2 years.

Other consultants were issued a total of 1,000,000 stock options related to the successful completion of the financing.  The fair value of the stock options issued was determined to be $0.42 per stock options or $420,000 in the aggregate using the Black-Scholes option pricing model and was charged to share issue costs.  The following weighted average assumptions were used: risk-free interest rate of 2.535%, expected dividend yield of 0%, expected stock volatility of 84% and an expected life of 5 years.  Other share issue costs totaled $305,084.  Issue costs of $368,475 were allocated to warrants.

The fair value of the private placement warrants issued was determined to be $0.18 per warrant or $1,789,000 in the aggregate using the Black-Scholes option pricing model.  The following weighted average assumptions were used: risk-free interest rate of 1.07%, expected dividend yield of 0%, expected stock volatility of 84% and an expected life of 2 years.

(ii)
On December 31, 2009, the Company obtained approval to extend the term of 5,682,500 common share purchase warrants that were issued by the Company as part of the January 11, 2008 private placement.  The term of these warrants was extended by six months; accordingly, the new expiry date is now July 11, 2010.  The  amended fair value of the warrants has been estimated using the Black-Scholes option pricing model using the following assumptions: risk-free interest rate of 0.5%; expected life of 0.53 years; expected volatility of 62%, and expected dividend yield of 0%.  The additional estimated fair value of $197,313 was allocated to the warrants.

F2-51

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Unaudited Interim Consolidated Financial Statements
For the Three Months Ended December 31, 2009 and 2008
(Expressed in Canadian Dollars)

(c)	Stock Options

The Company has a stock option plan (the “Plan”) providing the Board of Directors with the discretion to issue stock options to its directors, officers and certain consultants of the Company.  Previously, the aggregate number of shares of the Company which could be issued and sold under the Plan should not exceed 9,775,000.  At the annual general meeting of the shareholders in March 2009, an amendment to the Plan was approved whereby the aggregate number of shares of the Company which may be issued and sold under the Plan was increased to 11,300,000.  Stock options are granted with an exercise price determined by the Board of Directors.   Options shall not be granted for a term exceeding five years.  Options vest over a period of at least 18 months and must be released in equal stages on a quarterly basis and options issued to Investor Relations Consultants must vest in stages of not less than twelve months with no more than one-quarter of the options vesting in any three month period.

The following is a summary of stock option activity for the three months ended December 31, 2009 and the year ended September 30, 2009:

	Three Months Ended		Year Ended
	December 31, 2009		September 30, 2009
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
	#	$	#	$
Beginning Balance	9,089,286	0.65	7,795,000	0.65
Granted	-	-	1,978,572	0.58
Forfeited	-	-	(545,000)	0.51
Exercised	-	-	(139,286)	0.48

Ending Balance	9,089,286	0.65	9,089,286	0.65

The estimated fair value of options has been estimated at the grant date using the Black-Scholes option pricing model.  The weighted average assumptions used in the pricing model to assign value to the options granted during the period are as follows:

	Three Months Ended	Year Ended
	December 31, 2009	September 30, 2009

Risk free interest rate	nil	2.17%
Expected life	nil	4.3 years
Expected volatility	nil	86%
Expected dividend yield	nil	-

F2-52

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Unaudited Interim Consolidated Financial Statements
For the Three Months Ended December 31, 2009 and 2008
(Expressed in Canadian Dollars)

8.	Share Capital (continued)

(c)	Stock Options (continued)

The weighted average fair value of options granted whose exercise price at grant date was greater than the market price on the grant date during the three months ended December 31, 2009 is nil (year ended September 30, 2009 – $0.26). The weighted average fair value of options granted whose exercise price at grant date was less than the market price on the grant date during the year ended December 31, 2009 is nil (year ended September 30, 2009 – $0.39).

As at December 31, 2009, the Company has outstanding stock options entitling the holders to acquire common shares as follows:

Weighted Average Exercise Price	Number Outstanding	Number Exercisable	Weighted Average Remaining Contractual Life
$	#	#	Years
0.35	1,900,000	1,900,000	0.4
0.75	89,286	89,286	0.6
1.30	700,000	700,000	1.3
1.33	75,000	75,000	1.3
0.98	1,550,000	1,550,000	2.4
0.90	50,000	50,000	2.4
0.90	50,000	50,000	2.6
0.80	100,000	100,000	2.6
0.60	10,000	10,000	2.7
0.44	140,000	140,000	2.9
0.49	100,000	100,000	3.0
0.50	2,315,000	2,315,000	3.3
0.50	100,000	100,000	3.3
0.68	360,000	192,000	3.7
0.70	500,000	187,500	4.1
0.50	50,000	50,000	4.1
0.55	1,000,000	333,333	4.3
0.65	9,089,286	7,942,119	2.5

As at December 31, 2009, 2,210,714 options remained available for future grants under the plan.  Options vested and exercisable at December 31, 2009 totaled 7,942,119 at an average exercise price of $0.66 per share.

F2-53

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Unaudited Interim Consolidated Financial Statements
For the Three Months Ended December 31, 2009 and 2008
(Expressed in Canadian Dollars)

9.	Warrants

The following is a summary of warrant activity for the three months ended December 31, 2009 and the year ended September 30, 2009:

	Three Months Ended			Year Ended
	December 31, 2009			September 30, 2009
	Number	Amount	Weighted Average Exercise Price	Number	Amount	Weighted Average Exercise Price
	#	$	$	#	$	$
Beginning Balance	36,038,800	5,325,976	0.70	24,638,800	3,283,451	0.73
Granted	-	-	-	11,400,000	2,411,000	0.63
Cost of issue	-	-	-	-	(368,475)	-
Extended	-	197,313	-	-	-	-
Exercised	-	-	-	-	-	-
Expired	-	-	-	-	-	-
Ending Balance	36,038,800	5,523,289	0.70	36,038,800	5,325,976	0.70

The following warrants are outstanding as at December 31, 2009:

Number of warrants	Value	Exercise Price	Expiry Date
#	$	$
5,664,800	836,346	0.70	January 11, 2010
17,900,000	2,685,000	0.75	July 25, 2010
1,074,000	311,460	0.56	July 25, 2010 (1)
10,000,000	1,789,000	0.65	March 24, 2011
1,400,000	622,000	0.50	March 24, 2011 (2)
36,038,800	6,243,806

(1)	Approval for the extension of the warrants was obtained on December 31, 2009. See Note 8(b)(ii).
(2)	Each whole warrant entitles the holder to acquire one unit comprised of one common share and one warrant to acquire one additional common share for $0.75 for a period of two years.
(3)	Each whole warrant entitles the holder to acquire one unit comprised of one common share and one warrant to acquire one additional common share for $0.65 for a period of two years.

10.	Contributed Surplus

	Three Months Ended	Year ended
	December 31, 2009	September 30, 2009
	$	$
Beginning Balance	6,838,609	5,783,716
Stock-based compensation expense	43,093	535,008
Stock-based compensation recorded as share and warrant issue costs	-	420,000
Stock-based compensation recorded as exploration property interests	14,483	126,423
Exercise of stock options	-	(26,538)
Expiration of warrants	-	-
Ending Balance	6,896,185	6,838,609

F2-54

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Unaudited Interim Consolidated Financial Statements
For the Three Months Ended December 31, 2009 and 2008
(Expressed in Canadian Dollars)

11.	Commitments and Contingencies

On October 1, 2007, the Company entered into a lease for office space for a term of five years ending September 30, 2012.  Minimum lease commitments for successive fiscal years ending September 30 are approximated as follows:

$
2010	17,205
2011	22,940
2012	23,680
63,825

The Company has an employment agreement with the Chief Executive Officer that contains change of control, change of location and termination clauses under which the Chief Executive Officer would be entitled to three times his annual salary of $250,000 and bonus (determined by the compensation committee on an annual basis with the bonus amount not to exceed 150% of the annual salary) and his listed benefits would continue for a period of three years.

The Company has an employment agreement with the Chief Financial Officer that contains change of control, change of location and termination clauses under which the Chief Financial Officer would be entitled to two times her annual salary of $100,000 and bonus (determined by the compensation committee on an annual basis with the bonus amount not to exceed 150% of the annual salary) and her listed benefits would continue for a period of three years.

The Company has a consulting agreement with the Vice President of Exploration that contains change of control and termination clauses under which the Vice President of Exploration would be entitled to one times his annual base consulting fees of $150,000 and bonus (determined by the compensation committee on an annual basis with the bonus amount not to exceed 150% of the annual salary) and his listed benefits would continue for a period of six months.

See also Note 6(c) regarding the early termination clause with respect to the Huajicari concessions.

12.	Supplemental Cash Flow Information
	Three Months Ended December 31,
	2009	2008
	$	$
Interest paid	-	-
Income taxes paid	-	-

Non-cash investing and financing transactions:
Acquisition of exploration property interests for share consideration (Note 6(b))	360,000	337,500
Change in exploration property interests payable	74,294	28,438
Fair value of warrants extended	197,313	-
Stock-based compensation recorded as exploration property interests	14,483	-

F2-55

Nayarit Gold Inc. (An Exploration Stage Company)
Notes to the Unaudited Interim Consolidated Financial Statements
For the Three Months Ended December 31, 2009 and 2008
(Expressed in Canadian Dollars)

13.	Segmented Information

The Company’s operations comprise of a single reporting operating segment engaged in mineral exploration in Mexico.  As the operations comprise a single reporting segment, amounts disclosed in the consolidated financial statements of loss for the year also represent segment amounts.

As at December 31, 2009 and September 30, 2009, all of the Company’s exploration property interests are located in Mexico and substantially all cash and cash equivalents are on deposit with Canadian chartered banks.

14.	Subsequent Events

Subsequent to December 31, 2009, the Company paid USD$250,000 pursuant to the Huajicari option agreement as described in Note 6 (c).

Subsequent to December 31, 2009, the Company jointly announced with Capital Gold Corporation (“Capital Gold”) that they have entered into an agreement (the "Agreement") with respect to a proposed business combination in an all-share transaction subject to the completion of satisfactory due diligence, receipt of Nayarit and Capital Gold shareholder approval, receipt by Nayarit of a fairness opinion, regulatory approvals and the satisfaction of certain other conditions.  Pursuant to the terms of the Agreement, subject to the satisfaction or waiver of all conditions, all of the Nayarit common shares issued and outstanding immediately prior to the consummation of the business combination (other than Nayarit Common Shares held by dissenting stockholders of Nayarit) shall become exchangeable into the common stock of Capital Gold on the basis of 0.134048 shares of Capital Gold’s Company common stock for each one (1) Nayarit Common Share.  Following the business combination, the surviving entity (the "Combined Entity") will be a wholly-owned subsidiary of Capital Gold.

F2-56

ANNEX I
BUSINESS COMBINATION AGREEMENT

BUSINESS COMBINATION AGREEMENT

BY AND BETWEEN

CAPITAL GOLD CORPORATION

AND

NAYARIT GOLD INC.

Dated as of February 10, 2010

i

2.31	Suppliers	I-26
2.32	Negotiations	I-26
2.33	Mineral Rights	I-26
2.34	Mining Reports	I-27
2.35	Public Filings	I-27
2.36	Reporting Status	I-28
2.37	No Cease Trade	I-28
ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT		I-28
3.1	Due Organization and Good Standing	I-29
3.2	Capitalization of Parent	I-29
3.3	Subsidiaries	I-30
3.4	Authorization; Binding Agreement	I-30
3.5	Governmental Approvals	I-30
3.6	No Violations or Conflicts	I-31
3.7	SEC Documents; Internal Controls; SEC Foreign Issuer	I-31
3.8	Absence of Undisclosed Liabilities	I-32
3.9	Compliance with Laws	I-32
3.10	Regulatory Agreements; Permits	I-32
3.11	Absence of Certain Changes	I-33
3.12	Taxes and Returns	I-33
3.13	Restrictions on Business Activities	I-34
3.14	Employee Benefit Plans	I-34
3.15	Employee Matters	I-34
3.16	Material Contracts	I-35
3.17	Litigation	I-36
3.18	Transactions with Affiliates	I-36
3.19	Books and Records	I-36
3.20	Information Supplied	I-36
3.21	Intellectual Property	I-37
3.22	Real Property	I-37
3.23	Environmental Matters	I-37
3.24	Insurance	I-37
3.25	Bankruptcy	I-37
3.26	TSX/OTCBB Quotation	I-37
ARTICLE IV COVENANTS		I-37
4.1	Conduct of Business of Nayarit	I-37
4.2	Access and Information; Confidentiality	I-41
4.3	No Solicitation	I-42
4.4	Stockholder Litigation	I-45
4.5	Conduct of Business of Parent	I-45
4.6	Voting	I-45
ARTICLE V ADDITIONAL COVENANTS OF THE PARTIES		I-46
5.1	Notification of Certain Matters	I-46
5.2	Commercially Reasonable Efforts	I-46
5.3	Indemnification	I-47
5.4	Public Announcements	I-49

5.5	Parent Registration Statement; Proxy Statement	I-49
5.6	Reservation of Stock	I-50
5.7	Nayarit Filings	I-50
5.8	Nayarit Stockholder Meeting	I-51
5.9	Directors and Officers of Parent	I-52
5.10	Hart-Scott-Rodino Filing	I-52
5.11	Exchange Listing	I-52
ARTICLE VI CONDITIONS		I-52
6.1	Conditions to Each Party’s Obligations	I-52
6.2	Conditions to Obligations of Parent	I-53
6.3	Conditions to Obligations of Nayarit	I-55
6.4	Frustration of Conditions	I-56
ARTICLE VII TERMINATION AND ABANDONMENT		I-56
7.1	Termination	I-56
7.2	Effect of Termination	I-58
7.3	Fees and Expenses	I-58
7.4	Amendment	I-58
7.5	Waiver	I-58
ARTICLE IX MISCELLANEOUS		I-59
8.1	Survival	I-59
8.2	Notices	I-59
8.3	Binding Effect; Assignment	I-60
8.4	Governing Law; Jurisdiction	I-60
8.5	Waiver of Jury Trial	I-60
8.6	Counterparts	I-60
8.7	Interpretation	I-61
8.8	Entire Agreement	I-61
8.9	Severability	I-61
8.10	Specific Performance	I-62
8.11	Third Parties	I-62
8.12	Headings	I-62

EXHIBITS

Exhibit A – Amalgamation Agreement
Exhibit B – Form of Lock-Up Agreement

Index of Defined Terms

Page

Acquisition Proposal	I-42
Action	I-13
Affiliate	I-61
Agreement	I-1
Amalgamation	I-1
Amalgamation Consideration	I-2
AmalgSub	I-1
Antitrust Laws	I-9
Articles of Amalgamation	I-2
Benefit Plans	I-16
Break Fee	I-58
Business Day	I-61
Canadian Securities Authorities	I-27
Canadian Securities Laws	I-27
Certificate of Incorporation	I-29
Claim Notice	I-48
Closing	I-2
Closing Date	I-2
Code	I-4
Completion Deadline	I-57
Consent	I-9
Damages	I-47
Effective Time	I-2
Encumbrances	I-10
Enforceability Exceptions	I-9
Environmental Laws	I-24
Exchange Act	I-31
Exchange Agent	I-3
GAAP	I-7
Governmental Authority	I-9
Indebtedness	I-8
Indemnitee	I-48
Indemnitor	I-48
Intellectual Property	I-16
Knowledge	I-61
Landlord Leases	I-19
Law	I-10
Leased Real Property	I-19
Leases	I-19
Lock Up Agreement	I-5
Material Adverse Effect	I-7
Merger Sub	I-1

Mineral Rights	I-26
Nayarit	I-1
Nayarit Affiliate Transaction	I-24
Nayarit Common Shares	I-1
Nayarit Convertible Securities	I-8
Nayarit Disclosure Schedules	I-6
Nayarit Dissent Rights	I-5
Nayarit Dissenting Stockholders	I-5
Nayarit Financials	I-10
Nayarit Indemnified Party	I-47
Nayarit Material Contract	I-13
Nayarit Permits	I-12
Nayarit Proxy Circular	I-50
Nayarit Proxy Matters	I-51
Nayarit Public Disclosure Record	I-27
Nayarit Real Property	I-19
Nayarit Stock Certificates	I-3
Nayarit Stockholder	I-2
Nayarit Stockholder Meeting	I-51
Order	I-13
OSC	I-27
OTCBB	I-37
Owned Real Property	I-19
Parent	I-1
Parent Affiliate Transaction	I-36
Parent Common Stock	I-1
Parent Disclosure Schedule	I-28
Parent Indemnified Party	I-47
Parent Material Contracts	I-35
Parent Organizational Documents	I-29
Parent Permits	I-32
Parent Proxy Matters	I-49
Parent Stock Options	I-29
Parent Stock Plan	I-29
Parent Stockholder Meeting	I-49
Party	I-1
Permitted Encumbrances	I-19
Person	I-61
Proxy Statement	I-49
Public Reports	I-31
RCRA	I-23
Registration Statement	I-49
Representatives	I-41
Required Nayarit Vote	I-9
Required Parent Vote	I-30
Requisite Regulatory Approvals	I-46

v

Reverse Split	I-1
SEC	I-31
SEDAR	I-13
Subsidiary	I-6
Superior Proposal	I-43
Surviving Company	I-1
Tax	I-18
Tax Returns	I-17
Tenant Leases	I-19
TSX	I-37
TSXV	I-27
U.S. Securities Act	I-31

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement“) is made and entered into as of February 10, 2010 by and among Capital Gold Corporation, a corporation organized under the laws of Delaware (“Parent”), Nayarit Gold Inc., (“Nayarit”), a corporation organized under the Ontario Business Corporation Act (“OBCA”), John Brownlie (with respect to Section 4.6 only), Colin Sutherland (with respect to Section 4.6 only) and Bradley Langille (with respect to Section 4.6 only). Parent and Nayarit are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, Parent and Nayarit intend to effect an amalgamation (the “Amalgamation”) of Nayarit and a corporation, to be organized under the OBCA as a wholly-owned subsidiary of Parent (“Merger Sub”), to form a combined entity (“AmalgSub” or the “Surviving Company”), with AmalgSub continuing as the surviving entity following the Amalgamation upon the terms and subject to the conditions set forth in this Agreement and in accordance with the OBCA.

WHEREAS, pursuant to the Amalgamation, all of the issued and outstanding common stock, no par value, of Nayarit (the “Nayarit Common Shares”), will be exchanged for the Amalgamation Consideration (as defined herein) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the OBCA.

WHEREAS, the Board of Directors of each of Nayarit and Parent have approved this Agreement and the Amalgamation and each of them have determined that this Agreement, the Amalgamation Agreement (substantially in the form attached hereto as Exhibit A), the Amalgamation and the other transactions contemplated hereby and thereby are advisable and in the respective best interests of Nayarit and Parent.

WHEREAS, the Board of Directors of Nayarit has resolved to recommend that its stockholders approve and adopt the Amalgamation Agreement and the Amalgamation.

WHEREAS, the Board of Directors of Parent has resolved to recommend that its stockholders approve a plan to effect a reverse split of the outstanding Parent common stock, par value $0.0001 per share (the “Parent Common Stock”), at a ratio of four (4) shares of Parent Common Stock for every one (1) outstanding share of Parent Common Stock (the “Reverse Split”) prior to the Effective Time (as defined herein).

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

TERMS OF THE AMALGAMATION

1.1         The Amalgamation.  Subject to the terms and conditions of this Agreement, and in accordance with the applicable provisions of the constating documents of Nayarit and Parent, at the Effective Time Merger Sub and Nayarit shall amalgamate to form AmalgSub, and continue as one company under the terms and conditions of this Agreement.  Upon consummation of the Amalgamation, the separate existence of each of Nayarit and Merger Sub shall thereupon cease, and AmalgSub, as the surviving company in the Amalgamation, shall continue its corporate existence under the OBCA as a wholly-owned subsidiary of Parent.

1.2         The Closing; Effective Time; Effect.

(a)           Unless this Agreement shall have been terminated and the transactions contemplated hereby shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in Article VI hereof, the closing of the Amalgamation (the “Closing”) shall take place at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th Floor, New York, New York 10017 at 10:00 a.m. New York City time no later than the second Business Day after the date that all of the closing conditions set forth in Article VI have been satisfied or waived, unless another time, date or place is agreed upon in writing by the Parties hereto.  The date on which the Closing occurs is herein referred to as the “Closing Date.”

(b)           Subject to the terms and conditions hereof, concurrently with the Closing, the Parties shall file with the Ontario Ministry of Government Services (Companies and Personal Property Security Branch) articles of amalgamation in accordance with the OBCA (referred to herein as the “Articles of Amalgamation”), executed in accordance with the relevant provisions of the OBCA and shall make all other filings or recordings required under the OBCA in order to effect the Amalgamation.  The Amalgamation shall become effective upon the receipt of the Articles of Amalgamation issued under the OBCA or at such other time as is agreed by the Parties hereto, in accordance with the OBCA and as specified in the Articles of Amalgamation.  The time when the Amalgamation shall become effective is herein referred to as the “Effective Time.”

(c)           From and after the Effective Time, the Surviving Company shall possess all properties, rights, privileges, powers and franchises of Nayarit and Merger Sub, and all of the claims, obligations, liabilities, debts and duties of Nayarit and Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Company.

1.3         Exchange of Securities.

(a)           At the Effective Time, by virtue of the Amalgamation and without any action on the part of Nayarit or the holders of any securities of Nayarit, all of the Nayarit Common Shares issued and outstanding immediately prior to the Effective Time (other than Nayarit Common Shares held by Nayarit Dissenting Stockholders (as defined below)) shall become exchangeable into Parent Common Stock on the basis of 0.134048 shares of Parent Common Stock for each one (1) Nayarit Common Share (the “Amalgamation Consideration”). The Parties acknowledge and agree that the foregoing exchange ratio takes into effect the Reverse Split. From and after the Effective Time, any certificate representing the Nayarit Common Shares shall be deemed for all purposes to represent Parent Common Stock into which such Nayarit Common Shares represented thereby were exchanged in accordance with the immediately preceding sentence.  At the Closing, the Amalgamation Consideration shall be effectuated to the stockholders of Nayarit of record immediately prior to the Closing (individually, a “Nayarit Stockholder” and collectively, the “Nayarit Stockholders”).

(b)           Upon the exchange of Nayarit Common Shares for shares of Parent Common Stock, all Nayarit Common Shares shall, by virtue of the Amalgamation and without any action on the part of the Nayarit Stockholders, be automatically cancelled and shall cease to exist, and each Nayarit Stockholder shall cease to have any rights with respect thereto, except the right to receive the Amalgamation Consideration, subject to the terms and conditions of this Agreement.

(c)           Each Nayarit Common Share in respect of which Nayarit Dissent Rights (as defined below) have been exercised shall be deemed to be transferred by the holder thereof, without any further formality on such holder’s part, free and clear of all Encumbrances to Parent with Parent being obliged to pay therefor the amount determined and payable in accordance with Section 1.4(g) hereof, and the name of such holder will be removed from the register of holders of Nayarit Common Shares and Parent will be recorded as the registered holder of the Nayarit Common Shares so transferred and will be deemed to be the legal and beneficial owner of such Nayarit Common Shares.

(d)           The Nayarit Convertible Securities (as defined below) shall be exerciseable for or satisfied with the issuance of (and the holder thereof  shall accept), in lieu of the number of Nayarit Common Shares otherwise issuable thereunder, the number of shares of Parent Common Stock which the holder would have been entitled to receive as a result of the transactions contemplated by the Amalgamation if, immediately prior to the Effective Time, such holder had been the registered holder of the number of Nayarit Common Shares to which such holder was theretofore entitled under such Nayarit Convertible Securities.

1.4         Tender and Payment; Dissent Rights.

(a)           Surrender of Certificates Via Exchange Agent.  At the Effective Time, Parent shall cause the exchange agent selected by Parent, which shall be an independent transfer agent or trust company (the “Exchange Agent ”) to mail to the former Nayarit Stockholders appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates or other instruments theretofore representing Nayarit Common Shares (the “Nayarit Stock Certificates”) shall pass, only upon proper delivery of such certificates to the Exchange Agent).  The Nayarit Stock Certificates so surrendered shall be duly endorsed as the Exchange Agent may reasonably require.  In the event of a transfer of ownership of Nayarit Common Shares represented by Nayarit Stock Certificates that are not registered in the transfer records of Nayarit, the Amalgamation Consideration payable for such shares as provided for herein may be issued to a transferee if the Nayarit Stock Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence reasonably satisfactory to the Exchange Agent that such transfer is proper and that any applicable stock transfer Taxes have been paid.  In the event any Nayarit Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and the posting by such Person of a bond in such amount as Parent may reasonably direct, or an indemnification agreement reasonably acceptable to Parent, as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the Amalgamation Consideration as provided for herein.  The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate.

(b)           Right to Receive Amalgamation Consideration.  After the Effective Time, each holder of Nayarit Common Shares issued and outstanding at the Effective Time shall surrender the Nayarit Stock Certificate(s) representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided for herein, without interest, pursuant to this Section 1.4.  Parent shall not be obligated to deliver the consideration to which any former holder of Nayarit Common Shares is entitled as a result of the Amalgamation until such holder surrenders such holder’s Nayarit Stock Certificate(s) for exchange as provided in this Section 1.4.  Notwithstanding any other provision of this Agreement to the contrary, neither Parent, nor Nayarit, nor AmalgSub, nor the Exchange Agent shall be liable to any holder of Nayarit Common Shares for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(c)           Fractional Shares.  No certificates or scrip representing fractional shares of Parent Common Stock or book-entry credit of the same shall be issued upon the surrender of the Nayarit Common Shares for exchange.  Each Nayarit Stockholder who receives any portion of the Parent Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock shall have such fractional share rounded down to the nearest whole number.

(d)           Transfer Books; No Further Ownership Rights in the Nayarit Common Stock.  At the Effective Time, the transfer books of Nayarit shall be closed, and thereafter there shall be no further registration of transfers of Nayarit Common Shares on the records of Nayarit.  From and after the Effective Time, the Nayarit Common Shares outstanding immediately prior to the Effective Time shall be cancelled and they shall cease to have any rights, except as otherwise provided for herein or by applicable Law.

(e)           Withholding Taxes.  Parent and the Exchange Agent shall be entitled to deduct and withhold from the Amalgamation Consideration payable to a Nayarit Stockholder any such amounts as are required under the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable provision of state, local or foreign Tax Law.  To the extent such amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes as having been paid to the Nayarit Stockholders in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

(f)           Nayarit Convertible Securities. The Parties agree that the agreements evidencing the grant or other obligation to issue Nayarit Common Shares pursuant to the Nayarit Convertible Securities (as defined below) shall continue in effect on the same terms and conditions (subject to the adjustments required after giving effect to the Amalgamation) and that Parent or Nayarit, as applicable, shall execute any requisite supplementary agreements and take all requisite corporate action necessary to effect the foregoing and Parent shall to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon satisfaction of the conditions for issuance of such shares of Parent Common Stock (subject to the adjustments required after giving effect to the Amalgamation).

(g)          Dissent Procedures.  Nayarit Stockholders may exercise rights of dissent with respect to Nayarit Common Shares in connection with the Amalgamation pursuant to and in the manner set forth in Section 185 of the OBCA (“Nayarit Dissent Rights”). A Nayarit Stockholder who duly exercises such Nayarit Dissent Rights (including sending a notice of dissent to Nayarit) (“Nayarit Dissenting Stockholders”) ceases to have any rights as a holder of Nayarit Common Shares other than the right to be paid the fair value of such holder’s Nayarit Common Shares pursuant to Section 185 of the OBCA. In any case where a Nayarit Dissenting Stockholder withdraws the notice of dissent in accordance with Section 185 of the OBCA or is ultimately determined not to be entitled, for any reason, to be paid fair value for their Nayarit Common Shares, such holder shall be deemed to have participated in the Amalgamation as of the Effective Time on the same basis as non-Nayarit Dissenting Stockholders. In no case shall Parent, Nayarit, Merger Sub or the Surviving Company or any other Person be required to recognize Nayarit Dissenting Stockholders as holders of Nayarit Common Shares after the Effective Time, and the names of such Dissenting Nayarit Stockholders shall be deleted from the register of holders of Nayarit Common Shares at the Effective Time.

1.5         Governing By-laws.  At and after the Effective Time and by virtue of the Amalgamation, and until the same have been duly amended, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Company.

1.6         Directors and Officers; Lock Up.

(a)           At the Effective Time, the Board of Directors of Parent shall consist of either five (5) or seven (7) directors, in any event to include John Brownlie, Stephen M. Cooper, John W. Cutler, Leonard J. Sojka and one (1) nominee of Nayarit.  For a period of thirty-six (36) months following the Effective Time, the Parties hereto agree that they shall cause their nominees on the Board of Directors to execute and deliver an undertaking whereby such nominees agree to: (i) nominate the foregoing individuals for re-election at each annual meeting of the shareholders of Parent; and (ii) cause any successors chosen by such nominees to comply with the foregoing provision at each annual meeting of the shareholders of Parent.  The Parties intend to appoint an independent director as chair of the Board of Directors of Parent.

(b)          At the Effective Time, the officers of Parent shall include a chief of Parent, who shall be John Brownlie, and two (2) senior executives, who shall be Bradley Langille and Colin Sutherland.

(c)           At the Closing, John Brownlie, Colin Sutherland and Bradley Langille each shall enter into a “lock-up” agreement substantially in the form set forth on Exhibit B attached hereto (a “Lock Up Agreement”) pursuant to which such Persons shall agree, for a period of six (6) months from the Closing Date, that they each shall neither, on his, her or its own behalf or on behalf of entities, family members or trusts affiliated with or controlled by him, her or it, offer, issue, grant any option on, sell or otherwise dispose of any portion of the Amalgamation Consideration issued to such Person.

1.7           Certain Adjustments to Parent Capitalization.  Except for the Reverse Split, if between the date of this Agreement and the Effective Time the outstanding Parent Common Stock is changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities occurs or is declared with a record date within such period, or any similar event occurs, the Amalgamation Consideration shall be appropriately adjusted to provide to the Nayarit Stockholders the same economic effect as contemplated by this Agreement prior to such event.

1.8           Other Effects of the Amalgamation.  The Amalgamation shall have all further effects as specified in the applicable provisions of the OBCA.

1.9           Additional Actions.  If, at any time after the Effective Time, the Surviving Company or Parent, as applicable, shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Company or Parent its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub or Nayarit or otherwise carry out this Agreement, the officers and directors of the Surviving Company or Parent, as applicable, shall be authorized to execute and deliver, in the name and on behalf of Merger Sub or Nayarit, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or Nayarit, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

1.10         Headquarters.  The headquarters of Parent following the Effective Time will be located in Denver, Colorado, and Parent shall further (so long as it sees fit) maintain satellite or home offices in Halifax, Nova Scotia, Canada, and corporate financial offices in Philadelphia, Pennsylvania.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF NAYARIT

The following representations and warranties by Nayarit to Parent are qualified by the Nayarit disclosure schedules, which set forth certain disclosures concerning Nayarit and its subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) and each of their divisions and businesses (the “Nayarit Disclosure Schedules“).  Except as disclosed in the Nayarit Disclosure Schedules, Nayarit hereby represents and warrants to Parent as follows:

2.1           Due Organization and Good Standing.  Each of Nayarit and the Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and to carry on its respective business as now being conducted.  Each of Nayarit and the Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a Material Adverse Effect.  Nayarit has heretofore made available to Parent accurate and complete copies of Nayarit’s and each Subsidiaries’ articles of incorporation, formation or organization, bylaws, membership agreements or other organizational documents, each as currently in effect.  None of Nayarit or any Subsidiary is in violation of any provision of its articles of incorporation, formation or organization, stockholder agreements, bylaws, membership agreements, partnership agreements or other organizational documents.

For purposes of this Agreement, the term “Material Adverse Effect” shall mean, with respect to a Party, any occurrence, state of facts, change, event, effect or circumstance that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect on the assets, liabilities, business, results of operations or financial condition of such Party and its subsidiaries, taken as a whole, or to otherwise carry on its business as now being conducted and as proposed to be conducted following the Effective Time, except, in each case, for any such effect attributable to: (i) changes in laws, regulations or generally accepted accounting principles (“GAAP”) in the United States or Canada, as the case may be, or interpretations thereof, (ii) the announcement or pendency of this Agreement, any actions taken in compliance with this Agreement or the consummation of any of the transactions contemplated by this Agreement (including the Amalgamation), or (iii)  the failure of a Party or any of its subsidiaries to take any action referred to in Sections 4.1 or 4.5, as the case may be, due to the other Party’s unreasonable withholding, delaying or conditioning of its consent.  For purposes of determining whether a particular change, event, circumstance or effect has a “Material Adverse Effect,” the nature and effect of each change, event, circumstance or effect shall be considered alone and together and along with the detrimental impact on the properties, financial condition, business operations, prospects or results of operations of a Party and its subsidiaries, taken as a whole, of such change, event, circumstance or effect.

2.2         Capitalization.

(a)           The authorized capital stock of Nayarit consists of an unlimited number of Nayarit Common Shares.  As of the date hereof, 90,259,548 Nayarit Common Shares were issued and outstanding.  Except for Nayarit Common Shares held by the Nayarit Stockholders, no Nayarit Common Shares or preferred stock are issued and outstanding.  All of the outstanding Nayarit Common Shares are duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive or similar rights.  None of the outstanding securities of Nayarit has been issued in violation of any foreign, federal or state securities Laws.

(b)           Except as set forth in Section 2.2(b) of the Nayarit Disclosure Schedules (collectively, the “Nayarit Convertible Securities”), there are no: (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights, or (iii) subscriptions or other rights, agreements, arrangements, contracts or commitments of any character, relating to the issued or unissued Nayarit Common Shares or equity or partnership interest in any Subsidiary or obligating Nayarit or any Subsidiary to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or Nayarit Common Stock, or other equity interest in, Nayarit or any Subsidiary, or securities convertible into or exchangeable for such shares or equity interests, or obligating Nayarit or any Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such equity interests.  There are no outstanding obligations of Nayarit or any Subsidiary to repurchase, redeem or otherwise acquire any Nayarit Common Shares or other equity interest in, Nayarit or any Subsidiary to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

(c)           There are no stockholder agreements, voting trusts or other agreements or understandings to which Nayarit or any Subsidiary is a party with respect to the voting of the Nayarit Common Shares or other equity interest in Nayarit or any Subsidiary.

(d)           No Indebtedness of Nayarit or any Subsidiary contains any restriction upon: (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Nayarit or any Subsidiary, or (iii) the ability of Nayarit or any Subsidiary to grant any Encumbrance (as defined in Section 2.6), other than Permitted Encumbrances (as defined in Section 2.19), on its properties or assets.  As used in this Agreement, “Indebtedness” means (A) all indebtedness for borrowed money or for the deferred purchase price of property or services (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs (other than current trade liabilities incurred in the ordinary course of business consistent with past practices and payable in accordance with customary practices), (B) any other indebtedness that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (C) all obligations under financing leases, (D) all obligations under conditional sale or other title retention agreements relating to property purchased by Nayarit or any Subsidiary, (E) all obligations under leases required to be accounted for as capital leases under Canadian GAAP, (F) all obligations in respect of acceptances issued or created, (G) all liabilities secured by an Encumbrance on any property, and (H) all guarantee obligations.

2.3         Subsidiaries.  Section 2.3(a) of the Nayarit Disclosure Schedules sets forth, a true, complete and correct list of all Subsidiaries, the authorized capital stock and other equity interests of each Subsidiary, the issued and outstanding capital stock and other equity interests of each Subsidiary, their respective jurisdictions of organization and all jurisdictions in which each Subsidiary is qualified to conduct business.  All of the capital stock and other equity interests of the Subsidiaries are owned, directly or indirectly, by Nayarit free and clear of any Encumbrance with respect thereto.  All of the outstanding shares of capital stock or other equity interests in each of the Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and are free of preemptive rights and were issued in compliance with applicable Laws (as defined in Section 2.6).  No capital stock or other equity interests of any of the Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of, or other equity interests in, any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is bound to issue additional shares of its capital stock or other equity interests, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or other equity interests or securities convertible into or exchangeable for such shares or interests.  Neither Nayarit nor any Subsidiary owns any shares of capital stock or other equity or voting interests in (including any securities exercisable or exchangeable for or convertible into capital stock or other equity or voting interests in) any other Person other than publicly traded securities constituting less than five percent (5%) of the outstanding equity of the issuing entity, other than capital stock or other equity interest of the Subsidiaries owned by Nayarit or another Subsidiary.

2.4         Authorization; Binding Agreement.  Nayarit has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Amalgamation: (i) have been duly and validly authorized by the Board of Directors of Nayarit and (ii) no other corporate proceedings on the part of Nayarit or any Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby, other than receipt of the Required Nayarit Vote.  The affirmative vote of at least two-thirds of the stockholders of Nayarit present at the Nayarit Stockholders Meeting (the “Required Nayarit Vote”) is necessary to approve and adopt this Agreement and to consummate the transactions contemplated hereby and thereby.  This Agreement has been duly and validly executed and delivered by Nayarit and assuming the due authorization, execution and delivery of this Agreement by Parent, constitutes the legal, valid and binding obligation of Nayarit, enforceable against Nayarit in accordance with its terms, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium Laws and other Laws of general application affecting the enforcement of creditors’ rights generally, and the fact that equitable remedies or relief (including, but not limited to, the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

2.5         Governmental Approvals.  No consent, approval, waiver, authorization or permit of, or notice to or declaration or filing (each, a “Consent”) with any government, any state or other political subdivision thereof, or any other entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, any court, tribunal or arbitrator or any self-regulatory organization (each, a “Governmental Authority”), on the part of Nayarit or any Subsidiary is required to be obtained or made in connection with the execution, delivery or performance by Nayarit of this Agreement or the consummation by Nayarit of the transactions contemplated hereby (including the Amalgamation), other than: (i) the filing of the Articles  of Amalgamation in accordance with the OBCA, (ii) such filings as may be required in any jurisdiction where Nayarit is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (iii) compliance with any applicable federal or provincial securities Laws, (iv) pursuant to any other Laws designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), if applicable, and (v) those Consents that, if they were not obtained or made, would not reasonably be expected to have a Material Adverse Effect.

2.6         No Violations or Conflicts.  The execution and delivery by Nayarit of this Agreement, the consummation by Nayarit of the Amalgamation and the other transactions contemplated hereby, and compliance by Nayarit with any of the provisions hereof, will not: (i) conflict with or violate any provision of the articles of incorporation, bylaws or other organizational documents of Nayarit or any Subsidiary, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, amendment or acceleration) under, any Nayarit Material Contract (as defined in Section 2.14) to which Nayarit or any Subsidiary is a party or by which Nayarit’s or any Subsidiary’s assets are bound, except where such violation, breach or default would not reasonably be expected to have a Material Adverse Effect, (iii) result (immediately or with the passage of time or otherwise) in the creation or imposition of any liens, claims, mortgages, pledges, security interests, equities, options, assignments, hypothecations, preferences, priorities, deposit arrangements, easements, proxies, voting trusts or charges of any kind or restrictions (whether on voting, sale, transfer, disposition or otherwise) or other encumbrances or restrictions of any nature whatsoever, whether imposed by agreement, Law or equity, or any conditional sale contract, title retention contract or other contract (the “Encumbrances”), other than Permitted Encumbrances, upon any of the properties, rights or assets of Nayarit or any Subsidiary that would reasonably be expected to have a Material Adverse Effect, or (iv) subject to obtaining the Consents from Governmental Authorities, and the Antitrust Laws waiting periods having expired, and any condition precedent to such Consent having been satisfied, conflict with, contravene or violate any foreign, federal, state or local Order (as defined in Section 2.12), statute, law, rule, regulation, ordinance, writ, injunction, arbitration award, directive, judgment, decree, principle of common law, constitution, treaty or any interpretation thereof enacted, promulgated, issued, enforced or entered by any Governmental Authority (each, a “Law” and collectively, the “Laws”) to which Nayarit or any Subsidiary or any of their respective assets or properties is subject, except where such conflict, contravention or violation would not reasonably be expected to have a Material Adverse Effect.

2.7         Nayarit Financial Statements.

(a)           As used herein, the term “Nayarit Financials” means (x) Nayarit’s audited consolidated financial statements (including, in each case, any related notes thereto), consisting, in part, of Nayarit’s balance sheets as of September 30, 2008 and September 30, 2009 and its statements of operations and statements of cash flow for the fiscal years ended September 30, 2007, September 30, 2008 and September 30, 2009, (y) any unaudited interim financial statements of Nayarit requested by Parent, and (z) any financial statements filed by Nayarit with SEDAR.  Nayarit has made or will make available to Parent true, correct and complete copies of the Nayarit Financials (to include any interim financial statements of Nayarit requested by Parent).  The Nayarit Financials fairly present in all material respects the consolidated financial condition and the results of operations, changes in stockholders’ equity, and cash flow of Nayarit and the Subsidiaries as at the respective dates of and for the periods referred to in such financial statements, all in accordance with Canadian GAAP.  The Nayarit Financials, to the extent required for inclusion in the Proxy Statement, comply in all material respects with applicable Canadian Securities Laws (as defined below).  Notwithstanding any provision in this Agreement to the contrary, any representation and warranty in this Agreement with respect to Nayarit’s unaudited interim financial statements for the three months six months periods ended September 30, 2009 shall be made as of the Closing Date.  Neither Nayarit nor any Subsidiary has any off-balance sheet arrangements.

(b)          Nayarit has had no: (i) significant deficiencies or material weaknesses in the design or operation of Nayarit’s internal controls over financial reporting that are reasonably likely to adversely affect Nayarit’s ability to record, process, summarize and report financial information and (ii) fraud, whether or not material, that involves management or other employees who have a significant role in Nayarit’s internal controls over financial reporting.

(c)           Nayarit and each Subsidiary has not and, to the Knowledge of Nayarit, no auditor or accountant of Nayarit or any Subsidiary or any manager, director, officer or consultant of Nayarit or any Subsidiary, has received any material written complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of Nayarit or any Subsidiary or their internal accounting controls, including any complaint, allegation, assertion or claim that Nayarit or any Subsidiary has engaged in questionable accounting or auditing practices.  No attorney representing Nayarit or any Subsidiary has reported evidence of any violation of consumer protection (including rules and regulations promulgated by any state or federal Governmental Authority or with jurisdiction, oversight or regulatory control over the conduct of the business of Nayarit or its Subsidiaries) or securities Laws, breach of fiduciary duty or similar violation by Nayarit or any Subsidiary or any of their respective officers, directors, managers, employees or agents to the Board of Directors, board of managers or any committee thereof or to any director, manager or executive officer of Nayarit or any Subsidiary.

2.8         Absence of Certain Changes.  Nayarit and the Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice and there has not been any fact, change, effect, occurrence, event, development or state of circumstances that has had or would reasonably be expected to have a Material Adverse Effect.

2.9         Absence of Undisclosed Liabilities.  Neither Nayarit nor any Subsidiary has incurred any liabilities or obligations of the type required to be reflected on a balance sheet in accordance with Canadian GAAP that are not adequately reflected or reserved on or provided for in the Nayarit Financials, other than liabilities of the type required to be reflected on a balance sheet in accordance with Canadian GAAP that would not reasonably be expected to have a Material Adverse Effect.

2.10       Compliance with Laws.

(a)           Nayarit and the Subsidiaries are each in compliance with all Laws applicable to it and the conduct of its businesses as currently conducted and as proposed to be conducted following consummation of the Amalgamation, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.  Nayarit and each Subsidiary is not in conflict with, or in default or violation of, nor has it received any notice of any conflict with, or default or violation of any applicable Law by which Nayarit or any Subsidiary, or any property or asset of Nayarit or any Subsidiary, is bound or affected, except for any such conflicts, defaults or violations that would not reasonably be expected to have a Material Adverse Effect.

(b)           There is no pending or, to the Knowledge of Nayarit, threatened, proceeding, examinations, reviews or investigation to which Nayarit or any Subsidiary is subject before any Governmental Authority regarding whether Nayarit has violated in any material respect applicable Laws.  Neither Nayarit nor any Subsidiary has received written notice of any material violation of, or noncompliance with, any Law applicable to Nayarit or any Subsidiary, or directing Nayarit or any Subsidiary to take remedial action with respect to such applicable Law or otherwise, and no deficiencies of Nayarit or any Subsidiary have been asserted in writing by any Governmental Authority with respect to possible violations of any applicable Laws except for such violations or deficiencies that would not reasonably be expected to have a Material Adverse Effect.  Nayarit and each Subsidiary have filed or made all material reports, statements, documents, registrations, notices, filings or submissions required to be filed with any Governmental Authority, and all such reports, statements, documents, registrations, notices, filings and submissions are in material compliance (and materially complied at the relevant time) with applicable Law and no material deficiencies have been asserted by any Governmental Authority with respect to any such reports, statements, documents, registrations, notices, filings or submissions required to be filed with any Governmental Authority.

2.11       Regulatory Agreements; Permits.  Except as set forth on Section 2.11 of the Nayarit Disclosure Schedules:

(a)           There are no: (i) written agreements, consent agreements, memoranda of understanding, commitment letters, cease and desist orders, or similar undertakings to which Nayarit or any Subsidiary is a party, on the one hand, and any Governmental Authority is a party or addressee, on the other hand, (ii) Orders or directives of or supervisory letters from a Governmental Authority specifically with respect to Nayarit or any Subsidiary, or (iii) resolutions or policies or procedures adopted by Nayarit or any Subsidiary at the request of a Governmental Authority, that (A) limit in any material respect the ability of Nayarit or any Subsidiary to conduct its business as currently being conducted or as contemplated by the Parties to be conducted following the Closing, (B) in any manner impose any requirements on Nayarit or any Subsidiary that materially add to or otherwise materially modify in any respect the requirements imposed under applicable Laws, (C) require Nayarit or any Subsidiary or any of its divisions to make capital contributions or make loans to another division or Affiliate of Nayarit or any Subsidiary or (D) in any manner relate to the ability of Nayarit or any Subsidiary to pay dividends or otherwise materially restrict the conduct of business of Nayarit or any Subsidiary in any respect.

(b)           Nayarit and each Subsidiary hold all material permits, licenses, franchises, grants, authorizations, consents, exceptions, variances, exemptions, orders and other governmental authorizations, certificates, consents and approvals necessary to lawfully conduct its business as presently conducted and to own, lease and operate its assets and properties (collectively, the “Nayarit Permits”), all of which are in full force and effect, and no suspension, non-renewal, amendment, restriction, limitation or cancellation of any of the Nayarit Permits is pending or, to the Knowledge of Nayarit, threatened, except where the failure of any of the Nayarit Permits to be in full force and effect, or the suspension or cancellation of any of the Nayarit Permits, would not reasonably be expected to have a Material Adverse Effect.  To the Knowledge of Nayarit, no facts or circumstances exist that would reasonably be expected to impact Nayarit’s or any Subsidiary’s ability to obtain any material Nayarit Permit in the future as may be necessary for Nayarit or any Subsidiary to continue its operations as currently contemplated.  Neither Nayarit nor any Subsidiary is in violation in any material respect of the terms of any Nayarit Permit.

(c)           To the Knowledge of Nayarit each of the officers and employees of Nayarit and all Subsidiaries are in compliance with all applicable Laws requiring any registration, licensing or qualification, and are not subject to any liability or disability by reason of the failure to be so registered, licensed or qualified, except where such failure to be in compliance or such liability or disability would not reasonably be expected to have a Material Adverse Effect.

2.12       Litigation.  There is no private, regulatory or governmental inquiry, action, suit, proceeding, litigation, claim, arbitration or investigation (each, an “Action”) pending before any arbitrator, agency, court or tribunal, foreign or domestic, or, to the Knowledge of Nayarit, threatened against Nayarit or any Subsidiary or any of their respective properties, rights or assets or any of their respective managers, officers or directors (in their capacities as such) that would reasonably be expected to have a Material Adverse Effect.  There is no decree, directive, order, writ, judgment, stipulation, determination, decision, award, injunction, temporary restraining order, cease and desist order or other order by, or any capital plan, supervisory agreement or memorandum of understanding with any Governmental Authority (each, an “Order”) binding against Nayarit or any Subsidiary or any of its properties, rights or assets or any of its managers, officers or directors (in their capacities as such) that would prohibit, prevent, enjoin, restrict or materially alter or delay any of the transactions contemplated by this Agreement, or that would reasonably be expected to have a Material Adverse Effect.  Nayarit and each Subsidiary are in material compliance with all Orders.  There is no material Action which Nayarit or any Subsidiary has pending against other parties.

2.13       Restrictions on Business Activities.  There is no agreement or Order binding upon Nayarit or any Subsidiary which has or could reasonably be expected to have the effect of prohibiting, preventing, restricting or impairing in any respect any business practice of Nayarit or any Subsidiary as their business is currently conducted, any acquisition of property by Nayarit or any Subsidiary, the conduct of business by Nayarit or any Subsidiary as currently conducted, or restricting in any respect the ability of Nayarit or any Subsidiary from engaging in business as currently conducted or from competing with other parties, except where such agreement or Order would not reasonably be expected to have a Material Adverse Effect.

2.14       Material Contracts.

(a)           Section 2.14 of the Nayarit Disclosure Schedules sets forth a list of, and Nayarit has made available to Parent (except for such Nayarit Material Contracts that Nayarit has filed on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) as a material contract as required by Part 12 of National Instrument 51-102), true, correct and complete copies of, each written contract, agreement, commitment, arrangement, lease, license, permit or plan and each other instrument to which Nayarit or any Subsidiary is a party or by which Nayarit or any Subsidiary is bound as of the date hereof (each, a “Nayarit Material Contract”) that:
(i)           is described in the Nayarit Financials for the fiscal year ended September 30, 2009;

(ii)          contains covenants that materially limit the ability of Nayarit or any Subsidiary (or which, following the consummation of the Amalgamation, could materially restrict the ability of Parent, Nayarit, the Subsidiaries or any of their Affiliates): (A) to compete in any line of business or with any Person or in any geographic area or to sell, supply, price, develop or distribute any service, product or asset, including any non-competition covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other entity, except, in each case, for any such contract that may be canceled without any penalty or other liability to Nayarit or any Subsidiary upon notice of 60 days or less;

(iii)         involves any joint venture, partnership, limited liability or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of Nayarit, taken as a whole;

(iv)        involves any exchange traded, over-the-counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(v)         relates to Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) having an outstanding principal amount in excess of $100,000 with respect to any Indebtedness;

(vi)        was entered into by Nayarit or any Subsidiary and has not yet been consummated, and involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of a substantial amount of the assets or capital stock or other equity interests of another Person, other than the acquisition or disposition of assets in the ordinary course of business consistent with past practices;

(vii)       by its terms calls for aggregate payments by Nayarit or any Subsidiary under such contract of more than $100,000 with respect to any payments;

(viii)      with respect to any material agreement for the acquisition or disposition, directly or indirectly (by merger or otherwise), of a substantial amount of the assets or capital stock or other equity interests of another Person, pursuant to which Nayarit or any Subsidiary has: (A) any continuing indemnification obligations or (B) any “earn-out” or other contingent payment obligations;

(ix)         involves any managers, directors, executive officers or key employees of Nayarit or any Subsidiary that cannot be cancelled by Nayarit or any Subsidiary within 60 days’ notice without liability, penalty or premium;

(x)          obligates Nayarit or any Subsidiary to provide indemnification or a guarantee in excess of $100,000 with respect to any obligation;

(xi)         obligates Nayarit or any Subsidiary to make any capital commitment or capital expenditure (including pursuant to any joint venture) in excess of $100,000 with respect to such obligation;

(xii)        relates to the development, ownership, licensing or use of any Intellectual Property (as defined in Section 2.15) material to the business of Nayarit or any Subsidiary, other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for software commercially available on reasonable terms to the public generally, with license, maintenance, support and other fees of less than $10,000 per year;

(xiii)       provides for any standstill arrangements; or

(xix)       Nayarit has filed on SEDAR as a material contract as required by Part 12 of National Instrument 51-102.

(b)           With respect to each Nayarit Material Contract: (i) each Nayarit Material Contract is legal, valid, binding and enforceable in all material respects against Nayarit or the Subsidiaries, as the case may be, and, to Nayarit’s Knowledge, the other party thereto, and in full force and effect (except as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the transactions contemplated by this Agreement will not affect the terms, validity or enforceability of such Nayarit Material Contract by the Surviving Company or any Subsidiary and, to Nayarit’s Knowledge, the other party thereto; (iii) neither Nayarit nor any Subsidiary is in breach or default in any material respect, and no event has occurred which, with the passage of time or giving of notice or both, would constitute such a breach or default by Nayarit or any Subsidiary, or permit termination or acceleration by the other party, under any Nayarit Material Contract; (iv) to Nayarit’s Knowledge, no other party to any Nayarit Material Contract is in breach or default in any material respect, and no event has occurred which, with the passage of time or giving of notice or both, would constitute such a breach or default by such other party, or permit termination or acceleration by Nayarit or any Subsidiary, under such Nayarit Material Contract, (v) such Nayarit Material Contract was entered into at arms’ length and in the ordinary course of business consistent with past practices, and (vi) the consummation of the transactions contemplated by this Agreement will not obligate Nayarit or any Subsidiary to make any payments thereunder.  Except as set forth in Section 2.14 of the Nayarit Disclosure Schedules, no other powers of attorney have been granted by the Company or any of its Subsidiaries to any Person.

2.15       Intellectual Property.

(a)          Neither Nayarit nor any Subsidiary owns or licenses any Intellectual Property that are material to the conduct of the business of Nayarit and the Subsidiaries other than such trade names, service marks and/ or copyrights as may exist at Law or by usage in respect of the use of the words “Nayarit” or “Nayarit Gold” in the context of the business of Nayarit and the Subsidiaries.

(b)          For purposes of this Agreement, “Intellectual Property” means: (A) United States, international and foreign patents and patent applications, including divisionals, continuations, continuations-in-part, reissues, reexaminations and extensions thereof and counterparts claiming priority therefrom; utility models; invention disclosures; and statutory invention registrations and certificates; (B) United States and foreign registered, pending and unregistered trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, domain names, Internet sites and web pages; and registrations and applications for registration for any of the foregoing, together with all of the goodwill associated therewith; (C) United States and foreign registered copyrights, and registrations and applications for registration thereof; rights of publicity; and copyrightable works; and (D) all inventions and design rights (whether patentable or unpatentable) and all categories of trade secrets as defined in the Uniform Trade Secrets Act, including business, technical and financial information.

2.16        Employee Benefit Plans.

(a)           Section 2.16(a) of the Nayarit Disclosure Schedules lists, with respect to Nayarit, any Subsidiary and any trade or business (whether or not incorporated) which is treated as a single employer with Nayarit: (i) all employee benefits, (ii) loans to managers, officers, directors or employees other than advances for expense reimbursements incurred in the ordinary course of business consistent with past practices and any securities option, securities stock purchase, phantom securities, securities appreciation right, equity-related, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit or dependent care, life insurance or accident insurance plans, programs, agreements or arrangements, (iii) all bonus, pension, retirement, profit sharing, savings, deferred compensation or incentive plans, programs, policies, agreements or arrangements, (iv) other fringe, perquisite, or employee benefit plans, programs, policies, agreements or arrangements and (v) any current or former employment, consulting, change of control, retention or executive compensation, termination or severance plans, programs, policies, agreements or arrangements, written or otherwise, as to which unsatisfied liabilities or obligations (contingent or otherwise) remain for the benefit of, or relating to, any present or former employee, consultant, manager or director, or which could reasonably be expected to have any liabilities or obligations (together, the “Benefit Plans”).

 (b)         Except as would not reasonably be expected to have a Material Adverse Effect: (i) each Nayarit Benefit Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all applicable Laws, and (ii) Nayarit and each Affiliate have performed all obligations required to be performed by them under, are not in any respect in default under or violation of, and have no Knowledge of any default or violation by any other party to, any of the Nayarit Benefit Plans.  All contributions and premiums required to be made by Nayarit or any Affiliate to any Nayarit Benefit Plan have been made on or before their due dates, including any legally permitted extensions.  No Action is pending, or to the Knowledge of Nayarit or any Subsidiary is threatened, against or with respect to any such Nayarit Benefit Plan including any audit or inquiry by any Governmental Authority (other than as would not reasonably be expected to have a Material Adverse Effect).

(c)           Except as set forth in Section 2.16(c) of the Nayarit Disclosure Schedules or as otherwise provided in this Agreement, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event or events, (i) entitle any current or former employee, manager, director or consultant of Nayarit or any Subsidiary to any payment (whether of severance pay, unemployment compensation, phantom stock plan payments, golden parachute, bonus or otherwise), (ii) accelerate, forgive indebtedness, vest, distribute, or increase benefits or an obligation to fund benefits with respect to any employee, manager, director or consultant of Nayarit or any Subsidiary, or (iii) increase the amount of compensation due any such employee, manager, director or consultant.

(d)          Except as set forth in Section 2.16(d) of the Nayarit Disclosure Schedules, no Nayarit Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees, managers, directors or consultants of Nayarit or any Subsidiary after retirement or other termination of service (other than: (i) coverage mandated by applicable Laws, (ii) death benefits or retirement benefits under any “employee pension benefit plan”, or (iii) benefits, the full direct cost of which is borne by the current or former employee, manager, director or consultant (or beneficiary thereof)).

(e)           All employees, managers, directors, and consultants are appropriately classified as such under applicable Law in all material respects, and neither Nayarit nor any Subsidiary is in material violation of any applicable Law in connection with such classification or has not received notice of any possible violation from any Governmental Authority.

2.17        Taxes and Returns.  Except as would not reasonably be expected to have a Material Adverse Effect:

(a)           Nayarit and each Subsidiary has timely filed or will have timely filed, or caused to be filed, all federal, provincial, state, local and foreign Tax returns and reports required to be filed by it (taking into account all available extensions) (collectively, “Tax Returns”), and all such Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld, other than such Taxes that it is contesting in good faith or for which adequate reserves in the Nayarit Financials have been established in accordance with Canadian GAAP.  There are no claims, assessments, audits, examinations, investigations or other proceedings pending against Nayarit or any Subsidiary in respect of any Tax, and neither Nayarit nor any Subsidiary has been notified in writing of any proposed Tax claims, assessments or audits against Nayarit or any Subsidiary (other than, in each case, claims or assessments for which adequate reserves in the Nayarit Financials have been established in accordance with Canadian GAAP or are immaterial in amount).  There are no Encumbrances with respect to any Taxes upon any of Nayarit’s or any Subsidiary’s assets, other than: (i) Taxes, the payment of which are not yet due, (ii) Taxes or charges being contested in good faith by appropriate proceedings, or (iii) Taxes for which adequate reserves in the Nayarit Financials have been established in accordance with Canadian GAAP.  No Tax Returns of Nayarit have been audited.  Neither Nayarit nor any Subsidiary has any outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes.  There are no outstanding requests by Nayarit or any Subsidiary for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(b)          Neither Nayarit nor any Subsidiary is nor has it ever been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which Nayarit or such Subsidiary is or was the common parent corporation.

(c)          Neither Nayarit nor any Subsidiary has made any change in accounting method or received a ruling from, or signed an agreement with, any taxing authority.

(d)          Neither Nayarit nor any Subsidiary has participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in Treasury Regulation Section 1.6011-4 or any comparable foreign Tax Law.

(e)          Neither Nayarit nor any Subsidiary has: (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked or amended any Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax liability or refund.

(f)           Nayarit or any Subsidiary is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement or similar contract.  Nayarit or any Subsidiary is not a party to any joint venture, partnership, or other arrangement or contract, which could be treated as a partnership or “disregarded entity” for United States federal income Tax purposes.

(g)          Nayarit or any Subsidiary has not been or, to Nayarit’s Knowledge, will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions, events or accounting methods employed prior to the Amalgamation other than any such adjustments required as a result of the Amalgamation.  Nayarit or any Subsidiary has not filed any consent to have the provisions of paragraph 341(f) of the Code (or comparable provisions of any state or foreign Tax Laws) apply to Nayarit or any Subsidiary.  Nayarit or any Subsidiary has not filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

(h)          For purposes of this Agreement, the following terms have the following meanings: “Tax ” (and, with correlative meaning, “Taxes” and “Taxable”) means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period, and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee of or successor to any Person, or as a result of any express or implied obligation to indemnify any other Person.

2.18        Finders and Investment Bankers.  Except for the fees set forth in Section 2.18 of the Nayarit Disclosure Schedules, the fees of which will be borne by Nayarit, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Nayarit.

2.19        Title to Properties; Assets.

(a)           Section 2.19(a)-1 of the Nayarit Disclosure Schedules contains a correct and complete list of all real property owned by Nayarit or any Subsidiary or any partnership or joint venture in which Nayarit or any Subsidiary directly or indirectly has an interest having a fair market value in excess of $100,000 (“Owned Real Property”).  Section 2.19(a)-2 of the Nayarit Disclosure Schedules contains a correct and complete list of all real property leased or subleased by Nayarit or any Subsidiary as tenant or subtenant (“Leased Real Property”) (the Owned Real Property and the Leased Real Property are herein sometimes collectively called the “Nayarit Real Property”). The list set forth in Section 2.19(a)-1 of the Nayarit Disclosure Schedules contains, with respect to each parcel of the Owned Real Property, a description of all existing leases, licenses or other occupancy contracts to which Nayarit or any Subsidiary is a party or by which Nayarit or any Subsidiary is bound as a landlord, including all amendments, modifications, extensions, renewals and supplements thereto (collectively, the “Landlord Leases”), the terms of which have been complied with by Nayarit or such Subsidiary in all material respects.  The list set forth in Section 2.19(a)-2 of the Nayarit Disclosure Schedules contains, with respect to each parcel of the Leased Real Property, a description of all existing leases, subleases, licenses or other occupancy contracts to which Nayarit or any Subsidiary is a party or by which Nayarit or any Subsidiary is bound as a tenant, including all amendments, modifications, extensions, assignments, subleases, renewals and supplements thereto (collectively, the “Tenant Leases”) (the Landlord Leases and the Tenant Leases are herein sometimes collectively called the “Leases ”), the terms of which have been complied with by Nayarit and such Subsidiary in all material respects.    Except as would not reasonably be expected to have a Material Adverse Effect, Nayarit and the Subsidiaries have good, valid and marketable title to all of the Owned Real Property and related personal property, assets and rights, free and clear of all Encumbrances other than Permitted Encumbrances.  For purposes of this Agreement, the term “Permitted Encumbrances” means: (i) Encumbrances with respect to Taxes either not yet due or being contested in good faith in appropriate proceedings or for which adequate reserves have been set aside; (ii) mechanics’, materialmen’s or similar statutory Encumbrances for amounts not yet due or being contested in good faith in appropriate proceedings; (iii) any covenants, conditions, restrictions, reservations, rights, liens, easements, encumbrances, encroachments and other matters affecting title which are shown as exceptions on the title insurance policies and/or title insurance commitments or reports which have been made available to Parent; (iv) the terms and conditions of the Tenant Leases; (v) applicable federal, state, local or tribal authority building and land use regulations, restrictions or requirements, (vi) existing easements and encroachments; and (vii) building code violations not caused by Nayarit or any Subsidiary or Parent.

(b)          A correct and complete copy of each Lease has been furnished to Parent prior to the date hereof.  Nayarit or a Subsidiary, if applicable, has a valid, binding and enforceable leasehold interest under each of the Tenant Leases and each of the Leases is in full force and effect (except as such enforcement may by limited by the Enforceability Exceptions or where the loss of such Lease would not have a Material Adverse Effect) and to the extent permitted under the terms of each Lease, grants Nayarit or a Subsidiary the concurrent right to use and occupy the premises leased thereby.  Neither Nayarit nor any Subsidiary nor, to the Knowledge of Nayarit, any other party to any Lease is in breach of or in default under, in any material respect, any of the Leases, except to the extent any such breach would not have a Material Adverse Effect.  Nayarit and the Subsidiaries enjoy peaceful and undisturbed possession under all Tenant Leases, have not received notice of any material default, delinquency or breach on the part of any party under any Lease, and there are no existing material defaults (with or without notice or lapse of time or both) by Nayarit or any Subsidiary or, to the Knowledge of Nayarit, any other party thereto.  No Consent under any Lease is required in connection with the transactions contemplated hereby, except where the failure to obtain such Consent would not have a Material Adverse Effect.

(c)          Except as would not reasonably be expected to have a Material Adverse Effect, neither Nayarit nor any Subsidiary nor, to the Knowledge of Nayarit, any other party to any Landlord Lease, is in breach of or in default under any of the Landlord Leases.

(d)          True and complete copies of all Tenant Leases, together with all modifications, extensions, amendments and assignments thereof, if any, affecting or relating to the Owned Real Property have heretofore been furnished to Parent.

(e)          There is no action, suit, litigation, hearing or administrative proceeding pending or, to Nayarit’s Knowledge, threatened against Nayarit or any Subsidiary or any joint venture or partnership in which Nayarit or any Subsidiary owns an interest, with respect to all or any portion of the Nayarit Real Property, in each case which is not or would not be fully covered by insurance, except as would not reasonably be expected to have a Material Adverse Effect.

(f)           There are no condemnation or eminent domain proceedings pending, or to Nayarit’s Knowledge, threatened against any Owned Real Property and, to Nayarit’s Knowledge, there are no condemnation or eminent domain proceedings pending or threatened against any Leased Real Property.

(g)          Neither Nayarit nor any Subsidiary has granted any Person a purchase option, right of first refusal, right of first offer or other right to purchase any Owned Real Property.

(h)          Neither Nayarit nor any Subsidiary has sent to any holder of any mortgage or other interest (secured or unsecured) in any Nayarit Real Property, nor has Nayarit or any Subsidiary received from any such holder, a notice of default under any financing, loan or other document or security agreement with respect to any Nayarit Real Property.

(i)           There are no finder’s fees, brokerage commissions or tenant improvement allowances outstanding with respect to any Nayarit Real Property.

(j)           There are no Tax certiorari or Tax appeal proceedings outstanding with respect to any Owned Real Property as of the date hereof.

(k)          Neither Nayarit nor any Subsidiary has assigned its interest as lessor or lessee under any Lease, other than to Nayarit or a Subsidiary or collateral assignments in connection with any existing financing of any Nayarit Real Property.

(l)           Nayarit and each Subsidiary have insurable and marketable title to all Owned Real Property subject to Permitted Encumbrances.  Neither Nayarit nor any Subsidiary has received notice of, or other writing referring to, any requirements or recommendations by any insurance company that has issued a policy covering any part of the Nayarit Real Property or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of the Nayarit Real Property, which repair or work has not been completed.

(m)         Nayarit has no Knowledge of any proceeding pending for the adjustment of the assessed valuation of all or any portion of any Nayarit Real Property or abatement with respect to all or any portion of the real estate taxes payable on any Nayarit Real Property.

(n)          The use and operation of the Nayarit Real Property in the conduct of the business of Nayarit and the Subsidiaries does not violate any instrument of record or agreement affecting such Owned Real Property, except for such violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Valid policies of title insurance have been issued insuring all fee simple title to the Owned Real Property, except where the failure of such policies to be in full force and effect would not reasonably be expected to have a Material Adverse Effect and such policies are in full force and effect.  No material claim has been made against any such policy.

(o)          All Nayarit Real Property and tangible personal property of each of Nayarit and the Subsidiaries is in generally good repair and is operational and usable in the manner in which it is currently being utilized, subject to normal wear and tear, technical obsolescence, repair or replacement.

2.20        Employee Matters.

(a)           There has been: (i) to the Knowledge of Nayarit, no labor union organizing or attempting to organize any employee of Nayarit or any Subsidiary into one or more collective bargaining units; and (ii) no labor dispute, strike, work slowdown, work stoppage, lock out or other collective labor action by or with respect to any employees, managers or consultants of Nayarit or any Subsidiary pending or, to Nayarit’s Knowledge, threatened against Nayarit or any Subsidiary.  Neither Nayarit nor any Subsidiary is a party to, or bound by, any collective bargaining agreement or other agreement with any labor organization applicable to the employees, managers or consultants of Nayarit or any Subsidiary and no such agreement is currently being negotiated.

(b)          Except as would not reasonably be expected to result in a Material Adverse Effect, Nayarit and each Subsidiary: (i) is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, including Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, (ii) has not received written notice, or to the Knowledge of Nayarit any other form of notice, that there is any unfair labor practice charge or complaint against Nayarit or any Subsidiary pending, (iii) is not liable for any arrears of wages or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice).  Except as would not reasonably be expected to have a Material Adverse Effect, there are no complaints, lawsuits, arbitrations, administrative proceedings, or other Actions pending or, to the Knowledge of Nayarit, threatened against Nayarit or any Subsidiary or any of their respective employees, managers, consultants or former employees brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, any class of the foregoing, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c)          Nayarit has provided Parent a list with the name, title and total annual compensation (including projected bonus or other incentive compensation for fiscal year 2010) of each employee and independent contractor of Nayarit and its Subsidiaries as of the date hereof.

(d)          Nayarit and its Subsidiaries are in compliance in all material respects with all applicable Laws, including Mexican labor Laws, respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, compensation and benefits, and wages and hours.  Neither Nayarit nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice).  There are no material Actions pending or, to the Knowledge of Nayarit, threatened between Nayarit or any of its Subsidiaries and any current or former employees of Nayarit or any of its Subsidiaries.

(e)          There has been no “mass layoff” or “plant closing” as defined by the United States Worker Adjustment Retraining Notification Act or similar state, local or foreign “plant closing” Law with respect to Nayarit or any of its Subsidiaries.

(f)           There has been and is no unfair labor practice complaint against Nayarit or any of its Subsidiaries pending or, to the Knowledge of Nayarit, threatened before any Governmental Authority, and no pending or, to the Knowledge of Nayarit, threatened arbitration arising out of any collective bargaining agreement.

(g)          All material amounts due from Nayarit and its Subsidiaries, or for which any material claim may be asserted against Nayarit and its Subsidiaries, on account of wages and other benefits have been paid or accrued as a liability on the books and records of each of Nayarit and its Subsidiaries.

(h)          Nayarit and its Subsidiaries are not liable for any material liabilities, judgments, arrearage of wages, fines or penalties for failure to comply with any applicable labor Laws.

2.21        Environmental Matters.  Except as set forth on Section 2.21 of the Nayarit Disclosure Schedules:

(a)          Neither Nayarit nor any Subsidiary is the subject of any pending Order, judgment or written claim asserted or arising under any Environmental Law that has or would reasonably be expected to have a Material Adverse Effect.

(b)          Neither Nayarit nor any Subsidiary has entered into any negotiations or agreements with any Person under any Environmental Law, which has or would reasonably be expected to have a Material Adverse Effect.

(c)          To the Knowledge of Nayarit, Nayarit and each Subsidiary, and the ownership and operation of all assets in which Nayarit or any Subsidiary has an ownership interest, are in compliance with all applicable Environmental Laws, including obtaining and complying with all permits or authorizations required pursuant to Environmental Laws, except where such failure to be comply with Environmental Laws would not reasonably be expected to have a Material Adverse Effect

(d)          To the Knowledge of Nayarit, there are no conditions existing on, in, at, under, or about or resulting from the past or present operations of Nayarit or any Subsidiary or any other party that may give rise to any on-site or off-site investigation or remedial obligations of Nayarit or any Subsidiary under any Environmental Laws, except where such investigation or remedial obligation would not reasonably be expected to have a Material Adverse Effect.

(e)          To the Knowledge of Nayarit, neither Nayarit nor any Subsidiary currently owns or operates, nor in the past has it owned or operated, any property that is on the United States Environmental Protection Agency’s National Priorities List or the Environmental Protection Agency’s CERCLIS list or any other comparable lists promulgated by any other comparable foreign Governmental Authority;

(f)           To the Knowledge of Nayarit, all Resource Conservation and Recovery Act “RCRA” regulated hazardous waste (or any other hazardous waste regulated by any comparable foreign Law) for which Nayarit or any Subsidiary was the generator, has been managed in compliance with the applicable provisions of RCRA (or such comparable foreign Law, as the case may be) and any other Environmental Laws.

(g)          To the Knowledge of Nayarit, no lien, deed notice or use restriction has been recorded pursuant to any Environmental Law with respect to the assets of Nayarit or any Subsidiary;

(h)          As used in this Agreement, the term “Environmental Laws” means all applicable: (i) federal or foreign statutes regulating or prescribing restrictions regarding the environment (air, water, land, animal and plant life), including but not limited to the following, as amended: the Clean Air Act (or other comparable foreign Law), Clean Water Act, Comprehensive Environmental Response (or other comparable foreign Law), Compensation and Liability Act (or other comparable foreign Law), Emergency Planning and Community Right-to-Know Act (or other comparable foreign Law), Endangered Species Act (or other comparable foreign Law), Hazardous Materials Transportation Act (or other comparable foreign Law), Migratory Bird Treaty Act (or other comparable foreign Law), National Environmental Policy Act, Occupational Safety and Health Act (or other comparable foreign Law), Oil Pollution Act of 1990 (or other comparable foreign Law), RCRA (or other comparable foreign Law), Safe Drinking Water Act (or other comparable foreign Law), Mine Safety and Health Act (or other comparable foreign Law) and Toxic Substances Control Act (or other comparable foreign Law); (ii) any applicable regulations promulgated pursuant to such federal statutes or other comparable foreign Law; (iii) any applicable state or provincial Law counterparts of such federal or other comparable foreign Law statutes and the regulations promulgated thereunder; and (iv) any other applicable state, provincial, local statutes, rules, regulations or ordinances, or tribal authority, regulating the use of or affecting the environment, each as currently in effect on the date of this Agreement.

(i)           Nayarit has provided to Parent information regarding all of Nayarit’s financial assurance obligations (including but not limited to any site restoration bonds and environmental risk insurance) required under Environmental Laws in connection with Nayarit’s and its Subsidiaries operations.

(j)           The transaction that is the subject of this Agreement will not require any notification to, or approval of, any Governmental Authority, either pursuant to Mexico’s General Law on the Prevention and Comprehensive Management of Waste (Ley General para la Prevención y Gestión Integral de los Residuos) and Mexico’s Regulations to the General Law on the Prevention and Comprehensive Management of Waste (Reglamento de la Ley General para la Prevención y Gestión Integral de los Residuos), or otherwise under applicable Environmental Laws.

2.22        Transactions with Affiliates.  Section 2.22 of the Nayarit Disclosure Schedules sets forth a true, correct and complete list of the contracts or arrangements in existence as of the date of this Agreement under which there are any existing or future liabilities or obligations between Nayarit or any Subsidiary, on the one hand, and, on the other hand, any: (i) present or former employee, manager, officer or director of Nayarit or any Subsidiary, or any family member of any of the foregoing or (ii) record or beneficial owner of more than five percent (5%) of Nayarit’s outstanding capital stock as of the date hereof (each, a “Nayarit Affiliate Transaction”).

2.23        Insurance.  Nayarit and each Subsidiary are covered by valid and currently effective insurance policies issued in favor of Nayarit or such Subsidiary that are customary for companies of similar size in the industry and locales in which Nayarit or such Subsidiary operates to insure their respective operations and the loss(es) therefrom.  Section 2.23 of the Nayarit Disclosure Schedules sets forth a true, correct and complete list of all material insurance policies, and their respective coverage amounts, premiums and deductibles, maintained by Nayarit or any Subsidiary.  With respect to each current insurance policy: (i) the policy is in full force and effect and all premiums due thereon have been paid, (ii) Nayarit or any Subsidiary, as applicable, is not in any material respect, in breach of or default under, and Nayarit or any Subsidiary, as applicable, has not taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of, any such policy, (iii) to the Knowledge of Nayarit, no insurer on any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation, and (iv) no notice of cancellation or termination has been received with respect to any such policy, and Nayarit knows of no reason any such insurance policy would be cancelled or modified in any material respect as a result of the transactions contemplated hereby.

2.24         Books and Records.  All of the books and records of Nayarit and the Subsidiaries are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practices and in accordance with applicable Laws and standard industry practices with regard to the maintenance of such books and records.  The records, systems, controls, data and information of Nayarit and the Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the control of Nayarit or the applicable Subsidiary.

2.25         Bankruptcy.  Neither Nayarit nor any Subsidiary has: (i) commenced a voluntary case, or had entered against it a petition, for relief under bankruptcy, liquidation, winding-up or similar legislation code or any similar petition, order or decree under any federal, provincial,  or state law or statute relative to bankruptcy, insolvency or other relief for debtors; (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, provincial,  state or foreign judicial or non judicial proceedings, to hold, administer or liquidate all or substantially all of its property; or (iii) made an assignment for the benefit of creditors.  Nayarit and the Subsidiaries are able to pay their debts as the same become due in the ordinary course of their respective business consistent with past practices.

2.26         Information Supplied.  None of the information supplied or to be supplied by Nayarit for inclusion or incorporation by reference in the Registration Statement, Proxy Statement, Nayarit Proxy Circular (as defined below) or any other report, form, registration, or other filing made with any Governmental Authority with respect to the transactions contemplated hereby will, at the date of filing of the Registration Statement or the date the Proxy Statement or Nayarit Proxy Circular is first mailed to Parent’s stockholders and the Nayarit Stockholders, as the case may be, or at the time of the Parent Stockholder Meeting (as defined in Section 5.7), or Nayarit Stockholder Meeting (as defined in Section 5.8), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  Notwithstanding the foregoing, Nayarit makes no representation, warranty or covenant with respect to any information supplied by Parent which is contained in the Registration Statement, Proxy Statement, Nayarit Proxy Circular or other filing made in connection with the transactions contemplated by this Agreement.

2.27         Illegal Payments.  Neither Nayarit nor any Subsidiary or, to the Knowledge of Nayarit, any officer, director, manager, agent or employee of Nayarit or any Subsidiary has: (a) used any funds of Nayarit or any Subsidiary for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any payment in violation of applicable Law to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Corruption of Foreign Officials Act (Canada), as amended; or (c) made any other payment in violation of applicable Law.

2.28         Notes and Accounts Receivable.  All notes and accounts receivable of Nayarit and the Subsidiaries are reflected properly on their books and records, are valid receivables and, to Nayarit’s Knowledge, will be collected in accordance with their terms at their recorded amounts subject to the allowances as set forth in the Nayarit Financials.

2.29         Money Laundering Laws.  The operations of Nayarit and the Subsidiaries are and have been conducted at all times in compliance with laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority and no action involving Nayarit or any Subsidiary with respect to such statutes, rules and regulations is pending or threatened.

2.30         Antitakeover Statutes.  The transactions contemplated by this Agreement are not subject to the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transactions,” “business combination” or other antitakeover Laws and regulations applicable to Nayarit or any Subsidiary.

2.31         Suppliers.  No supplier of Nayarit or any Subsidiary has cancelled or otherwise terminated any contract with Nayarit or any Subsidiary prior to the expiration of the contract term, or made any threat to Nayarit or any Subsidiary to cancel, reduce the supply or otherwise terminate its relationship with Nayarit or any Subsidiary, except for such cancellations or terminations that would not reasonably be expected to have a Material Adverse Effect.  Neither Nayarit nor any Subsidiary has: (i) breached any material agreement with or (ii) engaged in any fraudulent conduct with respect to, any supplier of Nayarit or any Subsidiary.

2.32         Negotiations.  Nayarit has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of any acquisition, merger, consolidation or sale of all or substantially all of the assets or equity interests of Nayarit or any Subsidiary with Persons other than Parent.

2.33         Mineral Rights.  Applying customary standards in the mining industry, each of Nayarit and the Subsidiaries has valid and sufficient registered title, free and clear of any title defect or Encumbrance, to its Mineral Rights and other properties (other than property as to which it is a lessee, in which case it has a valid leasehold interest) necessary to permit the conduct of their respective business and operations as currently conducted and as proposed to be conducted as disclosed by Nayarit in its public filings, except to the extent that a failure to do so would not constitute a Material Adverse Effect.  Section 2.33 of the  Nayarit Disclosure Schedules is a true and complete list of all the concessions, surface use agreements, option agreements and other rights of Nayarit and the Subsidiaries to conduct mining and mineral exploration and development (collectively, “Mineral Rights”) and related activities, and accurately depicts and describes the information therein, including geographic location, Mineral Right identification, type of Mineral Right, whether under application or granted, interest held, registered holder, approximate area covered, date granted (as applicable), date of expiry (as applicable), priority status (for applications), rent amount, all production royalty, net profits or proceed interests, and land and surface owners’ payments applicable thereto, and Section 2.33 of the Nayarit Disclosure Schedules details all Encumbrances respecting such Mineral Rights.  Except as disclosed in Section 2.33 of the Nayarit Disclosure Schedules, Nayarit or its Subsidiaries are in exclusive possession of the included properties, Nayarit nor any of its Subsidiaries have not received any notice of default of any of the terms or provisions of such Mineral Rights or related contracts, such Mineral Rights and related contracts are valid and are in full effect, and Nayarit and its Subsidiaries have timely performed all obligations thereunder, and Nayarit has no Knowledge of any act or omission or any condition on such properties which could be considered or construed as a default under any such Mineral Rights or related contract.

2.34        Mining Reports.

(a)           The information set forth in the SRK Consulting Preliminary Economic Assessment report regarding the mineral resources and reserves, mineral exploration and mining assets, properties and projected financial analysis of current and future operations of Nayarit, its Subsidiaries and their respective mine assets provided to Parent is accurate in all material respects at the Effective Time and did not omit any material fact required to make such information accurate.  All information contained in the SRK Consulting Preliminary Economic Assessment report was prepared and furnished in accordance with appropriate industry standards and good industry practices, including, without limitation, historical development, reserve and resource estimates, project development costs, ownership costs, operation costs, production costs and all other costs associated with the development of Nayarit’s and its Subsidiaries’ mining assets.

(b)           The information relating to estimates in the Nayarit Public Disclosure Record of mineral resources has been prepared in accordance with Canada National Instrument 43-101 Standards of Disclosure for Mineral Projects, in all material respects and in accordance with generally accepted engineering practices, and the information prepared by Nayarit, upon which estimates of resources were based, is, as of the date hereof and the Closing Date, complete and accurate in all material respects and there have been no changes to such information since the date of delivery or preparation thereof which would reasonably be expected to have a Material Adverse Effect.  With respect to information not prepared by Nayarit, upon which estimates of resources were based, such information is, to Nayarit’s Knowledge, as of the date hereof and the Closing Date, complete and accurate in all material respects, and to Nayarit’s Knowledge, there have been no changes to such information which would reasonably be expected to have a Material Adverse Effect.

2.35        Public Filings. Nayarit has filed all documents required to be filed by it in accordance with applicable Canadian Securities Laws with the applicable Canadian Securities Authorities and the TSXV.  Except as disclosed by Nayarit in the Nayarit Public Disclosure Record, all such documents and information comprising the Nayarit Public Disclosure Record, as of their respective dates (and the dates of any amendments thereto), (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and (ii) complied in all material respects with the requirements of applicable Canadian Securities Laws, and any amendments to the Nayarit Public Disclosure Record required to be made have been filed on a timely basis with the Canadian Securities Authorities and the TSXV. Nayarit has not filed any confidential material change reports with any Canadian Securities Authorities that, at the date of this Agreement, remain confidential.  There are no outstanding or unresolved comments in comment letters received from any Canadian Securities Authority and any exchange staff with respect to the Nayarit Public Disclosure Record.  To the Knowledge of Nayarit, none of the filings comprising the Nayarit Public Disclosure Record is the subject of ongoing review, comment or investigation by any Canadian Securities Authority or the TSXV.For the purposes of this Agreement, the term “Canadian Securities Laws” means the Securities Act (Ontario) and the equivalent legislation of the other applicable  provinces of Canada and the applicable rules and regulations promulgated thereunder; the term “Canadian Securities Authorities” means the Ontario Securities Commission (“OSC”) and other applicable securities regulatory authorities of the provinces of Canada, the term “TSXV” means the TSX Venture Exchange; and the term “Nayarit Public Disclosure Record” means all forms, reports, schedules, statements and other documents (i) required to be filed with all applicable Canadian Securities Authorities, the TSXV by Nayarit since January 1, 2005, and (ii) all forms, reports, schedules, statements and other documents filed with all applicable Canadian Securities Authorities by Nayarit accessible to the public on SEDAR.

2.36         Reporting Status.  Nayarit is a reporting issuer or its equivalent in the provinces of British Columbia, Alberta and Ontario.  The Nayarit Common Shares are listed on the TSXV.

2.37         No Cease Trade. Nayarit is not subject to any cease trade or other order of any applicable stock exchange or Canadian Securities Authority and, to the Knowledge of Nayarit, no investigation or other proceedings involving Nayarit which may operate to prevent or restrict trading of any securities of Nayarit are currently in progress or pending before any applicable stock exchange or Canadian Securities Authority.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT

Except as (i) disclosed in, and reasonably apparent from, Parent’s annual report on Form 10-K for the year ended October 14, 2009, Parent’s quarterly reports on Form 10-Q for the quarters ended July 31, 2009, January 31, 2009 and April 30, 2009 and the Company’s Current Reports on Form 8-K filed with the SEC on January 23, 2009, February 5, 2009, March 13, 2009, April 1, 2009, April 3, 2009, June 23, 2009, July 24, 2009, September 3, 2009, September 18, 2009, September 23, 2009, October 15, 2009, October 29, 2009 and November 6, 2009 (excluding any amendments thereto filed after the date hereof and any disclosures set forth in any risk factor section and in any section relating to forward-looking statements to the extent that they are cautionary, predictive or forward-looking in nature), or (ii) disclosed in a correspondingly numbered section of the disclosure schedule (the “Parent Disclosure Schedule”) which schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article III, or to one or more of Parent’s covenants contained herein, (provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of any information in the Parent Disclosure Schedule shall not be deemed an admission that any information contained therein describes or represents a material exception or material fact, event or circumstance or that any exception, fact, event or circumstance described in any such information has had or would be reasonably likely to have a Material Adverse Effect), Parent hereby represents and warrants to Nayarit as follows:

3.1          Due Organization and Good Standing.  Parent is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  Parent is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a Material Adverse Effect.  Parent has heretofore made available to Nayarit accurate and complete copies of Parent’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and bylaws (the bylaws and the Certificate of Incorporation, collectively, the “Parent Organizational Documents”), each as currently in effect.  Parent is not in violation of any provision of the Parent Organizational Documents.

3.2          Capitalization of Parent.

(a)           Taking into effect the Reverse Split, the authorized capital stock of Parent consists of 75,000,000 shares of Parent Common Stock of which there are, as of the date of this Agreement, 48,497,655 shares of Parent Common Stock outstanding.  No other shares of Parent Common Stock are issued or outstanding.  Taking into effect the Reverse Split, as of the date of this Agreement, no shares of Parent Common Stock were reserved for issuance except for an aggregate of 1,662,500 shares of Parent Common Stock reserved for issuance upon exercise of the issued and outstanding options to purchase shares of Parent Common Stock (the “Parent Stock Options”) under Parent’s equity incentive plan, dated December 13, 2006, adopted by Parent and subsequently approved by Parent’s stockholders (the “Parent Stock Plan”) and 150,000 shares of Parent Common Stock reserved for issuance upon exercise of warrants to purchase shares of Parent Common Stock under the Warrant Agreement by and between Parent and Standard Bank Plc, dated as of July 10, 2008.  All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

(b)           Except as set forth in Section 3.2(b) of the Parent Disclosure Schedule, there are no outstanding bonds, debentures, notes, debt securities or other indebtedness for borrowed money of Parent having the right to vote (or convertible into or exercisable or exchangeable for securities having the right to vote) on any matters on which the stockholders of Parent may vote.  Section 3.2(b) of the Parent Disclosure Schedule sets forth a true and complete list of all indebtedness for borrowed money of Parent outstanding on the date of this Agreement.

(c)           Except as set forth in paragraph (a) and (b) above, there are no issued, outstanding or authorized securities (including securities convertible into or exercisable or exchangeable for shares of capital stock or other equity or voting securities) of Parent and (except for the issuance of the Amalgamation Consideration contemplated by this Agreement) there are no options, warrants, calls, rights (including “phantom” stock or stock appreciation rights), commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Parent (or securities convertible into or exercisable or exchangeable for shares of capital stock or other equity or voting securities) or obligating Parent to issue, grant, extend or enter into any such option, warrant, call, right, commitment, agreement, arrangement or undertaking.  Except as contemplated by this Agreement, there are no outstanding contractual obligations, commitments, understandings or arrangements of Parent to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock or other equity or voting securities of Parent or other agreements or arrangements with or among any securityholders of Parent with respect to securities of Parent.

3.3           Subsidiaries.  Except for all of the common stock of Minera Santa Rita S. de R.L. de C.V., Oro De Altar S. de R.L. de C.V. and Leadville Mining and Milling Holding Company, Parent does not as of the date hereof own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

3.4           Authorization; Binding Agreement.  Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (i) have been duly and validly authorized by the Board of Directors of Parent, and (ii) no other corporate proceedings on the part of Parent are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby, other than receipt of the Required Parent Vote.  The affirmative vote of the stockholders of Parent holding at least a majority of the issued and outstanding Parent Common Stock of Parent (the “Required Parent Vote”) is necessary to approve the Parent Proxy Matters (as defined in Section 5.5). This Agreement has been duly and validly executed and delivered by Parent and (assuming the due authorization, execution and delivery hereof by Nayarit) constitutes the legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject to the Enforceability Exceptions.

3.5           Governmental Approvals.  No Consent of or with any Governmental Authority on the part of Parent is required to be obtained or made in connection with the execution, delivery or performance by Parent of this Agreement or the consummation by Parent of the transactions contemplated hereby other than (i) the filing of the Articles  of Amalgamation under the OBCA, (ii) such filings as may be required with the SEC and foreign and state securities Laws administrators, (iii) pursuant to Antitrust Laws (if applicable) and (iv) those Consents that, if they were not obtained or made, would not reasonably be expected to have a Material Adverse Effect.

3.6          No Violations or Conflicts.  Except as set forth in Section 3.6 of the Parent Disclosure Schedule, the execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby, and compliance by Parent with any of the provisions hereof, will not (i) conflict with or violate any provision of the Parent Organizational Documents, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, amendment or acceleration) under, any Parent Material Contract to which Parent is a party or by which its assets are bound, (iii) result (immediately or with the passage of time or otherwise) in the creation or imposition of any Encumbrance upon any of the properties, rights or assets of Parent, or (iv) subject to obtaining the Consents from Governmental Authorities, and the waiting periods referred to therein having expired, and any condition precedent to such Consent having been satisfied, conflict with, contravene or violate in any respect any Law to which Parent or any of its assets or properties is subject, except, in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing that would not reasonably be expected to have a Material Adverse Effect.

3.7          SEC Documents; Internal Controls; SEC Foreign Issuer.

(a)  Parent has filed with the Securities Exchange Commission (“SEC”) and the OSC and made available to Nayarit all forms, reports, schedules, registration statements and other documents required to be filed or furnished by Parent with the SEC or the OSC since March 22, 2006 (collectively, and in each case including all certifications, exhibits and schedules thereto and documents incorporated by reference therein, the “Public Reports”).  As of their respective dates of filing or furnishing (or, if amended or superseded by a subsequent filing or furnishment prior to the date hereof, as of the date of such subsequent filing or furnishment), the Public Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “U.S. Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and/or the Sarbanes-Oxley Act of 2002, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Public Reports, and applicable Canadian securities Laws, and none of the Public Reports when filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there are no outstanding comments from or unresolved issues raised by the SEC or the OSC with respect to any of the Public Reports.  Parent is a “reporting issuer” under applicable Canadian securities Laws and is not in default of any material requirements of any applicable Canadian securities Laws.

(b)  Except as set forth in Section 3.7(b) of the Parent Disclosure Schedule, Parent has timely filed all forms, reports, schedules and other documents, together with any amendments required to be made with respect thereto, that they were required to file since September 22, 2005 with any Governmental Authority (other than Public Reports) and have paid all fees and assessments due and payable in connection therewith.  Except for normal examinations conducted by a Governmental Authority in the regular course of the business of Parent, no Governmental Authority has initiated any Action or, to the Knowledge of Parent, threatened an investigation into the business or operations of Parent since September 22, 2009.  There is no material unresolved violation or exception by any Governmental Authority with respect to any report, form, schedule or other document filed by, or relating to any examinations by any such Governmental Authority of Parent.

(c)  Since July 31, 2009 to the date of this Agreement (i) to the Knowledge of Parent, no director, officer, employee, auditor, accountant or representative of Parent has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or its internal accounting controls, including any material complaint, allegation, assertion or claim that Parent has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Parent, whether or not employed by Parent, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the Board of Directors of Parent or any committee thereof or to any director or officer of Parent.

3.8          Absence of Undisclosed Liabilities.  Parent has not incurred any liabilities or obligations of the type required to be reflected on a balance sheet in accordance with United States GAAP that are not adequately reflected or reserved on or provided for in the Public Reports, other than liabilities of the type required to be reflected on a balance sheet in accordance with United States GAAP that would not reasonably be expected to have a Material Adverse Effect..

3.9          Compliance with Laws.   Parent is in compliance with all Laws applicable to it and the conduct of its business as currently conducted and as proposed to be conducted following consummation of the Amalgamation.  Parent is not in conflict with, or in default or violation of, nor has it received any notice of any conflict with, or default or violation of, (A) any applicable Law by which Parent or any of its property or assets is bound or affected, or (B) any Parent Material Contract to which Parent is a party or by which Parent or any property, asset or right of Parent is bound or affected, except, in each case, for any such conflicts, defaults or violations that would not reasonably be expected to have a Material Adverse Effect.

3.10        Regulatory Agreements; Permits.

(a)           There are no (1) except for The Standard Bank Plc mandates, written agreements, consent agreements, memoranda of understanding, commitment letters, cease and desist orders, or similar undertakings to which Parent is a party, on the one hand, and any Governmental Authority is a party or addressee, on the other hand, (2) Orders or directives of or supervisory letters from a Governmental Authority specifically with respect to Parent or any property or asset owned by Parent, or (3) resolutions or policies or procedures adopted by Parent at the request of a Governmental Authority, that (A) limit in any material respect the ability of Parent to conduct its business as currently being conducted or (B) in any manner relate to the ability of Parent to pay dividends or otherwise materially restrict the conduct of business of Parent in any respect.

(b)           Except for updated certificates on concessions, Parent holds all material permits, licenses, franchises, grants, authorizations, consents, exceptions, variances, exemptions, orders and other governmental authorizations, certificates, consents and approvals necessary to lawfully conduct its business as presently conducted and to own, lease and operate its assets and properties (collectively, the “Parent Permits”), all of which are in full force and effect, and no suspension, non-renewal, amendment, restriction, limitation or cancellation of any of the Parent Permits is pending or, to the Knowledge of Parent, threatened, except where the failure of any of the Parent Permits to be in full force and effect, or the suspension or cancellation of any of the Parent Permits, would not reasonably be expected to have a Material Adverse Effect.  To the Knowledge of Parent, no facts or circumstances exist that would reasonably be expected to impact Parent’s ability to obtain any material Parent Permit in the future as may be necessary for Parent to continue its operations as currently contemplated.  Parent is not in violation in any material respect of the terms of any Parent Permit.

3.11        Absence of Certain Changes.  Except for the transactions contemplated by this Agreement and except as set forth in Section 3.11 of the Parent Disclosure Schedules, Parent has conducted its businesses in the ordinary course of business consistent with past practice and there has not been any fact, change, effect, occurrence, event, development or state of circumstances that has had or would reasonably be expected to have a Material Adverse Effect.

3.12        Taxes and Returns.  Except as would not reasonably be expected to have a Material Adverse Effect:

(a)           Parent has or will have timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it (taking into account all available extensions), which such Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Public Reports have been established in accordance with United States GAAP.  Section 3.12 of the Parent Disclosure Schedules sets forth each jurisdiction where Parent files or is required to file a Tax Return.  There are no claims, assessments, audits, examinations, investigations or other proceedings pending against Parent in respect of any Tax, and Parent has not been notified in writing of any proposed Tax claims or assessments against Parent (other than, in each case, claims or assessments for which adequate reserves in the Public Reports have been established in accordance with United States GAAP or are immaterial in amount).  There are no material Encumbrances with respect to any Taxes upon any of Parent’s assets, other than (i) Taxes, the payment of which is not yet due, or (ii) Taxes or charges being contested in good faith by appropriate proceedings and for which adequate reserves in the Public Reports have been established in accordance with United States GAAP.  Parent does not have any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes.  There are no outstanding requests by Parent for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(b)           Parent has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which Parent is the common parent corporation) qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code (i) within the two-year period ending on the date hereof or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Amalgamation.

(c)           Parent is not or (i) has been at any time within the five-year period ending on the date hereof a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and (ii) has ever been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which Parent is or was the common parent corporation.

(d)           Parent has not made any change in accounting method or received a ruling from, or signed an agreement with, any taxing authority.

(e)           Parent is not a party to any contract, agreement, plan or arrangement that, individually or collectively, could reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code.

(f)           Parent has not participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in Treasury Regulation Section 1.6011-4.

(g)          Since September 30, 2009, Parent has not: (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund, or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax liability or refund.

3.13        Restrictions on Business Activities.  Except for The Standard Bank Plc mandates, there is no agreement or Order binding upon Parent which has or could reasonably be expected to have the effect of prohibiting, preventing, restricting or impairing in any respect any business practice of Parent as its business is currently conducted, any acquisition of property by Parent, the conduct of business by Parent as currently conducted, or restricting in any material respect the ability of Parent from engaging in business as currently conducted or from competing with other parties, except where such agreement or Order would not be reasonably expected to have a Material Adverse Effect.

3.14        Employee Benefit Plans.  Except as set forth on Section 3.14 of the Parent Disclosure Schedules, Parent does not maintain, and has no liability under, any Benefit Plan, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Parent, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

3.15        Employee Matters.

(a)           There has been: (i) to the Knowledge of Parent, no labor union organizing or attempting to organize any employee of Parent into one or more collective bargaining units; and (ii) no labor dispute, strike, work slowdown, work stoppage, lock out or other collective labor action by or with respect to any employees, managers or consultants of Parent pending or, to Parent’s Knowledge, threatened against Parent.  Parent is not a party to, or bound by, any collective bargaining agreement or other agreement with any labor organization applicable to the employees, managers or consultants of Parent and no such agreement is currently being negotiated.

(b)           Except as would not reasonably be expected to result in a Material Adverse Effect, Parent: (i) is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, including Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, (ii) has not received written notice, or to the Knowledge of Parent any other form of notice, that there is any unfair labor practice charge or complaint against Parent pending, (iii) is not liable for any arrears of wages or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice).  Except as would not reasonably be expected to have a Material Adverse Effect, there are no complaints, lawsuits, arbitrations, administrative proceedings, or other Actions pending or, to the Knowledge of Parent, threatened against Parent or any of its employees, managers, consultants or former employees brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, any class of the foregoing, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c)           There has been and is no unfair labor practice complaint against Parent pending or, to the Knowledge of Parent, threatened before any Governmental Authority, and no pending or, to the Knowledge of Parent, threatened arbitration arising out of any collective bargaining agreement.

(d)           All material amounts due from Parent, or for which any material claim may be asserted against Parent, on account of wages and other benefits have been paid or accrued as a liability on the books and records of Parent.

(e)           Parent is not liable for any material liabilities, judgments, arrearage of wages, fines or penalties for failure to comply with any applicable labor Laws.

3.16        Material Contracts.

(a)           Except as set forth in the Public Reports filed prior to the date hereof, there are no contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, license, permit, franchise, purchase orders, sales orders or other understandings, commitments or obligations (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which Parent is a party or by or to which any of the properties or assets of Parent may be bound, subject or affected, which either (i) creates or imposes a liability greater than $100,000, or (ii) may not be cancelled by Parent on less than 60 days’ prior notice (the “Parent Material Contracts”).  All Parent Material Contracts have been made available to Nayarit, and are set forth in Section 3.16(a) of the Parent Disclosure Schedules other than those that are exhibits to the Public Reports.

(b)           With respect to each Parent Material Contract: (i) the Parent Material Contract was entered into at arms’ length and in the ordinary course of business consistent with past practices; (ii) the Parent Material Contract is legal, valid, binding and enforceable in all material respects against Parent and, to Parent’s Knowledge, the other party thereto, and in full force and effect (except as such enforcement may be limited by the Enforceability Exceptions); (iii) Parent is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by Parent, or permit termination or acceleration by the other party, under the Parent Material Contract; and (iv) to Parent’s Knowledge, no other party to the Parent Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by Parent, under any Parent Material Contract.

3.17         Litigation.  There is no Action pending or, to the Knowledge of Parent, threatened before any arbitrator, agency, court or tribunal, foreign or domestic, or, to the Knowledge of Parent, threatened against Parent or any of its properties, rights or assets or, any of its officers, directors, partners, managers or members (in their capacities as such).  There is no Order binding against Parent or any of its properties, rights or assets or any of its officers, directors, partners, managers or members (in their capacities as such).  There is no material Action that Parent has pending against other parties.

3.18         Transactions with Affiliates.  Section 3.18 of the Parent Disclosure Schedules sets forth a true, correct and complete list of the contracts or arrangements that are in existence as of the date of this Agreement under which there are any existing or future liabilities or obligations between Parent, on the one hand, and, on the other hand, any (i) present or former director, officer, employee or Affiliate of Parent, or any family member of any of the foregoing, or (ii) record or beneficial owner of more than five percent (5%) of the outstanding Parent Common Stock as of the date hereof (each, a “Parent Affiliate Transaction”).

3.19         Books and Records.  All of the books and records of Parent are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practices and in accordance with applicable Laws and standard industry practices with regard to the maintenance of such books and records.  The records, systems, controls, data and information of Parent are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the control of Parent.

3.20         Information Supplied.  None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (a) any Current Report on Form 8-K or any other report, form, registration, or other filing made with any Governmental Authority with respect to the transactions contemplated hereby or (b) the Registration Statement, Proxy Statement or Nayarit Proxy Circular (with respect to information regarding Parent) will, at the date it is first mailed to Parent’s stockholders or at the time of the Stockholder Meeting, or Nayarit Stockholder Meeting, respectively, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied by Nayarit which is contained in the Registration Statement, Proxy Statement or Nayarit Proxy Circular.

3.21         Intellectual Property.  Other than as set forth in the Public Reports, domain names and off-the-shelf software, Parent does not own, license or otherwise have any right, title or interest in any Intellectual Property.

3.22         Real Property.  Other than as set forth in the Public Reports, Parent does not own or lease any real property, and has no commitments or obligations to purchase or lease real property either prior to or after the Effective Time.

3.23         Environmental Matters.  Except as set forth in the Public Reports or for such matters that are not reasonably expected to have a Material Adverse Effect, Parent: (i) has, to the Knowledge of Parent, complied with all applicable Environmental Laws; (ii) has not received any notice, demand, letter, claim or request for information alleging that Parent may be in violation of or liable under any Environmental Law; and (iii) is not subject to any Order or other arrangement with any Governmental Authority or subject to any indemnity or other agreement with any third party relating to Liability under any Environmental Law.

3.24         Insurance.  Set forth on Section 3.24 of the Parent Disclosure Schedules sets forth a correct and complete list of all material insurance policies issued in favor of Parent, or pursuant to which Parent is a named insured or otherwise a beneficiary.  With respect to each such insurance policy: (i) the policy is in full force and effect and all premiums due thereon have been paid and (ii) Parent is not in any material respect, in breach of or default under, and Parent has not taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of, any such policy.

3.25         Bankruptcy.  Parent has not: (i) commenced a voluntary case, or had entered against it a petition, for relief under the federal bankruptcy code or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors; (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property; or (iii) made an assignment for the benefit of creditors.

3.26         TSX/OTCBB Quotation.  The Parent Common Stock is traded in Canada on the Toronto Stock Exchange (“TSX”) and simultaneously in the United States of America listed for trading on the Over the Counter Bulletin Board (the “OTCBB”).  There is no action or proceeding pending or, to Parent’s Knowledge, threatened against Parent by the TSX or OTCBB with respect to any intention by such entity to prohibit or terminate the trading or quotation of Parent’s  Common Stock on the TSX or OTCBB, respectively.

ARTICLE IV

COVENANTS

               4.1           Conduct of Business of Nayarit.

 (a)           Unless Parent shall otherwise consent in writing (such consent not to be unreasonably withheld), during the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement or as set forth on Section 4.1 of the Nayarit Disclosure Schedules:

(i)           Nayarit and the Subsidiaries shall conduct their respective business, in all material respects, in the ordinary course of business consistent with past practice;

(ii)          Nayarit and the Subsidiaries shall use commercially reasonable efforts consistent with the foregoing to preserve intact, in all material respects, its business organization, to keep available the services of its managers, directors, officers, key employees and consultants, to maintain, in all material respects, existing relationships with all Persons with whom it does significant business, and to preserve the possession, control and condition of its assets;

(iii)         Nayarit and the Subsidiaries shall use commercially reasonable efforts to keep all of the Mineral Rights, the Nayarit Permits and the Nayarit Material Contracts in good standing and in full force and effect and use commercially reasonable efforts to continue to maintain, in all material respects, its respective assets, properties, rights and operations in accordance with present practice in a condition suitable for their current use; and

(iv)         Nayarit and the Subsidiaries shall use commercially reasonable efforts consistent with the foregoing to conduct its business in compliance with applicable Laws in all material respects, and to preserve intact the business organization of Nayarit and the Subsidiaries.

(b)           Without limiting the generality of the foregoing clause (a), except as set forth on Section 4.1 of the Nayarit Disclosure Schedules, during the period from the date of this Agreement to the Effective Time, and other than as contemplated hereby, neither Nayarit nor any Subsidiary will (except as specifically contemplated by the terms of this Agreement), without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed):

(i)           amend, waive or otherwise change, in any respect, its constating documents or other organizational documents or enter into any stockholder, membership, partnership or other agreement;

(ii)          authorize for redemption or issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any Nayarit Common Shares, any shares of capital stock or other securities or other equity interests or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell Nayarit Common Shares, any shares of capital stock or other securities or other equity interests, including any securities convertible into or exchangeable for Nayarit Common Shares or equity interests in any Subsidiary or decrease or increase the number of authorized shares of Nayarit Common Shares or equity interests in any Subsidiary;

(iii)         split, combine, recapitalize or reclassify any of the Nayarit Common Shares or equity interests in any Subsidiary or issue any other securities in respect thereof, or declare, pay or set aside any distribution or other dividend (whether in cash, equity or property or any combination thereof) in respect of the Nayarit Common Shares or equity interests in any Subsidiary, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of the Nayarit Common Shares or equity interests in any Subsidiary;

(iv)         incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), make a loan or advance to or investment in any third party, or guarantee or endorse any indebtedness, liability or obligation of any Person;

(v)          increase the wages, salaries or compensation of any of its current or former consultants, officers, managers or directors by more than five percent (5%), or increase bonuses for the foregoing individuals in an aggregate amount greater than one hundred twenty percent (120%) of the amounts paid to such individuals in the previous calendar year, or increase other benefits of any of the foregoing individuals, or enter into, establish, amend or terminate any Nayarit Benefit Plan or any other employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity or equity-related, pension, retirement, consulting, vacation, severance, separation, termination, deferred compensation, fringe, perquisite or other compensation or benefit plan, policy, program, agreement, trust, fund or other arrangement with, for or in respect of any current or former consultant, officer, manager or director or terminate the employment of any senior executive, in each case other than in the ordinary course of business consistent with past practice or other than as required by applicable Law or pursuant to the terms of any Nayarit Benefit Plan or Nayarit Material Contract in effect on the date of this Agreement;

(vi)         make or rescind any material election relating to Taxes, settle any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or Canadian GAAP;

(vii)        transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any of Intellectual Property owned or licensed by Nayarit, other than nonexclusive licenses, or disclose to any Person who has not entered into a confidentiality agreement any material trade secrets;

(viii)       terminate or waive or assign any material right under any Nayarit Material Contract or enter into any Nayarit Material Contract or fail to perform any material term or obligation of a Nayarit Material Contract;

(ix)         establish any subsidiary or enter into any new line of business;

(x)           make any capital expenditures, or commit to make capital expenditures for any period following the Effective Time;

(xi)         fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(xii)        fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to the assets, operations and activities of Nayarit or any Subsidiary in an amount and scope of coverage as are currently in effect;

(xiii)       other than as required to be in compliance with Canadian Securities Authorities rules and regulations or with Canadian GAAP, or as approved by Nayarit’s outside auditors, revalue any of its material assets or make any change in accounting methods, principles or practices;

(xiv)       waive, release, assign, settle or compromise any Action (including any third-party Action relating to this Agreement or the transactions contemplated hereby, including the Amalgamation), or otherwise pay, discharge or satisfy any claims, liabilities or obligations other than in the ordinary course of business consistent with past practice, unless such amount has been reserved in the Nayarit Financials;

(xv)        acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof;

(xvi)       adopt a plan of complete or partial liquidation, winding up, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, except as otherwise permitted hereunder;

(xvii)      voluntarily incur any material liability or obligation (whether absolute, accrued, contingent or otherwise);

(xviii)     sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xix)        take any action that would reasonably be expected to delay or impair the obtaining of any consents or approvals of any Governmental Authority to be obtained in connection with this Agreement;

(xx)         enter into, amend, waive or terminate (other than terminations in accordance with their terms) any Nayarit Affiliate Transaction;

(xxi)        enter into any Benefit Plan or any employment, severance, or change of control agreement;

(xxii)       notwithstanding anything to the contrary set forth in this Section 4.1, sell, lease, transfer, mortgage, encumber (other than Permitted Encumbrances) or otherwise dispose of any (i) exploration and option agreements over mining concessions owned by third parties and similar agreements granting Nayarit and/or its Subsidiaries any right to carry out mining related activities over mining lots and/or granting an option to acquire such mining concessions, (ii) concessions or options over mining concessions or (iii) any Owned Real Property;

(xxiii)      sell, lease, transfer, mortgage, encumber (other than Permitted Encumbrances) or otherwise dispose of any of its assets or properties to any Person; or

(xxiv)    authorize or agree orally or in writing to do any of the foregoing actions.

4.2           Access and Information; Confidentiality.

(a)           Between the date of this Agreement and the Effective Time, each Party shall give, and shall direct its accountants and legal counsel to give, the other Party and its officer, manager, director, employee, accountant, consultant, legal counsel, financial advisor, agent or other representative (collectively, the “Representatives”), at reasonable times and upon reasonable intervals and notice, access to all offices and other facilities and to all employees, properties, contracts, agreements, commitments, books and records of or pertaining to such Party and its subsidiaries (including Tax Returns, internal work papers, client files, client contracts and director service agreements) and such financial and operating data and other information, all of the foregoing as the requesting Party or its Representatives may reasonably request regarding such Party’s business, assets, liabilities, employees and other aspects (including unaudited financial statements, including a consolidated quarterly balance sheet and income statement, in the form such financial statements have been delivered to the other Party prior to the date hereof) and instruct such Party’s Representatives to cooperate with the requesting Party in its investigation (including by reading available independent public accountant’s work papers) and to provide a copy of, or make available, each material report, schedule and other document filed or received pursuant to the requirements of applicable securities Laws; provided that the requesting Party shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Party providing such information.  Parent agrees to indemnify and hold Nayarit and its Subsidiaries harmless from any and all claims and liabilities, including costs and expenses for loss, injury to or death of any Representative of Parent and any loss, damage to or destruction of any property owned by Nayarit or its Subsidiaries or others (including claims or liabilities for loss of use of any property) resulting directly or indirectly from the action or inaction of any of Parent’s Representatives (and not resulting from the negligence or willful misconduct of Nayarit, it Subsidiaries or their respective directors, managers, officers, employees and agents) during any visit to the business or property sites of Nayarit or its Subsidiaries prior to the completion of the Amalgamation, whether pursuant to this Section 4.2 or otherwise.  Nayarit agrees to indemnify and hold Parent harmless from any and all claims and liabilities, including costs and expenses for loss, injury to or death of any Representative of Nayarit and any loss, damage to or destruction of any property owned by Parent or others (including claims or liabilities for loss of use of any property) resulting directly or indirectly (and not resulting from the gross negligence or willful misconduct of Parent or its directors, officers, employees and agents) from the action or inaction of any of Nayarit’s Representatives during any visit to the business or property sites of Parent prior to the completion of the Amalgamation, whether pursuant to this Section 4.2 or otherwise.

(b)           The terms and conditions of this Agreement and the Amalgamation Agreement are strictly confidential and the Parties hereby agree that they and their respective Representatives shall not disclose to the public or to any third party the existence or terms of this Agreement and the Amalgamation Agreement other than with the express prior written consent of the other Party, except as the Parties may otherwise agree or as may be required by applicable Law, rule or regulation, or at the request of any Governmental Authority having jurisdiction over a Party or any of its Representatives or Affiliates (including, without limitation, the rules or regulations of the SEC), or as may be required to defend any Action brought against such Party in connection with this Agreement and the Amalgamation Agreement.  If a Party is so required to make such a disclosure, it must first provide to the other Party the content of the proposed disclosure, the reasons the disclosure is required, and the time and place that the disclosure will be made.  In such event, the Parties will work together to draft a disclosure which is acceptable to both Parties.

(c)             If a Party is required by applicable Laws or stock exchange listing requirements to make public disclosure regarding the transactions contemplated by this Agreement and the Amalgamation Agreement, it shall provide the other Party with a draft of the proposed disclosure and, to the extent practical, obtain the consent of the other Party prior to such disclosure.

4.3           No Solicitation.

(a)           For purposes of this Agreement, “Acquisition Proposal” means (other than the Amalgamation) any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group, at any time relating to a merger, take-over bid, amalgamation, plan of arrangement, reorganization, recapitalization, consolidation, asset sale, share exchange, business combination or similar transaction, including any single or multi-step transaction or series of related transactions involving Nayarit, its Subsidiaries or Parent, on the one hand, and any third party, on the other hand, or acquisition or purchase of assets of or by Nayarit, its Subsidiaires or Parent representing 50% or more of such Person’s assets or business.  Without limiting the foregoing, the term Acquisition Proposal includes any inquiry, proposal or offer made or received by Nayarit, its Subsidiaries or Parent or any indication of interest in same by Nayarit, its Subsidiaries or Parent to any third-party at any time relating to a merger, take-over bid, amalgamation, plan of arrangement, reorganization, recapitalization, consolidation, asset sale, share exchange, business combination or similar transaction, including any single or multi-step transaction or series of related transactions with Nayarit, its Subsidiaries or Parent or any of their respective Affiliates.

(b)           In order to induce each Party to continue to expend management time and financial resources in furtherance of the transactions contemplated hereby, from the date hereof until the earlier of (x) the Effective Date or (y) termination of this Agreement pursuant to Section 7.1, none of Nayarit, any Subsidiary or Parent shall (unless otherwise required by applicable Law), directly or indirectly, and shall not, directly or indirectly, authorize or permit any of its Representative to: (i) solicit, encourage, assist, initiate or facilitate the making, submission or announcement of any Acquisition Proposal, (ii) furnish any non-public information regarding Nayarit, any Subsidiary or Parent or the Amalgamation to any Person or group (other than a Party to this Agreement or their Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage, participate in or continue discussions or negotiations with any Person or group with respect to, or which could be expected to lead to, an Acquisition Proposal, (iv) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the approval of this Agreement or the Amalgamation or the recommendation by the Board of Directors of Nayarit or Parent that its stockholders adopt the Amalgamation Agreement, (v) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (vi) discuss, negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vii) release any third party from, or waive any provision of, any confidentiality agreement to which Nayarit, any Subsidiary or Parent is a party.  Notwithstanding the foregoing, this Section 4.3 shall not prevent or restrict the directors of Nayarit or Parent from considering or negotiating any unsolicited bona fide Acquisition Proposal that may be a Superior Proposal or from considering, negotiating, approving, recommending to the Nayarit Stockholders or the stockholders of Parent or entering into an agreement in respect of a Superior Proposal from any Person if the directors of Nayarit or Parent determine in good faith after consulting with outside counsel that such action is necessary or advisable for such directors to act in a manner consistent with his or her fiduciary duties under applicable Law.  “Superior Proposal” means [A] with respect to Nayarit, an Acquisition Proposal if such Acquisition Proposal is not conditional on obtaining financing and the directors of Nayarit have determined in good faith, after consultation with, and receiving advice (which may include written opinions, a copy of which shall have been provided to Parent) from, as appropriate, the financial, legal and other advisors to Nayarit to the effect that such Acquisition Proposal would, if consummated in accordance with the terms thereof, but without assuming away the risk of non-completion, result in a transaction which: (x) provides consideration to Nayarit Stockholders that exceeds the consideration payable under this Agreement to the Nayarit Stockholders by at least twenty five percent (25%); and (y) is reasonably capable of being completed without undue delay, taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal, and [B] with respect to Parent, an Acquisition Proposal if the directors of Parent have determined in good faith, after consultation with, and receiving advice (which may include written opinions, a copy of which shall have been provided to Nayarit) from, as appropriate, the financial, legal and other advisors to Parent to the effect that such Acquisition Proposal would, if consummated in accordance with the terms thereof, but without assuming away the risk of non-completion, result in a transaction which is accretive to the stockholders of Parent.

(c)           Without limiting the foregoing, Nayarit agrees it shall be responsible for the actions of its and its Subsidiaries’ Representatives that would constitute a violation of the restrictions set forth in this Section 4.3.  Nayarit shall promptly inform its and its Subsidiaries’ Representatives of the obligations undertaken in this Section 4.3.  Without limiting the foregoing, Parent agrees it shall be responsible for the actions of its Representatives that would constitute a violation of the restrictions set forth in this Section 4.3.   Parent shall promptly inform its Representatives of the obligations undertaken in this Section 4.3.

(d)           Each Party shall notify the other Party promptly (and in any event within 48 hours) orally and in writing of the receipt by a Party or any of their respective Representatives of: (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal and (ii) any request for non-public information relating to Nayarit, any Subsidiary or Parent, specifying in each case the material terms and conditions thereof (including a copy thereof if in writing) and the identity of the party making such inquiry, proposal, offer or request for information.  Each Party shall keep the other Party promptly informed of the status of any such inquiries, proposals, offers or requests for information.  From and after the date of this Agreement, each Party shall immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall direct, and use its commercially reasonable efforts to cause, its Representatives to cease and terminate any such solicitations, discussions or negotiations.

(e)           If Nayarit or Parent receives a request for material non-public information from a Person who is considering making or has made an Acquisition Proposal (the existence and content of which have been disclosed to the other Party), and the directors of Nayarit or Parent determine that such proposal would or does constitute a Superior Proposal then, and only in such case, the directors of Nayarit or Parent may, subject to the execution of a confidentiality agreement on terms which are not more favorable to the Person mailing or considering mailing the Acquisition Proposal than those set forth in this Agreement, provide such Person with access to information regarding Nayarit or Parent, as the case may be; provided, however, that the Person who is considering making the Acquisition Proposal shall not be precluded thereunder from making the Acquisition Proposal, and provided further that Nayarit or Parent sends a copy of any such confidentiality agreement to the other Party immediately upon the execution thereof and the other Party is provided with a list of or a copy of the information, if any, provided to such Person that was not previously provided to such other Party and such other Party is immediately provided with access to similar information.

(f)           From the date of this Agreement until the earlier of (x) the Closing Date or (y) the date of termination of this Agreement pursuant to Section 7.1, the directors of Nayarit and the directors of Parent shall not accept, approve, recommend or enter into any agreement in respect of an Acquisition Proposal (other than a confidentiality agreement contemplated by Section 4.3(e) hereof) on the basis that it would constitute a Superior Proposal, unless (i) it has provided the other Party with a copy of the documents containing such Acquisition Proposal (with such deletions as are necessary to protect any confidential portions of such document, provided that the material terms and conditions of, and the identity of the Person making, such Acquisition Proposal may not be deleted) which the directors of Nayarit or Parent, as the case may be, have determined would be a Superior Proposal pursuant to Section 4.3(b) hereof, and (ii) if applicable, the requirements of Section 4.3(g) have been satisfied.

(g)           In the event an Acquisition Proposal which is deemed a Superior Proposal pursuant to Section 4.3(b) is received by Nayarit, during the five (5) Business Days after the date Parent received notice of the determination of the directors of Nayarit to accept, approve and recommend or enter into an agreement with respect to such Superior Proposal, Parent shall have the opportunity, but not the obligation, to offer in writing to amend the terms of this Agreement and the Amalgamation.  The directors of Nayarit shall promptly review any offer by Parent to amend the terms of this Agreement and the Amalgamation in order to determine in good faith, whether the offer of Parent upon acceptance by Nayarit would at least match the value per Nayarit Common Share of the Superior Proposal.  If the directors of Nayarit so determine, Nayarit shall enter into an amended agreement with Parent reflecting the amended proposal of Parent and will promptly reaffirm its recommendation of the Amalgamation as amended.  Nayarit acknowledges and agrees that each successive financial modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of the requirement under Section 4.3(f) hereof and shall initiate an additional five (5) Business Day period.

4.4           Stockholder Litigation.  Nayarit shall give Parent the opportunity to participate in, subject to a customary joint defense agreement, any stockholder litigation against Nayarit, its managers, directors or officers relating to the Amalgamation or any other transactions contemplated hereby; provided, however, that no settlement of any such litigation shall be agreed to without Nayarit’s consent.

4.5           Conduct of Business of Parent.

(a)           Unless Nayarit shall otherwise consent in writing (such consent not to be unreasonably withheld), during the period from the date of this Agreement to the Effective Time, except as specifically contemplated by the terms of this Agreement, Parent shall conduct its business in, and shall not take any action other than in, the ordinary course of business consistent with past practice;

(b)           Without limiting the generality of the foregoing clause (a), during the period from the date of this Agreement to the Effective Time, Parent will not (except as specifically contemplated by this Agreement), without the prior written consent of Nayarit (such consent not to be unreasonably withheld):

(i)           except for a $15 million 12-month revolving credit facility, make a loan or advance to or investment in any third party other than in the ordinary course of business consistent with past practices;

(ii)          except as contemplated by this Agreement, redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of the capital stock of Parent;

 (iii)        except in the ordinary course of business consistent with past practices, make any capital expenditures, or commit to make capital expenditures; or

(iv)	authorize or agree to do any of the foregoing actions.

4.6           Voting.  Subject to Section 4.3, Colin Sutherland and Bradley Langille hereby agree to vote any shares of Nayarit Common Shares owned by each of them at the Nayarit Stockholder Meeting in favor of the Nayarit Proxy Matters.  Subject to Section 4.3, John Brownlie hereby agrees to vote any shares of Parent Common Stock owned by him at the Parent Stockholder Meeting in favor of the Parent Proxy Matters.

ARTICLE V

ADDITIONAL COVENANTS OF THE PARTIES

5.1           Notification of Certain Matters.  Each of Parent and Nayarit shall give prompt notice to the other (and, if in writing, furnish copies of) if any of the following occurs after the date of this Agreement: (i) there has been a material failure on the part of the Party providing the notice to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (ii) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (including the Amalgamation or as a result of the transactions contemplated hereby) or any non-compliance with any Law; (iii) receipt of any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement (including the Amalgamation or as a result of the transactions contemplated hereby); (iv) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Amalgamation set forth in Article VI not being satisfied or the satisfaction of those conditions being materially delayed; or (v) the commencement or threat, in writing, of any Action against any Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of Nayarit or Parent, as applicable, any officer, director, partner, member or manager, in his or her capacity as such, of Nayarit or Parent, as applicable, or any of their Affiliates with respect to the consummation of the Amalgamation.  No such notice to any Party shall constitute an acknowledgement or admission by the Party providing notice regarding whether or not any of the conditions to Closing or to the consummation of the Amalgamation have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

5.2           Commercially Reasonable Efforts.

(a)           Subject to the terms and conditions of this Agreement, prior to the Effective Time, each Party shall use commercially reasonable efforts, and shall cooperate fully with the other Party, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the Amalgamation and the other transactions contemplated by this Agreement and the Registration Statement, Proxy Statement and Nayarit Proxy Circular (including the receipt of all authorizations, approvals and permits required to be obtained from or made with any Governmental Authority and relevant stock exchanges in order to consummate the transactions contemplated by this Agreement (collectively, the “Requisite Regulatory Approvals”)), and the satisfaction, but not the waiver, of the closing conditions set forth in Article VI), and to comply promptly with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.

(b)           Parent, Nayarit and each Subsidiary will cooperate with each other and will take all commercially reasonable steps, and proceed diligently and in good faith: (i) to submit any necessary filings, amendments or revisions to any required Governmental Authority or other third party in connection with the transactions contemplated hereby, and (ii) to promptly submit and make other applications, notices and submissions (or amendments to any of the foregoing previously submitted) with any Governmental Authority or other third party which must be filed in order for Nayarit to obtain all Consents which must be obtained prior to the Closing in order for Nayarit and the Subsidiaries to operate their respective business as currently operated and currently intended by the Parties to be operated following the Closing.  All such filings shall be made, if not already made, as promptly as practicable and Parent shall supply as promptly as reasonably practicable any additional information and documentary material that may be requested by Nayarit in connection with such Consents.

(c)           In furtherance and not in limitation of the covenants of the Parties contained in Sections 5.2(a) and (b), if any objections are asserted with respect to the transactions contemplated hereby under any applicable Law or if any suit is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, Parent and Nayarit shall use their commercially reasonable efforts to resolve any such objections or suits so as to permit consummation of the transactions contemplated by this Agreement, including in order to resolve such objections or suits which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby (including the Amalgamation).

(d)           In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private party challenging the Amalgamation or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, Parent and Nayarit shall cooperate in all respects with each other and use their respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

(e)           Notwithstanding anything herein to the contrary, neither Parent nor Nayarit shall be required to agree to any term, condition or modification with respect to obtaining any Consents in connection with the Amalgamation or the consummation of the transactions contemplated by this Agreement that would result in, or would be reasonably likely to result in: (i) a Material Adverse Effect of either Party or (ii) Parent or Nayarit having to cease, sell or otherwise dispose of any assets or business (including the requirement that any such assets or business be held separate).

5.3           Indemnification.

(a)           Indemnification by Nayarit.  From the date of this Agreement through the Closing Date, Nayarit shall indemnify and hold harmless each of Parent and its Affiliates and each of their respective successors and assigns, and their respective officers, directors, employees and agents (each, a “Parent Indemnified Party”) from and against any liabilities, claims (including claims by third parties), demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys’, consultants’ and other professional fees and disbursements of every kind, nature and description) (collectively, “Damages”) such Parent Indemnified Party may sustain, suffer or incur and that result from, arise out of or relate to: (i) any breach by Nayarit or any Subsidiary of any of their representations, warranties, covenants or agreements contained in this Agreement or in any agreement or certificate delivered in connection with this Agreement and/or (ii) any negligence, willful misconduct or fraud committed in connection with the execution and delivery of, or the performance under, this Agreement by Nayarit or any Subsidiary.

(b)           Indemnification by Parent.  From the date of this Agreement through the Closing Date, Parent shall indemnify and hold harmless Nayarit and its respective Affiliates and each of their respective successors and assigns, and their respective officers, directors, employees and agents (each, a “Nayarit Indemnified Party”) from and against any Damages such Nayarit Indemnified Party may sustain, suffer or incur and that result from, arise out of or relate to: (i) any breach by Parent of any of its representations, warranties, covenants or agreements contained in this Agreement or in any agreement or certificate delivered in connection with this Agreement and/or (ii) any negligence, willful misconduct or fraud committed the execution and delivery of, or the performance under, this Agreement by Parent.

(c)           Indemnification Procedures.  A Person seeking indemnification under this Section 5.3 (the “Indemnitee”) must give timely written notice to the Person from whom indemnification is sought (the “Indemnitor”) as soon as practical after the Indemnitee becomes aware of any condition or event that gives rise to Damages for which indemnification is sought under this Section 5.3.  The failure of the Indemnitee to give timely notice shall not affect the Indemnitee’s rights to indemnification hereunder except to the extent the Indemnitor demonstrates it was materially prejudiced by such failure.  In the event a claim or demand is made by a party against an Indemnitee, the Indemnitee shall promptly notify the Indemnitor of such claim or demand, specifying the nature and the amount of the Damages (the “Claim Notice”).  The Indemnitor shall notify the Indemnitee within twenty (20) days after receipt of the Claim Notice whether the Indemnitor will undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defense thereof, and Indemnitee shall cooperate with Indemnitor in connection therewith, provided that if Indemnitor undertakes such defense: (i) Indemnitor shall not thereby permit to exist any Encumbrance or other adverse charge upon any asset of Indemnitee or settle such action without first obtaining the consent of Indemnitee, except for settlements solely covering monetary matters for which Indemnitor has acknowledged responsibility for payment; (ii) Indemnitor shall permit Indemnitee (at Indemnitee’s sole cost and expense) to participate in such settlement or defense through counsel chosen by Indemnitee; and (iii) Indemnitor shall agree promptly to reimburse Indemnitee for the full amount of any Damages resulting from such claim, except for those costs expressly assumed by the Indemnitee hereunder.  The Indemnitee agrees to preserve and provide access to all evidence that may be useful in defending against such claim and to provide reasonable cooperation in the defense thereof or in the prosecution of any action against a third party in connection therewith.  The Indemnitor’s defense of any claim or demand shall not constitute an admission or concession of liability therefor or otherwise operate in derogation of any rights Indemnitor may have against Indemnitee or any third party.  So long as Indemnitor is reasonably contesting any such claim in good faith, Indemnitee shall not pay or settle any such claim.  If Indemnitor does not notify Indemnitee within twenty (20) days after receipt of Indemnitee’s Claim Notice that it elects to undertake the defense thereof, Indemnitee shall have the right to contest the claim in the exercise of its exclusive, reasonable discretion at the expense of the Indemnitor (provided the Indemnitor shall not be required to pay Indemnitee's expenses for the defense, settlement or compromise of claims which are not covered by Indemnitor’s obligations under this Section 5.3 or which Indemnitor has not consented to).

(d)           Insurance Effect.  Notwithstanding the foregoing, to the extent any Damages that are subject to indemnification pursuant to this Agreement are covered by insurance, the Indemnitee shall use commercially reasonable efforts to obtain the maximum recovery under such insurance.  If the Indemnitee receives payment from the Indemnitor for indemnification under this Section 5.3 and later receives proceeds from insurance or other amounts in respect of such Damages, then it shall hold such proceeds or other amounts in trust for the benefit of the Indemnitor and shall pay to the Indemnitor, as promptly as practicable after receipt, a sum equal to the amount of the proceeds or other amount received, up to the aggregate amount of any payments received from the Indemnitor pursuant to this Agreement in respect of such Damages.

(e)           Exclusive Remedy.  Except with respect to any claims for negligence, willful misconduct or fraud, the rights of any Parent Indemnified Party or Nayarit Indemnified Party for indemnification relating to this Agreement or the transactions contemplated hereby shall be strictly limited to those contained in this Section 5.3, and, except as specifically set forth in Section 8.10, such indemnification rights and the right to terminate this Agreement pursuant to Section 7.1 and the right to receive the Break Fee, if applicable, shall be the sole and exclusive remedies of such Parent Indemnified Party or Nayarit Indemnified Party, as applicable, with respect to this Agreement or any matter arising under or in connection with this Agreement.  To the maximum extent permitted by applicable Law, the Parent Indemnified Parties and the Nayarit Indemnified Parties hereby waive all other rights and remedies, and release all claims against each other, with respect to this Agreement or any matter arising under or in connection with this Agreement, whether under any applicable Law, at common law or otherwise.

5.4           Public Announcements.  Parent and Nayarit agree that no public release or announcement concerning this Agreement or the Amalgamation shall be issued by either Party or any of their Affiliates without the prior consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), except such release or announcement as may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that either Parent or Nayarit may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous public releases or announcements made by Parent or Nayarit in compliance with this Agreement.

5.5           Parent Registration Statement; Proxy Statement.

(a)           Promptly after the date of this Agreement, (i) Parent shall prepare and file with the SEC a registration statement on Form S-4 (or other appropriate form), which shall include the Proxy Statement, for the purpose of registering the Amalgamation Consideration to be issued to the Nayarit Stockholders pursuant to the Amalgamation (the “Registration Statement”), and (ii) Parent shall prepare and file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) for the purpose of, among other things, soliciting proxies from holders of Parent Common Stock to vote, at a meeting of the holders of Parent Common Stock to be called for such purpose (the “Parent Stockholder Meeting”), in favor of, among other things, [I] the issuance of the Amalgamation Consideration, [II] any other proposals the Parties deem necessary to effectuate the effectiveness of the Registration Statement, and [III] an adjournment proposal (collectively, the “Parent Proxy Matters”).  For purposes of this Agreement, “Proxy Statement” means the letter to Parent’s Stockholders, the notices of meeting, the proxy statement and forms of proxies to be distributed to Parent’s Stockholders in connection with the Parent Proxy Matters and any additional solicitation materials required to be filed with the SEC in connection therewith.

(b)           Parent, with the assistance of Nayarit, shall promptly respond to any SEC comments on the Registration Statement and shall use reasonable best efforts to cause such Registration Statement to be declared effective by the SEC as soon after filing as practicable.  Parent, with the assistance of Nayarit, shall promptly respond to any SEC comments on the Proxy Statement and shall use reasonable best efforts to have the Proxy Statement cleared by the SEC under the Exchange Act as soon after filing as practicable.

(c)           Parent will advise Nayarit, promptly after it receives notice thereof, of the time when the Registration Statement has been declared effective by the SEC or any supplement or amendment to the Registration Statement has been filed, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.  Parent will advise Nayarit, promptly after it receives notice thereof, of the time when the Proxy Statement has been cleared by the SEC under the Exchange Act or any supplement or amendment to the Proxy Statement has been filed, or any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

(d)           If at any time prior to the Effective Time, any information relating to Parent, Nayarit or any of their respective subsidiaries, affiliates, officers or directors, should be discovered by Parent or Nayarit, as applicable, that should be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Parent.

(e)           All reasonable out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants and advisors) incurred by Parent or its Affiliates in connection with or related to the preparation, printing, filing and mailing of the Registration Statement and Proxy shall be equally shared by Parent and Nayarit.

5.6           Reservation of Stock.  Parent hereby agrees there shall be, or Parent shall cause to be, reserved for issuance and delivery such number of shares of Parent Common Stock as shall be required for issuance and delivery of the Amalgamation Consideration and upon the exercise, conversion or exchange of Nayarit Convertible Securities.

5.7           Nayarit Filings.

(a)           Nayarit shall prepare, in consultation with Parent, a proxy circular, in the form and containing the information required by applicable corporate and Canadian Securities Laws and TSXV requirements (the “Nayarit Proxy Circular”), together with any other documents required by such requirements, and not containing any misrepresentation (as defined under applicable securities legislation and requirements) with respect thereto, other than with respect to any information relating to and provided by Parent (all of which shall be in a form satisfactory to Parent, acting reasonably).

(b)           Nayarit shall, as soon as practicable file, with the TSXV an application for conditional acceptance of the Amalgamation, and enclosing a draft of the Proxy Circular and, with the assistance of Parent, shall promptly respond to any comments on the application or Nayarit Proxy Circular and shall use reasonable best efforts to cause such conditional acceptance to be obtained and the Nayarit Proxy Circular to be cleared for mailing by the TSXV as soon after filing as practicable.  Nayarit will advise Parent, promptly after it receives notice thereof, of the time when the Nayarit Proxy Circular has been cleared by the TSXV for mailing or any request by the TSXV for amendment of the Nayarit Proxy Circular or comments thereon and responses thereto or requests by the TSXV for additional information.

(c)           As soon as is practicable after the TSXV has conditionally accepted the Amalgamation and advised that the Nayarit Proxy Circular may be mailed to Nayarit Stockholders, Nayarit shall file and mail the Nayarit Proxy Circular in accordance with all applicable corporate and securities Laws and TSXV requirements, in and to all jurisdictions where the Nayarit Proxy Circular is required to be filed and mailed.

(e)           If at any time after mailing of the Nayarit Proxy Circular and prior to the Nayarit Stockholder Meeting, any information relating to Parent, Nayarit or any of their respective subsidiaries, affiliates, officers or directors, should be discovered by Parent or Nayarit, as applicable, that should be set forth in the Nayarit Proxy Circular, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the appropriate Canadian Securities Authority and exchange and, to the extent required by law, disseminated to the Nayarit Stockholders.

5.8           Nayarit Stockholder Meeting.   As promptly as practicable following the execution of this Agreement, Nayarit, acting through its Board of Directors, shall, in accordance with applicable Law:

(a)           duly call, give notice of, convene and hold a special meeting of the stockholders of Nayarit (the “Nayarit Stockholder Meeting”) for the purposes of considering and taking action upon the approval of the Amalgamation;

(b)           (i) use commercially reasonable efforts to solicit the approvals required by the Nayarit Stockholders and (ii) include in the Nayarit Proxy Circular: (A) the recommendation of the Board of Directors of Nayarit to the Nayarit Stockholder that they vote in favor the Amalgamation and (B) all other requests or approvals necessary to consummate the transactions contemplated by this Agreement (collectively, the “Nayarit Proxy Matters”). Notwithstanding the foregoing, Nayarit may adjourn or postpone the Nayarit Stockholder Meeting as and to the extent required by applicable Law. Nayarit shall use its commercially reasonable efforts to cause the Nayarit Proxy Circular to be mailed to the Nayarit Stockholders promptly as practicable after TSXV clearance is received. Parent shall make its directors, officers, employees and consultants available to Nayarit and its counsel in connection with the drafting of the Nayarit Proxy Circular. If, prior to the Effective Time, any event occurs with respect to Parent, or any change occurs with respect to other information supplied by Parent for inclusion in the Nayarit Proxy Circular, Parent shall promptly notify Nayarit of such event, and Nayarit and Parent shall cooperate in the prompt preparation and distribution of any necessary amendment or supplement to the Nayarit Proxy Circular and, as required by Law, in disseminating the information contained in such amendment or supplement to the Nayarit Stockholders; and

(c)           promptly transmit any amendment or supplement to the Nayarit Stockholders, if at any time prior to the Nayarit Stockholder Meeting, there shall be discovered any information that should be set forth in an amendment or supplement to the Nayarit Proxy Circular.

5.9           Directors and Officers of Parent.

(a)           Subject to any limitation imposed under applicable Laws, the Parties shall take all necessary actions so that the persons identified in Section 1.6(b) are elected to the positions of officers of Parent effective immediately after the Closing.

(b)           Subject to any limitation imposed under applicable Laws, the Parties shall take all necessary actions so that the persons identified in Section 1.6(a) are elected to the positions of directors of Parent effective immediately after the Closing.

5.10         Hart-Scott-Rodino Filing.  If required pursuant to the Hart-Scott-Rodino Act, as promptly as practicable after the date of this Agreement, Parent and Nayarit shall each prepare and file the notifications required of them thereunder in connection with the transactions contemplated by this Agreement and shall promptly and in good faith respond to all information requested of them by the Federal Trade Commission and Department of Justice in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Authorities.  Parent and Nayarit shall (a) promptly inform the other of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Authority regarding the transactions contemplated by this Agreement, (b) give the other prompt notice of the commencement of any action, suit, litigation, arbitration, proceeding or investigation by or before any Governmental Authority with respect to such transactions and (c) keep the other reasonably informed as to the status of any such action, suit, litigation, arbitration, proceeding or investigation.  Parent and Nayarit shall split equally all filing fees relating to such filing.

5.11         Exchange Listing.     Parent shall use commercially reasonable efforts to have the Parent Common Stock be publicly listed in the United States on the New York Stock Exchange Amex.

ARTICLE VI

CONDITIONS

6.1           Conditions to Each Party’s Obligations.  The obligations of each Party to consummate the Amalgamation shall be subject to the satisfaction or waiver (where permissible), at or prior to the Effective Time, of the following conditions:

(a)           Parent Stockholder Approval.  The Required Parent Vote with respect to the Parent Proxy Matters as set forth in the Proxy Statement shall have been obtained in accordance with the DGCL.

(b)           Nayarit Stockholder Approval.  The Required Nayarit Vote with respect to the Nayarit Proxy Matters as set forth in the Nayarit Proxy Circular shall have been obtained in accordance with the OCBA and all applicable local, federal and securities Laws.

(c)           Antitrust Laws.  If applicable, the required waiting period (and any extension thereof) under any Antitrust Laws, if any, shall have expired or been terminated.

(d)           Requisite Regulatory Approvals and Consents.  The Requisite Regulatory Approvals and all Consents from third parties required in connection with the transactions contemplated by this Agreement, shall have been obtained or made, including for greater certainty, Requisite Regulatory Approvals and Consents from the New York Stock Exchange Amex, the TSX and the TSXV.

(e)           Effective Registration Statement.  The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the SEC.

(f)           No Law or Order.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and has the effect of making the Amalgamation illegal or otherwise preventing or prohibiting consummation of the Amalgamation.

(g)           Updating of Disclosure Schedules.  Final versions of the Parent Disclosure Schedules and Nayarit Disclosure Schedules shall have been delivered by the appropriate Party to the other Party and such schedules shall have been certified as the final, true, correct and complete schedules of such Party.

(h)           Litigation.  There shall be no pending Action against any Party or any of its Affiliates, or any of their respective properties or assets, or any officer, director, partner, member or manager, in his or her capacity as such, of any Party or any of their Affiliates, with respect to the consummation of the Amalgamation or the transactions contemplated thereby which could reasonably be expected to have a Material Adverse Effect.

6.2           Conditions to Obligations of Parent.  The obligations of Parent to consummate the Amalgamation are subject to the satisfaction or waiver by Parent, at or prior to the Effective Time, of the following additional conditions:

(a)           Representations and Warranties.  Each of the representations and warranties of Nayarit and the Subsidiaries set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time (except to the extent that any of such representations and warranties expressly speaks only as of an earlier date).

(b)           Agreements and Covenants.  Nayarit shall have performed, in all material respects, all of its obligations and complied with, in all material respects, all of its agreements and covenants to be performed or complied with by it under this Agreement at or prior to the Effective Time.

(c)           Officer Certificate.  Nayarit shall have delivered to Parent a certificate, dated the Closing Date, signed by the chief executive officer or chief financial officer of Nayarit, certifying in such capacity as to the satisfaction of the conditions specified in Sections 6.2(a), (b) and (e).

(d)           Secretary’s Certificate.  Nayarit shall have delivered to Parent a true copy of the resolutions of the Board of Directors of Nayarit authorizing the execution of this Agreement and the consummation of the Amalgamation and transactions contemplated herein, certified by the Secretary of Nayarit or similar officer.

(e)           Material Adverse Effect.  No Material Adverse Effect shall have occurred with respect to Nayarit’s or its Subsidiaries’ business since the date of this Agreement.

(f)            Legal Opinion.  Parent shall have received an opinion of Nayarit’s counsel, Peterson Law, in form and substance reasonably acceptable to Parent, dated as of the Closing Date.

(g)           Title Opinion.  Parent shall have received an opinion covering the Mineral Rights from Nayarit’s Mexican counsel, Bufete Tecrcero y Mejia, S.C., in form and substance reasonably acceptable to Parent, dated as of the Closing Date.

(h)           Lock Up Agreements.  Parent shall have received the Lock Up Agreements duly executed by each of Colin Sutherland and Bradley Langille.

(i)            Financials.  Nayarit shall have filed with the SEDAR all financial statements that are required pursuant to applicable OSC Rules / National Instruments and Canadian Securities Laws.

(j)            Nayarit Stockholder Dissenters Rights.  In connection with the Amalgamation, no more than five percent (5%) of Nayarit Stockholders shall have exercised their right to dissent and undertake the Nayarit Dissent Rights under the OBCA.

(k)           SRK Consulting Report.  Parent shall have received from Nayarit a final report from SRK Consulting and such final report shall not be materially different from the preliminary SRK Consulting report provided to Parent.

(l)            Due Diligence.  On or prior to February 15, 2010, Parent shall not have notified Nayarit that Parent is not satisfied, in its sole discretion, with its due diligence review of Nayarit’s or the Subsidiaries’ business, operations, properties, assets and financial condition.

(m)          Resignation of Nayarit Officers and Directors.  Except for those executive officers and directors continuing in their capacities after the Effective Time as set forth in the Nayarit Proxy Circular, each executive officer and director of Nayarit and its Subsidiaries shall have tendered his or her resignation and full and final release effective as of the Effective Time.

(n)           Nayarit Convertible Securities.  All Nayarit Convertible Securities and all other agreements or instruments pursuant to which Nayarit Common Shares were issuable prior to the Closing Date shall provide only for the issuance of Parent Common Stock upon the due exercise or issuance of securities thereunder, on the exchange basis set forth in the Amalgamation Agreement.

(o)           Parent Fairness Opinion.  If required by the Board of Directors of Parent, Parent shall have received a fairness opinion with respect to the transactions contemplated by this Agreement and the Amalgamation Agreement.

(p)           Nayarit Fairness Opinion. Nayarit shall have received a fairness opinion from its investment banking advisors with respect to the transactions contemplated by this Agreement and the Amalgamation Agreement.

(q)           Employment Agreements.   The employment agreements between Nayarit, on one hand, and each of Colin Sutherland and Bradley Langille, on the other hand, shall either have been (i) terminated prior to the Effective Date in accordance with the terms thereof, including payment of all termination payments prescribed therein (except for any payments relating to the change of control of Nayarit), or (ii) terminated with no payment of change of control benefits in consideration for the execution of a new employment agreement with Parent on terms comparable to the other senior officers of Parent.

(r)            SRK Consulting Certification.  Parent shall have received a certificate from SRK Consulting certifying that Nayarit’s representation and warranty set forth in Section 2.34(a) is true and correct as of the date of this Agreement and as of the Effective Time.

6.3           Conditions to Obligations of Nayarit.  The obligations of Nayarit to consummate the Amalgamation are subject to the satisfaction or waiver by Nayarit, at or prior to the Effective Time, of the following additional conditions:

(a)           Representations and Warranties.  Each of the representations and warranties of Parent set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time (except to the extent that any of such representations and warranties expressly speaks only as of an earlier date).

(b)           Agreements and Covenants.  Parent shall have performed, in all material respects, its obligations and complied with, in all material respects, its agreements and covenants to be performed or complied with by it under this Agreement at or prior to the Effective Time, including, without limitation, the resignation from the Board of Directors of Parent of those persons currently on the Board of Directors of Parent who are not named as directors following the Effective Time in the Proxy Statement.

(c)           Officer Certificate.  Parent shall have delivered to Nayarit a certificate, dated the Closing Date, signed by the chief executive officer or chief financial officer of Parent, certifying in such capacity as to the satisfaction of the conditions specified in Sections 6.3(a), (b) and (e).

(d)           Secretary’s Certificate.  Parent shall have delivered to Nayarit a true copy of the resolutions of the Board of Directors of Parent authorizing the execution of this Agreement and the consummation of the Amalgamation and transactions contemplated herein, certified by the Secretary of Parent or similar officer.

(e)           Material Adverse Effect.  No Material Adverse Effect shall have occurred with respect to Parent’s business since the date of this Agreement.

(f)           Legal Opinion.  Nayarit shall have received opinions of Parent’s counsel, Ellenoff Grossman & Schole LLP, in form and substance reasonably acceptable to Nayarit, dated as of the Closing Date.

(g)           Resignation of Parent Officers and Directors.  Except for those executive officers and directors continuing in their capacities after the Effective Time as set forth in the Proxy Statement, each executive officer and director of Parent shall have tendered his or her resignation effective as of the Effective Time.

(h)           Exchange Agent.  Parent shall have entered into an agreement with the Exchange Agent with respect to the exchange of the Nayarit Stock Certificates in exchange for the Amalgamation Consideration.

(i)            Due Diligence.  On or prior to February 15, 2010, Nayarit shall not have notified Parent that Nayarit is not satisfied, in its sole discretion, with its due diligence review of Parent’s business, operations, properties, assets and financial condition.

(j)            Title Opinion.   Nayarit shall have received an opinion covering Parent’s subsidiaries’ title to their mining assets in Mexico from Parent’s counsel, Tapia, Robles y Cabrera S.C., in form and substance reasonably acceptable to Nayarit, dated as of the Closing Date.

(k)           Lock Up Agreements.  Nayarit shall have received the Lock Up Agreement duly executed by John Brownlie.

6.4           Frustration of Conditions.  Notwithstanding anything contained herein to the contrary, neither Parent nor Nayarit may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by the action or inaction of such Party or its Affiliates.

ARTICLE VII

TERMINATION AND ABANDONMENT

7.1           Termination.  This Agreement may be terminated and the Amalgamation and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding any approval of the matters presented in connection with the Amalgamation by the stockholders of Parent and the Nayarit Stockholders, as follows:

(a)           by mutual written consent of Nayarit and Parent, as duly authorized by the Board of Directors of Parent and the Board of Directors of Nayarit;

(b)           by written notice by either Parent or Nayarit if the Closing conditions set forth in Section 6.1 have not been satisfied by Nayarit or Parent, as the case may be (or waived by Parent or Nayarit as the case may be) by 120 days after the date of this Agreement (the “Completion Deadline”).  Notwithstanding the foregoing, the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Party whose action or inaction is the primary cause of, or resulted in, any such condition set forth in Section 6.1 to fail to be fulfilled;

(c)           by written notice by either Parent or Nayarit, if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Order or Law that is, in each case, then in effect and is final and nonappealable and has the effect of permanently restraining, enjoining or otherwise preventing or prohibiting the transactions contemplated by this Agreement (including the Amalgamation); provided, however, the right to terminate this Agreement under this Section 7.1(c) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or resulted in, any such Order or Law to have been enacted, issued, promulgated, enforced or entered;

(d)           by written notice by Parent, if: (i) there has been a breach by Nayarit of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any material representation or warranty of Nayarit shall have become untrue or inaccurate, and (ii) the breach or inaccuracy is incapable of being cured prior to the Closing or is not cured within twenty (20) days of notice of such breach or inaccuracy;

(e)           by written notice by Nayarit, if: (i) there has been a breach by Parent of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any material representation or warranty of Parent shall have become untrue or inaccurate, and (ii) the breach or inaccuracy is incapable of being cured prior to the Closing or is not cured within twenty (20) days of notice of such breach or inaccuracy;

(f)           by written notice by Parent if the Closing conditions set forth in Section 6.2, other than Sections 6.2(a) and 6.2(b) (which are addressed by Section 7.1(d)), have not been satisfied by Nayarit (or waived by Parent) by the Completion Deadline.  Notwithstanding the foregoing, the right to terminate this Agreement under this Section 7.1(f) shall not be available to Parent if Parent is in material breach of any representation, warranty or covenant contained in this Agreement, and such breach has primarily caused the Closing conditions set forth in Section 6.2 to not be satisfied; or

(g)           by written notice by Nayarit if the Closing conditions set forth in Section 6.3, other than Sections 6.3(a) and 6.3(b) (which are addressed by Section 7.1(e)), have not been satisfied by Parent (or waived by Nayarit) by the Completion Deadline.  Notwithstanding the foregoing, the right to terminate this Agreement under this Section 7.1(g) shall not be available to Nayarit if Nayarit is in material breach of any representation, warranty or covenant contained in this Agreement, and such breach has primarily caused the Closing conditions set forth in Section 6.3 to not be satisfied.

7.2           Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, and there shall be no liability on the part of any Party or any of their respective Affiliates or the directors, officers, partners, members, managers, employees, agents or other representatives of any of them, and all rights and obligations of each Party shall cease, except: (i) as set forth in Section 4.2, this Section 7.2 and in Section 7.3 and (ii) subject to Section 5.3, nothing herein shall relieve any Party from liability for any negligence, willful misconduct or fraud prior to termination.  Without limiting the foregoing, and except as provided in Section 5.3, the Parties’ sole right with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by the other Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 7.1.  Section 4.2(b-c), Section 5.3, this Section 7.2 and Section 7.3 shall survive the termination of this Agreement.  Notwithstanding anything to the contrary in the foregoing, in the event that (x) Parent or Nayarit, through no fault of the other Party, fails to consummate the Amalgamation contemplated by this Agreement as a result of the decision by such respective Party’s Board of Directors to change its recommendation to its stockholders to approve the Amalgamation (unless such decision is based on such Party’s due diligence review of the other Party by February 15, 2010), (w) Nayarit accepts an Acquisition Proposal, (x) Parent’s or Nayarit’s, through no fault of the other Party, action or inaction resulted in the termination of this Agreement by the other Party pursuant to Section 7.1 of this Agreement, (y) the Required Parent Vote is not obtained following the public announcement of an Acquisition Proposal, or (z) the Required Nayarit Vote is not obtained following the public announcement of an Acquisition Proposal, the defaulting Party shall be obligated to forthwith pay the other Party a termination fee (the “Break Fee”) equal to one million ($1,000,000.00) U.S. dollars; provided, however, if Nayarit is the defaulting Party, the Break Fee may be payable in cash or shares of Narayit common stock in Parent’s sole discretion, subject to regulatory approval.

7.3           Fees and Expenses.  Except as otherwise set forth in this Agreement, including this Section 7.3, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such Expenses, whether or not the Amalgamation or any other related transaction is consummated.

7.4           Amendment.  This Agreement may be amended by the Parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time.  This Agreement may only be amended pursuant to a written agreement signed by all of the Parties hereto.

7.5           Waiver.  At any time prior to the Effective Time, subject to applicable Law, any Party hereto may in its sole discretion: (a) extend the time for the performance of any obligation or other act of the other Party hereto, (b) waive any inaccuracy in the representations and warranties by such other Party contained herein or in any document delivered pursuant hereto and (c) waive compliance by such other Party with any agreement or condition contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby.  Notwithstanding the foregoing, no failure or delay by Nayarit or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

ARTICLE VIII

MISCELLANEOUS

8.1           Survival.  Any covenant that by its terms contemplates performance after the Effective Time shall survive beyond the Closing Date, and the representations and warranties contained herein shall merge on the Closing Date and be of no further force or effect.

8.2           Notices.  All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next Business Day when sent by reliable overnight courier to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(i)	if to Nayarit, to:

Nayarit Gold Inc.
76 Temple Terrace
Suite 150
Lower Sackville, NS
B4C 0A7
Canada
Attention:  Colin P. Sutherland
Facsimile: (902) 252-3836

with a copy to (but which shall not constitute notice to Nayarit):

Peterson Law
120 Adelaide Street West, Suite 2500
Toronto, Ontario M5H 1T1
Attention:  Dennis H. Peterson, Esq.
Facsimile: (416) 352-5693

(ii)	if to Parent, to:

Capital Gold Corporation
76 Beaver Street, 14th floor
New York, New York 10005
Attention: John Brownlie
Facsimile: (212) 344-4537

with a copy to (but which shall not constitute notice to Parent):

Ellenoff Grossman & Schole LLP

150 East 42nd Street
New York, New York 10017
Attention: Barry I. Grossman, Esq.
Facsimile: (212) 370-7889

8.3          Binding Effect; Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.  This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other Party, and any assignment without such consent shall be null and void.

8.4          Governing Law; Jurisdiction.  This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof.  All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York.  The Parties hereby: (a) submit to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York for the purpose of any Action arising out of or relating to this Agreement brought by any Party and (b) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.  Each of Parent and Nayarit agrees that a final judgment in any action or proceeding with respect to which all appeals have been taken or waived, shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Law.  Each of Parent and Nayarit agree that service of process to a Party with respect to any Action relating to the transactions contemplated by this Agreement may be accomplished pursuant to the methods set forth in Section 8.2.  Nothing in this Section 8.4 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

8.5          Waiver of Jury Trial.  Each of the Parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Action directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby.  Each of the Parties: (a) certifies that no representative, agent or attorney of the other Party has represented, expressly or otherwise, that such other Party would not, in the event of any Action, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.5.

8.6          Counterparts.  This Agreement may be executed and delivered (including by facsimile or electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

8.7           Interpretation.  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.  As used in this Agreement: (a) the term “Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity, (b) unless otherwise specified herein, the term “Affiliate,” with respect to any Person, shall mean and include any Person, directly or indirectly, through one or more intermediaries controlling, controlled by or under common control with such Person, (c) the term “Knowledge,” when used with respect to Nayarit, shall mean the actual knowledge, after reasonable inquiry of the executive officers and directors of Nayarit, and, when used with respect to Parent, shall mean the actual knowledge, after reasonable inquiry, of the executive officers and directors of Parent, and (d) the term “Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

8.8           Entire Agreement.  This Agreement and the agreements, documents or instruments referred to herein, including any exhibits and schedules attached hereto and the disclosure schedules referred to herein, which exhibits, schedules and disclosure schedules are incorporated herein by reference, embody the entire agreement and understanding of the Parties in respect of the subject matter contained herein.  There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.  This Agreement and such other agreements supersede all prior agreements and understandings among the Parties with respect to such subject matter, including, for greater certainty, the letter of intent dated December 17, 2009 entered into by the Parties.

8.9           Severability.  In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Amalgamation be consummated as originally contemplated to the fullest extent possible.

8.10         Specific Performance.  The Parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed by Nayarit or Parent in accordance with their specific terms or were otherwise breached.  Accordingly, the Parties further agree that prior to the termination of this Agreement pursuant to Article VII, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, whether at law or in equity.

8.11         Third Parties.  Nothing contained in this Agreement or in any instrument or document executed by any Party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a Party other than Section 5.3 hereof (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

8.12         Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement and Plan of Amalgamation to be signed and delivered by their respective duly authorized officers as of the date first above written.

CAPITAL GOLD CORPORATION

By:	/s/ John Brownlie
Name: John Brownlie
Title: President

NAYARIT GOLD INC.

By:	/s/ Colin Sutherland
Name: Colin Sutherland
Title: President and CEO

/s/ John Brownlie
John Brownlie
(with respect to Section 4.6 only)

/s/ Colin Sutherland
Colin Sutherland
(with respect to Section 4.6 only)

/s/ Bradley Langille
Bradley Langille
(with respect to Section 4.6 only)

ANNEX II

RIGHTS OF DISSENTING STOCKHOLDERS
PURSUANT TO THE
BUSINESS CORPORATIONS ACT (ONTARIO)

Subject to subsection (3) and to sections 186 and 248, if a corporation resolves to,

(a)	amend its articles under section 168 to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

(b)	amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;

(c)	amalgamate with another corporation under sections 175 and 176;

(d)	be continued under the laws of another jurisdiction under section 181; or

(e)	sell, lease or exchange all or substantially all its property under subsection 184(3),

a holder of shares of any class or series entitled to vote on the resolution may dissent. R.S.O. 1990, c. B.16, s. 185 (1).

Idem

If a corporation resolves to amend its articles in a manner referred to in subsection 170 (1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,

(a)	clause 170 (1) (a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or

(b)	subsection 170 (5) or (6). R.S.O. 1990, c. B.16, s. 185 (2).

One class of shares

The right to dissent described in subsection (2) applies even if there is only one class of shares. 2006, c. 34, Sched. B, s. 35.

Exception

A stockholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment,

(a)	amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or

(b)
deletes from the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986. R.S.O. 1990, c. B.16, s. 185 (3).

Stockholder’s right to be paid fair value

In addition to any other right the stockholder may have, but subject to subsection (30), a stockholder who complies with this section is entitled, when the action approved by the resolution from which the stockholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the stockholder in respect of which the stockholder dissents, determined as of the close of business on the day before the resolution was adopted. R.S.O. 1990, c. B.16, s. 185 (4).

No partial dissent

A dissenting stockholder may only claim under this section with respect to all the shares of a class held by the dissenting stockholder on behalf of any one beneficial owner and registered in the name of the dissenting stockholder. R.S.O. 1990, c. B.16, s. 185 (5).

Objection

A dissenting stockholder shall send to the corporation, at or before any meeting of stockholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the stockholder of the purpose of the meeting or of the stockholder’s right to dissent. R.S.O. 1990, c. B.16, s. 185 (6).

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Idem

The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6). R.S.O. 1990, c. B.16, s. 185 (7).

Notice of adoption of resolution

The corporation shall, within ten days after the stockholders adopt the resolution, send to each stockholder who has filed the objection referred to in subsection (6) notice that the resolution has been adopted, but such notice is not required to be sent to any stockholder who voted for the resolution or who has withdrawn the objection. R.S.O. 1990, c. B.16, s. 185 (8).

Idem

A notice sent under subsection (8) shall set out the rights of the dissenting stockholder and the procedures to be followed to exercise those rights. R.S.O. 1990, c. B.16, s. 185 (9).

Demand for payment of fair value

A dissenting stockholder entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the stockholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing,

(a)	the stockholder’s name and address;

(b)	the number and class of shares in respect of which the stockholder dissents; and

(c)	a demand for payment of the fair value of such shares. R.S.O. 1990, c. B.16, s. 185 (10).

Certificates to be sent in

Not later than the thirtieth day after the sending of a notice under subsection (10), a dissenting stockholder shall send the certificates representing the shares in respect of which the stockholder dissents to the corporation or its transfer agent. R.S.O. 1990, c. B.16, s. 185 (11).

Idem

A dissenting stockholder who fails to comply with subsections (6), (10) and (11) has no right to make a claim under this section. R.S.O. 1990, c. B.16, s. 185 (12).

Endorsement on certificate

A corporation or its transfer agent shall endorse on any share certificate received under subsection (11) a notice that the holder is a dissenting stockholder under this section and shall return forthwith the share certificates to the dissenting stockholder. R.S.O. 1990, c. B.16, s. 185 (13).

Rights of dissenting stockholder

On sending a notice under subsection (10), a dissenting stockholder ceases to have any rights as a stockholder other than the right to be paid the fair value of the shares as determined under this section except where,

(a)	the dissenting stockholder withdraws notice before the corporation makes an offer under subsection (15);

(b)	the corporation fails to make an offer in accordance with subsection (15) and the dissenting stockholder withdraws notice; or

(c)
the directors revoke a resolution to amend the articles under subsection 168 (3), terminate an amalgamation agreement under subsection 176 (5) or an application for continuance under subsection 181 (5), or abandon a sale, lease or exchange under subsection 184 (8), in which case the dissenting stockholder’s rights are reinstated as of the date the dissenting stockholder sent the notice referred to in subsection (10), and the dissenting stockholder is entitled, upon presentation and surrender to the corporation or its transfer agent of any certificate representing the shares that has been endorsed in accordance with subsection (13), to be issued a new certificate representing the same number of shares as the certificate so presented, without payment of any fee. R.S.O. 1990, c. B.16, s. 185 (14).

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Offer to pay

A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (10), send to each dissenting stockholder who has sent such notice,

(a)
a written offer to pay for the dissenting stockholder’s shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

(b)	if subsection (30) applies, a notification that it is unable lawfully to pay dissenting stockholders for their shares. R.S.O. 1990, c. B.16, s. 185 (15).

Idem

Every offer made under subsection (15) for shares of the same class or series shall be on the same terms. R.S.O. 1990, c. B.16, s. 185 (16).

Idem

Subject to subsection (30), a corporation shall pay for the shares of a dissenting stockholder within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made. R.S.O. 1990, c. B.16, s. 185 (17).

Application to court to fix fair value

Where a corporation fails to make an offer under subsection (15) or if a dissenting stockholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any dissenting stockholder. R.S.O. 1990, c. B.16, s. 185 (18).

Idem

If a corporation fails to apply to the court under subsection (18), a dissenting stockholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow. R.S.O. 1990, c. B.16, s. 185 (19).

Idem

A dissenting stockholder is not required to give security for costs in an application made under subsection (18) or (19). R.S.O. 1990, c. B.16, s. 185 (20).

Costs

If a corporation fails to comply with subsection (15), then the costs of a stockholder application under subsection (19) are to be borne by the corporation unless the court otherwise orders. R.S.O. 1990, c. B.16, s. 185 (21).

Notice to stockholders

Before making application to the court under subsection (18) or not later than seven days after receiving notice of an application to the court under subsection (19), as the case may be, a corporation shall give notice to each dissenting stockholder who, at the date upon which the notice is given,

(a)	has sent to the corporation the notice referred to in subsection (10); and

(b)	has not accepted an offer made by the corporation under subsection (15), if such an offer was made,

of the date, place and consequences of the application and of the dissenting stockholder’s right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting stockholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in clauses (a) and (b) within three days after the dissenting stockholder satisfies such conditions. R.S.O. 1990, c. B.16, s. 185 (22).

Parties joined

All dissenting stockholders who satisfy the conditions set out in clauses (22)(a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application. R.S.O. 1990, c. B.16, s. 185 (23).

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Idem

Upon an application to the court under subsection (18) or (19), the court may determine whether any other person is a dissenting stockholder who should be joined as a party, and the court shall fix a fair value for the shares of all dissenting stockholders. R.S.O. 1990, c. B.16, s. 185 (24).

Appraisers

The court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting stockholders. R.S.O. 1990, c. B.16, s. 185 (25).

Final order

The final order of the court in the proceedings commenced by an application under subsection (18) or (19) shall be rendered against the corporation and in favour of each dissenting stockholder who, whether before or after the date of the order, complies with the conditions set out in clauses (22) (a) and (b). R.S.O. 1990, c. B.16, s. 185 (26).

Interest

The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting stockholder from the date the action approved by the resolution is effective until the date of payment. R.S.O. 1990, c. B.16, s. 185 (27).

Where corporation unable to pay

Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each dissenting stockholder that it is unable lawfully to pay dissenting stockholders for their shares. R.S.O. 1990, c. B.16, s. 185 (28).

Idem

Where subsection (30) applies, a dissenting stockholder, by written notice sent to the corporation within thirty days after receiving a notice under subsection (28), may,

(a)	withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the stockholder’s full rights are reinstated; or

(b)
retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its stockholders. R.S.O. 1990, c. B.16, s. 185 (29).

Idem

A corporation shall not make a payment to a dissenting stockholder under this section if there are reasonable grounds for believing that,

(a)	the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or

(b)	the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities. R.S.O. 1990, c. B.16, s. 185 (30).

Court order

Upon application by a corporation that proposes to take any of the actions referred to in subsection (1) or (2), the court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance upon such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of any such application and a copy of any order made by the court upon such application shall be served upon the Commission. 1994, c. 27, s. 71 (24).

Commission may appear

The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31), if the corporation is an offering corporation. 1994, c. 27, s. 71 (24).

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ANNEX III

FAIRNESS OPINION OF BLAIR FRANKLIN CAPITAL PARTNERS INC.

March 25, 2010

The Board of Directors
Nayarit Gold Incorporated
76 Temple Terrace, Suite 150
Sackville, Nova Scotia
B4C 0A7

Attention:	Mr. Colin Sutherland
President and Chief Executive Officer

To the Board:

Blair Franklin Capital Partners Inc. (“Blair Franklin”) understands that Nayarit Gold Inc. (“Nayarit” or the “Company”) has entered into an agreement (the “Agreement”) with Capital Gold Corporation (“Capital Gold”) with respect to a proposed business combination in an all-share transaction (“Transaction”) subject to receipt of Nayarit and Capital Gold shareholder approval.  Pursuant to the terms of the Agreement, subject to the satisfaction or waiver of all conditions, all of the Nayarit common shares (the “Nayarit Common Shares”) issued and outstanding immediately prior to the consummation of the business combination shall become exchangeable into the common stock of Capital Gold on the basis of .134048 shares of Capital Gold common stock for each Nayarit Common Share (the “Consideration”). Following the Transaction, the surviving entity (the “Combined Entity”) will be a wholly-owned subsidiary of Capital Gold and Nayarit shareholders will own approximately 20% of the issued and outstanding shares of Capital Gold common stock.

The Transaction is subject to Nayarit receiving a fairness opinion.  The Board of Directors of Nayarit (the “Board”) retained Blair Franklin to provide its opinion (the “Opinion”) as to the fairness, from a financial point of view, of the Consideration to be offered pursuant to the Transaction, to the shareholders of Nayarit. Blair Franklin has not been asked to prepare, and has not prepared, a formal valuation of Nayarit, Capital Gold or any of their securities or assets and the Opinion should not be construed as such.

Engagement of Blair Franklin

The Board retained Blair Franklin effective January 18, 2010 and the Board and Blair Franklin executed an engagement agreement dated January 18, 2010 (the “Engagement Agreement”). The Engagement Agreement provides for the payment to Blair Franklin of fees in respect of the preparation and delivery of its Opinion.  Our fees are not contingent on the completion of the Transaction nor on the conclusions reached herein. In addition, Blair Franklin is to be reimbursed for its reasonable out-of-pocket expenses and is to be indemnified by the Company in certain circumstances.

Blair Franklin Capital Partners Inc.
Commerce Court West, Suite 1905, 199 Bay Street, P.O. Box 147, Toronto, Ontario M5L 1E2
T. 416.368.1211  F. 416.368.3752  www.blairfranklin.com

Relationship with Related Parties

Blair Franklin is not an insider, associate or affiliate (as such terms are defined in the Securities Act (Ontario)) of Nayarit or Capital Gold or any of its respective associates or affiliates. Blair Franklin has not provided any financial advisory services or participated in any financing involving Nayarit or Capital Gold or any of their respective associates or affiliates within the past twenty-four months, other than services provided under the Engagement Agreement.

Credentials of Blair Franklin

Blair Franklin is an independent investment bank. We advise on mergers, acquisitions and divestitures, related party transactions, financings, restructurings, risk management and governance issues, and undertake valuations and fairness opinions, on behalf of corporate, private, institutional and public sector clients. Partners of Blair Franklin have participated in a significant number of transactions involving private and public companies and have extensive experience in preparing fairness opinions. The Opinion expressed herein is the opinion of Blair Franklin as a firm.

Scope of Review:

In preparing the Opinion, Blair Franklin has reviewed and relied upon, among other things:

1.	Consolidated financial statements for Nayarit for the years ended September 30, 2009 and 2008;

2.	Consolidated financial statements for Capital Gold for the year ended July 31, 2009 and 2008;

3.	Quarterly reports for Nayarit for the three-month periods ended December 31, 2009 and 2008;

4.	Quarterly reports for Capital Gold for the six-month periods ended January 31, 2009 and 2008;

5.
Public information relating to the business, operations, financial performance and share price trading history of Nayarit, Capital Gold and other selected public companies whose businesses we believe to be relevant;

6.	Business Combination Agreement by and between Capital Gold and Nayarit dated February 10, 2010;

7.	Draft Form-S4 related to the Transaction;

8.	Certain internal financial analyses and forecasts prepared by the management of Nayarit and Capital;

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9.	Preliminary Economic Assessment for Animas/Del Norte deposit (part of the Orion project) dated February 2010;

10.	43-101 resource estimate for the Orion project dated November 2009;

11.	43-101 Technical Report for the El Chanate Gold Mine dated November 2009;

12.	Mine site visit of the El Chanate Gold Mine;

13.	Discussions with Nayarit and Capital Gold management concerning their respective business operations, financial condition, results and prospects;

14.	Comparable trading multiples and comparable transaction multiples for selected companies / businesses considered relevant;

15.	Industry and financial market information;

16.	Other publicly available information considered relevant;

17.	A certificate provided to us by senior officers of Nayarit as to certain factual matters;

18.	A certificate provided to us by senior officers of Capital Gold as to certain factual matters; and

19.	Such other information, documentation, analyses and discussions that we considered relevant in the circumstances.

Blair Franklin has not, to the best of its knowledge, been denied access by Nayarit or Capital Gold to any information that has been requested.

Blair Franklin has conducted such analyses, investigations and testing of assumptions as were considered by Blair Franklin to be appropriate in the circumstances for the purposes of arriving at its opinion as to the fairness, from a financial point of view, of the Consideration to be offered pursuant to the Transaction, to the shareholders of Nayarit.

Assumptions and Limitations

The Opinion is subject to the assumptions, explanations and limitations hereinbefore described and as set forth below.

We have not been asked to prepare, and have not prepared, a formal valuation or appraisal of Nayarit or Capital Gold or any of their respective securities or assets and this Opinion should not be construed as such. We have, however, conducted such analyses as we considered necessary in the circumstances. In addition, the Opinion is not, and should not be construed as, advice as to the price at which Nayarit common shares or Capital Gold common shares may trade at any future date.

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With the Board’s approval and as provided in the Engagement Agreement, Blair Franklin has relied, without independent verification, upon the completeness, accuracy and fair presentation in all material respects of all financial information and the completeness and accuracy of the other information, data, advice, opinions and representations obtained by it from public sources, management of Nayarit and Capital Gold and their respective associates and affiliates and advisors or otherwise (collectively, the “Information”) and we have assumed that the historical information included in the Information did not omit to state any material fact or any fact necessary to be stated or necessary to make that Information not misleading in light of the circumstances in which it was made. This Opinion is conditional upon the completeness, accuracy and fair presentation of such Information. Subject to the exercise of professional judgment and except as described herein, Blair Franklin has not attempted to verify independently the completeness, accuracy or fair presentation of any of the Information. With respect to the forecasts, projections or estimates provided to Blair Franklin and used in the analysis supporting the Opinion, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Nayarit and Capital Gold as to the matters covered thereby at the time of preparation and, in rendering the Opinion, we express no view as to the reasonableness of such forecasts or budgets or the assumptions on which they are based.

Representatives of each of Nayarit and Capital Gold have represented to Blair Franklin in a certificate delivered as at the date hereof, among other things, that (i) the Information provided orally by, or in writing by, their company or any of their subsidiaries or their respective agents to Blair Franklin relating to their Company for the purpose of preparing this Opinion was, at the date that the Information was provided to Blair Franklin, and is, at the date hereof, together with all other documents which have been filed by Nayarit and Capital Gold in compliance with its obligations under applicable securities laws (and to the extent not superseded by a subsequent filing), complete, true and correct in all material respects and did not and does not contain any untrue statement of a material fact in respect of Nayarit or Capital Gold and did not and does not omit to state a material fact in respect of Nayarit or Capital Gold necessary to make the Information not misleading in light of the circumstances under which the Information was made or provided; and that (ii) since those dates on which the Information was provided to Blair Franklin, except as was disclosed in writing to Blair Franklin, or as publicly disclosed, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business or operations of Nayarit or Capital Gold and no material change has occurred in the Information or any part thereof which would have, or which would reasonably be expected to have, a material effect on the Opinion.

Blair Franklin has made several assumptions in connection with its Opinion that it considers reasonable, including that, the conditions required to implement the Transaction will be met.

The Opinion is rendered on the basis of the securities markets, economic, financial and general business conditions prevailing as at the date hereof and the conditions, financial and otherwise, of Nayarit, and its respective subsidiaries and affiliates, as they were reflected in the Information and as they were represented to Blair Franklin in discussions with management of Nayarit. In its analyses and in preparing the Opinion, Blair Franklin made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Blair Franklin or any party involved in the Transaction.

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The Opinion has been provided to the Board of Nayarit for their use and may not be used or relied upon by any other person without the express prior written consent of Blair Franklin.

The Opinion is given as of the date hereof and Blair Franklin disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to the attention of Blair Franklin after the date hereof. Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting the Opinion after the date hereof, Blair Franklin reserves the right to change, modify or withdraw the Opinion.

Blair Franklin believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying the Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis.

Fairness Conclusion

Based upon and subject to the foregoing and such other matters as we considered relevant, Blair Franklin is of the opinion that, as of the date hereof the Consideration to be offered pursuant to the Transaction, is fair from a financial point of view to the shareholders of Nayarit.

Yours very truly,
Blair Franklin Capital Partners Inc.

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Part II

Information Not Required in Prospectus

Item 20.	Indemnification of Directors and Officers.

Our certificate of incorporation provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted under the Delaware General Corporation Law, provided that they acted in good faith and that they reasonably believed their conduct or action was in, or not opposed to, the best interest of our company.

Our bylaws provide for indemnification of our officers, directors and others who become a party to an action on our behalf by us to the fullest extent not prohibited under the Delaware General Corporation Law. Further, we maintain officer and director liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 21.	Exhibits and Financial Statement Schedules.

See the Exhibit Index immediately following the signature page hereof.

Item 22.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that:

(A)
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C; each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as may be amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act, the Registrant has only caused authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of April, 2010.

CAPITAL GOLD CORPORATION

By:
/s/ John Brownlie
John Brownlie, President
(Principal Executive Officer)

POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints John Brownlie, with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, and in connection with any registration of additional securities pursuant to Rule 462(b) under the Securities Act, as amended, to sign any abbreviated registration statements and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Stephen M. Cooper	Chairman of the Board	April 1, 2010
Stephen M. Cooper

/s/ John Brownlie	President, Director	April 1, 2010
John Brownlie	(Principal Executive Officer)

/s/ Leonard J. Sojka	Director	April 1, 2010
Leonard J. Sojka

/s/ John Cutler	Director	April 1, 2010
John Cutler

/s/ Christopher Chipman	Chief Financial Officer, Secretary	April 1, 2010
Christopher Chipman	(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
1.1	Collateral Agreement dated January as of 25, 2010 (Incorporated by reference to Exhibit 10.a to the Company’s Current Report on Form 8-K filed on January 25, 2010)

2.1	Business Combination Agreement by and between Capital Gold Corporation and Nayarit Gold Inc. dated as of February 10, 2010*+

3.1
Certificate of Incorporation of the Company dated September 22, 2005 (Incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form SB-2 (File No. 333-129939) filed on November 23, 2005), as amended by the Certificate of Amendment dated February 26, 2007 (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-QSB for the quarterly period ended January 31, 2007 and filed on March 19, 2007), as further amended by the Certificate of Amendment dated January 24, 2008 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 30, 2008)

3.2	Amended and Restated By-Laws of the Company dated September 1, 2009 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 3, 2009)

4.1
Specimen stock certificate for shares of common stock, par value $0.0001 per share (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form SB-2, filed on March 9, 2005)

4.2
Form of Warrant for Common Stock of the Company, issued to Standard Bank, PLC on July 8, 2009 (Incorporated by reference to Exhibit 4.7 to the Company’s Annual Report on Form 10-K for the year ended July 31, 2008 and filed on October 29, 2008)

5.1	Opinion of Ellenoff Grossman & Schole LLP **

10.1
Stock Purchase Option Agreement by and among AngloGold (Jerritt Canyon) Corp., AngloGold North America Inc., Leadville Mining and Milling Corporation and Leadville, effective December 15, 2000 (subsequently transferred to Royal Gold, Inc.) (Incorporated by reference to Exhibit 10.a to the Company’s Quarterly Report on Form 10-QSB for the quarterly period ended January 31, 2001 and filed on March 16, 2001)

10.2
Stock Sales and Security Agreement by and between Leadville Mining and Milling Corporation, Leadville and Inmobiliaria Ruba S.A. de C.V., dated March 30, 2002 (Incorporated by reference to Exhibit 10.a to the Company’s Quarterly Report on Form 10-QSB for the quarterly period ended April 30, 2002 and filed on June 20, 2002)

10.3
English translation of the Minera Chanate Agreement (Incorporated by reference to Exhibit 10.b to the Company’s Quarterly Report on Form 10-QSB for the quarterly period ended April 30, 2002 and filed on June 20, 2002)

10.4
English summary of the El Charro Agreement between Antonio Vargas Coronado and Oro de Altar S. de R. L. de C.V., signed on May 25, 2005 (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-QSB for the quarterly period ended April 30, 2005 and filed on June 20, 2005)

10.5
Mining Contract for the Contract Mining at El Chanate Gold Mine by and between Minera Santa Rita S. de R.L. de C.V. and Sinergia Obras Civiles y Mineras, S.A. de C.V. dated November 24, 2005 (the “Mining Agreement”) (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-QSB for the quarterly period ended October 31 2005 and filed on December 15, 2005)

10.6
Letter of Amendment to the Mining Agreement, dated August 2, 2006 (Incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-KSB for the year ended July 31, 2006 and filed on November 1, 2006)

10.7	2006 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-QSB for the quarterly period ended October 31, 2006 and filed on December 19, 2006)

10.8	Amendment 2009-1 to the 2006 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 24, 2009)

Exhibit No.	Description
10.9
Amended and Restated Credit Agreement among Minera Santa Rita S. de R.L. de C.V. and Oro de Altar S. de R.L. de C.V. (as borrowers), Capital Gold Corporation (as guarantor), and Standard Bank PLC (as lender), dated as of July 17, 2008 (Incorporated by reference to Exhibit 10.31 to the Company’s Annual Report on Form 10-K for the year ended July 31, 2008 and filed on October 29, 2008)

10.10
Service Agreement between Caborca Industrial S.A. de C.V. and Minera Santa Rita, S. de R.L. de C.V., dated January 1, 2008 (Incorporated by reference to Exhibit 10.32 to the Company’s Amended Annual Report on Form 10-K/A for the year ended July 31, 2008 and filed on February 13, 2009)

10.11
Mining Exploration Agreement between Roberto Preciado, Bertha Elena Martinez Espinoza and Oro de Altar S. de R.L. de C.V., dated April 4, 2008 (Incorporated by reference to Exhibit 4.7 to the Company’s Annual Report on Form 10-K for the year ended July 31, 2009 and filed on October 14, 2009)

10.12
Amended and Restated Engagement Agreement between the Company and John Brownlie, effective as of January 1, 2009 (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2009 and filed on March 12, 2009)

10.13
Amended and Restated Engagement Agreement between the Company and Christopher Chipman, effective as of January 1, 2009 (Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2009 and filed on March 12, 2009)

10.14
Amended and Restated Engagement Agreement between the Company and Scott Hazlitt, effective as of January 1, 2009 (Incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2009 and filed on March 12, 2009)

10.15
Executive Employment Agreement between the Company and Gifford Dieterle, effective as of January 1, 2009 (Incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2009 and filed on March 12, 2009)

10.16
Executive Employment Agreement between the Company and Jeffrey Pritchard, effective as of January 1, 2009 (Incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2009 and filed on March 12, 2009)

10.17
Indemnity Agreement between the Company and John Brownlie, effective November 17, 2008 (Incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2009 and filed on March 12, 2009)

10.18
Indemnity Agreement between the Company and Scott Hazlitt, effective September 18, 2008 (Incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2009 and filed on March 12, 2009)

10.19
Indemnity Agreement between the Company and Christopher Chipman, effective September 18, 2008 (Incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2009 and filed on March 12, 2009)

10.20
Employment Agreement between the Company and John Brownlie effective as of January 19, 2010 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 22, 2010)***

10.21
Severance Agreement and General Release dated March 11, 2010 (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2010 and filed on March 12, 2010)

10.22
Severance Agreement and Release between the Company and Jeffrey Pritchard dated September 29, 2009 (Incorporated by reference to Exhibit 4.7 to the Company’s Annual Report on Form 10-K for the year ended July 31, 2009 and filed on October 14, 2009)***

Exhibit No.	Description
10.23
Severance Agreement and Release between the Company and Gilford A. Dieterle dated March 11, 2010 (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q/A filed on March 17, 2010)

16.1
Letter of Wolinetz, Lafazon & Company P.C. dated January 22, 2010, regarding change in independent registered public accounting firm (Incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on January 22, 2010)

21	Subsidiaries of Capital Gold Corporation (Incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-KSB filed on November 14, 2005)

23.1	Consent of Wolinetz, Lafazan & Company P.C.

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of McGovern, Hurley, Cunningham, LLP

23.4	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)**

99.1	Form of Capital Gold Stockholder Proxy Card

99.2	Form of Nayarit Stockholder Proxy Card**

99.3	Consent of Blair Franklin Capital Partners Inc.**

99.4	Consent of John Brownlie

99.5	Consent of Stephen M. Cooper

99.6	Consent of John W. Cutler

99.7	Consent of Leonard J. Sojka

99.8	Consent of Colin Sutherland

*	Attached as an Annex to the proxy statement of the Registrant and prospectus for the common stock of the Registrant

**	To be filed by amendment.

***	Confidential treatment has been requested for exhibits marked with a triple asterisk

+
Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Act of 1933, as amended. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.